                                                                    EXHIBIT 99.2


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



IN RE:                                     :        JOINTLY ADMINISTERED
LOEWEN GROUP INTERNATIONAL, INC.,          :        CASE NO.  99-1244 (PJW)
A DELAWARE CORPORATION, ET AL.,            :        CHAPTER 11
                                           :
                 DEBTORS.                  :
                                           :
                                           :
-------------------------------------------

              DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE
              BANKRUPTCY CODE FOR THE FOURTH AMENDED JOINT PLAN OF
             REORGANIZATION OF LOEWEN GROUP INTERNATIONAL, INC., ITS
           PARENT CORPORATION AND CERTAIN OF THEIR DEBTOR SUBSIDIARIES



                                              WILLIAM H. SUDELL, JR. (DE 463)
                                              ROBERT J. DEHNEY (DE 3578)
                                              MORRIS, NICHOLS, ARSHT & TUNNELL
                                              1201 North Market Street
                                              Wilmington, Delaware  19899-1347
                                              (302) 658-9200

                                                          - and -

                                              RICHARD M. CIERI (OH 0032464)
                                              LYLE G. GANSKE (OH 0031493)
                                              JONES, DAY, REAVIS & POGUE
                                              North Point
                                              901 Lakeside Avenue
                                              Cleveland, Ohio  44114
                                              (216) 586-3939

                                              HENRY L. GOMPF (TX 08116400)
                                              GREGORY M. GORDON (TX 08435300)
                                              TROY B. LEWIS (TX 12308650)
                                              MICHAEL O. WEINBERG (TX 21084700)
                                              JONES, DAY, REAVIS & POGUE
                                              2727 North Harwood Street
                                              Dallas, Texas 75201
                                              (214) 220-3939
  September 10, 2001
                                              ATTORNEYS FOR DEBTORS AND
                                              DEBTORS IN POSSESSION

[LOEWEN GROUP INC. LETTERHEAD]




                               September 10, 2001



To: Creditors and Other Interested Parties


We are pleased to report that, after more than two years of extremely hard work and sacrifice by our employees and creditor and other constituencies, Loewen Group International, Inc. ("LGII"), its parent The Loewen Group Inc. ("TLGI") and their affiliated chapter 11 debtors (collectively, "Loewen") are soliciting your acceptance of their Fourth Amended Joint Plan of Reorganization (the "Plan"). The Plan is the product of more than a year of extensive negotiations among Loewen, the Official Committee of Unsecured Creditors in these chapter 11 cases (the "Creditors' Committee"), creditors under Loewen's Collateral Trust Agreement (the "CTA") and other parties in interest. As is indicated by the enclosed letter, the Creditors' Committee has endorsed the Plan and is recommending that holders of unsecured claims against Loewen vote in favor of the Plan.

The Plan includes a compromise and settlement of the dispute that has been pending in the Bankruptcy Court regarding the secured status of approximately $1.1 billion of the more than $2 billion in indebtedness under the CTA. This compromise and settlement, which is based on an evaluation of the parties' respective legal positions and extensive negotiations with CTA parties, provides generally as follows:

         o Subject to the funding of reserves for claims of the collateral trustee under the CTA and State Street Bank and Trust Company (collectively, the "Reserves"), the group of CTA claimants that are clearly entitled to secured status under the CTA (Group I) will receive an estimated 76.7% recovery on their claims.

         o Subject to the funding of the Reserves, the group of CTA claimants viewed to face the most risk of a ruling that they are unsecured (Group III) will receive an estimated 57.0% recovery on their claims.

         o Subject to the funding of the Reserves, Group II CTA claimants will receive an estimated 72.5% recovery on their claims.

         o All CTA claim recoveries will be paid in a combination of cash plus secured and unsecured notes and new common stock issued by reorganized LGII.

         o The settlement also provides for the dismissal of certain preference avoidance actions by Loewen and a requirement that Loewen fund up to $3 million in legal expenses incurred by the Group III creditors in litigation they may bring to recover any damages that they may have sustained as a result of the CTA controversy.

Loewen will seek approval of the CTA settlement in connection with the Bankruptcy Court's hearing on confirmation of the Plan.

The Plan also reflects an agreement with the Creditors' Committee and other parties in interest regarding the treatment of claims of general unsecured creditors and the Monthly Income Preferred Securities (the "MIPS"). The Plan provides for recoveries by unsecured creditors in the form of equity securities and other consideration estimated at 10.8% for general unsecured creditors of LGII and TLGI. For subsidiaries of LGII, unsecured creditor recoveries are estimated to range from 15.2% to 100%, depending on the subsidiary involved. Most unsecured creditors will also be entitled to a contingent distribution from a liquidating trust that will consist of (i) certain warrants to purchase the common stock of Prime Succession Holdings, Inc. and (ii) an undivided 25% interest in the net proceeds (if any) of certain ongoing litigation involving alleged violations of the North American Free Trade Agreement. If the holders of the MIPS (the "MIPS Holders") accept the Plan, they will receive warrants, valued at an estimated 1.2% of their MIPS holdings, to purchase common stock in the reorganized company.

Loewen has engaged in a lengthy and arduous process to develop a plan of reorganization that maximizes returns to creditors and the MIPS Holders and that can be confirmed by the Bankruptcy Court. We believe that the Plan provides the highest possible return to all creditors and MIPS Holders and is worthy of your support. Therefore, we strongly urge you to vote in favor of the Plan.

The following documents are contained in the enclosed materials:

         o        the Plan;

         o the disclosure statement in respect of the Plan (the "Disclosure Statement");

         o a notice regarding the Bankruptcy Court's order approving the Disclosure Statement, providing information regarding Plan voting and announcing the Bankruptcy Court's hearing scheduled for November 27-29, 2001 to consider confirmation of the Plan and approval of the CTA settlement in the Plan; and

         o for creditors and MIPS Holders entitled to vote on the Plan, a ballot, voting instructions and a ballot return envelope.

THE MANAGEMENT OF LOEWEN BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND MIPS HOLDERS AND URGES YOU TO VOTE TO ACCEPT THE PLAN.

THE CREDITORS' COMMITTEE HAS INDEPENDENTLY CONCLUDED THAT THE PLAN IS IN THE BEST INTERESTS OF UNSECURED CREDITORS AND HAS RECOMMENDED THAT UNSECURED CREDITORS VOTE IN FAVOR OF THE PLAN.

Please read carefully the enclosed Disclosure Statement, which was approved by the Bankruptcy Court on September 4, 2001, for further information regarding the Plan. Please also read the instructions accompanying the enclosed ballot for information regarding completing and returning the ballot. If you have any questions regarding voting procedures, you may call Loewen's solicitation agent, Georgeson Shareholder Communications, Inc., at (888) 421-5883.

PLEASE NOTE THAT, TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY THE VOTING AND TABULATION AGENT, LOGAN & COMPANY, INC., NO LATER THAN 5:00 P.M., EASTERN TIME, ON NOVEMBER 6, 2001. IN ADDITION, CREDITORS AND EQUITY HOLDERS WHOSE CLAIMS OR INTERESTS ARE HELD IN THE NAME OF A BROKER, DEALER, BANK OR OTHER NOMINEE MUST DELIVER THEIR BALLOTS TO THEIR RESPECTIVE NOMINEE HOLDERS NO LATER THAN NOVEMBER 1, 2001 IN ORDER TO ENSURE THAT THEIR VOTES WILL BE COUNTED.

Sincerely,

/s/ JOHN S. LACEY                            /s/ PAUL A. HOUSTON

John S. Lacey                                Paul A. Houston
Chairman                                     President and CEO

                           [BINGHAM DANA LETTERHEAD]

September 10, 2001


     IN RE LOEWEN GROUP INTERNATIONAL, INC., ET AL., CASE NO. 99-1244 (PJW)
                             (JOINTLY ADMINISTERED)
             (UNITED STATES BANKRUPTCY COURT, DISTRICT OF DELAWARE)


To:      Unsecured Creditors of Loewen Group International, Inc.
         and Affiliated Chapter 11 Debtors

         Re:    Fourth Amended Joint Plan of Reorganization

Dear Claimant:

We are counsel to the Official Committee of Unsecured Creditors (the "Committee") in these chapter 11 bankruptcy cases. The Office of the United States Trustee appointed the Committee to represent the interests of all unsecured creditors (the "Unsecured Creditors") of the various Loewen entities (the "Debtors"). On behalf of the Committee, we have asked the Debtors to include this letter to Unsecured Creditors as part of the materials soliciting votes on the Debtors' Fourth Amended Joint Plan of Reorganization (the "Plan").

As you may know, and as more particularly described in the Debtors' Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Fourth Amended Joint Plan of Reorganization (the "Disclosure Statement"), almost all of the value of the Debtors' assets is subject to security interests in favor of the so-called Collateral Trust Agreement ("CTA") debt in the approximate amount of $2.1 billion. This means that, normally, the holders of the CTA debt would be entitled to payment in full out of their collateral (the "CTA Collateral") before any distributions could be made to Unsecured Creditors.

Further, the small amount of value in the Debtors' estates that is not part of the CTA Collateral, and not needed to pay certain priority and other claims, normally would need to be shared by a pool of unsecured creditors that would include not only the non-CTA Unsecured Creditors (the "General Unsecured Creditors"), but also the CTA debt holders with respect to their "deficiency" claims (meaning the amount by which the sum they are owed exceeds the value of the CTA Collateral). On that basis, the vast majority of the Debtors' General Unsecured Creditors would be entitled to only a de minimis (less than 1.0%) distribution

September 10, 2001
Page 2


under the Plan, except for a relatively small number of General Unsecured Creditors with claims against certain subsidiary Debtors.

However, as described in the Disclosure Statement, the Committee joined with certain other parties to raise questions regarding the validity of the security interests with respect to about one-half of the CTA debt. As a result of these questions, and after lengthy negotiations among the Committee, the Debtors and other parties, a settlement (the "Settlement") has been reached which is embodied in the terms of the Plan.

As it applies to General Unsecured Creditors, the Settlement provides two substantial benefits. First, the "deficiency" claims of the CTA debt holders are excluded from the pool of unsecured creditors. Accordingly, the CTA deficiency claims will not dilute the recovery for General Unsecured Creditors. Second, the amount available for distribution to General Unsecured Creditors has been increased substantially. The recoveries for General Unsecured Creditors are described in the Disclosure Statement, and are summarized in Loewen Management's Letter To Creditors And Other Interested Parties, dated September 10, 2001.

The Committee supports the Plan as a good result for General Unsecured Creditors, representing a fair and reasonable compromise of the questions raised by the Committee with respect to the CTA debt. In particular, the Committee believes that the Plan provides General Unsecured Creditors with a greater recovery than they would receive through a liquidation of the Debtors' assets. ACCORDINGLY, THE COMMITTEE RECOMMENDS TO ALL GENERAL UNSECURED CREDITORS THAT THEY VOTE TO ACCEPT THE PLAN.

As noted above, this letter accompanies materials pertaining to the Plan, including the Disclosure Statement. The descriptions in this letter are intended as general summaries only and are qualified in their entirety by the discussions in the Disclosure Statement and the actual terms and provisions of the Plan itself. The Disclosure Statement also provides background information about the Debtors, including going concern and liquidation valuations. THE DISCLOSURE STATEMENT AND RELATED MATERIALS ARE IMPORTANT DOCUMENTS THAT ARE INTENDED TO ASSIST YOU IN REACHING A DECISION AS TO WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

September 10, 2001
Page 3


The Committee encourages you to read the Plan, the Disclosure Statement and the related materials very carefully. If you have a lawyer, we recommend that you speak with him or her to reach an informed decision on how to vote your claim.

PLEASE NOTE THAT, TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY THE VOTING AND TABULATION AGENT, LOGAN & COMPANY, INC., NO LATER THAN 5:00 P.M., EASTERN TIME, ON NOVEMBER 6, 2001. IN ADDITION, GENERAL UNSECURED CREDITORS WHOSE CLAIMS ARE HELD IN THE NAME OF A BROKER, DEALER, BANK OR OTHER NOMINEE MUST DELIVER THEIR BALLOTS TO THEIR RESPECTIVE NOMINEE HOLDERS NO LATER THAN NOVEMBER 1, 2001 TO ENSURE THAT THEIR VOTES WILL BE COUNTED. Detailed instructions for completing and returning your ballot are contained in the Disclosure Statement and the voting instructions accompanying your ballot.

The Committee and the Debtors believe that the Plan is in the best interests of General Unsecured Creditors. Both the Committee and the Debtors support confirmation of the Plan by the Bankruptcy Court.

WE URGE YOU TO REVIEW CAREFULLY THE ENCLOSED MATERIALS AND TO VOTE TO "ACCEPT" THE PLAN.

Very truly yours,

BINGHAM DANA LLP



By /s/ EVAN D. FLASCHEN
   ----------------------
   Evan D. Flaschen


YOUNG CONAWAY STARGATT & TAYLOR, LLP



By /s/ MAUREEN D. LUKE
   ----------------------
   James L. Patton, Jr.
   Maureen D. Luke

Counsel for the Official Committee of Unsecured Creditors

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


IN RE:                                  :
                                        :      JOINTLY ADMINISTERED
LOEWEN GROUP INTERNATIONAL,             :      CASE NO. 99-1244 (PJW)
INC., A DELAWARE CORPORATION, ET AL.    :
                                        :      CHAPTER 11
                     DEBTORS.           :


               NOTICE OF (A) DEADLINE FOR CASTING VOTES TO ACCEPT
                OR REJECT PROPOSED JOINT PLAN OF REORGANIZATION,
                (B) HEARING TO CONSIDER CONFIRMATION OF PROPOSED
                  JOINT PLAN OF REORGANIZATION AND APPROVAL OF
                     COLLATERAL TRUST AGREEMENT SETTLEMENT
                             AND (C) RELATED MATTERS

                                   ----------

         PLEASE TAKE NOTICE THAT, on September 10, 2001, the above-captioned debtors and debtors in possession (collectively, the "Debtors") filed the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (as such may be amended, the "Plan"), and a related Disclosure Statement (as such may be amended, the "Disclosure Statement") under section 1125 of the Bankruptcy Code, 11 U.S.C. Section 1125. Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

         PLEASE TAKE FURTHER NOTICE THAT, pursuant to an order of the Bankruptcy Court dated September 4, 2001 (the "Disclosure Statement Order"), the Disclosure Statement and certain related materials (collectively, the "Solicitation Materials") have been approved for solicitation of votes to accept or reject the Plan. In accordance with the Disclosure Statement Order, certain Solicitation Materials have been provided with this Notice, including copies of the Disclosure Statement and the Plan (without certain exhibits thereto).

         PLEASE TAKE FURTHER NOTICE THAT a hearing to consider Confirmation of the Plan (the "Confirmation Hearing") and the fairness and reasonableness of the settlement of the collateral trust agreement ("CTA") dispute and related matters embodied in the Plan will be held before the Honorable Peter J. Walsh, Chief United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801, commencing on November 27, 2001 at 9:30 a.m., Eastern Time and, if necessary, continuing through and including November 29, 2001.

         PLEASE TAKE FURTHER NOTICE THAT, pursuant to the Disclosure Statement Order, the Bankruptcy Court approved certain procedures for the tabulation of votes to accept or reject the Plan. If you are the holder of a Claim or Interest against one of the Debtors as of August 16, 2001 (the record date established in the Disclosure Statement Order) in a Class entitled to vote on the Plan, you have received with this Notice a ballot form (a "Ballot") and voting instructions appropriate for your Claim or Interest. The following procedures apply with respect to voting your Claim:

         a. Except as provided in subparagraph (b) below, for your vote to accept or reject the Plan to be counted, you must complete all required information on the Ballot, execute the Ballot and return the completed Ballot to the address indicated on the Ballot so that it is received by 5:00 p.m., Eastern Time, on November 6, 2001 (the "Voting Deadline"). Any failure to follow the voting instructions included with the Ballot or to return a properly completed Ballot so that it is received by the Voting Deadline may disqualify your Ballot and your vote.

         b. IF YOUR CLAIM IS BASED ON OBLIGATIONS OWED UNDER THE DEBTORS' SERIES 1, SERIES 2, SERIES 3, SERIES 4, SERIES 5, SERIES 6, SERIES 7 OR PATS NOTES (COLLECTIVELY, THE "PUBLIC NOTES") OR IF YOU HOLD A LOEWEN GROUP CAPITAL, L.P. MIPS PARTNERSHIP INTEREST, AND SUCH CLAIM OR INTEREST IS HELD IN RECORD NAME BY A BROKER, BANK, DEALER OR OTHER AGENT OR NOMINEE (A "MASTER BALLOT AGENT"), YOU MUST COMPLETE, EXECUTE AND RETURN YOUR BALLOT TO YOUR MASTER BALLOT AGENT NO LATER THAN NOVEMBER 1, 2001 IN ORDER TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU ARE URGED TO READ CAREFULLY ALL INSTRUCTIONS RECEIVED WITH YOUR SOLICITATION MATERIALS TO ENSURE THAT YOUR BALLOT IS PROPERLY COMPLETED AND TIMELY SUBMITTED.

         c. Your Claim or Interest has been temporarily allowed or disallowed solely for purposes of voting to accept or reject the Plan in accordance with the following tabulation rules approved by the Bankruptcy Court in the Disclosure Statement Order (the "Tabulation Rules"):

                           i. unless otherwise provided in the Tabulation Rules described below, a Claim will be deemed temporarily allowed for voting purposes in an amount equal to: (A) the noncontingent, liquidated and undisputed amount of such Claim as set forth in the Schedules; or (B) if a proof of Claim has been timely filed in respect of such Claim, the noncontingent, liquidated and undisputed amount set forth in such proof of Claim;

                           ii. if a Claim is deemed allowed in accordance with the Plan, such Claim will be temporarily allowed for voting purposes in the deemed allowed amount set forth in the Plan;

                           iii. if a Claim for which a proof of Claim has been timely filed and has not been disallowed is marked or otherwise referenced on its face by the creditor as contingent, unliquidated or disputed, either in whole or in part, only the noncontingent, liquidated and undisputed portion, if any, of such Claim shall be deemed temporarily allowed for voting purposes, and the remaining portion of such Claim shall be disallowed for voting purposes;

                           iv. if a Claim has been estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court, such Claim will be temporarily allowed for voting purposes in the amount so estimated or allowed by the Bankruptcy Court;

                           v. with respect to a Claim as to which (A) the Claim is (I) listed in the Schedules as contingent, unliquidated or disputed or (II) not listed in the Schedules and (B) a proof of Claim was not timely filed, such Claim will be disallowed for voting purposes;

                           vi. if the Debtors have filed and served an objection to a Claim on or before the date of service of this Notice, such Claim will be temporarily allowed or disallowed for voting purposes in accordance with the relief sought in the objection;

                           vii. if a Claim has been submitted for resolution pursuant to the alternative dispute resolution procedures (the "ADR Procedures") approved by the Bankruptcy Court by its Order Approving Alternative Dispute Resolution Procedures (D.I. 3345) and the Claim has not been resolved pursuant to the ADR Procedures or otherwise, such Claim will be disallowed for voting purposes;

                           viii. if a Claim holder identifies a Claim amount on its Ballot that is less than the amount otherwise calculated in accordance with the Tabulation Rules, the Claim will be temporarily allowed for voting purposes in the lesser amount identified on such Ballot;

                           ix. with respect to CTA Note Claims asserted by holders of Public Notes, the amounts of such Claims for voting purposes will be the lesser of (A) the amounts provided to the Debtors by the applicable Indenture Trustee on the Record Holder Register or the Master Ballot Agent Register (as such terms are defined in the Disclosure Statement Order), as applicable, or (B) the amounts identified by an Individual Record Holder (as such term is defined in the Disclosure Statement Order) on a Form A Individual Ballot (as such term is defined in the Disclosure Statement Order) or by a Master Ballot Agent on a Master Ballot (as such term is defined in the Disclosure Statement Order), in each case calculated in accordance with the procedures set forth below;

                           x. with respect to CTA Note Claims asserted under the BMO Revolving Credit Facility and the MEIP Credit Facility, the amounts of such Claims for voting purposes will be the lesser of (A) the amounts provided to the Debtors by the applicable agent bank or (B) the amounts identified by an Individual Bank Claimant (as such term is defined in the Disclosure Statement Order) on an individual Ballot; and

                           xi. with respect to MIPS Partnership Interests, the amounts of such Interests for voting purposes will be the lesser of (A) the amounts provided to the Debtors by The Depository Trust Company ("DTC") on the Record Holder Register or the Master Ballot Agent Register, as applicable, or (B) the amounts identified by an Individual Record Holder on a Form A Individual Ballot or by a Master Ballot Agent on a Master Ballot, in each case calculated in accordance with the procedures set forth below.

         d. The allowance or disallowance of your Claim or Interest for voting purposes does not constitute an allowance or disallowance of your Claim or Interest for purposes of receiving distributions under the Plan and is without prejudice to the rights of the Debtors in any other context. If you wish to challenge the allowance or disallowance of your Claim or Interest for voting purposes in accordance with the Tabulation Rules, you must file a motion, pursuant to Bankruptcy Rule 3018(a), for an order temporarily allowing your Claim or Interest in a different amount or classification for purposes of voting to accept or reject the Plan (a "Rule 3018 Motion") and serve such motion on counsel to the Debtors identified below so that it is received by September 29, 2001. An omnibus hearing to consider all timely filed Rule 3018 Motions (the "Omnibus Rule 3018 Hearing") will be held before the Honorable Peter J. Walsh, Chief United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801 on October 30, 2001 at 1:30 p.m., Eastern Time. Your Claim or Interest will be temporarily allowed or disallowed for voting purposes in the amount proposed in your Rule 3018 Motion, unless you and the Debtors agree otherwise or the Debtors or other parties in interest object to your Rule 3018 Motion no later than five days before the Omnibus Rule 3018 Hearing. In connection with your Rule 3018 Motion, you may submit testimony as to the amount of your Claim or Interest by affidavit.

         PLEASE TAKE FURTHER NOTICE THAT THE PLAN EMBODIES A SETTLEMENT OF THE CTA DISPUTE IN RESPECT OF THE TREATMENT OF THE CTA NOTE CLAIMS AND CERTAIN RELATED MATTERS. ONE OF THE CONDITIONS TO CONFIRMATION OF THE PLAN IS THAT THE BANKRUPTCY COURT SHALL HAVE ENTERED AN ORDER (WHICH WILL BE PART OF THE

CONFIRMATION ORDER) APPROVING AND AUTHORIZING, PURSUANT TO BANKRUPTCY RULE 9019, THE SETTLEMENT OF THE CTA DISPUTE AND OTHER ISSUES RELATING TO THE CTA NOTE CLAIMS EMBODIED IN THE PLAN AND PROVIDING FOR THE DISMISSAL OF ALL CLAIMS IN ADVERSARY PROCEEDING NO. 00-01181 PENDING BEFORE THE BANKRUPTCY COURT (THE "CTA PROCEEDING") AND FOR RELEASES OF CLAIMS BY CTA NOTEHOLDERS AND OTHERS AGAINST CERTAIN THIRD PARTIES, WHETHER OR NOT THEY VOTE. THE DEBTORS WILL REQUEST THAT THE BANKRUPTCY COURT, IN CONNECTION WITH ITS CONSIDERATION OF THE PLAN, RULE THAT THE SETTLEMENT OF THE CTA DISPUTE EMBODIED IN THE PLAN IS FAIR AND REASONABLE, IN THE BEST INTERESTS OF THE DEBTORS' ESTATES AND IN COMPLIANCE WITH THE RELEVANT STANDARDS FOR APPROVAL OF SETTLEMENTS UNDER BANKRUPTCY RULE 9019.

         PLEASE TAKE FURTHER NOTICE THAT the Plan provides Bankers Trust Company ("BT") and State Street Bank and Trust Company ("State Street") the right to file, no later than October 5, 2001 and October 1, 2001, respectively, motions ("Reserve Determination Motions") for the Bankruptcy Court to determine reserve amounts, if any, in respect of the indemnified fee and expense Claims in Classes 22 and 23, respectively, under the Plan.

         PLEASE TAKE FURTHER NOTICE THAT objections, if any, to Confirmation of the Plan and the Reserve Determination Motions must: (a) be in writing and filed in accordance with the electronic filing procedures established by the Bankruptcy Court; (b) state the name and address of the objecting party and the nature of the Claim or Interest of such party; (c) state with particularity the basis and nature of any objection; and (d) be filed with the Bankruptcy Court and served so that they are received no later than 4:00 p.m., Eastern Time, on November 6, 2001 by: (i) the Debtors, The Loewen Group Inc., 2225 Sheppard Avenue East, Atria North III, 11th Floor, Toronto, Ontario, Canada M2J 5C2 (Attn: Bradley D. Stam, Esq.); (ii) counsel to the Debtors identified below;
(iii) counsel to the Creditors' Committee, (A) Bingham Dana LLP, One State Street, Hartford, Connecticut 06103 (Attn: Evan D. Flaschen, Esq. and Patrick J. Trostle, Esq.) and (B) Young, Conaway, Stargatt & Taylor LLP, Rodney Square North, 11th Floor, P.O. Box 391, Wilmington, Delaware 19899-0391 (Attn: Maureen
D. Luke, Esq.); and (iv) the Office of the United States Trustee, 950 Curtis Center West, 601 Walnut Street, Philadelphia, Pennsylvania 19106 (Attn: Joseph
J. McMahon, Esq.); and (v) in the instance of the Reserve Determination Motions, counsel to BT and State Street.

         PLEASE TAKE FURTHER NOTICE THAT copies of the Disclosure Statement and the Plan (with all exhibits filed with the Bankruptcy Court) are available for review at the Document Reviewing Centers. In addition, copies of the Disclosure Statement and the Plan (with all exhibits filed with the Bankruptcy Court) are available through the following copy services: (a) IKON Office Solutions, Inc., 901 North Market Street, Suite 310, Wilmington, Delaware 19801 (telephone number 302-777-4500; fax number 302-777-5155); and (b) Lason Systems, Inc., 920 North
King Street, Suite 505, Wilmington, Delaware 19801 (telephone number 302-426-1500; fax number 302-426-1503). Furthermore, copies of the Plan and the exhibits thereto, the Disclosure Statement and the exhibits thereto, the CTA and pleadings filed in the CTA Proceeding may be accessed at no cost on the Internet at http://www.loewenreorgplan.com.

         PLEASE TAKE FURTHER NOTICE THAT, if you have questions regarding the Disclosure Statement, the Plan or the Ballots (if any) that you receive to vote on the Plan, please call the Debtors' solicitation agent, Georgeson Shareholder Communications, Inc., at (888) 421-5883.

         PLEASE TAKE FURTHER NOTICE THAT the Confirmation Hearing may be continued from time to time without further notice other than the announcement of the adjourned date(s) at the Confirmation Hearing or any continued hearing.


Dated:   September 10, 2001             MORRIS, NICHOLS, ARSHT & TUNNELL
         Wilmington, Delaware


                                        /s/ William H. Sudell, Jr.
                                        --------------------------
                                        William H. Sudell, Jr. (No. 463)
                                        Robert J. Dehney (No. 3578)
                                        Eric D. Schwartz (No. 3134)
                                        Michael G. Busenkell (No. 3933)
                                        1201 North Market Street
                                        Post Office Box 1347
                                        Wilmington, Delaware  19899-1347

                                                    - and -

                                        Richard M. Cieri (OH 0032464)
                                        Charles M. Oellermann (OH 0055509)
                                        JONES, DAY, REAVIS & POGUE
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio  44114

                                        Henry L. Gompf (TX 08116400)
                                        Gregory M. Gordon (TX 08435300)
                                        JONES, DAY, REAVIS & POGUE
                                        2727 North Harwood Street
                                        Dallas, Texas  75201-1515

                                        ATTORNEYS FOR DEBTORS
                                        AND DEBTORS IN POSSESSION

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



IN RE:                                     :        JOINTLY ADMINISTERED
LOEWEN GROUP INTERNATIONAL, INC.,          :        CASE NO.  99-1244 (PJW)
A DELAWARE CORPORATION, ET AL.,            :        CHAPTER 11
                                           :
                 DEBTORS.                  :
                                           :
-------------------------------------------

              DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE
              BANKRUPTCY CODE FOR THE FOURTH AMENDED JOINT PLAN OF
             REORGANIZATION OF LOEWEN GROUP INTERNATIONAL, INC., ITS
           PARENT CORPORATION AND CERTAIN OF THEIR DEBTOR SUBSIDIARIES



                                              WILLIAM H. SUDELL, JR. (DE 463)
                                              ROBERT J. DEHNEY (DE 3578)
                                              MORRIS, NICHOLS, ARSHT & TUNNELL
                                              1201 North Market Street
                                              Wilmington, Delaware  19899-1347
                                              (302) 658-9200

                                                          - and -

                                              RICHARD M. CIERI (OH 0032464)
                                              LYLE G. GANSKE (OH 0031493)
                                              JONES, DAY, REAVIS & POGUE
                                              North Point
                                              901 Lakeside Avenue
                                              Cleveland, Ohio  44114
                                              (216) 586-3939

                                              HENRY L. GOMPF (TX 08116400)
                                              GREGORY M. GORDON (TX 08435300)
                                              TROY B. LEWIS (TX 12308650)
                                              MICHAEL O. WEINBERG (TX 21084700)
                                              JONES, DAY, REAVIS & POGUE
                                              2727 North Harwood Street
                                              Dallas, Texas 75201
                                              (214) 220-3939
  September 10, 2001
                                              ATTORNEYS FOR DEBTORS AND
                                              DEBTORS IN POSSESSION

                 DISCLOSURE STATEMENT, DATED SEPTEMBER 10, 2001


                              SOLICITATION OF VOTES
                               WITH RESPECT TO THE
                   FOURTH AMENDED JOINT PLAN OF REORGANIZATION
                                       OF
            LOEWEN GROUP INTERNATIONAL, INC., ITS PARENT CORPORATION
                    AND CERTAIN OF THEIR DEBTOR SUBSIDIARIES

                                   ----------


         THE BOARDS OF DIRECTORS OF LOEWEN GROUP INTERNATIONAL, INC. ("LGII"), ITS PARENT CORPORATION, THE LOEWEN GROUP INC. ("TLGI"), AND EACH OF THEIR DEBTOR SUBSIDIARIES LISTED ON EXHIBIT I (THE "LOEWEN SUBSIDIARY DEBTORS," AND COLLECTIVELY WITH LGII AND TLGI, THE "DEBTORS") AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS APPOINTED IN THE REORGANIZATION CASES (THE "CREDITORS' COMMITTEE") BELIEVE THAT THE FOURTH AMENDED JOINT PLAN OF REORGANIZATION OF LOEWEN GROUP INTERNATIONAL, INC., ITS PARENT CORPORATION AND CERTAIN OF THEIR DEBTOR SUBSIDIARIES, DATED SEPTEMBER 10, 2001 AND ATTACHED AS EXHIBIT II (THE "PLAN"), IS IN THE BEST INTERESTS OF CREDITORS AND HOLDERS OF THE 9.45% CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES, SERIES A (THE "MIPS") ISSUED BY LOEWEN GROUP CAPITAL, L.P. ("LGCLP"). ALL CREDITORS AND EQUITY HOLDERS ENTITLED TO VOTE THEREON ARE URGED TO VOTE IN FAVOR OF THE PLAN. A SUMMARY OF THE VOTING INSTRUCTIONS IS SET FORTH BEGINNING ON PAGE 156 OF THIS DISCLOSURE STATEMENT. MORE DETAILED INSTRUCTIONS ARE CONTAINED ON THE BALLOTS DISTRIBUTED TO CREDITORS AND EQUITY HOLDERS ENTITLED TO VOTE ON THE PLAN. TO BE COUNTED, BALLOTS MUST BE DULY COMPLETED, EXECUTED AND RECEIVED BY 5:00 P.M., EASTERN TIME, ON NOVEMBER 6, 2001 (THE "VOTING DEADLINE"), UNLESS EXTENDED. A CREDITOR OR EQUITY HOLDER WHOSE CLAIMS OR INTERESTS ARE HELD IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST COMPLETE AND DELIVER TO SUCH NOMINEE THE BALLOT(s) PROVIDED TO SUCH CREDITOR OR EQUITY HOLDER IN ORDER TO VOTE ON THE PLAN. SUCH CREDITORS AND EQUITY HOLDERS SHOULD DELIVER SUCH BALLOT(s) TO THEIR RESPECTIVE NOMINEE HOLDERS NO LATER THAN NOVEMBER 1, 2001 IN ORDER TO ENSURE THAT THEIR VOTE WILL BE COUNTED.


                                   ----------

         THE CONFIRMATION AND EFFECTIVENESS OF THE PROPOSED PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT, SOME OF WHICH MAY NOT BE SATISFIED. SEE "OVERVIEW OF THE PLAN -- CONDITIONS TO CONFIRMATION AND THE EFFECTIVE DATE OF THE PLAN" AND "VOTING AND CONFIRMATION OF THE PLAN -- ACCEPTANCE OR CRAMDOWN." THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

         No person is authorized by any of the Debtors in connection with the Plan or the solicitation of acceptances of the Plan to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits and schedules attached hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized by any of the Debtors. Although the Debtors will make available to creditors and equity holders entitled to vote on the Plan such additional information as may be required by applicable law prior to the Voting Deadline, the delivery of this Disclosure Statement will not under any circumstances imply that the information herein is correct as of any time subsequent to the date hereof.


                                   ----------

         ALL CREDITORS AND EQUITY HOLDERS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED AS EXHIBIT II AND THE MATTERS DESCRIBED UNDER "RISK FACTORS," PRIOR TO SUBMITTING BALLOTS PURSUANT TO THIS SOLICITATION.

                                   ----------

         The summaries of the Plan and the other documents contained in this Disclosure Statement are qualified by reference to the Plan itself, the exhibits thereto and documents described therein as being Filed prior to approval of the Disclosure Statement.

         The information contained in this Disclosure Statement, including the information regarding the history, businesses and operations of the Debtors, the historical, projected and budgeted financial information regarding the Debtors and the liquidation analyses relating to the Debtors, is included for purposes of soliciting acceptances of the Plan, but, as to contested matters and adversary proceedings, is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.

                                   ----------

         FORWARD-LOOKING STATEMENTS: THIS DISCLOSURE STATEMENT INCLUDES FORWARD-LOOKING STATEMENTS BASED LARGELY ON THE CURRENT EXPECTATION OF THE DEBTORS AND PROJECTIONS ABOUT FUTURE EVENTS AND FINANCIAL TRENDS AFFECTING THE FINANCIAL CONDITION OF THE DEBTORS' OR THE REORGANIZED DEBTORS' BUSINESSES. THE WORDS "BELIEVE," "MAY," "WILL," "ESTIMATE," "CONTINUE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED BELOW UNDER THE CAPTION "RISK FACTORS." IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THIS DISCLOSURE STATEMENT MAY NOT OCCUR AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. NEITHER THE DEBTORS NOR THE REORGANIZED DEBTORS UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY CANADIAN SECURITIES ADMINISTRATOR ("CSA") OR ANY STOCK EXCHANGE, NOR HAS THE SEC, ANY CSA OR ANY STOCK EXCHANGE PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

                                   ----------

         IF YOU HAVE ANY QUESTIONS REGARDING THIS DISCLOSURE STATEMENT, THE PLAN OR THE BALLOT(s) (IF ANY) THAT YOU HAVE RECEIVED, PLEASE CONTACT THE DEBTORS' SOLICITATION AGENT, GEORGESON SHAREHOLDER COMMUNICATIONS, INC., AT (888) 421-5883.

                                   ----------

         ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN.

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----

INTRODUCTION...................................................................................................1

OVERVIEW OF THE PLAN...........................................................................................2
      Introduction.............................................................................................2
      Changes to Corporate Structure...........................................................................2
      General Information Concerning Treatment of Claims and Interests.........................................3
      Summary of Classes and Treatment of Claims and Interests.................................................4
      Sources and Uses of Cash................................................................................19
      Additional Information Regarding Assertion and Treatment of Administrative Claims, Certain Fee and
            Expense Claims and Priority Tax Claims............................................................19
            Administrative Claims.............................................................................19
            Certain Fee and Expense Claims....................................................................22
            Priority Tax Claims...............................................................................23
      Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims; Maximum
            Recovery..........................................................................................24
      Distributions in Respect of CTA Note Claims.............................................................24
            Cash Distributions................................................................................24
            Distributions of Securities.......................................................................25
            Estimated Distributions Per $1,000 Claim Amount...................................................26
      Summary of Terms of Certain Securities To Be Issued Pursuant to the Plan and Other Post-
            Reorganization Indebtedness.......................................................................27
            Equity Securities.................................................................................27
            Debt Securities...................................................................................29
            Other Post-Reorganization Indebtedness............................................................30
      Formation of Liquidating Trust..........................................................................30
      Funding of CTA Issue Litigation.........................................................................30
      Conditions to Confirmation and the Effective Date of the Plan...........................................31
            Conditions to Confirmation........................................................................31
            Conditions to the Effective Date..................................................................32
            Waiver of Conditions to Confirmation or the Effective Date........................................33
            Effect of Nonoccurrence of Conditions to the Effective Date.......................................33
      Exit Financing Revolving Credit Facility................................................................33
      The CCAA Order..........................................................................................34
      Modification or Revocation of the Plan..................................................................35

CERTAIN EVENTS PRECEDING THE DEBTORS' CHAPTER 11 FILINGS......................................................35
      Historical Acquisition Strategy.........................................................................35
      Mississippi Litigation..................................................................................36
      Collateral Trust Agreement..............................................................................36
      Prepetition Financial Results and Overleverage..........................................................36
      Securities Class Actions................................................................................36
      Management Changes, Restructuring Efforts and Asset Sales...............................................37

OPERATIONS DURING THE REORGANIZATION CASES....................................................................39
      First Day Relief........................................................................................39
            Introduction......................................................................................39
            Employee Wages and Benefits.......................................................................40
            Workers' Compensation.............................................................................40
            Trust Fund Taxes..................................................................................41
            Customer, Vendor, Service Provider and Contractor Claims..........................................41
            The Protocol Motion...............................................................................41

            The Regulatory Motion.............................................................................42
      Debtor-in-Possession Financing..........................................................................43
      Key Employee Retention Program..........................................................................43
      Appointment of the Creditors' Committee.................................................................44
      Claims Process and Bar Dates............................................................................45
      Market for TLGI Old Common Stock........................................................................46
      Executory Contracts and Unexpired Leases................................................................46
      Blackstone Transactions.................................................................................48
            Prime Succession..................................................................................48
            Rose Hills........................................................................................49
            Blackstone Settlement.............................................................................50
      Michigan Cemeteries.....................................................................................51
      West Texas..............................................................................................54
      Post-Petition Asset Disposition Program.................................................................55
      The CCAA Proceedings....................................................................................57
      Exclusivity.............................................................................................57

COLLATERAL TRUST AGREEMENT ISSUES; RECOVERY ACTIONS; AND OTHER LEGAL
PROCEEDINGS...................................................................................................58
      Collateral Trust Agreement Issues.......................................................................58
            Background........................................................................................58
            Factual Investigation.............................................................................61
            Collateral Trust Agreement Adversary Proceeding...................................................62
            Creditor Settlement Negotiations and Collateral Trust Agreement Mediation.........................65
            Creditors' Committee Settlement...................................................................67
      Recovery Actions........................................................................................67
            Introduction......................................................................................67
            Preference Claims.................................................................................67
            Fraudulent Conveyance Actions.....................................................................70
      Other Legal Proceedings.................................................................................72
            NAFTA Claims......................................................................................72
            Northeast Disposition Sale Dispute................................................................73
            Osiris Declaratory Judgment.......................................................................73
      Other Claims Related to the Collateral Trust Agreement..................................................74

REORGANIZED LGII..............................................................................................75
      Restructuring Transactions..............................................................................75
      Business of Reorganized LGII............................................................................76
      Business Plan...........................................................................................77
      Liquidity and Capital Resources.........................................................................77
      Selected Historical Financial Information...............................................................78
      Projected Financial Information.........................................................................79
            Introduction......................................................................................79
            Principal Assumptions for the Projections.........................................................80
            Projections.......................................................................................85
      Management and Board of Directors.......................................................................99
            Reorganized LGII Board of Directors...............................................................99
            Voting Power and Terms of Directors..............................................................100
            Board Committees.................................................................................100
            Director Nomination Procedures...................................................................101
            Director Compensation............................................................................101
            Subsidiary Directors.............................................................................101
            Reorganized LGII Executive Officers..............................................................102
            Executive Compensation...........................................................................102
            Summary Compensation Table.......................................................................103
            Existing Benefit Plans and Agreements............................................................104

            New Benefit Plans and Agreements.................................................................107
      Certain Corporate Governance Matters...................................................................108
            Introduction.....................................................................................108
            Removal of Directors and Filling Vacancies in Directorships......................................108
            Stockholder Action and Special Meetings of Stockholders..........................................109
            Advance Notice Requirements for Stockholder Proposals and Directors Nominations..................109
            Authorized But Unissued Shares...................................................................109
            Supermajority Vote Requirements..................................................................110
            Delaware Section 203.............................................................................110
            Limitation of Liability; Indemnity Arrangements..................................................110

SECURITIES TO BE ISSUED PURSUANT TO THE PLAN AND OTHER POST-REORGANIZATION
INDEBTEDNESS.................................................................................................112
      Reorganization Value...................................................................................112
      New Common Stock.......................................................................................113
      New Warrants...........................................................................................114
      New Five-Year Secured Notes............................................................................115
            General..........................................................................................115
            Ranking and Collateral...........................................................................116
            Guarantees.......................................................................................116
            Optional Redemption; Mandatory Offer To Repurchase upon a Change of Control; Repurchase upon
                  Certain Asset Sales........................................................................116
            Events of Default................................................................................117
            Affirmative Covenants............................................................................117
            Negative Covenants...............................................................................118
            Amendment, Waiver or Modification of Indenture...................................................119
            Remedies upon Default............................................................................119
            Trustee Duties and Indemnification...............................................................119
            Bond Rating......................................................................................119
            Consolidated Fixed Charge Coverage Ratio.........................................................120
      New Two-Year Unsecured Notes...........................................................................120
            General..........................................................................................120
            Ranking..........................................................................................120
            Guarantees.......................................................................................120
            Optional and Mandatory Redemption; Mandatory Offer To Repurchase upon a Change of Control........120
            Events of Default................................................................................121
            Affirmative Covenants............................................................................121
            Negative Covenants...............................................................................121
            Amendment, Waiver or Modification of Indenture...................................................122
            Remedies upon Default............................................................................123
            Trustee Duties and Indemnification...............................................................123
            Consolidated Fixed Charge Coverage Ratio.........................................................123
      New Seven-Year Unsecured Notes.........................................................................124
            General..........................................................................................124
            Ranking..........................................................................................124
            Guarantees.......................................................................................124
            Optional Redemption; Mandatory Offer To Repurchase upon a Change of Control; Mandatory Offer to
                  Repurchase upon Certain Asset Sales........................................................124
            Events of Default................................................................................125
            Affirmative Covenants............................................................................125
            Negative Covenants...............................................................................126
            Amendment, Waiver or Modification of Indenture...................................................127
            Remedies upon Default............................................................................127
            Trustee Duties and Indemnification...............................................................127
            Consolidated Fixed Charge Coverage Ratio.........................................................127
      New Unsecured Subordinated Convertible Notes...........................................................128

            General..........................................................................................128
            Ranking..........................................................................................128
            Guarantees.......................................................................................128
            Conversion.......................................................................................128
            Optional Redemption; Mandatory Offer To Repurchase upon a Change of Control; Mandatory Offer
                  To Repurchase upon Certain Asset Sales.....................................................129
            Events of Default................................................................................130
            Affirmative Covenants............................................................................130
            Negative Covenants...............................................................................131
            Amendment, Waiver or Modification of Indenture...................................................132
            Remedies upon Default............................................................................132
            Trustee Duties and Indemnification...............................................................132
            Consolidated Fixed Charge Coverage Ratio.........................................................133
      Exit Financing.........................................................................................133
            Exit Financing Revolving Credit Facility.........................................................133
            Exit Financing Term Loan.........................................................................133
      Rose Hills Indebtedness................................................................................134
      Other Indebtedness.....................................................................................134

LIQUIDATING TRUST TO BE FORMED PURSUANT TO THE PLAN..........................................................134
      General................................................................................................134
      Creation and Purpose...................................................................................135
      Initial Liquidating Trust Assets.......................................................................135
      Funding................................................................................................135
      Trust Advisory Board...................................................................................135
      Liquidating Trust Trustee..............................................................................136
      Liquidation of Prime Succession Warrants...............................................................136
      Liquidation of Interest in NAFTA Net Proceeds..........................................................136
      Cash Distributions.....................................................................................136
      Trust Certificates.....................................................................................137
      Amendments.............................................................................................137
      Termination and Extension..............................................................................137

RISK FACTORS.................................................................................................138
      Projections Are Inherently Uncertain...................................................................138
      Substantial Leverage Will Continue.....................................................................138
      Subsidiary Stock Will Be Subject to Security Interests.................................................138
      The Security for the New Five-Year Secured Notes May Not Be Sufficient To Secure Payments..............139
      The New Notes Will Be Effectively Subordinated to Obligations of Subsidiaries..........................139
      Dividends Are Not Anticipated; Payment of Dividends Is Subject to Restriction..........................139
      There Is No Established Market for New Common Stock, New Warrants, New Senior Notes or New
            Unsecured Subordinated Convertible Notes; Volatility Is Possible.................................139
      The Nature of the Liquidating Trust Is Unique; The Market for Interests Therein Is Likely To Be
            Illiquid.........................................................................................140
      Historical Financial Information Will Not Be Comparable................................................141
      Disputed Claims May Adversely Affect Distribution Amounts..............................................141
      Outcome of NAFTA Claims Is Impossible To Predict.......................................................141
      Ongoing Tax Audit Could Impact Priority Tax Claims.....................................................142
      Revenue from Preneed Sales Is Dependent upon an Adequate Salesforce....................................142
      Revenue from Trust and Finance Income Is Subject to Market Conditions..................................142
      Federal, State and Local Regulations May Change to the Detriment of Reorganized LGII...................142
      The Death Rate May Decrease............................................................................142
      The Rate of Cremation Is Increasing....................................................................142
      Certain Provisions Will Have Anti-Takeover Effects.....................................................143


GENERAL INFORMATION CONCERNING THE PLAN......................................................................143
      Discharge of Claims and Termination of Interests; Related Injunction...................................143
      Preservation of Rights of Action Held by the Debtors or the Reorganized Debtors........................144
      Releases and Related Injunction........................................................................145
      Executory Contracts and Unexpired Leases...............................................................147

DISTRIBUTIONS UNDER THE PLAN.................................................................................149
      General................................................................................................149
      Methods of Distributions...............................................................................149
            Distributions to Holders of Allowed Claims and Interests.........................................149
            Compensation and Reimbursement for Services Related to Distributions.............................149
            Delivery of Distributions in General.............................................................149
            Special Provisions for Distributions to Holders of Public Note Claims............................150
            Special Provisions for Distributions to Holders of Credit Facility Claims........................150
      Undeliverable or Unclaimed Distributions...............................................................150
      Distribution Record Date...............................................................................151
      Means of Cash Payments.................................................................................151
      Timing and Calculation of Amounts To Be Distributed....................................................151
            Distribution of New Debt Securities..............................................................152
            Distributions of New Equity......................................................................152
            De Minimis Distributions.........................................................................152
            Compliance with Tax Requirements.................................................................153
      Surrender of Canceled Securities or Other Instruments..................................................153
      Setoffs................................................................................................154
      Disputed Claims; Reserves and Estimations..............................................................154
            Funding of Unsecured Claims Reserves.............................................................154
            Distributions on Account of Disputed Claims once They Are Allowed................................154
      Payment of Post-Effective Date Interest from Cash Investment Yield.....................................155
      Objections to Claims or Interests and Authority To Prosecute Objections................................155
      Dissolution of the Creditors' Committees...............................................................155

VOTING AND CONFIRMATION OF THE PLAN..........................................................................155
      General................................................................................................155
      Voting Procedures and Requirements.....................................................................156
      Confirmation Hearing...................................................................................157
      Confirmation...........................................................................................157
      Acceptance or Cramdown.................................................................................157
      Substantive Consolidation..............................................................................158
      Best Interests Test; Liquidation Analysis..............................................................158
      Feasibility............................................................................................160
      Compliance with Applicable Provisions of the Bankruptcy Code...........................................160
      Alternatives to Confirmation and Consummation of the Plan..............................................160

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN.....................................160
      General................................................................................................160
      Consequences to the Debtors............................................................................161
      Consequences to Holders of Claims......................................................................162
            Definition of Securities.........................................................................162
            Holders of Claims Constituting Tax Securities....................................................162
            Holders of Claims Not Constituting Tax Securities................................................163
            Dividend and Interest Income Earned by the Unsecured Claims Reserve..............................163
      Certain Other Tax Considerations for Holders of Claims.................................................163
            Receipt of Pre-Effective Date Interest...........................................................163
            Receipt of Dividend and Interest Income Earned by the Unsecured Claims Reserve...................164
            Reinstatement of Claims..........................................................................164
            Federal Income Tax Treatment of the Liquidating Trust............................................164

            Bad Debt Deduction...............................................................................164
            Information Reporting and Withholding............................................................165

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES  OF CONSUMMATION OF
THE PLAN.....................................................................................................165
      General................................................................................................165
      Settlement of Debt.....................................................................................166
      Transfer of Assets to Canadian Holding Companies.......................................................166
      Transfer of Assets to LGII.............................................................................166
      Cancellation of LGII Shares............................................................................166
      Acquisition of Control.................................................................................166

APPLICABILITY OF CERTAIN U.S. FEDERAL AND STATE SECURITIES LAWS..............................................167
      General................................................................................................167
      Bankruptcy Code Exemptions from Registration Requirements..............................................167
            Initial Offer and Sale of Securities.............................................................167
            Subsequent Transfers of Securities...............................................................167
      Certain Transactions by Stockbrokers...................................................................169
      Registration Rights Agreements.........................................................................169
            Equity Registration Rights Agreement.............................................................169
            Debt Registration Rights Agreement...............................................................170

APPLICABILITY OF CERTAIN CANADIAN SECURITIES LAWS............................................................171

RECOMMENDATION AND CONCLUSION................................................................................172


                                TABLE OF EXHIBITS

Exhibit I   -     TLGI, LGII and Loewen Subsidiary Debtors, including the
                  applicable Division to which each has been assigned for purposes of Class 11 of the Plan, an identification of Pledgors and an identification of Non-Ownership Regulated
                  Debtors for purposes of Class 17 of the Plan

Exhibit II  -     Fourth Amended Joint Plan of Reorganization of Loewen Group
                  International, Inc., Its Parent Corporation and Certain of
                  Their Debtor Subsidiaries

Exhibit III -     Liquidation Analysis

Exhibit IV  -     Memorandum entitled "The Status of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS under the Collateral
                  Trust Agreement (Amended and Restated)" dated as of September
                  19, 2000

Exhibit V   -     Summary of Disclosure Supplement being provided separately to holders of Class 8 and 11 Claims

                             ADDITIONAL INFORMATION

         Any statements in this Disclosure Statement concerning the provisions of any document are not necessarily complete, and in each instance reference is made to such document for the full text thereof. Certain documents described or referred to in this Disclosure Statement have not been attached as exhibits because of the impracticability of furnishing copies of these documents to all recipients of this Disclosure Statement. All of the exhibits and schedules to the Plan (once Filed with the Bankruptcy Court) and this Disclosure Statement are available for inspection during regular business hours at the Document Reviewing Centers located at: (a) the office of Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114; (b) the office of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, 32nd Floor, New York, New York 10022; (c) the office of Meighen Demers LLP, Suite 1100, Merrill Lynch Canada Tower, 200 King Street West, Toronto, Canada M5H 3T4; or (d) at any other location designated by the Debtors, and may be obtained from the copy services identified in the notice of the Confirmation Hearing. Also, this Disclosure Statement and the exhibits hereto, the Plan and the exhibits thereto and certain additional documents and information described or referred to herein are or will be available to the public over the Internet on the web site at http://www.loewenreorgplan.com.

         In addition, TLGI files reports and other documents with the SEC in accordance with the requirements of the Securities Exchange Act of 1934, as amended. TLGI's filings with the SEC, including its Form 10-K Annual Report for the year ended December 31, 2000 (the "TLGI 2000 Form 10-K") and its Form 10-Q Quarterly Report for the quarter ended June 30, 2001 (the "TLGI Second Quarter 2001 Form 10-Q"), are available to the public over the Internet on the SEC's web site at http://www.sec.gov. Such filings may also be inspected at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The TLGI 2000 Form 10-K and the TLGI Second Quarter 2001 Form 10-Q are also available for inspection during regular business hours at the Document Reviewing Centers.

         LGII has made and will be making filings with the SEC. Such filings are or, when made, will be available at the SEC's web site at http://www.sec.gov and at the SEC's Public Reference Room.

                                  INTRODUCTION

         The Debtors are seeking approval of the Plan, a copy of which is attached as Exhibit II. This Disclosure Statement is submitted by the Debtors in connection with the solicitation of acceptances of the Plan.

         The confirmation of a plan of reorganization, which is the vehicle for satisfying the rights of holders of claims against and equity interests in a debtor, is the overriding goal of a chapter 11 case. The primary objectives of the Plan are to: (a) alter the Debtors' debt and capital structures to permit them to emerge from their chapter 11 cases with viable capital structures; (b) maximize the value of the ultimate recoveries to all creditor groups on a fair and equitable basis; and (c) settle, compromise or otherwise dispose of certain claims and interests on terms that the Debtors believe to be fair and reasonable and in the best interests of their respective Estates, creditors and equity holders. The Plan provides for, among other things: (a) transactions that will result in the ultimate parent company in the corporate structure being Reorganized LGII, a Delaware corporation; (b) the cancellation of stock in Non-Ownership Regulated Debtors other than stock owned by a Loewen Company; (c) the cancellation of the MIPS Junior Subordinated Debentures, the MIPS Junior Subordinated Debenture Guarantee, the MIPS and the MIPS Guarantee in exchange for New Warrants (if the holders of the MIPS accept the Plan); (d) the cancellation of the CTA Note Claims in exchange for a combination of cash, New Five-Year Secured Notes, if issued, New Two-Year Unsecured Notes, if issued, New Seven-Year Unsecured Notes and New Common Stock; (e) the cancellation of certain other indebtedness in exchange for cash, New Common Stock, New Warrants or interests in the Liquidating Trust; (f) the satisfaction of certain Administrative Claims through the issuance of the New Unsecured Subordinated Convertible Notes and New Common Stock as contemplated by the Blackstone Settlement Agreement; (g) the assumption, assumption and assignment or rejection of Executory Contracts and Unexpired Leases to which any Debtor is a party; (h) the selection of boards of directors of Reorganized LGII and the Reorganized Loewen Subsidiary Debtors; and (i) the corporate restructuring of the Loewen Subsidiary Debtors to simplify the Debtors' corporate structure. In addition, a similar restructuring of certain of the Canadian subsidiaries of TLGI and certain other transactions resulting in the transfer of substantially all of TLGI's assets to LGII will be effected pursuant to the CCAA Order and the Plan. Reorganized LGII will be the issuer of the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock and the New Warrants to be issued to various creditors and holders of the MIPS as of the Effective Date as described below. The Liquidating Trust will be established and the initial Liquidating Trust Assets will be transferred to the Liquidating Trust on the Effective Date, all as described below.

         As more fully described below, there has been substantial controversy and an adversary proceeding (the "CTA Proceeding") over certain alleged deficiencies with respect to filings required under the CTA and the effect of such alleged deficiencies on the relative rights of the holders of more than $2 billion of CTA Note Claims. See "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings." A highly respected law professor and authority on commercial and bankruptcy law conducted a Bankruptcy Court mandated mediation that failed to produce a settlement of the issues. Following such failure, certain of the parties to the mediation continued to negotiate regarding Plan treatments for the CTA Note Claims and certain other Plan issues, including without limitation: (a) the treatment of such parties' attorneys' fee and expense claims; (b) the release of certain preference avoidance causes of action; (c) the post-confirmation indemnification of the Indenture Trustees under the Prepetition Indentures governing the Public Notes in certain circumstances; (d) the potential treatment of certain claims of the CTA Trustee and State Street Bank and Trust Company ("State Street"); and (e) the commitment by the Reorganized Debtors to fund potential litigation by the holders of Group III CTA Note Claims against third parties in respect of the CTA Issue. The Plan reflects an overall settlement among the Principal CTA Creditors and the Debtors relating to these issues and constitutes a request pursuant to Bankruptcy Rule 9019 for approval of the settlements embodied in the Plan. The Indenture Trustees, while they did participate in the mediation, are making no recommendation to holders of CTA Note Claims concerning the proposed settlement or whether such holders should vote in favor of the Plan. See "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Collateral Trust Agreement Issues."

         As a result of certain pending litigation and the possible sale of the Michigan Cemeteries in connection with the settlement thereof, the Michigan Cemetery Debtors are not "Debtors" under the Plan. See "Operations During the Reorganization Cases -- Michigan Cemeteries."

         By an order of the Bankruptcy Court dated September 4, 2001, this Disclosure Statement has been approved as containing "adequate information" for creditors and equity holders of the Debtors in accordance with section 1125 of the Bankruptcy Code. The Bankruptcy Code defines "adequate information" as "information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan . . . ." 11 U.S.C. Section
1125(a)(1).

         THE DEBTORS' BOARDS OF DIRECTORS AND THE CREDITORS' COMMITTEE (THE STATUTORY REPRESENTATIVE OF UNSECURED CREDITORS) BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND HOLDERS OF THE MIPS. ALL CREDITORS AND EQUITY HOLDERS ENTITLED TO VOTE ARE URGED TO VOTE IN FAVOR OF THE PLAN BY NO LATER THAN 5:00 P.M., EASTERN TIME, ON THE VOTING DEADLINE.

         The requirements for Confirmation, including the vote of creditors and holders of the MIPS to accept the Plan and certain of the statutory findings that must be made by the Bankruptcy Court, are set forth in "Voting and Confirmation of the Plan." Confirmation of the Plan and the occurrence of the Effective Date are subject to a number of significant conditions, which are summarized in "Overview of the Plan -- Conditions to Confirmation and the Effective Date of the Plan." There is no assurance that these conditions will be satisfied or waived.

                              OVERVIEW OF THE PLAN

INTRODUCTION

         The following is a brief overview of certain material provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached as Exhibit II, and the exhibits thereto, as amended from time to time, which are or will be available for inspection at the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information." For a description of certain other significant terms and provisions of the Plan, see "General Information Concerning the Plan" and "Distributions Under the Plan."

CHANGES TO CORPORATE STRUCTURE

         TLGI was organized under the laws of British Columbia, Canada, and conducts its business through more than 1,000 subsidiaries, including, among others, LGII, the Loewen Subsidiary Debtors and the CCAA Debtors. Certain changes in the corporate structure of TLGI and its subsidiaries will be effected pursuant to or in connection with the Plan or CCAA Order, including: (a) the cancellation of each share of LGII Old Stock, the transfer of substantially all of the assets of TLGI to LGII and the effectuation of certain transactions relating to the NAFTA Claims (the "Reinvestment Transactions"); and (b) in each state in which the Debtors conduct business, the restructuring of the Loewen Subsidiary Debtors organized under the laws of such state so as to reduce the number of Loewen Companies organized in such state to the maximum extent permissible and determined by the Debtors to be appropriate, taking into account applicable regulatory requirements and other pertinent considerations (the "Subsidiary Restructuring Transactions," and, collectively with the Reinvestment Transactions, the "Restructuring Transactions"). In addition, (a) a similar restructuring of certain of the Canadian subsidiaries of TLGI will be effected pursuant to the CCAA Order and (b) certain transactions resulting in Reorganized LGII becoming the owner of all of the outstanding capital stock of Rose Hills Holding Corp. are expected to be effected pursuant to the Blackstone Settlement Agreement. As a result of the foregoing transactions, the ultimate parent company in the corporate structure will be Reorganized LGII, a Delaware corporation, and Reorganized LGII will have substantially fewer subsidiaries than TLGI has currently. See "Reorganized LGII -- Restructuring Transactions." See also "Operations During the Reorganization Cases -- Blackstone Transaction" for a description of the Blackstone Settlement Agreement and "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- NAFTA Claims" for a description of the transactions relating to the NAFTA Claims.

GENERAL INFORMATION CONCERNING TREATMENT OF CLAIMS AND INTERESTS

         The Plan provides that holders of Allowed Claims in certain Classes will, in respect of their Claims, be entitled to distributions of: (a) cash; (b) New Five-Year Secured Notes, if issued; (c) New Two-Year Unsecured Notes, if issued; (d) New Seven-Year Unsecured Notes; (e) New Common Stock; (f) New Warrants; or (g) interests in the Liquidating Trust. The Plan also provides that holders of certain Allowed Administrative Claims will, in satisfaction of such Claims, be entitled to distributions of New Unsecured Subordinated Convertible Notes and New Common Stock as contemplated by the Blackstone Settlement Agreement and that holders of certain other Allowed Administrative Claims will, in satisfaction of such Claims, be entitled to distributions of New Common Stock as contemplated by the Key Employee Retention Program. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness" for a description of the New Five-Year Secured Notes, New Two-Year Unsecured Notes, New Seven-Year Unsecured Notes, New Unsecured Subordinated Convertible Notes, New Common Stock and New Warrants to be issued pursuant to the Plan and "Liquidating Trust To Be Formed Pursuant to the Plan" for a description of the Liquidating Trust. The Plan also provides that the holders of Allowed Secured Claims (other than the CTA Note Claims and Class 22 and 23 Claims) will have their Secured Claims paid in full or Reinstated or will receive the collateral securing such Claims, at the option of the Debtors. Under the Plan, holders of MIPS will, in respect of their Interests and Claims, be entitled to distributions of New Warrants (if the holders of the MIPS accept the Plan). Holders of TLGI Old Stock will receive no distribution under the Plan. Shares of LGII Old Stock will be canceled and holders of such Interests will receive no distributions under the Plan. Shares of Old Stock in Non-Ownership Regulated Debtors (other than stock owned by a Loewen Company) will be canceled and holders of such Interests will receive no distributions under the Plan unless the Bankruptcy Court determines that the applicable Debtor is solvent, in which event such holder will receive New Common Stock equal to the value of the canceled shares as determined by the Bankruptcy Court. Non-Ownership Regulated Debtors are identified on Exhibit I to this Disclosure Statement. The Debtors do not believe that any Non-Ownership Regulated Debtor having capital stock that is owned by a person that is not a Loewen Company is solvent. See " -- Summary of Classes and Treatment of Claims and Interests."

         The determination of the relative distributions to be received under the Plan by the holders of Claims in certain Classes was based upon, among other factors, estimates of the amounts of Allowed Claims in such Classes and the relative priorities of such Allowed Claims. Class 11, which consists of general, non-priority Unsecured Claims against the Debtors, has been subdivided into eight Divisions, each of which, for purposes of section 1129 of the Bankruptcy Code, will be treated as a separate class of Claims for each relevant Debtor. For purposes of determining which Debtors would be included in any particular Division, the Debtors, based on the individual reorganization value of each Debtor and the Claims and relative priorities of Claims, have estimated the percentage recovery to which holders of general Unsecured Claims against each Debtor would be entitled and have grouped Debtors with the same or similar recoveries in the same Division. With respect to each Division, the estimated percentage recovery determined separately for each Debtor included in the Division is less than or equal to the Estimated Percentage Recovery for the Division indicated below. TLGI and LGII are in Divisions A and B, respectively. The Division in which each other Debtor has been grouped is set forth on Exhibit I to this Disclosure Statement. Due to the treatment of Class 2 Convenience Class Claims, the Debtors believe that only 134 Loewen Subsidiary Debtors will have creditors holding Class 11 Claims (the "Relevant Subsidiary Debtors"). The estimates of the amounts of Allowed Claims in each Class and, in the case of Class 11, each Division are set forth in " -- Summary of Classes and Treatment of Claims and Interests." The distributions to be received by creditors in any Division of Class 11 could differ from the Estimated Percentage Recovery if the estimates of Allowed Claims prove to be inaccurate. Holders of Claims in Classes 8 and 11 are being provided separately with a supplement to the Disclosure Statement (the "Disclosure Supplement") containing for each Relevant Subsidiary
Debtor: (a) a liquidation analysis; and (b) an analysis of estimated distributions to holders of Claims against such Debtor on a strict priority basis. In each case, the "Estimated Percentage Recovery" under the Plan equals or exceeds both the estimated liquidation and strict priority recoveries. A summary of the Disclosure Supplement is attached as Exhibit V. The complete Disclosure Supplement is available to other recipients of this Disclosure Statement for inspection at the Document Reviewing Centers or over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

         For purposes of computations of Claim amounts, administrative and other expenses and for similar computational purposes, the Effective Date is assumed to occur on December 31, 2001. There is no assurance, however, as to if or when the Effective Date will actually occur. Procedures for distributions pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by holders of Claims in certain Classes and that could affect the amount of distributions ultimately received by such holders, are described in "Distributions Under the Plan."

         The Plan constitutes a separate plan of reorganization for each Debtor. The "cramdown" provisions of section 1129(b) of the Bankruptcy Code permit confirmation of a chapter 11 plan of reorganization in certain circumstances even if the plan is not accepted by all impaired classes of claims and interests of a debtor. See "Voting and Confirmation of the Plan -- Acceptance or Cramdown." The Debtors will seek "cramdown" of the Plan in respect to (a) each Class of Claims or Interests that will not receive or retain anything under the Plan and (b) Class 4 Claims as to which the applicable Debtor elects Option C treatment. Further, the Debtors have reserved the right to request Confirmation pursuant to the cramdown provisions of the Bankruptcy Code and to amend the Plan if any Class or Division of Claims of any Debtor fails to accept the Plan. If such request were granted by the Bankruptcy Court, the dissenting Classes or Divisions could, in certain cases, receive alternative treatment under the Plan. For purposes of this Disclosure Statement, however, it has been assumed that, except as described above, the Debtors will not be required to seek Confirmation under the cramdown provisions of the Bankruptcy Code. Although the Debtors believe that, if necessary, the Plan could be confirmed under the cramdown provisions of the Bankruptcy Code, there is no assurance that the requirements of such provisions would be satisfied.

SUMMARY OF CLASSES AND TREATMENT OF CLAIMS AND INTERESTS

         The classification of Claims and Interests, the estimated aggregate amount of Claims in each Class, and, in the case of Class 11, each Division, and the amount and nature of distributions to holders of Claims or Interests in each Class and, in the case of Class 11, each Division, are summarized in the table below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified. For a discussion of certain additional matters related to Administrative Claims and Priority Tax Claims, see " -- Additional Information Regarding Assertion and Treatment of Administrative Claims and Priority Tax Claims."

         The information set forth in the table below with respect to each Class of Claims, and, in the case of Class 11, each Division, is presented on a combined basis for all of the Debtors in that Class or Division to which such information is applicable. The estimated aggregate amounts of Claims are based on the Debtors' estimates of the aggregate amounts of such Claims that the Debtors believe will be asserted upon resolution of all such Claims that the Debtors believe will be Disputed Claims. Certain of these Disputed Claims are likely to be material, and the total amount of all such Claims, including Disputed Claims, may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. Moreover, because the Claims reconciliation process is ongoing (see "Operations During the Reorganization Cases -- Claims Process and Bar Dates"), in estimating the amount of Claims in each Class of Claims and, in the case of Class 11, each Division, the Debtors have included certain reserve amounts (the "Reserves") to account for: (a) potential unfavorable variations between the Debtors' current estimates of Allowed Claims and the amounts that ultimately will be allowed; and (b) Claims that may be Filed in the future, including rejection damage claims, where the applicable Bar Date has not yet expired or been established. The ultimate amount of Allowed Claims may be in excess of the Debtors' current estimates plus the Reserves and, thus, the ultimate amount of Allowed Claims may be in excess of that assumed in the development of the Plan.

         THE AMOUNTS SHOWN IN THE TABLE BELOW AS "ESTIMATED AGGREGATE CLAIMS AMOUNTS" ARE BASED UPON THE DEBTORS' REVIEW OF CLAIMS FILED BY THE BAR DATE AND THE DEBTORS' BOOKS AND RECORDS AND MAY BE SUBSTANTIALLY REVISED IN THE COURSE OF THE ONGOING CLAIMS RECONCILIATION PROCESS. SEE "OPERATIONS DURING THE REORGANIZATION CASES -- CLAIMS PROCESS AND BAR DATES." FURTHER, THE AMOUNT OF ANY DISPUTED CLAIM THAT ULTIMATELY IS ALLOWED BY THE BANKRUPTCY COURT MAY BE SIGNIFICANTLY MORE OR LESS THAN THE ESTIMATED AMOUNT OF SUCH CLAIM. AS A CONSEQUENCE, THE ACTUAL ULTIMATE AGGREGATE AMOUNT OF ALLOWED UNSECURED CLAIMS IN A DIVISION OF CLASS 11 MAY DIFFER SIGNIFICANTLY FROM THE ESTIMATE SET FORTH BELOW. ACCORDINGLY, THE AMOUNT OF THE PRO RATA DISTRIBUTIONS OF NEW COMMON STOCK, NEW WARRANTS AND INTERESTS IN THE LIQUIDATING TRUST THAT ULTIMATELY WILL BE RECEIVED BY A HOLDER OF AN ALLOWED UNSECURED CLAIM IN A PARTICULAR DIVISION OF CLASS 11 MAY BE ADVERSELY OR FAVORABLY AFFECTED BY THE AGGREGATE AMOUNT OF CLAIMS ULTIMATELY ALLOWED IN SUCH DIVISION. SEE "RISK FACTORS -- DISPUTED CLAIMS MAY ADVERSELY AFFECT DISTRIBUTION AMOUNTS." DISTRIBUTIONS OF NEW COMMON STOCK, NEW WARRANTS AND INTERESTS IN THE LIQUIDATING TRUST TO HOLDERS OF ALLOWED UNSECURED CLAIMS IN EACH DIVISION OF CLASS 11 WILL BE MADE ON AN INCREMENTAL BASIS UNTIL ALL DISPUTED CLAIMS IN SUCH DIVISION HAVE BEEN RESOLVED. SEE "DISTRIBUTIONS

UNDER THE PLAN -- TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED" AND "DISTRIBUTIONS UNDER THE PLAN -- DISPUTED CLAIMS; RESERVES AND ESTIMATIONS."

         Each amount designated in the table below as "Estimated Percentage Recovery" for each Class, and, in the case of Class 11, each Division, is the quotient of the cash or the assumed value of the New Five-Year Secured Notes, if issued, New Two-Year Unsecured Notes, if issued, New Seven-Year Unsecured Notes, New Common Stock or New Warrants to be distributed to all holders of Allowed Claims or Allowed Interests in such Class or Division, divided by the estimated aggregate amount of Allowed Claims or Allowed Interests in such Class or Division. For purposes of this calculation, it is assumed that: (a) the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, and the New Seven-Year Unsecured Notes will each have a value equal to the principal amount thereof; (b) the New Common Stock to be distributed to holders of Claims under the Plan will have an estimated aggregate value of approximately $687.0 million, or $17.17 per share, as of the Effective Date, based on the midpoint of the range for assumed reorganization equity value of Reorganized LGII; and (c) the New Warrants to be distributed to holders of Allowed Claims or Allowed Interests under the Plan will have an estimated aggregate value of approximately $5.5 million, or $1.85 per New Warrant, as of the Effective Date. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Reorganization Value" for a description of the manner in which the shares of New Common Stock and the New Warrants were valued for purposes of the Plan, the assumptions used in connection with the foregoing and the limitations thereon, and "Risk Factors" for a discussion of various other factors that could materially affect the value of the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Common Stock and the New Warrants to be distributed pursuant to the Plan. For purposes of the table below, because of the nature of the Liquidating Trust Assets, no value has been assigned to interests in the Liquidating Trust. See " -- Formation of Liquidating Trust," "Liquidating Trust To Be Formed Pursuant to the Plan" and "Risk Factors -- The Nature of the Liquidating Trust Is Unique; The Market for Interests Therein Is Likely To Be Illiquid."

         Although the Debtors' management believes that these valuation assumptions are reasonable, there is no assurance that the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Common Stock or the New Warrants will have the values assumed herein. See "Risk Factors -- Projections Are Inherently Uncertain." The foregoing valuation assumptions are not a prediction or reflection of post-Effective Date trading prices of the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Common Stock or the New Warrants. The New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Common Stock and the New Warrants may trade at substantially higher or lower prices because of a number of other factors, including those discussed in "Risk Factors -- There Is No Established Market for New Common Stock, New Warrants, New Senior Notes or New Unsecured Subordinated Convertible Notes; Volatility Is Possible." The trading price of equity securities and debt securities, such as the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes, the New Common Stock and the New Warrants, issued under a plan of reorganization is subject to many unforeseeable circumstances and therefore cannot be predicted. Moreover, as discussed above, there is no assurance that the actual amounts of Allowed Unsecured Claims in certain Divisions of Class 11 will not materially exceed the estimated aggregate amounts shown in the table below. Accordingly, no representation can be or is being made with respect to whether the percentage recoveries shown in the table below actually will be realized by a holder of an Allowed Unsecured Claim in any Division of Class 11.

         In addition, the percentage recoveries shown in the table below for Classes 5, 6 and 7 are based on the assumptions that: (a) the amounts to be paid or set aside pursuant to Section III.E of the Plan in respect of fees and expenses of the Indenture Trustees and the CTA Trustee and pursuant to Section III.F of the Plan in respect of fees and expenses of the Principal CTA Creditors will aggregate $15 million and, accordingly, the Minimum Cash Distribution Amount will be $25 million; (b) the Available Cash Amount will not exceed $65 million and, accordingly, the Excess Cash Distribution Amount will also be equal to $25 million; and (c) as a result of the foregoing, the New Seven-Year Unsecured Notes Additional Principal Amount will be $5 million. No assurance can be given as to whether the actual amount of fees and expenses that will ultimately be paid or set aside pursuant to Sections III.E and III.F of the Plan will be more or less than such amount. Moreover, certain cash distributions to holders of Allowed CTA Note Claims are subject to reduction on the Effective Date to fund the reserves in respect to certain Claims of the CTA Trustee and State Street treated in Classes 22 and 23. The percentage recoveries shown in the table below are based on the assumption that these reserves are zero and no amounts are paid out to the CTA Trustee or State Street in respect of Class 22 and 23 Claims. The amounts of these reserves, if any, will be established by the Bankruptcy Court at the Confirmation Hearing and cannot be estimated at this time. To the extent these reserves are created and amounts are ultimately paid out to the CTA Trustee or State Street, the actual percentage recovery on the CTA Note Claims will be reduced. As a result of the foregoing, no representation can be or is being made with respect to whether the percentage recoveries shown in the table below actually will be realized by a holder of an Allowed CTA Note Claim in any of Class 5, 6 or 7. See " -- Additional Information Regarding Assertion and Treatment of Administrative Claims, Certain Fee and Expense Claims and Priority Tax Claims" and " -- Distributions in Respect of CTA Note Claims."

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------
o   Class 1 (Unsecured Priority Claims):                 Unimpaired; on the Effective Date, each holder
                                                         of an Allowed Claim in Class 1 will receive
    Priority Claims against any Debtor that are          cash equal to the amount of such Claim.
    entitled to priority under section 507(a)(3),
    507(a)(4) or 507(a)(6) of the Bankruptcy Code.

    Estimated Percentage Recovery: 100%                  Estimated Aggregate Claims Amount:  $1.8 million
---------------------------------------------------      ---------------------------------------------------
o   Class 2 (Loewen Subsidiary Debtor Convenience        Impaired; on the Effective Date, each holder
    Claims):                                             of an Allowed Claim in Class 2 against any
                                                         Loewen Subsidiary Debtor will receive cash
    Unsecured Claims against any Loewen Subsidiary       equal to the amount of such Claim against such
    Debtor that otherwise would be included in           Debtor (as reduced, if applicable, pursuant to
    Class 11, but with respect to each such Claim,       an election by the holder thereof in
    the applicable Claim either (a) is equal to or       accordance with Section II.B.1 of the Plan).
    less than $10,000 or (b) is reduced to $10,000
    pursuant to an election by such holder made on
    the Ballot provided for voting on the Plan by
    the Voting Deadline. For purposes of treatment
    under Class 2, multiple Claims of a holder
    against a particular Debtor arising in a
    series of similar or related transactions
    between such Debtor and the original holder of
    such Claims will be treated as a single Claim
    and no splitting of Claims will be recognized
    for purposes of distribution.

    Estimated Aggregate Claims Amount: $9.6 million      Estimated Percentage Recovery:  100%
---------------------------------------------------      ---------------------------------------------------
o   Class 3 (TLGI and LGII Convenience Claims):          Impaired; on the Effective Date, each holder
                                                         of an Allowed Claim in Class 3 against TLGI or
    Unsecured Claims against TLGI or LGII that           LGII will receive cash equal to the amount of
    otherwise would be included in Class 11, but         such Claim against such Debtor (as reduced, if
    with respect to each such Claim, the                 applicable, pursuant to an election by the
    applicable Claim either (a) is equal to or           holder thereof in accordance with Section
    less than $1,000 or (b) is reduced to $1,000         II.B.2 of the Plan).
    pursuant to an election by such holder made on
    the Ballot provided for voting on the Plan by
    the Voting Deadline. For purposes of treatment
    under Class 3, multiple Claims of a holder
    against a particular Debtor arising in a
    series of similar or related transactions
    between such Debtor and the original holder of
    such Claims will be treated as a single Claim
    and no splitting of Claims will be recognized
    for purposes of distribution.

    Estimated Aggregate Claims Amount:                   Estimated Percentage Recovery:  100%
    $0.4 million
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 4 (Secured Claims Other than CTA Note          Unimpaired (except for Claims as to which the
    Claims, Class 22 Claims and Class 23 Claims):        applicable Debtor elects Option C treatment);
                                                         on the Effective Date, unless otherwise agreed
        Secured Claims against any Debtor and            by a Claim holder and each applicable Debtor
        Collateralized Accommodation Claims, in each     or Reorganized Debtor (including pursuant to
        case that are not otherwise classified in        the agreements listed on Exhibit III.B.2 to
        Class 5, 6, 7, 22 or 23.                         the Plan), each holder of an Allowed Claim in
                                                         Class 4 will receive treatment on account of
                                                         such Allowed Claim in the manner set forth in
                                                         Option A, B or C below, at the election of the
                                                         applicable Debtor or, in the case of
                                                         Collateralized Accommodation Claims, Debtors.
                                                         The applicable Debtor or Debtors will be
                                                         deemed to have elected Option B, except with
                                                         respect to any Allowed Claim as to which the
                                                         applicable Debtor or Debtors elect Option A or
                                                         Option C in a certification Filed prior to the
                                                         conclusion of the Confirmation Hearing. To the
                                                         extent that the applicable Debtor or Debtors
                                                         elect Option C treatment for any Class 4
                                                         Claims, such Claims will be deemed impaired
                                                         and to have rejected the Plan.

                                                         Option A: Each holder of an Allowed Claim in
                                                         Class 4 with respect to which the applicable
                                                         Debtor or Debtors elect Option A will receive
                                                         cash in the full amount of such Allowed Claim.
                                                         For purposes of Option A, Collateralized
                                                         Accommodation Claims against multiple Debtors
                                                         in respect of a particular transaction will be
                                                         treated as a single Claim and no multiple
                                                         recoveries will be permitted.

                                                         Option B: Each Allowed Claim in Class 4 with
                                                         respect to which the applicable Debtor or
                                                         Debtors elect or is deemed to have elected
                                                         Option B will be Reinstated.

                                                         Option C: Impaired; each holder of an Allowed
                                                         Claim in Class 4 with respect to which the
                                                         applicable Debtor or Debtors elect Option C
                                                         will be entitled to receive, and the
                                                         applicable Debtor or Debtors (or Reorganized
                                                         Debtor or Reorganized Debtors) shall release
                                                         and transfer to such holder, the collateral
                                                         securing such Allowed Claim.

   Estimated Aggregate Claims Amount:                    Estimated Percentage Recovery:  100%
   $55.0 million
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 5 (Group I CTA Note Claims):                   Impaired; on the Effective Date, each holder of an
                                                         Allowed Claim in Class 5 will receive in full
        All Group I CTA Note Claims. Group I CTA         satisfaction of all of its Allowed Group I CTA
        Note Claims include Claims under the BMO         Note Claims: (a) a Pro Rata share of cash in an
        Revolving Credit Facility, the MEIP Credit       amount equal to the sum of (i) $125,392,500 if the
        Facility, the Series D Notes, the Series E       Exit Financing Term Loan Closing occurs, (ii)
        Notes, the Series 1 Notes, the Series 2          50.157% of the Realized Asset Disposition Proceeds
        Notes or the Series 5 Notes, including any       Amount and (iii) 50.157% of the Excess Cash
        and all guaranties thereof, but do not           Distribution Amount; (b) a Pro Rata share of New
        include any Claims that are treated under        Five-Year Secured Notes in an original principal
        Section III.C.18, Section III.C.19,              amount of $125,392,500, unless the Exit Financing
        Section III.E or Section III.F of the Plan       Term Loan Closing occurs; (c) a Pro Rata share of
        or otherwise would constitute an                 New Two-Year Unsecured Notes in an original
        Administrative Claim.                            principal amount equal to 50.157% of the
                                                         Unrealized Asset Disposition Proceeds Amount
                                                         (i.e., an amount equal to $165 million minus the
                                                         Realized Asset Disposition Proceeds Amount); (d) a
                                                         Pro Rata share of New Seven-Year Unsecured Notes
                                                         in an original principal amount of $163,010,200;
                                                         (e) a Pro Rata share of New Seven-Year Unsecured
                                                         Notes in an original principal amount equal to
                                                         50.157% of the New Seven-Year Unsecured Notes
                                                         Additional Principal Amount, if the Excess Cash
                                                         Distribution Amount is less than $35 million; and
                                                         (f) a Pro Rata share of 18,421,900 shares of New
                                                         Common Stock. Notwithstanding the foregoing, (x)
                                                         cash in an amount equal to 50.157% of the CTA
                                                         Trustee Reserve Amount will be withheld from the
                                                         cash otherwise distributable to holders of Allowed
                                                         Class 5 Claims in respect of the Excess Cash
                                                         Distribution Amount and applied as set forth below
                                                         in respect of Class 22 (Indemnified Fee and
                                                         Expense Claims of the CTA Trustee) and (y) cash in
                                                         an amount equal to the applicable Series Reserve
                                                         Amount will be withheld from the cash otherwise
                                                         distributable to holders of Allowed Claims
                                                         relating to the Series 1 Notes and Series 2 Notes
                                                         in respect of the Excess Cash Distribution Amount
                                                         and applied as set forth below in respect of Class
                                                         23 (Indemnification Fee and Expense Claims of
                                                         State Street). The Allowed Group I CTA Note Claims
                                                         are set forth on Exhibit III.C to the Plan.

    Estimated Aggregate Claims Amount:                   Estimated Percentage Recovery: 76.7%
    $915.8 million
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 6 (Group II CTA Note Claims):                  Impaired; on the Effective Date, each holder
                                                         of an Allowed Claim in Class 6 will receive in
        All Group II CTA Note Claims. Group II CTA       full satisfaction of all of its Allowed Group
        Note Claims include Claims under the             II CTA Note Claims: (a) a Pro Rata share of
        Series 3 Notes or the Series 4 Notes,            cash in an amount equal to the sum of (i)
        including any and all guaranties thereof,        $45,755,000 if the Exit Financing Term Loan
        but do not include any Claims that are           Closing occurs, (ii) 18.302% of the Realized
        treated under Section III.C.18, Section          Asset Disposition Proceeds Amount and (iii)
        III.C.19, Section III.E or Section III.F         18.302% of the Excess Cash Distribution
        of the Plan or otherwise would constitute        Amount; (b) a Pro Rata share of New Five-Year
        an Administrative Claim.                         Secured Notes in an original principal amount
                                                         of $45,755,000, unless the Exit Financing Term
                                                         Loan Closing occurs; (c) a Pro Rata share of
                                                         New Two-Year Unsecured Notes in an original
                                                         principal amount equal to 18.302% of the
                                                         Unrealized Asset Disposition Proceeds Amount;
                                                         (d) a Pro Rata share of New Seven-Year
                                                         Unsecured Notes in an original principal
                                                         amount of $59,481,500; (e) a Pro Rata share of
                                                         New Seven-Year Unsecured Notes in an original
                                                         principal amount equal to 18.302% of the New
                                                         Seven-Year Unsecured Notes Additional
                                                         Principal Amount, if the Excess Cash
                                                         Distribution Amount is less than $35 million;
                                                         and (f) a Pro Rata share of 6,722,100 shares
                                                         of New Common Stock. Notwithstanding the
                                                         foregoing, (x) cash in an amount equal to
                                                         18.302% of the CTA Trustee Reserve Amount will
                                                         be withheld from the cash otherwise
                                                         distributable to holders of Allowed Class 6
                                                         Claims in respect of the Excess Cash
                                                         Distribution Amount and applied as set forth
                                                         below in respect of Class 22 (Indemnified Fee
                                                         and Expense Claims of the CTA Trustee) and (y)
                                                         cash in an amount equal to the applicable
                                                         Series Reserve Amount will be withheld from
                                                         the cash otherwise distributable to holders of
                                                         Allowed Claims relating to the Series 3 Notes
                                                         and Series 4 Notes in respect of the Excess
                                                         Cash Distribution Amount and applied as set
                                                         forth below in respect of Class 23
                                                         (Indemnification Fee and Expense Claims of
                                                         State Street) of the Plan. The Allowed Group
                                                         II CTA Note Claims are set forth on Exhibit
                                                         III.C to the Plan.

    Estimated Aggregate Claims Amount:                   Estimated Percentage Recovery:  72.5%
    $353.6 million
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 7 (Group III CTA Note Claims):                 Impaired; on the Effective Date, each holder
                                                         of an Allowed Claim in Class 7 will receive in
        All Group III CTA Note Claims. Group III         full satisfaction of all of its Allowed Group
        CTA Note Claims include Claims under the         III CTA Note Claims: (a) a Pro Rata share of
        Series 6 Notes, the Series 7 Notes, the          cash in an amount equal to the sum of (i)
        PATS Notes or the BMO Letter of Credit           $78,852,500 if the Exit Financing Term Loan
        Facility, including any and all guaranties       Closing occurs, (ii) 31.541% of the Realized
        thereof, but do not include any Claims           Asset Disposition Proceeds Amount and (iii)
        that are treated under Section III.C.18,         31.541% of the Excess Cash Distribution
        Section III.C.19, Section III.E or Section       Amount; (b) a Pro Rata share of New Five-Year
        III.F of the Plan or otherwise would             Secured Notes in an original principal amount
        constitute an Administrative Claim.              of $78,852,500, unless the Exit Financing Term
                                                         Loan Closing occurs; (c) a Pro Rata share of
                                                         New Two-Year Unsecured Notes in an original
                                                         principal amount equal to 31.541% of the
                                                         Unrealized Asset Disposition Proceeds Amount;
                                                         (d) a Pro Rata share of New Seven-Year
                                                         Unsecured Notes in an original principal
                                                         amount of $102,508,300; (e) a Pro Rata share
                                                         of New Seven-Year Unsecured Notes in an
                                                         original principal amount equal to 31.541% of
                                                         the New Seven-Year Unsecured Notes Additional
                                                         Principal Amount, if the Excess Cash
                                                         Distribution Amount is less than $35 million;
                                                         and (f) a Pro Rata share of 11,584,500 shares
                                                         of New Common Stock. Notwithstanding the
                                                         foregoing, (x) cash in an amount equal to
                                                         31.541% of the CTA Trustee Reserve Amount will
                                                         be withheld from the cash otherwise
                                                         distributable to holders of Allowed Class 7
                                                         Claims in respect of the Excess Cash
                                                         Distribution Amount and applied as set forth
                                                         below in respect of Class 22 (Indemnified Fee
                                                         and Expense Claims of the CTA Trustee) and (y)
                                                         cash in an amount equal to the applicable
                                                         Series Reserve Amount will be withheld from
                                                         the cash otherwise distributable to holders of
                                                         Allowed Claims relating to the Series 6 Notes,
                                                         Series 7 Notes and PATS Notes in respect of
                                                         the Excess Cash Distribution Amount and
                                                         applied as set forth below in respect of Class
                                                         23 (Indemnified Fee and Expense Claims of the
                                                         CTA Trustee). The Allowed Group III CTA Note
                                                         Claims are set forth on Exhibit III.C to the
                                                         Plan.

    Estimated Aggregate Claims Amount:                   Estimated Percentage Recovery:  57.0%
    $775.3 million
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 8 (O'Keefe Note Claims):                       Impaired; on the Effective Date, each holder
                                                         of an Allowed Claim in Class 8 will receive in
        All O'Keefe Note Claims.                         satisfaction of all of its Class 8 Claims
                                                         against all Debtors: (a) a Pro Rata share of
                                                         771,400 shares of New Common Stock; (b) a Pro
                                                         Rata share of New Warrants exercisable to
                                                         purchase 235,200 shares of New Common Stock;
                                                         and (c) a Pro Rata share of a 16.91% interest
                                                         in the Liquidating Trust.

    Estimated Aggregate Claims Amount:                   Estimated Percentage Recovery: 41.3%
    $33.1 million
---------------------------------------------------      ---------------------------------------------------
o   Class 9 (MIPS Debenture Claims):                     Impaired; on the Effective Date in full
                                                         satisfaction of all of its Class 9 Claims
        Unsecured Claims against LGII and TLGI           against LGII and TLGI, if Class 19 accepts the
        under or in respect of the MIPS Junior           Plan, LGCLP will receive New Warrants
        Subordinated Debenture and the MIPS Junior       exercisable to purchase 496,800 shares of New
        Subordinated Debenture Guarantee.                Common Stock, which New Warrants will in turn
                                                         be distributed by LGCLP to the holders of
                                                         Allowed Interests and Allowed Claims in Class
                                                         19. If Class 19 does not accept the Plan, no
                                                         property will be distributed to or retained by
                                                         the holder of Allowed Claims in Class 9. The
                                                         general partner of LGCLP will be deemed to
                                                         have accepted the Plan on behalf of LGCLP.

    Estimated Aggregate Claims Amount:                   Estimated Percentage Recovery: 1.2%
    $77.0 million
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 10 (Intercompany Claims):                      Impaired in part; except as provided below,
                                                         all Claims in Class 10 will be Reinstated.
        Claims of any of the Loewen Companies            Notwithstanding the foregoing: (a) on the
        against any of the Debtors that are not          Effective Date, each holder of an Allowed
        classified in Class 9.                           Claim in Class 10 in respect of the MEIPs
                                                         Debentures will receive its Pro Rata share of
                                                         $10,000 in complete discharge of any such
                                                         Claim; (b) no property will be distributed to
                                                         or retained by any of the Loewen Companies on
                                                         account of any Allowed Claim in Class 10 with
                                                         respect to which, immediately prior to the
                                                         Effective Date, the obligor is LGII and the
                                                         holder is TLGI or a non-United States, wholly
                                                         owned, direct or indirect subsidiary of TLGI
                                                         (or an entity that is treated as a branch of
                                                         any such subsidiary for U.S. federal income
                                                         tax purposes); and (c) no property will be
                                                         distributed to or retained by any of the
                                                         Loewen Companies that is a member of the
                                                         "affiliated group" (as that term is defined in
                                                         section 1504(a) of the Internal Revenue Code)
                                                         of which LGII is the common parent with
                                                         respect to any Allowed Claim in Class 10 on
                                                         which the obligor is also a member of such
                                                         affiliated group; any such Claims referenced
                                                         in clauses (b) and (c) will be discharged on
                                                         the Effective Date, and the amounts thus
                                                         discharged will be measured by reference to
                                                         the net balances of such Claims on the
                                                         Effective Date after being offset by any
                                                         amounts owed by the holder thereof to the
                                                         particular Debtor obligor on the Effective
                                                         Date. For purposes of clause (c) above, any of
                                                         the Loewen Companies, all of the partners of
                                                         which are members of such affiliated group,
                                                         will be deemed to be a member of such
                                                         affiliated group. Notwithstanding this
                                                         treatment of Class 10 Claims, each of the
                                                         Loewen Companies holding an Allowed Claim in
                                                         Class 10 will be deemed to have accepted the
                                                         Plan.

    Estimated Aggregate Claims Amount:                   Estimated Percentage Recovery: 0-100%
    $6.2 billion
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 11 (Unsecured Nonpriority Claims):             Impaired; on the Effective Date, each holder
                                                         of an Allowed Claim in Class 11 of any
        Unsecured Claims against any Debtor              particular Debtor will receive, based upon the
        (including the unsecured portion of any          principal amount of such holder's Allowed
        Claim that if fully secured would have           Claim and the Division in which such Debtor is
        been classified in Class 4 and as to which       classified: (a) a Pro Rata share of the number
        the applicable Debtor shall have elected         of shares of New Common Stock indicated below
        Option A or Option C treatment under             for such Division; (b) a Pro Rata share of New
        Section III.B.2 of the Plan and including        Warrants exercisable to purchase the number of
        any Claims in respect to the UBS Option          shares of New Common Stock indicated below for
        Contract) that are not otherwise                 such Division, if any; and (c) a Pro Rata
        classified in Class 1, 2, 3, 5, 6, 7, 8,         share of the percentage interest in the
        9, 10, 12 or 13.                                 Liquidating Trust indicated below for such
                                                         Division, if any. The Division in which each
                                                         Debtor has been classified is set forth on
                                                         Exhibit I.

                                                         Division A Debtors: 132,500 shares of New
                                                             Common Stock; New Warrants exercisable to
                                                             purchase 443,600 shares of New Common
                                                             Stock; and 14.70% interest in the
                                                             Liquidating Trust.

                                                         Division B Debtors: 464,100 shares of New
                                                             Common Stock; New Warrants exercisable to
                                                             purchase 1,554,000 shares of New Common
                                                             Stock; and 51.50% interest in the
                                                             Liquidating Trust.

                                                         Division C Debtors: 768,200 shares of New
                                                             Common Stock; no New Warrants exercisable
                                                             to purchase shares of New Common Stock;
                                                             and no interest in the Liquidating Trust.

                                                         Division D Debtors: 120,500 shares of New
                                                             Common Stock; no New Warrants exercisable
                                                             to purchase shares of New Common Stock;
                                                             and no interest in the Liquidating Trust.

                                                         Division E Debtors: 136,800 shares of New
                                                             Common Stock; no New Warrants exercisable
                                                             to purchase shares of New Common Stock;
                                                             and no interest in the Liquidating Trust.

                                                         Division F Debtors: 292,800 shares of New
                                                             Common Stock; New Warrants exercisable to
                                                             purchase 91,200 shares of New Common
                                                             Stock; and 5.87% interest in the
                                                             Liquidating Trust.

                                                         Division G Debtors: 67,100 shares of New
                                                             Common Stock; New Warrants exercisable to
                                                             purchase 38,500 shares of New Common
                                                             Stock; and 2.48% interest in the
                                                             Liquidating Trust.

                                                         Division H Debtors: 134,000 shares of New
                                                             Common Stock; New Warrants exercisable to
                                                             purchase 132,700 shares of New Common
                                                             Stock; and 8.54% interest in the
                                                             Liquidating Trust.
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

Estimated Aggregated Claims Amount                       Estimated Percentage Recovery by Division:
by Division:

Division A Debtors:   $  28.8 million                    Division A Debtors:         10.8%
Division B Debtors:   $ 100.9 million                    Division B Debtors:         10.8%
Division C Debtors:   $  13.2 million                    Division C Debtors:        100.0%
Division D Debtors:   $   2.6 million                    Division D Debtors:         80.0%
Division E Debtors:   $   3.9 million                    Division E Debtors:         60.0%
Division F Debtors:   $  11.5 million                    Division F Debtors:         45.2%
Division G Debtors:   $   4.9 million                    Division G Debtors:         25.2%
Division H Debtors:   $  16.7 million                    Division H Debtors:         15.2%
---------------------------------------------------      ---------------------------------------------------
o   Class 12 (MIPS Securities Litigation Claims):        Impaired; no property will be distributed to
                                                         or retained by the holders of Allowed Claims
        Unsecured Claims, including the Securities       in Class 12.
        Litigation Claims, against TLGI, LGII or
        LGCLP arising: (a) from rescission of a
        purchase or sale of the MIPS; (b) for
        damages arising from the purchase or sale
        of the MIPS, including Claims for damages
        for fraud or misrepresentation or
        otherwise subject to section 510(b) of the
        Bankruptcy Code; or (c) for
        indemnification, reimbursement or
        contribution allowed under section 502 of
        the Bankruptcy Code on account of such
        Claims.

    Estimated Aggregate Claims Amount: Unknown           Estimated Percentage Recovery: 0%
---------------------------------------------------      ---------------------------------------------------
o   Class 13 (Other Securities Litigation Claims):       Impaired; no property will be distributed to
                                                         or retained by the holders of Allowed Claims
        Unsecured Claims, including the Securities       in Class 13.
        Litigation Claims, against any Debtor
        arising: (a) from rescission of a purchase
        or sale of TLGI Old Preferred Stock, TLGI
        Old Common Stock or any other equity
        security of any Debtor (other than the
        MIPS); (b) for damages arising from the
        purchase or sale of any such security,
        including Claims for damages for fraud or
        misrepresentation or otherwise subject to
        section 510(b) of the Bankruptcy Code; or
        (c) for indemnification, reimbursement or
        contribution allowed under section 502 of
        the Bankruptcy Code on account of such
        Claims.

    Estimated Aggregate Claims Amount:  Unknown          Estimated Percentage Recovery: 0%
---------------------------------------------------      ---------------------------------------------------
o   Class 14 (TLGI Old Preferred Stock):                 Impaired; no property will be distributed to
                                                         the holders of Allowed Interests in Class 14.
        Interests in TLGI on account of the TLGI
        Old Preferred Stock.

                                                         Estimated Percentage Recovery:  0%
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------
o   Class 15 (TLGI Old Common Stock):                    Impaired; no property will be distributed to
                                                         the holders of Allowed Interests in Class 15.
        Interests in TLGI on account of the TLGI
        Old Common Stock.
                                                         Estimated Percentage Recovery:  0%
---------------------------------------------------      ---------------------------------------------------
o   Class 16 (LGII Old Stock):                           Impaired; no property will be distributed to
                                                         or retained by the holders of Allowed
        Interests in LGII on account of the LGII         Interests in Class 16 and such Interests will
        Old Stock.                                       be canceled on the Effective Date as part of
                                                         the Reinvestment Transactions.

                                                         Estimated Percentage Recovery:  0%
---------------------------------------------------      ---------------------------------------------------
o   Class 17 (Third Party Owned Old Stock in             Impaired; no property will be distributed to
    Non-Ownership Regulated Debtors):                    or retained by the holders of Allowed
                                                         Interests in Class 17 and such Interests will
        Interests in any Non-Ownership Regulated         be canceled on the Effective Date; provided
        Debtor held by any person or entity other        however, that with respect to any
        than a Loewen Company. A "Non-Ownership          Non-Ownership Regulated Debtor that is
        Regulated Debtor" is any Debtor in which a       determined by the Bankruptcy Court to be
        minority stock interest is owned by a            solvent (as defined under the Bankruptcy Code)
        person or entity other than a Loewen             as of the Confirmation Date, a holder of an
        Company and which minority interest is not       Allowed Interest in Class 17 in such Debtor
        required for state regulatory purposes.          will receive, on the Effective Date, New
        Non-Ownership Regulated Debtors are              Common Stock with an aggregate value, based on
        identified on Exhibit I.                         the reorganization value per share of $17.17,
                                                         equal to the value of such holder's interest
                                                         in such Debtor as determined by the Bankruptcy
                                                         Court.

                                                         Estimated Percentage Recovery:  0%
---------------------------------------------------      ---------------------------------------------------
o   Class 18 (Loewen Company Owned Old Stock in          Unimpaired; on the Effective Date, subject to
    Non-Ownership Regulated Debtors):                    the Subsidiary Restructuring Transactions,
                                                         Allowed Interests in Class 18 will be
        Interests in any Non-Ownership Regulated         Reinstated.
        Debtor held by any Loewen Company.
        Non-Ownership Regulated Debtors are
        identified on Exhibit I to this Disclosure
        Statement.

                                                         Estimated Percentage Recovery: 100%
---------------------------------------------------      ---------------------------------------------------
o   Class 19 (LGCLP MIPS Partnership Interests):         Impaired; if Class 19 accepts the Plan, on the
                                                         Effective Date, each holder of Allowed
        Interests in LGCLP on account of the MIPS        Interests and Claims in Class 19 will receive
        and any Claims of the holders of such            a Pro Rata share of New Warrants distributed
        Interests against TLGI under the MIPS            to LGCLP as the holder of Class 9 Claims and
        Guarantee.                                       exercisable to purchase 496,800 shares of New
                                                         Common Stock. If Class 19 does not accept the
                                                         Plan, no property will be distributed to or
                                                         retained by holders of Allowed Interests and
                                                         Claims in Class 19.

   Estimated Aggregate Interests: 3,000,000 shares       Estimated Percentage Recovery:  1.2%
---------------------------------------------------      ---------------------------------------------------

o   Class 20 (Other LGCLP Partnership Interests):        Impaired; no property will be distributed to
                                                         or retained by the holders of Allowed
        Interests in LGCLP other than on account         Interests in Class 20 and such interests will
        of the MIPS.                                     be canceled on the Effective Date.

                                                         Estimated Percentage Recovery:  0%
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 21 (Other Equity Interests):                   Unimpaired; on the Effective Date, subject to
                                                         the Subsidiary Restructuring Transactions,
        Interests in any Debtor other than               Allowed Interests in Class 21 will be
        Interests in Class 14, 15, 16, 17, 18, 19        Reinstated.
        or 20.

                                                         Estimated Percentage Recovery: 100%
---------------------------------------------------      ---------------------------------------------------
o   Class 22 (Indemnified Fee and Expense Claims         Impaired; on the Effective Date, the Debtors
    of the CTA Trustee):                                 will set aside in a segregated account cash in
                                                         an amount equal to the CTA Trustee Reserve
        All Allowed Claims of the CTA Trustee            Amount. Applicable lien rights, if any, of the
        against any Debtor for indemnification in        CTA Trustee under the CTA will be to deemed to
        respect of fees and expenses under, and          attach to the segregated account. The source
        pursuant the provisions of, the CTA.             of funds for such account will be the cash
                                                         otherwise payable under Section III.C.3,
                                                         Section III.C.4 and Section III.C.5 of the
                                                         Plan in respect of the Excess Cash
                                                         Distribution Amount. Upon entry of a Final
                                                         Order of the Bankruptcy Court granting an
                                                         Allowed Class 22 Claim, Reorganized LGII will
                                                         pay to the CTA Trustee, solely from funds in
                                                         such account, cash in the amount of such
                                                         Allowed Claim. Upon entry of a Final Order of
                                                         the Bankruptcy Court that all or a portion of
                                                         Class 22 Claims shall not be Allowed, cash in
                                                         an amount equal to all or such portion of the
                                                         CTA Trustee Reserve Amount, together with any
                                                         interest earned thereon, shall be distributed
                                                         from such account as cash payable in respect
                                                         of the Excess Cash Distribution Amount as
                                                         provided in Section III.C.3, Section III.C.4
                                                         and Section III.C.5 of the Plan. Any amounts
                                                         remaining in such account on the third
                                                         anniversary of the Effective Date will be
                                                         distributed to holders of Classes 5, 6 and 7
                                                         Claims by Reorganized LGII as if such funds
                                                         were being paid in respect of the Excess Cash
                                                         Distribution Amount on the Effective Date as
                                                         provided in Section III.C.3, Section III.C.4
                                                         and Section III.C.5 of the Plan; provided,
                                                         however, that if there is a proceeding then
                                                         pending against the CTA Trustee in respect of
                                                         which it may be entitled to an Allowed Class
                                                         22 Claim, upon motion of the CTA Trustee, the
                                                         Bankruptcy Court may extend the period such
                                                         account must be maintained. Until disbursed as
                                                         provided in Section III.C.18 of the Plan,
                                                         subject to any lien rights of the CTA Trustee,
                                                         any cash in the segregated account shall be
                                                         deemed to be held in trust for the holders of
                                                         Class 5, 6 and 7 Claims.




    Estimated Aggregate Claims Amount: Unknown           Estimated Percentage Recovery:  100%
---------------------------------------------------      ---------------------------------------------------

---------------------------------------------------      ---------------------------------------------------
DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                             TREATMENT
---------------------------------------------------      ---------------------------------------------------

o   Class 23 (Indemnified Fee and Expense Claims         Impaired; on the Effective Date, the Debtors
    of State Street):                                    will set aside in separate segregated accounts
                                                         cash in an amount equal to the Series Reserve
        All Allowed Claims of State Street against       Amount applicable to each of the Series 1
        any Debtor for indemnification in respect        Notes, Series 2 Notes, Series 3 Notes, Series
        of fees and expenses in State Street's           4 Notes, Series 6 Notes, Series 7 Notes and
        capacity as predecessor indenture trustee        PATS Notes. Applicable lien rights, if any, of
        under, and pursuant to the provisions of,        State Street under the respective Prepetition
        the Prepetition Indentures for each of the       Indenture will be deemed to attach to the
        Series 1 Notes, Series 2 Notes, Series 3         applicable segregated account. The source of
        Notes, Series 4 Notes, Series 6 Notes,           funds for each such account will be the cash
        Series 7 Notes and PATS Notes (including         otherwise payable under Section III.C.3,
        the PATS Trust Agreement).                       Section III.C.4 or Section III.C.5 of the Plan
                                                         in respect of the Excess Cash Distribution
                                                         Amount to holders of CTA Note Claims under the
                                                         particular series of notes in respect to which
                                                         such account was established. Upon entry of a
                                                         Final Order of the Bankruptcy Court granting
                                                         an Allowed Class 23 Claim in respect of a
                                                         particular series of notes, Reorganized LGII
                                                         will pay to State Street, solely from funds in
                                                         the respective account, cash in the amount of
                                                         such Allowed Claim. Upon entry of a Final
                                                         Order of the Bankruptcy Court that all or any
                                                         portion of Class 23 Claims in respect of a
                                                         particular series shall not be Allowed, cash
                                                         in amount equal to all or such portion of the
                                                         respective Series Reserve Amount, together
                                                         with any interest earned thereon, shall be
                                                         distributed from the applicable account pro
                                                         rata to the holders of such series of CTA Note
                                                         Claims. Any amounts remaining in any such
                                                         account on the third anniversary of the
                                                         Effective Date will be distributed pro rata to
                                                         the holders of the particular series of CTA
                                                         Note Claims from whose distributions the
                                                         amount in such account was withheld by
                                                         Reorganized LGII as if such funds were being
                                                         paid on the Effective Date; provided, however,
                                                         that if there is a proceeding then outstanding
                                                         against State Street in respect of which it
                                                         may be entitled to a Class 23 Allowed Claim
                                                         under the respective Prepetition Indenture,
                                                         upon motion of State Street, the Bankruptcy
                                                         Court may extend the period such account must
                                                         be maintained. Until disbursed as provided in
                                                         Section III.C.19 of the Plan, subject to any
                                                         lien rights of State Street, any cash in the
                                                         segregated accounts shall be deemed to be held
                                                         in trust for the holders of Claims in respect
                                                         of the applicable series of CTA Note Claims.

    Estimated Aggregate Claims Amount: Unknown           Estimated Percentage Recovery:  100%
---------------------------------------------------      ---------------------------------------------------

TLGI's transfer of assets to LGII as part of the Reinvestment Transactions will occur before the cancellation of the LGII Old Stock and the issuance of the New Common Stock. The recovery of each holder of a Claim will be received first in exchange for the principal amount of such holder's Claim and not the unpaid pre-Petition Date interest, if any, on that Claim.

SOURCES AND USES OF CASH

         The following table sets forth a summary of the principal sources and uses of cash expected to be available to the Reorganized Debtors on the Effective Date (assuming (a) the Exit Financing Term Loan Closing does not occur and the New Five-Year Secured Notes are issued pursuant to the Plan, (b) the Realized Asset Disposition Proceeds Amount is $135 million and $30 million aggregate principal amount of New Two-Year Unsecured Notes are issued pursuant to the Plan and (c) the Excess Cash Distribution Amount is $25 million and $330 million aggregate principal amount of New Seven-Year Unsecured Notes are issued pursuant to the Plan). All amounts shown are estimates. There can be no assurances that there will not be material variances between such estimates and the actual amounts of cash required to consummate the Plan.

                                  (Dollars in Millions)

SOURCES OF CASH
   Cash generated from operations ....................................   $      166.9
   Cash generated from asset dispositions ............................          135.0
                                                                         ------------
        Total Sources ................................................   $      301.9
                                                                         ============

USES OF CASH
   Cash distributions in respect of Classes 5, 6, 7, 22 and 23 .......   $      160.0
   Cash distributions in respect of Class 4 ..........................           10.0
   Cash distributions in respect of Classes 2 and 3
       (i.e., convenience Claims) ....................................           10.0
   Cure payments for assumptions of Executory Contracts
       and Unexpired Leases ..........................................            5.0
   Payments pursuant to Sections III.E and III.F of the Plan .........           15.0
   Other Administrative Claims, financing fees and
       reorganization expenses(1) ....................................           69.1
   Cash available for working capital ................................           32.8
                                                                         ------------
       Total Uses ....................................................   $      301.9
                                                                         ============

----------

         (1) Reorganization expenses include, among other things: legal, accounting, financial advisory and other professional fees; costs and expenses associated with printing and mailing this Disclosure Statement; compensation costs associated with the effectiveness of the Plan; costs associated with directors' and officers' insurance; and taxes and other expenses arising in connection with the Restructuring Transactions.

         In addition, it is anticipated that on the Effective Date an additional $100 million will be available to the Reorganized Debtors pursuant to the Exit Financing Revolving Credit Facility. See " -- Exit Financing Revolving Credit Facility" and "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Exit Financing."

ADDITIONAL INFORMATION REGARDING ASSERTION AND TREATMENT OF ADMINISTRATIVE CLAIMS, CERTAIN FEE AND EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

         ADMINISTRATIVE CLAIMS

         General. Unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Administrative Claim will receive from Reorganized LGII or the applicable Reorganized Debtor, in full satisfaction of its Administrative Claim, cash equal to the allowed amount of such Administrative Claim either: (a) on the Effective Date; or (b) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which (i) an order allowing such Administrative Claim becomes a Final

Order or (ii) a Stipulation of Amount and Nature of Claim is executed by Reorganized LGII or the applicable Reorganized Debtor and the holder of the Administrative Claim. Administrative Claims include Claims for costs and expenses of administration allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for services, inventories, leased equipment and premises), including Claims under the DIP Financing Facility and the Blackstone Settlement Agreement; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, U.S. Code, 28 U.S.C. Sections 1911-1930; (d) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code; and (e) all Intercompany Claims accorded priority pursuant to section 364(c)(1) of the Bankruptcy Code or the Cash Management Order. In addition to the types of Administrative Claims described above and the fee and expense Claims described below (see " -- Certain Fee and Expense Claims"), section 503(b) of the Bankruptcy Code provides for payment of compensation or reimbursement of expenses to creditors and other entities making a "substantial contribution" to a chapter 11 case and to attorneys for and other professional advisors to such entities. The amounts, if any, that such entities will seek or may seek for such compensation or reimbursement are not known by the Debtors at this time. Requests for such compensation or reimbursement must be approved by the Bankruptcy Court after notice and a hearing at which the Debtors or Reorganized Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any such compensation or reimbursement. The Debtors estimate that the Administrative Claims will aggregate approximately $49 million as of the Effective Date, excluding amounts payable under the Blackstone Settlement Agreement and post-petition accounts payable and other accrued liabilities as of the Effective Date and any "substantial contribution" Claims.

         Except as otherwise provided below, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by such date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 90 days after the Effective Date or (b) 60 days after the Filing of the applicable request for payment of Administrative Claims.

         Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 90 days after the Effective Date or (b) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

         The Debtors agreed to support an Administrative Claim by counsel to William R. Eldridge, a member of the Creditors' Committee, for reasonable fees, in an amount not to exceed $50,000, and related expenses incurred by such counsel in connection with its representation of Mr. Eldridge on a subcommittee formed by the Creditors' Committee with respect to the plan of reorganization process in the Debtors' Reorganization Cases. On July 30, 2001, the Bankruptcy Court approved payment of an Administrative Claim to Mr. Eldridge in the amount of $53,000 in respect of this agreement.

         The following holders will not be required to File or serve any request for payment of such Administrative Claims: (a) holders of Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for

Taxes, including Tax audit Claims related to Tax years commencing after the Petition Date, and Allowed Administrative Claims arising from or under those contracts and leases entered into or assumed after the Petition Date, including the Rose Hills Put/Call Agreement, or out of the employee benefit policies, plans and agreements identified on Exhibit IV.C.3 to the Plan, including the Key Employee Retention Program); and (b) holders of Administrative Claims under the DIP Financing Facility.

         Blackstone Settlement Agreement. Pursuant to the Blackstone Settlement Agreement, in full satisfaction of the Claims of Blackstone and RHI under the Rose Hills Put/Call Agreement, including the exercise of the put thereunder, subject to the prior satisfaction of all conditions thereto as set forth in the Blackstone Settlement Agreement, on the Effective Date, Reorganized LGII will
(a) issue to Blackstone and to RHI $24,679,000 aggregate principal amount of New Unsecured Subordinated Convertible Notes and 379,449 shares of New Common Stock and (b) assume the obligations under a promissory note in the principal amount of $445,000 issued by RHI to Rose Hills, all in accordance with the terms of the Blackstone Settlement Agreement. In addition, under the terms of the Blackstone Settlement Agreement all Claims of Blackstone under the Prime Put/Call Agreement will be released. Blackstone had asserted Claims in excess of $340 million against each of TLGI and LGII (and in part against Roses Delaware, Inc.) in respect of the Rose Hills Put/Call Agreement and the Prime Put/Call Agreement that, absent the Blackstone Settlement, would have constituted additional Claims in Divisions A and B in Class 11 to the extent Allowed. See "Operations During the Reorganization Cases -- Blackstone Transactions."

         Indenture Trustees' Claims. In full satisfaction of each Indenture Trustee's fee and expense Claims for services rendered under the respective Prepetition Indenture prior to the Effective Date (including those services rendered in connection with the Reorganization Cases and Adversary Proceeding No. 00-1181), including such Claims secured by the Indenture Trustee's charging lien under the Prepetition Indentures subject to the provisions of Section III.E of the Plan, each Indenture Trustee will receive from Reorganized LGII cash equal to the amount of such Claims, and any charging lien held by such Indenture Trustee will be released on the Effective Date. Distributions received by holders of Allowed Claims in respect of Classes 5, 6, 7, 9 and 19 pursuant to the Plan will not be reduced on account of the payment of the Indenture Trustees' Claims pursuant to Section III.E of the Plan. Notwithstanding the provisions of Section III.E of the Plan, any payments in respect of amounts estimated to be incurred prior to the Effective Date pursuant to Section III.E.2 of the Plan will not exceed the lesser of the estimate provided pursuant to
Section III.E.2 of the Plan or the actual amount incurred as reflected in appropriate supporting documentation submitted to Reorganized LGII promptly following the Effective Date.

         No later than September 28, 2001, each Indenture Trustee will submit to LGII, each other Indenture Trustee, the Creditors' Committee and each of the Principal CTA Creditors appropriate documentation in support of such fees and expenses incurred or estimated to be incurred by such Indenture Trustee through the Effective Date, whether incurred prior to or subsequent to the Petition Date. The amount of these fees and expenses will be reported to the Bankruptcy Court at the Confirmation Hearing. Notwithstanding the foregoing, if the Effective Date will not occur on or prior to December 31, 2001, any Indenture Trustee may supplement, no later than five Business Days prior to the Effective Date, such documentation to estimate the additional amount of such fees and expenses from January 1, 2002 to the anticipated Effective Date, which additional amount will be treated in accordance with Section III.E. of the Plan and as otherwise directed by the Bankruptcy Court, including with respect to any supplemental objection procedures.

         On the Effective Date, Reorganized LGII will pay to each Indenture Trustee, in full satisfaction of such Trustee's fee and expense Claim, cash in an amount equal to the fee and expense amount such Trustee submitted under
Section III.E.2 of the Plan; provided, however, that (a) only LGII, an Indenture Trustee, the Creditors' Committee or a Principal CTA Creditor shall have standing to File an objection to the fee and expense amount submitted by an Indenture Trustee under Section III.E.2 of the Plan, (b) any such objection shall be Filed with the Bankruptcy Court on or before the tenth day preceding the Voting Deadline, (c) if such objection is timely Filed, cash equal to the amount subject to such objection will not be paid to such Trustee but rather will be placed in a segregated, interest bearing money market account in which the respective Indenture Trustee will be granted a perfected security interest and (d) if such an objection is not timely Filed, such Trustee's fee and expense Claim will be treated as an Allowed Claim and will be paid as provided under
Section III.E.1 of the Plan. In addition, pending submission of the supporting documentation in respect of previously estimated Claims as contemplated by the last sentence of Section III.E.1 of the Plan, an amount equal to such previously estimated Claims will be placed in such segregated account. The Confirmation Order will provide that such Trustee's charging lien will attach solely to the cash placed in such money market account until the funds in that account are distributed as provided in Section III.E.4 of the Plan. The portion of any such Claim for fees and expenses actually incurred and as to which no objection has been made will be paid on the Effective Date notwithstanding the pendency of an objection to the remaining portion or receipt of supporting documentation in respect of previously estimated Claims.

         In the event of an objection to the amount of an Indenture Trustee's fees and expenses as contemplated by Section III.E.3 of the Plan, the disputed portion of the fees and expenses will be subject to approval of the Bankruptcy Court and approved except to the extent found not reasonable (within the meaning of the respective Prepetition Indenture). A request by an Indenture Trustee for its fees and expenses will not be subject to the additional standards contained in section 503(b) of the Bankruptcy Code. Promptly upon approval by the Bankruptcy Court, the approved fees and expenses of the Indenture Trustee will be treated as Allowed Claims and will be paid from the segregated account established pursuant to Section III.E.3 of the Plan, plus any interest earned thereon.

         After payment of all amounts payable to an Indenture Trustee under
Section III.E of the Plan, any amounts remaining in a segregated account established pursuant to the Plan will be distributed to holders of Class 5, 6 and 7 Claims by Reorganized LGII as if such funds were being paid in respect of the Excess Cash Distribution Amount on the Effective Date.

         Each respective Indenture Trustee will also be entitled to fees and expenses incurred following the Effective Date in its capacity as a Third Party Disbursing Agent with respect to the Public Notes.

         Based on preliminary information furnished by the Indenture Trustees in June 2001, the Debtors' estimate of fees and expenses accrued through such time that may be subject to payment pursuant to Section III.E of the Plan is approximately $4.0 million. This amount does not include additional fees and expenses that may be accrued after such time and prior to the Effective Date. No assurance can be given as to the actual amount of fees and expenses that will ultimately be paid pursuant to Section III.E of the Plan.

         CERTAIN FEE AND EXPENSE CLAIMS

         In full satisfaction of Claims of (a) (i) any of Bank of Montreal, Wachovia Bank, N.A., Angelo Gordon & Co., Cerberus Capital Management, Franklin Mutual Advisers, LLP, GSCP Recovery, Inc. and Oaktree Capital Management LLC (collectively, the "Principal CTA Creditors") (in each case, only if such entity votes all of its Claims to accept the Plan) for reasonable fees and expenses incurred by such entity in connection with the Reorganization Cases (including in connection with Adversary Proceeding No. 00-01181) and (ii) Teachers Insurance and Annuity Association of America ("TIAA") (only if such entity votes all of its Claims to accept the Plan) for reasonable fees and expenses incurred as aforesaid in an amount not to exceed $100,000; and (b) counsel and the accountants for the Creditors' Committee for services rendered by such counsel prior to the formation of the Creditors' Committee in an amount not to exceed $60,000 and $30,000, respectively, subject to the provisions of Section III.F of the Plan, each holder of such a Claim will receive from Reorganized LGII on the Effective Date cash equal to the amount of such Claim. The payments under
Section III.F.1(a) of the Plan are part of the overall settlement embodied by this Plan among the Principal CTA Creditors and the Debtors. Notwithstanding any other provision of the Plan, any payments in respect of amounts estimated to be incurred prior to the Effective Date pursuant to Section III.F.2 of the Plan will not exceed the lesser of the estimate provided pursuant to Section III.F.2 of the Plan or the actual amount incurred as reflected in appropriate supporting documentation submitted to Reorganized LGII promptly following the Effective Date.

         No later than September 28, 2001, each holder of a Claim under Section III.F.1 of the Plan will submit to each of the entities specified in Section III.E.2 of the Plan, appropriate documentation in support of its respective Claims for fees and expenses incurred or estimated to be incurred through the Effective Date. The amount of these fees and expenses will be reported to the Bankruptcy Court at the Confirmation Hearing. Notwithstanding the foregoing, if the Effective Date will not occur on or prior to December 31, 2001, any holder of a Claim under Section III.F.1 of the Plan may supplement, no later than five Business Days prior to the Effective Date, such documentation to estimate the additional amount of such fees and expenses from January 1, 2002 to the anticipated Effective Date, which additional amount will be treated in accordance with Section III.F of the Plan and as otherwise directed by the Bankruptcy Court, including with respect to any supplemental objection procedures.

         On the Effective Date, Reorganized LGII will pay to each holder of such a Claim under Section III.F.1 of the Plan in full satisfaction of such holder's fee and expense Claim, cash in an amount equal to the fee and expense amount such holder submitted under Section III.F.2 of the Plan, provided, however, that
(a) only LGII, an Indenture Trustee, the Creditors' Committee or a Principal CTA Creditor shall have standing to File an objection to the reasonableness of the fee and expense amount submitted under Section III.F.2 of the Plan, (b) any such objection shall be Filed with the Bankruptcy Court on or before the tenth day preceding the Voting Deadline, (c) if such an objection is timely Filed, cash equal to the amount subject to such objection will not be paid to the holder of the challenged Claim but rather will be placed in a segregated, interest bearing money market account and (d) if such an objection is not timely Filed, such holder's fee and expense Claim will be treated as an Allowed Claim and will be paid for as provided under Section III.F.1 of the Plan. In addition, pending submission of the supporting documentation in respect of previously estimated Claims as contemplated by the last sentence of Section III.F.1 of the Plan, an amount equal to such previously estimated Claims will be placed in such segregated account. The portion of any such Claim for fees and expenses actually incurred and as to which no objection has been made will be paid on the Effective Date notwithstanding the pendency of an objection to the remaining portion or receipt of supporting documentation in respect of previously estimated Claims.

         In the event of an objection to the amount of such a holder's fees and expenses as contemplated by Section III.F.3 of the Plan, the disputed portion of the fees and expenses will be subject to approval of the Bankruptcy Court and approved except to the extent found not reasonable. The request of a holder of a Claim under Section III.F.1 of the Plan for its fees and expenses will not be subject to the additional standards contained in section 503(b) of the Bankruptcy Code. Promptly upon approval by the Bankruptcy Court, a holder's approved fees and expenses will be treated as Allowed Claims and will be paid from the segregated account established pursuant to Section III.F.3 of the Plan, plus any interest earned thereon.

         After payment of all amounts payable to a holder of a Claim under clause (a) of Section III.F.1 of the Plan, any amounts remaining in a segregated account established pursuant to Section III.F.3 of the Plan will be distributed to holders of Class 5, 6 and 7 Claims by Reorganized LGII as if such funds were a part of the Excess Cash Distribution Amount on the Effective Date. Any such remaining amounts in respect to a Claim under clause (b) of Section III.F.1 of the Plan will be paid over to Reorganized LGII.

         Based on preliminary information furnished by the Principal CTA Creditors in June 2001, the Debtors' estimate of fees and expenses accrued through such time that may be subject to payment pursuant to Section III.F of the Plan is approximately $5.5 million. This amount does not include additional fees and expenses that may be accrued after such time and prior to the Effective Date. No assurance can be given as to the actual amount of fees and expenses that ultimately will be paid pursuant to Section III.F of the Plan.

         PRIORITY TAX CLAIMS

         Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder thereof and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 7% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to the allowed amount of such Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, the first payment on account of an Allowed Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (a) an order allowing such Priority Tax Claim becomes a Final Order or (b) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Priority Tax Claim; provided, however, that the Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty. Although the Debtors do not presently anticipate that any material payment will be made to the Internal Revenue Service on account of Priority Tax Claims, the Debtors' 1993 through 1998 tax years remain under audit by the Internal Revenue Service and, as a result, the Internal Revenue Service could assert additional claims against the Debtors that could, if sustained, result in a material net payment being made by the Debtors to the Internal Revenue Service in respect of Priority Tax Claims. See "Risk Factors -- Ongoing Tax Audit Could Impact Priority Tax Claims."

         Notwithstanding the foregoing, a holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 11 and the holder of an Allowed Priority Tax Claim will not be entitled to assess or attempt to collect such penalty from the Reorganized Debtors or their property.

SPECIAL PROVISIONS REGARDING THE TREATMENT OF ALLOWED SECONDARY LIABILITY CLAIMS; MAXIMUM RECOVERY

         A Secondary Liability Claim arises when a creditor holds a Claim against a Debtor based on (a) vicarious liability, (b) liabilities arising out of piercing the corporate veil or alter ego theory or (c) other similar legal theories wherein the Debtor is liable for the actions or obligations of another Debtor primarily liable by reason of joint, several or secondary liability. The classification and treatment of Allowed Claims under the Plan take into consideration all Secondary Liability Claims, and no distributions in respect of any Secondary Liability Claims will be made. Rather, distributions, if any, will be made solely in respect of the primary obligor.

         Notwithstanding any provision of the Plan to the contrary, a creditor holding multiple Allowed Claims against more than one Debtor that do not constitute Secondary Liability Claims and that arise from the contractual joint, joint and several or several liability of such Debtors, the guaranty by one Debtor of another Debtor's obligation or other similar circumstances may not receive in the aggregate from all Debtors more than 100% of the amount of the underlying Claim giving rise to such multiple Claims.

DISTRIBUTIONS IN RESPECT OF CTA NOTE CLAIMS

         The following describes the distributions of cash and securities to be issued to holders of Allowed CTA Note Claims in Classes 5, 6 and 7. Each category of consideration will be allocated among Classes 5, 6 and 7 based on the following percentages:

CLASS                                              PERCENTAGE
-----                                              ----------
5.............................................       50.157%
6.............................................       18.302%
7.............................................       31.541%
                                                    -------
                                                    100.000%
                                                    =======


         CASH DISTRIBUTIONS

         Distribution of Proceeds of Exit Financing Term Loan. The Debtors may seek to obtain a $250 million Exit Financing Term Loan as of the Effective Date. If the Exit Financing Term Loan Closing occurs, $250 million in cash will be distributed to holders of Allowed CTA Note Claims in Classes 5, 6 and 7, and the New Five-Year Secured Notes will not be issued pursuant to the Plan. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Exit Financing -- Exit Financing Term Loan." The Debtors currently do not expect the Exit Financing Term Loan Closing to occur.

         Distribution of Proceeds of Disposition Program. The aggregate cash proceeds received on or prior to the Effective Date by the Debtors in respect of the sale of any of the Disposition Properties (including any amounts allocated to Neweol (Delaware) LLC in respect of the sale of receivables), net of the direct costs relating to such sale (i.e., the Realized Asset Disposition Proceeds Amount), will be distributed to holders of Allowed CTA Note Claims in Classes 5, 6 and 7. See "Operations During the Reorganization Cases -- Post-Petition Asset Disposition Program."

         Distribution of Excess Cash. Pursuant to the Plan, cash equal to the "Excess Cash Distribution Amount" will be distributed to holders of Allowed CTA Note Claims in Classes 5, 6 and 7. For purposes of the Plan, the term "Excess Cash Distribution Amount" means the sum of:

         (a) $40 million, less the sum of (i) amounts to be paid or set aside pursuant to Section III.E of the Plan in respect of the fees and expenses of each Indenture Trustee and (ii) amounts to be paid or set aside pursuant to Section III.F of the Plan in respect of the fees and expenses of the Principal CTA Creditors, TIAA and counsel and accountants for the Creditors' Committee prior to the formation thereof (i.e., the Minimum Cash Distribution Amount); and

         (b) if the Available Cash Amount exceeds the sum of (i) the Minimum Cash Distribution Amount and (ii) $45 million, an amount equal to 75% of any such excess.

         Cash distributions in respect of the Excess Cash Distribution Amount are subject to reduction on the Effective Date by the CTA Trustee Reserve Amount (i.e., the amount of cash to be reserved in a segregated account for payment of Allowed Class 22 Claims of the CTA Trustee, if any) and the Series Reserve Amounts (i.e., the amount of cash to be reserved in segregated accounts for payment of Allowed Class 23 Claims of State Street, if any). The CTA Trustee Reserve Amount and the Series Reserve Amounts, which will be based on the fees and expenses of the CTA Trustee and of State Street under various Prepetition Indentures, will be determined by the Bankruptcy Court and cannot be estimated at this time. Upon entry of a Final Order of the Bankruptcy Court granting an Allowed Class 22 Claim or Allowed Class 23 Claim, Reorganized LGII will pay to the CTA Trustee or State Street, as applicable, solely from the applicable segregated account, cash in the amount of the Allowed Claim. Upon entry of a Final Order of the Bankruptcy Court that all or a portion of a Class 22 Claim or Class 23 Claim shall not be Allowed, cash in an amount equal to all or such portion of the applicable segregated account (together with interest earned thereon) will be distributed to holders of Allowed CTA Note Claims as applicable. Any amounts remaining in the segregated accounts on the third anniversary of the Effective Date (subject to extension by the Bankruptcy Court in certain circumstances) will be distributed to holders of Allowed CTA Note Claims as applicable. The Debtors are unable at this time to determine the CTA Trustee Reserve Amount or the Series Reserve Amounts, if any, the amount of Class 22 Claims or Class 23 Claims that may be asserted, if any, or the amount of Class 22 Claims or Class 23 Claims that may ultimately be Allowed, if any, and paid out to the CTA Trustee or State Street.

         DISTRIBUTIONS OF SECURITIES

         Distribution of New Five-Year Secured Notes. If the Exit Financing Term Loan Closing does not occur, New Five-Year Secured Notes in an original aggregate principal amount of $250 million will be distributed to holders of Allowed CTA Note Claims in Classes 5, 6 and 7. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Five-Year Secured Notes."

         Distribution of New Two-Year Unsecured Notes. New Two-Year Unsecured Notes in an original aggregate principal amount equal to $165 million less the Realized Asset Disposition Proceeds Amount will be distributed to holders of Allowed CTA Note Claims in Classes 5, 6 and 7. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Two-Year Unsecured Notes."

         Distribution of New Seven-Year Unsecured Notes. New Seven-Year Unsecured Notes in an original aggregate principal amount equal to $325 million will be distributed to holders of Allowed CTA Note Claims in Classes 5, 6 and 7. If the Minimum Cash Distribution Amount is less than $35 million, additional New Seven-Year Unsecured Notes in an original principal amount equal to the lesser of (x) the amount by which $35 million exceeds the Excess Cash Distribution Amount and (y) $5 million (i.e., the New Seven-Year Unsecured Notes Additional Principal Amount) will be distributed to holders of Allowed CTA Note Claims in Classes 5, 6 and 7. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Seven-Year Unsecured Notes."

         Distribution of Common Stock. An aggregate amount of 36,728,500 shares of New Common Stock will be distributed to holders of Allowed CTA Note Claims in Classes 5, 6, and 7. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Common Stock."

         ESTIMATED DISTRIBUTIONS PER $1,000 CLAIM AMOUNT

         The following table sets forth a summary of the distributions of cash and securities expected to be issued on the Effective Date to holders of Allowed CTA Note Claims in each of Classes 5, 6 and 7 per $1,000 of such Claims (including principal amount and accrued interest as of the Petition Date), assuming (a) the Exit Financing Term Loan Closing does not occur and the New Five-Year Secured Notes are issued pursuant to the Plan, (b) the Excess Cash Distribution Amount is $25 million and $330 million aggregate principal amount of New Seven-Year Unsecured Notes are issued pursuant to the Plan, (c) the CTA Trustee Reserve Amount is zero and no distribution of cash is made in respect of Class 22 Claims, (d) the Series Reserve Amount is zero and no distribution of cash is made in respect of Class 23 Claims and (e) the aggregate Allowed Claims in each of Classes 5, 6 and 7 are equal to the estimated aggregate Claims amount indicated for such Class in the table included under " -- Summary of Classes and Treatment of Claims and Interests" above. The CTA Reserve Amount and Series Reserve Amount are assumed to be zero for purposes of the following table because the amounts thereof, if any, will be established by the Bankruptcy Court at the Confirmation Hearing and cannot be estimated at this time. There can be no assurance that there will not be material variances between such estimates and the actual distributions of cash and securities issued on the Effective Date to holders of Allowed CTA Note Claims. See " -- Distributions of New Equity; New Notes.

                                CATEGORY OF CONSIDERATION                                CLASS 5         CLASS 6         CLASS 7
                                -------------------------                              ----------      ----------      ----------

Cash in Respect of Excess Cash Distribution Amount .................................   $    13.69      $    12.94      $    10.17
Sum of Cash in Respect of Realized Asset Disposition Proceeds Amount and Principal
   Amount of New Two-Year Unsecured Notes...........................................        90.37           85.40           67.13
Principal Amount of New Five-Year Secured Notes ....................................       136.92          129.39          101.71
Principal Amount of New Seven-Year Unsecured Notes .................................       180.74          170.80          134.26
Estimated Value of Shares of New Common Stock ......................................       345.46(1)       326.40(2)       256.52(3)
                                                                                       ----------      ----------      ----------
      Total ........................................................................   $   767.18      $   724.93      $   569.79
                                                                                       ==========      ==========      ==========

----------

(1) Based on 20.12 shares of New Common Stock with an assumed value of $17.17 per share.

(2) Based on 19.01 shares of New Common Stock with an assumed value of $17.17 per share.

(3) Based on 14.94 shares of New Common Stock with an assumed value of $17.17 per share.

         Under the provisions of the Plan, principal amounts of the New Five-Year Secured Notes, New Two-Year Unsecured Notes and New Seven-Year Unsecured Notes will be issued only in denominations of $100 and integral multiples thereof. When any distribution on account of an Allowed Claim would otherwise result in the issuance of New Five-Year Secured Notes, New Two-Year Unsecured Notes and New Seven-Year Unsecured Notes with an aggregate principal amount that is not an integral multiple of $100, the actual distribution of such notes shall be rounded to the next higher or lower integral multiple of $100, as follows: (i) principal amounts of $50 or greater shall be rounded to the next higher integral multiple of $100, and (ii) principal amounts of less than $50 shall be rounded to the next lower integral multiple of $100. No consideration shall be provided in lieu of principal amounts of New Five-Year Secured Notes, New Two-Year Unsecured Notes and New Seven-Year Unsecured Notes that are rounded down. See "Distributions Under the Plan -- Timing and Calculation of Amounts To Be Distributed -- Distributions of New Debt Securities."

         Similarly, under the provisions of the Plan, only whole numbers of shares of New Common Stock will be issued. When any distribution on account of an Allowed Claim or an Allowed Interest would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the number of shares of such stock will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (b) fractions less than 1/2 will be rounded to the next lower whole number. No consideration will be provided in lieu of fractional shares that are rounded down. See "Distributions Under the Plan -- Timing and Calculation of Amounts To Be Distributed -- Distributions of New Equity."

SUMMARY OF TERMS OF CERTAIN SECURITIES TO BE ISSUED PURSUANT TO THE PLAN AND OTHER POST-REORGANIZATION INDEBTEDNESS

         The following sets forth a summary of the securities to be issued pursuant to the Plan and other indebtedness of the Reorganized Debtors. This summary is qualified by reference to the description of such securities under "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness."

         EQUITY SECURITIES

         The Plan provides that, as of the Effective Date, Reorganized LGII will be authorized to issue 100,000,000 shares of New Common Stock, par value $0.01 per share. Reorganized LGII will issue an aggregate of approximately 40,000,000 shares of New Common Stock to holders of Allowed Claims in Classes 5, 6, 7, 8 and 11 and certain holders of Allowed Administrative Claims as contemplated by the Blackstone Settlement Agreement and the Key Employee Retention Program, plus, if applicable, to certain holders of Allowed Interests in Class 17. The Debtors believe that none of the Debtors treated in Class 17 is solvent, and, accordingly, that no shares of New Common Stock will be issued in respect of Class 17.

         Holders of New Common Stock will be entitled to receive ratably such dividends as declared by Reorganized LGII's Board of Directors and will have no preemptive, subscription, redemption or conversion rights. The declaration of dividends and other payments on the New Common Stock will be restricted pursuant to certain provisions of the respective indentures governing the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, and the New Seven-Year Unsecured Notes (collectively, the "New Senior Notes"), the indenture governing the New Unsecured Subordinated Convertible Notes and the documents governing the Exit Financing Revolving Credit Facility and the Exit Financing Term Loan, if any (collectively, the "Exit Financing"). See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Five-Year Secured Notes," "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Two-Year Unsecured Notes," "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Seven-Year Unsecured Notes," "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Unsecured Subordinated Convertible Notes" and "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Exit Financing." Reorganized LGII is not expected to pay any dividends on the New Common Stock in the foreseeable future.

         On the Effective Date, Reorganized LGII will issue to holders of Allowed Claims in Class 8 and Divisions A, B, F, G and H of Class 11 and, if Class 19 accepts the Plan, to holders of Allowed Class 9 Claims and Allowed Class 19 Interests and Claims, New Warrants exercisable to purchase an aggregate of 2,992,000 shares of New Common Stock. Initially, each New Warrant, when exercised, will entitle the holder thereof to acquire one share of New Common Stock at an exercise price of $25.76 per share. The New Warrants will expire on the fifth anniversary of the Effective Date. The New Warrants will be issued under a warrant agreement with a warrant agent to be selected by Reorganized LGII (the "New Warrant Agreement"). See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Warrants."

         On the Effective Date, Reorganized LGII will issue New Unsecured Subordinated Convertible Notes to certain holders of Allowed Administrative Claims as contemplated by the Blackstone Settlement Agreement. The New Unsecured Subordinated Convertible Notes initially will be convertible into an aggregate of 1,437,332 shares of New Common Stock. See " -- Debt Securities -- New Unsecured Subordinated Convertible Notes" below.

         The following table indicates, for each Class of Claims or Interests receiving New Common Stock or New Warrants pursuant to the Plan and Administrative Claims (each, a "Recipient Class"), as of the Effective Date (i) the number of shares of New Common Stock to be issued in respect of such Recipient Class pursuant to the Plan, if any ("Plan Shares"), (ii) the percentage of Plan Shares represented by the Plan Shares to be issued in respect of such Recipient Class pursuant to the Plan, (iii) the number of shares of New Common Stock issuable upon conversion of the New Warrants to be issued in respect of such Recipient Class pursuant to the Plan ("Warrant Shares"), (iv) the number of shares of New Common Stock issuable upon conversion of the New Unsecured Subordinated Convertible Notes to be issued in respect of such Recipient Class pursuant to the Plan ("Conversion Shares"), (v) the sum of Plan Shares, Warrant Shares and Conversion Shares to be issued or issuable in respect of such Recipient Class ("Total

Shares"), and (vi) the percentage of Total Shares represented by the Total Shares to be issued or issuable in respect of such Recipient Class.


    RECIPIENT                                         WARRANT       CONVERSION
    CLASS(1)          PLAN SHARES   PERCENTAGE(2)    SHARES(3)       SHARES(4)    TOTAL SHARES   PERCENTAGE(5)
    ---------        ------------   -------------   ------------   ------------   ------------   -------------

5 ................     18,421,900           46.1%             --             --     18,421,900           41.4%
6 ................      6,722,100           16.8%             --             --      6,722,100           15.1%
7 ................     11,584,500           29.0%             --             --     11,584,500           26.1%
8 ................        771,400            1.9%        235,200             --      1,006,600            2.3%
11 ...............      2,115,900            5.3%      2,260,000             --      4,375,900            9.9%
19 ...............             --             --         496,800             --        496,200            1.1%
Administrative
   Claims(6) .....        379,449             .9%             --      1,437,332      1,816,781            4.1%
                     ------------   ------------    ------------   ------------   ------------   ------------
Total ............     39,995,249          100.0%      2,992,000      1,437,332     44,424,581          100.0%
                     ============                   ============   ============   ============

----------

(1) Assumes that (a) no shares of New Common Stock will be issued in respect of Class 17 because all Non-Ownership Regulated Debtors are insolvent and (b) Class 19 accepts the Plan.

(2) Calculated based on the assumed issuance, on the Effective Date, of 39,995,249 Plan Shares in the aggregate.

(3) Assumes the issuance of New Warrants exercisable to purchase 2,992,000 Warrant Shares in the aggregate.

(4) Assumes the issuance of New Unsecured Subordinated Convertible Notes in the aggregate principal amount of $24,679,000 initially convertible into 1,437,332 Conversion Shares in the aggregate.

(5) Calculated based on 44,424,581 Total Shares, composed of 39,995,249 Plan Shares, 2,992,000 Warrant Shares and 1,437,332 Conversion Shares.

(6) Does not reflect shares of New Common Stock that may be issued pursuant to the Key Employee Retention Program. See "Reorganized LGII -- Existing Benefit Plans and Agreements -- Key Employee Retention Program."

         In addition, as of the Effective Date, 4,500,000 shares of New Common Stock will be reserved for issuance under the Equity Incentive Plan, including up to 2,475,000 shares underlying options to be granted as of the Effective Date. The options granted as of the Effective Date will have a per share exercise price equal to the average of the daily closing sales price per share of the New Common Stock as reported on The Nasdaq Stock Market or the national securities exchange on which it is listed, as applicable, for the 30 consecutive trading days immediately following the Effective Date and will become exercisable in cumulative installments with respect to 25% of the shares on the first and second anniversaries of the date of grant and with respect to the remaining 50% of the shares on the third anniversary of the date of grant; provided, however, that, in the case of options granted to John S. Lacey, TLGI's Chairman, and Paul A. Houston, TLGI's President and Chief Executive Officer, as of the Effective Date, pursuant to their employment agreements such options will become exercisable in cumulative installments with respect to 25% of the shares on the later to occur of November 1, 2001 and the date next following the day on which the exercise price becomes fixed as described above, 25% of the shares on November 1, 2002 and the remaining 50% of the shares on November 1, 2003. See "Reorganized LGII -- Management and Board of Directors -- New Benefit Plans and Agreements."

         The Plan also provides that, as of the Effective Date, Reorganized LGII will be authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share ("New Preferred Stock"). Reorganized LGII's Board of Directors will have the authority to issue shares of New Preferred Stock from time to time in one or more classes or series and to determine the various rights and privileges thereof. The Reorganized LGII Board of Directors will also have the authority to issue additional shares of New Common Stock from time to time following the Effective

Date under the provisions of the Certificate of Incorporation of Reorganized LGII and applicable law. See "Reorganized LGII -- Certain Corporate Governance Matters -- Authorized But Unissued Shares."

         DEBT SECURITIES

         On the Effective Date, (a) holders of Allowed CTA Note Claims in Classes 5, 6 and 7 will receive, in addition to New Common Stock and certain cash payments, (i) New Five-Year Secured Notes, if issued, (ii) New Two-Year Unsecured Notes, if issued, and (iii) New Seven-Year Unsecured Notes and (b) certain holders of Allowed Administrative Claims will receive, in addition to New Common Stock, New Unsecured Subordinated Convertible Notes as contemplated by the Blackstone Settlement Agreement.

         New Five-Year Secured Notes. The aggregate principal amount of New Five-Year Secured Notes to be issued by Reorganized LGII will be $250 million. The New Five-Year Secured Notes will bear interest at 11% per annum, payable semiannually in arrears, and will be initially secured by (a) all personal property (subject to certain exceptions) of Reorganized LGII and all directly or indirectly wholly owned subsidiaries of Reorganized LGII (other than Loewen Life Insurance Group Inc., a Delaware corporation, Rose Hills Holding Corp., a Delaware corporation, and any subsidiary of those corporations) that are organized under the laws of any state or commonwealth of the United States (together with any such future subsidiaries, the "Subsidiary Guarantors") and
(b) the material funeral home real property assets pledged under the Exit Financing Revolving Credit Facility. The New Five-Year Secured Notes will mature on the fifth anniversary of the Effective Date. The New Five-Year Secured Notes will be issued pursuant to a trust indenture with Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "New Five-Year Secured Notes Indenture"). No New Five-Year Secured Notes will be issued pursuant to the Plan if the Exit Financing Term Loan Closing occurs. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Five-Year Secured Notes."

         New Two-Year Unsecured Notes. The aggregate principal amount of New Two-Year Unsecured Notes to be issued by Reorganized LGII will be in an amount equal to $165 million less the Realized Asset Disposition Proceeds Amount. The New Two-Year Unsecured Notes will bear interest at 12 1/4% per annum, payable semiannually in arrears, and will mature on the second anniversary of the Effective Date. The New Two-Year Unsecured Notes will be issued pursuant to a trust indenture with Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "New Two-Year Unsecured Notes Indenture"). Reorganized LGII will be required to apply Net Proceeds received by the Reorganized Debtors following the Effective Date in respect of the sale of any Disposition Properties, subject to certain minimum threshold levels, to the redemption of the New Two-Year Unsecured Notes. No New Two-Year Unsecured Notes will be issued pursuant to the Plan if the Realized Asset Disposition Proceeds Amount equals or exceeds $165 million. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Two-Year Unsecured Notes."

         New Seven-Year Unsecured Notes. The aggregate principal amount of New Seven-Year Unsecured Notes to be issued by Reorganized LGII will be an amount equal to the sum of (x) $325 million and (y) if the Excess Cash Distribution Amount is less than $35 million, the New Seven-Year Unsecured Notes Additional Principal Amount, which amount will not exceed $5 million. The New Seven-Year Unsecured Notes will bear interest at 12 1/4% per annum, payable semiannually in arrears, and will mature on the seventh anniversary of the Effective Date. The New Seven-Year Unsecured Notes will be issued pursuant to a trust indenture with Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "New Seven-Year Unsecured Notes Indenture"). See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Seven-Year Unsecured Notes."

         New Unsecured Subordinated Convertible Notes. The aggregate principal amount of New Unsecured Subordinated Convertible Notes to be issued by Reorganized LGII will be $24,679,000. The New Unsecured Subordinated Convertible Notes will bear interest at 12 1/4% per annum, payable semiannually in arrears, and will mature on the tenth anniversary of the Effective Date. The New Unsecured Subordinated Convertible Notes will be expressly subordinated to all senior debt of Reorganized LGII and will be convertible into New Common Stock at an initial conversion rate equal to $17.17 per share. Thus, the New Unsecured Subordinated Convertible Notes initially will be convertible into an aggregate of 1,437,332 shares of New Common Stock. The New Unsecured Subordinated Convertible Notes will be issued pursuant to a trust indenture with Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "New Unsecured Subordinated Convertible Notes Indenture"). See

"Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Unsecured Subordinated Convertible Notes."

         OTHER POST-REORGANIZATION INDEBTEDNESS

         It is a condition to the Effective Date that, as of the Effective Date, Reorganized LGII and the Exit Financing Facility Agent Bank shall have entered into the Exit Financing Revolving Credit Facility. In addition, the Debtors may seek to obtain from the Exit Financing Facility Agent Bank the Exit Financing Term Loan as of the Effective Date. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Exit Financing."

         Pursuant to the Blackstone Settlement Agreement, on the Effective Date, Reorganized LGII will become the owner of all of the outstanding capital stock of Rose Hills Holding Corp. For a description of certain indebtedness of Rose Hills Holding Corp., see "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Rose Hills Indebtedness."

         See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Other Indebtedness" for a description of certain secured indebtedness of the Debtors to be reinstated on the Effective Date.

FORMATION OF LIQUIDATING TRUST

         In connection with the Plan, on the Effective Date, Reorganized LGII and a trustee to be selected by the Creditors' Committee (the "Liquidating Trust Trustee") will enter into the Liquidating Trust Agreement and the Liquidating Trust will be established pursuant to the terms of the Plan and the Liquidating Trust Agreement. Pursuant to the Plan and the Liquidating Trust Agreement, Reorganized LGII will transfer or cause to be transferred, immediately following completion of the Reinvestment Transactions, to the Liquidating Trust Trustee
(a) the Prime Succession Warrants and (b) an undivided 25% interest in the NAFTA Net Proceeds, i.e., the proceeds, if any, of the NAFTA Claims as such proceeds may be adjusted as a result of the arbitration contemplated by the NAFTA Arbitration Agreement, less (i) amounts payable under paragraph 3 of the NAFTA Arbitration Agreement and (ii) amounts payable pursuant to the NAFTA Contingency Fee Agreement. The Liquidating Trust Agreement will provide that holders of Allowed Claims in Class 8 and in Divisions A, B, F, G and H of Class 11 will have beneficial interests in such assets and the proceeds thereof. See "Operations During the Reorganization Cases -- Blackstone Transactions -- Prime Succession," "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- NAFTA Claims" and "Liquidating Trust To Be Formed Pursuant to the Plan."

         This summary is qualified by reference to the description of the Liquidating Trust under "Liquidating Trust To Be Formed Pursuant to the Plan."

FUNDING OF CTA ISSUE LITIGATION

         If Class 7 accepts the Plan, in addition to the distributions to holders of Group III CTA Note Claims described above (see " -- Summary of Classes and Treatment of Claims and Interests"), pursuant to the Plan and subject to the conditions described therein, Reorganized LGII will reimburse up to an aggregate amount of $3,000,000 of reasonable legal fees and expenses incurred by attorneys representing holders of Group III CTA Note Claims (other than Claims under the BMO Letter of Credit Facility) in certain litigation against certain parties potentially responsible for the failure to file Additional Secured Indebtedness Registration Statements with the CTA Trustee in respect of the Series 6 Notes, the Series 7 Notes and the PATS Notes. In general, the $3,000,000 will be distributed pro rata to such attorneys based upon the ratio of (a) the principal amount of the Series 6 Notes, the Series 7 Notes and the PATS Notes held by each holder they represent to (b) $750 million, the outstanding principal amount of the Series 6 Notes, the Series 7 Notes and the PATS Notes on the Distribution Record Date. See "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Collateral Trust Agreement Issues."

         Attorneys for approximately eight holders of the Series 6 Notes, the Series 7 Notes and the PATS Notes holding at least approximately $500 million of the $750 million outstanding principal amount of the Series 6 Notes, the Series 7 Notes and the PATS Notes on the Petition Date have indicated that (a) they intend on jointly filing such an action against certain parties, (b) they will not bring an action on behalf of all holders of the Series 6 Notes, the Series 7 Notes and the PATS Notes and (c) other holders are not included in their group. Accordingly, of the $3,000,000 available for legal fees and expenses, attorneys for this group of holders would be entitled to seek reimbursement of up to at least approximately $2,000,000, leaving a balance of no more than approximately $1,000,000 for reimbursement of legal fees and expenses for all other holders of the Series 6 Notes, the Series 7 Notes and the PATS Notes who might elect to prosecute their own potential Reserved CTA Claims. As a result, the Indenture Trustee for the Series 6 Notes, the Series 7 Notes and the PATS Notes has indicated that it believes the funds available for pro rata distribution to attorneys for the remaining holders may not be sufficient to independently prosecute to completion any such actions held by the remaining holders.

         Pursuant to Section III.I of the Plan, Reorganized LGII may be entitled to repayment of such reimbursements or portions thereof up to the amount so reimbursed, plus interest thereon at 10% per annum from the date of each applicable reimbursement, provided, that any such repayment and interest thereon shall be paid solely from any recoveries in respect of such litigation whether by judgment, settlement or otherwise. Repayment of reimbursements is available only to the extent that plaintiffs have accepted funds from the Reimbursable Fee Tranche, which shall be comprised of $1,500,000 of the $3,000,000 available for reimbursements, pursuant to Section III.I.5 of the Plan. The request for and acceptance of funds disbursed by Reorganized LGII from the Reimbursable Fee Tranche will, without the necessity for any further action, constitute the consent and agreement of each plaintiff and plaintiffs' counsel in the respective litigation to such repayment (together with interest) from any such recoveries and such repayment (together with interest) will be made prior to any distributions of such recoveries to such plaintiffs.

CONDITIONS TO CONFIRMATION AND THE EFFECTIVE DATE OF THE PLAN

         There are several conditions precedent to Confirmation and the occurrence of the Effective Date. Subject to applicable legal requirements, the Debtors may waive any of these conditions upon the terms and subject to the conditions set forth in Section IX.C of the Plan.

         CONDITIONS TO CONFIRMATION

         The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to
Section IX.C of the Plan:

         (a) The Confirmation Order shall be reasonably acceptable in form and substance to the Debtors.

         (b) The Debtors shall have received a commitment for the Exit Financing Revolving Credit Facility from the Exit Financing Facility Agent Bank on terms and conditions satisfactory to the Debtors.

         (c) The Plan shall not have been amended, altered or modified from the Plan as Filed on September 10, 2001, unless such amendment, alteration or modification is in form and substance reasonably satisfactory to the Debtors.

         (d) The Bankruptcy Court shall have entered an order (as part of the Confirmation Order) approving and authorizing pursuant to Bankruptcy Rule 9019 the settlement of the CTA Issue, other matters that are the subject of Adversary Proceeding No. 00-01181 and other issues relating to the CTA Note Claims as provided in the Plan and providing for the dismissal, with prejudice, of all claims in the Adversary Proceeding No. 00-01181 pending before the Bankruptcy Court as of the Effective Date. See "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Collateral Trust Agreement Issues -- Background."

         (e) To the extent permitted under applicable law, the Confirmation Order shall provide that: (i) the treatment in the Plan of CTA Note Claims is fair, reasonable, and adequate in light of the litigation risks confronting Indenture Trustees and holders of CTA Note Claims in the CTA Proceeding; (ii) the decisions of certain holders of CTA Note Claims to accept the Plan under which their CTA Note Claims are not treated on a pari passu basis with the CTA Note Claims of certain other holders of such CTA Note Claims were appropriate and reasonable in light of the litigation risks that they faced in the CTA Proceeding; and
                  (iii) Reserved CTA Note Claims of any holder of a CTA Note Claim shall in no way be prejudiced or adversely affected by virtue of the fact that any holder of any such claim voted in favor of the Plan, did not challenge the treatment of its Claim or its recovery under the Plan, did not pursue to conclusion its claims or defenses in the CTA Proceeding or otherwise did not fully pursue any rights that it may have had with respect to its CTA Note Claim before the Bankruptcy Court.

         In addition to the foregoing conditions to Confirmation, there are a number of substantial confirmation requirements under the Bankruptcy Code that must be satisfied for the Plan to be confirmed. See "Voting and Confirmation of the Plan -- Confirmation."

         CONDITIONS TO THE EFFECTIVE DATE

         The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or duly waived pursuant to Section IX.C of the Plan:

         (a) The documents effectuating the Exit Financing Revolving Credit Facility shall have been executed and delivered by Reorganized LGII and the Exit Financing Facility Agent Bank.

         (b) The Plan shall not have been amended, altered or modified from the Plan as Filed on September 10, 2001, unless such amendment, alteration or modification is, and all Exhibits to the Plan are, in form and substance reasonably satisfactory to the Debtors.

         (c) Each of the New Five-Year Secured Notes Indenture (if any New Five-Year Secured Notes will be issued pursuant to the Plan), the New Two-Year Unsecured Notes Indenture (if any New Two-Year Unsecured Notes will be issued pursuant to the Plan), the New Seven-Year Unsecured Notes Indenture and the New Unsecured Subordinated Convertible Notes Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended.

         (d) The New Common Stock shall have been registered under the Exchange Act pursuant to either a Form 8-A Registration Statement or a Form 10 Registration Statement that has become effective under the Exchange Act.

         (e) The shares of New Common Stock to be issued pursuant to the Plan shall have been designated as Nasdaq National Market securities by The Nasdaq Stock Market, Inc. or authorized for listing on or accepted for quotation through a National Securities Exchange subject to official notice of issuance.

         (f) The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan in form and substance acceptable to the Debtors, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan.

         (g) The CCAA Order shall be reasonably acceptable in form and substance to the Debtors and shall have been entered and become a Final Order.

         (h) Adversary Proceeding No. 00-01181 and the adversary proceedings listed on Exhibit IX.B.8 to the Plan shall have been dismissed with prejudice.

         (i) The board of directors of LGII shall have approved, for purposes of Section 203 of the Delaware General Corporation Law of the State of Delaware (i) the issuance pursuant to the Plan of New Common Stock to any person or entity that will become the owner of 15% or more of the outstanding New Common Stock as a result of such issuance and (ii) the issuance to any person or entity that will become the owner of 12% or more but less than 15% of the outstanding New Common Stock as a result of the issuance pursuant to the Plan of New Common Stock which causes such person or entity to become the owner of 15% or more of the outstanding New Common Stock; provided, however, that nothing in clause (b) of Section IX.B.9 of the Plan will obligate Reorganized LGII to issue any shares of New Common Stock to any person or entity.

         (j) Before or as of the Effective Date, (i) letter of credit number SLCDC 3896/912993, as amended, issued under the BMO Revolving Credit Facility, the beneficiary of which is First Union National Bank, in the current undrawn amount of $5,000,000 shall have expired or been replaced with no further drawings thereon, and (ii) letter of credit number SLCDC 3896/91198, as amended, issued under the BMO Revolving Credit Facility, the beneficiary of which is Wachovia Bank of Georgia, N.A., in the current undrawn amount of approximately $1,405,000 shall have expired or been replaced with no further drawings thereon.

         WAIVER OF CONDITIONS TO CONFIRMATION OR THE EFFECTIVE DATE

         The conditions to Confirmation and the conditions to the Effective Date may be waived in whole or part by the Debtors at any time (a) without an order of the Bankruptcy Court with the consent of the Principal CTA Creditors and the Creditors' Committee or (b) otherwise pursuant to an order of the Bankruptcy Court; provided, however, that the conditions described in clauses (d) through
(g) under " -- Conditions to Confirmation" and (f) and (g) under " -- Conditions to the Effective Date" above may only be waived pursuant to an order of the Bankruptcy Court.

         EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

         If each condition to the Effective Date provided in the Plan is not satisfied or duly waived in accordance with Section IX.C of the Plan, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to Section IX.D of the Plan: (a) the Plan will be null and void in all respects, including with respect to (i) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code and (ii) the assumptions, assignments or rejections of Executory Contracts and Unexpired Leases pursuant to Sections V.A and V.C of the Plan; and (b) nothing contained in the Plan will (i) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors or (ii) prejudice in any manner the rights of the Debtors or any other party in interest.

EXIT FINANCING REVOLVING CREDIT FACILITY

         The commitment of the Exit Financing Facility Agent Bank to provide the Exit Financing Revolving Credit Facility on terms satisfactory to the Debtors is a condition to Confirmation, and the execution and delivery of the documents effectuating the Exit Financing Revolving Credit Facility by Reorganized LGII and the Exit Financing Facility Agent Bank are conditions to the Effective Date. The Debtors currently contemplate that such Exit Financing Revolving Credit Facility will be a secured $100 million revolving credit facility, with a sublimit for letters of credit in an amount to be determined. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Exit Financing."

THE CCAA ORDER

         Concurrently with the commencement of the Reorganization Cases by the Debtors, TLGI and 117 of its direct or indirect Canadian incorporated subsidiaries (such subsidiaries being referred to as the "CCAA Debtors") commenced proceedings (the "CCAA Proceeding") under the Companies' Creditors Arrangement Act (the "CCAA"). It is a condition to the Effective Date that the Ontario Superior Court of Justice (the "Canadian Court") shall have entered an order (the "CCAA Order"), which order shall be reasonably acceptable in form and substance to the Debtors, providing that:

         (a) a plan of arrangement pursuant to the terms of the Business Corporations Act (Ontario) to effect the transactions described on Exhibit I.A.29 to the Plan (the "CCAA Debtor Restructuring Transactions") is approved;

         (b) recognition is given to the Confirmation Order that, in consideration for LGII making the distributions to TLGI's creditors as set forth in Article III of the Plan, TLGI will assign, transfer and deliver (or, in the case of NAFTA Claims arising under article 1117 of NAFTA, will cause its wholly owned subsidiary, a Delaware limited liability company created as contemplated by Section IV.B.2 of the Plan, to assign, transfer and deliver), free and clear of all liens, claims and encumbrances, including all Claims:

                  (i) to LGII, all of TLGI's right, title and interest in, to and under all rights, properties and assets of every kind, character and description, wherever located and whether tangible or intangible, real or personal or fixed or contingent then owned, held, used, licensed, conceived or developed by TLGI other than (A) its rights in the NAFTA Claims, (B) its ownership interests in the wholly owned Delaware limited liability company referred to above and (C) its rights in the Canadian Operating Assets;

                  (ii) to a Nova Scotia entity designated by LGII, which will be an unlimited liability company wholly owned by LGII, all of TLGI's right, title and interest in and to all proceeds of the NAFTA Claims arising under article 1116 of NAFTA that TLGI receives and to LGII all right, title and interest of the wholly owned Delaware limited liability company referred to above in and to all proceeds of the NAFTA Claims arising under article 1117 of NAFTA that such Delaware limited liability company receives; and in respect thereof, TLGI will irrevocably delegate to such unlimited liability company all powers and responsibilities of TLGI in respect of the pursuit and prosecution of the NAFTA Claims, all in accordance with the terms of Exhibit I.A.30 to the Plan; and

                  (iii) to a holding company incorporated under the laws of one of the Provinces of Canada, which, following completion of the transfer contemplated by clause (i) above, will be a wholly owned subsidiary of LGII, all of TLGI's right, title and interest in, to and under the Canadian Operating Assets;

                  such consideration having a value equal to the fair market value of such rights, property and assets, all without the need for any action by TLGI's directors or shareholders, but subject to such other terms and conditions as may be imposed by the Canadian Court;

         (c) recognition is given to the Confirmation Order and the Plan providing that on the Effective Date, no holder of a CTA Note Claim will have any further claim against TLGI or any of the CCAA Debtors; and

         (d) recognition is given to the provisions of the Bankruptcy Court's order approving the settlement of the CTA Issue and other matters that are the subject of Adversary Proceeding No. 00-01181 and to the provisions of the Confirmation Order and Plan providing for the injunctions and releases; and

         (e) the provisions of the Confirmation Order and other orders of the Bankruptcy Court and Plan referred to in clauses (b), (c) and (d) above will have full force and effect in Canada.

Descriptions of the CCAA Debtor Restructuring Transactions and the arrangements to be implemented in respect of the NAFTA Claims have been Filed as Exhibits I.A.29 and I.A.30 to the Plan, respectively, to the Plan and are available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information." In addition, pursuant to the Plan, on the Effective Date immediately following completion of the Reinvestment Transactions, an undivided 25% interest in the NAFTA Net Proceeds will be transferred to the Liquidating Trust. See " -- Formation of Liquidating Trust," "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- NAFTA Claims" and "Risk Factors -- Outcome of NAFTA Claims Is Impossible to Predict."

         TLGI and the CCAA Debtors may seek additional orders of the Canadian Court in connection with the implementation of the Plan in Canada. TLGI and the CCAA Debtors do not expect to file a separate plan of reorganization under the CCAA because there should be no significant claims against TLGI or the CCAA Debtors other than those that will be settled or satisfied as provided in the Plan and the CCAA Order.

MODIFICATION OR REVOCATION OF THE PLAN

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before its substantial consummation. The Debtors also reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interests in, such Debtors; or (b) prejudice in any manner the rights of any Debtors or any other party.

            CERTAIN EVENTS PRECEDING THE DEBTORS' CHAPTER 11 FILINGS

HISTORICAL ACQUISITION STRATEGY

         From TLGI's inception in 1985 until the last half of 1998, its business philosophy centered on a growth strategy in the funeral home and cemetery businesses. TLGI's primary growth philosophy was to act as a consolidator and, as such, to respond to opportunities offered by independent operators seeking to complete their own ownership "succession planning" by selling their businesses to a larger organization. By far the greatest number of acquisitions made by TLGI involved small- and medium-sized businesses; these businesses, many with annual revenues of less than $1 million, comprise the vast majority of TLGI's operating locations. Most acquisitions made by TLGI were funded by debt either
(a) issued to the seller, (b) borrowed from large financial institutions or (c) raised in the public debt markets.

         Beginning in about 1996, TLGI's strategic growth plan began to increase its focus on acquisitions of cemeteries, as distinguished from the earlier emphasis on acquisitions of funeral homes. During the three years preceding the Petition Date, TLGI acquired approximately 138 funeral homes, 171 cemeteries and one insurance company, for aggregate consideration of approximately $546 million. In 1998 alone, TLGI acquired 89 funeral homes and 65 cemeteries, for aggregate consideration of approximately $278 million.

         Beginning in the second half of 1998, in light of negative cash flow from its businesses and increasing difficulties in meeting its debt service obligations, TLGI virtually ceased its acquisition program. During the first quarter of 1999, TLGI acquired one small cemetery.

         During the last quarter of 1998, TLGI began attempting to sell various operations. On March 31, 1999, TLGI sold the capital stock of subsidiaries owning 124 cemeteries and three funeral homes in a transaction valued at approximately $193 million. See "Operations During the Reorganization Cases -- Post-Petition Asset Disposition Program" for a discussion of the sale of certain operations subsequent to the Petition Date.

MISSISSIPPI LITIGATION

         In November 1995, an extraordinary jury award of $500 million (consisting of $100 million in compensatory damages and $400 million in punitive damages) was entered against certain of the Debtors in a state court lawsuit in Hinds County, Mississippi, captioned O'Keefe v. The Loewen Group Inc. This judgment arose from a dispute involving the purchase and sale of businesses having a total value of approximately $6 million. The Debtors involved were unable to secure the necessary bond under Mississippi law to stay the enforcement of the judgment pending appeal to the Supreme Court of Mississippi and, facing extreme financial pressure to resolve the lawsuit consensually, entered into a settlement of the lawsuit. The settlement, which provided for consideration valued in the aggregate at approximately $175 million, involved an immediate payment of cash and the issuance of shares of TLGI Old Common Stock and the O'Keefe Notes. The Debtors believe that the O'Keefe litigation had a lasting, damaging effect on their acquisition program and their overall financial health and was a significant cause of the commencement of the Reorganization Cases.

COLLATERAL TRUST AGREEMENT

         The senior indebtedness of TLGI and LGII was restructured in 1996 and, in connection therewith, TLGI, LGII and the CTA Trustee entered into the CTA, a collateral trust agreement pursuant to which the senior lenders and future senior lenders of TLGI and LGII, which are holders of the CTA Note Claims, would share certain collateral granted to the CTA Trustee and guaranties on a pari passu basis. See "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Collateral Trust Agreement Issues" for discussions of: (a) certain issues that were identified after the Petition Date concerning whether certain of this debt is entitled to the benefits of the CTA; (b) certain potential claims of the Debtors in respect of the CTA and payments made to certain holders of CTA Note Claims; and (c) certain issues relating to whether the CTA constituted a fraudulent conveyance. The collateral security under the CTA consists generally of: (a) all of LGII's right, title and interest in and to all rights to receive payment under or in respect of accounts, contracts, contractual rights, chattel paper, documents, instruments and general intangibles; (b) a pledge of the shares of capital stock and other equity interests of substantially all of the subsidiaries in which TLGI directly or indirectly holds more than a 50% voting or economic interest; and (c) a guaranty by each "pledgor subsidiary" pledging stock or other equity interests under the CTA (generally, all subsidiaries of TLGI that own an equity interest in one or more other Canadian or U.S. subsidiaries). As of the Petition Date, the indebtedness owed to holders of CTA Note Claims aggregated approximately $2.04 billion.

PREPETITION FINANCIAL RESULTS AND OVERLEVERAGE

         Between January 1, 1998 and the Petition Date, TLGI experienced disappointing financial results. TLGI reported a loss from operations in 1998 of $264 million after recording a charge for asset impairment of $333.9 million. TLGI's acquisition, integration and operation of cemeteries over the three years preceding the Petition Date required significant cash resources on account of preneed sales of cemetery interment rights, products and services and related interest costs on debt incurred. Cemetery preneed sales typically were structured with low initial cash payments by the customers that did not offset the cash costs of establishing and supporting a growing preneed sales program, including the payment of sales commissions.

         TLGI believes that its financial difficulties primarily stemmed from a highly burdensome debt load, much of which was incurred in connection with its historical acquisition program, and the poor cash flow characteristics associated with TLGI's then existing cemetery preneed sales strategy. As of March 31, 1999, TLGI's consolidated balance sheet reflected approximately $2.1 billion of long-term debt (of which approximately $742.2 million was due currently) and approximately $48.8 million of other current debt.

SECURITIES CLASS ACTIONS

         Since December 1998, TLGI has been served with various related lawsuits filed in the United States District Courts for the Eastern District of Pennsylvania and for the Eastern District of New York. Raymond L. Loewen, the former Chairman and Chief Executive Officer, and certain former officers and directors have been named as defendants in some of the suits. All but one of these lawsuits were filed as purported class actions on behalf of persons or entities that purchased Old Stock of TLGI during five different time periods ranging from

November 3, 1996 through January 14, 1999. LGII and LGCLP are named as defendants in two suits. The plaintiffs in these two lawsuits purport to sue on behalf of a class of purchasers of MIPS from March 5, 1997 through January 14, 1999. The complaints generally make allegations concerning, among other things, TLGI's internal controls, accounting practices, financial disclosures and acquisition practices.

         The Judicial Panel on Multidistrict Litigation (the "MDL Panel") granted the defendants' motion to consolidate all of the actions for pre-trial coordination in the United States District Court for the Eastern District of Pennsylvania. On April 15, 1999, Judge Thomas O'Neill of the District Court for the Eastern District of Pennsylvania entered an order consolidating in the Eastern District of Pennsylvania, all of the cases then filed, as well as any related cases thereafter transferred to that District (the "April 15 Order"). The April 15 Order appointed the City of Philadelphia Board of Pensions and Retirement, Phil Schwartz, James McGlathery, Terry Roberts, Kurt Mueller, Jr., Harley Puff and Morton Silas as lead plaintiffs. Subsequent to the Debtors' bankruptcy Filings, Judge O'Neill entered an order staying all of the cases and placing them on the suspense docket. On January 18, 2001, the plaintiffs filed a Renewed Motion to Remove the Consolidated Actions from the Civil Suspense Docket. The plaintiffs have stated that they seek to pursue claims against former officers and/or directors. The court denied the motion. On August 29, 2001, the plaintiffs filed in the Reorganization Cases a memorandum in support of a motion to modify the automatic stay, requesting that the Bankruptcy Court lift the automatic stay to allow: (a) the plaintiffs to file a consolidated complaint in the securities cases; (b) the parties to file and/or brief the district court on motions to dismiss these actions; and (c) the plaintiffs to obtain a judgment against TLGI for the sole purpose of potentially enabling the plaintiffs to obtain enhanced judgments against the non-Debtor defendants. The Debtors intend to oppose this request to modify the automatic stay.

         The Plan provides for no distributions in respect of the various lawsuits described above. Any Claims in respect of these actions would be subject to the provisions of section 510(b) of the Bankruptcy Code. Section 510(b) of the Bankruptcy Code provides that a claim arising from rescission of, or for damages arising from, a purchase or sale of securities of the debtor or an affiliate of the debtor, or a claim for reimbursement or contribution under section 502 of the Bankruptcy Code on account of such a claim, is subordinate to all claims or interests that are senior or equal to the claim or interest represented by such security, and, if the security is common stock, such claim has the same priority as common stock. All Claims or Interests in respect of which consideration is being distributed pursuant to the Plan are equal to or senior to Claims in respect of the MIPS, and the Plan provides holders of the MIPS with a recovery of less than 100%. Accordingly, under section 510(b) of the Bankruptcy Code, securities litigation Claims relating to MIPS are subordinated to the Claims of the holders of the MIPS and all other Claims or Interests in respect of which consideration is being distributed pursuant to the Plan. As a result of such subordination, holders of such MIPS securities litigation Claims or other Class 12 Claims are entitled to no recovery under the Plan. Furthermore, all Claims or Interests in respect of which consideration is being distributed pursuant to the Plan are senior to Claims in respect of the Old TLGI Common Stock, and the Plan provides for no distributions to holders of Old TLGI Common Stock. Accordingly, under section 510(b) of the Bankruptcy Code, securities litigation Claims relating to the Old TLGI Common Stock are subordinated to the Claims of holders of the Old TLGI Common Stock and all Claims or Interests in respect of which consideration is being distributed pursuant to the Plan. As a result of such subordination, holders of securities litigation Claims relating to the Old TLGI Common Stock or other Class 13 Claims are entitled to no recovery under the Plan.

MANAGEMENT CHANGES, RESTRUCTURING EFFORTS AND ASSET SALES

         To address their disappointing financial results and overleverage problems, TLGI, as noted above, curtailed its acquisition program. TLGI also replaced virtually its entire senior management team. In October 1998, TLGI's Board of Directors (the "TLGI Board") appointed a new President and Chief Executive Officer, Robert B. Lundgren (who was succeeded by Paul A. Houston in December 1999). In January 1999, the TLGI Board elected a newly appointed director, John S. Lacey, as Chairman. In March 1999, TLGI appointed Alan Thomas as Acting Chief Financial Officer (who was succeeded by Michael A. Cornelissen in July 1999). On November 6, 2000, Kenneth A. Sloan joined TLGI as Chief Financial Officer (succeeding Mr. Cornelissen).

         In addition, TLGI undertook a number of additional steps to assess alternatives for maximizing stakeholder value and improving profitability and cash flow from operations, including the following:

         o Consolidation of Administrative Functions. In June 1998, TLGI began the consolidation of many operational and administrative functions then conducted in its Trevose, Pennsylvania office into its Burnaby, British Columbia office. In January 1999, TLGI announced the further consolidation of most of the remaining functions, including cemetery accounting, trust administration and information systems, leaving only the receivables collection function remaining in the Trevose office. This consolidation was expected to reduce costs and improve information and control to support management decision-making. Subsequently, on September 6, 2000, TLGI announced the consolidation of its eight existing U.S. and Canadian administrative and corporate offices into three offices in Toronto, Ontario, Cincinnati, Ohio and Vancouver, British Columbia. As part of this consolidation: (a) Cincinnati, Ohio will become one of TLGI's two administrative support centers; (b) all Greater Vancouver, British Columbia area administrative functions will be consolidated in the existing administrative support center in nearby Metrotown (Burnaby), British Columbia; (c) TLGI's executive offices will be relocated from Burnaby, British Columbia to Toronto, Ontario and the existing executive office facility in Burnaby will be closed and sold; and (d) TLGI's U.S. operations offices in Conroe, Texas, its credit and collections offices in Philadelphia, Pennsylvania and smaller offices in Atlanta, Georgia and Whittier, California will be closed.

         o Engagement of Professional Advisors. In July 1998, the TLGI Board engaged the services of financial advisors and investment bankers and announced its intention to consider all available options to maximize value, including such opportunities as strategic partnerships, combinations, dispositions and capital investments.

         o Reorganization of Board Membership. In addition to the management changes described above, the TLGI Board's membership was reconstituted to provide for a smaller and more focused board. In September 1998, the TLGI Board created a special committee of independent directors to oversee and supervise TLGI's efforts to maximize value. In December 1998, three new directors recommended by significant shareholders were appointed to the TLGI Board. As noted above, in January 1999, John S. Lacey was elected as Chairman of the TLGI Board. Finally, through actions taken on March 30, 1999 and April 12, 1999, the TLGI Board was reduced from 14 to seven members (although the TLGI Board subsequently was increased to eight members and two new directors recommended by the Creditors' Committee were appointed in February 2000).

         o Reorganization of Operational Management. TLGI reorganized its operational management in an effort to enhance funeral and cemetery operations, reduce regional management overhead and achieve greater accountability for cemetery profitability and cash flow.

         o Adjustments to Cemetery Preneed Sales Strategy. Management reviewed its cemetery preneed sales strategy and, in an effort to improve cash flow, in May 1999 began implementing changes to the terms and conditions of cemetery preneed sales. These changes included (a) setting minimum contract terms, (b) adjusting sales force compensation for sales with certain terms and (c) eliminating certain types of contracts with poor cash flow characteristics.

         o New Information Systems. TLGI began implementing several new information systems, principally in cemeteries, in an effort to improve information availability for monitoring and evaluating key financial and operational variables.

         Due to severe liquidity constraints and the need to generate cash, in late 1998, TLGI identified certain properties that it would consider selling at their fair value. On March 31, 1999, TLGI sold 124 cemeteries and three funeral homes, primarily located in the northeastern U.S. (the "Northeast Disposition"), for gross proceeds of $193 million, of which $126.5 million was used to reduce indebtedness. See "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- Northeast Disposition Sale Dispute" for a discussion of certain proceedings relating to this transaction. In connection with the closing of the Northeast Disposition, TLGI completed negotiations with the lenders under certain of its debt instruments, resulting in revised lending agreements, effective March 31, 1999. Those revised lending agreements included waivers of certain financial covenants as of December 31, 1998 and:

         o provided for no further borrowings and reduced availability under the bank revolving credit agreement, including letters of credit, from $600 million to $293.7 million after application of a portion of the net proceeds of the Northeast Disposition;

         o        increased effective interest rates or applicable margins;

         o amended certain existing financial covenants and added other financial covenants;

         o required refinancing of the PATS Notes on terms satisfactory to the lenders by September 15, 1999;

         o required the appointment of a financial advisor on behalf of the lenders and increased reporting and monitoring;

         o required the suspension of all dividend payments on TLGI Old Common Stock, TLGI Old Preferred Stock and the MIPS;

         o        restricted further acquisitions and equity repurchases;

         o limited capital expenditures and expenditures for development of cemetery land to $60 million for 1999; and

         o permitted additional sales of the TLGI's businesses, subject to certain terms and conditions.

See "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Recovery Actions -- Preference Claims -- The Northeast Disposition" with respect to certain claims arising from the paydown of $126.5 million of certain indebtedness in connection with the Northeast Disposition.

         Subsequent to the Northeast Disposition, TLGI continued to suffer severe liquidity constraints and a shortage of cash. The management and operational improvements described above were in the process of being implemented fully, and first quarter 1999 results began to show positive results from those improvements. Time was needed, however, for the results to be reflected in significantly improved financial results. Moreover, TLGI was unable to consummate any additional significant sales of businesses for fair value, in part, because business valuations in the funeral home and cemetery industries had been depressed. On or about June 1, 1999, TLGI faced additional significant debt service obligations, including a semiannual interest payment totaling approximately $17 million under the Public Notes. On October 1, 1999, the PATS Notes, having an aggregate outstanding principal amount of $300 million, were scheduled to become redeemable at the election of the holders. Given this combination of circumstances, on May 31, 1999, the TLGI Board and the Boards of Directors of the other Debtors determined that the filing of the Reorganization Cases would be the best alternative to preserve value for stakeholders and therefore authorized commencement of the Reorganization Cases and the CCAA Proceedings. On June 1, 1999, the Debtors commenced the Reorganization Cases. On the same date, TLGI, together with the CCAA Debtors, commenced the CCAA Proceedings.

                   OPERATIONS DURING THE REORGANIZATION CASES

FIRST DAY RELIEF

         INTRODUCTION

         On the Petition Date, the Debtors Filed a number of motions (the "First Day Motions"), certain of the more significant of which are described briefly below. The First Day Motions were designed to meet the Debtors' goals of: (a) continuing their operations in chapter 11 with as little disruption and loss of productivity as possible; (b) maintaining the confidence and support of the Debtors' customers, employees, vendors, suppliers, contractors and other key groups; (c) maintaining good relations in the communities served by the Debtors' businesses; and

(d) continuing to comply with the state, provincial and territorial regulations that govern the Debtors' funeral home, cemetery and related businesses.

         The First Day Motions included: (a) motions relating to case administration; (b) motions relating to the Debtors' retention of counsel and other professionals; (c) motions relating to payment of prepetition wages and other benefits to the Debtors' employees; (d) motions relating to honoring prepetition obligations to customers and payment of certain creditors that were vital to the Debtors' uninterrupted operations; (e) a motion seeking approval of a cross-border protocol with the Canadian Court; (f) a motion relating to certain activities to permit the Debtors to continue to remain in compliance with state, provincial and territorial funeral and cemetery regulations; and (g) a motion relating to the continued use of the Debtors' existing cash management system, bank accounts, business forms and investment and deposit guidelines. All of the Debtors' First Day Motions were ultimately granted and certain of such motions are described below.

         EMPLOYEE WAGES AND BENEFITS

         The Debtors Filed a motion seeking authorization to: (a) pay certain prepetition employee wages, salaries, contractual compensation, sales and performance incentives, sick pay, vacation pay (including "personal days"), holiday pay, commissions and other accrued compensation; (b) reimburse prepetition employee business expenses (including travel, lodging, moving, closing costs and other relocation expenses); (c) make payments for which employee payroll deductions were made; (d) make prepetition contributions and pay benefits under employee benefits plans; and (e) pay all costs and expenses incident to the foregoing payments and contributions (including payroll-related taxes and processing costs).

         WORKERS' COMPENSATION

         The Debtors sought authorization to continue their existing workers' compensation programs in all states and provinces in which they have employees and to pay prepetition premiums (the "Funded Premiums") to the six states (Nevada, North Dakota, Ohio, Washington, West Virginia and Wyoming) and Puerto Rico (collectively, the "Funded States") and the six provinces (Alberta, British Columbia, Manitoba, Prince Edward Island, Quebec and Saskatchewan) (collectively, the "Funded Provinces") in which the Debtors participate in the "monopolistic" workers' compensation programs (the "Funded Programs") funded through, and administered by, the respective Funded States and Funded Provinces. The Funded Premiums generally are based on the Debtors' adjusted payroll for their employees in the Funded States and Funded Provinces during the coverage period and are adjusted retrospectively based on a final audit of the Debtors' payroll. In the majority, if not all, of the Funded States and Funded Provinces, the Debtors are required by applicable state or provincial law to participate in the Funded Programs or, alternatively, to obtain authority to operate as a self-insured employer in the state or province.

         Since January 1, 1995, the Debtors have maintained high-deductible workers' compensation and employers' liability insurance programs (collectively, the "Insured Program") with CNA Insurance Company and certain of its affiliates (collectively, "CNA") that cover the Debtors' employees in all states other than the six states with Funded Programs. Under the Insured Program: (a) insurance coverage is provided for all losses up to $1 million per claim under $250,000-deductible insurance policies; and (b) the Debtors are obligated to (i) pay annual premiums that are adjustable retroactively based on the Debtors' final audited payroll for the coverage period (the "Insured Premiums") and (ii) reimburse CNA for the loss payments that CNA makes in respect of claims asserted under the Insured Program.

         To secure the Debtors' obligations under the current and former workers' compensation and employers' liability insurance policies, as well as various other liability insurance policies issued to the Debtors by CNA (collectively, the "CNA Policies"), prior to the Petition Date, CNA required the Debtors to post collateral for such liabilities. The aggregate amount of collateral that the Debtors posted in this regard was approximately $22.2 million, consisting primarily of letters of credit in the aggregate amount of approximately $17 million (the "Letters of Credit") and cash collateral in the amount of approximately $5.2 million.

         TRUST FUND TAXES

         In the ordinary course of their businesses, the Debtors collect certain trust fund taxes (collectively, the "Trust Fund Taxes") from their employees or customers, as applicable, and hold them for a period of time before remitting them to the appropriate taxing authorities (collectively, the "Taxing Authorities"). The Debtors collect sales and use taxes from customers for remittance to the appropriate state, provincial or local Taxing Authority. In addition, the Debtors withhold certain taxes (such as income, FICA and Medicare taxes) from their employees' paychecks, which amounts are then remitted periodically to the appropriate federal, state or provincial Taxing Authorities. The Debtors sought entry of an order authorizing them to pay the Trust Fund Taxes collected prior to the commencement of their chapter 11 cases, but not yet remitted by the Debtors to the applicable Taxing Authority.

         CUSTOMER, VENDOR, SERVICE PROVIDER AND CONTRACTOR CLAIMS

         The Debtors sought authority to honor or pay any prepetition obligations incurred for or on behalf of customers. As of the Petition Date, the Debtors' funeral homes were in the midst of providing funeral and burial services for a number of customers. As part of these services, the Debtors' funeral homes typically agree to make all of the necessary arrangements on behalf of the deceased and his or her family, such as purchasing cemetery plots, caskets, vaults, flowers, obituary notices, death certificates and acknowledgment cards, as well as making the necessary arrangements with the deceased's place of worship, clergy and musicians. The Debtors sought limited authority to pay the prepetition claims of (a) vendors and service providers in an amount not to exceed $1,000 per individual claim and (b) contractors who held perfected or potential lien rights against the Debtors' property in the ordinary course of their businesses. The Debtors also sought authority to pay certain independent contractors who perform various essential services relating to, among other things, the improvement and maintenance of the Debtors' information and accounting systems.

         THE PROTOCOL MOTION

         Given the complex, transnational nature of the Reorganization Cases and the CCAA Proceedings, the Debtors sought approval of a procedural protocol between the Bankruptcy Court and the Canadian Court (collectively, the "Courts") to address the myriad administrative issues anticipated to arise in coordinating the insolvency proceedings and to ensure that: (a) the Reorganization Cases and the CCAA Proceedings were coordinated to avoid inconsistent, conflicting or duplicative activities; (b) all parties were adequately informed of key issues in both countries' proceedings; (c) the substantive rights of all parties were protected; and (d) the jurisdictional integrity of each of the Courts was preserved. Among other things, the protocol that was adopted provided for:

         o communications between the Courts with or without counsel present;

         o joint hearings with video or telephone links before the Courts;

         o matters relating to the retention and compensation of Professionals;

         o        the right of interested parties to be heard by either Court;

         o        the service of motions and other pleadings; and

         o the joint recognition of stays of proceedings under the Bankruptcy Code and the CCAA.

         On March 27, 2000, pursuant to the provisions of the protocol, the Bankruptcy Court and the Canadian Court convened a joint video status conference in the Reorganization Cases and the CCAA Proceedings. At the joint video status conference, John S. Lacey (Chairman of the TLGI Board), Paul Houston (President and Chief Executive Officer of TLGI) and Bradley D. Stam (Senior Vice President, Legal and Asset Management of TLGI) made presentations to the Bankruptcy Court and the Canadian Court regarding the history of TLGI, the events leading up to the commencement of the Reorganization Cases and the CCAA Proceedings, TLGI's restructuring efforts up to the date of the status conference, the elements of, and the process for implementing, TLGI's long-term strategic business plan and the major challenges faced by TLGI in achieving a successful reorganization.

         THE REGULATORY MOTION

         The Debtors' funeral home and cemetery businesses are heavily regulated by state, provincial and territorial governments that impose licensing requirements on funeral homes and cemeteries and, in addition, complex requirements with respect to certain products sold by the Debtors. In their motion to address regulatory issues (the "Regulatory Motion"), the Debtors sought relief to ensure their continued compliance with those licensing and other regulatory requirements.

         A key aspect of the Debtors' funeral home and cemetery businesses is the sale to customers of contracts for packages of funeral and burial services on a preneed basis ("Preneed Contracts"). Consistent with industry practices, the Debtors offer two payment options for a customer purchasing a Preneed Contract. The customer may either (a) pay for the entire cost of the Preneed Contract at or near the time of entry into the contract or (b) finance the cost though a multi-payment or installment plan (in either instance, such payments being referred to as the "Customer Funds"). As described more fully below, the Debtors' use of the Customer Funds is subject to complex state, provincial and territorial regulations. Accordingly, by the Regulatory Motion, the Debtors sought authority (a) to continue to comply with all state, provincial and territorial regulations applicable to the Preneed Contracts and (b) to continue to perform under each of the Preneed Contracts on an interim basis for the one-year period following the Petition Date (the "Interim Period"), as though each such contract had been assumed pursuant to section 365 of the Bankruptcy Code. This Interim Period was subsequently extended until the date of confirmation of a plan or plans of reorganization in the Reorganization Cases.

         Regulations cover a wide range of the Debtors' business activities, including the sale of Preneed Contracts, the use of Customer Funds and other trusting matters. Regulations that govern the Debtors' sale of, and performance under, the Preneed Contracts impose a number of obligations upon the Debtors, including detailed recordkeeping and reporting requirements with respect to Customer Funds received under the Preneed Contracts. Regulations also restrict the Debtors' ability to collect and use the Customer Funds. Although regulations vary from jurisdiction to jurisdiction, they generally require the Debtors to deposit all, or a certain percentage, of the Customer Funds into trust fund accounts specified by the Debtors (the "Trust Accounts") within five to 60 days (depending upon the applicable regulation) after the Debtors receive the funds (funds held by the Debtors prior to their deposit into a Trust Account being referred to as "Interim Funds"). The Debtors currently maintain approximately 3,000 Trust Accounts. These Trust Accounts generally fall into one of the four following categories: (a) perpetual care trusts, which hold funds for permanent trusts established to fund the maintenance of the Debtors' cemeteries; (b) merchandise trusts, which hold funds paid by customers for funeral home and cemetery merchandise; (c) preconstruction trusts, which hold funds paid by customers for the construction of mausoleums and similar cemetery inventory; and
(d) funeral service trusts, which hold funds paid by customers for the provision of funeral and burial services. Subject to certain exceptions, the Debtors generally are entitled to withdraw the principal and interest of amounts deposited with respect to a particular Preneed Contract from merchandise, preconstruction and funeral service trusts when, as applicable, the construction project is completed or the contractual obligations are fulfilled. In light of the serious adverse consequences that could result from the Debtors' failure to comply with any applicable regulations, the Debtors sought authority, pursuant to sections 105(a) and 363 of the Bankruptcy Code, to take any and all actions necessary to continue their compliance with such regulations, including the following specific requirements imposed thereby: (a) preparing and filing any required reports regarding the Debtors' operations, the Preneed Contracts or the Trust Accounts; (b) paying periodic fees to the state, provincial and territorial agencies responsible for monitoring regulatory compliance (collectively, the "Agencies"), including those that, as of the Petition Date, were due and owing to any of the Agencies (the "Fees"); (c) transferring any Interim Funds held by the Debtors or their respective banking institutions to the appropriate Trust Accounts; (d) to the extent permitted by applicable regulations, entering into new Trust Account agreements and terminating existing ones; (e) to the extent required by applicable regulations, funding any deficiencies in the Trust Accounts; and (f) depositing Customer Funds into the Trust Accounts, and withdrawing funds from the Trust Accounts, as required or permitted by applicable regulations. In addition, the Debtors sought authority to take any and all actions necessary to comply with the reasonable requests of any Agency in connection with any ongoing review by the Agency of the Debtors' regulatory compliance in the Agency's jurisdiction.

         In addition, certain of the Debtors brought a preliminary injunction and declaratory judgment action in the Bankruptcy Court against the Comptroller of the State of Illinois seeking to determine the rights and obligations of the parties in relation to a notice provision specifically added by the Illinois legislature to the Illinois Funeral or Burial Funds Act and the Illinois Preneed Cemetery Sales Act shortly before the Debtors Filed the Reorganization Cases and with knowledge of the intended Filings. The notice provision would have required that notice of the Filings be given to each purchaser of a Preneed Contract in Illinois by a Debtor within 30 days after the Filing or the Debtors would risk losing their license to operate in Illinois. The Bankruptcy Court heard the case in August 1999, but has not yet ruled on the case. The notice provision has been suspended pending the outcome of the case.

DEBTOR-IN-POSSESSION FINANCING

         In connection with their preparations for the Filing of the Reorganization Cases, the Debtors determined that they would need to obtain debtor-in-possession financing to ensure sufficient liquidity to meet their ongoing operating needs. On the Petition Date, the Debtors Filed a motion for entry of interim and final orders to obtain debtor-in-possession financing in an aggregate amount of $200 million. On July 16, 1999, the Bankruptcy Court entered a final order approving such financing (the "First DIP Financing Facility"). The First DIP Financing Facility had a term of two years and was secured by a perfected security interest in substantially all of the existing and future assets of LGII and the Loewen Subsidiary Debtors (subject only to valid and perfected pre-Petition Date liens). The lenders under the First DIP Financing Facility also had the benefit of a superpriority administrative expense claim in LGII's bankruptcy proceedings. The First DIP Financing Facility was intended to be used primarily to fund LGII's working capital needs during the course of the bankruptcy proceedings. Use of the First DIP Financing Facility for letters of credit was limited to a maximum of $50 million.

         On April 25, 2000, the Debtors Filed a motion to authorize a new debtor-in-possession financing (the "DIP Financing Facility") to replace the First DIP Financing Facility. The maximum borrowing availability under the DIP Financing Facility was reduced to $100 million, with a sublimit of $50 million for standby and commercial letters of credit. Obligations under the DIP Financing Facility, like the First DIP Financing Facility, were secured by a first priority lien on substantially all of the assets of LGII and the Loewen Subsidiary Debtors not subject to a perfected security interest on the Petition Date and a junior lien on the assets of LGII and the Loewen Subsidiary Debtors already subject to a perfected lien on those dates. Subject to carveouts for fees and expenses of estate professionals in the amount of $10 million and fees payable to the U.S. Trustee under 28 U.S.C. Section 1930, the obligations of the Debtors under the DIP Financing Facility constituted allowed superpriority administrative expense claims under section 364(c)(1) of the Bankruptcy Code. The amounts advanced under the DIP Financing Facility were permitted to be used to (a) repay the obligations under the First DIP Financing Facility, (b) pay or otherwise secure prepetition obligations in an aggregate amount not to exceed $5 million and (c) fund working capital and other general corporate purposes of the Debtors. The Bankruptcy Court approved the DIP Financing Facility on May 9, 2000.

         The Debtors believe that their existing cash, together with cash flow from operations, will be sufficient to satisfy their near-term obligations. Accordingly, the Debtors did not renew or replace the $100 million DIP Financing Facility upon its expiration at June 30, 2001. Upon the expiration of the DIP Financing Facility, all outstanding letters of credit in an aggregate amount of approximately $15.3 million were replaced with cash collateral.

KEY EMPLOYEE RETENTION PROGRAM

         To stabilize employee relations, the Debtors developed a Key Employee Retention Program (the "KERP"), which was approved by the Bankruptcy Court on September 21, 1999. The KERP was designed to, among other things, ensure that the employees critical to the Debtors' reorganization efforts are provided with sufficient economic incentives and protections to remain with the Debtors and fulfill their responsibilities through the successful conclusion of the Reorganization Cases. For details concerning the KERP, see "Reorganized LGII -- Management and Board of Directors -- Existing Benefit Plans and Agreements -- Key Employee Retention Program."

APPOINTMENT OF THE CREDITORS' COMMITTEE

         On June 11, 1999, the Office of the U.S. Trustee appointed the Creditors' Committee. The current members of, and advisors to, the Creditors' Committee are:

COMMITTEE MEMBERS:                                          FINANCIAL ADVISORS:
------------------                                          -------------------

California Public Employee's Retirement System              Houlihan Lokey Howard & Zukin
Lincoln Plaza                                               601 Second Avenue South
400 P Street                                                Suite 4950
Suite 3492                                                  Minneapolis, Minnesota  55402-4304
Sacramento, California  95814
                                                            ACCOUNTANTS:
Teachers Insurance and Annuity Association of America       ------------
730 Third Avenue
New York, New York  10017-3206                              PricewaterhouseCoopers LLP
                                                            1177 Avenue of the Americas
Bank One Trust Company, N.A.,                               New York, New York  10036
as Successor Indenture Trustee
100 East Broad Street
Columbus, Ohio  43271-0181

Wachovia Bank, N.A.
U.S. Corporate Finance
191 Peachtree Street, N.E.
28th Floor
Atlanta, Georgia  30303

Norwest Bank
406 Farmington Avenue
Farmington, Connecticut  06032

COUNSEL:
--------

U.S. counsel to the Creditors' Committee:
Bingham Dana LLP
One State Street
Hartford, Connecticut  06103-3178

Delaware counsel to the Creditors' Committee:
Young, Conaway, Stargatt & Taylor, LLP
Rodney Square North
11th Floor
P.O. Box 391
Wilmington, Delaware  19899-0391

Canadian counsel to the Creditors' Committee:
Fasken Campbell Godfrey LLC
Toronto Dominion Bank Tower
Box 20, Suite 4200
Toronto-Dominion Centre
Toronto, Ontario M5K  1N6
Canada

CLAIMS PROCESS AND BAR DATES

         On October 8, 1999, the Debtors Filed their Schedules, identifying the assets and liabilities of their respective Estates. These Schedules have been amended from time to time subsequent to this initial Filing. In addition, pursuant to an order dated October 21, 1999 (the "Bar Date Order"), a general Bar Date of December 15, 1999 (the "General Bar Date") was established for all Claims in the Reorganization Cases, other than Claims arising out of the rejection of Executory Contracts and Unexpired Leases ("Rejection Damage Claims") approved after the entry of the Bar Date Order, Claims in response to amendments to the Schedules ("Schedule Amendments") and certain other Claims. If a rejection of an Executory Contract or Unexpired Lease occurs after the entry of the Bar Date Order, the Bar Date for a Rejection Damage Claim relating to such Executory Contract or Unexpired Lease will be the later of (a) the General Bar Date and (b) 30 days after the date of an order rejecting such Executory Contract or Unexpired Lease. In the case of a Schedule Amendment, the Bar Date for a claimant to File a proof of Claim or to amend any previously Filed proof of Claim in respect of the amended scheduled Claim, the Bar Date is the later of
(a) the General Bar Date and (b) 30 days after the date that a notice of an amendment to the Schedules is served on such claimant. No Bar Date has been established for certain other Claims.

         In June 2000 and July 2001, the Debtors Filed Schedule Amendments identifying additional potential creditors, for which the Bar Dates were set at July 14, 2000 and August 27, 2001, respectively.

         More than 16,000 Claims were originally scheduled by the Debtors or Filed against the Debtors on or before the General Bar Date. In March 2000, the Debtors completed their initial review and reconciliation of the proofs of Claim Filed against the Debtors. The Debtors are in the process of resolving proofs of Claim that differ in nature, classification or amount from the Debtors' records through several means, including negotiations with the affected claimants, the Filing and prosecution of objections and, where appropriate, the referral of the Claims to the alternative dispute resolution procedures (the "ADR Procedures") approved by the Bankruptcy Court on February 23, 2000.

         The Debtors proposed the ADR Procedures in the belief that an alternative dispute resolution process would greatly expedite the resolution of Claims and thus facilitate the Debtors' successful reorganization. Under the Bankruptcy Court's order approving the ADR Procedures, the Debtors are authorized to submit to the ADR Procedures all proofs of Claim that the Debtors, in their sole discretion, believe should be liquidated pursuant to the procedures. The ADR Procedures with respect to any particular proof of Claim include the following stages:

         o The first stage of the ADR Procedures consists of offer exchange procedures, providing the parties with an opportunity to exchange settlement offers and, if possible, resolve the Claim on a consensual basis without any further action by the parties.

         o If the Claim remains unresolved after completion of the offer exchange procedures, the Claim is submitted to binding or nonbinding arbitration (depending on the election of the claimant) governed by the rules of the American Arbitration Association.

         o If a party is dissatisfied with a nonbinding arbitration award, the party may File a notice of intent to litigate within ten days after service of the nonbinding arbitration award.

         To date, the Debtors have submitted approximately 630 proofs of Claim to the ADR Procedures.

         On April 20, 2001, the Debtors Filed with the Bankruptcy Court a motion (the "Mediation Motion") seeking entry of an order (a) approving mediation procedures ("Mediation Procedures") to assist in the resolution of Claims arising from the acquisition of funeral homes and cemetery businesses ("Mediation Claims") and (b) appointing a single mediator to mediate the Mediation Claims pursuant to the Mediation Procedures. The Bankruptcy Court entered an order approving the Mediation Procedures on May 23, 2001. Pursuant to such order, the Debtors have the authority to submit unresolved Mediation Claims to the Mediation Procedures. As of September 4, 2001, the Debtors had submitted approximately 25 Mediation Claims to the Mediation Procedures.

MARKET FOR TLGI OLD COMMON STOCK

         Shares of TLGI Old Common Stock traded on The Toronto Stock Exchange ("TSE") under the symbol "LWN" until November 21, 2000. Until March 3, 2000, shares of TLGI Old Common Stock were also listed on The New York Stock Exchange ("NYSE"). Since March 6, 2000, shares of TLGI Old Common Stock have been quoted in the U.S. National Quotation Bureau "pink sheets" under the symbol "LOWGQ."

         Trading of TLGI Old Common Stock was suspended by the NYSE on March 3, 2000 and the shares of TLGI Old Common Stock were delisted from the NYSE on April 13, 2000, because TLGI did not meet the required standards for continued listing of securities on the NYSE. Trading of the MIPS, which also were listed on the NYSE, was also suspended on March 3, 2000, and the MIPS were delisted on April 13, 2000.

         On November 21, 2000, the TSE suspended trading of the shares of TLGI Old Common Stock and shares of TLGI Old Preferred Stock. The suspension became effective after the Debtors Filed a plan of reorganization proposing that (a) all assets of TLGI be transferred to Reorganized LGII at the time of emergence from chapter 11, (b) all property to be distributed under such plan of reorganization, including debt and equity in Reorganized LGII, be distributed to persons other than the holders of TLGI Old Common Stock and shares of TLGI Old Preferred Stock and (c) such shareholders receive no distribution of value under such plan of reorganization. Securities that have been suspended from trading for a period of one year by the TSE and which have not been approved for reinstatement by the TSE, will be automatically delisted at that time.

         The following table sets forth, for the periods indicated, the range of high and low sales prices, as reported by the TSE and the NYSE, and the high and low bid prices as reported on the National Quotation Bureau "pink sheets" for shares of TLGI Old Common Stock. The "pink sheet" high and low bid prices are the prices at which transactions were proposed, and do not necessarily represent actual transactions. Prices do not include retail markup, markdown or commissions.

                                                             TORONTO STOCK             NEW YORK STOCK
                                                                EXCHANGE                  EXCHANGE               "PINK SHEETS"
                                                        -----------------------   -----------------------   -----------------------
                                                           HIGH         LOW          HIGH          LOW         HIGH          LOW
                                                        ----------   ----------   ----------   ----------   ----------   ----------
                                                                (CDN.$)                   (U.S.$)                   (U.S.$)

1999 Third quarter ..................................        2.450        0.770        1.688        0.500          n/a          n/a
     Fourth quarter .................................        0.950        0.550        0.625        0.378          n/a          n/a

2000 First quarter
      January 1, 2000 through March 3, 2000 .........        2.150        0.620        1.500        0.406          n/a          n/a
      March 6, 2000 through March 31, 2000 ..........        1.490        0.860          n/a          n/a        1.125        0.563
     Second quarter .................................        1.430        0.720          n/a          n/a        0.906        0.453
     Third quarter ..................................        0.910        0.365          n/a          n/a        0.563        0.266
     Fourth quarter
      October 1, 2000 through November 20, 2000 .....        0.470        0.150          n/a          n/a        0.297        0.094
      November 21, 2000 through December 31, 2000 ...          n/a          n/a          n/a          n/a        0.109        0.031

2001 First quarter ..................................          n/a          n/a          n/a          n/a        0.156        0.031
     Second quarter .................................          n/a          n/a          n/a          n/a        0.190        0.100

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Since the Petition Date, the Debtors have devoted significant time and effort to the process of reviewing each of their Executory Contracts and Unexpired Leases. The Debtors' review of their Executory Contracts and Unexpired Leases is a particularly difficult task in these cases because of the number of Debtors, the number of locations at which they operate, the Debtors' historical acquisition program and other industry factors. In all, as of the Petition Date, one or more of the Debtors were parties to more than 10,000 Executory Contracts and Unexpired Leases. To assist in their review of this large volume of Executory Contracts and Unexpired Leases, the Debtors obtained authority from the Bankruptcy Court to retain and employ Yantek Enterprises, effective as of February 15, 2000, as their executory contract consultant.

         The prepetition Executory Contracts and Unexpired Leases to which one or more of the Debtors were parties include approximately 300 prepetition unexpired leases of nonresidential real property. As debtors in possession, the Debtors have the right under section 365 of the Bankruptcy Code, subject to the approval of the Bankruptcy Court, to assume or reject Executory Contracts and Unexpired Leases, including real property leases. Section 365 of the Bankruptcy Code provides generally that a debtor is given until 60 days after the date of commencement of its bankruptcy to decide whether to assume, assume and assign or reject an unexpired lease of nonresidential real property. This period may be extended for "cause."

         By order of the Bankruptcy Court dated August 24, 1999, the Debtors obtained an extension of the period within which to assume or reject nonresidential real property leases through and including the date of confirmation of a plan or plans of reorganization in the Reorganization Cases, except for leases of four objecting landlords (the "Objection Leases"). With respect to the Objection Leases, the Debtors originally obtained a 180-day extension, and subsequently received two further 180-day extensions, of the period within which the Debtors may elect to assume or reject the remaining Objection Leases. The Debtors have sought and obtained authority from the Bankruptcy Court to assume each of the four Objection Leases. From time to time during the pendency of the Reorganization Cases, the Debtors, in the exercise of their business judgment, have sought and obtained authority from the Bankruptcy Court to reject individual or small groups of unexpired leases of nonresidential real property in instances where continued performance under the leases would not be in the interests of the Debtors' respective estates and creditors.

         In June 1999, the Debtors Filed a motion with the Bankruptcy Court seeking authority to reject approximately 200 prepetition noncompetition agreements to which one or more of the Debtors were parties (the "June Rejection Noncompetition Agreements"). The Debtors estimated that ongoing payment obligations under the June Rejection Noncompetition Agreements, were they to continue to perform thereunder, would aggregate approximately $7.2 million per year. In August 1999, the Bankruptcy Court denied without prejudice the Debtors' motion to reject the June Rejection Noncompetition Agreements. The Bankruptcy Court indicated, based on its review of contracts tendered to the Court, that irrespective of whether the agreements were or could be rejected, the result would likely be the same, i.e., the third parties to the June Rejection Noncompetition Agreements would be entitled only to a prepetition unsecured Claim. In view of the Bankruptcy Court's ruling, the Debtors subsequently provided notice to the non-Debtor parties under the June Rejection Noncompetition Agreements that the Debtors were suspending payments under the June Rejection Noncompetition Agreements and did not intend to enforce the noncompetition covenants set forth therein.

         In August 2000, the Debtors Filed a second motion to reject approximately 32 prepetition noncompetition agreements (the "August Rejection Noncompetition Agreements"). At the same time, the Debtors also Filed a motion to reject approximately 56 consulting agreements (the "Rejection Consulting Agreements"). In addition, the Debtors notified approximately 36 other non-Debtor parties to noncompetition agreements that the Debtors determined to be non-executory (the "Non-executory Noncompetition Agreements") that the Debtors were suspending payments under such agreements and did not intend to enforce the noncompetition covenants set forth therein. The Debtors estimate that ongoing obligations under all the August Rejection Noncompetition Agreements, the Rejection Consulting Agreements and the Non-executory Noncompetition Agreements, were they to continue to perform thereunder, would aggregate approximately $4.3 million per year. In September 2000, the Bankruptcy Court denied the Debtors' rejection motions without prejudice and directed the Debtors to File separate motions to reject each of the August Rejection Noncompetition Agreements, and the Rejection Consulting Agreements individually or in small groups. Later in September 2000, the Debtors Filed motions for this purpose. As of August 27, 2001, the Bankruptcy Court had approved the rejection of approximately 30 of the August Rejection Noncompetition Agreements and approximately 50 of the Rejection Consulting Agreements. The Debtors have submitted approximately ten of the motions to reject August Rejection Noncompetition Agreements and Rejection Consulting Agreements and the related Claims, for resolution pursuant to the Mediation Procedures. See " -- Claims Process and Bar Dates."

         In July and August 2001, the Debtors Filed motions to reject 25 prepetition noncompetition agreements and 12 consulting, employment or management agreements. As of September 4, 2001, the Bankruptcy Court had approved the rejection of 15 of these noncompetition agreements and 11 of the consulting, employment or management agreements.



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


         Under the Debtors' historical acquisition program, LGII in some instances purchased a majority, but less than a 100%, interest in the businesses being acquired. In most of those instances, LGII entered into "regional partnership" shareholder agreements with the parties holding the remaining minority interests in the businesses involved. Pursuant to these agreements, LGII and the minority shareholders agreed to certain terms and conditions for the financing, operations and governance of the companies in which the parties held shares. Many of these agreements also provided the minority shareholders the right to "put" their stock to LGII under certain terms and conditions for a minimum specified price. As of the Petition Date, in addition to the West Texas Shareholder Agreement, 12 of these shareholder agreements remained in force. Since the Petition Date, LGII has Filed motions in the Bankruptcy Court to reject all of the remaining shareholder agreements, and the Bankruptcy Court has approved the rejection of these 12 agreements. For a description of the current status of the West Texas Shareholder Agreement, see " -- West Texas."

BLACKSTONE TRANSACTIONS

         PRIME SUCCESSION

         4103 Investments Ltd., a CCAA Debtor ("4103 Investments"), all of the stock of which is owned by LGII and TLGI (collectively, the "Prime Parents"), owned 21.8% of the common stock of Prime Succession Holdings, Inc. ("Prime") and 100% of Prime's non-voting preferred stock. Blackstone Capital Partners II Merchant Banking Fund L.P. and certain of its affiliates (together, "Blackstone") owned the remaining 78.2% of Prime's common stock.

         Prime holds all of the outstanding common shares of Prime Succession, Inc., an operator of funeral homes and cemeteries in the U.S. Prime Succession, Inc. was purchased on August 26, 1996 for approximately $320 million, of which $52 million was funded by Blackstone, $78 million was funded by the Prime Parents and $190 million was financed through bank borrowings and the issuance of senior subordinated notes. These bank borrowings and notes are not obligations of the Prime Parents. In 1999, due to the performance of Prime, the Prime Parents wrote off all of their investment in Prime.

         Under a Put/Call Agreement entered into with Blackstone in August 1996 (the "Prime Put/Call Agreement"), Blackstone had the option to sell its Prime common stock to LGII commencing on August 26, 2002, and for a period of two years thereafter, at a price determined pursuant to the Prime Put/Call Agreement (the "Prime Put"). TLGI guaranteed LGII's obligations. The price for the Prime Put is based on a formula that calculates the equity value attributable to Blackstone's common stock interest. The calculated equity value is determined at the Prime Put date based on a multiple of approximately 12x earnings before interest, taxes, depreciation and amortization ("EBITDA") for the previous year, after deduction of certain liabilities.

         On July 12, 2000, Prime and 37 of its affiliated companies commenced chapter 11 cases under the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Prime Bankruptcy Proceedings"). On July 17, 2000, Prime and its affiliated debtors filed a proposed plan of reorganization and related disclosure statement (as amended, the "Prime Plan"). The Prime Parents did not vote to accept or reject the Prime Plan in respect of their holding of non-voting preferred stock of Prime and have not taken any other action with respect to the Prime Plan. A hearing on confirmation of the Prime Plan was held on November 8, 2000, and the Prime Plan was confirmed by the court. The Prime Plan became effective on December 18, 2000. Pursuant to the Prime Plan, all of the existing common stock of Prime was canceled and the holders thereof, including the Prime Parents, received no distributions in respect thereof. Pursuant to the Prime Plan, the non-voting preferred stock of Prime, all of which was owned by the Prime Parents, was canceled and each holder thereof became entitled to receive its pro rata share of five-year warrants to purchase 500,000 shares of common stock of reorganized Prime ("New Prime Common Stock") at an exercise price of $16.76 per share. The Prime Plan also provided for 5,000,000 shares of New Prime Common Stock to be issued to certain creditors of Prime. For purposes of the Prime Plan, Prime estimated that the midpoint reorganization value of the shares of New Prime Common Stock was $2.76 per share.

         As a result of the Prime Plan, the Prime Parents own warrants to purchase 500,000 shares of New Prime Common Stock at an exercise price of $16.76 per share, i.e., the "Prime Succession Warrants." Pursuant to the Plan, on the Effective Date, the Prime Succession Warrants will be transferred to the Liquidating Trust. See "Overview of the Plan -- Formation of Liquidating Trust" and "Liquidating Trust To Be Formed Pursuant to the Plan." The



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


Debtors are unable at this time to predict what value, if any, may ultimately be realized in respect of the Prime Succession Warrants.

         Blackstone has Filed proofs of Claim against LGII and TLGI in respect of the Prime Put, in which Blackstone calculates a Prime Put price of $183.4 million.

         ROSE HILLS

         4103 Investments, Roses Delaware, Inc. and LGII (collectively, the "Rose Hills Parents") own 20.45% of the common stock of Rose Hills Holdings Corp. ("Rose Hills") and 100% of Rose Hills non-voting preferred stock, with a 10% cumulative annual payment-in-kind dividend. Blackstone and RHI Management Direct L.P. ("RHI") own the remaining 79.55% of the Rose Hills common stock.

         Rose Hills holds all of the outstanding common stock of Rose Hills Company and the cemetery related assets of Rose Hills Memorial Park Association, representing the largest single location cemetery in the U.S. These companies were purchased on November 19, 1996 for approximately $285 million, of which $35 million was funded by Blackstone, $95 million was funded by the Rose Hills Parents and $155 million was financed through bank borrowings and the issuance of senior subordinated notes. These bank borrowings and notes are not obligations of the Rose Hills Parents. After certain writedowns, at December 31, 1999, the carrying value of Rose Hills Parents investment in Rose Hills was approximately $44 million.

         Under a Put/Call Agreement entered into with Blackstone and RHI in November 1996 (the "Rose Hills Put/Call Agreement"), LGII has the option to acquire the Rose Hills common stock owned by Blackstone and RHI commencing on November 19, 2000, and for a period of two years thereafter, at a price determined pursuant to the Rose Hills Put/Call Agreement (the "Rose Hills Call"). Blackstone and RHI have the option to sell their Rose Hills common stock to LGII commencing on November 19, 2002, and for a period of two years thereafter, at a price determined pursuant to the Rose Hills Put/Call Agreement (the "Rose Hills Put"). TLGI guaranteed LGII's obligations.

         The prices for the Rose Hills Call and the Rose Hills Put are based on a formula that calculates the equity value attributable to the common share interest of Blackstone and RHI. The calculated equity value is determined at the Rose Hills Put or Rose Hills Call date based on a multiple of approximately 14x EBITDA for the previous year, after deduction of certain liabilities.

         Prior to March 1, 2000, LGII had provided various management and administrative services to Rose Hills and its subsidiaries under an Administrative Services Agreement (the "Rose Hills Services Agreement") for an annual fee of $250,000. On or about July 6, 1999, Rose Hills Filed a motion for relief from the automatic stay imposed by section 362 to terminate the Rose Hills Services Agreement. (Prime originally was a joint movant on this motion with respect to a similar Administrative Services Agreement to which it is a party with certain of the Debtors, but Prime subsequently dismissed the motion as to its agreement without prejudice.) The Bankruptcy Court denied Rose Hills' motion for relief from the automatic stay and directed Rose Hills to file a motion to compel the Debtors to assume or reject the Rose Hills Services Agreement. On or about February 4, 2000, Rose Hills Filed such a motion (the "Motion to Compel").

         At the Bankruptcy Court's hearing on the Motion to Compel, counsel to the Debtors proposed on the record to resolve the motion on terms that the Bankruptcy Court agreed were reasonable. In light of this direction from the Bankruptcy Court, LGII and Rose Hills agreed to amend the Rose Hills Services Agreement, effective March 1, 2000, to provide that, until such time as the Rose Hills Parents make an election to reject or assume the Rose Hills Services Agreement under section 365 of the Bankruptcy Code, the annual fee payable by Rose Hills under the Rose Hills Services Agreement will be waived and the Rose Hills Parents will no longer be required to provide any services to Rose Hills under the Rose Hills Services Agreement. That annual fee is subject to renegotiation in the event that Rose Hills requests further services from the Rose Hills Parents. If the Rose Hills Services Agreement were to become subject to termination by Blackstone due to LGII's material breach thereof or other failure to comply in any material respect, the price payable to Blackstone and RHI upon a Rose Hills Put of its interests would, under the terms of the Rose Hills Put/Call Agreement, be no less than an amount equal to its


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


original investment plus a 25% compound return per annum thereon, which increases to 27.5% in the event of a change in control of the Rose Hills Parents regardless of the calculated equity value.

         In October 2000, LGII and Rose Hills entered into a settlement agreement (the "Rose Hills Settlement Agreement") that resolved LGII's claims arising under the Rose Hills Services Agreement prior to the date of the settlement agreement and certain other disputes between the parties. Pursuant to the Rose Hills Settlement Agreement, which the Bankruptcy Court approved on November 12, 2000, LGII was paid $514,000 on account of its existing claims arising under the Rose Hills Settlement Agreement from the proceeds of the sale of certain property located in Van Nuys, California (totaling approximately $1 million) to which LGII held legal title but to which Rose Hills asserted equitable title. Rose Hills was paid the remaining proceeds of the sale. The Rose Hills Settlement Agreement contemplates that, notwithstanding the settlement, the Rose Hills Services Agreement, as amended pursuant to the parties' agreement described above, will remain in force and effect.

         Blackstone and RHI have Filed proofs of Claim against LGII and TLGI in respect of the Rose Hills Put, in which Blackstone and RHI calculate a put price of $158.8 million. See " -- Blackstone Transactions -- Blackstone Settlement."

         BLACKSTONE SETTLEMENT

         Blackstone, RHI and certain of the Debtors have entered into a settlement and resolution of all claims, issues and disputes between such parties relating to or involving Prime, Rose Hills or the Reorganization Cases (the "Blackstone Settlement"). The Blackstone Settlement is evidenced by an agreement (the "Blackstone Settlement Agreement"), pursuant to the terms of which on the Effective Date:

         (a) each of Blackstone and RHI, on the one hand, and TLGI, LGII and Roses Delaware, Inc., on the other hand, will, effective as of the closing of the transactions described below, release, waive and discharge the other from any and all claims, demands, rights, causes of action and controversies arising from or relating to the Prime Put/Call Agreement (including the rejection thereof), the Rose Hills Put/Call Agreement or otherwise relating to Prime or Rose Hills;

         (b) Reorganized LGII will assume the Rose Hills Put/Call Agreement as amended and modified by the Blackstone Settlement Agreement; and

         (c) the Rose Hills Put/Call Agreement will be amended and modified to provide that (i) the Rose Hills Put will automatically be exercised, (ii) in full satisfaction of all of the Debtors' obligations under the Rose Hills Put/Call Agreement, Reorganized LGII will (A) deliver to Blackstone and RHI $24,678,571 aggregate principal amount of New Unsecured Subordinated Convertible Notes and a number of shares of New Common Stock having an aggregate value of $6,515,143 determined based on the per share value estimated for purposes of the Plan (i.e., 379,449 shares based on a per share value of $17.17) and (B) assume the obligations under a promissory note in the principal amount of $445,000 issued by RHI to Rose Hills, (iii) in full satisfaction of all of the obligations of Blackstone and RHI under the Rose Hills Put/Call Agreement, Blackstone and RHI will convey to Reorganized LGII all of the Rose Hills common stock owned by them, free and clear of all liens, and (iv) upon the closing of such transactions, the Rose Hills Put/Call Agreement will terminate and be of no further force or effect.

         For a description of the terms of the New Unsecured Subordinated Convertible Notes, see "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Unsecured Subordinated Convertible Notes." Also, for a description of certain indebtedness of Rose Hills, see "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Rose Hills Indebtedness."

         Pursuant to the Blackstone Settlement Agreement, (a) Blackstone and RHI will agree not to object to the Plan and (b) effective upon the closing of the transactions described above, all proofs of Claim Filed by Blackstone and RHI in the Reorganization Cases shall be deemed disallowed or withdrawn.



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


         The conditions of the parties to consummate the transactions contemplated by the Blackstone Settlement Agreement include the following, among others:

         (a) the Bankruptcy Court shall have entered the Confirmation Order, and simultaneously with the consummation of such transactions, the Effective Date shall have occurred;

         (b) the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, relating to such transactions shall have expired or been terminated; and

         (c) there shall be no judgment, injunction, order or decree of any governmental authority in effect that prohibits such transactions.

The Blackstone Settlement Agreement may be terminated by Blackstone, LGII or TLGI if: (a) pursuant to final order of the Bankruptcy Court, (i) more than $100 million of the CTA Note Claims is found not to be entitled to the benefits of the collateral under the CTA and is to be treated under the Plan as fully unsecured debt (the "Unsecured CTA Note Claims") and (ii) such Unsecured CTA Note Claims will receive an estimated percentage recovery of greater than 10 percentage points; provided, however, that such termination shall not be permitted if the CTA Note Claims other than the Unsecured CTA Note Claims are to receive an estimated percentage recovery within 10 percentage points of the estimated percentage recovery to be received by the Unsecured CTA Note Claims; or (b) Confirmation does not occur on or prior to December 31, 2001.

         The Debtors have analyzed proofs of Claim Filed by Blackstone and RHI and all other potential issues between the parties relating to Prime and Rose Hills and have determined that full and protracted litigation of the factual and legal issues inherent in resolving these matters would be costly and could impair a prompt, efficient and economic reorganization of the Debtors. Moreover, the ultimate outcome of such litigation is uncertain, and there could be no assurance that the Debtors would obtain any significant benefit from the pursuit of such litigation. Accordingly, the Debtors believe that the resolution of these claims, issues and disputes pursuant to the Blackstone Settlement is in the best interests of their respective estates and creditors.

         The foregoing description of the Blackstone Settlement is qualified in its entirety by reference to the Blackstone Settlement Agreement, a copy of which has been Filed as Exhibit I.A.18 to the Plan and is available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

MICHIGAN CEMETERIES

         Prior to the Petition Date, certain Loewen entities, i.e., the Michigan Cemetery Debtors, transferred legal title to approximately 28 cemeteries located in the State of Michigan (the "Michigan Cemeteries") to three Michigan limited liability companies (the "LLCs") that, at the time of the sale transactions, were owned and controlled by Hudson A. Mead and since January 1998 have been owned and controlled by Craig R. Bush ("Bush"), a former officer of LGII. Each of these cemetery purchase and sale transactions was structured in the following general form:

         o Pursuant to an asset purchase agreement, a subsidiary of LGII (the "Seller") transferred legal title to its cemetery and other related assets to one of the LLCs.

         o Under the asset purchase agreement, the purchase price was payable to the Seller as follows: (a) at least 10% in cash; and (b) the remainder in the form of a 10-year subordinated promissory note under which the payment of principal and interest is subordinated and junior in right of payment to the prior payment in full of secured loans made by Comerica Bank (the "Comerica Loans") to the applicable LLC to finance amounts paid in connection with the purchase and sale of the Michigan Cemeteries. The Comerica Loans are secured by security interests in, among other things, substantially all of the personal property assets of the LLCs.

         o With respect to each cemetery purchase and sale transaction, the parties entered into a sales agreement ("Sales Agreement") that obligates the Seller to perform sales functions for the applicable cemetery and make monthly payments to the LLC to cover payroll, insurance and other costs, and to provide a specified rate of return to the LLC.

         o Under the Sales Agreement, all receipts from the cemetery operations are to be deposited in operating bank accounts (the "Operating Accounts") of the Sellers on a daily basis and then to use such deposits to pay the applicable LLC certain amounts on a monthly basis.

         o The parties also entered into a separate right of first refusal and option agreement, and LGII entered into a guaranty of all of the Seller's obligations under the transaction documents.

         o Pursuant to an "amending agreement," the LLCs and the selling Loewen entities agreed that the benefits and burdens of operation of the properties were for the account of the selling Loewen entities and that the parties did not intend the transfer to constitute a sale for tax purposes. Additionally, the parties agreed that, to the extent that the Sales Agreement remains in place with respect to a cemetery, the LLC is not required to make any principal or interest payments on the relevant promissory note.

         Notwithstanding the provisions of the documents described above, the Operating Accounts for the Michigan Cemeteries were opened in the names of the LLCs, rather than in the names of the respective Sellers. Prior to the Petition Date, the LLCs periodically paid net sales receipts, after deducting the expenses and payments to which they were entitled under the documents, from the Operating Accounts to the Michigan Cemetery Debtors. After the Petition Date, however, the LLCs stopped the transfer of funds from the Operating Accounts to the Michigan Cemetery Debtors. The Michigan Cemetery Debtors were advised by the LLCs that they took this action to ensure that sufficient funds were available to satisfy certain obligations, including trust obligations under Michigan law, for which the LLCs would be liable if the Michigan Cemetery Debtors failed to pay such obligations. In addition, the LLCs and Bush expressed concerns regarding certain disputes involving third parties with respect to which the LLCs or Bush were seeking indemnification.

         In February 2000, to address these and certain other matters relating to the continued operation of the Michigan Cemeteries, the Michigan Cemetery Debtors, the LLCs and Bush agreed to a compromise and settlement (the "Michigan Settlement"), subject to the approval of the Bankruptcy Court. The Michigan Settlement was approved by the Bankruptcy Court on March 23, 2000 and is in the process of being implemented by the parties. The primary terms of the Michigan Settlement are as follows:

         o Upon the effectiveness of the Michigan Settlement, the LLCs were to cause the entire balances in the current Operating Accounts to be transferred to bank accounts ("New Operating Accounts") established in the applicable Michigan Cemetery Debtors' names. Thereafter, all collections, cash, checks and other monies derived from the sale of death care services and merchandise are to be deposited in the New Operating Accounts. Funds deposited in the New Operating Accounts are to be transferred by the Michigan Cemetery Debtors to a central account (the "New Central Account") at Comerica Bank. The Operating Account balances were to be transferred free and clear of liens, except that the Michigan Cemetery Debtors granted the LLCs an automatically perfected first priority lien in the New Operating Accounts and the New Central Account solely to secure the Michigan Cemetery Debtors' monthly payment obligations to the LLCs under the Sales Agreements. Upon the effectiveness of the Michigan Settlement, that lien was deemed assigned by the LLCs to Comerica Bank.

         o Upon the effectiveness of the Michigan Settlement, the LLCs were to pay to the Michigan Cemetery Debtors a cash amount equal to all amounts to which the Michigan Cemetery Debtors were entitled under the Michigan Cemeteries transaction documents for the period from the Petition Date through the date on which the operating account balances were transferred to the New Operating Accounts, net of (a) all payables paid by the LLCs to or on behalf of the Michigan Cemetery Debtors and
                  (b) the monthly payments due to the LLCs for the period. The Michigan Cemetery Debtors and the LLCs agreed that the cash amount to be paid upon the effectiveness of the Michigan Settlement would be $2,573,581.25, which amount was subject to adjustment pursuant to reconciliation procedures set forth in the settlement documentation.

         o Provided that the LLCs have fully satisfied their obligations with respect to the Operating Accounts and payment of cash amounts, as described above, the Michigan Cemetery Debtors agreed to indemnify Bush or the LLCs, including their respective officers, directors, employees, stockholders, affiliates and agents, with respect to the following matters:
                  (a) claims arising under certain construction contracts with Pumford Construction Company; (b) the action captioned Letherer v. Alger Group, L.L.C., Case No. 99-29046-CK (Cir. Ct. Saginaw Cty., Mich.) (the "Letherer Action"); (c) claims that may be asserted by William R. Eldridge under a covenant not to compete and a note entered into by the Michigan Cemetery Debtors; and (d) certain other claims and potential claims identified to the Michigan Cemetery Debtors by Bush. In addition, pending the assumption or rejection of the Sales Agreements, the Michigan Cemetery Debtors agreed to perform their contractual indemnification obligations under those agreements.

         The Michigan Cemetery Debtors believe that, based on the Michigan Cemeteries transaction documents, the Sellers are the equitable owners of the Michigan Cemeteries. LGII and the Michigan Cemetery Debtors have concluded that a sale of the Michigan Cemeteries to a third party is in the best interests of their estates and, to this end, have attempted to initiate discussions with Bush to effectuate a return of bare legal title to these assets to the Michigan Cemetery Debtors. Bush did not satisfactorily respond to the Michigan Cemetery Debtors' efforts consensually to reunite legal title to the properties with the equitable title thereto; accordingly, in September 2000, the Michigan Cemetery Debtors commenced an adversary proceeding against the LLCs seeking a judgment:
(a) declaring that the Sellers are the equitable owners of the Michigan Cemeteries; (b) directing the LLCs to turn over legal title to the Michigan Cemeteries to the Sellers by transferring legal title into a trust or escrow for the Sellers' benefit or, in the alternative, avoiding the Cemetery Transactions as fraudulent conveyances; and (c) requiring the LLCs to furnish an accounting of the costs and expenses for which they were reimbursed by the Sellers and to refund to the Sellers the amount of any overpayment on such costs and expenses. The Michigan Cemetery Debtors have amended the complaint in this adversary proceeding twice for the purpose of, among other things, adding a request for an injunction requiring the LLCs to comply with the terms of the Michigan Settlement and the transactional documents described above.

         The LLCs have Filed motions to dismiss the Michigan Cemetery Debtors' original, first amended and second amended complaints. The Michigan Cemetery Debtors have responded to each of these motions. The Bankruptcy Court has not ruled on any of the LLCs' motions to dismiss. The Michigan Cemetery Debtors also Filed in connection with their second amended complaint a motion for preliminary injunction and for permission to monitor the LLCs' compliance with the requested injunction. The Bankruptcy Court denied the motion for preliminary injunction and directed the parties to participate in a mediation of the dispute. On June 4, 2001, the Bankruptcy Court appointed James D. Lurie as mediator. The mediator held mediation sessions on July 24, 2001 and July 30, 2001, and, as described below, the parties soon thereafter entered into an asset purchase agreement and related documents that would provide for transfer of the Debtors' interests in the Michigan Cemeteries to the LLCs and would resolve the parties' disputes.

         The Debtors have also Filed nine motions to reject certain of the agreements relating to 15 Michigan Cemeteries legal title to which was transferred to Alger Group, L.L.C., one of the three LLCs. A hearing on the rejection motion with respect to the four cemeteries that are the subject of the Letherer Action is scheduled for August 20, 2001. Hearings have not yet been scheduled on the other eight rejection motions.

         On or about May 25, 2001, R. Kenny Letherer Filed a motion for payment of administrative expenses arising from the Letherer Action. RKL Supply, Inc. ("RKL") owned four cemeteries in Saginaw, Michigan and the Debtors purchased all the stock of RKL in 1996. Letherer claims that in connection with the sale he was to have received mortgages on the cemetery properties, but no mortgages were ever recorded. In the Letherer Action, Letherer sought recovery from one of the LLCs of the balance of a promissory note owed to Letherer and an equitable lien against the RKL cemetery properties. The state court granted Letherer summary judgment in the amount of $1,700,000, the balance on the promissory note, plus interest, and an equitable lien on the RKL cemeteries for the same amount. Thereafter, the state court entered an order of foreclosure and required an escrow of proceeds from the sale of cemetery plots at three of the RKL cemeteries. Pursuant to the motion, Letherer sought an administrative expense claim against the Debtors for the amount of the state court judgment. The basis for the motion was the indemnification provision in the Michigan Settlement. After a hearing on July 30, 2001, the Bankruptcy Court denied the motion.



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


         On May 31, 2001, Thomas E. Hoffmeyer, Bruce B. Dunn and Bruce W. Gorsline Filed an adversary proceeding complaint against LGII and Bush relating to the plaintiffs' 1996 sale of their funeral home businesses to LGII. The plaintiffs owned the stock of Gorsline-Runciman Co., which owned six funeral homes in the Lansing, Michigan area. LGII purchased all the stock of Gorsline-Runciman Co. and also agreed to make the plaintiffs regional partners in connection with the acquisition of additional funeral homes in the State of Michigan. The plaintiffs allege that LGII's contracts with the LLCs regarding the operation of the Michigan Cemeteries trigger a contingent secured payment obligation in favor of the plaintiffs in the aggregate amount of $7,040,000, plus interest and reasonable attorneys' fees. According to the plaintiffs, this obligation is triggered by LGII's admitted equitable ownership of three of the Michigan Cemeteries. The plaintiffs also allege that Bush made material misrepresentations to the plaintiffs regarding LGII's alleged intention to completely divest itself of any interest in the three Michigan Cemeteries and seek compensatory damages of not less than $10,000,000, together with punitive damages, from Bush. On or about July 9, 2001, LGII Filed a motion to dismiss the adversary proceeding complaint. As of the date of this Disclosure Statement, the Bankruptcy Court has not ruled on LGII's motion to dismiss.

         Notwithstanding the commencement of the adversary proceeding and the Filing of the motions to reject, the Michigan Cemetery Debtors continued to pursue discussions with the LLCs in an effort to resolve any differences between the Debtors and the LLCs on a consensual basis. On February 22, 2001, TLGI entered into a non-binding letter of intent (the "Michigan LOI") with the LLCs. The Michigan LOI summarized the general terms and conditions under which: (a) the LLCs would purchase the Debtors' and the Michigan Cemetery Debtors' right, title and interest in the Michigan Cemeteries and other related assets and businesses; (b) the LLCs would assume certain liabilities relating to the Michigan Cemeteries, while the Michigan Cemetery Debtors would retain certain other liabilities; (c) the parties would terminate the Michigan Settlement; and
(d) the LLCs would pay TLGI $26 million in cash. The Michigan LOI, although non-binding, specified numerous conditions that had to be satisfied for the transactions contemplated thereby to be consummated.

         On August 1, 2001, a definitive agreement was entered into providing that the LLCs will purchase the Michigan Cemeteries and certain related assets for $23.4 million in cash and the assumption of certain contractual and other obligations, including obligations relating to Letherer. In connection with the consummation of the transaction, the adversary proceeding will be dismissed with prejudice and the parties will enter into mutual releases. On August 20, 2001, the Bankruptcy Court approved the agreement. The transaction is currently expected to close by September 30, 2001, though no assurance can be given in this regard.

WEST TEXAS

         LGII owns 85% of DSP General Partner, Inc. and Directors Succession Planning, Inc. (collectively, the "West Texas Entities"). The remaining 15% interest in each of the West Texas Entities is owned by Directors Investment Group, Inc. (the "West Texas Partner"), an entity in which no Debtor has a direct or indirect ownership interest. The West Texas Entities own, directly or indirectly, approximately 52 funeral homes and five cemeteries, together with certain related assets (collectively, the "West Texas Businesses").

         Pursuant to the documents and agreements presently governing the West Texas Entities, LGII is entitled to nominate three of the five directors of the West Texas Entities and the West Texas Partner is entitled to nominate and elect two of the five directors thereof. Certain actions cannot be taken without a four-fifths vote of the directors. Consequently, as presently constituted, the West Texas Partner may have a veto right with respect to certain fundamental matters relating to the West Texas Businesses. In addition, an affiliate of the West Texas Partner, pursuant to a management agreement, dated as of September 1, 1995, manages the funeral homes included in the West Texas Businesses in exchange for a management fee of between 8% and 9% of income before interest on long-term debt, depreciation, income taxes, management fees and administrative fees paid to LGII. The management agreement can be terminated without cause on one year written notice.

         In addition to the foregoing, LGII and the West Texas Partner are parties to a shareholder agreement, dated as of March 1, 1993 (the "West Texas Shareholder Agreement"), governing their relationship with respect to the West Texas Entities. Under the West Texas Shareholder Agreement, the West Texas Partner has an option to require LGII to purchase the interests of the West Texas Partner in the West Texas Entities for a formula price (but not less than the capital contribution of the West Texas Partner) approximating 15% of the result determined by subtracting the long-term debt of the West Texas Entities from the product of 5.26 times earnings before interest, depreciation, amortization, income taxes, extraordinary and unusual items, certain capital gains and losses and certain management fees. The West Texas Partner also has (a) a right to buy LGII's interest in the West Texas Entities at a formula price if LGII or the West Texas Entities are acquired by Service Corporation International and (b) a right of first refusal with respect to the sale of any funeral home included in the West Texas Businesses. Finally, an entity affiliated with the West Texas Partner has been given a long-term right to sell preneed insurance to the West Texas Businesses and to funeral homes of LGII in Texas and certain other areas.

         As of the date of this Disclosure Statement, no agreement has resulted from discussions between the Debtors and the West Texas Partner with respect to a possible restructuring of the relationships between them. As part of these discussions, the West Texas Partner offered to purchase LGII's ownership interest in the West Texas Entities for $60 million, which amount the Debtors and the Creditors' Committee determined to be inadequate. In addition, the West Texas Partner indicated its willingness to negotiate the purchase of Mayflower National Life Insurance Company and its related insurance companies for a purchase price of $90 million to $100 million subject to pending litigation risks and the absence of changes in current or historic operations. Like the other properties to be retained by the Debtors, the Debtors and the Creditors' Committee believe that this is an important business for the Debtors going forward and the Debtors are not seeking to dispose of it at this time.

         The Debtors have Filed a motion to reject, pursuant to section 365 of the Bankruptcy Code, the West Texas Shareholder Agreement and the contract granting the entity affiliated with the West Texas Partner the right to sell preneed insurance to the Debtors' businesses. The Bankruptcy Court has not yet ruled on this motion.

         The West Texas Shareholder Agreement provides that acquisitions made by the West Texas Entities would be funded with 67% debt and 33% equity. LGII was responsible for arranging and advancing 100% of the debt and 85% of the equity. The West Texas Partner was responsible for providing the remaining 15% of the equity. Under this arrangement, an amount in excess of $111 million has been advanced for purposes of making acquisitions, 67% of which was contributed by LGII as debt. The West Texas Partner has repeatedly indicated that, in its view, the funds advanced by LGII were not loans and that it would not be willing to repay any portion of the funds advanced as debt by LGII to the West Texas Entities. Accordingly, LGII has Filed an adversary proceeding complaint against the West Texas Partner and certain nominal parties in the Bankruptcy Court seeking: (a) a declaratory judgment that 67% of the funds used by the West Texas Entities for acquisitions is debt owed to LGII and (b) a declaratory judgment that the conduct of LGII and the directors appointed by LGII to the boards of the West Texas Entities regarding the LGII debt are consistent with any fiduciary duties owed to the West Texas Entities or the West Texas Partner. On or about July 18, 2001, the West Texas Partner Filed a motion requesting the Bankruptcy Court dismiss the complaint on certain grounds, to abstain from holding further proceedings regarding the matter, or, in the alternative, to abate the adversary proceeding until LGII's motion to reject the West Texas Shareholder Agreement is resolved. On August 20, 2001, LGII Filed an objection to this motion, on which the Bankruptcy Court has not yet acted.

POST-PETITION ASSET DISPOSITION PROGRAM

         As of April 30, 1999, TLGI operated approximately 1,116 funeral homes and 429 cemeteries in North America. The Debtors' management, in connection with the development of the Debtors' business plan, identified approximately 200 funeral homes and 170 cemeteries (collectively, with properties sold pursuant to the Miscellaneous Assets Order (as defined below) and additional properties so designated by the Debtors on or prior to the Effective Date, the "Disposition Properties") that did not satisfy the criteria for ongoing business operations under its business plan. In late 1999, as part of the development of their business plan, the Debtors conducted a review of each of their operating locations to determine the best use of each location on a going-forward basis. In identifying the Disposition Properties, the Debtors consider, among other things, whether the optimal value of each location would be achieved by having the Debtors continue to operate the business or by having the Debtors market the location to bidders who may be better suited to operate the particular business based on geographic location and other similar factors. The Debtors and their financial advisors divided the Disposition Properties into 28 groups of funeral homes and cemeteries by geographic location to attempt to market the properties so as to receive the highest and best bids for all of the Disposition Properties.

         These marketing efforts have been conducted under the Bankruptcy Court's Order (A) Approving Global Bid Procedures Program and (B) Authorizing Debtors to Grant Pre-Approved Bid Protections to Prospective

Purchasers dated January 21, 2000 (the "Bid Procedures Order"). The Bid Procedures Order approved: (a) the procedures governing the disposition program (including submission of information packages to potential bidders, due diligence, selection of bidders, negotiation and execution of asset purchase agreements, "good faith" deposits, treatment of executory agreements, Filing of sales motions and closing of the transactions); (b) bidding procedures designed to obtain the highest price for Disposition Properties; (c) economic protections for certain initial bidders (including breakup fees and reimbursement of expenses); and (d) an auction process for Disposition Properties being sold pursuant to a sales motion.

         In addition, the Debtors have marketed certain other locations, or selected assets of certain locations, to buyers who are willing to purchase the assets of "nonessential" locations on an "as is, where is" basis for a price that the Debtors believed to be reasonable pursuant to the Bankruptcy Court's Order Establishing Procedures for Transactions Involving Certain Miscellaneous Assets dated August 25, 1999 (the "Miscellaneous Assets Order") or other orders of the Bankruptcy Court.

         As illustrated in the table set forth below, as of September 4, 2001:
(a) sales of 217 of the Disposition Properties pursuant to the Bid Procedures Order had been closed for aggregate sales proceeds of approximately $57.9 million; (b) sales of 21 Disposition Properties pursuant to the Miscellaneous Assets Order had been closed for aggregate sales proceeds of approximately $7.2 million; and (c) sales of 55 such Disposition Properties pursuant to the Bid Procedures Order for aggregate sales proceeds of approximately $43.7 million had been approved by the Bankruptcy Court but not yet closed; (d) sales of additional properties for aggregate sales proceeds of approximately $26.2 million were expected to occur by December 31, 2001.

                                                                            NUMBER OF
                                                                            DISPOSITION   SALES PROCEEDS
                                                                            PROPERTIES     (IN MILLIONS)
                                                                           ------------   --------------

Closed sales under Bid Procedures Order ................................            217    $       57.9
Closed sales under Miscellaneous Assets Order ..........................             21             7.2
                                                                           ------------    ------------
            Total closed sales .........................................            238    $       65.1
                                                                           ============    ============

Approved sales under Bid Procedures Order not yet closed ...............             55    $       43.7
Additional sales expected to be closed by
    December 31, 2001 ..................................................        unknown            26.2
                                                                           ------------    ------------
            Projected total of all sales closed by December 31, 2001 ...        unknown    $      135.0
                                                                           ============    ============

         Proceeds from sales of assets of Disposition Properties are being held in a special account into which no other funds are deposited; such account is maintained by LGII at First Union National Bank pursuant to the Bankruptcy Court's Order (A) Approving Procedures with Respect to Proceeds of Sales Consummated Under Debtors' Asset Disposition Program and (B) Modifying Order Approving Replacement Debtor in Possession Financing Facility to Carve Out from Adequate Protection Liens and Claims Granted Thereby the Proceeds of Certain Asset Sales dated September 12, 2000.

         On or about May 11, 2001, Cemex, Inc. ("Cemex") Filed a motion and application for allowance and payment of an administrative expense claim (the "Cemex Claim") in relation to one of the proposed transactions under the asset disposition program. By the Cemex Claim, Cemex seeks an administrative expense claim for damages in the amount of $9,000,000 allegedly incurred in connection with the Debtors' termination of an asset purchase agreement entered into with Cemex, under the disposition program, whereby one of the Debtors conditionally agreed, subject to the terms and conditions set forth in the agreement as well as the contemporaneous letter agreement between the parties, to sell certain cemetery properties located in Florida to Cemex for a purchase price of $800,000. On June 15, 2001, the Bankruptcy Court approved an agreed scheduling order establishing discovery and briefing deadlines, and setting an October 30, 2001 evidentiary hearing with respect to the Cemex Claim. On June 28, 2001, the Debtors, in accordance with the agreed scheduling order, Filed their initial response to the Cemex Claim. In their response, the Debtors denied any liability for any administrative expense or other claim in respect of the Cemex Claim.

THE CCAA PROCEEDINGS

         On June 1, 1999, TLGI together with the CCAA Debtors filed for, and were granted, protection under the CCAA. On June 1, 1999, the Canadian Court granted an order (the "Initial Order"), which, among other things: (a) stayed all proceedings against TLGI and the CCAA Debtors; (b) approved a procedural protocol for the coordination of the CCAA Proceedings and the Reorganization Cases (see "Operations During The Reorganization Cases -- First Day Relief -- The Protocol Motion"); and (c) authorized TLGI and the CCAA Debtors to pay all their pre-Petition Date indebtedness (in the instance of TLGI, subject to the limitations of $1,000 per claim and the other limitations imposed on payments of prepetition claims by the Bankruptcy Court (see "Operations During the Reorganization Cases -- First Day Relief -- Customer, Vendor, Service Provider and Contractor Claims")); to a maximum aggregate amount of Cdn. $12 million.

         TLGI and the CCAA Debtors have concluded claims processes in the CCAA Proceedings. As a result of the fact that the CCAA Debtors were authorized by the Initial Order to pay pre-Petition Date indebtedness, a relatively small number of proof of claims were filed against them. With the exception of the guaranty obligations related to the CTA, all material unsecured prepetition claims against the CCAA Debtors have been settled or satisfied. The debt under the CTA is guaranteed by approximately 35 of the CCAA Debtors, and the outstanding capital stock of the remaining CCAA Debtors has been pledged as security under the CTA. The CTA Note Claims will be satisfied and discharged by distributions provided for in the Plan and, as a result of such distributions in respect of the CTA Note Claims, the guaranty obligations related to the CTA will be fully settled or satisfied as provided in the CCAA Order (See "Overview of the Plan -- The CCAA Order").

         A separate Canadian claims process was commenced in the CCAA Proceedings to identify those Canadian claims against TLGI, if any, which are not addressed or resolved in the Reorganization Cases or which should more properly be dealt with by the Canadian Court. A deadline of October 13, 2000 was established for entities to file any such claims against TLGI in the CCAA Proceedings. Only five creditors filed claims against TLGI by the deadline. TLGI filed notices of disallowance in respect of the claims of four of these creditors on the basis that, among other things, the claims are more properly adjudicated in the United States. Only one creditor disputed a notice of disallowance. TLGI believes that the disputed claim has now been largely resolved. One additional creditor filed a claim after the deadline. The amount of the claim is not material.

         TLGI and the CCAA Debtors do not expect to file a separate plan of reorganization under the CCAA because there should be no significant claims against TLGI or the CCAA Debtors other than those that will be settled or satisfied as provided in the Plan.

EXCLUSIVITY

         Under section 1121 of the Bankruptcy Code, a debtor has the exclusive right to (a) file a plan of reorganization during the first 120 days of its chapter 11 case and (b) solicit acceptances of such a plan during the first 180 days of the case. These periods (the "Exclusive Periods") may be extended for "cause." In June 2000, the Debtors, having previously obtained extensions of the Exclusive Periods through June 30, 2000 and August 31, 2000, respectively, Filed a motion (the "June Exclusivity Motion") seeking further six-month extensions of the Exclusive Periods through December 31, 2000 and February 28, 2001, respectively. Although the Creditors' Committee supported the June Exclusivity Motion, one party, Blackstone, objected to the motion. After conducting an evidentiary hearing on the June Exclusivity Motion on June 20, 2000, the Bankruptcy Court overruled Blackstone's objection to the motion and extended the Exclusive Periods through December 31, 2000 and February 28, 2001, respectively. In December 2000, the Bankruptcy Court approved further four-month extensions of the Exclusive Periods through April 30, 2001 and June 30, 2001, respectively. In May 2001, the Bankruptcy Court approved further six-month extensions of the Exclusive Periods through October 31, 2001 and December 31, 2001, respectively.

                       COLLATERAL TRUST AGREEMENT ISSUES;
                  RECOVERY ACTIONS; AND OTHER LEGAL PROCEEDINGS

COLLATERAL TRUST AGREEMENT ISSUES

         BACKGROUND

         Five years before executing the CTA, TLGI and LGII executed a trust deed dated October 1, 1991 (the "1991 Trust Deed"). The 1991 Trust Deed provided collateral security for certain notes (the "Prior Notes") and for an October 1, 1991 revolving credit facility of up to $100 million (the "1991 Revolver"), executed among TLGI and LGII, as borrowers, and a syndicate of U.S. and Canadian banks, as lenders. Under the 1991 Trust Deed, the Prior Notes and the 1991 Revolver were secured equally and ratably by a common security package that was comprised primarily of a security interest in all of TLGI's assets, LGII's accounts receivable, the rights of LGII under voting trusts and share option arrangements with respect to certain U.S. subsidiaries and a pledge of the stock held by TLGI, LGII and TLGI's U.S. subsidiaries (with certain exceptions) and certain other subsidiaries. The 1991 Trust Deed provided that the trustee would concurrently release the security on behalf of the lenders under the 1991 Revolver and the holders of the Prior Notes if all of the lenders under the 1991 Revolver agreed to release the security or upon notice that the 1991 Revolver had been paid in full. Following the issuance of the Series D Notes in an original principal amount of $60 million in September 1993, the 1991 Trust Deed was amended to secure those notes.

         On February 16, 1994, TLGI and LGII repaid the 1991 Revolver in full with the proceeds of a $400 million revolving credit loan from a bank group led by First Chicago Bank (the "First Chicago Bank Group"), and the collateral was released under the 1991 Trust Deed. After the 1994 refinancing with the First Chicago Bank Group, TLGI had virtually no secured debt. Thereafter, in February 1994, the Series E Notes in the original principal amount of $50 million were issued.

         As indicated above, in November 1995, certain of the Debtors sustained an adverse judgment of $500 million in the O'Keefe litigation. See "Certain Events Preceding the Debtors' Chapter 11 Filings -- Mississippi Litigation." TLGI and LGII had a number of unsecured debt instruments outstanding at this time. The holders of the outstanding debt instruments took the position that the O'Keefe judgment constituted a default event. As a result, waivers were sought and obtained under these outstanding debt instruments. The waivers granted in connection with the First Chicago Bank Group $400 million revolving credit facility and the MEIP Credit Facility required TLGI to provide collateral by May 31, 1996. The other outstanding debt instruments contained "negative pledge" and "equal and ratable lien" clauses that required that, if TLGI or LGII granted collateral security to any existing or future creditor, liens likewise had to be granted to those holders of outstanding debt placing such debt on a pari passu basis with the other secured debt. As a result, following the O'Keefe judgment and later settlement of that litigation, TLGI and LGII could not obtain additional financing without retiring or securing all of these outstanding debt instruments. See "Certain Events Preceding the Debtors' Chapter 11 Filings."

         On March 20, 1996, LGII issued $250 million of the Series 1 Notes and $125 million of the Series 2 Notes. These Notes were guaranteed by TLGI and were issued with the stated condition that, if TLGI or LGII granted collateral security to any institutional lender, then the Series 1 Notes and the Series 2 Notes must be collateralized on a pari passu basis.

         The proceeds from the Series 1 Notes and the Series 2 Notes were not sufficient to fund TLGI's business plan. As a result, in May 1996, TLGI and LGII obtained a $750 million credit facility from a syndicate of banks led by the Bank of Montreal (the "BMO Revolving Credit Facility"). Certain of the proceeds of the BMO Revolving Credit Facility were used to pay off the First Chicago Bank Group $400 million revolving credit facility. The lenders under the BMO Revolving Credit Facility required that such facility be secured by:

         o all of LGII's right, title and interest in and to all rights to receive payment under or in respect of accounts, contracts, contractual rights, chattel paper, documents, instruments and general intangibles;

         o a pledge of the shares of capital stock of substantially all of the subsidiaries in which TLGI directly or indirectly held more than 50% voting or economic interest; and

         o        a guarantee by each subsidiary that pledged stock.

         The CTA was established as the mechanism to secure the BMO Revolving Credit Facility and the outstanding indebtedness, present and future, that was entitled to share equally and ratably in that security. The CTA designated indebtedness secured under it as Class A, B, C or D Secured Indebtedness. When the CTA went into effect, "Class A Secured Indebtedness" consisted of the BMO Revolving Credit Facility, the MEIP Credit Facility and certain other subsequently retired credit facilities. "Class B Secured Indebtedness" consisted of the Prior Notes, the Series D Notes and the Series E Notes. "Class C Secured Indebtedness" consisted of the Series 1 and 2 Notes issued in March 1996. "Class D Secured Indebtedness" consisted of certain intercompany indebtedness; the lien securing the Class D Secured Indebtedness was junior and subordinate to the lien securing the other classes of Secured Indebtedness.

         The CTA contemplates that the benefits of pledges and guaranties made thereunder could inure not only to the holders of indebtedness existing on the date of the CTA, but also to holders of subsequently issued indebtedness. In this regard, the CTA refers to certain registration procedures for later-issued indebtedness that involve the execution and delivery of "Additional Secured Indebtedness Registration Statements" to the CTA Trustee, acceptance of those statements by the CTA Trustee and registration of the statements in a "Secured Indebtedness Register."

         After the date of the CTA, TLGI and LGII issued six additional series of indebtedness in four separate transactions: (a) the Series 3 and 4 Notes, issued October 1, 1996; (b) the Series 5 Notes, issued September 26, 1997; (c) the Series 6 and 7 Notes, issued May 28, 1998; and (d) the PATS Notes, issued September 30, 1997.

         TLGI and LGII and the other parties involved in these transactions intended each additional series to be entitled to the benefits of the CTA. Each of the disclosure documents used in connection with the marketing and sale of the Series 3 and 4 Notes, the Series 6 and 7 Notes and the PATS Notes states that such securities will be secured under the CTA. The cover page of each such disclosure document contains similar language regarding collateral. As an example, the disclosure document for the Series 3 and 4 Notes states:

                  The Senior Notes and the Guarantees will be senior obligations of LGII and [TLGI], respectively, and will rank pari passu in right of payment with all other senior indebtedness of LGII and [TLGI], respectively. Because other senior indebtedness is secured, the Senior Notes, when issued, will be secured as defined herein.

This intention to secure these securities is reiterated other times in each of the disclosure documents. In addition, the Boards of Directors of TLGI and LGII adopted resolutions authorizing each series of indebtedness and designating each series as secured indebtedness under the CTA. Further, each of TLGI and LGII, together with the Indenture Trustee for each series, executed Additional Secured Indebtedness Registration Statements for each series of indebtedness. These fully executed Additional Secured Indebtedness Registration Statements were in place at the closings of the sale of the Series 3 and 4 Notes and the PATS Notes and, in the case of the Series 6 and 7 Notes, were delivered to the underwriter's counsel the day after closing of the sale of such notes. Copies of the executed Additional Secured Indebtedness Registration Statements are included in each of the relevant sets of closing documents. After the issuance of each series of indebtedness intended to be secured under the CTA, TLGI consistently referred to the notes as secured under the CTA in each of its public securities filings. As an example, in its Form 10-K for the fiscal year ended December 31, 1998, TLGI stated:

                  In 1996, [TLGI], LGII and their senior lenders entered into a collateral trust agreement pursuant to which the senior lenders share certain collateral and guarantees on a pari passu basis (the "Collateral Trust Agreement"). . . . The
                  security is held by the trustee for the equal and ratable benefit of the senior lending group. This senior lending group consists principally of the lenders under [the Series 1 through 7 Notes, the Series D and E Notes, the BMO Revolving Credit Agreement, the MEIP Credit Facility and the PATS Notes], as well as holders of certain letters of credit. . . . At December 31, 1998, the indebtedness owed to the senior lending group subject to the Collateral Trust Agreement, including holders of certain letters of credit, aggregated approximately $2.1 billion.

The prospectus, dated May 29, 1997, prepared and disseminated in connection with TLGI's offering of 12,000,000 common shares, similarly reported that senior obligations, including at that time the Series 3 and 4 Notes, were secured under the CTA.

         The MEIP Credit Facility and the BMO Revolving Credit Facility (together, the "Credit Agreements") explicitly acknowledged and allowed for additional secured debt under the CTA. The relevant covenants in the Credit Agreements are identical and indicate that the parties contemplated that additional debt would be secured and guaranteed under the CTA. For example, the Credit Agreements defined "Secured Parties" as the lenders, the persons specified on Schedule 3 of the Credit Agreements, and "all other Persons [as designated by the Borrowers] who from time to time hold Senior Obligations which are secured pursuant to the [CTA]" and the definition of "Senior Obligations" recognized that debt, other than the indebtedness described on Schedule 3, was not secured except as provided in the CTA.

         Moreover, later amendments to the Credit Agreements expressly acknowledge the senior secured status of the Series 3 and 4 Notes and the PATS Notes. On March 27, 1998, the BMO Revolving Credit Facility was amended to reduce the maximum aggregate outstanding principal amount of the commitments and for other reasons. The Series 3 and 4 Notes and the PATS Notes were specifically listed as "Senior Obligations" (the Series 6 and 7 Notes had not yet been issued) and the amendment expressly acknowledges that the collateral pledged in respect of the BMO Revolving Credit Facility would also secure these notes. Similarly, the MEIP Credit Facility was amended on May 1, 1998 and the amendment likewise acknowledges that the collateral for the MEIP obligation would also secure the Series 3 and 4 Notes and the PATS Notes (again the Series 6 and 7 Notes had not, as of that time, been issued).

         In addition to the covenants, both Credit Agreements contained reporting requirements that put the lenders on notice of all outstanding debt, including the debt in question. The Credit Agreements required TLGI and LGII to deliver to the lenders annual audited reports and quarterly unaudited reports, as well as all other reports and documents filed with the SEC, the Ontario Securities Commission, The Toronto Stock Exchange and the British Columbia Securities Commission. The Debtors believe TLGI and LGII complied with the Credit Agreements' reporting requirements throughout the period preceding the Petition Date.

         The holders of the Series 1 and 2 Notes were also informed that, if collateral was provided to secure such notes (because it was provided in respect of the BMO Revolving Credit Facility), the notes would share that collateral pari passu with other senior indebtedness, which could include additional indebtedness. This information was disclosed in the disclosure documents used in connection with the marketing and sale of the Series 1 and 2 Notes. Additionally, State Street Bank and Trust Company, successor to Fleet National Bank, was the Indenture Trustee for the Series 1 and 2 Notes, as well as the Series 3 and 4 Notes, the Series 6 and 7 Notes and the PATS Notes. State Street's representative acted on State Street's behalf in all four securities transactions, and State Street was represented by the same law firm in each case. State Street has also Filed proofs of Claims in the Debtors' Reorganization Cases on behalf of the Series 1 and 2 Notes, the Series 3 and 4 Notes, the Series 6 and 7 Notes and the PATS Notes. The disclosure documents used in connection with the marketing and sale of the Series 5 Notes similarly disclosed that the Series 5 Notes would be secured on a pari passu basis with other senior debt and that such other secured debt included the Series 3 and 4 Notes and could include additional debt. In addition, an Additional Secured Indebtedness Registration Statement was signed in connection with two letters of credit in an aggregate amount of approximately $5.2 million under the BMO Letter of Credit Facility. During discovery in connection with the CTA Proceeding, the transmittal letter and Additional Secured Indebtedness Registration Statement were apparently found and produced from the CTA Trustee's file.

         The original proof of Claim Filed by the CTA Trustee in LGII's Reorganization Case, which purported to attach all of the Additional Secured Indebtedness Registration Statements that had been delivered to the CTA Trustee, included no registration statements for the Series 6 and 7 Notes or the PATS Notes or in respect to the letters of credit under the BMO Letter of Credit Facility, and included the registration statement with an incorrect outstanding principal balance for the Series 3 and 4 Notes. The CTA Trustee has since Filed a motion to amend its proof of claim to include the correct registration statement for the Series 3 and 4 Notes and the registration statements for the Series 6 and 7 Notes and the PATS Notes. This motion has not been served on creditors and is not being pursued by the CTA Trustee at the present time.

         Thereafter, in April 2000, TLGI and LGII announced that there was uncertainty as to whether the holders of Claims under the Series 3 and 4 Notes, the Series 6 and 7 Notes and the PATS Notes (collectively, the "Subject Debt") were entitled to the benefits of the CTA, including the benefit of secured status under the CTA and the guaranties granted by the Pledgors thereunder.

         FACTUAL INVESTIGATION

         The Debtors' bankruptcy counsel, Jones, Day, Reavis & Pogue ("Jones Day"), investigated the circumstances underlying the absence from the CTA Trustee's files of any Additional Secured Indebtedness Registration Statements for the Series 6 and 7 Notes and the PATS Notes and the misstatement of the outstanding principal amount on the Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes. A memorandum discussing that investigation (the "CTA Whitepaper") is attached as Exhibit IV to this Disclosure Statement. The investigation included informal interviews with the following:

         o counsel for TLGI and LGII who participated in the drafting of the CTA;

         o counsel for TLGI and LGII who represented TLGI and LGII in the issuance of the Subject Debt;

         o        the Indenture Trustee for the Subject Debt;

         o counsel for the underwriters on the Series 3 and 4 Notes and the Series 6 and 7 Notes; and

         o        counsel for the underwriters on the PATS Notes.

Some of those interviewed also informally provided Jones Day with copies of various documents involved in the transactions. These documents included drafts of the CTA, correspondence related to the transactions and closing materials.

         Jones Day also took testimony from three representatives of the CTA Trustee in a Bankruptcy Rule 2004 examination. Pursuant to the court order authorizing the 2004 examination, Jones Day received from the CTA Trustee and its counsel documents responsive to a formal document request.

         The factual investigation revealed that for the Series 6 and 7 Notes and for the PATS Notes, no party recalls actually having delivered (and no party claims to have delivered) the executed Additional Secured Indebtedness Registration Statements or any drafts thereof to the CTA Trustee or its counsel. For the Series 3 and 4 Notes, the factual investigation revealed that a draft of the Additional Secured Indebtedness Registration Statement that correctly stated the original principal amount to be $350 million but incorrectly listed an outstanding principal amount of $0 was provided to the CTA Trustee prior to the closing of that transaction. Revised drafts of the Additional Secured Indebtedness Registration Statement reflecting the correct outstanding principal balance were subsequently delivered to counsel for the CTA Trustee prior to the closing. Although an Additional Secured Indebtedness Registration Statement reflecting the correct outstanding principal balance is contained in the book of closing documents, it did not make its way into the CTA Trustee's retained files. The Additional Secured Indebtedness Registration Statement in the CTA Trustee's file in respect of the Series 3 and 4 Notes states that the original outstanding principal amount of the debt was $350 million, but indicated a current outstanding principal balance for that Series of $0.

         The factual investigation further revealed that, although the CTA requires the CTA Trustee to enter the information from Additional Secured Indebtedness Registration Statements into a Secured Indebtedness Register, the CTA Trustee instead kept copies of those Additional Secured Indebtedness Registration Statements received by it and did not keep an independent Additional Secured Indebtedness Register. In addition, while any representative of a secured party had the right under the CTA to examine the Secured Indebtedness Register, no party did so before June 1, 1999, the date the Debtors Filed for bankruptcy protection.

         COLLATERAL TRUST AGREEMENT ADVERSARY PROCEEDING

         On September 27, 2000, the CTA Trustee commenced the CTA Proceeding, an adversary proceeding in Bankruptcy Court against various Debtors, certain of the Indenture Trustees, the Creditors' Committee, certain holders of CTA Note Claims and certain as yet unnamed persons who may be affected or have an interest in resolution of the CTA matters. Pursuant to the CTA Proceeding, the CTA Trustee seeks a declaratory judgment that the Subject Debt constitutes additional secured indebtedness subject to a valid and perfected security interest under the CTA.

         On or about October 19, 2000, HSBC Bank USA ("HSBC"), the successor Indenture Trustee for the Series 1 and 2 Notes, Filed a motion to intervene in the CTA Proceeding and for an extension of time to answer the CTA Trustee's complaint. On or about October 20, 2000, Bank of Montreal, as agent under the BMO Revolving Credit Facility, Filed an answer, and on or about October 26, 2000, Wachovia Bank, N.A., as agent under the MEIP Credit Agreement, Filed an answer, counterclaim and crossclaim. Each of Bank of Montreal and Wachovia Bank, N.A. denies that the Subject Debt is entitled to the benefits of the CTA, and Wachovia Bank, N.A. seeks the entry of a judgment declaring that the Subject Debt is not entitled to share in the benefits of the collateral under the CTA.

         On or about October 30, 2000, the Creditors' Committee Filed an answer, counterclaim and crossclaim and a motion to join The Trust Company of Bank of Montreal ("BMO Trust Company"), Indenture Trustee for the Series 5 Notes, as an additional crossclaim defendant. The Creditors' Committee denies that the Subject Debt is entitled to the benefits of the CTA and seeks declarations that:
(a) the Subject Debt is not entitled to participate in the benefits of the CTA Trustee's security interest; (b) the designation of the Series 5 Notes as additional secured indebtedness under the CTA and the execution by TLGI and LGII of the Additional Secured Indebtedness Registration Statement relating to the Series 5 Notes are subject to rescission and TLGI and LGII will be in breach of their fiduciary duties if they fail to seek rescission; (c) the Subject Debt is not guaranteed by the Pledgors; and (d) if the designation of the Series 5 Notes as additional secured indebtedness and the execution of the Additional Secured Indebtedness Registration Statements relating to the Series 5 Notes are rescinded, the Series 5 Notes are not guaranteed by the Pledgors. The Creditors' Committee is not pursuing the foregoing declarations at the present time, and would not pursue these declarations in the event that the Plan or any other plan with the same treatment for Unsecured Claims is confirmed.

         On or about January 25, 2001, HSBC Filed its answer, crossclaims and a counterclaim in response to the CTA Trustee's complaint. HSBC's crossclaims name as defendants State Street, as Indenture Trustee and alleged Secured Party Representative for the Series 6 and 7 Notes and the PATS Notes; U.S. Bank National Association ("U.S. Bank"), as successor Indenture Trustee and alleged Secured Party Representative for the Series 3 and 4 Notes; and any successor to State Street and U.S. Bank in their capacities as Indenture Trustee and/or alleged Secured Party Representative. HSBC's counterclaim names as defendant Bankers Trust Company, in its capacity as the CTA Trustee.

         HSBC's first crossclaim and counterclaim seek a declaratory judgment that the indebtedness evidenced by the Series 3 and 4 Notes, the Series 6 and 7 Notes and the PATS Notes is unsecured and not entitled to the benefits of the collateral under the CTA. HSBC's second crossclaim, inter alia, seeks an order directing State Street and U.S. Bank, or their successors, on behalf of the holders of the Subject Debt to seek payment of certain third-party claims for any damages the holders of the Subject Debt may have suffered as a result of the failure by certain potentially responsible parties to fulfill the requirements and conditions of the CTA before seeking payment from the Debtors. Certain parties, including Bank One Trust Company, N.A. ("Bank One") which was appointed successor Indenture Trustee for the Series 6 Notes, Series 7 Notes and the PATS Notes in late January, 2001, have challenged the Court's subject matter jurisdiction over HSBC's second crossclaim.


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


         BMO Trust Company, as Indenture Trustee for the Series 5 Notes; Bank One, as successor Indenture Trustee for the Series 6 and 7 Notes and the PATS Notes and Morgens, Waterfall, Vintiadis & Company, Inc. also have Filed motions for leave to intervene in the CTA Proceeding. The Bankruptcy Court has granted each of these motions to intervene and the intervening parties have Filed answers or other responses to the CTA Trustee's complaint and, as applicable, crossclaims Filed by other parties. In addition, on or about June 19, 2001, Director's Investment Group, Inc., on behalf of itself and related entities including Funeral Directors Life Insurance Company, Filed, without leave to intervene as a "John Doe," an answer to the CTA Trustee's complaint. On July 11, 2001, the Debtors Filed a motion to strike this answer on the basis that, among other things, the parties had not first moved to intervene in the CTA Proceeding.

         On or about November 2, 2000, the CTA Trustee Filed a motion to stay the CTA Proceeding pending Confirmation of a plan of reorganization (the "CTA Stay Motion"). The Debtors and certain noteholders Filed joinders in the CTA Stay Motion, and several parties to the CTA Proceeding opposed the CTA Stay Motion. In addition, Bank of Montreal, as agent under the BMO Revolving Credit Facility, Filed a cross-motion to stay the plan of reorganization process pending resolution of the CTA Proceeding (the "Plan Stay Motion"). On December 21, 2000, the Bankruptcy Court held a hearing on the CTA Stay Motion and the Plan Stay Motion. After hearing arguments of counsel, the Bankruptcy Court denied the CTA Stay Motion and ruled that the Debtors could not commence the solicitation of acceptances of an amended plan of reorganization prior to a further status conference in the CTA Proceeding, which the Bankruptcy Court scheduled for February 16, 2001. The Bankruptcy Court also directed the parties to consider whether to mediate the dispute and to develop an expedited discovery schedule.

         On January 22, 2001, the Bankruptcy Court with the parties' consent appointed Professor James J. White of the University of Michigan Law School as mediator in the CTA Proceeding. For a discussion of the mediation process, see " -- Creditor Settlement Negotiations and Collateral Trust Agreement Mediation." In addition, on January 24, 2001, the Bankruptcy Court, after a telephonic hearing, approved an expedited discovery schedule in the CTA Proceeding under which discovery was to be completed in April 2001; a stipulation of facts was to be submitted to the Bankruptcy Court in May 2001; and the Bankruptcy Court was to convene a status conference on May 25, 2001. The discovery process, however, was not completed in accordance with the schedule established by the Bankruptcy Court, and the May 25, 2001 status conference accordingly was postponed several times until July 17, 2001.

         On February 16, 2001, the Debtors Filed an amended plan of reorganization and accompanying disclosure statement. That plan of reorganization reflected, in addition to the agreements with interested parties set forth in the originally Filed versions, an agreement among the Debtors, the Creditors' Committee and certain holders of significant CTA Note Claims regarding the recoveries of unsecured creditors of the Debtors' estates and other parties in interest. See " -- Creditors' Committee Settlement." Also on February 16, 2001, at the status conference in the CTA Proceeding, the Debtors requested that the plan process be permitted to go forward with respect to all matters other than those affected by the CTA Proceeding. That request was denied by the Bankruptcy Court.

         After May 25, 2001, when the Debtors' motion requesting that a hearing be set on the adequacy of the Debtors' disclosure statement initially was scheduled to be heard by the Bankruptcy Court, discovery and other activity in the CTA Proceeding was held in abeyance.

         As described in " -- Creditor Settlement Negotiations and Collateral Trust Agreement Mediation," the Plan embodies a settlement of the CTA dispute among the Debtors and the Principal CTA Creditors. The Indenture Trustees under the Prepetition Indentures governing the Public Notes, while they did participate in the mediation, are making no recommendation to holders of CTA Note Claims concerning the proposed settlement or whether such holders should vote in favor of the Plan. The CTA Trustee and State Street (a former indenture trustee under certain of the Prepetition Indentures governing the Public Notes, including the Subject Debt) have not joined in the settlement. The Plan contemplates, and one of the conditions to Confirmation of the Plan is, that the Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing, pursuant to Bankruptcy Rule 9019, the settlement of the CTA Issue and other issues relating to the CTA Note Claims embodied in the Plan and providing for the dismissal of all claims in Adversary Proceeding No. 00-01181 pending before the Bankruptcy Court. In light of these provisions of the Plan, the parties to the CTA Proceeding negotiated the terms of an order providing for the stay of the CTA Proceeding subject to certain terms and

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
conditions. On July 17, 2001, the U.S. Bankruptcy Court approved such an order. That order provides in principle as follows:


         o From the date of the order until the date on which the tabulation of votes on the Plan (as such may be amended in a manner that does not affect the methodology for determining the recoveries by holders of CTA Note Claims) is Filed with the Bankruptcy Court (the "Tabulation Date"), all discovery, pending motions and other proceedings in the CTA Proceeding will be stayed.

         o If all three classes of CTA Note Claims vote in requisite number and amount to accept the Plan, the CTA Proceeding will remain stayed through the date of entry of the Confirmation Order or an order denying confirmation of the Plan.

         o If any of the three classes of CTA Note Claims fails to accept the Plan: (i) the Debtors, in their discretion, may nonetheless proceed to seek Confirmation of the Plan; (ii) most of the parties to the CTA Proceeding, including the Debtors, will support a request for the Bankruptcy Court to set a summary judgment hearing in the CTA Proceeding within 60 days after the Tabulation Date, subject to reservation of the parties' rights under the Bankruptcy Rules and the Federal Rules of Civil Procedure; (iii) the Debtors will not File another plan of reorganization during the 120-day period following the Tabulation Date; and (iv) the stay will be deemed lifted as of the Tabulation Date, without further order of the Bankruptcy Court.

         The Debtors believe that the settlement of the CTA dispute and related issues (including, without limitation, the treatment of parties' fee and expense claims, the release of certain preference avoidance causes of action, the release of indemnified claims against the CTA Trustee and State Street, the postconfirmation indemnification of the Indenture Trustees under the Prepetition Indentures governing the Public Notes in certain circumstances and the commitment by the Debtors to fund potential litigation by certain holders of Group III CTA Note Claims against third parties in respect of the CTA Issue) embodied in the Plan is fair and reasonable, in the best interests of the Estates and in compliance with the relevant standards for approval of settlements under Bankruptcy Rule 9019. Additionally, as a part of the overall settlement, the $5.2 million claim Filed in connection with the two letters of credit under the BMO Credit Facility in respect of the BMO Letter of Credit Facility will be treated under Class 7 of the Plan. The standard by which courts should evaluate the reasonableness of a proposed compromise and settlement is well established. This standard includes consideration of the following four factors: (1) the probability of success in litigation; (2) the likely difficulties in collection; (3) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and (4) the paramount interest of the creditors. The proposed settlement resolves highly contentious litigation in which all parties were represented by sophisticated counsel. The settlement was negotiated over the course of several months and is the product of arm's length negotiations during which the parties aggressively advocated their respective positions. The Debtors believe that Principal CTA Creditors holding Group III CTA Note Claims in respect of the Series 6 Notes, the Series 7 Notes or the PATS Notes held (and continue to hold) CTA Note Claims in Group I and, in certain cases, Group II as well.

         The proposed settlement takes into consideration the probability of success in litigation. The proposed aggregate recoveries for holders of the Group I, Group II and Group III CTA Notes reflect evaluations of the probabilities of success of the various legal and factual issues presented. As discussed in detail in the CTA Whitepaper, attached as Exhibit IV, reasonable legal positions can be advanced to support a variety of litigation outcomes, each of which would support a different result. If a court were to adopt a strict interpretation of the CTA, it may determine that an Additional Secured Indebtedness Registration Statement must be delivered to the CTA Trustee in order for the indebtedness to benefit from the collateral provided in the CTA. If a court were to make this determination, it may conclude that none of the Series 3, Series 4, Series 6, Series 7 and PATS Notes are covered by the CTA or that the Series 6, Series 7 and PATS Notes are not covered while the Series 3 and Series 4 Notes are covered. Alternatively, even under the literal language of the CTA, a court may determine that registration of the indebtedness is not necessary and that, instead, designation of the indebtedness as additional secured indebtedness by the boards of directors of the applicable Loewen Companies is sufficient. In that case, a court should find that all series of notes under the CTA are entitled to the benefits of the CTA. These potential outcomes are further complicated by the fact that, even applying a strict interpretation of the CTA, a court may conclude that registration is not necessary for debt holders to benefit from the Pledgor subsidiaries' guaranties under the CTA.

         In addition to interpreting the language of the CTA in an effort to adjudicate the status of the Subject Notes, a court may also invoke various equitable doctrines to reach its decision. A court may use the doctrine of reformation to correct the outstanding principal amount in the Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes and, based thereon, conclude that the notes are entitled to the benefits of the CTA. A court could also apply other general equitable principles to conclude that all the notes are entitled to the benefits of the CTA because the parties intended the notes to be covered by the CTA, the parties and the public were on notice that the notes were intended and believed to be covered by the CTA and no party could claim prejudice if the notes were determined to be covered by the CTA.

         Numerous other arguments could be accepted by a court that either support treating some or all of the Subject Debt as being covered by the CTA or challenge such treatment. Moreover, a court may conclude that in the event notes are deemed to be unsecured, unsecured creditors should receive the benefit of that ruling as opposed to the other CTA creditors. Conversely, a court may conclude that any benefit derived from a ruling that certain notes are not covered by the CTA should inure to the benefit of other CTA noteholders.

         The proposed settlement does not significantly implicate the second factor -- the likely difficulties of collection. The proposed aggregate recoveries for holders of the Group I, Group II and Group III CTA Notes reflect allocations of a set amount among the holders of those notes. As a result, collectibility is not a significant issue with respect to the proposed settlement.

         Consideration of the third factor -- the complexity of the litigation and the expense, inconvenience and delay necessarily associated with the litigation -- further demonstrates the fairness of the proposed settlement. Litigation of the various legal positions described above would be extraordinarily complex because of the number of issues involved, the number of parties potentially asserting competing arguments and the complexity of the CTA itself. The litigation could last from two to five years with appeals and could cost millions of dollars.

         Because the litigation could delay the Debtors' emergence from chapter 11, the Debtors believe that the settlement is in the paramount interest of creditors. Thus, the fourth factor also supports the reasonableness of the proposed settlement.

         Filings made with the Bankruptcy Court in connection with the CTA Proceeding may be obtained over the Internet on the web site at http://www.loewenreorgplan.com.

         As indicated above, there is considerable uncertainty as to the outcome of any litigation. Due to the numerous litigation outcomes that are theoretically possible in respect of these issues and permutations of each, it is not practicable to attempt to catalog the theoretical recoveries each creditor might obtain in all conceivable circumstances. Among the numerous possible outcomes are: Group I only being entitled to the CTA security; Group I and II only being so entitled; all three Groups being so entitled; a Group not entitled to the CTA security being or not being entitled to the benefits of the CTA guarantees; and to the extent a Group is not entitled to security, whether another Group or Groups or, conversely, unsecured creditors, would be entitled to the benefit of the loss of security.

         CREDITOR SETTLEMENT NEGOTIATIONS AND COLLATERAL TRUST AGREEMENT
MEDIATION

         When it was discovered, the uncertainty surrounding the rights of the holders of the Subject Debt (the "Subject Debt Holders") under the CTA threatened to delay the plan of reorganization process in the Reorganization Cases. The primary source of this potential delay was disagreement among the entities potentially entitled to the benefits of the CTA regarding the treatment of the Subject Debt under any plan or plans of reorganization proposed by the Debtors. In particular, certain of the Subject Debt Holders asserted that they were entitled to treatment as secured creditors on account of the CTA, and certain of the participants in the BMO Revolving Credit Facility and the other debt instruments subject to the CTA (collectively, the "Other CTA Debt Holders") strongly opposed that position.

         To avoid a stalemate between the parties and keep the Debtors' plan efforts moving forward, the Debtors, together with the Creditors' Committee, initiated discussions with counsel to the Subject Debt Holders, on the one


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


hand, and counsel to the Other CTA Debt Holders, on the other hand, in July 2000. The purpose of these discussions was two-fold. First, the Debtors wanted to provide the parties (after the execution of appropriate confidentiality agreements) with certain information, including non-public information regarding the CTA, valuations of the Debtors as reorganized, related business plan information, valuation and capitalization analyses and projections and claims recovery analyses, to assist the parties in evaluating the Subject Debt and the Debtors' business operations. Second, the Debtors wanted to involve the parties in the negotiation of a consensual plan or plans of reorganization that would, among other things, resolve the issues surrounding the Subject Debt.

         The participants in these initial discussions included counsel to: (a) Angelo Gordon & Co.; Cerberus Capital Management; Franklin Mutual Advisers, LLP; GSCP Recovery, Inc.; Murray Capital Corp.; Oaktree Capital Management LLC; and U.S. Bank National Association (an Indenture Trustee), all of which are Subject Debt Holders and (b) Bank of Montreal; Morgens, Waterfall, Vintiadis & Company, Inc.; Teachers Insurance and Annuity Association of America; Trust Company of Bank of Montreal (an Indenture Trustee); and Wachovia Bank, N.A., all of which are Other CTA Debt Holders. As part of these initial discussions: (a) Dresdner Kleinwort Wasserstein, then known as Wasserstein Perella & Co. ("Wasserstein"), the Debtors' investment adviser, made a presentation regarding the Reorganized Debtors' valuation and proposed capitalization (the "Capitalization Evaluation"); (b) Zolfo Cooper, LLC ("Zolfo Cooper"), the Debtors' restructuring accountants, made a presentation regarding the results of its claims recovery analysis for each of the Debtors (the "Claims Analysis"); and (c) Jones Day made a presentation regarding an advocate's assessment of the issues surrounding the Subject Debt (the "CTA Issues Analysis").

         After these initial discussions with counsel, it became apparent that the principals of the Subject Debt Holders and the Other CTA Debt Holders needed to be involved directly in the discussions. Accordingly, certain of the Subject Debt Holders and the Other CTA Debt Holders agreed to become restricted (i.e., subject to trade restrictions with respect to their respective interests in the Debtors) for a limited time period and executed confidentiality agreements with the Debtors in September 2000. To encourage a full and open discussion of the issues among the parties, the Debtors provided substantial information to all constituencies. In particular, the Debtors provided these parties with updated versions of the Capitalization Evaluation and the Claims Analysis and with the CTA Whitepaper prepared by Jones Day, which is attached as Exhibit IV, which substantially expanded the CTA Issues Analysis. The Debtors also assisted the Subject Debt Holders and the Other CTA Debt Holders in performing significant due diligence with respect to all of these issues.

         Simultaneously with their discussions with the Subject Debt Holders and the Other CTA Debt Holders, the Debtors commenced discussions with Blackstone, allegedly the Debtors' largest unsecured creditor, regarding plan-related issues including the Subject Debt. The Debtors provided Blackstone with, among other things, the Capitalization Evaluation, the Claims Analysis and the CTA Whitepaper. As indicated above, the Debtors and Blackstone have entered into the Blackstone Settlement. See "Operations During the Reorganization Cases -- Blackstone Transactions -- Blackstone Settlement."

         Having provided all constituencies with the relevant information, the Debtors commenced negotiations with the Subject Debt Holders, the Other CTA Debt Holders and the Creditors' Committee regarding a restructuring agreement, including a settlement of the issues surrounding the Subject Debt and a resolution of other outstanding business and Claim issues. As part of these discussions, the Debtors and the Creditors' Committee made their Professionals available to address issues raised by the Subject Debt Holders and the Other CTA Debt Holders relating to, among other things, the Debtors' reorganization efforts, the Capitalization Evaluation and the Claims Analysis. The Debtors also facilitated and participated in several meetings with the Subject Debt Holders, the Other CTA Debt Holders and the Creditors' Committee regarding the terms of any plan or plans of reorganization Filed by the Debtors.

         As described in " -- Collateral Trust Agreement Adversary Proceeding," on January 22, 2001, the Bankruptcy Court appointed Professor James J. White as mediator in the CTA Proceeding (the "CTA Mediator"). On February 21 and 22, 2001 and April 5, 2001, the CTA Mediator conducted formal mediation sessions with the parties in the CTA Proceeding. The CTA Mediator also conducted informal mediation sessions and settlement discussions regarding the CTA dispute. In late April 2001, the Debtors were advised by the CTA Mediator that the mediation process was completed and had failed to result in a settlement.

         On May 7, 2001, the Debtors Filed a motion (the "May 7 Motion") requesting that the Bankruptcy Court schedule a hearing on the adequacy of the disclosure statement that would accompany a revised version of the Plan that the Debtors intended to File that, unlike previous versions of the Plan, would treat the three classes of CTA Note Claims differently. The May 7 Motion originally was scheduled to be heard on May 25, 2001. On May 18, 2001, the Debtors Filed a revised version of the Plan (the "May 18 Plan"). The May 18 Plan and the current Plan provide that the various CTA debtholders will no longer be treated on a pari passu basis. Instead, the proposed aggregate recoveries for holders of the Group I, Group II and Group III CTA Note Claims provide for different recovery levels for the three groups reflecting, based on an objective evaluation of the factual and legal issues presented, a fair and reasonable resolution of the CTA dispute.

         At the Bankruptcy Court's May 25, 2001 hearing on the May 7 Motion, many of the Principal CTA Creditors indicated that, subject to further negotiation on other issues, the creditor recoveries set forth in the May 18 Plan potentially could represent a satisfactory settlement of the CTA dispute. At the request of certain of the Principal CTA Creditors, the Bankruptcy Court continued its hearing on the May 7 Motion twice, until June 20, 2001, to permit further negotiations. During this period, the Debtors and the Principal CTA Creditors engaged in extensive further negotiations and discussions regarding, among other issues: (a) the procedures for implementation of the CTA dispute settlement; (b) the corporate governance of Reorganized LGII; (c) the terms of the indebtedness to be issued pursuant to the Plan; and (d) the payment of attorneys' and other fees and expenses of, and the protections to be provided under the Plan to, the Principal CTA Creditors and the Indenture Trustees. At the Bankruptcy Court's June 20, 2001 hearing on the May 7 Motion, certain parties involved in these negotiations generally indicated that, in their view, sufficient progress had been made to permit the plan process to go forward. Accordingly, the Bankruptcy Court approved the May 7 Motion and scheduled a hearing on the adequacy of this Disclosure Statement for August 16, 2001.

         The Plan includes modifications to the May 18 Plan that reflect the results of the negotiations described above. In light of the settlement of the CTA dispute, the Plan contemplates, and one of the conditions to Confirmation of the Plan is, that the Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing, pursuant to Bankruptcy Rule 9019, the settlement of the CTA Issue and other issues relating to the CTA Note Claims embodied in the Plan and providing for the dismissal of all claims in Adversary Proceeding No. 00-01181 pending before the Bankruptcy Court.

         CREDITORS' COMMITTEE SETTLEMENT

         Prior to the Filing of the plan of reorganization Filed by the Debtors on February 16, 2001, the Debtors, the Creditors' Committee and certain holders of significant CTA Note Claims reached an agreement that resolved the prior objections of the Creditors' Committee to the proposed treatment of certain Unsecured Claims that had appeared in the plan of reorganization initially Filed by the Debtors on November 14, 2000. That agreement is now embodied in the Plan's proposed treatment of Classes 8, 9, 11 and 19 (certain Unsecured Claims, O'Keefe Note Claims and the MIPS).

RECOVERY ACTIONS

         INTRODUCTION

         A number of transactions occurred prior to the Petition Date that the Debtors believe may have given rise to claims (collectively, "Recovery Actions"), including preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 510, 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy or non-bankruptcy law.

         PREFERENCE CLAIMS

         Overview. Under sections 547 and 550 of the Bankruptcy Code, a debtor may seek to avoid and recover certain prepetition payments and other transfers made by the debtor to or for the benefit of a creditor in respect of an antecedent debt, if such transfer (a) was made when the debtor was insolvent and
(b) enabled the creditor to receive more than it would receive in a hypothetical liquidation of the debtor in a chapter 7 where the transfer had not been made. Transfers made to a creditor that was not an "insider" of the debtor are subject to these provisions generally only if the payment was made within 90 days prior to the debtor's filing of a petition under chapter 11. Under section 547, certain defenses, in addition to the solvency of the debtor at the time of the transfer and the lack of preferential effect of the transfer, are available to a creditor from which a preference recovery is sought. Among other defenses, a debtor may not recover a payment to the extent such creditor subsequently gave new value to the debtor on account of which the debtor did not, among other things, make an otherwise unavoidable transfer to or for the benefit of the creditor. A debtor may not recover a payment to the extent such payment was part of a substantially contemporaneous exchange between the debtor and the creditor for new value given to the debtor (the "Contemporaneous Exchange Defense"). Further, a debtor may not recover a payment if such payment was made, and the related obligation was incurred, in the ordinary course of business of both the debtor and the creditor. The debtor has the initial burden of proof in demonstrating the existence of all the elements of a preference, including its insolvency, at the time of the payment. The creditor has the initial burden of proof as to the aforementioned defenses.

         The Northeast Disposition. As described in "Certain Events Preceding the Debtors' Chapter 11 Filings -- Management Changes, Restructuring Efforts and Asset Sales," on March 31, 1999, less than 90 days prior to the Petition Date, the Debtors consummated the Northeast Disposition, pursuant to which they sold 124 cemeteries and three funeral homes for a gross amount of approximately $193 million. In connection with the consummation of the Northeast Disposition, LGII caused to be made from the proceeds at closing and other available funds of the Debtors, in addition to regularly scheduled interest payments on certain notes, payments to certain creditors in respect of indebtedness under the CTA. The aggregate amount of these payments was approximately $110.3 million, including:

         o A payment of approximately $15.2 million to Wachovia Bank, N.A., as agent under the MEIP Credit Agreement.

         o A payment of approximately $82.4 million to Bank of Montreal, as agent under the BMO Revolving Credit Agreement. In connection with receiving this payment, Bank of Montreal agreed to issue up to $26.0 million in aggregate face amount of new letters of credit under the BMO Revolving Credit Agreement.

         o Payments aggregating approximately $6.9 million to holders of the Series D Notes, including a payment of approximately $4.5 million to TIAA in respect of its holding of Series D Notes.

         o A payment of approximately $5.8 million to TIAA in respect of its holding of Series E Notes.

A portion of each of these payments was made in reduction of the outstanding principal balance under the respective debt instruments. In addition, in certain instances, portions of the payments were designated as interest, fees, attorneys' fees, make-whole amounts and other non-principal items. In addition, TIAA, as a holder of an O'Keefe Note Claim (which are not secured by the CTA or any other collateral), received a $2.0 million payment from the Debtors' general funds on account of such claims as part of the Northeast Disposition and a $103,278 "waiver fee." At the time of the Northeast Disposition, the Debtors were in breach of certain financial covenants in respect of TIAA's O'Keefe Note Claims and each of the series of CTA Note Claims that received payments of principal from the proceeds of the Northeast Disposition. As a result, the consent of TIAA and the holders of each such series was required to consummate the Northeast Disposition.

         Also in connection with the consummation of the Northeast Disposition, LGII caused to be made directly from the proceeds of the disposition at closing:
(a) a payment of interest in the approximate amount of $27.7 million to Harris Trust and Savings Bank ("Harris Trust"), as escrow agent for the holders of the Series 1 Notes ($8.4 million), Series 2 Notes ($5.2 million), Series 3 Notes ($4.8 million) and Series 4 Notes ($9.3 million); and (b) a payment of interest in the amount of $10.05 million to State Street, as trustee for the holders of the PATS Notes. The payments to Harris Trust and State Street were made in respect of regularly scheduled interest payments under these notes.



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


         As a result of the payments described above, proceeds of the Northeast Disposition paid in respect of indebtedness secured by the CTA were not paid pro rata to all of the holders of CTA Note Claims secured by the CTA. Pursuant to the CTA, the CTA Trustee was not required to make pro rata payments to each holder of a CTA Note Claim prior to the occurrence of an "Enforcement Event" (as defined in the CTA). As of the time of consummation of the Northeast Disposition, an Enforcement Event under the CTA had not occurred.

         The Northeast Disposition gives rise to at least two types of potential preference claims. First, holders of CTA Note Claims that received more than their pro rata share of the proceeds of the Northeast Disposition may have received a preference under section 547(b) of the Bankruptcy Code since the non-pro rata portion of such payments may have permitted the holders of such Claims to receive more than they would receive in a hypothetical liquidation of the Debtors had the payments not been made. Nonetheless, the fact that the non-pro rata portion of such payments constituted collateral for other CTA Note Claims arguably may either (a) render such payments not preferential since the payments may not have depleted the Debtors' bankruptcy Estates or (b) make any recovery of such payments available only to other holders of CTA Note Claims, thereby precluding the Debtors' unsecured creditors from benefiting from such recovery. The relative proposed distributions under the Plan to holders of CTA Note Claims take into account these preference claims and any preference claims against such holders of CTA Note Claims in respect of such payments will be released on the Effective Date. See "General Information Concerning the Plan -- Preservation of Rights of Action Held by the Debtors or the Reorganized Debtors."

         In addition, the payments that TIAA received on account of its unsecured O'Keefe Note Claims as part of the Northeast Disposition from the Debtors' general funds, other than potentially the $103,278 "waiver fee," may be argued to have constituted preferences. TIAA may assert the Contemporaneous Exchange Defense to such preference liability since, in connection with the Northeast Disposition, TIAA released to the Debtors certain of its collateral, which secured CTA Note Claims held by TIAA. As a result of the settlement reached in December 2000 among the Debtors, the Creditors' Committee, TIAA and certain holders of significant CTA Note Claims, such preference will be released on the Effective Date. See "General Information Concerning the Plan -- Preservation of Rights of Action Held by the Debtors or the Reorganized Debtors."

         Other Preference Claims. As described above on March 31, 1999, less than 90 days prior to the Petition Date, the Loewen Companies completed the Northeast Disposition. Cornerstone Family Services, Inc., then known as Newco Cemetery, Inc. ("Cornerstone"), was the purchaser. The principals backing Cornerstone were Lawrence Miller and William R. Shane, two former executives employed in connection with TLGI's cemetery businesses ("Miller and Shane"), and McCown, De Leeuw & Co., Inc. ("MCD"). It is believed that each of Miller and Shane and various funds affiliated with MCD were to provide capital to Cornerstone to allow it to obtain the financing to pay the purchase price in connection with the Northeast Disposition. It is further believed that Miller and Shane anticipated obtaining all or a portion of their capital contributions from approximately $13.9 million of payments to be made by LGII (the "Osiris Payments") under a Share Purchase Agreement, dated March 17, 1995, among LGII, Miller and Shane and certain other parties (the "Osiris Purchase Agreement") in an unrelated transaction.

         As the Northeast Disposition was being negotiated, LGII, on March 15, 1999, paid Miller and Shane a total of $6.8 million of the Osiris Payments when due. In addition, it was agreed that rather than LGII making the remaining Osiris Payments to Miller and Shane who would then contribute those monies to Cornerstone to be used to pay part of the purchase price in respect to the Northeast Disposition, the obligations of LGII under the Osiris Purchase Agreement instead would be assigned to one of the entities to be purchased by Cornerstone in the Northeast Disposition and the purchase price in respect of the Northeast Disposition would be correspondingly reduced by $6.7 million (an amount agreed to be the net present value of the remaining Osiris Payments). The Debtors believe that these transactions constituted preferences. The claims in respect thereof against Miller and Shane are the subject of an avoidance action commenced by the Debtors on May 31, 2001 and are Retained Claims under the Plan. The Debtors intend to continue to pursue recovery of such claims.

         The Debtors also have commenced a preference avoidance action against CNA Insurance Company and certain of its affiliates (collectively, the "CNA Companies"). Since December 31, 1993, the Debtors have maintained high-deductible workers' compensation and employers' liability insurance programs (collectively, the "Workers' Compensation Insured Programs") with the CNA Companies that cover the Debtors' employees in certain states. Under the Workers' Compensation Insured Programs: (a) insurance coverage is provided for losses up to $1,000,000 per claim under $250,000-deductible insurance policies; and (b) the Debtors are obligated to (i) pay


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annual premiums that are adjustable retroactively based on certain final audits for the coverage period and (ii) reimburse CNA for the loss payments that CNA makes in respect of claims asserted within the applicable deductible amount under the Workers' Compensation Insured Programs. The Debtors also maintain an umbrella insurance policy with CNA that covers losses under the Workers' Compensation Insured Programs exceeding the coverage limit. In addition to the Workers' Compensation Insured Programs, the CNA Companies issued various other liability insurance policies to the Debtors, including general liability policies, automobile liability policies and stop-gap liability policies (collectively with the Workers' Compensation Insured Programs, the "CNA Policies").

         To secure the Debtors' obligations under the CNA Policies, the CNA Companies required the Debtors to post collateral for such liabilities. As described below, the Debtors posted some of that collateral during the 90-day period prior to the Petition Date. On March 15, 1999, TLGI entered into a Collateral Trust Agreement with Continental Casualty Company ("CCC"), a CNA Company, as beneficiary, and Harris Trust, as trustee (the "Cash Collateral Agreement"), pursuant to which they transferred into the trust account established pursuant to the Cash Collateral Agreement (the "Trust Account") $10 million in cash to collateralize LGII's and TLGI's reimbursement obligations under the CNA Policies for the calendar year 1998. On April 21, 1999, Bank of Montreal issued a $10 million letter of credit (the "April 1999 Letter of Credit") in favor of CCC in respect of reimbursement obligations under the CNA Policies for calendar years 1994 through 1997. The Debtors' reimbursement obligations to Bank of Montreal in respect of the April 1999 Letter of Credit were subject to Bank of Montreal's interest in the lien granted under the CTA. On April 29, 1999, TLGI entered into a "Withdrawal Notice and Receipt" pursuant to which (a) the parties agreed that TLGI would withdraw $4,831,798 from the trust account established by the Cash Collateral Agreement, (b) CCC acknowledged receipt of the April 1999 Letter of Credit and (c) the terms of the Cash Collateral Agreement with respect to the remaining $5,168,202 in cash were reaffirmed. The $5,168,202 in cash was retained to continue to collateralize LGII's and TLGI's obligations under the CNA Policies for the calendar year 1998 program. The Debtors believe that these transactions constituted preferences and, on May 31, 2001, commenced an action on the Bankruptcy Court against the CNA Companies and Harris Trust to avoid the transactions as preferences. The claims in respect thereof are Retained Claims under the Plan, and the Debtors intend to continue to pursue recovery of such claims.

         Preference Avoidance Actions Commenced by the Debtors. Pursuant to
section 546(a) of the Bankruptcy Code, absent the appointment of a trustee in the Debtors' chapter 11 cases, the statute of limitations with respect to the commencement of avoidance or recovery actions under sections 544, 545, 547, 548 and 553 of the Bankruptcy Code expired on June 1, 2001, i.e., two years after the Petition Date. On May 31, 2001, the Debtors commenced avoidance actions in respect of the payments and other transfers described above against: (a) Wachovia Bank, N.A., as agent under the MEIP Credit Facility, and certain unnamed parties; (b) Bank of Montreal, as agent under the BMO Revolving Credit Facility, and certain unnamed parties; (c) holders of the Series D Notes that received payments in connection with the Northeast Disposition; (d) TIAA, in respect of, in addition to the payment it received on its holding of the Series D Notes, the payments it received on its holdings of the Series E Notes and the O'Keefe Notes; (e) Miller and Shane; (f) Harris Trust, State Street and certain unnamed parties in respect of interest payments under the Series 1 through 4 Notes and the PATS Notes; and (g) the CNA Companies and Harris Trust. The Debtors commenced these avoidance actions to preserve the causes of action for the benefit of the Debtors' chapter 11 Estates. As described above, if the Plan is confirmed, certain of these claims will be released on the Effective Date, and others will continue to be pursued.

         FRAUDULENT CONVEYANCE ACTIONS

         Overview. Generally, a conveyance or transfer is fraudulent if: (a) it was made with the actual intent to hinder, delay or defraud a creditor (i.e., an intentional fraudulent conveyance); or (b)(i) reasonably equivalent value was not received by the transferee in exchange for the transfer and (ii) the debtor was insolvent at the time of the transfer, was rendered insolvent as a result of the transfer or was left with insufficient capitalization as a result of the transfer (i.e., a constructive fraudulent conveyance). Two primary sources of fraudulent conveyance law exist in a chapter 11 case.

         The first is section 548 of the Bankruptcy Code, under which a debtor in possession or bankruptcy trustee may avoid fraudulent transfers that were made or incurred on or within one year before the date that a bankruptcy case is filed.



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


         The second source is section 544 of the Bankruptcy Code -- the so-called "strong-arm provision" -- under which the debtor in possession (or creditors with bankruptcy court permission) may look to state law to avoid transfers as fraudulent. State fraudulent conveyance laws generally have statutes of limitations longer than one year and are applicable in a bankruptcy proceeding pursuant to section 544 of the Bankruptcy Code if the statute of limitations with respect to a transfer has not expired prior to the filing of the bankruptcy case. If such statute of limitation has not expired, the debtor in possession (or creditors with bankruptcy court permission) may bring the fraudulent conveyance claim within the time period permitted by section 546 of the Bankruptcy Code notwithstanding whether the state limitations period expires prior thereto. Generally, section 546 of the Bankruptcy Code permits a state fraudulent conveyance action to be brought within the later of (a) two years after the commencement of the bankruptcy proceeding or (b) one year after the appointment or election of a trustee for the debtor if such appointment or election occurs within such two-year period.

         The primary sources of applicable state fraudulent conveyance law are state enactments of the Uniform Fraudulent Conveyance Act ("UFCA") and the Uniform Fraudulent Transfer Act ("UFTA"). As of June 2000, enactments of the UFCA were effective in four states, and enactments of the UFTA were effective in 39 states and the District of Columbia. Other states, including certain states whose fraudulent conveyance law could be applicable to fraudulent conveyance claims described below, have enacted neither the UFCA or UFTA, but instead operate under either a derivation of the English Statute of Elizabeth or some other fraudulent conveyance statute. Like section 548 of the Bankruptcy Code, under both the UFCA and the UFTA a conveyance or transfer is generally fraudulent if: (a) it was made with the actual intent to hinder, delay or defraud a creditor (i.e., an intentional fraudulent conveyance); or (b)(i) reasonably equivalent value was not received by the transferee in exchange for the transfer and (ii) the debtor was insolvent at the time of the transfer, was rendered insolvent as a result of the transfer or was left with insufficient capitalization as a result of the transfer (i.e., a constructive fraudulent conveyance).

         The Collateral Trust Agreement. Although the Debtors have not performed a detailed factual and legal analysis of potential fraudulent conveyance claims related to the CTA, the Debtors have considered whether certain transactions associated with the CTA could be deemed to be fraudulent conveyances. In particular, the Debtors have considered: (a) whether since the CTA was executed soon after the O'Keefe judgment and constituted a pledge of a substantial portion of the Debtors' assets, the CTA could be deemed an intentional fraudulent conveyance; (b) whether the TLGI or LGII subsidiaries that, pursuant to the CTA, guaranteed debt of TLGI and LGII existing at the time of the execution of the CTA and pledged assets to secure such debt could be deemed to have made fraudulent transfers; and (c) whether such subsidiaries who, pursuant to the CTA, guaranteed debt of TLGI and LGII arising at the time of or after the execution of the CTA and who pledged assets to secure such debt could be deemed to have made fraudulent transfers to the extent that such subsidiaries did not, directly or indirectly, receive the proceeds of such debt.

         A detailed factual and legal analysis of potential fraudulent conveyance claims related to the CTA would be time consuming and costly because, among other things, the issues raised by such an investigation and by the CTA are quite complex. For instance, given the extent of the Debtors' operations throughout the U.S. and Canada, the particular state fraudulent conveyance law applicable to any transfer associated with the CTA would be the subject of significant dispute. In addition, the extent to which any of the numerous Debtor subsidiaries subject to the CTA (a) received, directly or indirectly, the benefit of the proceeds of any debt issued pursuant to the CTA or (b) was solvent or was reasonably capitalized at any relevant time is a complicated, multifaceted factual and legal issue which would require a substantial amount of due diligence, investigation, research and analysis to resolve. Moreover, resolution of potential other fraudulent conveyance claims associated with the CTA, such as whether certain amendment or similar fees paid in connection with the Northeast Disposition could be deemed fraudulent, would likewise likely be factually and legally complicated and contentious.

         The need for such an investigation of potential fraudulent conveyance claims related to the CTA is mitigated by limitations on the extent of guaranties issued under the CTA by subsidiaries of TLGI and LGII. Pursuant to the CTA, any such guaranties, and any pledge of collateral to secure such guaranties, are limited to an amount that is $1.00 less than the maximum amount for which such subsidiary may be liable without rendering its guaranty obligations void or invalid. As a result, it would appear unlikely that guaranties given by subsidiaries of TLGI or LGII under the CTA could be deemed fraudulent conveyances.


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


         In light of the foregoing, including the complexity of the factual and legal issues involved and the limitation on subsidiary guaranties under the CTA, the Plan also constitutes a settlement of any CTA-related fraudulent conveyance claims as part of the Plan's treatment of CTA Note Claims. This settlement will result in such claims being released as part of the Plan.

OTHER LEGAL PROCEEDINGS

         NAFTA CLAIMS

         In October 1998, TLGI, on its own behalf and on behalf of LGII, and Raymond L. Loewen filed claims against the United States of America under the investment protection provisions of the North American Free Trade Agreement ("NAFTA") for injury to themselves and their investment in the U.S. (Such claim by TLGI is referred to herein as the "NAFTA Claims.") The claimants contend that they were damaged as a result of breaches by the U.S. of its obligations under NAFTA in connection with certain litigation in the State of Mississippi entitled O'Keefe v. The Loewen Group Inc. See "Certain Events Preceding the Debtors' Chapter 11 Filings -- Mississippi Litigation." Specifically, the plaintiffs allege that they were subjected to discrimination, denial of the minimum standard of treatment guaranteed by NAFTA and uncompensated expropriation, all in violation of NAFTA. The NAFTA Claims are currently the subject of a pending proceeding before an arbitration panel (the "Arbitration Tribunal") appointed pursuant to the rules of the International Centre for Settlement of Investment Disputes. In January 2001, the Arbitration Tribunal issued a ruling rejecting certain of the U.S. government's jurisdictional challenges and scheduled a hearing on the merits of the NAFTA Claims for October 2001.

         In connection with the NAFTA litigation, on July 25, 2000, TLGI and its counsel, Jones Day, entered into the NAFTA Contingency Fee Agreement, which was subsequently approved by the Bankruptcy Court. Pursuant to the NAFTA Contingency Fee Agreement, among other things, in the event of a recovery on the NAFTA Claims by TLGI, Jones Day will be entitled to 20% of such recovery subject to a cap of $30 million. In addition, on May 27, 1999, TLGI entered into the NAFTA Arbitration Agreement with Raymond L. Loewen in order to maximize the likelihood of recovery and to provide incentives to both TLGI and Mr. Loewen to cooperate in pursuing their respective claims. Pursuant to the NAFTA Arbitration Agreement, the parties agreed to cooperate in the action against the United States and to apportion any recoveries obtained pursuant to binding arbitration. In addition, pursuant to paragraph 3 of the NAFTA Arbitration Agreement, TLGI agreed to reimburse Mr. Loewen for certain legal expenses out of the proceeds of a NAFTA Claim recovery.

         Prior to the Effective Date, TLGI will cause LGII to form (a) a wholly owned Delaware limited liability company ("Delco") and (b) a wholly owned Nova Scotia unlimited liability company ("Nafcanco"). On the Effective Date, LGII will transfer its rights to receive any proceeds of the NAFTA Claims arising under article 1117 of NAFTA to Delco and will transfer the ownership interests in Delco to TLGI. Immediately thereafter, TLGI will (a) transfer to Nafcanco all right, title and interest to any proceeds of the NAFTA Claims arising under article 1116 of NAFTA, (b) will cause Delco to transfer to LGII all right, title, and interest to any proceeds of the NAFTA Claims arising under article 1117 of NAFTA; and (c) will irrevocably delegate to Nafcanco all powers and responsibilities of TLGI in respect of the pursuit and prosecution of the NAFTA Claims, all in accordance with the terms of Exhibit I.A.29 of the Plan. As of the Effective Date following the Reinvestment Transactions, TLGI will assign to Reorganized LGII, and Reorganized LGII will assume, the NAFTA Contingency Fee Agreement and the NAFTA Arbitration Agreement.

         In addition, pursuant to the Plan, on the Effective Date immediately following completion of the Reinvestment Transactions, an undivided 25% interest in the NAFTA Net Proceeds will be transferred to the Liquidating Trust. Under the Plan, NAFTA Net Proceeds take into account any adjustments or payments under the NAFTA Arbitration Agreement and are net of payments under the NAFTA Contingency Fee Agreement.

         The Debtors do not believe that it is possible at this time to predict the final outcome of this proceeding or the timing thereof or to establish a reasonable estimate of the damages, if any, that may be awarded to the plaintiffs or the proceeds, if any, that may be received in respect of the NAFTA Claims. See "Overview of the Plan -- Formation of Liquidating Trust," "Overview of the Plan -- The CCAA Order," "Liquidating Trust To Be Formed Pursuant to the Plan" and "Risk Factors -- Outcome of NAFTA Claims Is Impossible to Predict." The NAFTA Claims are Retained Claims under the Plan.



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


         NORTHEAST DISPOSITION SALE DISPUTE

         As indicated above (see "Certain Events Preceding the Debtors' Chapter 11 Filings -- Management Changes, Restructuring Efforts and Asset Sales" and " -- Preference Claims"), on March 31, 1999, pursuant to a Stock Purchase Agreement dated as of February 28, 1999, as amended (the "Northeast Agreement"), the Northeast Disposition was consummated and LGII sold to Cornerstone all of the issued and outstanding stock of approximately 100 companies owned by LGII. The Northeast Agreement contains two post-closing adjustment mechanisms, one relating to the working capital required to be transferred by LGII to Cornerstone for the acquired companies and the other to the possible overfunding or underfunding of trusts maintained by the acquired companies. The Northeast Agreement also contains essentially two dispute resolution mechanisms. First, the Northeast Agreement requires the parties thereto to designate an independent accountant to resolve any disputes between them regarding post-closing adjustments, including adjustments associated with working capital and with the overfunding or underfunding of the trusts. Second, the Northeast Agreement requires disputes concerning the Northeast Agreement, its effect or the transactions contemplated by it to be resolved through arbitration.

         While LGII and Cornerstone have succeeded in reconciling some of their differences regarding the post-closing working capital and trust funding adjustments, certain disputes remain between them. Based on preliminary calculations, LGII believes that as a result of the working capital adjustment it has a claim against Cornerstone for approximately $5.1 million, while Cornerstone argues for an adjustment of approximately $4.2 million in its favor. Regarding the trust funding adjustment, LGII believes the trusts were overfunded by approximately $5.3 million while Cornerstone believes the trusts were underfunded by approximately $4.2 million. Since overfunding and underfunding are reimbursed under the Northeast Agreement at 50% of their respective amounts, the parties' claims differ in the approximate amount of $4.75 million. Accordingly, LGII and Cornerstone have initiated the contractually-mandated process to appoint an independent accountant to resolve their disputes regarding the working capital and trust funding adjustments. Carl W. Pergola of BDO Seidman, LLP has been jointly appointed by the parties to serve as their independent accountant, and the independent accountant review to be conducted by Mr. Pergola has commenced.

         Cornerstone has informally asserted certain other claims against LGII under the Northeast Agreement. LGII believes Cornerstone may attempt to secure a determination of such claims by the independent accountant or, failing that, may file a demand for arbitration. LGII preliminarily believes that Cornerstone may seek approximately $2.6 million in respect of these claims. All of the claims of LGII against Cornerstone are Retained Claims under the Plan and will not be affected by consummation of the Plan. In early September 2000, certain entities affiliated with Cornerstone filed a complaint for express trust, constructive trust and declaratory judgment against LGII and TLGI alleging that LGII and TLGI failed to deposit certain receipts into trust fund accounts maintained by or on behalf of certain of the businesses acquired from them by Cornerstone. In October 2000, LGII and TLGI Filed an answer and counterclaim asserting and seeking a declaratory judgment that the plaintiffs' claims are barred because Cornerstone agreed in the Northeast Agreement to resolve all claims regarding working capital and trust fund adjustments pursuant to the independent accountant review procedure under the agreement.

         LGII's claims in respect to these matters are Retained Claims under the Plan.

         OSIRIS DECLARATORY JUDGMENT

         In early November 1999, funds totaling approximately $2.4 million were withdrawn by Cornerstone from an account maintained in the name of Osiris Holding Corp. ("Osiris") by First Union National Bank, as Trustee (under an agreement dated June 4, 1993). Osiris was not part of the above-referenced stock purchase transaction (see " -- Northeast Disposition Sale Dispute") and funds that were maintained on behalf of that entity are not the property of Cornerstone. LGII demanded that Cornerstone return to Osiris the funds wrongfully obtained by it, but, Cornerstone refused to do so.

         On or about January 31, 2000, Cornerstone Filed a complaint for declaratory judgment in the Bankruptcy Court against LGII and TLGI, seeking a declaration of the Court that Cornerstone rightfully owns and possesses the funds withdrawn from the Osiris account. On or about April 14, 2000, LGII and TLGI answered the complaint and Filed a counterclaim seeking return of the Osiris funds wrongfully converted by Cornerstone. In February 2001, the


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


parties reached a settlement of their dispute regarding the Osiris funds under which $1,658,000 plus interest has been paid to LGII and TLGI. The settlement was approved by the Bankruptcy Court.

OTHER CLAIMS RELATED TO THE COLLATERAL TRUST AGREEMENT

         In connection with the issues surrounding the CTA Note Claims (see " -- Collateral Trust Agreement Issues"), certain holders of the CTA Note Claims may hold claims, demands, rights and causes of action against certain third parties. In September 2000 (with the exception of Fleet National Bank which joined in April 2001), certain holders of the CTA Note Claims and certain Indenture Trustees entered into agreements to toll and suspend through April 1, 2001 (subsequently extended to March 1, 2002) the running of any and all statutes of limitations, laches or any other time-based limitations or defenses relating to such claims, demands, rights and causes of action with the following entities:
(a) Bankers Trust Company; (b) Davis, Polk & Wardwell; (c) Kramer Levin Naftalis & Frankel LLP; (d) Reid & Reige, P.C.; (e) Russell & DuMoulin; (f) Salomon Smith Barney, for itself and as successor to Smith Barney, Inc.; (g) Skadden, Arps, Slate, Meagher & Flom LLP; (h) State Street Bank and Trust Company; (i) Thelen Reid & Priest LLP; (j) UBS Warburg LLC, for itself and as successor to UBS Securities LLC; and (k) Fleet National Bank (collectively, the "Tolling Parties"). However, with respect to the tolling agreement with the CTA Trustee, the CTA Trustee reserved the right and may, at any time on seven days' notice, terminate the tolling agreement and the tolling period. If the CTA Trustee exercises this right prior to the Effective Date, the respective Indenture Trustee for the Series 3, Series 4, Series 6, Series 7 and PATS Notes may exercise its discretion under the relevant indentures and the relevant trust agreements and, absent contrary direction and indemnification from a majority of the holders of the Series 3, Series 4, Series 6, Series 7 and/or PATS Notes, not pursue any claims, demands or causes of action against the CTA Trustee. Accordingly, each holder of the Series 3, Series 4, Series 6, Series 7 and PATS Notes should immediately evaluate any potential claim against the CTA Trustee, and promptly take action to protect such holder's individual rights, if any, regardless of any tolling agreement with the CTA Trustee or the confirmation process. To the extent permitted by applicable law and except as provided in
Section IV.F.2 or Section IV.F.3 of the Plan, any claims, demands, rights, causes of action and liabilities that any holder of any CTA Note Claim may have against Tolling Parties or other third parties with respect to the CTA ("Reserved CTA Claims") are reserved and, unless the Bankruptcy Court determines otherwise, will not be affected by Confirmation or the occurrence of the Effective Date. Claims, demands, rights, causes of action and liabilities against all persons and entities that are the beneficiaries of the release provided in Section IV.F.2 or the release provided in Section IV.F.3 do not constitute Reserved CTA Claims. Pursuant to the Plan, Reorganized LGII may reimburse a portion of the costs of the pursuit of certain of these claims. See "Overview of the Plan -- Funding of CTA Issue Litigation."

         Because the Plan contemplates the termination of the relevant indentures, the relevant trust agreement and the role and obligations of the Indenture Trustees, the Indenture Trustees will have no right, duty or obligation, contractual or otherwise, to, and shall not, pursue (and shall have no right to pursue) any claims, demands, causes of action or liabilities in respect of the CTA or the CTA Note Claims or the status thereof under the CTA, including, without limitation, any such claims, demands, rights, causes of action or liabilities that any Indenture Trustee may have, on behalf of itself or any holder, against any of the Tolling Parties after the Effective Date. BASED ON THE FOREGOING, EACH HOLDER OF A SERIES 3, SERIES 4, SERIES 6, SERIES 7 OR PATS NOTES CLAIM WILL BE REQUIRED TO ASSUME RESPONSIBILITY FOR ANY RESERVED CTA CLAIM IT MAY HAVE AND TO TAKE SUCH ACTION IT DEEMS NECESSARY TO PROTECT ITS RIGHTS.

         IRRESPECTIVE OF ANY TOLLING AGREEMENTS, NEITHER THE DEBTORS, THE BANKRUPTCY COURT, THE INDENTURE TRUSTEES FOR THE SERIES 3, SERIES 4, SERIES 6, SERIES 7 AND PATS NOTES, NOR ANY OTHER PARTY MAKES ANY REPRESENTATIONS REGARDING THE EXISTENCE OR VIABILITY OF ANY RESERVED CTA CLAIM.

         Subject to the Bankruptcy Court's determination under Section IX.A.5 of the Plan, Reserved CTA Claims of any holder of a CTA Note Claim shall in no way be prejudiced or adversely affected by virtue of the fact that any holder of any such claim voted in favor of the Plan, did not challenge the treatment of its Claim or its recovery under the Plan, did not pursue to conclusion its claims or defenses in the CTA Proceeding pending before the Bankruptcy Court, or otherwise did not fully pursue any rights that it may have had with respect to its CTA Note Claim before the Bankruptcy Court.


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


                                REORGANIZED LGII

         RESTRUCTURING TRANSACTIONS

         TLGI was organized under the laws of British Columbia, Canada, and conducts its business through over 1,000 subsidiaries. TLGI, which has operations in the U.S., Canada and the United Kingdom, conducts business principally in North America.

         In addition to the transactions relating to the NAFTA Claims (see "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- NAFTA Claims"), pursuant to the Reinvestment Transactions, on the Effective Date following the completion of the CCAA Debtor Restructuring Transactions, as provided in the Confirmation Order, and the terms of the Plan, each share of LGII Old Stock issued and outstanding or held in treasury will be canceled and TLGI will transfer all of its assets (other than the NAFTA Claims, its ownership interest in Delco and the Canadian Operating Assets) to LGII, which will become the ultimate parent entity in the corporate structure of the Loewen Companies and enter into the other transactions contemplated by the Plan, including the transfer of the Canadian Operating Assets. The only shares of capital stock of Reorganized LGII to be outstanding immediately following the Effective Date will be the New Common Stock to be issued pursuant to the Plan.

         In addition, pursuant to the Subsidiary Restructuring Transactions, in each state in which the Debtors conduct business, commencing immediately following the Effective Date, the Loewen Subsidiary Debtors organized under the laws of such state will be restructured so as to reduce the number of Loewen Companies organized in such state to the maximum extent permissible and determined by the Debtors to be appropriate, taking into account applicable regulatory requirements and other pertinent considerations. In addition, on the Effective Date following the Reinvestment Transactions, LGII will transfer all of its assets other than its ownership interests in the Loewen Companies to a newly formed Delaware corporation that is wholly owned by LGII. Pursuant to the Plan, the Debtors and Reorganized Debtors will take such actions as may be necessary or appropriate to effect the Subsidiary Restructuring Transactions. It is contemplated that the Subsidiary Restructuring Transactions will include one or more mergers, consolidations, reorganizations, asset transfers or dissolutions as may be determined by the Debtors to be necessary or appropriate. The actions to effect the Subsidiary Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, reorganization or dissolution containing terms that are consistent with the terms of the Plan and that satisfy any requirements of applicable law and such other terms to which these entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which these entities may agree; (c) the filing of appropriate certificates of merger, consolidation or dissolution or similar instruments with the applicable governmental authorities; and (d) all other actions that such entities determine to be necessary or appropriate, including making other filings or recordings that may be required by applicable law in connection with the Subsidiary Restructuring Transactions. A description of the Subsidiary Restructuring Transactions has been Filed as Exhibit IV.B.1 to the Plan and is available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information." Similar restructuring transactions involving the CCAA Debtors will be effected immediately prior to the Reinvestment Transactions pursuant to the CCAA Order. A description of the CCAA Debtor Restructuring Transactions has been Filed as
Exhibit I.A.29 to the Plan and is available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

         The consummation of the Restructuring Transactions, together with the CCAA Debtor Restructuring Transactions, is an important part of the Plan, which is intended to: (a) result in the ultimate parent company in the corporate structure being Reorganized LGII, a Delaware corporation; (b) facilitate the centralization of various operational, management and administrative activities and functions; (c) streamline Reorganized LGII's overall capital structure; and
(d) permit Reorganized LGII greater access to the financial markets by the creation of a more understandable, flexible and financeable corporate structure.

         Immediately following the consummation of the Restructuring Transactions, TLGI will have outstanding the same equity securities as were outstanding immediately prior to the consummation of the Restructuring Transactions, but will have: (a) no assets other than bare legal title to its NAFTA Claims and title to the outstanding membership interests of Delco; (b) no right to receive, directly or through Delco, proceeds of the NAFTA Claims; (c) no directors, officers or employees; and (d) no relationship to Reorganized LGII or any of its subsidiaries other than as a result of the transactions relating to the NAFTA Claims.

BUSINESS OF REORGANIZED LGII

         Following the consummation of the Restructuring Transactions, Reorganized LGII will continue to operate the existing businesses of TLGI, LGII and their subsidiaries. A brief description of Reorganized LGII's business is set forth below. Further information regarding the businesses and properties of, and other matters relating to, TLGI, LGII and their subsidiaries, including historical consolidated financial statements and other financial information, are contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q. The information set forth below is qualified in its entirety by reference to such other information.

         It is anticipated that, as of the Effective Date, Reorganized LGII will operate approximately 900 funeral homes and approximately 300 cemeteries throughout North America and approximately 30 funeral homes in the United Kingdom. In addition to providing funeral, cemetery and cremation services at-need, Reorganized LGII will also make funeral, cemetery and cremation arrangements on a preneed basis. As part of making funeral and cremation arrangements on a preneed basis, Reorganized LGII will also operate an insurance business in support of its funeral homes. Reorganized LGII will also operate an insurance business primarily involved in the sale of preneed insurance products, though alternatives involving the disposition of this business are currently being explored.

         Reorganized LGII will maintain a regional management structure that is organized in several geographic regions in the U.S., Canada and the United Kingdom. Within each geographic region, markets have been identified that include both funeral homes and cemeteries. A Market General Manager has responsibility for all activities within a particular market (i.e., funeral, cemetery and cremation) on both an at-need and preneed basis. The market-based management structure was put in place in the U.S. during the 2000 fiscal year. As part of the implementation of this management structure, each market developed a market plan, addressing key operating issues within the market, including market share, pricing, operating costs and synergies. Each market plan also provided strategies and tactics to address those operating issues.

         Reorganized LGII will maintain its principal executive offices in Toronto, Ontario and its North American administrative support centers in Cincinnati, Ohio and Vancouver, British Columbia.

         Reorganized LGII's funeral homes will offer a full range of funeral services, including the collection of remains, registration of death, professional embalming, use of funeral home facilities, sale of caskets and other merchandise and transportation to a place of worship, funeral chapel, cemetery or crematorium. Substantially all of Reorganized LGII's funeral homes will have programs designed to provide a full range of merchandise and services to families choosing cremation.

         Reorganized LGII's cemetery operations will assist families in making burial arrangements and will offer a complete line of cemetery products (including a selection of burial spaces, burial vaults, lawn crypts, caskets, memorials, niches and mausoleum crypts), the opening and closing of graves and cremation services.

         The funeral service industry in North America is highly fragmented, consisting primarily of small, family-owned businesses. Competition generally arises among local funeral homes and cemeteries for at-need and preneed business. The market share of a single funeral home or cemetery in any community is often a function of the name, reputation and location of that funeral home or cemetery. Gains or losses in market share within a community are usually realized over a period of time.

         The following table sets forth, for each of the businesses operated by TLGI, revenue earned from external sales, earnings (loss) from operations, total assets and capital expenditures for and as of the end of each of TLGI's last three fiscal years. All historical amounts set forth in this Disclosure Statement are presented on the basis of generally accepted accounting principles in Canada ("Canadian GAAP"). Although TLGI has historically prepared its consolidated financial statements in accordance with generally accepted accounting principles in Canadian

GAAP and included a note describing the material differences from, and reconciling certain line items to generally accepted accounting principles in the U.S. ("U.S. GAAP"), Reorganized LGII will prepare its consolidated financial statements in accordance with U.S. GAAP.


                                                FUNERAL AND
                                                 CEMETERY            INSURANCE            OTHER               TOTAL
                                                -----------         -----------        -----------         -----------
                                                                        (Dollars in Thousands)
            Revenue earned from external
            sales:
                 2000 ..................        $   800,817         $    95,245                 --         $   896,062
                 1999 ..................            929,048              94,101                 --           1,023,149
                 1998 ..................          1,033,883              96,516                 --           1,130,399

            Earnings (loss) from
            operations:
                 2000 ..................        $    20,449         $    15,377        $   (62,059)        $   (26,233)
                 1999 ..................           (192,134)             20,344            (76,817)           (248,607)
                 1998 ..................           (176,547)             16,472           (103,891)           (263,966)

            Total assets:
                 2000 ..................        $ 3,458,693         $   318,178        $   204,035         $ 3,980,906
                 1999 ..................          3,730,412             290,398             89,773           4,110,583
                 1998 ..................          4,235,085             276,098            162,725           4,673,908

            Capital expenditures:
                 2000 ..................        $    16,023                  --        $    10,469         $    26,492
                 1999 ..................             46,150         $       190              8,337              54,677
                 1998 ..................            101,051                 420              6,513             107,984



         TLGI's operations are primarily in the U.S. with over 90% of its revenue and earnings (loss) from operations derived from its U.S. operations.

         The foregoing historical financial information should be read in conjunction with the audited historical consolidated financial statements of TLGI, including the notes thereto, included in the TLGI 2001 Form 10-K. As noted above, such audited historical consolidated financial statements were prepared in accordance with Canadian GAAP, and Note 17 thereto includes a description of the material differences, and a reconciliation of certain line items, between Canadian GAAP and U.S. GAAP. See "Risk Factors -- Historical Financial Information Will Not Be Comparable."

BUSINESS PLAN

         Following the Effective Date, management of Reorganized LGII intends to aggressively pursue a business plan designed to provide a stable platform for future growth. The key components of the business plan will be to increase revenues, reduce operating costs, upgrade information systems, build marketing and research capabilities and generate positive cash flow. Revenue increasing initiatives will include increased funeral home volume, upgraded cremation services, upgraded cremation merchandise, increased direct cremation business and increased at-need cemetery business through cross-referrals. Operating cost reduction initiatives will include restructured location management, increased efficiency through reallocation of advertising and market dollars and eliminating telemarketing expenditures and certain training costs.

LIQUIDITY AND CAPITAL RESOURCES

         The consummation of the transactions contemplated by the Plan will result in a net reduction of approximately $1.5 billion of total indebtedness. Reorganized LGII will nonetheless continue to be substantially leveraged following the Effective Date. See "Risk Factors -- Substantial Leverage Will Continue." However, management of the Debtors believes that, assuming consummation of the Plan in accordance with its terms and achievement of the Debtors' business plan, Reorganized LGII will have sufficient liquidity for the reasonably foreseeable future to service the post-reorganization indebtedness and conduct of its business as contemplated by the Debtors' business plan. Based on the assumptions reflected herein, as of the Effective Date Reorganized LGII would have cash of approximately $33 million available for working capital. In addition, the Effective Date is conditioned upon the Exit Financing Facility being in place. It is currently contemplated that the Exit Financing Revolving Credit Facility will consist of a secured $100 million revolving credit facility, $30 million of which will also be available in the form of letters of credit. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Exit Financing."

SELECTED HISTORICAL FINANCIAL INFORMATION

         The following table sets forth selected consolidated financial information for TLGI as of and for the six months ended June 30, 2001 and 2000 and the fiscal years ended December 31, 2000, 1999 and 1998. Such selected consolidated financial information is presented on the basis of Canadian GAAP. The selected consolidated financial information set forth below should be read in conjunction with the audited and unaudited historical consolidated financial statements of TLGI, including the notes thereto, included in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q. As noted above, such historical consolidated financial statements were prepared in accordance with Canadian GAAP, and Note 10 to the unaudited historical consolidated financial statements and Note 17 to the audited historical consolidated financial statements include a description of the material differences, and a reconciliation of certain line items, between Canadian GAAP and U.S. GAAP. Reorganized LGII will prepare its consolidated financial statements in accordance with U.S. GAAP. See "Risk Factors -- Historical Financial Information Will Not Be Comparable."


                                                        SIX MONTHS ENDED
                                                             JUNE 30                            YEAR ENDED DECEMBER 31
                                                   ---------------------------       --------------------------------------------
                                                      2001             2000             2000             1999             1998
                                                   ----------       ----------       ----------       ----------       ----------
INCOME STATEMENT INFORMATION:
    Revenue ..................................     $  421,254       $  475,709       $  896,062       $1,023,149       $1,130,399
    Gross margin .............................        102,274          136,233          234,418          264,534          265,610
    Earnings (loss) from operations ..........       (114,109)         (21,023)         (26,233)        (248,607)        (263,966)
    Net earnings (loss) ......................       (127,190)         (53,547)        (112,717)        (465,176)        (598,969)

BALANCE SHEET INFORMATION:
    Total assets .............................      3,803,662        3,980,906        3,980,906        4,110,583        4,673,908
    Total long-term debt(a)(b) ...............         67,575           73,542           47,944           70,511        1,393,891
    Preferred securities of subsidiary(b) ....             --               --               --               --           75,000
    Liabilities subject to compromise(b) .....      2,293,425        2,289,497        2,289,497        2,282,601               --
    Shareholders' equity .....................        188,734          315,924          328,452          444,346          905,441


----------

(a) Total long-term debt comprises long-term debt which is not subject to compromise, including the current portion.

(b) Under-secured and unsecured debt obligations (including the MIPS, which are identified as "Preferred securities of subsidiary") have been reclassified to liabilities subject to compromise as a result of the Filing of the Reorganization Cases.

PROJECTED FINANCIAL INFORMATION

         INTRODUCTION

         As a condition to confirmation of a plan of reorganization, the Bankruptcy Code requires, among other things, that the bankruptcy court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. See "Voting and Confirmation of the Plan -- Confirmation" and "Voting and Confirmation of the Plan -- Feasibility." In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan with sufficient liquidity and capital resources to conduct their businesses. In that connection, the Debtors' management developed and prepared certain projections (the "Projections") of the Debtors' operating profit, free cash flow and certain other items for the fiscal years 2001 through 2003 (the "Projection Period").

         THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF THEIR ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS (INCLUDING THE REORGANIZED DEBTORS) DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS OR PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO STOCKHOLDERS OR DEBTHOLDERS AFTER THE EFFECTIVE DATE OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC, ANY CSA OR ANY STOCK EXCHANGE OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

         The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein and the historical consolidated financial information (including the notes and schedules thereto) included in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q. Such historical consolidated financial statements were prepared in accordance with Canadian GAAP, and Note 10 to the unaudited historical consolidated financial statements and Note 17 to the audited historical consolidated financial statements include a description of the material differences, and a reconciliation of certain line items, between Canadian GAAP and U.S. GAAP. Reorganized LGII will prepare its consolidated financial statements in accordance with U.S. GAAP, and the Projections reflect U.S. GAAP. See "Risk Factors -- Historical Financial Information Will Not Be Comparable."

         In addition, in December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which sets forth the SEC staff's views on the application of existing generally accepted accounting principles to revenue recognition in financial statements. As a result of SAB 101, the Debtors anticipate changing their preneed revenue recognition policies primarily to:

         o recognize, at the time of delivery or performance of services, sales of pre-arranged funerals and preneed cemetery merchandise and services, including any trust fund investment earnings on related amounts held in trust;

         o recognize, when interment right title is transferred, sales of preneed cemetery spaces; and

         o expense immediately selling expenses incurred in connection with sales of pre-arranged funerals and preneed cemetery merchandise, services and spaces.

These changes will be implemented by Reorganized LGII following the Effective Date and applied to its predecessor financial statements (TLGI) effective January 1, 2000.

         As a result of, among other things, the change in accounting policies with respect to preneed revenue recognition in response to SAB 101, the financial condition and results of operations of Reorganized LGII from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the historical statements of TLGI set forth in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q. Accordingly, the Debtors determined to present the Projections on two bases: (1) first, assuming the application of

TLGI's existing accounting policies with respect to preneed revenue recognition (i.e., the Existing Accounting Policies case) and (2) second, assuming the adoption of changes to accounting policies with respect to preneed revenue recognition in response to SAB 101 as currently expected to be implemented by Reorganized LGII (i.e., the New Accounting Policies case).

         PRINCIPAL ASSUMPTIONS FOR THE PROJECTIONS

         The Projections are based on, and assume the successful implementation of, the Debtors' business plan. Both the Debtors' business plan and the Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions and other matters, most of which are beyond the control of the Debtors or the Reorganized Debtors. Specific risks and uncertainties that may affect the accuracy of the Projections include, among others, those relating to: (a) the successful completion of the asset disposition program; (b) the ability of the Reorganized Debtors to increase revenues and control costs of funeral and cemetery operations through the implementation of the Debtors' business plan; (c) the ability of the Reorganized Debtors to reduce general and administrative expenses through the implementation of the Debtors' business plan; (d) the ability of the Reorganized Debtors to build marketing and research capabilities; (e) the ability of the Reorganized Debtors to generate positive cash flow through the implementation of the Debtors' business plan; (f) the expected enhancements to the ability of the Reorganized Debtors to attract and exploit business opportunities; (g) the effect that the new Board of Directors of Reorganized LGII will have on the implementation of the Debtors' business plan; (h) the ability of the Reorganized Debtors to respond to any existing or new competition within their markets; and (i) the effect of any new or amended legislation applicable to the businesses of the Reorganized Debtors. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the Projections. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of the Reorganized Debtors to achieve the Projections. See "Risk Factors" for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors and of various risks associated with the Plan.

         Although the Debtors believe that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be or is given that the Projections will be realized. In deciding whether to vote to accept or reject the Plan, holders of Claims and Interests entitled to vote must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections. See "Risk Factors."

         The independent auditors for TLGI have not examined nor compiled the Projections presented herein and, accordingly, assume no responsibility for them. Moreover, the Projections have not been prepared to comply with guidelines established with respect to projections by the SEC, any CSA, the American Institute of Certified Public Accountants or the Canadian Institute of Chartered Accountants.

         Information relating to the principal assumptions used in preparing the Projections is set forth below:

              (a) Effective Date; Plan Terms. The Projections assume Confirmation of the Plan and that all transactions contemplated by the Plan to be consummated by the Effective Date will be consummated as of December 31, 2001. The Projections also assume that:

                     o the total amount of each Class of Allowed Claims is the estimated amount as set forth in "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests"; and

                     o the total amount paid pursuant to Section III.E of the Plan in respect of the fees and expenses of Indenture Trustees and pursuant to Section III.F of the Plan in respect of the fees and expenses of the Principal CTA Creditors is $15 million, and the total amount of other Administrative Claims, financing fees and reorganization expenses required to consummate the Plan is $69.1 million.

         See "Overview of the Plan" for a brief summary of the principal provisions of the Plan, including the classification and treatment of Claims and Interests, the principal financial terms of certain securities to be issued pursuant to the Plan and other post-reorganization indebtedness and conditions to Confirmation and consummation of the Plan.

              (b) General Economic Conditions. The Projections were prepared based on assumptions that economic conditions existing at the time the Projections were prepared will last throughout the Projection Period and that the general economic climate in the U.S. and Canada remains relatively stable.

              (c) Asset Disposition Program. The Projections assume the completion of the asset disposition program by December 31, 2001 and the receipt prior to such date of aggregate net cash proceeds of $135 million from the sale of Disposition Properties. See "Operations During the Reorganization Cases -- Post-Petition Asset Disposition Program" for a brief description of the asset disposition program.

              (d) Potential Non-Strategic Insurance Company Sale. The Projections assume the identification of a non-strategic insurance company as an "asset held for sale" at the Effective Date and thus is not included in results of operations after the Effective Date. The Projections assume the eventual sale of the insurance company in December 2002, resulting in net cash proceeds of $35 million.

              (e) Blackstone Settlement. The Projections assume that the transactions contemplated by the Blackstone Settlement Agreement will be consummated on the Effective Date and that, as a result, from and after the Effective Date, Reorganized LGII will own all of the outstanding capital stock of Rose Hills. Accordingly, from and after the Effective Date, the financial statements of Reorganized LGII will reflect the financial condition and results of operation of Rose Hills. The Projections take into account certain projected financial information regarding Rose Hills available to the Debtors; however, such information was not developed or prepared by the Debtors and, accordingly, may not reflect adjustments for fresh-start accounting and the implementation of SAB 101 that the Debtors would determine to be appropriate if the Debtors had developed and prepared such information.

              (f) Revenue from Funeral and Cemetery Operations. The Projections in the Existing Accounting Policies case assume that revenue from funeral and cemetery operations for the 2001 fiscal year will decline 10% compared to the 2000 fiscal year due to (i) the disposition of Disposition Properties and (ii) fewer preneed cemetery sales as a result of the implementation of preneed sales contract term changes effected in the second quarter of 2000. The implementation of the preneed contract term changes resulted in a significant drop in sales, primarily, due to a significant reduction in the number of sales people. The Debtors are reviewing and implementing strategies to increase the number of sales people and thus increase the level of preneed sales. The Projections assume these strategies will be effectively implemented. The Projections assume in the Existing Accounting Policies case that for 2002 revenue from funeral and cemetery operations will increase 10% compared to 2001 as a result of an assumed 3% increase in revenue from existing funeral and cemetery operations and the inclusion of the results of operations of Rose Hills commencing in 2002. The Projections assume in the Existing Accounting Policies case that for 2003 revenue from funeral and cemetery operations will increase 3% as compared to 2002. The assumed 3% increases are based on the assumption that the market plans developed during the 2000 fiscal year in connection with the implementation of the Debtors' new market-based management structure, as well as the Debtors' overall business plan, will be effectively implemented. These market plans include strategies and tactics to address, among other things, market share, pricing, cremation trends and preneed sales on a market specific basis. See "Risk Factors -- The Death Rate May Decrease" and "Risk Factors -- The Rate of Cremation Is Increasing." The Debtors' overall business plan contemplates several consumer initiatives that will be implemented across all markets.

              The Projections in the New Accounting Policies case assume that revenue from funeral and cemetery operations will decline 4% from 2000 to 2001, will increase 1% from 2001 to 2002 and will increase 4% from 2002 to 2003.

              (g) Revenue from Insurance Operations. The Projections assume that revenue from insurance operations for the 2001 fiscal year will increase 16% as compared to the 2000 fiscal year as a result of the continued expansion of the preneed funeral sales program. The Projections assume that the revenue from insurance operations for the 2002 fiscal year will decline 31% compared to the 2001 fiscal year due to the exclusion of the results of operations a non-strategic insurance company identified as an "asset held for sale" (see (d) above). The Projections assume for 2002 and 2003, that the Reorganized Debtors continue to sell preneed funerals funded by insurance and that the percentage of funerals funded by a subsidiary of Reorganized LGII continues to increase significantly. Investment income from insurance assets included in the Projections is based on current yields applied to projected balances of insurance assets.

              (h) Costs and Expenses of Funeral and Cemetery Operations. The Projections assume in the Existing Accounting Policies case that costs and expenses from funeral and cemetery operations for the 2001 fiscal year will decline 9% compared to the 2000 fiscal year due to (i) the disposition of Disposition Properties and (ii) fewer preneed cemetery sales as a result of the implementation of preneed sales contract term changes effected in the second quarter of 2000. The Projections assume in the Existing Accounting Policies case that during the Projection Period, costs of funeral and cemetery operations will increase at an average annual rate of approximately 1% to 2%. The assumed increases are less than expected inflation due to the impact of purchasing plans and cost savings identified in the market plans developed in the 2000 fiscal year. See " -- Business of Reorganized LGII."

                  The Projections assume in the New Accounting Policies case that costs and expenses from funeral and cemetery operations will decline 9% from 2000 to 2001, will increase 3% from 2001 to 2002 and will increase 1% from 2002 to 2003.

              (i) Costs and Expenses of Insurance Operations. The Projections assume that costs and expenses of insurance operations for the 2001 fiscal year will increase 21% as compared to the 2000 fiscal year as a result of the continued expansion of the preneed funeral sales program. The Projections assume that the costs and expenses of insurance operations for the 2002 fiscal year will decline 22% compared to the 2001 fiscal year due to the exclusion of the results of operations of a non-strategic insurance company identified as an "asset held for sale" (see (d) above). The Projections assume for 2002 and 2003 that the historical commission structure is applied to the projected level of sales, that administrative costs will increase at an annual average rate of 2% and that other costs, such as claims and policy reserves, will increase proportionately with the assumed increase in related revenues.

              (j) Trust and Finance Income. Trust income from perpetual care and merchandise trust funds included in the Projections is based on expected yields applied to projected balances of such trust funds. Trust fund balances are based on cash receipts from cemetery preneed sales and the required trusting on those cash receipts. Finance income included in the Projections is based on assumed collections of existing and projected cemetery preneed accounts receivable. Assumed collections of preneed cemetery accounts receivable are based on historical experience and the projected mix of contract terms for new sales.

              (k) G & A Expenses. The Projections assume that general and administrative expense in 2001 will be 4% higher than in 2000 because of costs to complete implementation of a new cemetery management system. The Projections assume that general and administrative expenses will increase 8% in 2002 from 2001 due to (i) the completion in 2001 of the implementation of the cemetery management system, (ii) employee incentive plan costs previously included in reorganization costs and
         (iii) other initiatives in 2001 and 2002 to implement new information systems, to reduce corporate overhead costs and to reengineer administrative processes, resulting in decreases in expenses that will offset a 2% increase in base expenses. The Projections assume that during the 2003 fiscal year, general and administrative expense will remain the same as for the 2002 fiscal year, with the effect of inflation offset by further efficiencies.

              (l) Capital Expenditures. The Projections assume cash capital expenditures for the ongoing replacement of fixed assets and the construction of new funeral homes in markets where appropriate of approximately $26, $29 and $29 million for the 2001, 2002 and 2003 fiscal years, respectively. The Projections also assume cash expenditures for the development costs of additional cemetery property of $10, $8 and $10 million for the 2001, 2002 and 2003 fixed years, respectively, in order to meet projected sales.

              (m) Income Taxes. The Projections make the following assumptions with respect to U.S. federal income taxes:

                     o For financial statement purposes, tax expense (U.S. federal, state and local and foreign) on LGII's 2002 and 2003 pre-tax income under the Existing Accounting Policies is estimated to be 40% of book income. Current tax expense for 2002 is estimated to be approximately $10 million, which is less than the expected statutory rate of 40% of pre-tax income, principally because LGII expects to be able to realize tax savings in the period as a result of the utilization of tax assets. As a result, deferred tax expense for 2002 is estimated to be approximately $18 million. Current tax expense for 2003 is estimated to be $39 million, which is 40% of pre-tax income.

                     o For financial statement purposes, tax expense (U.S. federal, state and local and foreign) on LGII's pre-tax income under the New Accounting Policies is estimated to be 40% of book income. Current tax expense under the New Accounting Policies is equal to current tax expense under the Existing Accounting Policies.

                     o The LGII affiliated group does not have a net unrealized built-in loss (as that term is defined in section 382(h)(3) of the Internal Revenue Code), and therefore no 382 limitation will apply to limit any recognized built-in loss deductions to be claimed on post-Effective Date returns.

                     o The LGII affiliated group will not receive the benefit of any carryover under section 163(j) of the Internal Revenue Code.

                     o The projections make a simplifying assumption (that may not be true in all cases) that the state income tax consequences of the Plan will be consistent with the federal income tax consequences of the Plan.

              (n) Post-Reorganization Debt. The Projections assume that: (i) $250 million aggregate principal amount of New Five-Year Secured Notes will be issued pursuant to the Plan; (ii) $30 million aggregate principal amount of New Two-Year Unsecured Notes will be issued pursuant to the Plan; (iii) $330 million aggregate principal amount of New Seven-Year Unsecured Notes will be issued pursuant to the Plan; and
         (iv) $24.7 million aggregate principal amount of New Unsecured Subordinated Convertible Notes will be issued pursuant to the Plan as contemplated by the Blackstone Settlement Agreement. The Projections also assume that such New Five-Year Secured Notes, New Two-Year Unsecured Notes, New Seven-Year Unsecured Notes and New Unsecured Subordinated Convertible Notes will have the terms described in "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Five-Year Secured Notes," "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Two-Year Unsecured Notes," "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Seven-Year Unsecured Notes" and "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Unsecured Subordinated Convertible Notes," respectively, and that no New Five-Year Secured Notes, New Seven-Year Unsecured Notes or New Unsecured Subordinated Convertible Notes will be redeemed or converted during the Projection Period.

              The Projections assume that the Exit Financing Term Loan Closing does not occur and that no amounts will be drawn under the Exit Financing Revolving Credit Facility as of the Effective Date or during the Projection Period.

              The Projections assume that, as discussed above (see (e) above), from and after the Effective Date Reorganized LGII will own all of the outstanding capital stock of Rose Hills. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Rose Hills Indebtedness" for a description of certain indebtedness of Rose Hills. The Projections assume that the indebtedness associated with Rose Hills will be repaid in accordance with its terms and that the $50 million due upon maturity of the Rose Hills Term Facility will be refinanced on substantially similar terms.

              The Projections assume that approximately $60 million of other debt, primarily consisting of secured promissory notes and capitalized obligations, will exist post-reorganization. The Projections assume that this other debt will be repaid at the estimated rate of $0.7 million per month beginning with the Effective Date.

              (o) Fresh-Start Reporting. The American Institute of Certified Public Accountants has issued a Statement of Position on Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (the "Reorganization SOP"). The Projections have been prepared in accordance with the "fresh-start" reporting principles set forth in the Reorganization SOP, giving effect thereto as of September 30, 2001. The principal effects of the application of these fresh-start reporting principles are summarized below:

                     o Under the Reorganization SOP, Reorganized LGII will be required to record as an intangible asset the excess, if any, of its total reorganization value over the fair value of its identifiable net assets ("Reorganization Goodwill") as of the Effective Date. Under recent pronouncements from the Financial Accounting Standards Board, Reorganized Goodwill is no longer amortized over a specific period but remains on the balance sheet and is reviewed for impairment on a regular basis. For the purposes of the Projections, it has been assumed that the leveraged net equity balance as of the Effective Date is approximately $692.5 million. The Projections also assume that the fair value of Reorganized LGII's fixed assets and other non-current assets, other than cemetery property, is equal to the projected net book value of such assets as of the Effective Date. For the purposes of the Projections, the fair value of cemetery property is assumed to be based upon the discounted sales price of available developed and undeveloped inventory and an assumed normal profit margin before selling expenses. Based on these assumptions, the assumed reorganization value of Reorganized LGII as of the Effective Date would exceed the assumed fair value of Reorganized LGII's assets by approximately $102 million. For purposes of the Projections, such amount or Reorganization Goodwill is reflected as an intangible asset with no amortization.

                     o The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. Reorganized LGII will be required to determine the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date. Such determination will be based upon the fair values as of that time, which could be materially higher or lower than the values assumed in the foregoing computations and may be based on, among other things, a different methodology with respect to the valuation of Reorganized LGII's reorganization value. In all events, such valuation, as well as the determination of the fair value of Reorganized LGII's assets and the determination of its actual liabilities, will be made as of the Effective Date, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

              (p) SAB 101 Revenue Recognition Assumptions. The Projections that have been restated to reflect the adoption of changes to accounting policies in response to SAB 101 (i.e., the New Accounting Policies case) assume that:

                     o The prearranged funeral and cemetery revenue recorded on January 1, 2000, upon implementation of SAB 101, is based on estimates of contracts for merchandise and services not yet delivered or performed and estimates of the accrued investment income included in merchandise trust balances. TLGI is implementing new cemetery accounting systems to capture all unserviced contracts, which will assist in refining the amount of deferred revenue recorded on January 1, 2000.

                     o Under fresh-start reporting principles, the deferred prearranged funeral and cemetery revenue as of the Effective Date has been recorded at the estimated fair value of any obligation to fulfill, plus some profit amount. The Emerging Issues Task Force of the Financial Accounting Standards Board currently has the determination of fair value of deferred revenue in an acquisition on its agenda for discussion. These discussions may or may not result in a different determination of fair value for the deferred prearranged funeral and cemetery revenue than that used in the Projections.

                     o Deferred revenue related to space sales is recognized based on the contract terms of existing accounts receivable and projected sales after allowing for certain levels of cancellations.

                     o Deferred revenue related to merchandise sales is recognized based on the contract terms of existing accounts receivable and projected sales after allowing for certain levels of cancellations and delays in ordering merchandise after contract payment is complete.

                     o Deferred revenue related to cemetery services is recognized based on expected performance of those services.

                     o Costs related to deferred space and merchandise sales are based on current margins and are recognized concurrently with the revenue.

         Such Projections reflect the accounting policies currently expected to be implemented by Reorganized LGII following the Effective Date and applied to the predecessor financial statements (TLGI) effective January 1, 2000.

         PROJECTIONS

         The projected consolidated financial statements of Reorganized LGII set forth below have been prepared based on the assumption that the Effective Date is December 31, 2001. Although the Debtors presently intend to seek to cause the Effective Date to occur as soon as practicable, there can be no assurance as to when the Effective Date actually will occur.

         The Reorganized LGII Projected Consolidated Balance Sheet as of December 31, 2001 (the "Effective Date Balance Sheet") set forth below presents:
(a) the projected consolidated financial position of TLGI prior to the assumed Confirmation and the consummation of the transactions contemplated by the Plan on December 31, 2001; (b) the projected adjustments to such projected consolidated financial position required to reflect Confirmation and the consummation of the transactions contemplated by the Plan (collectively, the "Balance Sheet Adjustments"); and (c) the projected consolidated financial position of Reorganized LGII, after giving effect to the Balance Sheet Adjustments, as of December 31, 2001. The Balance Sheet Adjustments set forth in the columns captioned "Debt Discharge" and "Fresh-Start and Other Adjustments" reflect the assumed effects of Confirmation and the consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and related securities issuances and cash payments. The various Balance Sheet Adjustments are described in greater detail in the Notes to the Reorganized LGII Projected Balance Sheet.

         The Reorganized LGII Projected Consolidated Balance Sheets set forth below present the projected consolidated financial position of Reorganized LGII, after giving effect to Confirmation and the consummation of the transactions contemplated by the Plan, as of the end of each of 2001, 2002 and 2003.

         The TLGI and Reorganized LGII Projected Consolidated Statements of Operations set forth below present (a) the projected consolidated results of operations of TLGI for 2001 and (b) the projected consolidated results of operations of Reorganized LGII for each of 2002 and 2003.

         The TLGI and Reorganized LGII Projected Consolidated Statements of Cash Flows set forth below present (a) the projected consolidated cash flows of TLGI for 2001 and (b) the projected cash flows of Reorganized LGII for each of 2002 and 2003.

         The Reorganized LGII Projected Consolidated Capitalization Table set forth below presents the projected capitalization of Reorganized LGII, after giving effect to the assumed Confirmation and the consummation of the transactions contemplated by the Plan on December 31, 2001, as of the Effective Date and the end of each of 2002 and 2003.

         The Reorganized LGII Projected Consolidated Balance Sheet as of December 31, 2001, the Reorganized LGII Projected Consolidated Balance Sheets, the TLGI and Reorganized LGII Projected Consolidated Statements of Operations, the TLGI and Reorganized LGII Projected Consolidated Statements of Cash Flows and the Reorganized LGII Consolidated Capitalization Table are presented first based on TLGI's existing accounting policies with respect to preneed revenue recognition (i.e., the Existing Accounting Policies case). Such projected financial statements are thereafter restated to reflect the adoption of changes to accounting policies with respect to preneed revenue recognition in response to SAB 101 as currently expected to be implemented (i.e., the New Accounting Policies case). See " -- Introduction" and " -- Principal Assumptions for the Projections."

                                REORGANIZED LGII
                      PROJECTED CONSOLIDATED BALANCE SHEET
                         (EXISTING ACCOUNTING POLICIES)
                                DECEMBER 31, 2001
                                   (Unaudited)
                             (Dollars in Thousands)


                                                                                ADJUSTMENTS TO RECORD
                                                                                CONFIRMATION OF PLAN
                                                                            -----------------------------
                                                        PROJECTED                           FRESH START
                                                     PRECONFIRMATION          DEBT           AND OTHER            REORGANIZED
                                                      BALANCE SHEET         DISCHARGE       ADJUSTMENTS          BALANCE SHEET
                                                     ---------------       ----------       ------------        --------------
ASSETS
Current assets
     Cash.........................................     $  301,928         $   (3,000)(a)                         $   32,839
                                                                             (86,089)(b)
                                                                            (180,000)(c)
     Receivables, net of allowances...............        197,721                          $    12,397 (d)          210,118
     Inventories..................................         31,557                                1,191 (d)           32,748
     Prepaid expenses.............................         23,186             20,275             3,839 (d)           47,300
                                                       ----------         ----------       -----------           ----------
                                                          554,392           (248,814)           17,427              323,005

Long-term receivables, net of allowances..........        393,108                               23,023 (d)          416,131
Cemetery property.................................        738,406                             (537,071)(d)          201,335
Property and equipment............................        601,604                              (33,328)(d)          568,276
Names and reputations.............................        557,187                             (557,187)(d)               --
Reorganization value in excess of
       identifiable assets........................                                             184,751 (e)          184,751
Insurance invested assets.........................        102,396                                                   102,396
Deferred taxes....................................          2,458                               (2,458)(d)               --
Pre-arranged funeral services.....................        400,949                               12,249 (d)          413,198
Other assets......................................        228,130              3,000 (a)      (134,715)(d)           96,415
                                                       ----------         ----------       -----------           ----------
                                                       $3,578,630         $ (245,814)      $(1,027,309)          $2,305,507
                                                       ==========         ==========       ===========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable and accrued liabilities.....     $  114,297                          $     9,476 (d)       $  123,773
     Long-term debt, current portion..............         10,850         $   10,000 (c)         7,000 (d)           27,850
                                                       ----------         ----------       -----------           ----------
                                                          125,147             10,000            16,476              151,623

Long-term debt, net of current portion............         53,225            590,925 (c)       162,600 (d)          806,750
Other liabilities.................................        395,786           (234,000)(c)        10,539 (d)          172,325
Insurance policy liabilities......................         81,360                                                    81,360
Deferred taxes....................................        121,068                             (121,068)(d)               --
Deferred pre-arranged revenue.....................        400,949                                                   400,949
                                                       ----------         ----------       -----------           ----------
                                                        1,177,535            366,925            68,547            1,613,007

Liabilities subject to compromise.................      2,292,236         (2,292,236)(c)                                 --


Stockholders' equity (deficit)....................        108,859          1,734,211 (c)    (1,236,939)(d)          692,500
                                                                             (54,714)(b)       141,083 (e)
                                                       ----------         ----------       -----------           ----------
                                                       $3,578,630         $ (245,814)      $(1,027,309)          $2,305,507
                                                       ==========         ==========       ===========           ==========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

         NOTES TO REORGANIZED LGII PROJECTED CONSOLIDATED BALANCE SHEET
                         (EXISTING ACCOUNTING POLICIES)

(a) Reflects financing fees and expenses associated with the establishment of the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes and the Exit Financing Revolving Credit Facility.

(b) Reflects the payment of (i) cure payments for assumptions of executory contracts, (ii) payments pursuant to Sections III.E and III.F of the Plan and other Administrative Claims and (iii) certain professional fees and other expenses related to the Reorganization Cases and the CCAA Proceedings.

(c) Reflects cash distributions in respect of Classes 2, 3, 4, 5, 6, 7, 22 and 23 under the Plan.

(d) Reflects (i) the write-off of the excess of cost over the net assets acquired in previous acquisitions and the write-down of identifiable assets to fair value in accordance with fresh-start reporting and (ii) consolidation of Rose Hills as a result of the Blackstone Settlement.

(e) Reflects the reorganization value in excess of amounts allocable to identifiable assets in accordance with fresh-start reporting.

                                REORGANIZED LGII
                      PROJECTED CONSOLIDATED BALANCE SHEETS
                         (EXISTING ACCOUNTING POLICIES)
                                   (Unaudited)
                             (Dollars in Thousands)


                                                                              REORGANIZED LGII
                                                              ------------------------------------------------
                                                              DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                  2001              2002              2003
                                                              ------------      ------------      ------------
ASSETS
Current assets
     Cash ................................................     $   32,839        $   84,016        $   88,555
     Receivables, net of allowances ......................        210,118           214,260           219,277
     Inventories .........................................         32,748            32,848            32,948
     Prepaid expenses ....................................         47,300            47,200            47,100
                                                               ----------        ----------        ----------
 ..........................................................        323,005           378,324           387,880

Long-term receivables, net of allowances .................        416,131           447,087           461,178
Cemetery property ........................................        201,335           206,056           212,328
Property and equipment ...................................        568,276           545,680           522,228
Reorganization value in excess of identifiable assets ....        184,751           166,977           166,977
Insurance invested assets ................................        102,396           121,896           117,096
Deferred taxes ...........................................             --                --                --
Pre-arranged funeral services ............................        413,198           378,163           341,908
Other assets .............................................         96,415            45,186            52,738
                                                               ----------        ----------        ----------
 ..........................................................     $2,305,507        $2,289,369        $2,262,333
                                                               ==========        ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable and accrued liabilities ............     $  123,773        $  124,426        $  124,820
     Long-term debt, current portion .....................         27,850           108,400           118,400
                                                               ----------        ----------        ----------
 ..........................................................        151,623           232,826           243,220

Long-term debt, net of current portion ...................        806,750           697,326           629,176
Other liabilities ........................................        172,325           179,098           189,679
Insurance policy liabilities .............................         81,360            81,360            81,360
Deferred tax liabilities .................................             --                --                --
Deferred pre-arranged revenue ............................        400,949           363,604           325,139
                                                               ----------        ----------        ----------
 ..........................................................      1,613,007         1,554,214         1,468,574

Liabilities subject to compromise ........................             --                --                --

Stockholders' equity
     Common shares .......................................        692,500           692,500           692,500
     Preferred shares ....................................             --                --                --
     Retained earnings (deficit) .........................             --            42,655           101,259
                                                               ----------        ----------        ----------
                                                                  692,500           735,155           793,759
                                                               ----------        ----------        ----------
                                                               $2,305,507        $2,289,369        $2,262,333
                                                               ==========        ==========        ==========

     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

                            TLGI AND REORGANIZED LGII
                 PROJECTED CONSOLIDATED STATEMENTS OF OPERATIONS
                         (EXISTING ACCOUNTING POLICIES)
                                   (Unaudited)
                             (Dollars in Thousands)



                                                             TLGI                         REORGANIZED
                                                      PRE-EFFECTIVE DATE                     LGII
                                                      ------------------         -----------------------------
                                                            FISCAL                 FISCAL             FISCAL
                                                             2001                   2002               2003
                                                          ----------             ----------         ----------
Revenue
   Funeral and cemetery ..........................           723,171                795,433            822,252
   Insurance .....................................           109,978                 76,000             88,400
                                                          ----------             ----------         ----------
                                                             833,149                871,433            910,652
Expenses
   Funeral and cemetery ..........................           529,385                518,461            521,998
   Insurance .....................................            96,445                 75,500             87,200
                                                          ----------             ----------         ----------
                                                             625,830                593,961            609,198
                                                          ----------             ----------         ----------
Gross margin .....................................           207,319                277,472            301,454

Expenses
   General and administrative ....................            74,539                 80,663             80,842
   Depreciation and amortization .................            55,954                 34,729             35,454
   Asset impairment ..............................           157,288                     --                 --
                                                          ----------             ----------         ----------
Earnings (loss) from operations ..................           (80,462)               162,080            185,158

   Interest expense, net .........................            10,179                 90,989             87,484
   Reorganization costs ..........................            78,127                     --                 --
   Loss (gain) on disposal of assets .............            89,160                     --                 --
   Fresh-start valuation change ..................         1,358,007                     --                 --
                                                          ----------             ----------         ----------
Earnings (loss) before income taxes
   and extraordinary gain ........................        (1,615,935)                71,091             97,674

   Income taxes ..................................           102,638                (28,436)           (39,070)
                                                          ----------             ----------         ----------
Earnings (loss) before extraordinary gain ........        (1,513,297)                42,655             58,604
   Extraordinary gain on debt discharge ..........         1,734,211                     --                 --
                                                          ----------             ----------         ----------
Net earnings .....................................           220,914                 42,655             58,604
                                                          ==========             ==========         ==========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

                            TLGI AND REORGANIZED LGII
                 PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (EXISTING ACCOUNTING POLICIES)
                                   (Unaudited)
                             (Dollars in Thousands)



                                                             TLGI                         REORGANIZED
                                                      PRE-EFFECTIVE DATE                     LGII
                                                      ------------------         -----------------------------
                                                            FISCAL                 FISCAL             FISCAL
                                                             2001                   2002               2003
                                                          ----------             ----------         ----------
CASH PROVIDED BY
(APPLIED TO)
Operations
   Net earnings (loss) ...........................           220,914                 42,655             58,604
   Items not affecting cash
      Depreciation and amortization ..............            69,777                 50,607             51,463
      Amortization of debt issue costs ...........               619                  1,000                 --
      Deferred tax expense .......................          (137,542)                17,773                 --
      Gain on discharge of debt ..................        (1,925,311)                    --                 --
      Fresh-start valuation change ...............         1,358,007                     --                 --
      Provision for impairment ...................           157,288
      Gain (loss) on disposition .................            89,160                     --                 --
      Other non-cash .............................            22,119                  6,188              8,782
   Other, including net changes in other
      non-cash balances ..........................           (35,858)               (71,196)           (32,210)
                                                          ----------             ----------         ----------
                                                            (180,827)                47,027             86,639
Investing
   Insurance invested assets, net ................           (22,157)               (19,500)             4,800
   Capital expenditures ..........................           (25,892)               (28,500)           (28,500)
   Proceeds from asset sale ......................           117,588                 80,000                 --
                                                          ----------             ----------         ----------
                                                              69,539                 32,000            (23,700)
Financing
   Increase (decrease) in debt ...................           (11,963)               (27,850)           (58,400)
   Debt issue costs ..............................            (3,000)                    --                 --
                                                          ----------             ----------         ----------
                                                             (14,963)               (27,850)           (58,400)
                                                          ----------             ----------         ----------
Increase (decrease) in cash ......................          (126,251)                51,177              4,539
Cash, beginning of period ........................           159,090                 32,839             84,016
                                                          ----------             ----------         ----------
Cash, end of period ..............................            32,839                 84,016             88,555
                                                          ==========             ==========         ==========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

                                REORGANIZED LGII
                   PROJECTED CONSOLIDATED CAPITALIZATION TABLE
                         (EXISTING ACCOUNTING POLICIES)
                                   (Unaudited)
                             (Dollars in Thousands)


                                                                                 REORGANIZED LGII
                                                                 ------------------------------------------------
                                                                 DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                     2001              2002              2003
                                                                 ------------      ------------      ------------
Cash .....................................................        $   32,839        $   84,016        $   88,555

Short-term debt
     Long-term debt, current portion
      New Five-Year Secured Notes ........................            10,000            20,000            30,000
      Rose Hills Term Facility ...........................             9,450            50,000                --
      New Two-Year Unsecured Notes .......................                --            30,000                --
      Rose Hills Notes ...................................                --                --            80,000
      Secured promissory notes and capitalized
      leases .............................................             8,400             8,400             8,400
                                                                  ----------        ----------        ----------

      Total short-term debt and current portion of
      long-term debt .....................................            27,850           108,400           118,400

Long-term debt
     New Five-Year Secured Notes .........................           240,000           220,000           190,000
     Rose Hills Term Facility ............................            50,000                --            50,000
     New Seven-Year Unsecured Notes ......................           330,000           330,000           330,000
     New Two-Year Unsecured Notes ........................            30,000                --                --
     Rose Hills Notes ....................................            80,000            80,000                --
     New Unsecured Subordinated Convertible Notes ........            25,000            25,000            25,000
     Secured promissory notes and capitalized leases .....            51,750            42,326            34,176
                                                                  ----------        ----------        ----------
       Total long-term debt ..............................           806,750           697,326           629,176
                                                                  ----------        ----------        ----------

           Total debt ....................................           834,600           805,726           747,576

Stockholders' equity
     Common shares .......................................           692,500           692,500           692,500
     Preferred Shares ....................................                --                --                --
     Retained earnings (deficit) .........................                --            42,655           101,259
                                                                  ----------        ----------        ----------
       Total shareholders' equity ........................           692,500           735,155           793,759
                                                                  ----------        ----------        ----------

           Total capitalization ..........................        $1,527,100        $1,540,881        $1,541,335
                                                                  ==========        ==========        ==========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

                                REORGANIZED LGII
                      PROJECTED CONSOLIDATED BALANCE SHEET
                            (NEW ACCOUNTING POLICIES)
                                DECEMBER 31, 2001
                                   (Unaudited)
                             (Dollars in Thousands)




                                                                                ADJUSTMENTS TO RECORD
                                                                                CONFIRMATION OF PLAN
                                                                          ---------------------------------
                                                         PROJECTED                              FRESH START
                                                      PRECONFIRMATION         DEBT               AND OTHER           REORGANIZED
                                                       BALANCE SHEET       DISCHARGE            ADJUSTMENTS         BALANCE SHEET
                                                      ---------------     -----------           -----------         -------------
ASSETS
Current assets
     Cash.........................................     $   301,928        $    (3,000)(a)                            $   32,839
                                                                              (86,089)(b)
                                                                             (180,000)(c)
     Receivables, net of allowances...............         197,721                               $  12,397 (d)          210,118
     Inventories..................................          31,557                                   1,191 (d)           32,748
     Prepaid expenses.............................          23,186             20,275                3,839 (d)           47,300
                                                       -----------        -----------            ---------           ----------
                                                           554,392           (248,814)              17,427              323,005

Long-term receivables, net of allowances..........         393,108                                  23,023 (d)          416,131
Cemetery property.................................         779,406                                (578,071)(d)          201,335
Property and equipment............................         601,604                                 (33,328)(d)          568,276
Names and reputations.............................         557,187                                (557,187)(d)               --
Reorganization value in excess of
       identifiable assets........................              --                                 529,438 (e)          529,438
Insurance invested assets.........................         102,396                                      --              102,396
Deferred taxes....................................           2,458                                  (2,458)(d)               --
Pre-arranged funeral services.....................         402,054                                  12,249 (d)          414,303
Other assets......................................         130,387              3,000 (a)          (36,972)(d)           96,415
                                                       -----------        -----------            ---------           ----------
                                                       $ 3,522,992        $  (245,814)           $(625,879)          $2,651,299
                                                       ===========        ===========            =========           ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
     Accounts payable and accrued liabilities.....     $   114,297                               $   9,476 (d)       $  123,773
     Long-term debt, current portion..............          10,850        $    10,000 (c)            7,000 (d)           27,850
                                                       -----------        -----------            ---------           ----------
                                                           125,147             10,000               16,476              151,623

Long-term debt, net of current portion............          53,225            590,925 (c)          162,600 (d)          806,750
Other liabilities.................................         290,811           (234,000)(c)           10,539 (d)           67,350
Insurance policy liabilities......................          81,360                                                       81,360
Deferred taxes....................................         121,068                                (121,068)(d)               --
Deferred pre-arranged revenue.....................       1,336,180                                (484,464)             851,716
                                                       -----------        -----------            ---------           ----------
                                                         2,007,791            366,925             (415,917)           1,958,799
Liabilities subject to compromise.................       2,292,236         (2,292,236)(c)                                    --

Stockholders' equity (deficit)....................        (777,035)         1,734,211 (c)         (695,732)(d)          692,500
                                                                              (54,714)(b)          485,770 (e)
                                                       -----------        -----------            ---------           ----------
                                                       $ 3,522,992        $  (245,814)           $(625,879)          $2,651,299
                                                       ===========        ===========            =========           ==========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

         NOTES TO REORGANIZED LGII PROJECTED CONSOLIDATED BALANCE SHEET
                            (NEW ACCOUNTING POLICIES)

(a) Reflects financing fees and expenses associated with the establishment of the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes and the Exit Financing Revolving Credit Facility.

(b) Reflects the payment of (i) cure payments for assumptions of executory contracts, (ii) payments pursuant to Sections III.E and III.F of the Plan and other Administrative Claims, and (iii) certain professional fees and other expenses related to the Reorganization Cases and the CCAA Proceedings.

(c) Reflects cash distributions in respect of Classes 2, 3, 4, 5, 6, 7, 22 and 23 under the Plan.

(d) Reflects (i) the write-off of the excess of cost over the net assets acquired in previous acquisitions and the write-down of identifiable assets to fair value in accordance with fresh-start reporting and (ii) the consolidation of Rose Hills as a result of the Blackstone Settlement.

(e) Reflects the reorganization value in excess of amounts allocable to identifiable assets in accordance with fresh-start reporting.

                                REORGANIZED LGII
                 RESTATED PROJECTED CONSOLIDATED BALANCE SHEETS
                            (NEW ACCOUNTING POLICIES)
                                   (Unaudited)
                             (Dollars in Thousands)


                                                                         REORGANIZED LGII
                                                         ------------------------------------------------
                                                         DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                             2001              2002              2003
                                                         ------------      ------------      ------------
ASSETS
Current assets
     Cash ........................................        $   32,839        $   84,016        $   88,555
     Receivables, net of allowances ..............           210,118           214,260           219,277
     Inventories .................................            32,748            32,848            32,948
     Prepaid expenses ............................            47,300            47,200            47,100
                                                          ----------        ----------        ----------
                                                             323,005           378,324           387,880

Long-term receivables, net of allowances .........           416,131           447,087           461,178
Cemetery property ................................           201,335           206,056           212,328
Property and equipment ...........................           568,276           545,680           522,228
Reorganization value in excess of identifiable
  assets .........................................           529,438           526,810           539,438
Insurance invested assets ........................           102,396           121,896           117,096
Deferred taxes ...................................                --                --                --
Pre-arranged funeral services ....................           414,303           381,267           347,071
Other assets .....................................            96,415            34,154            32,893
                                                          ----------        ----------        ----------
                                                          $2,651,299        $2,641,274        $2,620,112
                                                          ==========        ==========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable and accrued liabilities ....        $  123,773        $  124,426        $  124,820
     Long-term debt, current portion .............            27,850           108,400           118,400
                                                          ----------        ----------        ----------
                                                             151,623           232,826           243,220

Long-term debt, net of current portion ...........           806,750           697,326           629,176
Other liabilities ................................            67,350            89,714           119,605
Insurance policy liabilities .....................            81,360            81,360            81,360
Deferred taxes ...................................                --                --                --
Deferred pre-arranged ............................           851,716           827,612           794,652
                                                          ----------        ----------        ----------
                                                           1,958,799         1,928,838         1,868,013

Liabilities subject to compromise ................                --                --                --

Stockholders' equity
     Common shares ...............................           692,500           692,500           692,500
     Preferred shares ............................                --                --                --
     Retained earnings ...........................                --            19,936            59,599
                                                          ----------        ----------        ----------
                                                             692,500           712,436           752,099
                                                          ----------        ----------        ----------
                                                          $2,651,299        $2,641,274        $2,620,112
                                                          ==========        ==========        ==========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

                            TLGI AND REORGANIZED LGII
                 PROJECTED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (NEW ACCOUNTING POLICIES)
                                   (Unaudited)
                             (Dollars in Thousands)


                                                             TLGI                         REORGANIZED
                                                      PRE-EFFECTIVE DATE                     LGII
                                                      ------------------         -----------------------------
                                                            FISCAL                 FISCAL             FISCAL
                                                             2001                   2002               2003
                                                          ----------             ----------         ----------
Revenue
   Funeral and cemetery ..........................        $   777,753            $   784,191        $   818,807
   Insurance .....................................            109,978                 76,000             88,400
                                                          -----------            -----------        -----------
                                                              887,731                860,191            907,207
Expenses
   Funeral and cemetery ..........................            527,019                545,084            550,122
   Insurance .....................................             96,445                 75,500             87,200
                                                          -----------            -----------        -----------
                                                              623,464                620,584            637,322
                                                          -----------            -----------        -----------

Gross margin .....................................            264,267                239,607            269,885

Expenses
   General and administrative ....................             74,539                 80,663             80,842
   Depreciation and amortization .................             55,954                 34,729             35,454
   Asset impairment ..............................            157,288                     --                 --
                                                          -----------            -----------        -----------
Earnings (loss) from operations ..................            (23,514)               124,215            153,589

   Interest expense, net .........................             10,179                 90,989             87,484
   Reorganization costs ..........................             78,127                     --                 --
   Loss (gain) on disposal of assets .............             91,520                     --                 --
   Fresh-start valuation change ..................            816,800                     --                 --
                                                          -----------            -----------        -----------
Earnings (loss) before
   Income taxes and
   Extraordinary gain ............................         (1,020,140)                33,226             66,105

   Income tax expense ............................            102,638                (13,290)           (26,442)
                                                          -----------            -----------        -----------
Earnings (loss) before
   Extraordinary gain ............................           (917,502)                19,936             39,663
   Extraordinary gain on
     Debt discharge ..............................          1,734,211                     --                 --
                                                          -----------            -----------        -----------
Net earnings .....................................        $   816,709            $    19,936        $    39,663
                                                          ===========            ===========        ===========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

                            TLGI AND REORGANIZED LGII
                 PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (NEW ACCOUNTING POLICIES)
                                   (Unaudited)
                             (Dollars in Thousands)




                                                             TLGI                         REORGANIZED
                                                      PRE-EFFECTIVE DATE                     LGII
                                                      ------------------         -----------------------------
                                                            FISCAL                 FISCAL             FISCAL
                                                             2001                   2002               2003
                                                          ----------             ----------         ----------
CASH PROVIDED BY (APPLIED TO)
 Operations
    Net earnings (loss) ..........................        $   816,709            $    19,936        $    39,663
    Items not affecting cash
     Deferred revenue ............................            (57,142)                 9,242              1,386
     Depreciation and amortization ...............             69,777                 50,607             51,463
     Amortization of debt issue costs ............                619                  1,000                 --
     Deferred tax expense ........................           (137,542)                 2,627            (12,628)
     Gain on discharge of debt ...................         (1,925,311)                    --                 --
     Fresh-start valuation change ................            816,800                     --                 --
     Provision for impairment ....................            157,288                     --                 --
     Gain (loss) on disposition ..................             91,520                     --                 --
     Other non-cash ..............................              8,226                  5,337              5,475
    Other, including net changes in
     Other non-cash balances .....................            (21,771)               (41,722)             1,280
                                                          -----------            -----------        -----------
                                                             (180,827)                47,027             86,639
 Investing
    Insurance invested assets, net ...............            (22,157)               (19,500)             4,800
    Capital expenditures .........................            (25,892)               (28,500)           (28,500)
    Proceeds from asset sale .....................            117,588                 80,000                 --
                                                          -----------            -----------        -----------
                                                               69,539                 32,000            (23,700)
 Financing
    Increase (decrease) in debt ..................            (11,963)               (27,850)           (58,400)
    Debt issue costs .............................             (3,000)                    --                 --
                                                          -----------            -----------        -----------
                                                              (14,963)               (27,850)           (58,400)
                                                          -----------            -----------        -----------

 Increase (decrease) in cash .....................           (126,251)                51,177              4,539
 Cash, beginning of period .......................            159,090                 32,839             84,016
                                                          -----------            -----------        -----------
 Cash, end of period .............................             32,839                 84,016             88,555
                                                          ===========            ===========        ===========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

                                REORGANIZED LGII
                   PROJECTED CONSOLIDATED CAPITALIZATION TABLE
                            (NEW ACCOUNTING POLICIES)
                                   (Unaudited)
                             (Dollars in Thousands)



                                                                               REORGANIZED LGII
                                                               ------------------------------------------------
                                                               DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                   2001              2002              2003
                                                               ------------      ------------      ------------
Cash ...................................................        $   32,839        $   84,016        $   88,555

Short-term debt
     Long-term debt, current portion
      New Five-Year Secured Notes ......................            10,000            20,000            30,000
      Rose Hills Term Facility .........................             9,450            50,000                --
      New Two-Year Unsecured Notes .....................                --            30,000                --
      Rose Hills Notes .................................                --                --            80,000
      Secured promissory notes and capitalized
      leases ...........................................             8,400             8,400             8,400
                                                                ----------        ----------        ----------

      Total short-term debt and current portion of
           long-term debt ..............................            27,850           108,400           118,400

Long-term debt
     New Five-Year Secured Notes .......................           240,000           220,000           190,000
     Rose Hills Term Facility ..........................            50,000                --            50,000
     New Seven-Year Unsecured Notes ....................           330,000           330,000           330,000
     New Two-Year Unsecured Notes ......................            30,000                --                --
     Rose Hills Notes ..................................            80,000            80,000                --
     New Unsecured Subordinated Convertible Notes ......            25,000            25,000            25,000
     Secured promissory notes and capitalized leases ...            51,750            42,326            34,176
                                                                ----------        ----------        ----------
       Total long-term debt ............................           806,750           697,326           629,176
                                                                ----------        ----------        ----------

           Total debt ..................................           834,600           805,726           747,576

Stockholders' equity
     Common shares .....................................           692,500           692,500           692,500
     Preferred shares ..................................                --                --                --
     Retained earnings .................................                --            19,936            59,599
                                                                ----------        ----------        ----------
       Total stockholders' equity ......................           692,500           712,436           752,099
                                                                ----------        ----------        ----------

           Total capitalization ........................        $1,527,100        $1,518,162        $1,499,675
                                                                ==========        ==========        ==========


     The Projections should be read only in conjunction with the assumptions, qualifications and explanations under the caption " -- Projected Financial Information" and the consolidated historical financial information, notes and schedules contained in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

MANAGEMENT AND BOARD OF DIRECTORS

         REORGANIZED LGII BOARD OF DIRECTORS

         The Bylaws of Reorganized LGII will provide that the business and affairs of Reorganized LGII will be managed under the direction of Reorganized LGII's Board of Directors. The Plan provides that the initial members of the Reorganized LGII Board of Directors will include: (a) John S. Lacey (who is presently the Chairman of TLGI); (b) Paul A. Houston (who is presently the President and Chief Executive Officer of TLGI); (c) William R. Riedl (who is presently a director of TLGI); (d) Lloyd E. Campbell; (e) Anthony G. Eames; (f) Charles M. Elson; (g) David Hilty; (h) Olivia F. Kirtley; and (i) W. MacDonald Snow.

         Certain biographical information relating to each of the individuals who is presently expected to serve as a director of Reorganized LGII is set forth below.

         JOHN S. LACEY, age 58, became the Chairman of the Board of Directors of TLGI in January 1999. In December 1998, Mr. Lacey became a Director of TLGI. From July 1998 to November 1998, Mr. Lacey was President and Chief Executive Officer of The Oshawa Group Ltd. in Toronto, Ontario. From November 1996 to July 1998, Mr. Lacey was President and Chief Executive Officer of WIC Western International Communications Inc. in Vancouver, British Columbia. From March 1990 to November 1996, Mr. Lacey was President and Chief Executive Officer of Scott's Hospitality Inc. in Toronto, Ontario.

         PAUL A. HOUSTON, age 52, became President and Chief Executive Officer of TLGI in December 1999. In June 1999, Mr. Houston became a Director of TLGI. From August 1996 to October 1999, Mr. Houston was President and Chief Executive Officer of Scott's Restaurants Inc. From April 1995 to August 1996, Mr. Houston was President and Chief Operating Officer of Scott's Food Services. From December 1992 to April 1995, Mr. Houston was President of Black Photo Corporation.

         WILLIAM R. RIEDL, age 60, became a Director of TLGI in December 1998. Until his retirement in December 2000, Mr. Riedl was President and Chief Executive Office of Fairvest Securities Corporation, a stock brokerage firm.

         LLOYD E. CAMPBELL, age 43, is a Managing Director and Group Head of the Global Equity Private Placement Group at Rothschild Inc. Mr. Campbell is also a member of the firm's Investment Banking Committee. Prior to joining Rothschild, Mr. Campbell was a Managing Director and Head of the Private Finance Group at Credit Suisse First Boston. He joined Credit Suisse First Boston in 1985. He is a member of the Board of Directors of Georgetown University, the Upper Manhattan Empowerment Zone Development Corporation and the Tuskeegee Airmen Foundation, Inc. Mr. Campbell is also a Chairman and Founder of Pride First Corporation, a non-profit organization dedicated to improving the scholastic achievement of young people in New York City.

         ANTHONY G. EAMES, age 57, served as the President and Chief Executive Officer of Coca-Cola Ltd., a Canadian subsidiary of the Coca-Cola Company, from 1987 to 2000. Mr. Eames joined Coca-Cola in 1966 in Sidney, Australia after graduating with first class honors from the University of Sidney. Mr. Eames held a variety of senior marketing and line management positions with Coca-Cola in Jakarta, Singapore, Hong Kong, Manila and Atlanta, Georgia, prior to his move to Toronto in 1987.

         CHARLES M. ELSON, age 41, has been the Edgar S. Woolard, Jr. Professor of Corporate Governance at the University of Delaware since August 2000. From 1990 until that time, Mr. Elson was Professor of Law at Stetson University College of Law. Mr. Elson is also a director of Autozone, Inc., Nuevo Energy and Sunbeam Corporation.

         DAVID HILTY, age 32, has served in various capacities with the investment bank of Houlihan Lokey Howard & Zukin since 1990, becoming a Vice President in 1997, Senior Vice President in 1999 and a Director in 2000. Mr. Hilty is also a director of Axiohm Transaction Solutions, Inc.

         OLIVIA KIRTLEY, age 50, has served as Chair of the Board, AICPA Board of Examiners for the American Institute of Certified Public Accountants, a national professional organization, from 1998 until the present. Ms. Kirtley held the positions of Treasurer, Vice President and Chief Financial Officer of Vermont American Corporation from 1980 to 2000. Ms. Kirtley also serves as a director of Lancer Corporation and Res-Care, Inc.

         W. MACDONALD SNOW, age 67, has held various positions with Prudential Insurance Company of America, a securities broker and investment advisor from 1986 to 1996, becoming Chief Credit Policy Officer and Chief of Staff, Private Placement Group in 1991 and Managing Director, Office of the Chairman Strategic Planning Officer in 1994. Mr. Snow also serves as a director of Asian Mezzanine Infrastructure Fund and Global Technology Solutions.

         Representatives of the Debtors, including Mr. Lacey, have consulted with representatives of the Creditors' Committee with respect to the composition of the Reorganized LGII Board of Directors. Based thereon, the Debtors retained Spencer Stuart & Associates, Inc., a nationally recognized executive/director search firm, to assist in identifying candidates for possible election as Additional Directors. A five-member committee, comprised of Mr. Lacey, William
R. Riedl, two representatives of the Creditors' Committee and Jeffrey Altman of Franklin Mutual Advisers, LLP, a Subject Debt Holder and one of the Principal CTA Creditors, assessed the qualifications of director candidates identified by such executive/director search firm and otherwise, interviewed potential candidates and, based thereon, made recommendations with respect thereto.

         VOTING POWER AND TERMS OF DIRECTORS

         Each director will be entitled to one vote on each matter submitted to the directors for a vote. The Reorganized LGII Certificate of Incorporation will provide that directors can be elected by the stockholders only at an annual meeting of stockholders. Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

         The first annual meeting of the stockholders of Reorganized LGII following the Effective Date will be held in 2003 following completion of Reorganized LGII's 2002 fiscal year.

         BOARD COMMITTEES

         The Reorganized LGII Bylaws will provide that the Reorganized LGII Board of Directors may establish such directorate committees as it may from time to time determine. It is presently contemplated that the Reorganized LGII Board of Directors will establish the following committees on or promptly after the Effective Date: (a) the Audit Review Committee; (b) the Compensation Committee; and (c) the Nominating and Corporate Governance Committee. The composition of such Committees has not been determined, but it is contemplated that all of the members of the Audit Review Committee and the Compensation Committee will be non-employee directors.

         The Audit Review Committee is expected to review: (a) the professional services to be provided by Reorganized LGII's independent auditors; (b) the independence of such firm from management of Reorganized LGII; (c) the scope of the audit by Reorganized LGII's independent auditors; (d) the annual financial statements of Reorganized LGII; (e) Reorganized LGII's systems of internal accounting controls; and (f) such other matters with respect to the accounting, auditing and financial reporting practices and procedures of Reorganized LGII as it may find appropriate or as may be brought to its attention. This Committee will also meet from time to time with members of Reorganized LGII's internal audit staff.

         The Compensation Committee will: (a) review executive salaries; (b) administer the bonus, incentive compensation and stock option plans of Reorganized LGII; and (c) approve the salaries and other benefits of the executive officers of Reorganized LGII. See " -- New Benefit Plans and Agreements." In addition, the Compensation Committee will advise and consult with Reorganized LGII's management regarding pension and other benefit plans and compensation policies and practices of Reorganized LGII.

         The Nominating and Corporate Governance Committee will consider and recommend criteria for the selection of nominees for election as directors and from time to time may select for presentation to the full Board of Directors recommended director candidates. Subject to the rights, if any, of the holder of any New Preferred Stock which may in the future be outstanding, the full Board of Directors may also from time to time select such candidates and in all events will act in respect of the filling of any vacancies on the Board of Directors, the recommendation of candidates for nomination for election by the stockholders and the composition of all directorate committees. The Nominating and Corporate Governance Committee will also review and report to the full Board of Directors on a periodic basis with regard to matters of corporate governance.

         DIRECTOR NOMINATION PROCEDURES

         Reorganized LGII's Bylaws will provide that nominations for election of directors by the stockholders will be made by Reorganized LGII's Board of Directors as described above or by any stockholder entitled to vote in the election of directors generally. Reorganized LGII's Bylaws will require that stockholders intending to nominate candidates for election as directors provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at Reorganized LGII's principal executive offices not less than 60 calendar days nor more than 90 calendar days prior to the anniversary date of the date on which Reorganized LGII first mailed proxy materials for the prior year's annual meeting of stockholders, except that if there was no annual meeting held during the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after that anniversary, notice by the stockholder in order to be timely must be received not later than the close of business on the later of 90 calendar days prior to such annual meeting or the tenth calendar day following the date on which public announcement was first made of the date of the annual meeting. Reorganized LGII's Bylaws will also specify requirements as to the form and content of a stockholder's notice. These provisions of the Reorganized LGII's Bylaws may preclude stockholders from making nominations of directors.

         DIRECTOR COMPENSATION

         For the year in which the Effective Date occurs, each director of Reorganized LGII who is not an employee of Reorganized LGII or any of its subsidiaries will be paid an annual base retainer fee of $30,000, plus meeting fees of $1,500 for attendance at each in-person meeting, and $250 for attendance at each telephonic meeting, of the Reorganized LGII Board of Directors or a committee thereof. The chairman of each committee will receive an additional annual fee of $5,000. Each such director will have the option of receiving such fees in cash, New Common Stock or a combination thereof. Members of the Reorganized LGII Board of Directors who are also employees of Reorganized LGII or any of its subsidiaries will receive no additional compensation for service on the Reorganized LGII Board of Directors.

         SUBSIDIARY DIRECTORS

         After giving effect to the Restructuring Transactions, Jeff Lowe, Vice President and Treasurer of TLGI, and William Tottle, Vice President, Financial Planning and Analysis, are presently expected to serve as the initial directors of the Reorganized Debtor Subsidiaries. In certain cases, applicable regulatory requirements may necessitate one or more additional directors. The Debtors are in the process of identifying the applicable regulatory requirements.

         REORGANIZED LGII EXECUTIVE OFFICERS

         The executive officers of Reorganized LGII following the Effective Date are presently expected to include each of the individuals identified below:



         NAME                       AGE       ANTICIPATED POSITION WITH REORGANIZED LGII
         ----                       ---       ------------------------------------------
         John S. Lacey              58        Chairman of the Board
         Paul A. Houston            52        President and Chief Executive Officer
         Kenneth A. Sloan           51        Senior Vice President, Chief Financial Officer
         Bradley D. Stam            54        Senior Vice President, Legal and Asset Management
         Gordon Orlikow             41        Senior Vice President, People
         James Arthurs              42        Senior Vice President, Chief Information Officer

         Certain biographical information relating to each of the individuals who is presently expected to serve as an executive officer of Reorganized LGII (other than Messrs. Lacy and Houston, whose biographical information has been set forth above) is set forth below.

         KENNETH A. SLOAN became Senior Vice President, Chief Financial Officer of TLGI in November 2000. From September 1987 to September 2000, Mr. Sloan served as Senior Executive Vice President, Finance and Planning and Chief Financial Officer of Shoppers Drug Mart Ltd. From May 1983 to August 1987, Mr. Sloan was Vice President, Finance of Central Canada Grocers and National Grocers, two divisions of Loblaw Companies Ltd., and from July 1978 to July 1983 was Vice President, Finance of the Quaker Oats Company of Canada.

         BRADLEY D. STAM became Senior Vice President, Legal and Asset Management of TLGI in February 2000. From March 1998 to February 2000, Mr. Stam served as Senior Vice President, Law of TLGI. From January 1996 until September 1997, Mr. Stam was President, General Counsel and a director of Western Star Trucks Holdings Ltd. From June 1995 to January 1996, Mr. Stam was Vice President, General Counsel and Corporate Secretary of Western Star Trucks Holdings Ltd. Prior to that time, Mr. Stam was a partner with the Seattle-based law firm Culp, Dwyer, Guterson & Grader.

         GORDON ORLIKOW became Senior Vice President, People of TLGI in February 2000. From November 1999 to February 2000, Mr. Orlikow served as Senior Vice President, Human Resources of TLGI. From March 1999 to November 1999, Mr. Orlikow was a consultant with PricewaterhouseCoopers. From April 1996 to March 1999, Mr. Orlikow was Director of Human Resources of BC Rail Ltd. Prior to that time, Mr. Orlikow was Manager Employment, Training and Development of BC Rail Ltd.

         JAMES ARTHURS became Senior Vice President, Chief Information Officer of TLGI in May 2000. From December 1999 to May 2000, Mr. Arthurs was Vice President, Residential and Industrial Operations for the Truss Joist Division of the Weyerhaeuser Company. From September 1997 to December 1999, Mr. Arthurs was General Manager, Distribution Group for MacMillan Bloedel, and prior to that was with IBM Canada in a variety of sales and management positions from June 1981 to August 1997.

         EXECUTIVE COMPENSATION

         The discussion of executive compensation contained in this Disclosure Statement has been prepared based on the actual compensation paid and benefits provided during the fiscal year ended December 31, 2000 by the Loewen Companies to executive officers of TLGI who are expected to be executive officers of Reorganized LGII as of the Effective Date. The existing employment, compensation and benefit arrangements of the Loewen Companies that are presently expected to be maintained by Reorganized LGII as of the Effective Date and certain new arrangements and modifications to existing arrangements which are presently expected to become effective as of the Effective Date are also described below. Existing employment, compensation and benefit arrangements that are expected to be terminated as of the Effective Date are not described below. See "Item 11 -- Executive

Compensation" in the TLGI 2000 Form 10-K for detailed information regarding compensation paid and benefits provided by the Loewen Companies in the fiscal year ended December 31, 2000.

         Reorganized LGII's executive compensation program will be designed to:

         o be competitive with companies of comparable size and complexity across general North American industry;

         o recognize the considerable progress made towards improving the financial performance of the Loewen Companies through a long period of instability in 1999, 2000 and 2001;

         o reward and retain executives to remain in Reorganized LGII's employ through the potentially turbulent period associated with implementing the Plan; and

         o align long-term incentive executive gains with the interests of stockholders.

Taking all these factors into account, Reorganized LGII's compensation strategy will be to benchmark total cash compensation to the 75th percentile of the marketplace.

         SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid or payable by the Loewen Companies during the fiscal year ended December 31, 2000 to the individual expected to serve as President and Chief Executive Officer of Reorganized LGII as of the Effective Date and the four other most highly compensated executive officers of TLGI who are expected to serve as executive officers of Reorganized LGII as of the Effective Date and whose compensation for such fiscal year exceeded $100,000. See " -- Management and Board of Directors -- Existing Benefit Plans and Agreements -- Key Employee Retention Program."



                                                         ANNUAL COMPENSATION
                                            ---------------------------------------------
                                                                           OTHER ANNUAL          ALL OTHER
     NAME AND PRINCIPAL POSITION             SALARY          BONUS        COMPENSATION(1)      COMPENSATION
     ---------------------------            --------        --------      ---------------      ------------
Paul A. Houston ....................        $409,039              --              --           $ 17,766(2)
    President and Chief
    Executive Officer

John S. Lacey ......................         500,000              --        $ 53,250(3)              --
    Chairman of the Board

Bradley D. Stam ....................         240,331        $ 60,083              --             30,527(4)
    Senior Vice President, Legal
    and Asset Management

Gordon Orlikow .....................         134,635          26,927          10,782              4,537(5)
    Senior Vice President, People

James Arthurs ......................         100,976              --              --              5,208(6)
    Senior Vice President,
    Chief Information Officer


----------

(1) The value of perquisites and other personal benefits, securities and property for each executive officer named in the table that does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Consists of car allowance ($4,847), taxable car allowance ($1,496), club membership ($6,664), taxable medical benefits ($215) and taxable contributions to TLGI's group registered retirement savings plan ($4,544).

(3) Mr. Lacey served as an outside director during 2000 and received annual director retainer and director meeting fees that aggregated $53,250 during 2000.

(4) Consists of car allowance ($4,039), taxable car allowance ($1,410), taxable medical benefits ($506), taxable contributions to TLGI's group registered retirement savings plan ($4,544), taxable moving allowance ($19,590) and non-taxable moving allowance ($438).

(5) Consists of taxable medical benefits ($498), taxable contributions to TLGI's group registered retirement savings plan ($4,039) and taxable moving allowance of $10,782.

(6) Consists of car allowance ($1,885), taxable medical benefits ($294) and taxable contributions to TLGI's group registered retirement savings plan ($3,029).

         EXISTING BENEFIT PLANS AND AGREEMENTS

         Information regarding the existing employment, compensation and benefit arrangements of the Loewen Companies for executive officers of TLGI that are presently expected to be maintained by Reorganized LGII as of the Effective Date for its executive officers is set forth below.

         Savings Plans. TLGI maintains a Registered Retirement Savings Plan for Canadian employees, who may contribute 3% of compensation (subject to a statutory maximum contribution) to the plan and receive an employer matching contribution in an equal amount. LGII sponsors a 401(k) Retirement Plan for U.S. employees of the Loewen Companies, who may make before-tax contributions to the plan of up to 15% of compensation (subject to a statutory maximum contribution) and receive an employer matching contribution of up to 2% of compensation. These plans will continue to be maintained by Reorganized LGII after the Effective Date.

         Health and Welfare Benefits. Current employees of the Debtors participate in health and other welfare benefit plans providing life insurance, disability and accidental death and dismemberment benefits. These plans do not provide retiree medical or other retiree welfare benefits. These plans will continue to be maintained after the Effective Date.

         Retiree Benefits. Certain former owners of funeral homes acquired by Debtors have claimed that in connection with such acquisition they are entitled to retiree benefits (as defined in section 1114(a) of the Bankruptcy Code). The Plan provides that the Reorganized Debtors will be obligated to pay retiree benefits within the scope of section 1114(a) of the Bankruptcy Code, if any, in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable non-bankruptcy law.

         Key Employee Retention Program. The Debtors adopted the KERP in the third quarter of 1999. The KERP was designed to attract, retain and provide incentives to key employees during the financial and business restructuring. The KERP has been essential to the Debtors' ability to meet these goals during the Reorganization Cases. The Debtors believe that the KERP will continue to be critical to the ability of Reorganized LGII to attract and retain key employees following the Effective Date. The Debtors have obtained authority to continue and implement the KERP. See "Operations During the Reorganization Cases -- Key Employee Retention Program." The KERP, as modified, includes the following four principal components:

         1. Retention/Stay Bonuses. The KERP authorized the payment of retention bonuses to approximately 267 key corporate and cemetery division employees whose prior incentives were negated as a result of, among other things, the Filing of the Reorganization Cases. Retention bonus payments of approximately $2.3 million were made.

         2. Annual Incentive Payments. Performance goals for TLGI's annual incentive program in 2000 were set after consultation with the Creditors' Committee and after approval by the Compensation Committee. Approximately 1,320 employees were eligible for annual incentive payments in 2000. Employees were eligible for target incentive payments depending on the attainment of specified company and individual goals. The aggregate amount of such payments for 2000, which were paid in the first quarter of 2001, was approximately $6.9 million. The aggregate amount of payments under the KERP for 1999, which were paid in the first quarter of 2000, was approximately $2.2 million.

         3. Emergence Bonus. Under the KERP, approximately 100 key employees in senior management positions other than Mr. Lacey and Mr. Houston (see " -- Certain Employment Agreements") are eligible to receive emergence bonuses based primarily upon the successful reorganization. The approximately 100 members of senior management will be paid a bonus upon the Effective Date equal to a percentage of each employee's salary. Such percentages range from 10% of an employee's salary up to 50% of an employee's salary, depending on position. In the discretion of the Compensation Committee of the TLGI Board, such bonuses may be paid in a combination of cash and New Common Stock, with the cash portion at least sufficient to satisfy income tax obligations. The New Common Stock expected to be granted as emergence bonuses will be valued as the average of the daily closing sales price per share of the New Common Stock as reported on The Nasdaq Stock Market or the national securities exchange on which it is listed, as applicable, for the 30 consecutive trading days immediately following the Effective Date. One-third of the bonus will be paid within 15 days of the Effective Date and two-thirds will be paid within 15 days of the date that is six months after the Effective Date. As of the date of this Disclosure Statement, the Debtors estimate that, if all of these employees earn and receive their emergence payments, the aggregate amount of such payments would be valued at approximately $6.4 million; the amount of such payments to Kenneth A. Sloan, Senior Vice President, Chief Financial Officer, Bradley D. Stam, Senior Vice President, Legal and Asset Management, Gordon Orlikow, Senior Vice President, People and James Arthurs, Senior Vice President, Chief Information Officer would be valued at approximately $118,000, $150,000, $64,000 and $70,000, respectively.

         4. Severance Pay Plan. TLGI adopted a severance pay plan for all of its employees. The severance pay plan was designed to attract, retain and provide incentives to employees during TLGI's financial and business restructuring. The severance pay plan will continue to be critical to the ability of Reorganized LGII to attract and retain employees following the Effective Date. The severance pay plan covers all employees of TLGI and Reorganized LGII. Under the severance pay plan, employees who are involuntarily terminated without cause receive an amount equal to a percentage of the employee's salary, based on the employee's position or years of service. In general, severance pay will range from an amount equal to one week's pay up to two years of pay. The Debtors paid approximately $2.5 million in severance pay to 227 individuals for the period from March 1999 through December 31, 1999 and approximately $2.3 million in severance pay to 34 individuals for the period from January 1, 2000 through December 31, 2000. These payments were made under the KERP, with the approval of the Bankruptcy Court. The Debtors have obtained authority to continue the severance pay plan and to pay severance benefits under the severance pay plan to all employees terminated from the Petition Date and up to one year after the Effective Date. See "Operations During the Reorganization Cases -- Key Employee Retention Program."

         An eligible employee's right to participate in the KERP is contingent upon the employee's executing a release and waiver agreement, under which the employee waives any rights or claims that he or she may have at law or under prepetition employment or consulting agreements or company programs with respect to retention or performance incentive payments or severance or similar benefits.

         Certain Employment Agreements. TLGI has entered into employment agreements with John S. Lacey, its Chairman, and Paul A. Houston, its President and Chief Executive Officer. Each employment agreement is for a fixed term ending August 1, 2004, or, if earlier, the date on which the officer terminates employment. Under their respective employment agreements, Mr. Lacey will receive an annual base salary of $500,000, and Mr. Houston will receive an annual base salary of: (a) $425,000 through December 31, 2000; (b) $500,000 for the period between January 1, 2001 and the earlier of June 1, 2001 or the Effective Date; and (c) $600,000 thereafter. Base salary is subject to periodic review, and both officers will have an annual bonus opportunity of up to 100% of base salary based on the achievement of financial performance goals. In addition, Mr. Lacey will receive a reorganization bonus of $3 million, and Mr. Houston a reorganization bonus of $1.5 million, both payable within 15 days of the Effective Date. Each employment agreement also provides for customary executive benefits.

         Under the employment agreements, Mr. Lacey and Mr. Houston each are entitled to receive a grant of stock options under the Equity Incentive Plan, as of the Effective Date. Pursuant to the Plan, TLGI is seeking to modify its employment agreements with Mr. Lacey and Mr. Houston so as to clarify that (a) each will receive a grant of stock options under the Equity Incentive Plan, as of the Effective Date, exercisable to purchase 495,000 shares of New Common Stock and (b) the options so granted will become exercisable in cumulative installments with respect to 25% of the shares on the later to occur of November 1, 2001 (i.e., the first anniversary of the date of such employment agreements) and the date next following the day on which the exercise price becomes fixed as described in the immediately following sentence, 25% of the shares on November 1, 2002 (i.e., the second anniversary of the date of such employment agreement) and the remaining 50% of the shares on November 1, 2003 (i.e., the third anniversary of the date of such employment agreement). The options will have a per share exercise price of the average of the daily closing sales price per share of the New Common Stock as reported on the Nasdaq Stock Market for the 30 consecutive trading days immediately following the Effective Date.

         If either officer is terminated by TLGI without cause (as defined in their respective employment agreements), all stock options will become immediately exercisable, and the officer will be entitled to severance benefits in the amount of 24 months base salary paid in a lump sum, benefit coverage for the remaining term of the employment agreement and a prorated bonus for the year of termination determined without regard to financial performance. In the event of a change in control, the officer will be entitled to the same severance benefits if, within two years after the change in control, he is terminated by TLGI without cause or if he resigns because of certain adverse changes in his compensation, benefits or position. In addition, if TLGI enters into an agreement that would result in a change in control, each officer may submit his resignation for any reason prior to, but effective upon, the date of the change in control, and receive the severance benefits described above. The employment agreements also provide for tax gross-up payments if the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments. For purposes of the employment agreements, a "change in control" is defined as the occurrence of any one of the following events: (1) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of the combined voting power of LGII (excluding acquisitions as a result of issuances of stock directly from LGII and approved by the Incumbent Board (as defined below); acquisitions by the Company; acquisitions by an employee benefit plan (or related trust) sponsored or maintained by LGII or any of its subsidiaries; and acquisitions by persons pursuant to a Business Combination (as defined below) that would not constitute a change in control);
(2) the consummation of a reorganization, amalgamation, merger or consolidation, a sale or disposition of all or substantially all of the assets of LGII, or other transaction (a "Business Combination") in which all or substantially all of the individuals and entities who were beneficial owners of voting stock of LGII immediately prior to such Business Combination beneficially own, immediately following such Business Combination, less than 40% of the combined voting power of the entity resulting from the Business Combination; (3) individuals who, as of the Effective Date, constitute the Board of Directors of LGII (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board (except that if an individual becomes a director subsequent to the to the Effective Date and his or her election or nomination for election was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board, such individual will be deemed to be a member of the Incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board); or (4) the approval by the stockholders of LGII of a complete liquidation or dissolution of LGII, except pursuant to a Business Combination that would not constitute a change in control.

         Mr. Lacey will become the Chairman of Reorganized LGII, and Mr. Houston the President and Chief Executive Officer of Reorganized LGII, as of the Effective Date. In addition, on the Effective Date, (a) a wholly owned Canadian subsidiary of Reorganized LGII (the "Canadian Subsidiary") will assume the obligations of TLGI under the employment agreements with Messrs. Lacey and Houston and (b) a management services agreement will be entered into between Reorganized LGII and the Canadian Subsidiary providing for the provision of management services by the Canadian Subsidiary to Reorganized LGII and its other subsidiaries.

         In addition to the employment agreements with Mr. Lacey and Mr. Houston, it is anticipated that the Canadian Subsidiary will enter into employment agreements with: (a) Kenneth A. Sloan, Senior Vice President, Chief Financial Officer; (b) Bradley D. Stam, Senior Vice President, Legal and Asset Management; (c) Gordon Orlikow, Senior Vice President, People; and (d) James Arthurs, Senior Vice President, Chief Information Officer. The annual base salary for each of these individuals immediately following the Effective Date is anticipated to be as follows: Mr. Sloan - $235,000; Mr. Stam - $300,000; Mr. Orlikow - $160,000; and Mr. Arthurs - $175,000. These executive officers will also be entitled to one year of salary and bonus if the executive's employment is terminated (not following a change in control) for any reason other than termination for cause or voluntary resignation. In the event of a change in control of Reorganized LGII, each of these executives will be entitled to severance benefits if such executive's employment is terminated without cause (as defined in the employment agreements) or if the executive resigns because of certain adverse changes in compensation, benefits or position during either the two-year period following the change in control or the one-year period prior to a change in control, but after discussions have begun that ultimately lead to a change in control. For purposes of these agreements, the definition of a "change in control" will be substantially identical to the definition of such term contained in the employment agreements for Mr. Lacey and Mr. Houston. The severance benefits following a change in control under the employment agreements will consist of a lump sum payment equal to two times the executive's base salary and two times the executive's annual bonus (calculated at not less than the highest annual bonus earned in any of the three years preceding the year in which the change in control occurred), plus continued benefit coverage for a period of two years. In addition, vesting with respect to stock options or other long-term incentive compensation will accelerate, and any restrictions on the payment of such compensation will lapse, on a change in control, and the executive will be entitled to a tax gross-up payment in the event the severance benefits are subject to the excise tax imposed under the Internal Revenue Code on so-called excess parachute payments.

         NEW BENEFIT PLANS AND AGREEMENTS

         Information regarding new employment, compensation and benefit arrangements that are presently expected to become effective as of the Effective Date is set forth below.

         Equity Incentive Plan. As of the Effective Date, Reorganized LGII will implement the Equity Incentive Plan to attract, retain and motivate key employees following the Effective Date. On the Effective Date, options exercisable for shares of New Common Stock will be granted to certain employees of the Reorganized Debtors as described on Exhibit IV.C.3 of the Plan. Thereafter, the Reorganized LGII Board of Directors (or a committee thereof) will determine the awards to be granted under the Equity Incentive Plan. The Equity Incentive Plan will provide for grants of stock options, restricted stock, deferred shares and other typical equity incentive awards to the employees and members of the Reorganized LGII Board of Directors. A total of 4,500,000 shares of New Common Stock will be available for issuance in satisfaction of awards under the Equity Incentive Plan, including the grant of options to be made as of the Effective Date. Options covering up to 2,475,000 shares will be granted on the Effective Date. All shares available under the Equity Incentive Plan not covered by the options granted as of the Effective Date will remain available for future grants under the Equity Incentive Plan.

         The option grants to be made as of the Effective Date are expected to include grants to the individuals presently expected to serve as executive officers of Reorganized LGII as follows:


                                                     NUMBER OF SHARES
                                                      OF NEW COMMON
                                                     STOCK UNDERLYING
                   NAME                                OPTION GRANT
                   ----                              ----------------
                   John S. Lacey ................        495,000
                   Paul A. Houston ..............        495,000
                   Kenneth A. Sloan .............        120,000
                   Bradley D. Stam ..............        120,000
                   Gordon Orlikow ...............         95,000
                   James Arthurs ................         95,000

         The options granted as of the Effective Date will have a per share exercise price equal to the average of the daily closing sales price per share of the New Common Stock as reported on The Nasdaq Stock Market or the national securities exchange on which it is listed, as applicable, for the 30 consecutive trading days immediately following the Effective Date and will become exercisable in cumulative installments with respect to 25% of the shares on the first and second anniversaries of the date of grant and with respect to the remaining 50% of the shares on the third anniversary of the date of grant; provided, however, that in the case of options granted to Mr. Lacey and Mr. Houston, pursuant to their employment agreements such options will become exercisable in cumulative installments with respect to 25% of the shares on the later to occur of November 1, 2001 and the date next following the day on which the exercise price becomes fixed as described above, 25% of the shares on November 1, 2002 and the remaining 50% of the shares on November 1, 2003.

         Annual Incentive Payments. Under the Annual Incentive Plan, Reorganized LGII expects to motivate and reward designated key employees for the achievement of annual corporate, departmental or individual goals and objectives through new annual cash incentives. The new annual incentives will compensate key employees chosen by the Compensation Committee of the Board of Directors based on certain performance levels. If designated performance levels are achieved, key employees will be eligible to receive a cash bonus payment.

         Reserve Account Obligations Release. The Debtors have claims against certain company sales manager employees for reserve account obligations against previously earned commissions arising as a result of the historic realization rates on accounts receivable generated from sales by such personnel. The aggregate of such claims is estimated to be less than $750,000. In order to encourage such personnel to continue their employment with the Debtors following the Effective Date, the Reorganized Debtors intend to implement a program to release such claims depending upon the length of continued service by such employee and the amount of the claim against such employee.

CERTAIN CORPORATE GOVERNANCE MATTERS

         INTRODUCTION

         Certain provisions of Reorganized LGII's Certificate of Incorporation and Bylaws, together with applicable Delaware state law, may discourage or make more difficult the acquisition of control of Reorganized LGII by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions are intended to discourage, or may have the effect of discouraging, certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Reorganized LGII first to negotiate with Reorganized LGII. The management of the Debtors believes that these measures, many of which are substantially similar to the takeover-related measures in effect for numerous other publicly-held companies, provide benefits by enhancing Reorganized LGII's potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Reorganized LGII, which outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. In addition, management of the Debtors believes that such takeover-related measures aid in protecting stockholders from takeover bids that the directors of such companies have determined to be inadequate. While there necessarily can be no assurance in this regard, the management of the Debtors also believes that the foregoing measures are not likely to have a material impact on market prices for New Common Stock in circumstances other than those described above in light of, among other factors, the existence of generally comparable measures in effect for other publicly-held companies and management's belief that market prices will be influenced most significantly by Reorganized LGII's actual results of operations, general market and economic conditions and other traditional determinants of stock market prices, rather than takeover-related measures and other corporate governance provisions. See "Risk Factors -- Certain Provisions Will Have Anti-Takeover Effects."

         REMOVAL OF DIRECTORS AND FILLING VACANCIES IN DIRECTORSHIPS

         The Reorganized LGII Certificate of Incorporation will provide that directors may be removed only by the affirmative vote of the holders of at least 66 2/3% of securities entitled to vote generally in the election of directors. Under the Reorganized LGII Certificate of Incorporation, any vacancy on the Reorganized LGII Board of Directors, including a vacancy resulting from an enlargement of the Reorganized LGII Board of Directors, may be filled by the vote of a majority of the directors then in office. The limitations on the removal of directors and filling of vacancies may deter a third party from seeking to remove incumbent directors and simultaneously gaining control of the Reorganized LGII Board of Directors by filling the vacancies created by such removal with its own nominees. See "Risk Factors -- Certain Provisions Will Have Anti-Takeover Effects."

         STOCKHOLDER ACTION AND SPECIAL MEETINGS OF STOCKHOLDERS

         The Reorganized LGII Certificate of Incorporation will eliminate the ability of stockholders to act by written consent in lieu of a meeting. It will also provide that special meetings of the stockholders may only be called (a) by the Chairman of the Board, (b) by the President, (c) by the Secretary within ten calendar days after receipt of a written request of a majority of the total number of directors (assuming no vacancies) or (d) by persons holding at least 25% of all shares outstanding and entitled to vote at such meeting. Upon the receipt by Reorganized LGII of a written request by any stockholder or stockholders entitled to call a meeting of stockholders, the Board will (a) call a special meeting of the stockholders for the purposes specified in the request for a special meeting and (b) fix a record date for the determination of stockholders entitled to notice of and to vote at such meeting, which record date will not be later than 60 calendar days after the date of receipt by Reorganized LGII of the request to call the meeting. No special meeting pursuant to a stockholders' request will be required to be convened if (a) the Board calls an annual or special meeting of stockholders to be held not later than 90 calendar days after receipt by Reorganized LGII of a proper request by a stockholder to call a meeting and (b) the purposes of such annual or special meeting include the purposes specified in the stockholder's request. The Reorganized LGII Bylaws will provide that the business permitted to be conducted at any such meeting will be limited to that business specified in the notice of the meeting given by or at the direction of the Chairman of the Board, the President or a majority of the total number of directors (assuming no vacancies) or that is otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the total number of directors (assuming no vacancies).

         ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTORS NOMINATIONS

         The Reorganized LGII Bylaws will provide that stockholders seeking to bring business before an annual meeting of stockholders or nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at Reorganized LGII's principal executive offices not less than 60 calendar days nor more than 90 calendar days prior to the anniversary date of the date on which Reorganized LGII first mailed its proxy materials for the prior year's annual meeting of stockholders, except that if there was no annual meeting held during the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after that anniversary, notice by the stockholder in order to be timely must be received not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the tenth calendar day following the date on which public announcement was first made of the date of the annual meeting. The Reorganized LGII Bylaws will also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. See " -- Management and Board of Directors -- Director Nomination Procedures."

         AUTHORIZED BUT UNISSUED SHARES

         The Reorganized LGII Certificate of Incorporation will provide that Reorganized LGII is authorized to issue 100,000,000 shares of New Common Stock, par value $0.01 per share, and 10,000,000 shares of New Preferred Stock, par value $0.01 per share. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- New Common Stock" for a description of the New Common Stock.

         The Reorganized LGII Board of Directors will have the authority, within the limitations and restrictions stated in the Reorganized LGII Certificate of Incorporation, to provide by resolution for the issuance of shares of New Preferred Stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions for them, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series and the designation of that series.

         Authorized but unissued shares of New Common Stock and New Preferred Stock of Reorganized LGII under the Reorganized LGII Certificate of Incorporation will be available for future issuance without stockholder



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approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of New Common Stock and New Preferred Stock could render more difficult or discourage an attempt to obtain control of Reorganized LGII by means of a proxy contest, tender offer, merger or otherwise. In addition, any future issuance of shares of New Common Stock or New Preferred Stock could have the effect of diluting the earnings per share, book value per share and voting power of shares held by the stockholders of Reorganized LGII. The Reorganized LGII Certificate of Incorporation will provide, to the extent required by section 1123 of the Bankruptcy Code, that Reorganized LGII will not issue nonvoting equity securities.

         SUPERMAJORITY VOTE REQUIREMENTS

         Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Reorganized LGII Certificate of Incorporation and Bylaws will require the affirmative vote of the holders of at least 66 2/3% of securities entitled to vote, to amend, repeal or adopt any provision inconsistent with some provisions, including those provisions relating to: (a) the election of directors; (b) directorship vacancies and removal of directors; (c) action by written consent of stockholders; (d) special meetings of stockholders; and (e) stockholder proposals and nomination of directors.

         DELAWARE SECTION 203

         Reorganized LGII will be subject to the provisions of section 203 of the General Corporation Law of the State of Delaware (the "DGCL"). Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

         It is a condition to the Effective Date that the board of directors of LGII shall have approved, for purposes of Section 203 of the Delaware General Corporation Law of the State of Delaware: (a) the issuance pursuant to the Plan of New Common Stock to any person or entity that will become the owner of 15% or more of the outstanding New Common Stock as a result of such issuance; and (b) any issuance to any person or entity that will become the owner of 12% or more but less than 15% of the outstanding New Common Stock as a result of the issuance pursuant to the Plan of New Common Stock which causes such person or entity to become the owner of 15% or more of the outstanding New Common Stock.

         LIMITATION OF LIABILITY; INDEMNITY ARRANGEMENTS

         The Reorganized LGII Certificate of Incorporation will limit the liability of the directors of Reorganized LGII to the maximum extent permitted by the DGCL. The DGCL provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for any of the following: (a) a breach of the director's duty of loyalty to the corporation or its stockholders; (b) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (d) any transaction from which the director derived an improper personal benefit. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The DGCL provides that



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section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Reorganized LGII Certificate of Incorporation will provide that Reorganized LGII is required to indemnify its directors and officers to the maximum extent permitted by law. Notwithstanding the foregoing, the Reorganized LGII Certificate of Incorporation will not require Reorganized LGII to indemnify any such directors and officers in connection with any Proceeding (as such term is defined in the Reorganized LGII Certificate of Incorporation) that is initiated prior to the Effective Date; provided, however, that Reorganized LGII may, in its sole discretion, elect to provide such indemnification in the event that any of the Debtors' directors and officers liability insurance carriers fails or refuses to provide coverage. The Reorganized LGII Certificate of Incorporation also will require Reorganized LGII to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of Reorganized LGII or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if serving as such at Reorganized LGII's request. In addition, the Reorganized LGII Certificate of Incorporation will permit Reorganized LGII to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

         It is anticipated that Reorganized LGII will enter into indemnification agreements with its directors and its executive officers containing provisions that will obligate Reorganized LGII to: (a) indemnify, to the maximum extent permitted by Delaware law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers, except liabilities arising from willful misconduct of a culpable nature; (b) advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and (c) obtain directors' and officers' liability insurance if maintained for other directors of officers.

         The management of the Debtors believes that the provisions of Reorganized LGII's Certificate of Incorporation described above and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         Under the Plan and subject to the provisions described below and in
Section V.E of the Plan, the obligations of each Debtor or Reorganized Debtor to indemnify any person serving as one of its directors, officers or employees as of December 31, 2000 by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity to the extent provided in the applicable articles of incorporation, code of regulations or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date, to the extent that the provision of such indemnification is authorized by the certificate of incorporation or similar constituent document of the applicable Reorganized Debtor. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. The obligations of each Debtor or Reorganized Debtor to indemnify any person who, as of December 31, 2000, was no longer serving as a director, officer or employee of such Debtor or Reorganized Debtor, which indemnity obligation arose by reason of such person's prior service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable articles of incorporation, code of regulations or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date; provided, however, that, to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Section V.D of the Plan. Additionally, Reorganized LGII will purchase a director and officer insurance policy to cover claims against any person serving as one of the Debtors' directors, officers and employees as of December 31, 2000 for acts occurring prior to the Effective Date.



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                SECURITIES TO BE ISSUED PURSUANT TO THE PLAN AND
                     OTHER POST-REORGANIZATION INDEBTEDNESS

REORGANIZATION VALUE

         The Debtors have been advised by Wasserstein with respect to the range of estimated reorganization value of Reorganized LGII and the other Reorganized Debtors. The midpoint of the total reorganization value range, which includes the Loewen Companies' operating businesses and the expected present value of certain non-operating assets, was estimated by Wasserstein to be approximately $1.5 billion as of December 31, 2001, of which the Debtors believe approximately $370 million is attributable to non-Debtors. The midpoint of the reorganization equity value range, which takes into account the estimated debt balances at and beyond the Effective Date, was estimated by Wasserstein to be approximately $692.5 million as of an assumed Effective Date of December 31, 2001. The foregoing reorganization equity value (ascribed as of the date of this Disclosure Statement) reflects, among other factors discussed below, current financial market conditions and the inherent uncertainty as to the achievement of the Projections.

         Based on the assumed reorganization equity value set forth above, the midpoint value of the approximately 40,000,000 shares of New Common Stock to be issued to the holders of Allowed Claims under the Plan is estimated to be approximately $17.17 per share. The foregoing valuations also reflect a number of assumptions, including a successful reorganization of the Debtors' businesses and finances in a timely manner, the forecasts reflected in the Projections, the amount of available cash, market conditions and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein.

         In preparing the estimated reorganization equity value, Wasserstein:
(a) reviewed certain historical financial information of the Loewen Companies for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Loewen Companies and assisted in developing financial projections relating to their businesses and prospects; (c) met with certain members of senior management of the Loewen Companies to discuss the Loewen Companies' operations and future prospects; (d) reviewed publicly available financial data and considered the market values of public companies that Wasserstein deemed generally comparable to the operating businesses of the Loewen Companies; (e) reviewed the financial terms, to the extent publicly available, of certain acquisitions of companies that Wasserstein believes were comparable to the operating businesses of the Loewen Companies; (f) considered certain economic and industry information relevant to the Loewen Companies' operating businesses; and (g) reviewed certain analyses prepared by other firms retained by the Debtors and conducted such other analyses as Wasserstein deemed appropriate. Although Wasserstein conducted a review and analysis of the Loewen Companies' businesses, operating assets and liabilities and business plans, Wasserstein assumed and relied on the accuracy and completeness of all (a) financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and (b) publicly available information. In addition, Wasserstein did not independently verify the assumptions underlying the Projections in connection with such valuation. No independent evaluations or appraisals of the Debtors' assets were sought or were obtained in connection therewith.

         Estimates of reorganization equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were to be sold. The estimates of reorganization equity value prepared by Wasserstein assume that the Reorganized Debtors will continue as the owner and operator of their businesses and assets. Such estimates were developed solely for purposes of formulation and negotiation of a plan of reorganization and analysis of implied relative recoveries to creditors thereunder. Such estimates do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein. Such estimates reflect computations of the estimated reorganization equity value of the Loewen Companies through the application of various valuation techniques, including, among others: (a) a comparable company analysis, in which Wasserstein analyzed the enterprise value of public companies that Wasserstein deemed generally comparable to the operating businesses of the Loewen Companies as a multiple of revenues and of earnings before interest, taxes, depreciation and amortization ("EBITDA") and then applied multiples provided by such analysis to the projected revenues and EBITDA of Reorganized LGII; (b) a discounted cash flow analysis, in which Wasserstein, using a weighted average cost of capital, computed the present value of free cash flows and terminal value of the Loewen Companies; and (c) a comparable acquisitions analysis, in which Wasserstein analyzed the financial terms of certain acquisitions of companies that Wasserstein believed were



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comparable to the operating businesses of the Loewen Companies and then applied the EBITDA multiples provided by such analysis to the projected EBITDA of Reorganized LGII (though Wasserstein concluded that the transactions analyzed were not truly comparable and determined such analysis should not be given much weight in estimating reorganization equity value). An estimate of reorganization equity value is not entirely mathematical, but rather it involves complex considerations and judgments concerning various factors that could affect that value of an operating business. Moreover, the value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of reorganization equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, none of the Loewen Companies, Wasserstein or any other person assumes responsibility for their accuracy. Depending on the results of the Debtors' operations or changes in the financial markets, Wasserstein's valuation analysis as of the Effective Date may differ from that disclosed herein.

         In addition, the valuation of newly-issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holding of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Debtors' history in chapter 11, conditions affecting the Debtors' competitors or the industry generally in which the Debtors participate or by other factors not possible to predict. Accordingly, the reorganization equity value estimated by Wasserstein does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the reorganization equity value ranges associated with Wasserstein's valuation analysis. Indeed, there can be no assurance that a trading market will develop for the New Common Stock.

         Furthermore, in the event that the actual distributions to Claim holders in particular Divisions of Class 11 differ from those assumed by the Debtors in their recovery analysis, the actual recoveries realized by holders of Claims in those Divisions could be significantly higher or lower than estimated by the Debtors.

         The Plan contemplates the distribution of the New Warrants to holders of Allowed Claims in Class 8 and in Divisions A, B, F, G and H of Class 11 and, if Class 19 accepts the Plan, and to holders of Allowed Class 9 Claims and Allowed Class 19 Interests and Claims. The exercise price of each New Warrant issued under the Plan exceeds the estimated reorganization equity value per share, and exercise of the New Warrants requires the payment to Reorganized LGII of cash in the amount of the exercise price. While warrants may be valued using complex mathematical computations, these computations are based upon highly subjective assumptions, including, among others, the estimated trading prices of the equity securities for which the warrants may be exercised and the projected volatility of price movements of those equity securities. Based on an assumed trading price equal to the estimated reorganization equity value of $17.17 per share and an estimated trading volatility of 18.75%, Wasserstein computed the theoretical value of a New Warrant, using a variant of a standard computation methodology for the valuation of warrants, to be $1.85 per New Warrant. There can be no assurance that the New Common Stock will trade at the estimated reorganization equity value per share, that the trading volatility of the New Common Stock will be or will be perceived to be 18.75% or that the market value of a New Warrant will be $1.85. Finally, actual trading values for warrants frequently differ materially from those values derived from mathematical computations. Accordingly, the foregoing computation of value cannot be relied upon as a measure of realizable value of the New Warrants. See "Risk Factors -- There Is No Established Market for New Common Stock, New Warrants, New Senior Notes or New Unsecured Subordinated Convertible Notes; Volatility Is Possible."

NEW COMMON STOCK

         As of the Effective Date, Reorganized LGII will be authorized to issue 100,000,000 shares of New Common Stock, par value $0.01 per share, of which: (a) approximately 40,000,000 shares will be distributed to holders of Allowed Claims in Classes 5, 6, 7, 8 and 11 and certain holders of Allowed Administrative Claims as contemplated by the Blackstone Settlement Agreement and the Key Employee Retention Program; (b) 4,500,000 shares will be reserved for issuance under the Equity Incentive Plan, including up to 2,475,000 shares covered by options to be granted as of the Effective Date; (c) 2,992,000 shares will be reserved for issuance upon the exercise of



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New Warrants; and (d) 1,437,332 shares will be reserved for issuance upon conversion of New Unsecured Subordinated Convertible Notes. See "Reorganized LGII -- Management and Board of Directors -- New Benefit Plans and Agreements." See also " -- New Warrants" and " -- New Unsecured Subordinated Convertible Notes."

         The holders of New Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and will not have cumulative voting rights. See "Distributions Under the Plan -- Disputed Claims; Reserve and Estimations" and Section VI.E.2 of the Plan for provisions regarding voting of New Common Stock held in the Unsecured Claims Reserves. Holders of New Common Stock will be entitled to receive ratably such dividends as may be declared by Reorganized LGII's Board of Directors out of funds legally available for payment of dividends. However, it is not presently anticipated that dividends will be paid on New Common Stock in the foreseeable future. See "Risk Factors -- Dividends Are Not Anticipated; Payment of Dividends Is Subject to Restriction." In the event of a liquidation, dissolution or winding up of Reorganized LGII, holders of New Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any New Preferred Stock. Holders of New Common Stock will have no preemptive, subscription, redemption or conversions rights.

         All of the outstanding shares of New Common Stock to be issued pursuant to the Plan will be, upon such issuance, validly issued, fully paid and nonassessable.

NEW WARRANTS

         Under the Plan, on the Effective Date, holders of Allowed Claims in Class 8 and Divisions A, D, F, G and H of Class 11 and, if Class 19 accepts the Plan, holders of Allowed Class 9 Claims and Allowed Class 19 Interests and Claims, will receive, among other things, New Warrants. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

         The New Warrants are to be issued under the New Warrant Agreement to be entered into between Reorganized LGII and the agent for the holders of the New Warrants to be named therein. The following description of the New Warrants is qualified in its entirety by reference to the New Warrant Agreement, a copy of which has been Filed as Exhibit IV.K to the Plan and is available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

         Each New Warrant will entitle the holder thereof to acquire one share of New Common Stock at an exercise price equal to $25.76. The exercise price and the number and kind of shares purchasable upon exercise of a New Warrant will be subject to adjustment in the following events: (a) if Reorganized LGII (i) pays a dividend or otherwise distributes to holders of New Common Stock, as such, shares of its capital stock (whether New Common Stock or capital stock of any other class), (ii) subdivides outstanding shares of New Common Stock into a greater number of shares of New Common Stock, (iii) combines outstanding shares of New Common Stock into a smaller number of shares of New Common Stock, or (iv) issues any shares of capital stock in a reclassification of outstanding shares of New Common Stock; (b) if Reorganized LGII distributes to holders of New Common Stock, as such, (i) evidences of indebtedness or assets (excluding regular cash dividends or cash distributions payable out of surplus or net profits legally available therefor and those distributions described in clause
(a) above) of Reorganized LGII or any of its subsidiaries, (ii) shares of capital stock of any of its subsidiaries, (iii) securities convertible into or exchangeable for capital stock of Reorganized LGII or any of its subsidiaries, or (iv) any rights, options or warrants to purchase any of the foregoing (excluding those described in clause (c) below); (c) if Reorganized LGII issues rights, options or warrants to holders of the outstanding shares of New Common Stock, as such, entitling the holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock at a price per share that is lower on the record date than the current market price per share of New Common Stock on such record date (as determined in accordance with the New Warrant Agreement); or (d) if Reorganized LGII issues shares of New Common Stock, securities convertible into or exchangeable for shares of New Common Stock or rights, options or warrants entitling holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock (excluding shares of New Common Stock, convertible or exchangeable securities or rights, options or warrants issued in any of the transactions described in clauses (a),
(b) or (c) above) for a purchase price per share of such New Common Stock, for a conversion or exchange price per share of New Common Stock initially deliverable upon conversion or exchange of such securities or for a subscription or purchase price per share of New Common Stock initially deliverable upon exercise of such rights, options or warrants, that is less than the



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current market price per share of New Common Stock on the date the purchase, conversion, exchange or subscription price of such additional shares of New Common Stock are first fixed (as determined in accordance with the New Warrant Agreement).

         No adjustment in the number of shares purchasable upon the exercise of a New Warrant will be required unless such adjustment would require an increase or decrease in the number of shares purchasable upon the hypothetical exercise of a New Warrant of at least 1%; provided, however, that any adjustments which are not required to be made currently will be carried forward and made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, would require an increase or decrease in the number of shares purchasable upon the hypothetical exercise of a New Warrant of 1% or more. In addition, no adjustment in the number of shares purchasable upon the exercise of a New Warrant will be made in circumstances described in clause
(a)(i), (b), (c) or (d) in the second sentence of the immediately preceding paragraph if Reorganized LGII issues or distributes to each holder of a New Warrant the shares, rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness, assets or other securities referred to in such clause that such holder would have been entitled to receive had the New Warrant been exercised prior to the happening of such event or the record date with respect thereto. Further, no adjustment in the number of shares purchasable upon the exercise of a New Warrant will be made on account of: (a) any issuance of shares of New Common Stock, or of options, rights or warrants to purchase, or securities convertible into or exchangeable for, shares of New Common Stock, pursuant to the Plan; (b) any issuance of shares of New Common Stock upon the exercise of options, rights or warrants or upon the conversion or exchange of convertible or exchangeable securities, in either case issued pursuant to the Plan or outstanding as of the Effective Date; (c) any issuance of shares of New Common Stock, or of options, rights or warrants, or of other securities, pursuant to a share purchase rights plan or any similar plan adopted by the Board of Directors of Reorganized LGII; (d) any issuance of shares of New Common Stock, or of options, rights or warrants to purchase, or securities convertible into or exchangeable for, shares of New Common Stock, in accordance with any plan for the benefit of the employees or directors of Reorganized LGII existing as of the Effective Date or contemplated by the Plan or any other plan adopted by the Board of Directors of Reorganized LGII for the benefit of the employees or directors of Reorganized LGII or any of its subsidiaries; (e) any issuance of shares of New Common Stock in connection with a company-sponsored plan for reinvestment of dividends or interest; (f) any issuance of shares of New Common Stock, securities convertible into or exchangeable for shares of New Common Stock or rights, options or warrants entitling holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock pursuant to an underwritten public offering for a price per share of New Common Stock in the case of an issuance of shares of New Common Stock, for a subscription or purchase price per share of New Common Stock initially deliverable upon exercise of such securities or for a subscription or purchase price per share of New Common Stock initially deliverable upon exercise of such rights, options or warrants, that is equal to or greater than 95% of the closing price per share of New Common Stock on the date the offering, conversion, exchange or subscription price of such additional shares of New Common Stock is first fixed (as determined in accordance with the New Warrant Agreement); or (g) any issuance of shares of New Common Stock or other securities to the owners of any entity that is acquired by Reorganized LGII in an arm's-length transaction approved by the Board of Directors of Reorganized LGII. No adjustment in the number of shares purchasable upon the exercise of a New Warrant will be made for a change in the par value of the shares of New Common Stock.

         The New Warrants will be exercisable at any time between the Effective Date and the fifth anniversary of the Effective Date.

NEW FIVE-YEAR SECURED NOTES

         GENERAL

         Under the Plan, on the Effective Date, holders of Allowed CTA Note Claims in Classes 5, 6 and 7 may receive, among other things, New Five-Year Secured Notes in respect of their Claims. New Five-Year Secured Notes will not be issued if the Exit Financing Term Loan Closing occurs. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

         The New Five-Year Secured Notes are to be issued under the New Five-Year Secured Notes Indenture to be dated as of the Effective Date among Reorganized LGII, the existing Subsidiary Guarantors and Wells Fargo



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Bank Minnesota, National Association. The following description of the New
Five-Year Secured Notes is qualified in its entirety by reference to the New Five-Year Secured Notes Indenture, a copy of which will be Filed as Exhibit I.A.119 to the Plan and will be available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

         The New Five-Year Secured Notes will mature on the fifth anniversary of the Effective Date and will bear interest at the rate of 11% per annum, payable semiannually on June 15 and December 15 of each year, commencing June 15, 2002. Reorganized LGII will pay on each of the dates indicated below the amount of principal of the New Five-Year Secured Notes set forth opposite such date:


                                                            PRINCIPAL
             DATE                                           REPAYMENT
             ----                                           ---------
             1st  anniversary of Effective Date.........  $  10 million
             2nd  anniversary of Effective Date.........  $  20 million
             3rd  anniversary of Effective Date.........  $  30 million
             4th  anniversary of Effective Date.........  $  40 million
             5th  anniversary of Effective Date.........  $ 150 million


         Within five business days after the third anniversary of the Effective Date, Reorganized LGII will pay an availability fee equal to 2% of the aggregate outstanding principal amount as of the third anniversary of the Effective Date.

         RANKING AND COLLATERAL

         The New Five-Year Secured Notes will be senior and initially secured by
(a) all personal property (subject to certain exceptions) of Reorganized LGII and the Subsidiary Guarantors and (b) the material funeral home real property assets pledged under the Exit Financing Revolving Credit Facility. The aggregate book value of the collateral pledged on the Effective Date to secure the New Five-Year Secured Notes initially will be no less than the product of (x) the aggregate original principal amount of the Exit Financing Revolving Credit Facility commitment and the New Five-Year Secured Notes times (y) 1.25. The security interest in such collateral will be subject to release in order to effectuate certain permitted Asset Sales (as defined in the New Five-Year Secured Notes Indenture), including sales of the Disposition Properties. All security interests securing the New Five-Year Secured Notes shall be subordinated to those granted to secure the Exit Financing Revolving Credit Facility. The New Five-Year Secured Notes Indenture will also contain a so-called "Most Favored Nation" or "No More Restrictive Agreements" clause, the effect of which will be to prevent any Indebtedness (as defined in the New Five-Year Secured Notes Indenture) incurred after the Effective Date, other than securitization transactions and any refinancing of the Exit Financing Revolving Credit Facility, from having covenants, defaults or other terms materially more restrictive or burdensome on Reorganized LGII than those contained in the New Five-Year Secured Notes Indenture.

         GUARANTEES

         Each existing and future Subsidiary Guarantor shall unconditionally guarantee the payment of any and all obligations under the New Five-Year Secured Notes Indenture, such guarantees having the same ranking and collateral security as the New Five-Year Secured Notes.

         OPTIONAL REDEMPTION; MANDATORY OFFER TO REPURCHASE UPON A CHANGE OF CONTROL; REPURCHASE UPON CERTAIN ASSET SALES

         The New Five-Year Secured Notes are redeemable at any time and from time to time at the option of Reorganized LGII, in whole or in part, at a price equal to 100% of the stated principal amount plus accrued and unpaid interest to the applicable redemption date. Upon the occurrence of a Change of Control (as defined in the New Five-Year Secured Notes Indenture), Reorganized LGII will be required to make an offer to purchase all of the then-outstanding New Five-Year Secured Notes at a price equal to 100% of the stated principal amount plus accrued and unpaid interest to the applicable repurchase date. Furthermore, Reorganized LGII will not, and will not permit



                                      116
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any of its Restricted Subsidiaries (as defined in the New Five-Year Secured
Notes Indenture), which Reorganized LGII expects initially to be all of the subsidiaries of Reorganized LGII other than Loewen Life Insurance Group, Inc., a Delaware corporation, any subsidiary thereof and any successors thereto, to, consummate an Asset Sale unless (a) consideration at least equal to fair market value (determined on a market offer basis rather than book value) is received and (b) except with respect to certain scheduled assets, not less than 75% of the consideration for such Asset Sale shall be paid in cash. Within 270 days of the receipt of Net Proceeds (as defined in the New Five-Year Secured Notes Indenture) from an Asset Sale, Reorganized LGII may apply such Net Proceeds at its option (or as otherwise required) as follows: (x) with respect to Asset Sales of Disposition Properties, to pay the New Two-Year Unsecured Notes, and
(y) with respect to all other Asset Sales, (i) to pay the Exit Financing Revolving Credit Facility and permanently reduce commitments with respect thereto or the New Two-Year Unsecured Notes, or (ii) to make capital expenditures or acquisitions of other assets in the same line of business as Reorganized LGII or its Restricted Subsidiaries or businesses related thereto. Any Net Proceeds not applied to (x) or (y) above in excess of $10 million in any fiscal year will constitute excess proceeds and, when cumulative excess proceeds (from and after the Effective Date) exceed $10 million, then Reorganized LGII will be obligated to make an offer to all holders of New Five-Year Secured Notes to purchase the maximum principal amount of New Five-Year Secured Notes that may be purchased out of the excess proceeds at an offer price in cash equal to 100% of the stated principal amount plus accrued and unpaid interest to the applicable repurchase date.

         EVENTS OF DEFAULT

         Each of the following events will constitute an Event of Default (as defined in the New Five-Year Secured Notes Indenture) with respect to the New Five-Year Secured Notes: (a) default in the payment of interest when due and payable and the continuance of such default for 20 days; (b) default in the payment of principal or premium, if any, when due and payable; (c) failure by Reorganized LGII to comply with (i) the covenants in the New Five-Year Secured Notes Indenture relating to repurchase rights of holders in the event of a Change of Control and certain Asset Sales or (ii) the covenants in the New Five-Year Secured Notes Indenture relating to merger or consolidation of assets;
(d) default in the performance of or compliance with any other covenant or any of its agreements in the New Five-Year Secured Notes Indenture and the continuance of such default for 30 days after notice to Reorganized LGII by the trustee or to Reorganized LGII and the trustee by holders of at least 25% of the aggregate principal amount of outstanding New Five-Year Secured Notes; (e) default under any Indebtedness under which Reorganized LGII or any Restricted Subsidiary then has outstanding in excess of $25 million that continues beyond any applicable grace period set forth in the documentation governing that Indebtedness; provided, however, that a waiver of any such default by the requisite holders of the relevant Indebtedness shall constitute an immediate and automatic waiver of the default arising under this provision with respect to the New Five-Year Secured Notes; (f) failure to pay final judgments aggregating in excess of $25 million; (g) specified events involving bankruptcy or other insolvency-related matters; and (h) actual invalidity (or the assertion thereof by Reorganized LGII) of any lien, priority status or the benefits of subordination of other claims in respect of the New Five-Year Secured Notes resulting from actions or omissions of Reorganized LGII.

         AFFIRMATIVE COVENANTS

        Reorganized LGII and the Restricted Subsidiaries on the Effective Date will account for at least 90% of Reorganized LGII's consolidated assets and revenues. Except to the extent otherwise permitted under the New Five-Year Secured Notes Indenture (which shall include reasonable and customary exceptions), Reorganized LGII will (and, where applicable, will cause each of its Restricted Subsidiaries to): (a) pay the principal of and interest on the New Five-Year Secured Notes on the dates and in the manner provided in the New Five-Year Secured Notes Indenture; (b) maintain an office or agency in the Borough of Manhattan, the City of New York, for the purposes of registration of transfer or exchange, presentation for payment and notices and demands; (c) preserve and keep in full force and effect their respective existence and rights, material licenses and/or material franchises; (d) pay or discharge all taxes, assessments and governmental charges levied upon them or their income, profits or property and all claims that, if unpaid, might result in a Lien (as defined in the New Five-Year Secured Notes Indenture) upon their property; (e) maintain and keep their properties and assets in good condition, repair and working order (reasonable wear and tear excepted); (f) maintain insurance as may be required by law and as is customarily maintained by companies similarly situated; (g) keep proper books and records; (h) comply with all statutes, laws, ordinances or governmental rules and regulations to which it is subject; and (i) file with the SEC, or, if not permitted or required to so file, deliver to the trustee under the New Five-Year Secured Notes Indenture, the annual reports,



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


quarterly reports and the information, documents and other reports that Reorganized LGII would be required to be filed with the SEC pursuant to sections 13 and 15 of the Exchange Act, if Reorganized LGII had a class of securities registered under the Exchange Act.

         NEGATIVE COVENANTS

         Except as otherwise permitted under the New Five-Year Secured Notes Indenture (which shall include reasonable and customary exceptions), Reorganized LGII will not (and, where applicable, will cause each of its Restricted Subsidiaries not to): (a) create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness (excluding, among other reasonable and customary exceptions, Indebtedness existing as of the Effective Date, a $350 million basket for the Exit Financing Revolving Credit Facility and the New Five-Year Secured Notes, and refinancings thereof), unless at the time the Consolidated Fixed Charge Coverage Ratio (as defined below) of Reorganized LGII for its most recently ended four full fiscal quarters immediately preceding the date on which such Indebtedness is incurred would have been at least equal to 2:1, determined on a pro forma basis giving effect to the incurrence of such Indebtedness at the beginning of such four fiscal quarter period; (b) declare, make or pay any Restricted Payments (as defined in the New Five-Year Secured Notes Indenture) unless (i) immediately after such Restricted Payments (A) no Default (as defined in the New Five-Year Secured Notes Indenture) or Event of Default shall have occurred and be continuing or would result therefrom and (B) Reorganized LGII could properly incur an additional dollar of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the limitation on incurrence of Indebtedness and (ii) the aggregate amount of all Restricted Payments declared or made after the Effective Date would not exceed the sum of (A) $10 million plus (B) 50% of the aggregate Consolidated Net Income (as defined in the New Five-Year Secured Notes Indenture) of Reorganized LGII during the period beginning on the Effective Date and ending on the last day of the fiscal quarter of Reorganized LGII preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit) plus (C) the aggregate net cash proceeds received by Reorganized LGII for the issuance or sale of capital stock after the Effective Date and not previously applied; (c) create or permit to exist or become effective any contractual restriction on the ability of any Restricted Subsidiary to pay dividends on its capital stock or to pay its obligations owed to Reorganized LGII, except as required by applicable law; (d) create, incur, assume or suffer to exist any Liens of any kind (excluding Liens existing as of the Effective Date and other Permitted Liens (as defined in the New Five-Year Secured Notes Indenture)) against or upon any of its properties or assets where the aggregate amount of Indebtedness secured by any such Liens exceeds $50 million; (e) enter into any transaction with an Affiliate (as defined in the New Five-Year Secured Notes Indenture) of Reorganized LGII (other than Restricted Subsidiaries or any other subsidiary solely to comply with regulatory requirements) unless such transaction is on terms no less favorable than those that could have been obtained in a comparable transaction with a non-Affiliate and, with respect to any transaction involving aggregate payments or value of $25 million or greater, Reorganized LGII has obtained a written opinion from an independent financial advisor stating such transaction is fair to Reorganized LGII from a financial point of view; (f) transfer, convey, sell or dispose of any capital stock of any Restricted Subsidiary (other than (i) sales, for valid business reasons, of non-voting equity comprising up to 40% of the capital stock of any Restricted Subsidiary to operators of funeral homes and/or cemeteries and (ii) with respect to DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any subsidiary of any such entity and any successors to any of the foregoing), unless all capital stock of such subsidiary is sold, and such transaction is in accordance with the provisions pertaining to Asset Sales; (g) permit any Restricted Subsidiary (other than DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any subsidiary of any such entity and any successors to any of the foregoing) to issue any of its equity interests to a person other than (i) issuances to Reorganized LGII or one of its wholly owned subsidiaries or (ii) issuances, for valid business reasons, of non-voting equity comprising up to 40% of the capital stock of any Restricted Subsidiary to operators of funeral homes or cemeteries; or (h) consolidate or merge (whether or not Reorganized LGII is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions unless (i) Reorganized LGII is the surviving corporation or the surviving corporation is organized under the laws of the United States, any state thereof, or the District of Columbia; (ii) all of the obligations under the New Five-Year Secured Notes are assumed pursuant to a supplemental indenture substantially similar to the New Five-Year Secured Notes Indenture and otherwise acceptable to the trustee; (iii) immediately after the transaction no Default or Event of Default exists; and (iv) the surviving company assuming the New Five-Year Secured Notes (A) will have Consolidated Net Worth (as defined



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


in the New Five-Year Secured Notes Indenture) immediately after the transaction equal to or greater than the Consolidated Net Worth of Reorganized LGII immediately preceding the transaction, and (B) will, after giving pro forma effect to the transaction, be permitted to incur an additional dollar of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the limitation on incurrence of Indebtedness.

         AMENDMENT, WAIVER OR MODIFICATION OF INDENTURE

         The affirmative vote of the holders of at least a majority of the aggregate outstanding principal amount of the New Five-Year Secured Notes will be required to approve amendments, waivers or other modifications to the New Five-Year Secured Notes Indenture other than amendments, waivers or other modifications customarily requiring unanimous noteholder approval under indentures similar to the New Five-Year Secured Notes Indenture, including, without limitation, reducing the principal amount, changing the maturity, reducing the interest rate or changing the time of interest payments, releasing all or substantially all Subsidiary Guarantors and other guarantors, if any, from guarantees, releasing all or substantially all collateral securing the New Five-Year Secured Notes or changing the provisions on amendment and waiver or the obligations of Reorganized LGII to offer to purchase outstanding New Five-Year Unsecured Notes upon the occurrence of a Change of Control or Asset Sales (all of which will require unanimous approval).

         REMEDIES UPON DEFAULT

         After an Event of Default has occurred and is continuing under the New Five-Year Secured Notes Indenture, the trustee or holders of at least 25% of the aggregate outstanding principal amount of the New Five-Year Secured Notes may declare the entire principal amount of and accrued and unpaid interest on the New Five-Year Secured Notes to be immediately due and payable. The holders of a majority in outstanding principal amount of the New Five-Year Secured Notes may rescind any such acceleration as provided in the New Five-Year Secured Notes Indenture.

         TRUSTEE DUTIES AND INDEMNIFICATION

         The holders of a majority in aggregate outstanding principal amount of the New Five-Year Secured Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that the trustee, with advice of counsel, may decline to follow such direction if the direction is in conflict with any rule of law or the New Five-Year Secured Notes Indenture or if the trustee in good faith determines that the action so directed would be unduly prejudicial to any holders of the New Five-Year Secured Notes not taking part in such direction or would expose the trustee to personal liability. Before proceeding to exercise any right or power under the New Five-Year Secured Notes Indenture at the direction of the noteholders, the trustee will be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with any such direction.

         No holder of the New Five-Year Secured Notes will have any right to pursue any remedy with respect to the New Five-Year Secured Notes Indenture or the New Five-Year Secured Notes, unless (a) such holder has previously given the trustee written notice of a continuing Event of Default, (b) the holders of at least 25% in aggregate principal amount of the outstanding New Five-Year Secured Notes have made a written request to the trustee to pursue such remedy and offered reasonable indemnity satisfactory to the trustee, (c) the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding New Five-Year Secured Notes a direction inconsistent with such request within 45 days after receipt of such request, and (d) the trustee has failed to comply with the request within such 45-day period.

         BOND RATING

         Reorganized LGII will, in due course using its reasonable business judgment, seek a rating from at least one recognized rating agency.

         CONSOLIDATED FIXED CHARGE COVERAGE RATIO

         "Consolidated Fixed Charge Coverage Ratio" shall mean the ratio of (a) Consolidated EBITDA (as defined in the New Five-Year Secured Notes Indenture) to
(b) the sum of (i) consolidated interest expense, (ii) scheduled mandatory principal payments of Indebtedness other than up to $35 million of scheduled repayments of the New Two-Year Unsecured Notes, (iii) principal component of capitalized leases paid and (iv) cash dividends paid to Reorganized LGII shareholders, in each case of Reorganized LGII and its Restricted Subsidiaries for the relevant period.

NEW TWO-YEAR UNSECURED NOTES

         GENERAL

         Under the Plan, on the Effective Date, holders of Allowed CTA Note Claims in Classes 5, 6 and 7 may receive, among other things, New Two-Year Unsecured Notes in respect of their Claims. New Two-Year Unsecured Notes will be issued only if the Realized Asset Disposition Proceeds Amount is less than $165 million. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

         The New Two-Year Unsecured Notes are to be issued under the New Two-Year Unsecured Notes Indenture to be dated as of the Effective Date among Reorganized LGII, the existing Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association. The following description of the New Two-Year Unsecured Notes is qualified in its entirety by reference to the New Two-Year Unsecured Notes Indenture, a copy of which will be Filed as Exhibit I.A.118 to the Plan and will be available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

         The New Two-Year Unsecured Notes will mature on the second anniversary of the Effective Date and will bear interest at a rate of 12 1/4% per annum, payable semiannually on June 15 and December 15 of each year, commencing on June 15, 2002.

         RANKING

         The New Two-Year Unsecured Notes will be unsecured senior obligations of Reorganized LGII, ranking equally with other senior unsecured and general unsecured indebtedness of Reorganized LGII (such as the New Seven-Year Unsecured Notes) and senior to any subordinated indebtedness of Reorganized LGII (such as the New Unsecured Subordinated Convertible Notes).

         GUARANTEES

         Each existing and future Subsidiary Guarantor shall unconditionally guarantee the payment of any and all obligations under the New Two-Year Unsecured Notes, such guarantees having the same ranking as the New Two-Year Unsecured Notes.

         OPTIONAL AND MANDATORY REDEMPTION; MANDATORY OFFER TO REPURCHASE UPON A CHANGE OF CONTROL

         The New Two-Year Unsecured Notes are redeemable at any time and from time to time at the option of Reorganized LGII, in whole or in part at a price equal to 100% of the stated principal amount plus accrued and unpaid interest to the applicable redemption date. In addition, Reorganized LGII will be required to apply Net Proceeds (as defined in the New Two-Year Unsecured Notes Indenture), which shall be deemed to include noncash consideration received in respect of Disposition Properties, received by the Reorganized Debtors following the Effective Date in respect of the sale of any Disposition Properties to the redemption of the New Two-Year Unsecured Notes at a price equal to 100% of the stated principal amount plus accrued and unpaid interest to the applicable redemption date; provided, however, that Reorganized LGII will not be required to apply Net Proceeds so received to such redemption if the amount of such Net Proceeds would be an amount less than $5 million, but any such Net Proceeds shall be carried forward and applied to redemption after the receipt of, and together with, any subsequent Net Proceeds that, together with such Net Proceeds and any other amount or amounts so carried forward, aggregates $5 million or more. Furthermore, upon the occurrence of a Change of Control (as defined in the New Two-Year Unsecured Notes Indenture), Reorganized LGII will be required to make an offer to purchase all of the then-outstanding New Two-Year Unsecured Notes at a price equal to 100% of stated principal amount plus accrued and unpaid interest to the applicable repurchase date.

         EVENTS OF DEFAULT

         Each of the following events will constitute an Event of Default (as defined in the New Two-Year Unsecured Notes Indenture) with respect to the New Two-Year Unsecured Notes: (a) default in the payment of interest when due and payable and the continuance of such default for 20 days; (b) default in the payment of principal or premium, if any, when due and payable; (c) failure by Reorganized LGII to comply with (i) the covenants in the New Two-Year Unsecured Notes Indenture relating to repurchase of New Two-Year Unsecured Notes in the event of a Change of Control or mandatory redemption upon the receipt of Net Proceeds in respect of the sale of any Disposition Properties described above or
(ii) the covenants in the New Two-Year Unsecured Notes relating to mergers or consolidations described below; (d) default in the performance of or compliance with any other covenant or any of the other agreements in the New Two-Year Unsecured Notes Indenture and the continuance of such default for 30 days after notice to Reorganized LGII by the trustee or to Reorganized LGII and the trustee by holders of at least 25% of the aggregate principal amount of outstanding New Two-Year Unsecured Notes; (e) default under any Indebtedness (as defined in the New Two-Year Unsecured Notes Indenture), under which Reorganized LGII or any Restricted Subsidiary (as defined in the New Two-Year Unsecured Notes Indenture), which Reorganized LGII expects initially to be all of the subsidiaries of Reorganized LGII other than Loewen Life Insurance Group, Inc., a Delaware corporation, any subsidiary thereof and any successors thereto), then has outstanding Indebtedness in excess of $25 million and either (i) such default arises from Reorganized LGII's or a Restricted Subsidiaries' failure to pay when due principal or interest on any such Indebtedness, or (ii) such Indebtedness is due and payable in full or such default has resulted in the acceleration of the maturity of such Indebtedness; (f) failure to pay final judgments aggregating in excess of $25 million; and (g) specified events involving bankruptcy or other insolvency-related matters.

         AFFIRMATIVE COVENANTS

         Reorganized LGII and the Restricted Subsidiaries on the Effective Date will account for at least 90% of Reorganized LGII's consolidated assets and revenues. Except to the extent otherwise permitted under the New Two-Year Unsecured Notes Indenture (which shall include reasonable and customary exceptions), Reorganized LGII will (and, where applicable, will cause each of its Restricted Subsidiaries to): (a) pay the principal of and interest on the New Two-Year Unsecured Notes on the dates and in the manner provided in the New Two-Year Unsecured Notes Indenture; (b) maintain an office or agency in the Borough of Manhattan, the City of New York, for the purposes of registration of transfer or exchange, presentation for payment and notices and demands; (c) preserve and keep in full force and effect their respective existence and rights, material licenses and/or material franchises; (d) pay or discharge all taxes, assessments and governmental charges levied upon them or their income, profits or property and all claims that, if unpaid, might result in a Lien (as defined in the New Two-Year Unsecured Notes Indenture) upon their property; (e) maintain and keep their properties and assets in good condition, repair and working order (reasonable wear and tear excepted); (f) maintain insurance as may be required by law and as is customarily maintained by companies similarly situated; (g) keep proper books and records; (h) comply with all statutes, laws, ordinances or governmental rules and regulations to which it is subject; and (i) file with the SEC, or, if not permitted or required to so file, deliver to the trustee under the New Two-Year Unsecured Notes Indenture, the annual reports, quarterly reports and the information, documents and other reports that Reorganized LGII would be required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, if Reorganized LGII had a class of securities registered under the Exchange Act.

         NEGATIVE COVENANTS

         Except as otherwise permitted under the New Two-Year Unsecured Notes Indenture (which shall include reasonable and customary exceptions), Reorganized LGII will not (and, where applicable, will cause each of its Restricted Subsidiaries not to): (a) create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness (excluding, among other reasonable and customary exceptions, Indebtedness existing as of the Effective Date, a $350 million basket for the Exit Financing Revolving Credit Facility and the New Five-Year

Secured Notes, and refinancings thereof), unless at the time the Consolidated Fixed Charge Coverage Ratio (as defined below) of Reorganized LGII for its most recently ended four full fiscal quarters immediately preceding the date on which such Indebtedness is incurred would have been at least equal to, during any fiscal year in which Reorganized LGII has any scheduled principal payment due with respect to the New Five-Year Secured Notes, 1:1, and during any other year, 1.25:1, determined on a pro forma basis giving effect to the incurrence of such Indebtedness at the beginning of such four fiscal quarter period; (b) declare, make or pay any Restricted Payments (as defined in the New Two-Year Unsecured Notes Indenture) unless (i) immediately after such Restricted Payments (A) no Default (as defined in the New Two-Year Unsecured Notes Indenture) or Event of Default shall have occurred and be continuing or would result therefrom and (B) Reorganized LGII could properly incur an additional dollar of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the limitation on incurrence of Indebtedness and (ii) the aggregate amount of all Restricted Payments declared or made after the Effective Date would not exceed the sum of (A) $10 million plus (B) 50% of the aggregate Consolidated Net Income (as defined in the New Two-Year Unsecured Notes Indenture) of Reorganized LGII during the period beginning on the Effective Date and ending on the last day of the fiscal quarter of Reorganized LGII preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit) plus (C) the aggregate net cash proceeds received by Reorganized LGII for the issuance or sale of capital stock after the Effective Date and not previously applied; (c) create or permit to exist or become effective any contractual restriction on the ability of any Restricted Subsidiary to pay dividends on its capital stock or to pay its obligations owed to Reorganized LGII, except as required by applicable law; (d) create, incur, assume or suffer to exist any Liens of any kind (excluding Liens existing as of the Effective Date and other Permitted Liens (as defined in the New Two-Year Unsecured Notes Indenture)) against or upon any of its properties or assets where the aggregate amount of Indebtedness secured by any such Liens exceeds $50 million; (e) enter into any transaction with an Affiliate (as defined in the New Two-Year Unsecured Notes Indenture) of Reorganized LGII (other than Restricted Subsidiaries or any other subsidiary solely to comply with regulatory requirements) unless such transaction is on terms no less favorable than those that could have been obtained in a comparable transaction with a non-Affiliate and, with respect to any transaction involving aggregate payments or value of $25 million or greater, Reorganized LGII has obtained a written opinion from an independent financial advisor stating such transaction is fair to Reorganized LGII from a financial point of view; (f) transfer, convey, sell or dispose of any capital stock of any Restricted Subsidiary (other than (i) sales, for valid business reasons, of non-voting equity comprising up to 40% of the capital stock of any Restricted Subsidiary to operators of funeral homes and/or cemeteries and (ii) with respect to DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any subsidiary of any such entity and any successors to any of the foregoing), unless all capital stock of such subsidiary is sold, and such transaction is in accordance with the provisions pertaining to Asset Sales; (g) permit any Restricted Subsidiary (other than DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, and subsidiary of any such entity and any successors to any of the foregoing) to issue any of its equity interests to a person other than (i) issuances to Reorganized LGII or one of its wholly owned subsidiaries or (ii) issuances, for valid business reasons, of non-voting equity comprising up to 40% of the capital stock of any Restricted Subsidiary to operators of funeral homes or cemeteries; or (h) consolidate or merge (whether or not Reorganized LGII is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions unless (i) Reorganized LGII is the surviving corporation or the surviving corporation is organized under the laws of the United States, any state thereof, or the District of Columbia; (ii) all of the obligations under the New Two-Year Unsecured Notes are assumed pursuant to a supplemental indenture substantially similar to the New Two-Year Unsecured Notes Indenture and otherwise acceptable to the trustee; (iii) immediately after the transaction no Default or Event of Default exists; and (iv) the surviving company assuming the New Two-Year Unsecured Notes (A) will have Consolidated Net Worth (as defined in the New Two-Year Unsecured Notes Indenture) immediately after the transaction equal to or greater than the Consolidated Net Worth of Reorganized LGII immediately preceding the transaction, and (B) will, after giving pro forma effect to the transaction, be permitted to incur an additional dollar of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the limitation on incurrence of Indebtedness.

         AMENDMENT, WAIVER OR MODIFICATION OF INDENTURE

         The affirmative vote of the holders of at least a majority of the aggregate outstanding principal amount of the New Two-Year Unsecured Notes will be required to approve amendments, waivers or other modifications to the


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New Two-Year Unsecured Notes Indenture other than amendments, waivers or other modifications customarily requiring unanimous noteholder approval under indentures similar to the New Two-Year Unsecured Notes Indenture, including, without limitation, reducing the principal amount, changing the maturity, reducing the interest rate or changing the time of interest payments, releasing all or substantially all Subsidiary Guarantors and other guarantors, if any, from guarantees or changing the provisions on amendment and waiver or the obligations of Reorganized LGII to offer to purchase outstanding New Two-Year Unsecured Notes upon the occurrence of a Change of Control or receipt of Net Proceeds in respect of the sale of any Disposition Properties (all of which will require unanimous approval).

         REMEDIES UPON DEFAULT

         After an Event of Default has occurred and is continuing under the New Two-Year Unsecured Notes Indenture, the trustee or holders of at least 25% of the aggregate outstanding principal amount of the New Two-Year Unsecured Notes may declare the entire principal amount of and accrued and unpaid interest on the New Two-Year Unsecured Notes to be immediately due and payable. The holders of a majority in outstanding principal amount of the New Two-Year Unsecured Notes may rescind any such acceleration as provided in the New Two-Year Unsecured Notes Indenture.

         TRUSTEE DUTIES AND INDEMNIFICATION

         The holders of a majority in aggregate outstanding principal amount of the New Two-Year Unsecured Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that the trustee, with advice of counsel, may decline to follow such direction if the direction is in conflict with any rule of law or the New Two-Year Unsecured Notes Indenture or if the trustee in good faith determines that the action so directed would be unduly prejudicial to any holders of the New Two-Year Unsecured Notes not taking part in such direction or would expose the trustee to personal liability. Before proceeding to exercise any right or power under the New Two-Year Unsecured Notes Indenture at the direction of the noteholders, the trustee will be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with any such direction.

         No holder of the New Two-Year Unsecured Notes will have any right to pursue any remedy with respect to the New Two-Year Unsecured Notes Indenture or the New Two-Year Unsecured Notes, unless (a) such holder has previously given the trustee written notice of a continuing Event of Default, (b) the holders of at least 25% in aggregate principal amount of the outstanding New Two-Year Unsecured Notes have made a written request to the trustee to pursue such remedy and offered reasonable indemnity satisfactory to the trustee, (c) the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding New Two-Year Unsecured Notes a direction inconsistent with such request within 45 days after receipt of such request, and (d) the trustee has failed to comply with the request within such 45-day period.

         CONSOLIDATED FIXED CHARGE COVERAGE RATIO

         "Consolidated Fixed Charge Coverage Ratio" shall mean the ratio of (a) Consolidated EBITDA (as defined in the New Two-Year Unsecured Notes Indenture) to (b) the sum of (i) consolidated interest expense, (ii) scheduled mandatory principal payments of Indebtedness other than up to $35 million of scheduled repayments of the New Two-Year Unsecured Notes, (iii) principal component of capitalized leases paid and (iv) cash dividends paid to Reorganized LGII shareholders, in each case of Reorganized LGII and its Restricted Subsidiaries for the relevant period.



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NEW SEVEN-YEAR UNSECURED NOTES

         GENERAL

         Under the Plan, on the Effective Date, holders of Allowed CTA Note Claims in Classes 5, 6 and 7 will receive, among other things, New Seven-Year Unsecured Notes in respect of their Claims. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

         The New Seven-Year Unsecured Notes are to be issued under the New Seven-Year Unsecured Notes Indenture to be dated as of the Effective Date among Reorganized LGII, the existing Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association. The following description of the New Seven-Year Unsecured Notes is qualified in its entirety by reference to the New Seven-Year Unsecured Notes Indenture, a copy of which will be Filed as Exhibit I.A.113 to the Plan and will be available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

         The New Seven-Year Unsecured Notes will mature on the seventh anniversary of the Effective Date and will bear interest at the rate of 12 1/4% per annum, payable semiannually on March 15 and September 15 of each year, commencing March 15, 2002.

         RANKING

         The New Seven-Year Unsecured Notes will be unsecured senior obligations of Reorganized LGII, ranking equally with other senior unsecured and general unsecured indebtedness of Reorganized LGII (such as the New Two-Year Unsecured Notes) and senior to any subordinated indebtedness of Reorganized LGII (such as the New Unsecured Subordinated Convertible Notes).

         GUARANTEES

         Each existing and future Subsidiary Guarantor shall unconditionally guarantee the payment of any and all obligations under the New Seven-Year Unsecured Notes Indenture, such guarantees having the same ranking as the New Seven-Year Unsecured Notes. Such guarantees shall be subject to release to allow sales of equity interests to facilitate joint venture franchise financing (provided the Net Proceeds (as defined in the New Seven-Year Unsecured Notes Indenture) resulting therefrom are applied to repayment of the New Seven-Year Unsecured Notes).

         OPTIONAL REDEMPTION; MANDATORY OFFER TO REPURCHASE UPON A CHANGE OF CONTROL; MANDATORY OFFER TO REPURCHASE UPON CERTAIN ASSET SALES

         The New Seven-Year Unsecured Notes are redeemable from and after the third anniversary of the Effective Date, at the option of Reorganized LGII, in whole or in part. The price of any such redemption of the New Seven-Year Unsecured Notes shall be equal to the following redemption prices (indicated as a percentage of stated principal amount) plus accrued and unpaid interest to the applicable redemption date:


               DATE                                                                     REDEMPTION PRICE
               ----                                                                     ----------------
               From the 3rd to the 4th anniversary of the Effective Date.........            106.250%
               From the 4th to the 5th anniversary of the Effective Date.........            103.125%
               Thereafter........................................................            100.0%


         Furthermore, upon the occurrence of a Change of Control (as defined in the New Seven-Year Unsecured Notes Indenture), Reorganized LGII will be required to make an offer to purchase all of the then outstanding New Seven-Year Unsecured Notes at a purchase price equal to 101% of the stated principal amount plus accrued and unpaid interest to the applicable repurchase date. Additionally, Reorganized LGII will not, and will not permit any of its Restricted Subsidiaries (as defined in the New Seven-Year Unsecured Notes Indenture), which Reorganized LGII expects initially to be all of the subsidiaries of Reorganized LGII other than Loewen Life Insurance Group,



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Inc., a Delaware corporation, any subsidiary thereof and any successors thereto, to, consummate an Asset Sale (as defined in the New Seven-Year Unsecured Notes Indenture) unless (a) consideration at least equal to fair market value (determined on a market offer basis rather than book value) is received and (b) except with respect to certain scheduled assets, not less than 75% of the consideration for such Asset Sale shall be paid in cash. Within 270 days of the receipt of Net Proceeds from an Asset Sale, Reorganized LGII may apply such Net Proceeds at its option (or as otherwise required) as follows: (x) with respect to Asset Sales of Disposition Properties, to pay the New Two-Year Unsecured Notes, and (y) with respect to all other Asset Sales, (i) to pay the Exit Financing Revolving Credit Facility and permanently reduce commitments with respect thereto, the New Five-Year Secured Notes or the New Two-Year Unsecured Notes or (ii) to make capital expenditures or acquisitions of other assets in the same line of business as Reorganized LGII or its Restricted Subsidiaries or businesses related thereto. Any Net Proceeds not applied to (x) or (y) above in excess of $10 million in any fiscal year will constitute excess proceeds and, when cumulative excess proceeds (from and after the Effective Date) exceed $10 million, then Reorganized LGII will be obligated to make an offer to all holders of New Seven-Year Unsecured Notes to purchase the maximum principal amount of New Seven-Year Unsecured Notes that may be purchased out of the excess proceeds at an offer price in cash equal to 100% of the stated principal amount plus accrued and unpaid interest to the applicable repurchase date.

         EVENTS OF DEFAULT

         Each of the following events will constitute an Event of Default (as defined in the New Seven-Year Unsecured Notes Indenture) with respect to the New Seven-Year Unsecured Notes: (a) default in the payment of interest when due and payable and the continuance of such default for 30 days; (b) default in the payment of principal or premium, if any, when due and payable; (c) failure by Reorganized LGII to comply with (i) the covenants of the New Seven-Year Unsecured Notes Indenture relating to the repurchase rights of holders in the event of a Change of Control and certain Asset Sales or (ii) the covenants in the New Seven-Year Unsecured Notes Indenture relating to mergers or consolidations; (d) default in the performance of or compliance with any other covenant and the continuance of such default for 30 days after notice to Reorganized LGII by the trustee or to Reorganized LGII and the trustee by holders of at least 25% of the aggregate principal amount of outstanding New Seven-Year Unsecured Notes; (e) default under any Indebtedness (as defined in the New Seven-Year Unsecured Notes Indenture) under which Reorganized LGII or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25 million and either (i) such default arises from Reorganized LGII's or a Restricted Subsidiary's failure to pay when due principal and interest on such Indebtedness, or (ii) such Indebtedness is due and payable in full or such default has resulted in acceleration of the maturity of such Indebtedness; (f) failure to pay final judgments aggregating in excess of $25 million; and (g) specified events involving bankruptcy or other insolvency-related matters.

         AFFIRMATIVE COVENANTS

         Reorganized LGII and the Restricted Subsidiaries on the Effective Date will account for at least 90% of Reorganized LGII's consolidated assets and revenues. Except to the extent otherwise permitted under the New Seven-Year Unsecured Notes Indenture (which shall include reasonable and customary exceptions), Reorganized LGII will (and, where applicable, will cause each of its Restricted Subsidiaries to): (a) pay the principal of and interest on the New Seven-Year Unsecured Notes on the dates and in the manner provided in the New Seven-Year Unsecured Notes Indenture; (b) maintain an office or agency in the Borough of Manhattan, the City of New York, for the purposes of registration of transfer or exchange, presentation for payment and notices and demands; (c) preserve and keep in full force and effect their respective existence and rights, material licenses and/or material franchises; (d) pay or discharge all taxes, assessments and governmental charges levied upon them or their income, profits or property and all claims that, if unpaid, might result in a Lien (as defined in the New Seven-Year Unsecured Notes Indenture) upon their property;
(e) maintain and keep their properties and assets in good condition, repair and working order (reasonable wear and tear excepted); (f) maintain insurance as may be required by law and as is customarily maintained by companies similarly situated; (g) keep proper books and records; (h) comply with all statutes, laws, ordinances or governmental rules and regulations to which it is subject; and (i) file with the SEC, or, if not permitted or required to so file, deliver to the trustee under the New Seven-Year Unsecured Notes Indenture, the annual reports, quarterly reports and the information, documents and other reports that Reorganized LGII would be required to be filed with the SEC pursuant to sections 13 and 15 of the Exchange Act, if Reorganized LGII had a class of securities registered under the Exchange Act.

         NEGATIVE COVENANTS

         Except as otherwise permitted under the New Seven-Year Unsecured Notes Indenture (which shall include reasonable and customary exceptions), Reorganized LGII will not (and, where applicable, will cause each of its Restricted Subsidiaries not to): (a) create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness (excluding, among other reasonable and customary exceptions, Indebtedness existing as of the Effective Date, a $350 million basket for the Exit Financing Revolving Credit Facility, the New Five-Year Secured Notes, and refinancings thereof), unless at the time the Consolidated Fixed Charge Coverage Ratio (as defined below) of Reorganized LGII for its most recently ended four full fiscal quarters immediately preceding the date on which such Indebtedness is incurred would have been at least equal to, during any fiscal year in which Reorganized LGII has any scheduled principal payment due with respect to the New Five-Year Secured Notes, 1:1, and during any other year, 1.25:1, determined on a pro forma basis giving effect to the incurrence of such Indebtedness at the beginning of such four fiscal quarter period; (b) declare, make or pay any Restricted Payments (as defined in the New Seven-Year Unsecured Notes Indenture) unless (i) immediately after such Restricted Payments (A) no Default (as defined in the New Seven-Year Unsecured Notes Indenture) or Event of Default shall have occurred and be continuing or would result therefrom and (B) Reorganized LGII could properly incur an additional dollar of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the limitation on incurrence of Indebtedness and (ii) the aggregate amount of all Restricted Payments declared or made after the Effective Date would not exceed the sum of (A) $10 million plus (B) 50% of the aggregate Consolidated Net Income (as defined in the New Seven-Year Unsecured Notes Indenture) of Reorganized LGII during the period beginning on the Effective Date and ending on the last day of the fiscal quarter of Reorganized LGII preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit) plus (C) the aggregate net cash proceeds received by Reorganized LGII for the issuance or sale of capital stock after the Effective Date and not previously applied; (c) create or permit to exist or become effective any contractual restriction on the ability of any Restricted Subsidiary to pay dividends on its capital stock or to pay its obligations owed to Reorganized LGII, except as required by applicable law; (d) create, incur, assume or suffer to exist any Liens of any kind (excluding Liens existing as of the Effective Date and other Permitted Liens (as defined in the New Seven-Year Unsecured Notes Indenture)) against or upon any of its properties or assets where the aggregate amount of Indebtedness secured by any such Liens exceeds $50 million; (e) enter into any transaction with an Affiliate (as defined in the New Seven-Year Unsecured Notes Indenture) of Reorganized LGII (other than Restricted Subsidiaries or any other subsidiary solely to comply with regulatory requirements) unless such transaction is on terms no less favorable than those that could have been obtained in a comparable transaction with a non-Affiliate and, with respect to any transaction involving aggregate payments or value of $25 million or greater, Reorganized LGII has obtained a written opinion from an independent financial advisor stating such transaction is fair to Reorganized LGII from a financial point of view; (f) transfer, convey, sell or dispose of any capital stock of any Restricted Subsidiary (other than (i) sales, for valid business reasons, of non-voting equity comprising up to 40% of the capital stock of any Restricted Subsidiary to operators of funeral homes and/or cemeteries and
(ii) with respect to DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any Subsidiary of any such entity and any successors to any of the foregoing), unless such transaction is in accordance with the provisions pertaining to Asset Sales; (g) permit any Restricted Subsidiary (other than DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any subsidiary of any such entity and any successors to any of the foregoing) to issue any of its equity interests to a person other than (i) issuances to Reorganized LGII or one of its wholly owned subsidiaries or (ii) issuances, for valid business reasons, of non-voting equity comprising up to 40% of the capital stock of any Restricted Subsidiary to operators of funeral homes or cemeteries, unless such transaction is in accordance with the provisions pertaining to Asset Sales; or (h) consolidate or merge (whether or not Reorganized LGII is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions unless (i) Reorganized LGII is the surviving corporation or the surviving corporation is organized under the laws of the United States, any state thereof, or the District of Columbia; (ii) all of the obligations under the New Seven-Year Unsecured Notes are assumed pursuant to a supplemental indenture substantially similar to the New Seven-Year Unsecured Notes Indenture and otherwise acceptable to the trustee; (iii) immediately after the transaction no Default or Event of Default exists; and
(iv) the surviving company assuming the New Seven-Year Unsecured Notes (A) will have Consolidated Net Worth (as defined in the New Seven-Year Unsecured Notes Indenture) immediately after the transaction equal to or greater than the Consolidated Net Worth of Reorganized LGII immediately preceding the transaction, and (B) will, after giving pro forma effect to the transaction, be permitted to incur an additional dollar of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the limitation on incurrence of Indebtedness.

         AMENDMENT, WAIVER OR MODIFICATION OF INDENTURE

         The affirmative vote of the holders of at least a majority of the aggregate principal amount of the New Seven-Year Unsecured Notes will be required to approve amendments, waivers or other modifications to the New Seven-Year Unsecured Notes Indenture other than amendments, waivers or other modifications customarily requiring unanimous noteholder approval under indentures similar to the New Seven-Year Unsecured Notes Indenture, including, without limitation, reducing the principal amount, changing the maturity, reducing the interest rate or changing the time of interest payments, releasing all or substantially all Subsidiary Guarantors and other guarantors, if any, from guarantees, or changing the provisions on amendment and waiver or the obligations of Reorganized LGII to offer to purchase outstanding New Seven-Year Unsecured Notes upon the occurrence of a Change of Control or Asset Sales (all of which will require unanimous approval).

         REMEDIES UPON DEFAULT

         After an Event of Default has occurred and is continuing under the New Seven-Year Unsecured Notes Indenture, the trustee or holders of at least 25% of the aggregate outstanding principal amount of the New Seven-Year Unsecured Notes may declare the entire principal amount of and accrued and unpaid interest on the New Seven-Year Unsecured Notes to be immediately due and payable. The holders of a majority in outstanding principal amount of the New Seven-Year Unsecured Notes may rescind any such acceleration as provided in the New Seven-Year Unsecured Notes Indenture.

         TRUSTEE DUTIES AND INDEMNIFICATION

         The holders of a majority in aggregate outstanding principal amount of the New Seven-Year Unsecured Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that the trustee, with advice of counsel, may decline to follow such direction if the direction is in conflict with any rule of law or the New Seven-Year Unsecured Notes Indenture or if the trustee in good faith determines that the action so directed would be unduly prejudicial to any holders of the New Seven-Year Unsecured Notes not taking part in such direction or would expose the trustee to personal liability. Before proceeding to exercise any right or power under the New Seven-Year Unsecured Notes Indenture at the direction of the noteholders, the trustee will be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with any such direction.

         No holder of the New Seven-Year Unsecured Notes will have any right to pursue any remedy with respect to the New Seven-Year Unsecured Notes Indenture or the New Seven-Year Unsecured Notes, unless (a) such holder has previously given the trustee written notice of a continuing Event of Default, (b) the holders of at least 25% in aggregate principal amount of the outstanding New Seven-Year Unsecured Notes have made a written request to the trustee to pursue such remedy and offered reasonable indemnity satisfactory to the trustee, (c) the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding New Seven-Year Unsecured Notes a direction inconsistent with such request within 45 days after receipt of such request, and
(d) the trustee has failed to comply with the request within such 45-day period.

         CONSOLIDATED FIXED CHARGE COVERAGE RATIO

         "Consolidated Fixed Charge Coverage Ratio" shall mean the ratio of (a) Consolidated EBITDA (as defined in the New Seven-Year Unsecured Notes Indenture) to (b) the sum of (i) consolidated interest expense, (ii) scheduled mandatory principal payments of Indebtedness other than up to $35 million of scheduled repayments of the New Two-Year Unsecured Notes, (iii) principal component of capitalized leases paid and (iv) cash dividends paid to Reorganized LGII shareholders, in each case of Reorganized LGII and its Restricted Subsidiaries for the relevant period.

NEW UNSECURED SUBORDINATED CONVERTIBLE NOTES

         GENERAL

         Under the Plan, on the Effective Date, holders of certain Allowed Administrative Claims will receive, among other things, $24,679,000 aggregate principal amount of New Unsecured Subordinated Convertible Notes in respect of their Claims as contemplated by the Blackstone Settlement Agreement. See "Overview of the Plan -- Additional Information Regarding Assertion and Treatment of Administrative Claims, Substantial Contribution Claims and Priority Tax Claims -- Administrative Claims" and "Operation During the Reorganization Cases -- Blackstone Transactions -- Blackstone Settlement."

         The New Unsecured Subordinated Convertible Notes are to be issued under the New Unsecured Subordinated Convertible Notes Indenture to be dated as of the Effective Date among Reorganized LGII, the existing Subsidiary Guarantors and Wells Fargo Bank Minnesota, National Association. The following description of the New Unsecured Subordinated Convertible Notes is qualified in its entirety by reference to the New Unsecured Subordinated Convertible Notes Indenture, a copy of which will be Filed as Exhibit I.A.120 to the Plan and will be available for inspection in the Document Reviewing Centers and over the Internet on web site at http://www.loewenreorgplan.com. See "Additional Information."

         The New Unsecured Subordinated Convertible Notes will mature on the tenth anniversary of the Effective Date and will bear interest at a rate of 12 1/4% per annum, payable semiannually on March 15 and September 15 of each year, commencing on March 15, 2002.

         RANKING

         The New Unsecured Subordinated Convertible Notes will be unsecured obligations of Reorganized LGII, ranking junior to all senior indebtedness of Reorganized LGII (such as the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes and the Exit Financing Revolving Credit Facility).

         GUARANTEES

         Each existing and future Subsidiary Guarantor shall unconditionally guarantee the payment of any and all obligations under the New Unsecured Subordinated Convertible Notes Indenture, such guarantees having the same ranking as the New Unsecured Subordinated Convertible Notes.

         CONVERSION

         The New Unsecured Subordinated Convertible Notes will be convertible, at any time at the option of the holder, into shares of New Common Stock at a conversion price equal to $17.17 per share. The conversion price will be subject to adjustment in the following events: (a) if Reorganized LGII pays a dividend or otherwise distributes to holders of New Common Stock, as such, shares of New Common Stock; (b) if Reorganized LGII (i) subdivides outstanding shares of New Common Stock into a greater number of shares of New Common Stock or (ii) combines outstanding shares of New Common Stock into a smaller number of shares of New Common Stock; (c) if Reorganized LGII distributes to holders of New Common Stock, as such, (i) evidences of indebtedness or assets (excluding regular cash dividends or cash distributions payable out of surplus or net profits legally available therefor and those distributions described in clause
(a) above) of Reorganized LGII or any of its subsidiaries, (ii) shares of capital stock of Reorganized LGII or any of its subsidiaries (other than New Common Stock), (iii) securities convertible into or exchangeable for capital stock of Reorganized LGII or any of its subsidiaries, or (iv) any rights, options or warrants to purchase any of the foregoing (excluding those described in clause (d) below); (d) if Reorganized LGII issues rights, options or warrants to holders of the outstanding shares of New Common Stock, as such, entitling the holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock at a price per share that is lower on the record date than the current market price per share of New Common Stock on such record date (as determined in accordance with the New Unsecured Subordinated Convertible Notes Indenture); or (e) if Reorganized LGII issues shares of New Common Stock, securities convertible into or exchangeable for shares of New Common Stock or rights, options or warrants entitling holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock (excluding shares of New Common Stock, convertible or exchangeable securities or rights, options or warrants issued in any of the transactions described in clauses (a), (b), (c) or
(d) above) for a purchase price per share of such New Common Stock, for a conversion or exchange price per share of New Common Stock initially deliverable upon conversion or exchange of such securities or for a subscription or purchase price per share of New Common Stock initially deliverable upon exercise of such rights, options or warrants, that is less than the current market price per share of New Common Stock on the date the purchase, conversion, exchange or subscription price of such additional shares of New Common Stock are first fixed (as determined in accordance with the New Unsecured Subordinated Convertible Notes Indenture).

         No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease in the conversion price of at least 1%; provided, however, that any adjustments which are not required to be made currently will be carried forward and made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, would require an increase or decrease in the conversion price of 1% or more. In addition, no adjustment in the number of shares purchasable upon the exercise of a New Warrant will be made in circumstances described in clause (a),
(c), (d) or (e) in the second sentence of the immediately preceding paragraph if Reorganized LGII issues or distributes to each holder of New Unsecured Subordinated Convertible Notes the shares, rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness, assets or other securities referred to in such clause that such holder would have been entitled to receive had the New Unsecured Subordinated Convertible Notes been converted prior to the happening of such event or the record date with respect thereto. Further, no adjustment in the conversion price will be made on account of: (a) any issuance of shares of New Common Stock, or of options, rights or warrants to purchase, or securities convertible into or exchangeable for, shares of New Common Stock, pursuant to the Plan; (b) any issuance of shares of New Common Stock upon the exercise of options, rights or warrants or upon the conversion or exchange of convertible or exchangeable securities, in either case issued pursuant to the Plan or outstanding as of the Effective Date; (c) any issuance of shares of New Common Stock, or of options, rights or warrants, or of other securities, pursuant to a share purchase rights plan or any similar plan adopted by the Board of Directors of Reorganized LGII; (d) any issuance of shares of New Common Stock, or of options, rights or warrants to purchase, or securities convertible into or exchangeable for shares of New Common Stock, in accordance with any plan for the benefit of the employees or directors of Reorganized LGII existing as of the Effective Date or contemplated by the Plan or any other plan adopted by the Board of Directors of Reorganized LGII for the benefit of the employees or directors of Reorganized LGII or any of its subsidiaries; (e) any issuance of shares of New Common Stock in connection with a company-sponsored plan for reinvestment of dividends or interest; (f) any issuance of shares of New Common Stock, securities convertible into or exchangeable for shares of New Common Stock or rights, options or warrants entitling holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock pursuant to an underwritten public offering for a price per share of New Common Stock in the case of an issuance of shares of New Common Stock, for a price per share of New Common Stock initially deliverable upon conversion or exchange of such securities or for a subscription or purchase price per share of New Common Stock initially deliverable upon exercise of such rights, options or warrants, that is equal to or greater than 95% of the closing price per share of New Common Stock on the date the offering, conversion, exchange, subscription or purchase price of such additional shares of New Common Stock is first fixed (as determined in accordance with the New Unsecured Subordinated Convertible Notes Indenture); or (g) any issuance of shares of New Common Stock or other securities to the owners of any entity that is acquired by Reorganized LGII in an arm's-length transaction approved by the Board of Directors of Reorganized LGII. No adjustment in Unsecured Subordinated Convertible Notes Indenture will be made for a change in the par value of the shares of New Common Stock.

         OPTIONAL REDEMPTION; MANDATORY OFFER TO REPURCHASE UPON A CHANGE OF CONTROL; MANDATORY OFFER TO REPURCHASE UPON CERTAIN ASSET SALES

         The New Unsecured Subordinated Convertible Notes are redeemable at any time at the option of Reorganized LGII, in whole or in part at a price equal to 100% of the stated principal amount plus accrued and unpaid interest to the applicable redemption date; provided, however, that, prior to the second anniversary of the Effective Date, Reorganized LGII may not optionally redeem the New Unsecured Subordinated Convertible Notes unless the current market price per share Price of New Common Stock is at least 15% greater than the then applicable conversion price. Furthermore, upon the occurrence of a Change of Control (as defined in the New



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Unsecured Subordinated Convertible Notes Indenture), Reorganized LGII will be required to offer to purchase all of the then-outstanding New Unsecured Subordinated Convertible Notes at a price equal to 100% of stated principal amount plus accrued and unpaid interest to the applicable repurchase date. Additionally, Reorganized LGII will not, and will not permit any of its Restricted Subsidiaries (as defined in the New Unsecured Subordinated Convertible Notes Indenture), which Reorganized LGII expects initially to be all subsidiaries of Reorganized LGII other than Loewen Life Insurance Group, Inc., a Delaware corporation, any subsidiary thereof and any successors thereto), to, consummate an Asset Sale (as defined in the New Unsecured Subordinated Convertible Notes Indenture) unless (a) consideration at least equal to fair market value (determined on a market offer basis rather than book value) is received and (b) except with respect to certain scheduled assets, not less than 75% of the consideration for such Asset Sale shall be paid in cash. Within 270 days of the receipt of Net Proceeds (as defined in the New Unsecured Subordinated Convertible Notes Indenture) from an Asset Sale, Reorganized LGII may apply such Net Proceeds at its option (or as otherwise required) as follows:
(x) with respect to Asset Sales of Disposition Properties, to pay the New Two-Year Unsecured Notes, and (y) with respect to all other Asset Sales, (i) to pay the Exit Financing Revolving Credit Facility and permanently reduce commitments with respect thereto, the New Five-Year Secured Notes, the New Two-Year Unsecured Notes or the New Seven-Year Unsecured Notes or (ii) to make capital expenditures or acquisitions of other assets in the same line of business as Reorganized LGII or its Restricted Subsidiaries or businesses related thereto. Any Net Proceeds not applied to (x) or (y) above in excess of $10 million in any fiscal year will constitute excess proceeds and, when cumulative excess proceeds (from and after the Effective Date) exceed $10 million, then Reorganized LGII will be obligated to make an offer to all holders of New Unsecured Subordinated Convertible Notes that may be purchased out of the excess proceeds at an offer price in cash equal to 100% of the stated principal amount plus accrued and unpaid interest to the applicable repurchase date.

         EVENTS OF DEFAULT

         Each of the following events will constitute an Event of Default (as defined in the New Unsecured Subordinated Convertible Notes Indenture) with respect to the New Unsecured Subordinated Convertible Notes: (a) default in the payment of interest when due and payable and the continuance of such default for 30 days; (b) default in the payment of principal or premium, if any, when due and payable; (c) failure by Reorganized LGII to comply with (i) the covenants of the New Unsecured Subordinated Convertible Notes Indenture relating to the repurchase rights of holders in the event of a Change of Control and certain Asset Sales or (ii) the covenants in the New Unsecured Subordinated Convertible Notes Indenture relating to mergers or consolidations; (d) default in the performance of or compliance with any other covenant and the continuance of such default for 30 days after notice to Reorganized LGII by the trustee or to Reorganized LGII and the trustee by holders of at least 25% of the aggregate principal amount of outstanding New Unsecured Subordinated Convertible Notes;
(e) default under any Indebtedness (as defined in the New Unsecured Subordinated Convertible Notes Indenture) under which Reorganized LGII or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25 million and either
(i) such default arises from Reorganized LGII's or a Restricted Subsidiary's failure to pay when due principal and interest on such Indebtedness, or (ii) such Indebtedness is due and payable in full or such default has resulted in acceleration of the maturity of such Indebtedness; (f) failure to pay final judgments aggregating in excess of $25 million; and (g) specified events involving bankruptcy or other insolvency-related matters.

         AFFIRMATIVE COVENANTS

         Reorganized LGII and the Restricted Subsidiaries on the Effective Date will account for at least 90% of Reorganized LGII's consolidated assets and revenues. Except to the extent otherwise permitted under the New Unsecured Subordinated Convertible Notes Indenture (which shall include reasonable and customary exceptions), Reorganized LGII will (and, where applicable, will cause each of its Restricted Subsidiaries to): (a) pay the principal of and interest on the New Unsecured Subordinated Convertible Notes on the dates and in the manner provided in the New Unsecured Subordinated Convertible Notes Indenture;
(b) maintain an office or agency in the Borough of Manhattan, the City of New York, for the purposes of registration of transfer or exchange, presentation for payment or conversion and notices and demands; (c) preserve and keep in full force and effect their respective existence and rights, material licenses and/or material franchises; (d) pay or discharge all taxes, assessments and governmental charges levied upon them or their income, profits or property and all claims which, if unpaid, might result in a Lien (as defined in the New Unsecured Subordinated Convertible Notes Indenture) upon their property; (e) maintain and keep their properties and assets in good condition, repair and working order (reasonable wear and tear excepted); (f) maintain insurance as may be required by law and as is customarily maintained by companies



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similarly situated; (g) keep proper books and records; (h) comply with all statutes, laws, ordinances or governmental rules and regulations to which it is subject; and (i) file with the SEC, or, if not permitted or required to so file, deliver to the trustee under the New Unsecured Subordinated Convertible Notes Indenture, the annual reports, quarterly reports and the information, documents and other reports that Reorganized LGII would be required to be filed with the SEC pursuant to sections 13 and 15 of the Exchange Act, if Reorganized LGII had a class of securities registered under the Exchange Act.

         NEGATIVE COVENANTS

         Except as otherwise permitted under the New Unsecured Subordinated Convertible Notes Indenture (which shall include reasonable and customary exceptions), Reorganized LGII will not (and, where applicable, will cause each of its Restricted Subsidiaries not to): (a) create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness (excluding, among other reasonable and customary exceptions, Indebtedness existing as of the Effective Date, a $350 million basket for the Exit Financing Revolving Credit Facility and the New Five-Year Secured Notes, and refinancings thereof), unless at the time the Consolidated Fixed Charge Coverage Ratio (as defined below) of Reorganized LGII for its most recently ended four full fiscal quarters immediately preceding the date on which such Indebtedness is incurred would have been at least equal to, during any fiscal year in which Reorganized LGII has any scheduled principal payment due with respect to the New Five-Year Secured Notes, 1:1, and during any other year, 1.25:1, determined on a pro forma basis giving effect to the incurrence of such Indebtedness at the beginning of such four fiscal quarter period; (b) declare, make or pay any Restricted Payments (as defined in the New Unsecured Subordinated Convertible Notes Indenture) unless
(i) immediately after such Restricted Payments (A) no Default (as defined in the New Unsecured Subordinated Convertible Notes Indenture) or Event of Default shall have occurred and be continuing or would result therefrom and (B) Reorganized LGII could properly incur an additional dollar of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the limitation on incurrence of Indebtedness and (ii) the aggregate amount of all Restricted Payments declared or made after the Effective Date would not exceed the sum of (A) $10 million plus (B) 50% of the aggregate Consolidated Net Income (as defined in the New Unsecured Subordinated Convertible Notes Indenture) or Reorganized LGII during the period beginning on the Effective Date and ending on the last day of the fiscal quarter of Reorganized LGII preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit) plus (C) the aggregate net cash proceeds received by Reorganized LGII for the issuance or sale of capital stock after the Effective Date and not previously applied; (c) create or permit to exist or become effective any contractual restriction on the ability of any Restricted Subsidiary to pay dividends on its capital stock or to pay its obligations owed to Reorganized LGII, except as required by applicable law; (d) create, incur, assume or suffer to exist any Liens of any kind (excluding Liens existing as of the Effective Date and other Permitted Liens (as defined in the New Unsecured Subordinated Convertible Notes Indenture)) against or upon any of its properties or assets where the aggregate amount of Indebtedness secured by any such Liens exceeds $50 million; (e) enter into any transaction with an Affiliate (as defined in the New Unsecured Subordinated Convertible Notes Indenture) of Reorganized LGII (other than Restricted Subsidiaries or any other subsidiary solely to comply with regulatory requirements) unless such transaction is on terms no less favorable than those that could have been obtained in a comparable transaction with a non-Affiliate and, with respect to any transaction involving aggregate payments or value of $25 million or greater, Reorganized LGII has obtained a written opinion from an independent financial advisor stating such transaction is fair to Reorganized LGII from a financial point of view; (f) transfer, convey, sell or dispose of any capital stock of any Restricted Subsidiary (other than (i) sales, for valid business reasons, of non-voting equity comprising up to 40% of the capital stock of any Restricted Subsidiary to operators of funeral homes and/or cemeteries and
(ii) with respect to DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any subsidiary of any such entity and any successors to any of the foregoing), unless such transaction is in accordance with the provisions pertaining to asset sales; (g) permit any Restricted Subsidiary (other than DSP General Partner, Inc., a Texas corporation, Directors Succession Planning, Inc., a California corporation, Rose Hills Holding Corp., a Delaware corporation, any subsidiary of any such entity and any successors to any of the foregoing) to issue any of its equity interests to a person other than (i) issuances to Reorganized LGII or one of its wholly owned subsidiaries or (ii) issuances, for valid business reasons, of non-voting equity comprising up to 40% of the capital stock of any Restricted Subsidiary to operators of funeral homes or cemeteries, unless such transaction is in accordance with the provisions pertaining to Asset Sales; or (h) consolidate or merge (whether or not Reorganized LGII is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or



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assets in one or more related transactions unless (i) Reorganized LGII is the surviving corporation or the surviving corporation is organized under the laws of the United States, any state thereof, or the District of Columbia; (ii) all of the obligations under the New Unsecured Subordinated Convertible Notes are assumed pursuant to a supplemental indenture substantially similar to the New Unsecured Subordinated Convertible Notes Indenture and otherwise acceptable to the trustee; (iii) immediately after the transaction no Default or Event of Default exists; and (iv) the surviving company assuming the New Unsecured Subordinated Convertible Notes (A) will have Consolidated Net Worth (as defined in the New Unsecured Subordinated Convertible Notes Indenture) immediately after the transaction equal to or greater than the Consolidated Net Worth of Reorganized LGII immediately preceding the transaction, and (B) will, after giving pro forma effect to the transaction, be permitted to incur an additional dollar of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the limitation on incurrence of Indebtedness.

         AMENDMENT, WAIVER OR MODIFICATION OF INDENTURE

         The affirmative vote of the holders of at least a majority of the aggregate principal amount of the New Unsecured Subordinated Convertible Notes will be required to approve amendments, waivers or other modifications to the New Unsecured Subordinated Convertible Notes Indenture other than amendments, waivers or other modifications customarily requiring unanimous noteholder approval under indentures similar to the New Unsecured Subordinated Convertible Notes Indenture, including, without limitation, reducing the principal amount, changing the maturity, reducing the interest rate or changing the time of interest payments, releasing all or substantially all Subsidiary Guarantors and other guarantors, if any, from guarantees, or changing the provisions on amendment and waiver or the obligations of Reorganized LGII to offer to purchase outstanding New Unsecured Subordinated Convertible Notes upon the occurrence of a Change of Control (all of which will require unanimous approval); provided, however, that any amendment to or waiver of defaults or other aspects of New Seven Year Unsecured Notes Indenture or the New Unsecured Subordinated Convertible Notes Indenture properly approved by or on behalf of the requisite number of holders of such debt instruments shall automatically also become effective in the same manner with respect to the New Unsecured Subordinated Convertible Notes and the New Unsecured Subordinated Convertible Notes Indenture, provided that at the time of such amendment or waiver there is a greater aggregate principal amount of New Seven-Year Unsecured Notes outstanding than the outstanding aggregate principal amount of New Unsecured Subordinated Convertible Notes; and provided further, that any amendment or waiver with respect to (i) the principal amount outstanding of any new Unsecured Subordinated Convertible Note, (ii) the rate or time for payment of interest on any New Unsecured Subordinated Convertible Note, (iii) the fixed maturity of any New Unsecured Subordinated Convertible Note, and (iv) the obligation to pay in full in cash the principal of, premium, if any, or interest on any New Unsecured Subordinated Convertible Note when due, shall require the applicable consent of each holder of New Unsecured Subordinated Convertible Notes affected thereby.

         REMEDIES UPON DEFAULT

         After an Event of Default has occurred and is continuing under the New Unsecured Subordinated Convertible Notes Indenture, the trustee or holders of at least 25% of the aggregate outstanding principal amount of the New Unsecured Subordinated Convertible Notes may declare the entire principal amount of and accrued and unpaid interest on the New Unsecured Subordinated Convertible Notes to be immediately due and payable. The holders of a majority in outstanding principal amount of the New Unsecured Subordinated Convertible Notes may rescind any such acceleration as provided in the New Unsecured Subordinated Convertible Notes Indenture.

         TRUSTEE DUTIES AND INDEMNIFICATION

         The holders of a majority in aggregate outstanding principal amount of the New Unsecured Subordinated Convertible Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that the trustee, with advice of counsel, may decline to follow such direction if the direction is in conflict with any rule of law or the New Unsecured Subordinated Convertible Notes Indenture or if the trustee in good faith determines that the action so directed would be unduly prejudicial to any holders of the New Unsecured Subordinated Convertible Notes not taking part in such direction or would expose the trustee to personal liability. Before proceeding to exercise any right or power under the New Unsecured Subordinated Convertible Notes Indenture at the direction of the



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noteholders, the trustee will be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with any such direction.

         No holder of the New Unsecured Subordinated Convertible Notes will have any right to pursue any remedy with respect to the New Unsecured Subordinated Convertible Notes Indenture or the New Unsecured Subordinated Convertible Notes, unless (a) such holder has previously given the trustee written notice of a continuing Event of Default, (b) the holders of at least 25% in aggregate principal amount of the outstanding New Unsecured Subordinated Convertible Notes have made a written request to the trustee to pursue such remedy and offered reasonable indemnity satisfactory to the trustee, (c) the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding New Unsecured Subordinated Convertible Notes a direction inconsistent with such request within 45 days after receipt of such request, and
(d) the trustee has failed to comply with the request within such 45-day period.

         CONSOLIDATED FIXED CHARGE COVERAGE RATIO

         "Consolidated Fixed Charge Coverage Ratio" shall mean the ratio of (a) Consolidated EBITDA (as defined in the New Unsecured Subordinated Convertible Notes Indenture) to (b) the sum of (i) consolidated interest expense, (ii) scheduled mandatory principal payments of Indebtedness other than up to $35 million of scheduled repayments of the New Two-Year Unsecured Notes, (iii) principal component of capitalized leases paid and (iv) cash dividends paid to Reorganized LGII shareholders, in each case of Reorganized LGII and its Restricted Subsidiaries for the relevant period.

EXIT FINANCING

         EXIT FINANCING REVOLVING CREDIT FACILITY

         On the Effective Date, Reorganized LGII and the Exit Financing Facility Agent Bank will enter into the Exit Financing Revolving Credit Facility. See "Overview of the Plan -- Exit Financing Revolving Credit Facility." The commitment by the Confirmation Date of the Exit Financing Facility Agent Bank to provide the Exit Financing Revolving Credit Facility on terms satisfactory to the Debtors is a condition to Confirmation, and the execution and delivery of the documents effectuating the Exit Financing Revolving Credit Facility by Reorganized LGII and the Exit Financing Facility Agent Bank are conditions to the Effective Date.

         The Debtors currently contemplate that the Exit Financing Revolving Credit Facility will be a $100 million revolving credit facility, $30 million of which will also be available in the form of letters of credit, and that borrowings under the Exit Financing Revolving Credit Facility will bear interest at a floating rate based on the London Interbank Borrowing Rate plus a specified margin to be determined based on certain financial ratios achieved by Reorganized LGII. Borrowings under the Exit Financing Revolving Credit Facility will be secured by the capital stock of certain subsidiaries of Reorganized LGII and personal and real property of Reorganized LGII. The Projections assume that there will be no borrowings under the Exit Financing Revolving Credit Facility as of the Effective Date.

         EXIT FINANCING TERM LOAN

         The Debtors also may seek to obtain from the Exit Financing Facility Agent Bank a $250 million Exit Financing Term Loan as of the Effective Date. It is currently contemplated that such Exit Financing Term Loan would bear interest at a floating rate based on the London Interbank Borrowing Rate plus a specified margin to be determined based on certain financial ratios achieved by Reorganized LGII and would be secured by the capital stock of certain subsidiaries of Reorganized LGII and personal and real property of Reorganized LGII. It is also currently anticipated that the principal amount of the Exit Financing Term Loan would be repaid in accordance with the following amortization schedule:



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

                                                                                PRINCIPAL
                   DATE                                                         REPAYMENT
                   ----                                                         ---------
                   1st anniversary of Effective Date......................    $  10 million
                   2nd anniversary of Effective Date......................    $  20 million
                   3rd anniversary of Effective Date......................    $  30 million
                   4th anniversary of Effective Date......................    $  40 million
                   5th anniversary of Effective Date......................    $ 150 million


         If Reorganized LGII and the Exit Financing Facility Agent Bank agree on satisfactory terms for the Exit Financing Term Loan and the Exit Financing Term Loan Closing occurs, the New Five-Year Secured Notes will not be issued pursuant to the Plan, but rather the amount of cash to be distributed to holders of Allowed Claims in Classes 5, 6 and 7 would be increased by $250 million. The Debtors currently do not expect the Exit Financing Term Loan Closing to occur.

ROSE HILLS INDEBTEDNESS

         Upon consummation of the transactions contemplated by the Blackstone Settlement, Reorganized LGII will own all or substantially all of the outstanding capital stock of Rose Hills. Rose Hills has a senior secured amortization extended term loan facility (the "Rose Hills Term Facility") in an aggregate principal amount of $75 million and a senior secured revolving credit facility (the "Rose Hills Revolving Facility") in an aggregate principal amount of up to $25 million. The Rose Hills Term Facility and the Rose Hills Revolving Facility mature on November 1, 2003 and 2001, respectively. The Rose Hills Term Facility is subject to amortization, subject to certain conditions, in semi-annual installments in the amounts of $1 million in each of the first three years after the anniversary of the closing date of the Rose Hills Term Facility (the "Bank Closing"), which occurred in November 1996; $3 million in the fourth year after the Bank Closing; $7 million in the fifth year after the Bank Closing; $9 million in the sixth year after the Bank Closing and $53 million upon maturity of the Bank Term Facility. The Rose Hills Revolving Credit Facility is payable in full at maturity, with no prior amortization. As of December 31, 2000, the outstanding principal amount under the Rose Hills Term Facility was approximately $69 million and there were no outstanding borrowings under the Rose Hills Revolving Facility.

         Rose Hills also issued $80 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2004 (the "Rose Hill Notes"). The Rose Hills Notes mature on November 15, 2004 and bear interest at the rate of 9 1/2% per annum, payable semiannually on May 15 and November 15 of each year. The Rose Hills Notes are redeemable from and after November 15, 2000, at the option of Rose Hills, in whole or in part. The initial price of any such redemption is 104.75% of stated principal amount (subject to annual reduction reaching 100% in 2003), plus accrued and unpaid interest to the applicable redemption date.

OTHER INDEBTEDNESS

         Pursuant to the treatment of holders of Class 4 Claims under the Plan, certain secured indebtedness of the Debtors incurred or assumed primarily in connection with TLGI's acquisition of funeral home and cemetery business will be Reinstated on the Effective Date. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests." Generally, this indebtedness is secured by liens on certain specific properties that were the subject of such acquisition and contains favorable interest and payment terms. The Debtors estimate that such indebtedness to be Reinstated on the Effective Date, together with long term indebtedness of Loewen Companies that are not Debtors, will be approximately $55 million.

               LIQUIDATING TRUST TO BE FORMED PURSUANT TO THE PLAN

GENERAL

         In connection with the Plan, on the Effective Date, Reorganized LGII and the Liquidating Trust Trustee will enter into the Liquidating Trust Agreement and the Liquidating Trust will be established pursuant to the terms



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of the Plan and the Liquidating Trust Agreement. The following description of the Liquidating Trust is qualified in its entirety by reference to the Liquidating Trust Agreement, a copy of which has been Filed as Exhibit III.H to the Plan and is available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

CREATION AND PURPOSE

         The Liquidating Trust Agreement will provide for, among other things, the creation of the Liquidating Trust, which will be known as the "Loewen Creditor Liquidating Trust," and the appointment of the Liquidating Trust Trustee. The sole purpose of the Liquidating Trust is to hold, sell and distribute the Liquidating Trust Assets (as defined in the Liquidating Trust Agreement). The Liquidating Trust Agreement is intended to be treated as a liquidating trust pursuant to Treasury Regulation Section 301.7701-4(d) and as a grantor trust subject to the provisions of subchapter J, subpart E of the Internal Revenue Code.

INITIAL LIQUIDATING TRUST ASSETS

         Pursuant to the Plan and the Liquidating Trust Agreement, Reorganized LGII will transfer or cause to be transferred, immediately following completion of the Reinvestment Transactions on the Effective Date, to the Liquidating Trust for the benefit of holders of Allowed Claims in Class 8 and in Divisions A, B, F, G and H of Class 11, (a) the Prime Succession Warrants and (b) an undivided 25% interest in the NAFTA Net Proceeds, i.e., the proceeds, if any, of the NAFTA Claims as such proceeds may be adjusted as a result of the arbitration contemplated by the NAFTA Arbitration Agreement, less (i) amounts payable under paragraph 3 of the NAFTA Arbitration Agreement and (ii) amounts payable pursuant to the NAFTA Contingency Fee Agreement. See "Operations During the Reorganization Cases -- Blackstone Transactions -- Prime Succession" and "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- NAFTA Claims." Upon such transfer, such assets shall cease to be property of the CCAA Debtors, the Debtors, the Reorganized Debtors or their respective Estates.

FUNDING

         Pursuant to the Liquidating Trust Agreement, Reorganized LGII will advance to the Liquidating Trust Trustee on the Effective Date cash in an amount to be agreed upon by the Creditors' Committee and LGII, for use by the Liquidating Trust Trustee in a manner consistent with the purposes of the Liquidating Trust. In addition, the Liquidating Trust Agreement will require Reorganized LGII, commencing January 1, 2003, to advance to the Liquidating Trust Trustee, on a quarterly basis, cash in an amount reasonably estimated by the Liquidating Trust Trustee (when taken together with cash previously advanced to the Liquidating Trust Trustee) to be necessary to satisfy in full expenses associated with the Liquidating Trust. Other than its obligation to make the advances described above, Reorganized LGII will have no liability in respect of any cost, expense or liability of the Liquidating Trust. If after the final distribution any of the cash advanced to the Liquidating Trust Trustee by Reorganized LGII remains undistributed, such remaining cash will be returned to Reorganized LGII.

TRUST ADVISORY BOARD

         Prior to the Effective Date, the Creditors' Committee will designate individuals to serve on a board to be created pursuant to the Liquidating Trust Agreement for the purpose of advising, instructing or directing the Liquidating Trust Trustee with respect to matters arising in the administration, disposition and distribution of the Liquidating Trust Assets as requested by the Liquidating Trust Trustee and as otherwise provided in the Liquidating Trust Agreement (the "Trust Advisory Board"). The Liquidating Trust Agreement will provide that the Liquidating Trust Trustee must obtain the approval of the Trust Advisory Board, by majority vote, prior to taking the following actions in respect of the Liquidating Trust: (a) terminating the Liquidating Trust prior to the third anniversary of the Effective Date; (b) extending the termination date set forth in the Liquidating Trust Agreement; (c) entering into any contract or obligation reasonably anticipated to result in payments by the Liquidating Trust of more than $10,000 per year; (d) exercising or selling the Prime Succession Warrants;
(e) borrowing funds in excess of $10,000 in any calendar year; (f) commencing any litigation; or (g) investing Liquidating Trust Assets comprised of cash except as expressly provided in the Liquidating Trust Agreement. The Trust Advisory Board will be comprised of three members. Each member of the Trust Advisory Board will receive compensation in an amount to be agreed upon by



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the Creditors' Committee and LGII, with such compensation to be funded by
Reorganized LGII as described above. See " -- Funding." If any member is unable or unwilling to continue to serve, such member will be replaced by designation of the remaining members. If any vacancy is not so filled within 30 days, such vacancy will be filled by designation of the Liquidating Trust Trustee within 15 days thereafter.

LIQUIDATING TRUST TRUSTEE

         Pursuant to the Liquidating Trust Agreement, the Liquidating Trust Trustee (or, subject to approval of the Trust Advisory Board, a nominee of the Liquidating Trust Trustee) will hold legal title to the Liquidating Trust Assets. Pursuant to the Liquidating Trust Agreement, in general the Liquidating Trust Trustee will have control and exercise authority over the Liquidating Trust Assets and the acquisition, management and distribution thereof to the same extent as if the Liquidating Trust Trustee were the sole owner of the Liquidating Trust Assets in its own right. Notwithstanding the foregoing, as discussed further below, none of the Liquidating Trust, the Liquidating Trust Trustee, the Trust Advisory Board or the beneficiaries of the Liquidating Trust will have any right to participate in or direct the conduct of the prosecution, settlement or other resolution of the NAFTA Claims.

         The Liquidating Trust Trustee may be removed by a majority vote of the Trust Advisory Board. In addition, the Liquidating Trust Trustee may be removed by the Bankruptcy Court for cause shown on a motion by any member of the Trust Advisory Board. In the event of removal or resignation of the Liquidating Trust Trustee, the members of the Trust Advisory Board will designate its successor by majority vote.

         The Liquidating Trust Trustee will be paid reasonable compensation for services rendered and expenses incurred in fulfilling its duties pursuant to the Liquidating Trust Agreement. Such compensation will be funded by Reorganized LGII as described above. See " -- Funding."

LIQUIDATION OF PRIME SUCCESSION WARRANTS

         The Liquidating Trust Trustee may determine, with the consent by a majority vote of the Trust Advisory Board, whether and when to: (a) distribute the Prime Succession Warrants to the beneficiaries of the Liquidating Trust; (b) sell the Prime Succession Warrants and distribute the net proceeds of such sale to the beneficiaries of the Liquidating Trust; or (c) exercise the Prime Succession Warrants and, promptly thereafter, sell the common stock obtained thereby and distribute the net proceeds of such sale to the beneficiaries of the Liquidating Trust.

LIQUIDATION OF INTEREST IN NAFTA NET PROCEEDS

         Nafcanco will exercise, in its sole discretion, all powers and responsibilities in respect of the pursuit and prosecution of the NAFTA Claims and the arbitration under the NAFTA Arbitration Agreement. See "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- NAFTA Claims." None of the Liquidating Trust, the Liquidating Trust Trustee, the Trust Advisory Board or the beneficiaries of the Liquidating Trust will have any right to participate in or direct the pursuit and prosecution of the NAFTA Claims or the arbitration under the NAFTA Arbitration Agreement. The Liquidating Trust Trustee may not distribute any rights other than cash in respect of the Liquidating Trust's 25% undivided interest in the NAFTA Claims.

CASH DISTRIBUTIONS

         On at least an annual basis, the Liquidating Trust Trustee will distribute any cash held by the Liquidating Trust, including proceeds of Liquidating Trust Assets but excluding cash advanced by Reorganized LGII as described above, in the following manner and priorities (provided the cash to be so distributed exceeds a specified amount):

         (a) first, to Reorganized LGII to repay Reorganized LGII for any amounts advanced by Reorganized LGII as described above that have not been previously repaid; and



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         (b)  second, to the beneficiaries of the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

TRUST CERTIFICATES

         The beneficial interests in the Liquidating Trust will be represented by certificates and may be transferred, but only to the extent that the Liquidating Trust Trustee determines that such a transfer would not exceed the limits of all "publicly traded partnership" safe harbors described in Treasury Regulation Section 1.7704-1 that would be applicable if the Liquidating Trust were characterized as a partnership for U.S. federal income tax purposes. Among the enumerated safe harbors that may be relevant are the following: (a) transfers in which the basis of the beneficial interest in the Liquidating Trust in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor (e.g., transfers by gift); (b) transfers at death; (c) transfers between family members; (d) distributions from a qualified plan; and (e) block transfers, defined as transfers by a holder and any person related to the holder (within the meaning of section 267(b) or 707(b)(1) of the Internal Revenue Code) of interests in the Liquidating Trust in one or more transactions during any 30-calendar-day period representing in the aggregate more than two percent of the total interests in the Liquidating Trust's capital or profits. Finally, the regulations create a safe harbor for circumstances in which the sum of interests in the Liquidating Trust transferred during any taxable year, other than certain disregarded transfers, does not exceed two percent of the total interests in the Liquidating Trust's capital or profits. Given the complexity of the safe harbors and the fact that a transfer of interest by one holder may affect the ability of another holder to make a similar transfer during the same period of time, it is not possible to determine in advance the extent to which transfers of interests (other than those transfers includible in one of the enumerated categories listed in (a) through
(e) above) will be permitted by the Liquidating Trust Trustee. Moreover, the Liquidating Trust Agreement prohibits the Liquidating Trust Trustee, the Trust Advisory Board, the Reorganized Debtors and the beneficiaries of the Liquidating Trust from taking any steps to facilitate the listing of interests in the Liquidating Trust on any securities exchange and prohibits the Liquidating Trust Trustee and the Trust Advisory Board from taking any steps to otherwise facilitate the development of a secondary market in interests in the Liquidating Trust.

         The Debtors and the Creditors' Committee believe that it is unlikely that an active trading market will develop for interests in the Liquidating Trust. Factors which may contribute to the illiquidity of interests in the Liquidating Trust include, among others, the unique nature of such instrument and provisions of the Liquidating Trust Agreement described in the immediately preceding paragraph. In addition, to the extent that interests in the Liquidating Trust may be deemed to constitute "securities," any transfer thereof by an "underwriter" within the meaning of section 1145(b) of the Bankruptcy Code would be required to be effected pursuant to an effective registration or qualification under the Securities Act and applicable state securities laws (which is not anticipated to occur) or an exemption therefrom. It is not presently anticipated that the Liquidating Trust will be required to register its beneficial interests under the Exchange Act. See "Applicability of Certain U.S. Federal and State Securities Laws."

AMENDMENTS

         The Liquidating Trust Agreement may be amended from time to time by majority vote of the Trust Advisory Board and the written consent of Reorganized LGII.

TERMINATION AND EXTENSION

         The Liquidating Trust will terminate on the earlier to occur of (a) the date on which all of the Liquidating Trust Assets have been distributed in accordance with the terms of the Liquidating Trust Agreement and (b) the third anniversary of the Effective Date. Notwithstanding the foregoing, (a) the initial three-year term shall automatically, without further order of the Bankruptcy Court, be extended for successive one-year terms if on the termination date as previously in effect there has been no final order or final arbitration decision with respect to the NAFTA Claims and (b) if the Liquidating Trust Trustee shall have been unable after continuing reasonable efforts to sell or otherwise dispose of and realize upon the Liquidating Trust Assets in the initial three year period, the Liquidating Trust Trustee will have the right, after receiving the approval of the Trust Advisory Board, to apply to the Bankruptcy Court to extend the term of the Liquidating Trust for successive one-year terms, provided that an order approving a motion requesting such an extension is entered (after notice and a hearing) by the Bankruptcy Court



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within the six-month period ending on the existing termination date. In no event will the Liquidating Trust terminate later than the tenth anniversary of the Effective Date.

                                  RISK FACTORS

         The securities to be distributed pursuant to the Plan are subject to a number of material risks, including those enumerated below. The risk factors enumerated below assume Confirmation and the consummation of the Plan and the transactions contemplated by the Plan and do not include matters that could prevent Confirmation. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests," "Overview of the Plan -- Conditions to Confirmation and Effective Date of the Plan" and "Voting and Confirmation of the Plan" for discussions of such matters. Prior to voting on the Plan, each holder of Claims entitled to vote should carefully consider the risk factors enumerated or referred to below, as well as all of the information contained in this Disclosure Statement, including the exhibits hereto.

PROJECTIONS ARE INHERENTLY UNCERTAIN

         The fundamental premise of the Plan is the successful implementation of the Debtors' business plan, as reflected in the Projections. The Projections are inherently uncertain and are dependent upon the successful implementation of the business plan and the reliability of the other assumptions contained therein. The Projections reflect numerous assumptions, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized LGII, industry performance, general business and economic conditions and other matters, most of which are beyond the control of Reorganized LGII and some of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement, including unanticipated changes in applicable regulations or U.S. GAAP, may affect the actual financial condition, results of operations and cash flows of the Reorganized Debtors in the future.

SUBSTANTIAL LEVERAGE WILL CONTINUE

         Giving pro forma effect to the Confirmation of the Plan, on the Effective Date the Reorganized Debtors' total long-term indebtedness (including the current portion thereof) is expected to be approximately $834 million. While management of the Debtors believe that future operating cash flow, together with financing arrangements, will be sufficient to finance operating requirements under the Debtors' business plan, the Reorganized Debtors' leverage and debt service requirements could make them more vulnerable to economic downturns in the markets the Reorganized Debtors intend to serve or in the economy generally. The Reorganized Debtors' indebtedness could restrict their ability to obtain additional financing in the future and, because the Reorganized Debtors may be more leveraged than certain of their competitors, could place the Reorganized Debtors at a competitive disadvantage. In addition, the Exit Financing Facility, the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes and the New Unsecured Subordinated Convertible Notes will contain covenants that impose operating and financial restrictions on the Reorganized Debtors. These covenants could adversely affect the Reorganized Debtors' ability to finance future operations, potential acquisitions or capital needs or to engage in business activities that may be in their interest, including in implementing the Debtors' business plan.

SUBSIDIARY STOCK WILL BE SUBJECT TO SECURITY INTERESTS

         The capital stock of certain of Reorganized LGII's subsidiaries will be subject to various liens and security interests. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Exit Financing." If a holder of a security interest becomes entitled to exercise its rights as a secured party, it would have the right to foreclose upon and sell or otherwise transfer the collateral subject to its security interest, and the collateral accordingly would be unavailable to Reorganized LGII or the subsidiary owning the collateral and to other creditors of Reorganized LGII or such subsidiary, except to the extent, if any, that such other creditors have a superior or equal security interest in the affected collateral, or the value of the affected collateral exceeds the amount of indebtedness in respect of which such foreclosure rights are exercised.



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THE SECURITY FOR THE NEW FIVE-YEAR SECURED NOTES MAY NOT BE SUFFICIENT TO SECURE
PAYMENTS

         Reorganized LGII's obligations under the New Five-Year Secured Notes Indenture will be secured by collateral which will consist of (a) all personal property (other than capital stock) and (b) the material funeral home real property assets pledged under the Exit Financing Revolving Credit Facility of Reorganized LGII and certain of its wholly owned subsidiaries. The rights of the holders of the New Five-Year Notes to this collateral will be subordinate to those of the lenders under the Exit Financing Revolving Credit Facility. The proceeds from the sale of this collateral may not be sufficient to satisfy amounts due on the New Five-Year Secured Notes.

         If, upon a foreclosure on the collateral, the proceeds from the sale of such collateral is insufficient to satisfy the entire amount due on the New Five-Year Secured Notes, the claim by the holders of the New Five-Year Secured Notes against Reorganized LGII for this deficiency would rank equally with the claims of the other general, unsubordinated creditors of Reorganized LGII. The remaining assets of Reorganized LGII may not be sufficient to satisfy this deficiency.

THE NEW NOTES WILL BE EFFECTIVELY SUBORDINATED TO OBLIGATIONS OF SUBSIDIARIES

         Reorganized LGII principally will be a holding company, and therefore its right to participate in any distribution of assets of any subsidiary upon that subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that Reorganized LGII may be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which some of the subsidiaries of Reorganized LGII may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, Reorganized LGII or its other subsidiaries. The New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes and the New Unsecured Subordinated Convertible Notes will be effectively subordinated to all indebtedness and other obligations of the subsidiaries except to the extent that those subsidiaries have guaranteed that obligations of Reorganized LGII to pay amounts due on the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes or the New Unsecured Subordinated Convertible Notes, as applicable.

DIVIDENDS ARE NOT ANTICIPATED; PAYMENT OF DIVIDENDS IS SUBJECT TO RESTRICTION

         Reorganized LGII does not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, covenants in the respective indentures governing the New Five-Year Secured Notes, if issued, New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes and the Exit Financing Facility will restrict the ability of Reorganized LGII to pay dividends and may prohibit the payment of dividends and certain other payments. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the New Common Stock.

THERE IS NO ESTABLISHED MARKET FOR NEW COMMON STOCK, NEW WARRANTS, NEW SENIOR NOTES OR NEW UNSECURED SUBORDINATED CONVERTIBLE NOTES; VOLATILITY IS POSSIBLE

         No established market exists for the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock or the New Warrants. Although it is currently anticipated that the New Common Stock will be designated as a Nasdaq National Market security by The Nasdaq Stock Market, Inc., there can be no assurance, even if such designation is obtained, that an active market for the New Common Stock will develop or, if any such market does develop, that it will continue to exist or as to the degree of price volatility in any such market that does develop. Moreover, the New Common Stock will be issued pursuant to the Plan to holders of Allowed Claims in Classes 5, 6, 7, 8, 11 and 17, some of which may prefer to liquidate their investment rather than hold it on a long-term basis. Accordingly, it is anticipated that the market for the New Common Stock will be volatile, at least for an initial period after the Effective Date. Moreover, although the Plan was developed based upon an assumed midpoint reorganization value of $17.17 per share of the New Common Stock, such valuation was not an estimate of the prices at which the New Common Stock may trade in the market, and the Debtors have not attempted to make any such estimate in connection with the development of the Plan. In addition, the market price of the New Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in Reorganized



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LGII's annual or quarterly financial results or those of its competitors, changes by financial analysts in their estimates of the future earnings of Reorganized LGII, conditions in the economy in general or in the funeral industry in particular or unfavorable publicity. The stock market also has, from time to time, experienced significant price and volume fluctuations that have been unrelated to the operating performance of companies with publicly-traded securities. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Reorganization Value." No assurance can be given as to the market prices for New Common Stock that will prevail following the Effective Date.

         The Debtors intend to use commercially reasonable efforts to have the New Warrants designated as a Nasdaq National Market security by The Nasdaq Stock Market, Inc. However, there can be no assurance that such designation will be obtained or, even if such a designation is obtained, that an active market for the New Warrants will develop, or, if any such market does develop, that it will continue to exist or as to the degree of price volatility in any such market that does develop. Accordingly, no assurance can be given that a holder of the New Warrants will be able to sell such securities in the future or as to the price at which any such sale may occur. The actual market price for the New Warrants at any particular time will be influenced by a number of factors, including factors affecting the value of the New Common Stock discussed in the immediately preceding paragraph. There can be no assurance that the market value of the New Common Stock will exceed the exercise price of the New Warrants at any time prior to their expiration. Moreover, although Wasserstein has computed a theoretical value of $1.85 per New Warrant as discussed above, such valuation was not an estimate of the prices at which the New Warrants may trade in the market, and the Debtors have not attempted to make any such estimate in connection with the development of the Plan. See "Securities To Be Issued Pursuant to the Plan and Other Post-Reorganization Indebtedness -- Reorganization Value."

         None of the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes or the New Unsecured Subordinated Convertible Notes will be listed on any exchange. In addition, there can be no assurance that an active market therefor will develop or as to the degree of price volatility in any such particular market. Accordingly, no assurance can be given that a holder of the New Senior Notes or the New Unsecured Subordinated Convertible Notes will be able to sell such securities in the future or as to the price at which any such sale may occur. If such markets were to exist, the New Senior Notes or the New Unsecured Subordinated Convertible Notes could trade at prices higher or lower than the face amount thereof, depending on many factors, including prevailing interest rates, markets for similar securities, industry conditions and the performance of, and investor expectations for, Reorganized LGII.

THE NATURE OF THE LIQUIDATING TRUST IS UNIQUE; THE MARKET FOR INTERESTS THEREIN IS LIKELY TO BE ILLIQUID

         The Liquidating Trust Assets will initially consist of: (a) the Prime Succession Warrants and (b) an undivided 25% interest in the NAFTA Net Proceeds. See "Overview of the Plan -- Formation of Liquidating Trust" and "Liquidating Trust To Be Formed Pursuant to the Plan -- Initial Liquidating Trust Assets." The Debtors are unable at this time to predict what value, if any, may be ultimately realized in respect of the Prime Succession Warrants. See "Operations During the Reorganization Cases -- Blackstone Transactions -- Prime Succession." In addition, the Debtors do not believe that it is possible at this time to predict the final outcome of the NAFTA proceeding or the timing thereof or to establish a reasonable estimate of the damages, if any, that may be awarded or the proceeds, if any, that may be received in respect of the NAFTA Claims, or to predict the outcome of any arbitration pursuant to the NAFTA Arbitration Agreement or establish a reasonable estimate of the NAFTA Net Proceeds, if any. See "Collateral Trust Agreement Issues, Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- NAFTA Claims" and " -- Outcome of NAFTA Claims Is Impossible to Predict."

         Although the interests in the Liquidating Trust will be certificated and may be transferred, the Debtors and the Creditors' Committee believe that it is unlikely that an active trading market will develop for interests in the Liquidating Trust. Factors that may contribute to such illiquidity include, among others, (a) the unique nature of the Liquidating Trust and (b) provisions in the Liquidating Trust Agreement that prohibit (i) transfers in excess of the limits for "publicly traded partnerships" under Treasury Regulations, (ii) listing of interests in the Liquidating Trust on a national securities exchange and (iii) steps by the Liquidating Trust Trustee to facilitate the development of a secondary market. In addition, it is not presently anticipated that the Liquidating Trust will be required to register its beneficial interests under the Exchange Act. See "Liquidating Trust To Be Formed Pursuant to the Plan -- Trust Certificates."

         Because of the uncertainty associated with the value of the Prime Succession Warrants and with the NAFTA Claims, no value has been assigned to interests in the Liquidity Trust for purposes of the Plan.

HISTORICAL FINANCIAL INFORMATION WILL NOT BE COMPARABLE

         As a result of the consummation of the Plan and the transactions contemplated thereby, Reorganized LGII will operate the existing business of the Loewen Companies under a new capital structure. In addition, Reorganized LGII will be subject to the fresh-start accounting rules, will report using U.S. GAAP rather than Canadian GAAP and will, as a result of SAB 101, apply accounting policies relating to preneed revenue recognition that differ from those applied by TLGI for 2000 and earlier fiscal years. See "Reorganized LGII -- Restructuring Transactions," "Reorganized LGII -- Business of Reorganized LGII" and "Reorganized LGII -- Projected Financial Information." In addition, historically the financial statements of TLGI have not consolidated the assets, liabilities and results of operations of Rose Hills as they will after the Blackstone Settlement is consummated, and in the future the consolidated financial statements of Reorganized LGII will not reflect the assets, liabilities or results of operations of properties that have been or will, as part of the Debtors' disposition program, be sold or otherwise disposed of. Accordingly, the financial condition and results of operations of Reorganized LGII from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the historical financial statements of TLGI set forth in the TLGI 2000 Form 10-K and TLGI Second Quarter 2001 Form 10-Q.

DISPUTED CLAIMS MAY ADVERSELY AFFECT DISTRIBUTION AMOUNTS

         A number of Disputed Claims are expected to be material, and the total amount of all Claims, including Disputed Claims, may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. The actual ultimate aggregate amount of Allowed Claims in any Class or, in the case of Class 11, any Division, may differ significantly from the estimates set forth in the table under the caption "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests." Accordingly, the amount of distributions that ultimately will be received by any particular holder of an Allowed Unsecured Claim in a Division of Class 11 may be adversely affected by the aggregate amount of Claims ultimately allowed in that Division. Consequently, distributions to holders of Allowed Unsecured Claims in each Division of Class 11 will be made on an incremental basis until all Disputed Claims in each such Division have been resolved. See "Distributions Under the Plan -- Timing and Calculation of Amounts To Be Distributed." In addition, the amount of any Disputed Claim that ultimately is allowed by the Bankruptcy Court may be significantly less than the amount of the Disputed Claim asserted by the holder thereof.

OUTCOME OF NAFTA CLAIMS IS IMPOSSIBLE TO PREDICT

         In October 1998, TLGI filed the NAFTA Claims against the U.S. government seeking damages under the arbitration provisions of NAFTA. Prior to the Effective Date, TLGI will cause LGII to form (a) Delco, a wholly owned Delaware limited liability company, and (b) Nafcanco, a wholly owned Nova Scotia unlimited liability company. On the Effective Date, LGII will transfer its rights to receive any proceeds of the NAFTA Claims arising under article 1117 of NAFTA to Delco and will transfer the membership interests in Delco to TLGI. Immediately thereafter, TLGI will transfer to Nafcanco all right, title and interest to any proceeds of the NAFTA Claims arising under article 1116 of NAFTA and TLGI will cause Delco to transfer to LGII all right, title, and interest to any proceeds of the NAFTA Claims arising under article 1117 of NAFTA, and in respect thereof, TLGI will irrevocably delegate to Nafcanco all powers and responsibilities of TLGI in respect of the pursuit and prosecution of the NAFTA Claims, all in accordance with the terms of Exhibit I.A.30 to the Plan. In addition, pursuant to the Plan, on the Effective Date immediately following completion of the Reinvestment Transactions, an undivided 25% interest in the NAFTA Net Proceeds will be transferred to the Liquidating Trust. Although TLGI and LGII believe that these actions should not affect the NAFTA Claims, the U.S. government, respondent in the NAFTA proceeding, will likely argue that these actions, if taken before an award is issued, would divest the Arbitration Tribunal of jurisdiction over some or all of the claims. In addition, the Debtors do not believe that it is possible at this time to predict the final outcome of this proceeding or to establish a reasonable estimate of the damages, if any, that may be awarded, or the proceeds, if any, that may be received in respect of the NAFTA Claims. See "Overview of the Plan -- Formation of Liquidating Trust," "Overview of the Plan -- the CCAA Order," "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Other Legal Proceedings -- NAFTA Claims" and "Liquidating Trust To Be Formed Pursuant to the Plan."



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ONGOING TAX AUDIT COULD IMPACT PRIORITY TAX CLAIMS

         Although the Debtors do not presently anticipate that any material payment will be made to the Internal Revenue Service on account of Priority Tax Claims, the Debtors' 1993 through 1998 tax years remain under audit by the Internal Revenue Service, and, as a result, the Internal Revenue Service could assert additional claims against the Debtors that could, if sustained, result in a material net payment being made by the Debtors to the Internal Revenue Service in respect of Priority Tax Claims. See "Overview of the Plan -- Additional Information Regarding Assertion and Treatment of Administrative Claims and Priority Tax Claims -- Priority Tax Claims."

REVENUE FROM PRENEED SALES IS DEPENDENT UPON AN ADEQUATE SALESFORCE

         Revenue from funeral and cemetery operations is significantly impacted by the level of preneed sales, and the level of preneed sales is largely dependent upon maintaining an adequate salesforce. Accordingly, the future success of Reorganized LGII is dependent upon the ability of the Debtors and the Reorganized Debtors to attract, train and retain an adequate number of salespeople.

REVENUE FROM TRUST AND FINANCE INCOME IS SUBJECT TO MARKET CONDITIONS

         Revenue from funeral and cemetery operations is significantly impacted by the level of trust income from perpetual care and merchandise trust funds. The level of trust income is largely dependent upon yields available in connection with the investment of the balances held in such trust funds. Available yields may be subject to significant fluctuations in response to conditions in the economy in general.

FEDERAL, STATE AND LOCAL REGULATIONS MAY CHANGE TO THE DETRIMENT OF REORGANIZED LGII

         The operations of Reorganized LGII will be subject to regulation, supervision and licensing under numerous federal, state and local laws, ordinances and regulations, including extensive regulations concerning trust funds, preneed sales of funeral and cemetery products and services, environmental matters and various other aspects of the business. The impact of such regulations varies depending on the location of funeral homes and cemeteries.

         From time to time, states and other regulatory agencies have considered and may enact additional legislation or regulations that could affect the industry. For example, some states and regulatory agencies have considered or are considering regulations that could require more liberal refund and cancellation policies for preneed sales of products and services, prohibit door-to-door or telephone solicitation of potential customers, increase trust requirements and prohibit the common ownership of funeral homes and cemeteries in the same market. If adopted in the states in which Reorganized LGII operates, these and other possible proposals could have a material adverse effect on the results of operations of Reorganized LGII.

THE DEATH RATE MAY DECREASE

         The death rate in the United States declined approximately 1% in 1997 and approximately 2% in 1998, reversing a trend of an approximately 1% increase per year since 1980. Industry studies indicate that the average age of the population is increasing. The financial results of Reorganized LGII may be affected by any decline in the death rate.

THE RATE OF CREMATION IS INCREASING

         There is an increasing trend in the United States toward cremation. According to industry studies, cremations represented approximately 26% of the burials performed in the United States in 2000, as compared with approximately 10% in 1980, and this percentage has been increasing by approximately 1% annually over the past five years. Compared to traditional funeral services, cremations have historically generated similar gross profit percentages but lower revenues. A substantial increase in the rate of cremations performed by Reorganized LGII could have a material adverse effect on the results of operations of Reorganized LGII.



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CERTAIN PROVISIONS WILL HAVE ANTI-TAKEOVER EFFECTS

         Certain provisions of the Certificate of Incorporation and Bylaws, as well as the DGCL, may have the effect of delaying, deferring or preventing a change in control of Reorganized LGII. Such provisions, including those providing for the possible issuance of New Preferred Stock without stockholder approval, regulating the nomination of directors and eliminating stockholder action by written consent may make it more difficult for other persons, without the approval of the Board of Directors, to make a tender offer or otherwise acquire substantial amounts of the New Common Stock or to launch other takeover attempts that a stockholder might consider to be in such stockholder's best interest. See "Reorganized LGII -- Certain Corporate Governance Matters."

                     GENERAL INFORMATION CONCERNING THE PLAN

         Confirmation of the Plan and the occurrence of the Effective Date will result in the discharge of certain Claims and Interests and the creation of related injunctions with respect thereto. Moreover, upon Confirmation and the occurrence of the Effective Date, the Debtors will retain and may enforce certain claims and causes of actions against other entities, including the Retained Claims, not specifically released pursuant to the Plan. These legal effects of the Plan are set forth in Article XI of the Plan and are described below.

DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS; RELATED INJUNCTION

         Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

         Except as provided in the Plan or the Confirmation Order, as of the Effective Date, the Confirmation Order will be a judicial determination of a discharge of all such Claims and other debts and liabilities against the Debtors and a termination of all such Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

         Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         As of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan, including releases pursuant to Section IV.F of the Plan, will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any



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judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         In the event an action, suit or proceeding is brought against a person or entity in respect to a claim, demand, right, cause of action or other matter in respect to which such person or entity has been released, waived or discharged under the Plan, including Section IV.F thereof, or the Confirmation Order, the reasonable attorneys' fees and costs of such person or entity in successfully defending such action, suit or proceeding will be paid by the party or parties commencing such action, suit or proceeding and, as a condition to going forward with such action, suit, or proceeding at the outset thereof, the party or parties commencing such action, suit or proceeding shall be required to provide adequate assurance of their capacity to make such payment of reasonable attorneys' fees and costs.

         By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions and such fee provisions set forth in the Plan.

         The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

         Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

PRESERVATION OF RIGHTS OF ACTION HELD BY THE DEBTORS OR THE REORGANIZED DEBTORS

         Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors or their successors will retain and may enforce any claims, demands, rights, causes of action and liabilities that any Debtor or Estate may hold, including claims transferred to Reorganized LGII by TLGI on the Effective Date and the Retained Claims, against any person or entity. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action. Further, the Reorganized Debtors or their successors retain their rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor. Notwithstanding the foregoing, on the Effective Date, the Reorganized Debtors and their successors will be deemed to waive and release any claims, rights, causes of action or liabilities arising under section 547 of the Bankruptcy Code relating to preferential transfers held by any Debtor or Reorganized Debtor (including claims subject to a pending proceeding set forth on Exhibit IX.B.8 to the Plan) against any entity other than any Retained Claims identified on Exhibit IV.F.1 to the Plan.



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RELEASES AND RELATED INJUNCTION

         As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the cash, New Senior Notes, New Unsecured Subordinated Convertible Notes, New Common Stock, New Warrants or interests in the Liquidating Trusts to be distributed pursuant to the Plan, the settlement of certain issues relating to certain CTA Note Claims and other contracts, instruments, releases, agreements or documents to be entered into or delivered by the Debtors or the Reorganized Debtors in connection with the Plan, (a) each holder of a Claim or Interest that votes in favor of the Plan, (b) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any of the Debtors and that does not vote on the Plan or votes against the Plan, and (c) solely as to clause (ii) below, each Debtor, Reorganized Debtor and other Loewen Company will be deemed to forever release, waive and discharge all claims, demands, rights, causes of action and liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Reorganization Cases, the Plan, the CTA or the CTA Note Claims (excluding any claims with respect to the reimbursement and indemnification provisions of the credit facilities excepted from cancellation under Section IV.I of the Plan) that such entity has, had or may have against
(i) any Debtor or other Loewen Company and each of their respective present or former directors, officers, employees, attorneys, accountants, financial advisors and agents, acting in such capacity and (ii) the members of the Creditors' Committee, each Indenture Trustee, each Principal CTA Creditor, each holder of a CTA Note Claim and each of their respective present or former directors, officers, employees, attorneys, accountants, financial advisors and agents, acting in such capacity (including all claims, demands, rights, causes of action and liabilities alleged in the CTA Proceeding, which will be dismissed with prejudice as of the Effective Date) (which release, waiver and discharge will be in addition to the discharge of Claims and termination of Interests provided in the Plan and under the Confirmation Order and the Bankruptcy Code). Notwithstanding the foregoing, no claims, demands, causes of action or liabilities against (x) any Tolling Party or (y) any present or former director, officer or employee of any Loewen Company (other than TLGI and LGII), acting in such capacity that relates to the operations in the ordinary course of business of such Company will be released, waived or discharged by Section IV.F.2 of the Plan; however, the Indenture Trustees shall have no right, duty or obligation, contractual or otherwise, to, and shall not pursue (and shall have no right to pursue) any claims, demands, causes of action or liabilities in respect of the CTA or the CTA Note Claims or the status thereof under the CTA, including, without limitation, any such claims, demands, rights, causes of action or liabilities that any Indenture Trustee may have, on behalf of itself or any holder, against any of the Tolling Parties after the Effective Date. Other than the securities class action litigation against certain former officers and directors of TLGI (see "Certain Events Preceding the Debtors' Chapter 11 Filings -- Securities Class Action"), certain litigation relating to the Michigan Cemeteries (see "Operations During the Reorganization Cases -- Michigan Cemeteries") certain potential claims in respect to the Subject Debt (see "Collateral Trust Agreement Issues; Recovery Actions; and Other Legal Proceedings -- Collateral Trust Agreement Issues and Other Claims Related to the Collateral Trust Agreement") and certain other litigation matters in which one or more of the Debtors are co-defendants, the Debtors are not aware of any claims between third parties relating to the Debtors, the Reorganization Cases or the Plan.

         Insofar as the releases and related injunctions described above purport to discharge and release the third-party liabilities of non-Debtors, the staff of the SEC views these provisions of the Plan as being inconsistent with section 524(e) of the Bankruptcy Code. The staff of the SEC may object to Confirmation of the Plan on these grounds. The Debtors believe that these provisions are permissible under the Bankruptcy Code.

         As of the Effective Date, and upon cancellation of the CTA as provided in Section IV.I of the Plan, each Indenture Trustee, the CTA Trustee and each holder of a CTA Note Claim will be deemed to forever release, waive and discharge each Loewen Company, including as a Pledgor or guarantor under the CTA, and each of their respective current or former directors, officers or employees from any claims, demands, rights or causes of action or liabilities in respect to any rights or claims under or in respect to the CTA and CTA Note Claims (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), all of such claims, demands, rights, causes of action and



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liabilities having been settled and discharged through the respective distributions to holders of Claims in Class 5, Class 6 or Class 7.

         As of the Effective Date, each holder of a CTA Note Claim will be deemed to forever release, waive and discharge each other holder of a CTA Note Claim and each Indenture Trustee from any claims, demands, rights, causes of action and liabilities in respect to the treatment and distributions under the Plan or otherwise in respect of CTA Note Claims or payments thereon (excluding any claims with respect to reimbursement and indemnification provisions of the credit facilities excepted from cancellation under Section IV.I of the Plan), all of such claims having been settled, released, waived and discharged as part of the settlement embodied in the Plan. Notwithstanding the foregoing, no Tolling Party will be released, waived or discharged under Section IV.F.3.b of the Plan.

         As of the Effective Date, the Debtors will be deemed to forever release, waive and discharge any and all avoidance claims or causes of action under sections 510, 542, 544, 545, 547, 548, 549, 550, 551 or 553 of the
Bankruptcy Code against all persons and entities in respect to any CTA Note Claim or in respect of any payment thereon (including avoidance claims subject to a proceeding set forth on Exhibit IX.B.8 to the Plan which will be deemed dismissed, with prejudice).

         Notwithstanding the cancellation of the Prepetition Indentures under
Section IV.I of the Plan, subject to the limitations in this paragraph, the obligation of any Debtor to indemnify any Indenture Trustee under a Prepetition Indenture shall continue in effect after the Effective Date until the fifth anniversary of the Effective Date and be performed by Reorganized LGII but in any case only for the reimbursement of reasonable attorneys' fees and expenses net of any amounts actually collected from adverse parties thereto of an Indenture Trustee incurred in connection with the defense by such Indenture Trustee of an action against such Indenture Trustee for an action or omission by such Indenture Trustee relating to the settlement of the issues concerning the status of certain CTA Note Claims under the CTA including the CTA Issue and the matters that are the subject of Adversary Proceeding No. 00-01181 pending before the Bankruptcy Court. In no event will Reorganized LGII be obligated to make any reimbursement under Section IV.F.3.d of the Plan to all Indenture Trustees in the aggregate in excess of $1,000,000. Moreover, no Indenture Trustee will be entitled to receive more than $250,000 of reimbursement hereunder, unless on the fifth anniversary of the Effective Date the $1,000,000 has not been fully disbursed and no proper claims by an Indenture Trustee for amounts up to its individual $250,000 limit are outstanding (including claims by an Indenture Trustee for amounts up to its individual $250,000 limit that such Indenture Trustee reasonably expects to incur as part of a pending proceeding (as described above)) in which case any remaining unclaimed and undisbursed portion of such $1,000,000 may and shall be distributed on a pro rata basis based on unreimbursed Indenture Trustee claims under Section III.F.3.d of the Plan, but in no event in excess of the aggregate of such unreimbursed amounts.

         As of the Effective Date, each holder of a CTA Note Claim, each Indenture Trustee and each Principal CTA Creditor will be deemed to forever release, waive and discharge the CTA Trustee and its respective present or former directors, officers, employees, attorneys and agents, acting in such capacity, from any claims, demands, rights, causes of actions or liabilities that, if enforced against the CTA Trustee, entitle the CTA Trustee to an Allowed Claim for indemnification from TLGI or LGII pursuant to the terms of Section 7.5 of the CTA; provided, however, that nothing in Section IV.F.3.e of the Plan shall constitute a release, waiver or discharge of any claim, demand, right, cause of action or liability relating to the amount of the CTA Trustee Reserve Amount or to treatment of a Claim as an Allowed Class 22 Claim.

         As of the Effective Date, each holder of a CTA Note Claim, each Indenture Trustee and each Principal CTA Creditor will be deemed to forever release, waive and discharge State Street and its respective present or former directors, officers, employees, attorneys and agents, acting in such capacity, from any claims, demands, rights, causes of action or liabilities that, if enforced against State Street, entitle State Street to an Allowed Claim for indemnification from TLGI or LGII pursuant to the terms of any Prepetition Indenture; provided, however, that nothing in Section IV.F.3.f of the Plan shall constitute a release, waiver or discharge of any claim, demand, right, cause of action or liability relating to the amount of any Series Reserve Amount or to treatment of a Claim as an Allowed Class 23 Claim.

         In connection with the Debtors' 1994 Management Equity Incentive Plan (the "1994 Plan"), approximately 30 executives financed their acquisition of options to acquire MEIPs Debentures under the 1994 Plan. As a result of



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such financing, the Debtors have claims against such participants for interest costs in the aggregate amount of approximately $1.4 million and such participants have Filed other Claims against the Debtors in respect of the 1994 Plan. Pursuant to the Plan, to the extent not otherwise settled or resolved prior to the Effective Date, the Debtors will release each such participant (other than Raymond L. Loewen) from any and all claims of the Debtors against such participant arising from the financing of such participant's purchase of an option to purchase MEIPs Debentures pursuant to the 1994 Plan, subject, however, to the execution and delivery by such participant on or prior to the Effective Date of a release of the Loewen Companies from any and all Claims of such participant related to the 1994 Plan or such participant's participation therein.

         As further provided in Section XI.B of the Plan, the Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume, or assume and assign, each Executory Contract and Unexpired Lease including the Rose Hills Put/Call Agreement and those listed on Exhibit V.A.1 to the Plan, but excluding those listed on Exhibit V.C to the Plan; provided, however, that the Debtors or Reorganized Debtors reserve the right, at any time through and including 90 days after the Effective Date, or, in the case of any Unresolved Michigan Cemetery Contracts, at any time through and including 90 days after entry of a Final Order in Adversary Proceeding No. 00-929 pending before the Bankruptcy Court, to amend Exhibit V.A.1 to the Plan to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to
Section V.C of the Plan; or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to Section V.A of the Plan. The Debtors or Reorganized Debtors will provide notice of any amendments to Exhibit V.A.1 to the Plan to the parties to the Executory Contracts or Unexpired Leases affected thereby and, if prior to the Effective Date, to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors' Committee). Listing a contract or lease on Exhibit V.A.1 to the Plan will not constitute an admission by a Debtor or Reorganized Debtor a Debtor or Reorganized Debtor has any liability thereunder or that such contract or lease is executory.

         Each (a) Real Property Executory Contract and Unexpired Lease and (b) Executory Contract or Unexpired Lease assumed under Section V.A of the Plan will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit V.A.1 to the Plan, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section V.C of the Plan and is listed on
Exhibit V.C to the Plan.

         Any Executory Contract or Unexpired Lease (including any related agreements as described in Sections I.A.150 and V.A.2 of the Plan) to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date (irrespective of when the applicable Restructuring Transaction is effected). Nothing in the preceding sentence shall restrict, modify or otherwise limit the Debtors' or Reorganized Debtors' right to amend Exhibit V.A.1 or V.C in accordance with Sections V.A.1 and V.C, respectively, of the Plan.

         The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in Sections V.A and V.E of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.



                                      147
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         To the extent that such Claims constitute monetary defaults, the Cure
Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any: (a) by payment of the Cure Amount Claim in cash on the Effective Date; (b) after the Effective Date, as soon as practicable after the amendment to Exhibit V.A.1 to the Plan, as applicable, providing for the assumption or the assumption and assignment of the Executory Contract or Unexpired Lease; or (c) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding (a) the amount of any Cure Amount Claim, (b) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (a) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (b) through an intercompany account balance in lieu of payment in cash.

         On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section V.A or V.F. of the Plan (including any related agreements assumed pursuant to Sections I.A.150 and V.A.2 of the Plan), each Executory Contract and Unexpired Lease listed on
Exhibit V.C to the Plan that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code; provided, however, that the Debtors or Reorganized Debtors reserve the right, at any time through and including 90 days after the Effective Date, or, in the case of any Unresolved Michigan Cemetery Contracts, at any time through and including 90 days after entry of a Final Order in Adversary Proceeding Number 00-929 pending before the Bankruptcy Court, to amend Exhibit V.C to the Plan to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its assumption or assumption and assignment pursuant to
Section V.A of the Plan; or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its rejection pursuant to Section V.C of the Plan. The Debtors or Reorganized Debtors will provide notice of any amendments to
Exhibit V.C to the Plan to the parties to the Executory Contracts or Unexpired Leases affected thereby and, if prior to the Effective Date, to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors' Committee). Listing a contract or lease on Exhibit V.C to the Plan will not constitute an admission by a Debtor or Reorganized Debtor a Debtor or Reorganized Debtor has any liability thereunder or that such contract or lease is executory. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

         Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C of the Plan gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.E.2 of the Plan) by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than: (a) 30 days after the Effective Date; or (b) if Exhibit V.C to the Plan is amended after the Effective Date to provide for the rejection of the Executory Contract or Unexpired Lease, 30 days after the Debtors or Reorganized Debtors serve notice of such amendment.

         Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.



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                          DISTRIBUTIONS UNDER THE PLAN

GENERAL

         Except as otherwise provided in Article VI of the Plan, distributions of cash, New Senior Notes, New Unsecured Subordinated Convertible Notes and New Common Stock to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 60 days after the Effective Date; or (b) such later date when the applicable conditions of Section V.B of the Plan (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.E.2 of the Plan (regarding undeliverable distributions) or Section VI.J of the Plan (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Sections VI.H and VII.C of the Plan.

METHODS OF DISTRIBUTIONS

         The method of distributing the consideration provided for in the Plan is set forth in Article VI of the Plan and summarized below.

         DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS AND INTERESTS

         Reorganized LGII, or such Third Party Disbursing Agents as Reorganized LGII may employ in its sole discretion, will make all distributions of cash, New Senior Notes, New Unsecured Subordinated Convertible Notes, New Common Stock, New Warrants and other instruments or documents required under the Plan. The respective Indenture Trustee will serve as a Third Party Disbursing Agent for each series of Public Notes and, subject to the requirements of Section VI.F of the Plan, will make distributions contemplated by Section III.C.3, Section III.C.4 or Section III.C.5, as the case may be, of the Plan in accordance with the terms of the respective Prepetition Indenture; provided, however, that no Indenture Trustee will have any obligation in respect of distributions to holders of CTA Note Claims from funds set aside under Section III.C.18, Section III.C.19, Section III.E or Section III.F of the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Distribution of certificates representing interests in the Liquidating Trust and distributions, if any, in respect of the Liquidating Trust Assets will be made by the Liquidating Trust Trustee in accordance with the terms of the Liquidating Trust Agreement.

         COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

         Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized LGII, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized LGII and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

         DELIVERY OF DISTRIBUTIONS IN GENERAL

         Except as provided below for distributions to holders of the Public Notes, distributions to holders of Allowed Claims will be made by a Disbursing
Agent: (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims, (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.



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         SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF PUBLIC NOTE CLAIMS

         Subject to the requirements of Section VI.J of the Plan, distributions to holders of Allowed Public Note Claims will be made by a Disbursing Agent to the record holders of the Public Notes as of the Distribution Record Date, as identified on a record holder register to be provided to the Disbursing Agent by the applicable Indenture Trustee within five Business Days after the Distribution Record Date. Such record holder register: (a) will provide the name, address and holdings of each respective registered holder of Public Notes as of the Distribution Record Date; and (b) must be consistent with the respective Indenture Trustee's Allowed proof of Claim. Each entry on the applicable record holder register will be treated as an Allowed Class 5 Claim, an Allowed Class 6 Claim or an Allowed Class 7 Claim, as the case may be, for purposes of distributions made pursuant to Article VI of the Plan.

         SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF CREDIT FACILITY
         CLAIMS

         Cash distributions to holders of Allowed Claims arising under the BMO Revolving Credit Facility or the MEIP Credit Facility will be paid to the respective administrative agent of each such facility for distribution by such administrative agent to the holders consistent with Exhibit III.C of the Plan; provided, however, that, notwithstanding any other provisions of the Plan and regardless of the occurrence of the Exit Financing Term Loan Closing, such administrative agent shall be entitled to reserve or set off from the amount of such cash or other non-cash distribution otherwise distributable or payable to such holders the full amount that is (i) undrawn under any letters of credit (a) issued under the BMO Revolving Credit Facility or the MEIP Credit Facility and
(b) outstanding as of the Effective Date, or (ii) otherwise owed or payable to such administrative agent pursuant to the reimbursement and indemnification provisions contained in Section 11.8 of the BMO Revolving Credit Facility or
Section 7.05 of the MEIP Credit Facility. Subject to the preceding, and subject to the requirements of Section VI.I of the Plan, non-cash distributions to holders of Allowed Claims arising under the BMO Revolving Credit Facility or the MEIP Credit Facility will be made by a Disbursing Agent to the holders of such Claims as of the Distribution Record Date, as identified on a register to be provided to the Disbursing Agent by the administrative agent under the respective credit agreement within five Business Days after the Distribution Record Date. Such register: (i) will provide the name, address and claim amount of each respective holder of such Claims as of the Distribution Record Date; and
(ii) must be consistent with Exhibit III.C of the Plan. At least five Business Days prior to making any non-cash distributions on account of Allowed Claims arising under the BMO Revolving Credit Facility or the MEIP Credit Facility, the Disbursing Agent will provide to the administrative agent under the respective credit agreement a schedule setting forth the type and amount of the distributions to be made to each holder of such Allowed Claims.

UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         If any distribution to a holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Subject to Section VI.E.2.c of the Plan (regarding the failure to claim undeliverable distributions), undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to Section VI.E.2.a.i of the Plan until such time as a distribution becomes deliverable. Undeliverable cash (including dividends or other distributions on account of undeliverable New Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable cash will invest such cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Undeliverable New Common Stock or New Warrants will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

         Pending the distribution of any New Common Stock, the applicable Disbursing Agent will cause all of the New Common Stock held by it in its capacity as Disbursing Agent to be (a) represented in person or by proxy at each meeting of the stockholders of Reorganized LGII, (b) voted in any election of directors of Reorganized LGII for the nominees recommended by the Board of Directors of Reorganized LGII and (c) voted with respect to any other matter as recommended by the Board of Directors of Reorganized LGII.

         On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims or Allowed Interests during the preceding calendar quarter. Each such distribution will include, to the extent applicable: (a) a Pro Rata share of dividends or other distributions, if



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any, that were previously paid to the Disbursing Agent in respect of any New
Common Stock included in such distribution; and (b) a Pro Rata share of the Cash Investment Yield from the investment of any undeliverable cash (including dividends or other distributions on undeliverable New Common Stock) from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable.

         Any holder of an Allowed Claim or Allowed Interest that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (a) the Effective Date and
(b) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. In such cases with respect to Allowed Claims or Allowed Interests in any Division of Class 11: (a) unclaimed cash, New Common Stock and New Warrants will be retained in the applicable Unsecured Claims Reserve for Pro Rata distribution to holders of Allowed Claims in such Division, pursuant to Section VI.H.2.b of the Plan; and (b) for purposes of this redistribution, each Allowed Claim in such Division of Class 11 for which such distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any Class other than Class 11, unclaimed distributions will become property of Reorganized LGII, free of any restrictions thereon, and any such unclaimed distribution held by a Third Party Disbursing Agent will be returned to Reorganized LGII. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

DISTRIBUTION RECORD DATE

         A Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Allowed Interest that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes under the Plan to recognize and make distributions only to those holders of Allowed Claims or Allowed Interests that are holders of such Claims or Interests, or participants therein, as of the close of business on the Distribution Record Date. Pursuant to the Plan, the Distribution Record Date will be the date on which the Bankruptcy Court enters the Confirmation Order on its docket. In addition, as of the close of business on the Distribution Record Date, the respective transfer registers for the Public Notes, as maintained by the Debtors or the respective Indenture Trustee, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Public Note Claims that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes under the Plan to recognize and make distributions only to those holders of Public Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

MEANS OF CASH PAYMENTS

         Except as otherwise specified in the Plan, cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank; provided, however, that cash payments to foreign holders of Allowed Trade Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         Subject to Section VI.A of the Plan, on the Effective Date, each holder of an Allowed Claim or Allowed Interest in a Class other than Class 11 will receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C of the Plan, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.



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         The amount of distributions to be made on the Effective Date (subject to Section VI.A of the Plan) to holders of Allowed Claims in a Division of Class 11 on account of such Claims will be made from the applicable Unsecured Claims Reserve for such Class and will be calculated as if each Disputed Claim in each such Division were an Allowed Claim in its Face Amount. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C of the Plan, to holders of Disputed Claims in each such Division that were allowed during the preceding calendar quarter. Such quarterly distributions also will be calculated pursuant to the provisions set forth in Section VI.H.2.a of the Plan.

         On the fourth Quarterly Distribution Date and annually thereafter, each holder of a Claim previously allowed in a Division of Class 11 will receive an additional distribution from the applicable Unsecured Claims Reserve for such Class on account of such Claim in an amount equal to: (a) the amount of New Common Stock and New Warrants that such holder would have been entitled to receive pursuant to Section VI.H.2.a of the Plan as if such Claim had become an Allowed Claim on the applicable Quarterly Distribution Date, minus, in each case, (b) the aggregate amount of New Common Stock and New Warrants previously distributed on account of such Claim. Each such additional distribution also will include, on the basis of the amount then being distributed (a) a Pro Rata share of any dividends or other distributions made on account of the New Common Stock held in the Unsecured Claims Reserve and (b) a Pro Rata share of the related Cash Investment Yield from the investment of any cash dividends or other distributions in the Unsecured Claims Reserve, from the date such cash was deposited into the Unsecured Claims Reserve to the date that such distribution is made.

         DISTRIBUTION OF NEW DEBT SECURITIES

         Notwithstanding any other provisions of the Plan, principal amounts of the New Five-Year Secured Notes, New Two-Year Secured Notes, New Seven-Year Secured Notes and New Unsecured Subordinated Convertible Notes will be issued only in denominations of $100 and integral multiples thereof. When any distribution on account of an Allowed Claim would otherwise result in the issuance of New Five-Year Secured Notes, New Two-Year Unsecured Notes, New Seven-Year Unsecured Notes or New Unsecured Subordinated Convertible Notes with an aggregate principal amount that is not an integral multiple of $100, the actual distribution of such notes shall be rounded to the next higher or lower integral multiple of $100, as follows: (i) principal amounts of $50 or greater shall be rounded to the next higher integral multiple of $100 and (ii) principal amounts of less than $50 shall be rounded to the next lower multiple of $100. No consideration shall be provided in lieu of principal amounts of New Five-Year Secured Notes, New Two-Year Secured Notes, New Seven-Year Secured Notes or New Unsecured Subordinated Convertible Notes that are rounded down.

         DISTRIBUTIONS OF NEW EQUITY

         Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock and New Warrants exercisable to purchase whole numbers of shares of New Common Stock will be issued. When any distribution on account of an Allowed Claim or Allowed Interest would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number or New Warrants exercisable to purchase a number of shares of New Common Stock that is not a whole number, the number of shares of such stock will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (b) fractions less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed or shares of New Common Stock issuable upon exercise of such New Warrants on account of Allowed Claims and Allowed Interests will be adjusted as necessary to account for the rounding provided for in Section VI.H.3 of the Plan. No consideration will be provided in lieu of fractional shares that are rounded down.

         DE MINIMIS DISTRIBUTIONS

         No Disbursing Agent will distribute cash to the holder of an Allowed Claim in an impaired Class if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of such an Allowed Claim on account of which the amount of cash to be distributed is less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any cash not distributed pursuant to Section VI.H.4 of the Plan with respect to Claims in a Class other than Class 11 will be the property of Reorganized LGII, free of any restrictions thereon, and any such



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cash held by a Third Party Disbursing Agent will be returned to Reorganized
LGII. Any cash not distributed pursuant to Section VI.H.4 of the Plan with respect to Allowed Claims in a Division of Class 11, including dividends or other distributions made on account of New Common Stock held in an Unsecured Claims Reserve, will be retained in the applicable Unsecured Claims Reserve for redistribution Pro Rata to holders of Allowed Claims in such Division of Class 11, pursuant to Section VI.H.2.b of the Plan. For purposes of this redistribution, each Allowed Claim in Class 11 for which distributions are less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Unsecured Claims Reserve or otherwise.

         COMPLIANCE WITH TAX REQUIREMENTS

         In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash, New Senior Notes, New Unsecured Subordinated Convertible Notes, New Common Stock, New Warrants or interests in the Liquidating Trust or pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.

SURRENDER OF CANCELED SECURITIES OR OTHER INSTRUMENTS

         As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest evidenced by the notes, instruments, securities or other documentation canceled pursuant to Section IV.I of the Plan, the holder of such Claim or Interest must tender, as specified in
Section VI.J of the Plan, the applicable notes, instruments, securities or other documentation evidencing such Claim or Interest to the applicable Disbursing Agent together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim or Interest will be treated as an undeliverable distribution pursuant to Section VI.E.2 of the Plan.

         Except as provided in Section VI.J.2 of the Plan for lost, stolen, mutilated or destroyed Public Notes or as otherwise provided in the Plan, each holder of an Allowed Public Note Claim shall surrender such certificated security to the respective Indenture Trustee by mail, in person, electronically or by other means acceptable to such Indenture Trustee for cancellation All surrendered Public Notes will be marked as canceled and delivered to the appropriate Reorganized Debtor. Surrender of a global certificate held in the name of Cede & Co. Inc. shall constitute surrender for the purposes of this provision.

         Any holder of an Allowed Public Note Claim with respect to which the underlying Public Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Public Note, deliver to the applicable Indenture Trustee (a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Indenture Trustee to hold the Indenture Trustee and the Reorganized Debtors, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Public Note. Upon compliance with the foregoing procedures (as contained in Section VI.J.2 of the Plan) by a holder of an Allowed Public Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable Public Note.

         Any holder of an Allowed Public Note Claim that fails to surrender or be deemed to have surrendered the applicable Public Note within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of such Public Note Claim discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such case, any cash, New Senior Notes or New Common Stock held for distribution on account of such Public Note Claim will be treated pursuant to the provisions set forth in Section VI.E.2.c of the Plan.

         Holders of Allowed Claims will be required to tender any notes evidencing such Claims or, if not evidenced by a note, any other instrument evidencing their respective Allowed Claims to the applicable Disbursing



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Agent as and when such entities receive distributions under the Plan. If any such entity's notes or other instruments evidencing its Allowed Claims are lost, stolen, mutilated or destroyed, such entity will be required, in lieu of surrendering such note or other instrument, to deliver to the applicable Disbursing Agent (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtors, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as the holder of such Claims.

SETOFFS

         Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor or its successor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor or its successor may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by the applicable Debtor or Reorganized Debtor or its successor of any claims, rights and causes of action that the Debtor or Reorganized Debtor or its successor may possess against such a Claim holder.

DISPUTED CLAIMS; RESERVES AND ESTIMATIONS

         Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. In lieu of distributions under the Plan to holders of Disputed Claims in Class 11, if allowed, the applicable Unsecured Claims Reserves will be established on the Effective Date to hold property for the benefit of these Claim holders, as well as holders of Allowed Claims in that Division of Class 11. Reorganized LGII will fund the Unsecured Claims Reserve with New Common Stock and New Warrants, as described in Section VI.D.1 of the Plan.

         FUNDING OF UNSECURED CLAIMS RESERVES

         On the Effective Date, the respective number of Reserved Shares, will be placed in the applicable Unsecured Claims Reserve for the benefit of holders of Allowed Claims in each Division of Class 11.

         Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Class 11 will have recourse only to the undistributed cash and New Common Stock held in the applicable Unsecured Claims Reserve for satisfaction of the distributions to which such holders of that Division of Class 11 are entitled under the Plan, and not to any Reorganized Debtor, its property or any assets previously distributed on account of any Allowed Claim. Cash held in an Unsecured Claims Reserve as a result of dividends and other distributions (a) will be deposited in a segregated bank account in the name of the applicable Disbursing Agent and held in trust pending distribution by the Disbursing Agent for the benefit of holders of the respective Division of Class 11, (b) will be accounted for separately and (c) will not constitute property of the Reorganized Debtors. The Disbursing Agent will invest the cash held in the Unsecured Claims Reserve in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. The Disbursing Agent also will place in the Unsecured Claims Reserve the Cash Investment Yield from such investment of cash, and distributions on account of each Allowed Class 11 Claim will include a Pro Rata share of the Cash Investment Yield from such investment of cash.

         DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED

         On each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in Section VI.H.2 of the Plan.



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PAYMENT OF POST-EFFECTIVE DATE INTEREST FROM CASH INVESTMENT YIELD

         In the event that any cash or dividends on New Common Stock are held in an Unsecured Claims Reserve, holders of the respective Class may receive post-Effective Date interest at a rate determined by the Cash Investment Yield. For the federal income tax consequences to the holders of receipt of Cash Investment Yield, see "Certain U.S. Federal Income Tax Consequences of Consummation of the Plan -- Certain Other Tax Considerations for Holders of Claims -- Receipt of Pre-Effective Date Interest" and "Certain U.S. Federal Income Tax Consequences of Consummation of the Plan -- Certain Other Tax Considerations for Holders of Claims -- Receipt of Dividend and Interest Income Earned by the Unsecured Claims Reserve."

OBJECTIONS TO CLAIMS OR INTERESTS AND AUTHORITY TO PROSECUTE OBJECTIONS

         All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.4 of the Plan. As of the Effective Date, the Debtors will have been deemed to have waived any and all objections to the Allowed CTA Note Claims in the amount listed on Exhibit III.C to the Plan, all of which Claims in such amounts will be treated as Allowed Claims for purposes of the Plan.

         After the Confirmation Date, only the Debtors or the Reorganized Debtors or their successors will have the authority to File, settle, compromise, withdraw or litigate objections to Claims, including pursuant to any alternative dispute resolution or similar procedures previously or hereafter approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors or their successors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

DISSOLUTION OF THE CREDITORS' COMMITTEES

         On the Effective Date, the Creditors' Committee will dissolve and the members of the Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases.

                       VOTING AND CONFIRMATION OF THE PLAN

GENERAL

         To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtors, including that: (a) the Plan has classified Claims and Interests in a permissible manner;
(b) the Plan complies with the applicable provisions of the Bankruptcy Code; (c) the Debtors have complied with the applicable provisions of the Bankruptcy Code;
(d) the Debtors, as proponents of the Plan, have proposed the Plan in good faith and not by any means forbidden by law; (e) the disclosure required by section 1125 of the Bankruptcy Code has been made; (f) the Plan has been accepted by the requisite votes of creditors and equity interest holders (except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code (see " -- Confirmation" and " -- Acceptance or Cramdown")); (g) the Plan is feasible and Confirmation will not likely be followed by the liquidation or the need for further financial reorganization of the Debtors or the Reorganized Debtors; (h) the Plan is in the "best interests" of all holders of Claims or Interests in an impaired Class by providing to creditors or interest holders on account of such Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan; (i) all fees and expenses payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Effective Date; (j) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to section 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period



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that the applicable Debtor has obligated itself to provide such benefits; and
(k) the disclosures required under section 1129(a)(5) concerning the identity and affiliations of persons who will serve as officers and directors of the Reorganized Debtors have been made.

         The Plan constitutes a separate plan of reorganization for each Debtor. As such, in order to confirm the Plan as to any Debtor, the Bankruptcy Court will have to find compliance of the Plan with respect to each of the foregoing as to each such Debtor.

VOTING PROCEDURES AND REQUIREMENTS

         Pursuant to the Bankruptcy Code, only classes of claims against or equity interests in a debtor that are "impaired" under the terms of a plan of reorganization are entitled to vote to accept or reject a plan. A class is "impaired" if the legal, equitable or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity. Classes of Claims and Interests that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes of Claims and Interests that receive no distributions under the Plan and Class 4 Claims as to which the applicable Debtor elects Option C treatment are impaired, are not entitled to vote on the Plan and are deemed to have rejected the Plan unless such Class otherwise indicates acceptance. The classification of Claims and Interests is summarized, together with an indication of whether each Class of Claims or Interests is impaired or unimpaired, in "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

         Pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for voting or other purposes. By order of the Bankruptcy Court, certain vote tabulation rules have been approved that temporarily allow or disallow certain Claims for voting purposes only. These tabulation rules are described in the solicitation materials provided with your Ballot.

         VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM OR INTEREST ENTITLED TO VOTE ON THE PLAN IS IMPORTANT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS OR IF YOU HOLD MULTIPLE GENERAL UNSECURED CLAIMS OR UNDER CERTAIN OTHER CIRCUMSTANCES, YOU MAY RECEIVE MORE THAN ONE BALLOT. YOU SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT YOU RECEIVE.

         PLEASE CAREFULLY FOLLOW ALL OF THE INSTRUCTIONS CONTAINED ON THE BALLOT PROVIDED TO YOU. ALL BALLOTS MUST BE COMPLETED AND RETURNED IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED.

         TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY 5:00 P.M., EASTERN TIME, ON THE VOTING DEADLINE OF NOVEMBER 6, 2001 (UNLESS THE VOTING DEADLINE IS EXTENDED). IT IS OF THE UTMOST IMPORTANCE TO THE DEBTORS THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

         A CREDITOR OR EQUITY HOLDER WHOSE CLAIMS OR INTERESTS ARE HELD IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST COMPLETE AND DELIVER TO SUCH NOMINEE THE BALLOTS PROVIDED TO SUCH CREDITOR OR EQUITY HOLDER IN ORDER TO VOTE ON THE PLAN. SUCH CREDITORS AND EQUITY HOLDERS ARE URGED TO DELIVER SUCH BALLOT(S) TO THEIR RESPECTIVE NOMINEE HOLDERS NO LATER THAN NOVEMBER 1, 2001 IN ORDER TO ENSURE THAT THEIR VOTE WILL BE COUNTED.

         VOTES CANNOT BE TRANSMITTED ORALLY. ACCORDINGLY, YOU ARE URGED TO RETURN YOUR SIGNED AND COMPLETED BALLOT PROMPTLY.

         IF ANY OF THE CLASSES OF HOLDERS OF IMPAIRED CLAIMS OR INTERESTS VOTE TO REJECT THE PLAN, (A) THE DEBTORS MAY SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE PLAN UNDER THE CRAMDOWN PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AND, IF REQUIRED, MAY AMEND THE PLAN TO CONFORM TO THE



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STANDARDS OF SUCH SECTION OR (B) THE PLAN MAY BE MODIFIED OR WITHDRAWN WITH
RESPECT TO A PARTICULAR DEBTOR, WITHOUT AFFECTING THE PLAN AS TO OTHER DEBTORS, OR IN ITS ENTIRETY. IF THE HOLDERS OF THE MIPS (CLASS 19) DO NOT APPROVE THE PLAN, THEY WILL RECEIVE NO DISTRIBUTION UNDER THE PLAN AND THE DEBTORS WILL SEEK CONFIRMATION PURSUANT TO SUCH CRAMDOWN PROVISIONS. See " -- Acceptance or Cramdown" and " -- Alternatives to Confirmation and Consummation of the Plan."

         IF YOU ARE ENTITLED TO VOTE AND YOU DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT OR LOST YOUR BALLOT, PLEASE CALL THE DEBTORS' SOLICITATION AGENT, GEORGESON SHAREHOLDER COMMUNICATIONS, INC., AT (888) 421-5883.

         Holders of Unsecured Claims in Class 11 against any Debtor other than TLGI or LGII in amounts greater than $10,000 and holders of Unsecured Claims in Class 11 against TLGI or LGII in amounts greater than $1,000 that wish for such Claims to be treated in Class 2 or Class 3, respectively (convenience Classes) must indicate that election on the Ballot. A separate Ballot will be provided, and a separate election may be made, for each such Claim. If a holder of a Class 11 Claim elects to be treated in Class 2 or Class 3, the Ballot submitted with respect to such Claim shall be treated as a Class 2 or Class 3 Ballot, as the case may be, for voting purposes under the Plan. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

CONFIRMATION HEARING

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether the Debtors have fulfilled the Confirmation requirements of section 1129 of the Bankruptcy Code. The Confirmation Hearing has been scheduled to commence on November 27, 2001 at 9:30 a.m., Eastern time, and if necessary, to continue through and including November 29, 2001, before the Honorable Peter J. Walsh, Chief U.S. Bankruptcy Judge for the District of Delaware, in the Judge's usual courtroom at the U.S. Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to Confirmation must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or Interest held by the objector. Any such objections must be Filed and served upon the persons designated in the notice of the Confirmation Hearing, in the manner and by the deadline described therein.

CONFIRMATION

         At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for Confirmation are that the Plan: (a) is accepted by the requisite holders of Claims and Interests in impaired Classes of such Debtor or, if not so accepted, is "fair and equitable" and "does not discriminate unfairly" as to the nonaccepting Class; (b) is in the "best interests" of each holder of a Claim or Interest in each impaired Class under the Plan for such Debtor; (c) is feasible; and (d) complies with the applicable provisions of the Bankruptcy Code.

ACCEPTANCE OR CRAMDOWN

         A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and a majority in number of claims of that class vote to accept the plan. A plan is accepted by an impaired class of interests if holders of at least two-thirds in amount of that class vote to accept the plan. Only those holders of claims who actually vote (and are entitled to vote) to accept or to reject a plan count in this tabulation. For purposes of determining whether the requisite approval has been received as to any Debtor, the votes in each Class or, in the case of Class 11, each Division, in respect to each Debtor will be tabulated. In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by the Bankruptcy Court to be in the best interests of each holder of a claim or interest in an impaired class. See "Voting and Confirmation of the Plan -- Best Interests Test; Liquidation Analysis." The Bankruptcy Code contains provisions for confirmation of a plan even if it is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code. As indicated above, the Plan may



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be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of section 1129 of the Bankruptcy Code, it: (a) is "fair and equitable;" and (b) "does not discriminate unfairly" with respect to each Class of Claims or Interests that is impaired under, and has not accepted, the Plan. The "fair and equitable" standard, also known as the "absolute priority rule," requires, among other things, that unless a dissenting Class of Unsecured Claims or a Class of Interests receives full compensation for its Allowed Claims or Allowed Interests, no holder of Allowed Claims or Interests in any junior Class may receive or retain any property on account of such Claims or Interests. With respect to a dissenting Class of Secured Claims, the "fair and equitable" standard requires, among other things, that holders either (a) retain their liens and receive deferred cash payments with a value as of the Effective Date equal to the value of their interest in property of the applicable Estate or (b) receive the indubitable equivalent of their Secured Claims. The "fair and equitable" standard has also been interpreted to prohibit any Class senior to a dissenting Class from receiving under a plan more than 100% of its Allowed Claims or Allowed Interests. The Debtors believe that, if necessary, the Plan may be crammed down over the dissent of certain Classes of Claims, in view of the treatment proposed for such Classes. If necessary and appropriate, the Debtors intend to modify the Plan to permit cramdown of dissenting Classes of Claims.

         The requirement that the Plan not "discriminate unfairly" means, among other things, that a dissenting Class must be treated substantially equally with respect to other Classes of equal rank. The Debtors do not believe that the Plan unfairly discriminates against any Class that may not accept or otherwise consent to the Plan.

         Any Class of Claims or Interests that receives nothing under the Plan and Class 4 Claims as to which the applicable Debtor elects Option C treatment are deemed to be dissenting Classes. As a result, in addition to any Class or Division of Class 11 that does not vote to accept the Plan, the Debtors will, to the extent required, seek to use the "cramdown" provisions described above in respect to the Claims and Interests in Classes 9, 12, 13, 14, 15, 16, 17 and 19 and in Class 4 (as to which the applicable Debtor elects Option C treatment). While certain Intercompany Claims in Class 10 will receive nothing under the Plan, the Loewen Companies will be deemed to have consented.

         Subject to the conditions set forth in the Plan, a determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code will not limit or affect: (a) the confirmability of the Plan as it applies to any other Debtor; or
(b) the Debtors' ability to modify the Plan, as it applies to any particular Debtor, to satisfy the provisions of section 1129(b) of the Bankruptcy Code.

SUBSTANTIVE CONSOLIDATION

         The Debtors reserve the right to seek approval of the Bankruptcy Court for the substantive consolidation of some or all of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan.

BEST INTERESTS TEST; LIQUIDATION ANALYSIS

         Notwithstanding acceptance of the Plan by each impaired Class, to confirm the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of each holder of a Claim or Interest in any such impaired Class who has not voted to accept the Plan. Accordingly, if an impaired Class does not unanimously accept the Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each member of such impaired Class a recovery on account of the member's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that each such member would receive if the applicable Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

         To estimate what members of each impaired Class of Claims or Interests would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the Reorganization Cases were converted to a chapter 7 case under the Bankruptcy Code and each of the respective Debtor's assets were liquidated by a chapter 7 trustee (the "Liquidation Value"). The Liquidation Value of a Debtor would consist of the net proceeds from the disposition of the assets of the Debtor, augmented by any cash held by the Debtor.



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         The Liquidation Value available to holders of Unsecured Claims and
Interests would be reduced by, among other things: (a) the Claims of secured creditors to the extent of the value of their collateral; (b) the costs, fees and expenses of the liquidation, as well as other administrative expenses of the Debtor's chapter 7 case; (c) unpaid Administrative Claims of the Reorganization Cases; and (d) Priority Claims and Priority Tax Claims. The Debtors' costs of liquidation in chapter 7 cases would include the compensation of trustees, as well as of counsel and of other professionals retained by such trustees, asset disposition expenses, applicable Taxes, litigation costs, Claims arising from the operation of the Debtors during the pendency of the chapter 7 cases and all unpaid Administrative Claims incurred by the Debtors during the Reorganization Cases that are allowed in the chapter 7 cases. The liquidation itself would trigger certain Priority Claims, such as Claims for severance pay, and would likely accelerate the payment of other Priority Claims and Priority Tax Claims that would otherwise be payable in the ordinary course of business. These Priority Claims and Priority Tax Claims would be paid in full out of the net liquidation proceeds, after payment of Secured Claims, before the balance would be made available to pay Unsecured Claims or to make any distribution in respect of Interests. The Debtors believe that the liquidation also would generate a significant increase in Unsecured Claims, such as rejection damage Claims, and Tax and other governmental Claims.

         The information contained in Exhibit III hereto provides a summary of the Liquidation Values of the Debtors' interests in property, on a consolidated basis by Division, assuming a hypothetical chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the Debtors' properties and interests in property. In addition, the Disclosure Supplement being provided separately to holders of Claims in Classes 8 and 11 contains liquidation value information on a Debtor-by-Debtor basis for the 134 Loewen Subsidiary Debtors that are believed to have creditors holding Class 11 Claims. A summary of the Disclosure Supplement is attached as Exhibit V. See "Overview of the Plan -- General Information Concerning Treatment of Claims and Interests." Such information for all Loewen Subsidiary Debtors is available over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information." For purposes of this liquidation analysis, holders of the CTA Note Claims have been assumed to be treated on a secured and pari passu basis. As more fully described in Exhibit III, the liquidation analysis is based on a number of estimates and assumptions that are subject to significant uncertainties, including estimates and assumptions relating to the proceeds of sales of assets, the timing of such sales, the impact of pending liquidations on continuing operations and values and certain tax matters. No amounts have been included in the liquidation analysis in respect of any potential recovery by the Debtors in respect of the Retained Claims or the NAFTA Claims. While the Debtors believe that these estimates and assumptions are reasonable for the purpose of preparing hypothetical chapter 7 liquidation analyses, no assurance exists that such estimates and assumptions would be valid if the Debtors were, in fact, to be liquidated. Moreover, as noted above, the Debtors believe that chapter 7 liquidations could result in substantial litigation that could delay the liquidation beyond the periods assumed in Exhibit III. This delay could materially reduce the amount determined on a present value basis available for distribution to creditors. Moreover, the Debtors believe that such litigation and attendant delay could adversely affect the values realizable in the sale of the Debtors' assets to an extent that cannot be estimated at this time.

         Based on the liquidation analyses set forth in Exhibit III, the Debtors believe that holders of Claims will receive greater value as of the Effective Date under the Plan than such holders would receive under a chapter 7 liquidation.

         In actual liquidations of the Debtors, distributions to holders of Claims would be made substantially later than the Effective Date assumed in connection with the Plan. This delay would materially reduce the amount determined on a present value basis available for distribution to creditors, including holders of Unsecured Claims. The hypothetical chapter 7 liquidations of the Debtors are assumed to commence on January 1, 2002 and to be completed on December 31, 2002.

         In summary, the Debtors believe that chapter 7 liquidations of the Debtors would result in substantial diminution in the value to be realized by holders of Claims, as compared to the proposed distributions under the Plan, because of, among other factors: (a) the failure to realize the maximum going concern value of the Debtors' assets; (b) the substantial negative impact of conversion to a chapter 7 case and subsequent liquidation on the employees and customers of the Debtors; (c) additional costs and expenses involved in the appointment of trustees, attorneys, accountants and other professionals to assist such trustees in the chapter 7 cases; (d) additional expenses and Claims, some of which would be entitled to priority in payment, which would arise by reason of the liquidation and from the rejection of unexpired real estate leases and other Executory Contracts and Unexpired Leases in connection with a cessation of the Debtors' operations; and (e) the substantial time that would elapse before entities



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would receive any distribution in respect of their Claims. Consequently, the
Debtors believe that the Plan will provide a substantially greater ultimate return to holders of Claims than would chapter 7 liquidations.

FEASIBILITY

         Section 1129(a)(11) of the Bankruptcy Code requires that Confirmation not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Plan). For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared the Projections. See "Reorganized LGII -- Projected Financial Information." Based upon the Projections, the Debtors believe that their reorganization under the Plan will meet the feasibility requirements of the Bankruptcy Code.

COMPLIANCE WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

         Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. The Debtors have considered each of these issues in the development of the Plan and believe that the Plan complies with all provisions of the Bankruptcy Code.

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         The Debtors have evaluated numerous alternatives to the Plan, including alternative structures and terms of the Plan, the liquidation of the Debtors and delaying the adoption of any plan of reorganization and the pursuit of various litigation strategies. While the Debtors have concluded that the Plan is the best alternative and will maximize recoveries by holders of Claims, if the Plan is not confirmed, the Debtors, individually or collectively, or (subject to the Debtors' exclusive periods under the Bankruptcy Code to File and solicit acceptances of a plan or plans of reorganization) any other party in interest in the Reorganization Cases could attempt to formulate and propose a different plan or plans of reorganization. Further, if no plan of reorganization can be confirmed, the Reorganization Cases may be converted to chapter 7 cases. In a liquidation case under chapter 7 of the Bankruptcy Code, a trustee or trustees would be elected or appointed to liquidate the assets of each Debtor. The proceeds of the liquidation would be distributed to the respective creditors of the Debtors in accordance with the priorities established by the Bankruptcy Code. For further discussion of the potential impact on the Debtors of the conversion of the Reorganization Cases to chapter 7 liquidations, see " -- Best Interests Test; Liquidation Analysis." The Debtors believe that Confirmation and consummation of the Plan is preferable to the alternatives described above.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN

GENERAL

         A DESCRIPTION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS PROVIDED BELOW. THE DESCRIPTION IS BASED ON THE INTERNAL REVENUE CODE, TREASURY REGULATIONS ISSUED THEREUNDER, JUDICIAL DECISIONS AND IRS AND ADMINISTRATIVE DETERMINATIONS, ALL AS IN EFFECT ON THE DATE HEREOF. CHANGES IN ANY OF THESE AUTHORITIES, OR CHANGES IN THE INTERPRETATIONS OF ANY OF THESE AUTHORITIES, WHICH MAY HAVE RETROACTIVE EFFECT, MAY CAUSE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW. MOREOVER, NO RULING HAS BEEN REQUESTED FROM THE IRS AND NO LEGAL OPINION HAS BEEN REQUESTED FROM COUNSEL CONCERNING ANY TAX CONSEQUENCE OF THE PLAN, AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

         THIS DESCRIPTION DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTORS OR HOLDERS OF CLAIMS. FOR EXAMPLE, THE DESCRIPTION DOES NOT ADDRESS ISSUES OF SPECIAL CONCERN TO CERTAIN TYPES OF TAXPAYERS, SUCH AS DEALERS IN SECURITIES, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS AND FOREIGN TAXPAYERS (OTHER THAN TLGI),



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NOR DOES IT ADDRESS TAX CONSEQUENCES TO HOLDERS OF STOCK INTERESTS IN TLGI. IN
ADDITION, THIS DESCRIPTION DOES NOT ADDRESS ANY TAX CONSEQUENCES OF THE SUBSIDIARY RESTRUCTURING TRANSACTIONS OR THE BLACKSTONE SETTLEMENT. MOREOVER, THE DESCRIPTION IS LIMITED TO U.S. FEDERAL INCOME TAX CONSEQUENCES AND DOES NOT DISCUSS U.S. STATE LAW OR THE POSSIBLE STATE TAX CONSEQUENCES OR NON-U.S. TAX CONSEQUENCES THAT MIGHT APPLY TO THE DEBTORS OR TO HOLDERS OF CLAIMS UNDER CANADIAN OR OTHER FOREIGN TAX LAWS.

         FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

CONSEQUENCES TO THE DEBTORS

         For U.S. federal income tax purposes, the Plan consists of two parts:
(a) the recapitalization of LGII and its Debtor subsidiaries, in which the LGII Old Stock is canceled and the holders of Allowed Claims against LGII and its Debtor subsidiaries receive cash, New Five-Year Secured Notes, if issued, New Two-Year Unsecured Notes, if issued, New Seven-Year Unsecured Notes, New Unsecured Subordinated Convertible Notes, New Common Stock, New Warrants and interests in the Liquidating Trust; and (b) the portion of the Reinvestment Transactions in which TLGI transfers its assets to LGII in return for LGII's agreement to transfer New Five-Year Secured Notes, if issued, New Two-Year Unsecured Notes, if issued, New Seven-Year Unsecured Notes, New Common Stock, New Warrants and interests in the Liquidating Trust to the holders of Allowed Claims against TLGI and the CCAA Debtors. The Debtors believe that the recapitalization of LGII will qualify as a reorganization under section 368(a)(1)(E) of the Internal Revenue Code, and that the Reinvestment Transactions should qualify as a reorganization under section 368(a)(1)(G) of the Internal Revenue Code. As a consequence, none of the Debtors expects to recognize taxable income or loss as a result of the implementation of the Plan, except with respect to the transfer of the Liquidating Trust Assets to the Liquidating Trust (the fair market value of which LGII expects to include in taxable income at the time of the transfer).

         The discharge of a debt obligation for an amount less than its adjusted issue price (in most cases, the amount the debtor received on incurring the debt obligation, with certain adjustments) generally gives rise to cancellation of indebtedness ("COD") income, which must be included in the debtor's income. However, COD income is not recognized by a taxpayer that is a debtor in a chapter 11 case if the discharge is granted by the court or pursuant to a plan of reorganization approved by the court. The Plan, if approved, would enable the Debtors to qualify for this bankruptcy exclusion rule with respect to any COD income triggered by the Plan.

         If debt is discharged in a chapter 11 case, however, certain tax attributes otherwise available and of value to the debtor are reduced, in most cases by the principal amount of the indebtedness forgiven. The tax attributes subject to reduction (and the order of reduction) are: (a) net operating losses ("NOLs") and NOL carryforwards; (b) most credit carryforwards, including the general business credit and the minimum tax credit carryforward; (c) capital losses and capital loss carryforwards; (d) the tax basis of the debtor's depreciable and nondepreciable assets, but not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the discharge over the aggregate of the debtor's liabilities immediately after the discharge; and (e) foreign tax credit carryforwards. Attribute reduction is calculated only after the tax for the year of discharge has been determined.

         A debtor may elect to avoid the prescribed order of attribute reduction and instead reduce the basis of depreciable property first. The Debtors do not plan to make this election. In the case of affiliated corporations filing a consolidated return (such as LGII and its subsidiaries), the attribute reduction rules generally should apply separately to the particular corporation whose debt is being discharged, not to the entire consolidated group without regard to the identity of the particular debtor. The IRS recently has taken the position, however, that consolidated NOLs must be reduced irrespective of the source of those losses. The current IRS position as to the impact of the attribute reduction rules on other tax attributes of consolidated group members is unclear. The Projected Consolidated Statements of Operations contained in this Disclosure Statement assume that all of the NOLs and NOL



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carryforwards generated by the LGII affiliated group prior to the Effective Date will be eliminated by the triggering of COD income in the Plan, and otherwise assume that attribute reduction applies separately to the particular corporation whose debt is discharged. See "Reorganized LGII -- Projected Financial Information -- Principal Assumptions for Projections -- Income Taxes."

CONSEQUENCES TO HOLDERS OF CLAIMS

         The federal income tax consequences of the Plan to a holder of a Claim will depend, in part, on whether the Claim constitutes a "tax security" for federal income tax purposes, what type of consideration was received in exchange for the Claim, whether the holder is a resident of the U.S. for tax purposes, whether the holder reports income on the accrual or cash basis, whether the holder has taken a bad debt deduction or worthless security deduction with respect to the Claim and whether the holder receives distributions under the Plan in more than one taxable year.

         DEFINITION OF SECURITIES

         There is no precise definition of what constitutes a "security" under the federal income tax law, and all facts and circumstances pertaining to the origin and character of a claim are relevant in determining its status. Nevertheless, courts generally have held that corporate debt obligations evidenced by written instruments with original maturities of ten years or more will be considered tax securities for this purpose. Based on their original maturities, it is likely that the Series D Notes and Series E Notes will be considered tax securities for this purpose. By contrast, it is likely that the PATS Notes will not be considered tax securities for this purpose.

         HOLDERS OF CLAIMS CONSTITUTING TAX SECURITIES

         Under the terms of the Plan, holders of Allowed Claims possibly constituting tax securities will receive some combination of, among other things: (a) cash; (b) New Five-Year Secured Notes, if issued; (c) New Two-Year Unsecured Notes, if issued; (d) New Seven-Year Unsecured Notes; (e) New Common Stock; (f) New Warrants; and (g) interests in the Liquidating Trust in satisfaction of their Claims under the Plan. Holders of Claims constituting tax securities who receive only New Common Stock in satisfaction of their Claims generally will not recognize income or gain on the exchange (except that amounts allocable to interest on their Claims will be treated as interest income). Holders of Claims constituting tax securities may, however, recognize gain if they receive cash, an obligation not constituting a tax security, or any other non-cash items ("Boot"), in either full or partial satisfaction of those Claims. In that event, any gain on the exchange, measured generally by the excess of the amount realized by the holder over the holder's tax basis in the Claim, will be recognized by the holder, but in an amount not exceeding the sum of the cash and the fair market value of the non-cash Boot received. Any gain so recognized will generally be capital gain provided that the Claim was held as a capital asset by the holder at the time of the exchange. Holders of Claims constituting tax securities who exchange their Claims solely for New Warrants should recognize gain or loss on the exchange in an amount equal to the difference between the value of the New Warrants received and the holders tax basis in the claim given up.
         Holders of Claims constituting tax securities who receive New Common Stock or New Senior Notes constituting tax securities under the Plan in either partial or full satisfaction of their Claims generally will not be permitted to recognize any loss on the exchange.

         A holder's aggregate tax basis in the New Common Stock received under the Plan in respect of a Claim constituting a tax security -- aside from amounts allocable to interest -- generally will equal the holder's basis in the Claim, decreased by the amount of any cash and any other consideration not constituting tax securities received by the holder and increased by the amount of any gain recognized by the holder in connection with the exchange. The holding period for any New Common Stock or New Senior Notes constituting tax securities received in the exchange in respect of a Claim constituting a tax security -- other than those allocable to interest -- generally will include the holding period of the Claim surrendered. A holder's tax basis in New Common Stock or New Senior Notes constituting tax securities allocable to interest will equal the fair market value of such New Common Stock or New Senior Notes, and the holding period will begin on the day after the day of receipt.



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         HOLDERS OF CLAIMS NOT CONSTITUTING TAX SECURITIES

         Holders of Claims not constituting tax securities will recognize gain or loss equal to the amount realized under the Plan in respect of their Claims less their respective tax bases in those Claims. The amount realized for this purpose generally will equal the sum of the cash and the fair market value of any other consideration received under the Plan, including any New Common Stock.

         Any gain or loss recognized in the exchange will be capital or ordinary depending on the status of the Claim in the holder's hands, including whether or not the Claim constitutes a market discount bond in the holder's hands. The holder's aggregate tax basis for any consideration received under the Plan generally will equal the amount realized. The holding period for any consideration received under the Plan generally will begin on the day following the receipt of that consideration.

         DIVIDEND AND INTEREST INCOME EARNED BY THE UNSECURED CLAIMS RESERVE

         Pursuant to the Plan, shares of New Common Stock issued as of the Effective Date but not then subject to distribution to holders of Allowed Claims will be held by an Unsecured Claims Reserve until distribution is required by the Plan. Therefore, it is possible that an Unsecured Claims Reserve will receive cash dividends or other distributions from Reorganized LGII on account of the shares of New Common Stock held in such Unsecured Claims Reserve. Any cash thus received would be reinvested pursuant to the Plan, thereby generating additional income.

         Congress has made it clear that amounts earned by an escrow account, settlement fund or similar fund are subject to current tax, but Treasury Regulations addressing the tax treatment of reserve accounts like an Unsecured Claims Reserve in a bankruptcy setting have not yet become effective. Therefore, depending on the facts (and the interpretation given to those facts), reserve accounts like an Unsecured Claims Reserve might be treated for tax purposes under current law as separately taxable trusts, grantor trusts treated as owned by either the corporate transferor or the creditor beneficiaries, or in some other fashion.

         On February 1, 1999, the IRS issued a proposed Treasury Regulation that would cause reserve accounts like the Unsecured Claims Reserves to be treated as "qualified settlement funds" for federal income tax purposes, which, in turn, would have the consequence of causing income earned by those accounts to be subject to a separate entity-level tax. The proposed Treasury Regulation is not currently in effect and will only become effective once it is promulgated in final form. In the interim, the proposed Treasury Regulation provides that the IRS will not challenge any reasonable, consistently-applied method for reporting income earned by a reserve account like an Unsecured Claims Reserve.

         Against this background, the Debtors have determined to treat the Unsecured Claims Reserves as grantor trusts of which the Reorganized Debtors are the grantors, and therefore will treat income earned by an Unsecured Claims Reserve as income of the Reorganized Debtors. To assure that this income is fully subject to tax, the Reorganized Debtors will waive whatever right they might otherwise have to claim a dividends-received deduction with respect to any dividends paid to an Unsecured Claims Reserve on account of the undistributed New Common Stock. Any income thus earned should be offset dollar-for-dollar on a current basis by an interest deduction to the Reorganized Debtors reflecting their obligations under the Plan to pay any income earned by the Unsecured Claims Reserve on account of New Common Stock (or on the reinvestment of dividends paid on that New Common Stock) to holders of Allowed Claims.

CERTAIN OTHER TAX CONSIDERATIONS FOR HOLDERS OF CLAIMS

         RECEIPT OF PRE-EFFECTIVE DATE INTEREST

         Holders of Claims not previously required to include in their taxable income any accrued but unpaid pre-Effective Date interest on a Claim may be treated as receiving taxable interest to the extent any consideration they receive under the Plan is allocable to such interest, but the Plan provides that each holder's recovery is being received first in exchange for the principal amount of the holder's debt, not the unpaid pre-Effective Date interest (if



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any) on that debt. Holders previously required to include in their taxable income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the Plan.

         RECEIPT OF DIVIDEND AND INTEREST INCOME EARNED BY THE UNSECURED CLAIMS RESERVE

         As described above (see " -- Consequences to Holders of Claims" and " -- Dividend and Interest Income Earned by the Unsecured Claims Reserve"), it is possible that the Unsecured Claims Reserve will receive cash dividends on shares of New Common Stock held by it and then generate additional cash by reinvesting those dividends pending distribution. When that cash is distributed to holders of Allowed Claims, the Reorganized Debtors will treat the cash as taxable interest income to the holder, and will file information returns reflecting that treatment.

         REINSTATEMENT OF CLAIMS

         Holders generally should not recognize gain, loss or other taxable income upon the Reinstatement of their Claims under the Plan. Taxable income, however, may be recognized by those holders if they are considered to receive interest, damages or other income in connection with the Reinstatement or if the Reinstatement is considered for tax purposes to involve a substantial modification of the Claim.

         FEDERAL INCOME TAX TREATMENT OF THE LIQUIDATING TRUST

         The federal income tax treatment of the Liquidating Trust and the holders of interest therein is not completely free from doubt.

         For federal income tax purposes, the Debtors believe that the transfer of the Liquidating Trust Assets to the Liquidating Trust on the Effective Date should be deemed to occur in two steps: first, a deemed transfer of the Liquidating Trust Assets by LGII to the holders of Allowed Claims receiving interests in the Liquidating Trust pursuant to the Plan, in exchange for cancellation of a portion of those holders' claims equal to the fair market value on the Effective Date of the Liquidating Trust Assets, and second, a deemed transfer of the Liquidating Trust Assets by holders of interests in the Liquidating Trust to the Liquidating Trust. The Debtors expect to include in income the fair market value on the Effective Date of the Liquidating Trust Assets. However, because of the nature of the Liquidating Trust Assets, these assets are currently assumed to have no value. See "Risk Factors -- The Nature of the Liquidating Trust Is Unique; The Market for Interests Therein Is Likely To Be Illiquid." The Liquidating Trust's basis in the Liquidating Trust Assets should be equal to their fair market value on the Effective Date.

         The Debtors believe that the Liquidating Trust should be treated as a "pass-through" entity for federal income tax purposes. As a result, it should not be taxed directly on any net income that it receives; instead, all items of Trust income, gain, loss or deduction should be passed through to and recognized by each holder of an interest in the Liquidating Trust in the tax year within which the Liquidating Trust's tax year ends, whether or not any distributions are actually made by the Liquidating Trust to the holder during that year. In the event that the Liquidating Trust obtains aggregate recoveries (net of deductible expenses) with respect to the Liquidating Trust Assets in excess of their respective fair market values on the Effective Date, the excess amount should constitute taxable income to holders of interests in the Liquidating Trust. On the other hand, if the Liquidating Trust obtains net aggregate recoveries with respect to the Liquidating Trust Assets that are less than their respective fair market values on the Effective Date, the difference should constitute a taxable loss to holders of interests in the Liquidating Trust. That loss may or may not be available to offset other income of those holders, depending on each holder's particular circumstances. Taxable items passed through to the holders should have the same character (capital or ordinary) in their hands as they have in the hands of the Liquidating Trust. The Liquidating Trust will file annual information returns reporting all such items to the holders, as well as the ownership interest of each holder in those items.

         BAD DEBT DEDUCTION

         A holder who, under the Plan, receives in respect of a Claim an amount less than the holder's tax basis in that Claim may be entitled in the year of receipt (or in an earlier year) to a bad debt deduction under section 166(a)



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of the Internal Revenue Code. The rules governing the timing and amount of bad debt deductions place considerable emphasis on the facts and circumstances of the holder, the obligor and the instrument with respect to which a deduction is claimed; holders of Claims therefore are urged to consult their tax advisors with respect to their ability to take such a deduction.

         INFORMATION REPORTING AND WITHHOLDING

         Under the Internal Revenue Code's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax. Holders of Claims may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

         In addition, holders of Claims against TLGI are urged to consult their tax advisors to determine whether or not receipt of the New Senior Notes will result in a withholding obligation that did not exist in the past.

                CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES
                           OF CONSUMMATION OF THE PLAN

GENERAL

         A DESCRIPTION OF CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE CONSUMMATION OF THE PLAN IS PROVIDED BELOW. THE DESCRIPTION IS BASED ON THE PROVISIONS OF THE INCOME TAX ACT (CANADA) AND THE REGULATIONS THERETO (THE "ACT"), THE PUBLISHED ADMINISTRATIVE AND INTERPRETIVE POSITIONS OF THE CANADA CUSTOMS & REVENUE AGENCY, PROPOSED AMENDMENTS TO THE ACT AND CASE LAW PUBLISHED OR REPORTED AS AT THE DATE OF THIS DISCLOSURE STATEMENT. CHANGES IN ANY OF THESE AUTHORITIES, OR CHANGES IN THE INTERPRETATIONS OF ANY OF THESE AUTHORITIES, WHICH MAY HAVE RETROACTIVE EFFECT, MAY CAUSE THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW. MOREOVER, NO ADVANCE INCOME TAX RULING HAS BEEN REQUESTED FROM CANADA CUSTOMS & REVENUE AGENCY AND NO LEGAL OPINION HAS BEEN REQUESTED FROM COUNSEL CONCERNING ANY TAX CONSEQUENCE OF THE PLAN, AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

         THIS DESCRIPTION DOES NOT COVER ALL ASPECTS OF CANADIAN FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS. IN PARTICULAR, THIS DESCRIPTION DOES NOT ADDRESS THE CCAA DEBTOR RESTRUCTURING TRANSACTIONS DESCRIBED IN EXHIBIT I.A.29 TO THE PLAN OR ANY OTHER SIMILAR TRANSACTIONS UNDERTAKEN PRIOR TO THE CCAA DEBTOR RESTRUCTURING TRANSACTIONS, THE BLACKSTONE SETTLEMENT OR ISSUES OF CONCERN TO HOLDERS OF CLAIMS WITH RESPECT TO THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE DISPOSITION OR SETTLEMENT OF SUCH CLAIMS OR INTERESTS.

         FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE CANADIAN FEDERAL, PROVINCIAL AND LOCAL AND NON-CANADIAN CONSEQUENCES OF THE PLAN.



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SETTLEMENT OF DEBT

         The settlement of TLGI's Commercial Debt Obligations (as defined in the Act, which do not include any debt obligations arising from a guarantee given by TLGI in respect of another party's debt) will result in the application of the Canadian debt forgiveness rules. Under these rules, the Forgiven Amount (as defined in the Act and briefly described following) will reduce certain tax attributes of TLGI in prescribed order. The Forgiven Amount is the lesser of the amount for which the obligation was issued and the unpaid principal amount, plus any accrued interest which was deducted or is deductible, less amounts paid in satisfaction of the debt and certain other adjustments.

         The Plan will result in an amount being paid in satisfaction of TLGI's indebtedness equal to the amount of cash and the fair market value of the New Five-Year Secured Notes, if issued, New Two-Year Unsecured Notes, if issued, New Seven-Year Unsecured Notes and New Common Stock received by the holders of Claims against TLGI in respect of TLGI's indebtedness. Under the terms of the Plan, such payment is not allocated between indebtedness that would constitute Commercial Debt Obligations (as defined in the Act) and other indebtedness (principally the obligations of TLGI arising as a guarantor). If, for example, the full amount of the payment was considered to apply to TLGI's indebtedness other than its Commercial Debt Obligations, TLGI would have a Forgiven Amount equal to the full amount of its Commercial Debt Obligations.

         Any Forgiven Amount will result in the reduction of TLGI's non-capital losses and capital losses of prior years and will result in the reduction of its capital losses, but not its non-capital losses, arising in the year of settlement. Even if the Forgiven Amount is equal to the full amount of TLGI's Commercial Debt Obligations, the aggregate of available non-capital losses and capital losses of prior years and capital losses of the year of settlement is expected to exceed the Forgiven Amount, so that no adverse Canadian federal tax consequences are expected to arise as a result of settlement of TLGI's Commercial Debt Obligations.

TRANSFER OF ASSETS TO CANADIAN HOLDING COMPANIES

         As part of the CCAA Debtor Restructuring Transactions, all of TLGI's assets, other than the shares of its subsidiaries, will be transferred to two Canadian holding companies. For purposes of determining TLGI's proceeds of disposition and tax loss as a result of this transfer, and the tax cost of the transferred assets to the Canadian company, these assets are disposed of by TLGI and acquired by the Canadian company at fair market value. In the case of the tangible assets, it is expected that this will result in a substantial reduction in the tax cost of such assets to the Canadian company as compared to the current tax cost to TLGI, and will result in a corresponding non-capital loss to TLGI.

TRANSFER OF ASSETS TO LGII

         For Canadian tax purposes, the transfer by TLGI to LGII of all of its assets, including the shares of the Canadian holding companies referred to above, pursuant to the CCAA Order, should be treated as having taken place for proceeds of disposition equal to the fair market value of those assets.

CANCELLATION OF LGII SHARES

         The cancellation of LGII shares owned by TLGI will result in a capital loss to TLGI equal to the tax cost of the shares for Canadian tax purposes.

ACQUISITION OF CONTROL

         A number of provisions of the Act apply to a corporation which undergoes an acquisition of control. These include reductions of the tax cost of certain property, expiry of capital losses, restrictions on the deductibility of non-capital losses and deemed taxation year ends. The application of these provisions may be undesirable relative to future operations; however, their application would not alter the tax consequences described herein. Furthermore, the Debtors have no knowledge that any person or group of persons acting in concert will control LGII after the



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Effective Date. Provided that this holds true, there should be no acquisition of control of LGII or any of its subsidiaries for Canadian federal income tax purposes as a result of the Plan.

         APPLICABILITY OF CERTAIN U.S. FEDERAL AND STATE SECURITIES LAWS

GENERAL

         No registration statement will be filed under the Securities Act of 1933, as amended, 15 U.S.C. Sections 77a-77aa (the "Securities Act"), or any state securities laws with respect to the offer and distribution under the Plan of the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock, the New Warrants or the interests in the Liquidating Trust (which may be deemed to constitute "securities" and are treated as such for purposes of the following discussion). The Debtors believe that the provisions of section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements.

BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS

         INITIAL OFFER AND SALE OF SECURITIES

         Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (b) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (c) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property. Section 1145(a)(2) of the Bankruptcy Code exempts the offer of a security through any warrant, option, right to purchase or conversion privilege that is sold in the manner specified in section 1145(a)(1) and the sale of a security upon the exercise of such a warrant, option, right or privilege. The Debtors believe that the offer and sale of the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock, the New Warrants and the interests in the Liquidating Trust under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws. Similarly, the Debtors believe that the offer of New Common Stock through the New Unsecured Subordinated Convertible Notes and the New Warrants and the sale of New Common Stock upon the conversion of the New Unsecured Subordinated Convertible Notes or exercise of the New Warrants satisfy the requirements of section 1145(a)(2) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws.

         SUBSEQUENT TRANSFERS OF SECURITIES

         In general, all resales and subsequent transactions in the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock, the New Warrants or the interests in the Liquidating Trust distributed under the Plan and in New Common Stock issued upon conversion of the New Unsecured Subordinated Convertible Notes or exercise of the New Warrants will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an "affiliate" of Reorganized LGII or an "underwriter" with respect to such securities. Rule 144 under the Securities Act defines "affiliate" of an issuer as any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

         (a) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");



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         (b)  persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

         (c) persons who offer to buy securities from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) made under a distribution agreement; and

         (d) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer. Whether or not any particular person would be deemed to be an "affiliate" of Reorganized LGII or an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be deemed to be an "affiliate" of Reorganized LGII or an "underwriter" with respect to any security to be issued pursuant to the Plan.

         Rule 144 under the Securities Act provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an "affiliate" of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer. The Debtors believe that, pursuant to section 1145(c) of the Bankruptcy Code, the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock, the New Warrants and the interests in the Liquidating Trust to be distributed pursuant to the Plan will be unrestricted securities for purposes of Rule 144.

         In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization that are not "affiliates" of the issuer are exempt from registration under the Securities Act if effected in "ordinary trading transactions." The staff of the SEC has indicated in this context that a transaction may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

         (a) either (i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or
              (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

         (b) the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Exchange Act; or

         (c) the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms' length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The Debtors have not sought the views of the SEC on this matter and, therefore, no assurance can be given regarding the proper application of the "ordinary trading transaction" exemption described above. Any persons intending to rely on such exemption are urged to consult their own counsel as to the applicability thereof to any particular circumstances.

         GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN "AFFILIATE" OF REORGANIZED LGII OR "UNDERWRITER" WITH RESPECT TO THE NEW



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SENIOR NOTES, THE NEW UNSECURED SUBORDINATED CONVERTIBLE NOTES, THE NEW COMMON
STOCK, THE NEW WARRANTS OR THE INTERESTS IN THE LIQUIDATING TRUST TO BE DISTRIBUTED PURSUANT TO THE PLAN, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SUCH SECURITIES AND RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

         State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner's own account and subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of the New Five-Year Secured Notes, the New Two-Year Unsecured Notes, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock, the New Warrants and the interests in the Liquidating Trust.

         Notwithstanding the foregoing, under the terms of the Liquidating Trust Agreement, the transferability of interests in the Liquidating Trust will be limited. See "Liquidating Trust To Be Formed Pursuant to the Plan -- Trust Certificates."

CERTAIN TRANSACTIONS BY STOCKBROKERS

         Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock, the New Warrants or the interests in the Liquidating Trusts prior to the expiration of 40 days after the first date on which such securities were bona fide offered to the public by Reorganized LGII or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to such purchaser. In connection with prior bankruptcy cases, the staff of the SEC has taken so-called "no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. The views of the SEC on this matter, however, have not been sought by the Debtors and, therefore, no assurance can be given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of section 1145(a)(4). Stockbrokers are urged to consult their own counsel with respect to such requirements.

REGISTRATION RIGHTS AGREEMENTS

         The following description of certain registration rights is qualified in its entirety by reference to the Registration Rights Agreements, copies of which have been Filed as Exhibit IV.J to the Plan and are available for inspection in the Document Reviewing Centers and over the Internet on the web site at http://www.loewenreorgplan.com. See "Additional Information."

         EQUITY REGISTRATION RIGHTS AGREEMENT

         Pursuant to the Plan, each of Angelo Gordon & Co., Cerberus Capital Management, Franklin Mutual Advisers, LLP, GSCP Recovery, Inc. and Oaktree Capital Management LLC and each other person or entity entitled to receive at least 10% of the outstanding shares of New Common Stock solely as a result of distributions made pursuant to the Plan on account of Allowed Claims held as of the Distribution Record Date ("Eligible Holders") will be entitled to enter into an equity registration rights agreement with Reorganized LGII (the "Equity Registration Rights Agreement") on the Effective Date. Under the Equity Registration Rights Agreement, the Eligible Holders or their permitted transferees will be entitled to the registration rights described below with respect to shares of New Common Stock issued to them pursuant to the Plan, until such shares: (a) are disposed of pursuant to an effective registration statement under the Securities Act; (b) are distributed to the public pursuant to Rule 144 under the Securities Act; (c) have been transferred other than to permitted transferees; or (d) have ceased to be outstanding (prior to the occurrence of any such event, such shares constituting "Registrable Equity Securities").



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         On or before the later to occur of (a) the date that is 60 calendar days after the Effective Date and (b) April 1, 2002, Reorganized LGII will file a shelf registration statement (the "Equity Shelf Registration Statement") covering the Registrable Equity Securities held by the Eligible Holders. Such shelf registration, which is required to be kept effective for up to two years, will be subject to customary suspension provisions. Holders of at least 10% of the Registrable Equity Securities may demand a maximum of three underwritten offerings pursuant to the Equity Shelf Registration Statement, provided in each case that the securities proposed to be sold have a then-current market value of at least $10.0 million. Furthermore, a demand for an underwritten offering pursuant to the Equity Shelf Registration Statement cannot be made sooner than 120 days after the effectiveness of the next preceding underwritten offering pursuant to the Equity Shelf Registration Statement. Customary priority provisions will apply in the context of an underwritten offering.

         Commencing 120 days after the Equity Shelf Registration Statement ceases to be effective, holders of Registrable Equity Securities who are Affiliates may demand a maximum of three registrations under the Securities Act, provided in each case that the securities to be registered have an aggregate offering price of at least $10.0 million. Furthermore, a demand for registration cannot be made sooner than 120 days after the effectiveness of a registration pursuant to the next preceding demand. Reorganized LGII will have the right to defer the filing of a demand registration in certain circumstances, and customary priority provisions will apply in the context of an underwritten offering. Rights to demand registration will be suspended during any period in which a shelf registration on which such requesting holder's Registrable Equity Securities were included or were properly offered to be included, and which would permit the proposed disposition, is effective.

         If Reorganized LGII registers New Common Stock for its own account or the account of other stockholders (other than in connection with employee benefit plans or a merger or reorganization), each holder of Registrable Equity Securities will be offered the opportunity to include its Registrable Equity Securities in such registration. Customary priority provisions will apply in the context of an underwritten offering.

         Rights under the Equity Registration Rights Agreement may be assigned in connection with any transfer of Registrable Equity Securities provided that the transferee either (i) receives all of the Registrable Equity Securities then held by the transferor or (ii) receives at least 25% of the Registrable Equity Securities then held by the transferor and, as a result of such transfer, beneficially owns five percent or more of the shares of New Common Stock then outstanding. Furthermore, rights under the Equity Registration Rights Agreement may be assigned by an Eligible Holder to a transferee acquiring at least 25% of the Registrable Equity Securities issued to such Eligible Holder on the Effective Date pursuant to the Plan. In any case, for the transferee to receive rights under the Equity Registration Rights Agreement, the transfer must be made in accordance with applicable securities laws and the transferee must agree to be bound by the provisions of the Equity Registration Rights Agreement.

         The Equity Registration Rights Agreement will contain customary indemnification provisions which will survive termination.

         DEBT REGISTRATION RIGHTS AGREEMENT

         Pursuant to the Plan, each of the Eligible Holders will also be entitled to enter into a debt registration rights agreement with Reorganized LGII (the "Debt Registration Rights Agreement") on the Effective Date. Under the Debt Registration Rights Agreement, the Eligible Holders or their permitted transferees will be entitled to the registration rights described below with respect to New Five-Year Secured Notes, New Two-Year Unsecured Notes and New Seven-Year Unsecured Notes issued to them pursuant to the Plan, until such securities: (a) are disposed of pursuant to an effective registration statement under the Securities Act; (b) are distributed to the public pursuant to Rule 144 under the Securities Act; (c) have been transferred other than to permitted transferees; or (d) have ceased to be outstanding (prior to the occurrence of any such event, such securities constituting "Registrable Debt Securities").

         On or before the later to occur of (a) the date that is 60 calendar days after the Effective Date and (b) April 1, 2002, Reorganized LGII will file a shelf registration statement (the "Debt Shelf Registration Statement") covering the Registrable Debt Securities held by the Eligible Holders. Such shelf registration, which is required to be kept effective for up to two years, will be subject to customary suspension provisions. Holders of at least 10% of the aggregate principal amount the Registrable Debt Securities may demand a maximum of three underwritten



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offerings pursuant to the Debt Shelf Registration Statement, provided in each case that the securities proposed to be sold have a then-current market value of at least $10.0 million. Furthermore, demand for an underwritten offering pursuant to the Debt Shelf Registration Statement may not be made sooner than 120 days after the effectiveness of the next preceding underwritten offering pursuant to the Debt Shelf Registration Statement. Customary priority provisions will apply in the context of an underwritten offering.

         Commencing 120 days after the Debt Shelf Registration Statement ceases to be effective, holders of Registrable Debt Securities who are Affiliates may demand a maximum of three registrations under the Securities Act, provided in each case that the securities to be registered have an aggregate offering price of at least $10.0 million. A demand for registration may not be made sooner than 120 days after the effectiveness of a registration pursuant to the next preceding demand. Reorganized LGII will have the right to defer the filing of a demand registration in certain circumstances, and customary priority provisions will apply in the context of an underwritten offering. Rights to demand registration will be suspended during any period in which a shelf registration on which such requesting holder's Registrable Debt Securities were included or were properly offered to be included, and which would permit the proposed distribution, is effective.

         If Reorganized LGII registers any class of debt securities for its own account or the account of other holders of debt securities (other than in connection with employee benefit plans or a merger or reorganization), each holder of Registrable Debt Securities will be offered the opportunity to include its Registrable Debt Securities in such registration. Customary priority provisions will apply in the context of an underwritten offering.

         Rights under the Debt Registration Rights Agreement may be assigned in connection with any transfer of Registrable Debt Securities provided that the transferee either (i) receives all of the Registrable Debt Securities then held by the transferor or (ii) receives at least 25% of the aggregate principal amount of the New Five-Year Secured Notes, New Two-Year Unsecured Notes or New Seven-Year Unsecured Notes constituting Registrable Debt Securities then held by the transferor and, as a result of such transfer, beneficially owns five percent or more of aggregate principal amount of the New Five-Year Secured Notes, New Two-Year Unsecured Notes and New Seven-Year Unsecured Notes then outstanding. Furthermore, rights under the Debt Registration Rights Agreement may be assigned by an Eligible Holder to a transferee acquiring at least 25% of the aggregate principal amount of the New Five-Year Secured Notes, New Two-Year Unsecured Notes or New Seven-Year Unsecured Notes constituting Registrable Debt Securities issued to such Eligible Holder on the Effective Date pursuant to the Plan. In any case, for the transferee to receive rights under the Debt Registration Rights Agreement, the transfer must be made in accordance with applicable securities laws and the transferee must agree to be bound by the provisions of the Debt Registration Rights Agreement.

         The Debt Registration Rights Agreement will contain customary indemnification provisions, which will survive termination.

                APPLICABILITY OF CERTAIN CANADIAN SECURITIES LAWS

         The issuance by Reorganized LGII of the New Five-Year Secured Notes, if issued, the New Two-Year Unsecured Notes, if issued, the New Seven-Year Unsecured Notes, the New Unsecured Subordinated Convertible Notes, the New Common Stock, the New Warrants and the interests in the Liquidating Trust will be subject to the Securities Act (Ontario) and to the applicable securities laws of such other provinces of Canada in which persons entitled to receive such securities reside. The issuance and subsequent transfer of such securities must be made pursuant to exemptions from applicable dealer registration and prospectus requirements of applicable Canadian securities laws or pursuant to discretionary orders or rulings from applicable Canadian provincial securities regulatory authorities. Based on relief granted in connection with similar CCAA restructurings in the past to other public companies, the Debtors believe that such discretionary relief is obtainable.

         There is no assurance that such relief will be obtained or that it will not be subject to certain restrictions or conditions, including restrictions on the transferability of such securities.

         Persons resident in a province of Canada who are entitled to receive such securities pursuant to such exemptions or discretionary relief are advised that they will not be entitled to rights that would have been afforded to them had such securities been distributed pursuant to a prospectus including rights of rescission and damages.

         If at the time of any subsequent transfer in Canada of securities of Reorganized LGII the seller holds a sufficient number of securities of Reorganized LGII to materially affect its control, a prospectus will be required to be delivered to the purchaser(s) unless a prospectus exemption is then available for such transfer. For these purposes, the holding by any person or combination of persons of more than 20% of the voting securities of a company is deemed to affect materially the control of the company.

         The Plan constitutes a "related party transaction" under Ontario Securities Commission Rule 61-501 and Policy Statement No. Q-27 of the Commission des valeurs mobiliers du Quebec (the "Related Party Transaction Rules"). The Related Party Transaction Rules are applicable to TLGI since it is a "reporting issuer" under the securities legislation of the provinces of Ontario and Quebec. These rules impose disclosure, valuation and minority approval requirements on certain related party transactions. TLGI intends to comply with the disclosure requirements of the rules. However, the Related Party Transaction Rules provide exemptions from the valuation and minority approval requirements applicable to related party transactions if the proposed transaction is subject to court approval under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada) or bankruptcy or insolvency laws of another jurisdiction and the court is advised of the requirements of the Related Party Transaction Rules and does not require compliance with the valuation and minority approval requirements. TLGI believes these exemptions are applicable in respect of the Plan since the Plan requires that the CCAA Order be entered by the Canadian Court and TLGI intends to advise such court of the requirements of the Related Party Transaction Rules.

                          RECOMMENDATION AND CONCLUSION

         For all of the reasons set forth in this Disclosure Statement, the Debtors believe that the Confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all holders of Claims in voting Classes to vote to accept the Plan and to evidence their acceptance by duly completing and returning their Ballots so that they will be received on or before the Voting Deadline.

Dated:  September 10, 2001              Respectfully submitted,


                                        LOEWEN GROUP INTERNATIONAL, INC.


                                        By:  /s/  BRADLEY D. STAM
                                           ------------------------------------
                                           Name:  Bradley D. Stam
                                           Title: Senior Vice President, Legal &
                                                  Asset Management


                                        THE LOEWEN GROUP INC., on its own behalf and on behalf of each of the Loewen Subsidiary Debtors


                                        By:  /s/  BRADLEY D. STAM
                                           ------------------------------------
                                           Name:  Bradley D. Stam
                                           Title: Senior Vice President, Legal &
                                                  Asset Management

COUNSEL:


/s/ WILLIAM H. SUDELL, JR.
------------------------------------
William H. Sudell, Jr. (DE 463)
Robert J. Dehney (DE 3578)
MORRIS, NICHOLS, ARSHT & TUNNELL
1201 North Market Street
Wilmington, Delaware  19899-1347
(302) 658-9200


Richard M. Cieri (OH 0032464)
Lyle G. Ganske (OH 0031493)
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939


Henry L. Gompf (TX 08116400)
Gregory M. Gordon (TX 08435300)
Troy B. Lewis (TX 12308650)
Michael O. Weinberg (TX 21084700)
JONES, DAY, REAVIS & POGUE
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939


ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION

                                    EXHIBIT I

   TLGI, LGII AND LOEWEN SUBSIDIARY DEBTORS, INCLUDING THE APPLICABLE DIVISION
    TO WHICH EACH HAS BEEN ASSIGNED FOR PURPOSES OF CLASS 11 OF THE PLAN, AN
        IDENTIFICATION OF PLEDGORS AND AN IDENTIFICATION OF NON-OWNERSHIP
             REGULATED DEBTORS FOR PURPOSES OF CLASS 17 OF THE PLAN

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS


                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1247      50th State Funeral Plan, Ltd.                                H        No            No
 99-1248      A. C. Hemperley & Sons, Inc.                                 C        No            No
 99-1249      Abreu Gonzalez Funeral Homes, Inc.                           H        No            No
 99-1250      Acacia Memorial Park                                         C        No            No
 99-1251      ADA Cemetery Holding Company, Inc.                           H        Yes           No
 99-1252      Added Touch Flower Shop, Inc.                                H        No            No
 99-1253      Advance Funeral Insurance Services                           H        No            No
 99-1258      Advance Planning - Southwest, Inc.                           H        No            No
 99-1255      Advance Planning of Arkansas, Inc.                           C        No            No
 99-1254      Advance Planning of Mississippi, Inc.                        H        No            No
 99-1257      Advance Planning of Tennessee, Inc.                          H        No            No
 99-1256      Advance Planning of West Virginia, Inc.                      H        No            No
 99-1259      Advanced Funeral Planning of North Carolina, Inc.            H        No            No
 99-1260      Advanced Funeral Planning of The Dakotas, Inc.               H        No            No
 99-1262      Advanced Planning (Alabama), Inc.                            H        No            No
 99-1268      Advanced Planning of Georgia, Inc.                           H        No            No
 99-1267      Advanced Planning of Indiana, Inc.                           H        No            No
 99-1265      Advanced Planning of Kentucky, Inc.                          H        No            No
 99-1264      Advanced Planning of Virginia, Inc.                          H        No            No
 99-1263      Advanced Planning of Washington, Inc.                        H        No            No
 99-1266      Advanced Planning Services of Maryland, Inc.                 H        No            No
 99-1261      Advanced Planning, Inc.                                      H        No            No
 99-1269      Affordable Caskets, Inc.                                     H        No            No
 99-1270      AFH, Inc.                                                    H        No            No
 99-1271      Alexandria Cemetery Association, Inc.                        H        No            No
 99-1272      Allen-Melvin Funeral Home, Ltd.                              F        No            No
 99-1273      Alleva Leasing Corporation                                   H        No            No
 99-1274      Almont, Inc.                                                 C        No            No
 99-1275      Alpharetta Funeral Home, Inc.                                G        No            No
 99-2098      Alternative Acquisition, Inc.                                F        No            No
 99-1276      American Burial & Cremation Services, Inc.                   C        No            No
 99-1278      American Burial & Cremation Services, Inc.                   C        No            No
 99-1277      American Burial & Crematory Service                          H        No            No
 99-1279      American Burial and Cremation Centers, Inc.                  H        No            No
 99-1281      American Mausoleum Co.                                       G        No            No
 99-1284      Area Funeral Services, Inc.                                  C        No            No
 99-1285      Arlington Funeral Home, Incorporated                         C        No            No
 99-1286      Arlington Memory Gardens, Inc.                               E        No            No
 99-1287      Arlington Park Cemetery, Inc.                                C        No            No

----------

* Loewen Subsidiary Debtors that are not wholly-owned by the Loewen Companies after giving effect to the exercise of repurchase options for nominal cost of certain interests owned by third parties prior to the Confirmation Date are marked with an asterisk.

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS


                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1289      Associated Memorial Group Ltd.                             G          Yes           No
 99-1290      B & H Contractors Inc.                                     E          No            No
 99-1291      Baggerley Acquisition, Inc.                                E          No            No
 99-1292      Baldwin-Lee Funeral Homes, Inc.                            C          No            No
 99-1293      Bannon Disposition, Inc.                                   H          No            No
 99-1294      Barham Funeral Home, Inc.                                  F          No            No
 99-1295      Barnett's Marion Funeral Home, Inc.                        H          No            No
 99-1296      Bateman Funeral Chapel, Inc.                               C          No            No
 99-1297      Batesville Funeral Services, Inc.                          H          No            No
 99-1298      Bauer Funeral Chapel, Inc.                                 C          No            No
 99-1299      Beam Funeral Home, Inc.                                    E          No            No
 99-1300      Beau Pre Memorial Park, Inc.                               H          No            No
 99-1301      Beaverton Funeral Home, Inc.                               C          No            No
 99-1302      Behrens Mortuary, Inc.                                     C          No            No
 99-1303      Belcrest Memorial Park, Inc.                               F          No            No
 99-1304      Bell Bros., Incorporated                                   C          No            No
 99-1305      Bennett-Emmert Funeral Home, Inc.                          D          No            No
 99-1306      Benton County Memorial Park, Inc.                          F          No            No
 99-1307      Berhalter-Hutchins Funeral Home, Inc.                      C          No            No
 99-1308      Bernard Probst Funeral Home, Inc.                          H          No            No
 99-1309      Berry Funeral Home, Inc.                                   C          No            No
 99-1310      Bess-Kolski-Combs, Inc.                                    C          No            No
 99-1311      Beth David Memorial Gardens, Inc.                          F          No            No
 99-1313      BFH Acquisition, Inc.                                      H          No            No
 99-1314      BFMI Co.                                                   H          No            No
 99-1315      Bicknell Memorial Cemetery, Inc.                           H          No            No
 99-1316      Bill Eisenhour Funeral Homes, Inc.                         C          No            No
 99-1317      Bishop Funeral Chapel Inc.                                 D          No            No
 99-1318      BJFH Acquisition, Inc.                                     H          No            No
 99-1319      Blackhawk Garden of Memories, Inc.                         F          No            No
 99-1320      Blalock-Coleman Funeral Home, Inc.*                        H          No            No
 99-1321      Blasberg Memorial Chapels, Inc.                            H          No            No
 99-1322      Blessing Funeral Home, Inc.                                H          No            No
 99-1323      BLH Management, Inc.                                       D          No            No
 99-1324      BN Incorporated                                            C          No            No
 99-1325      Bob Miller Funeral Home, Inc.                              C          No            No
 99-1326      Boelter Funeral Home, Inc.                                 G          No            No
 99-1327      Bond-Mitchell Funeral Home, Inc.                           C          No            No
 99-1328      Bowling Green-Warren County Memorial Gardens, Inc.         H          No            No
 99-1329      Boyd E. Braman Mortuary, Inc.                              C          No            No
 99-1330      Brentwood Funeral Home, Inc.                               C          No            No
 99-1331      Bright Undertaking Company                                 C          No            No
 99-1332      Broadlawn, Inc.                                            E          No            No
 99-1333      Brooks-Cargile Funeral Home, Inc.                          G          No            No
 99-1334      Brosmer Drabing Funeral Home, Inc.                         C          No            No
 99-1335      Brown Funeral Home, Ltd.                                   H          No            No
 99-1336      Brown Mortuary Service, Inc.                               C          No            No
 99-1337      Browning Funeral Home, Inc. Water Valley, Mississippi      C          No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS


                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1338      Browning Funeral Homes, Inc.                               C          No            No
 99-1339      Buck-Heggie Funeral Home, Inc.                             H          No            No
 99-1340      Bucktrout Funeral Home of Williamsburg, Inc.               H          No            No
 99-1341      Buell Chapel, Inc.                                         C          No            No
 99-1342      Burcham Funeral Home, Inc.                                 C          No            No
 99-1343      Burlington Cemetery Management, Inc.                       G          No            No
 99-1344      Burris Funeral Home, Inc.                                  F          No            No
 99-1345      Byrd-Snodgrass Funeral Home, Inc.                          C          No            No
 99-2097      Calico General Partners, Inc.                              H          Yes           No
 99-1346      Campbellsville Memorial Gardens, Incorporated              H          No            No
 99-2099      Camposanto PR, Inc.*                                       D          No            Yes
 99-1347      Camposanto-Aguadilla, Inc.                                 H          No            No
 99-1348      Cardinal Flowers & Fine Gifts, Inc.                        G          No            No
 99-1349      Cardwell Funeral Home, Inc.                                C          No            No
 99-1350      Care Memorial Society, Inc.                                H          No            No
 99-1352      Carothers Holding Company (Georgia), Inc.                  C          No            No
 99-1353      Carothers Holding Company (South Carolina), Inc.           D          Yes           No
 99-1351      Carothers Holding Company, Inc.                            E          Yes           No
 99-1354      Carpenter's Funeral Homes, Inc.                            C          No            No
 99-1355      Carr Mortuary, Inc.                                        C          No            No
 99-1356      Cauthen's,  Inc. of York County                            H          No            No
 99-1357      Cauthen's, Inc.                                            E          Yes           No
 99-1358      Cavazos Memorial Chapel, Inc.                              F          No            No
 99-1359      Cecere Acquisition, Inc.                                   H          No            No
 99-1360      Cedar Hill Memorial Cemetery Association                   H          No            No
 99-1361      Cedar Park Acquisition, Inc.                               H          No            No
 99-1362      Cemetery Management Company, Inc.                          H          No            No
 99-1363      Cemetery Management Corp.                                  G          No            No
 99-1364      Cemetery Sales Holding Corp.                               F          Yes           No
 99-1365      Cemetery Services, Inc.                                    F          No            No
 99-1366      Ceredo Mortuary Chapel, Inc.                               H          No            No
 99-1367      Champion Funeral Home, Inc.                                H          No            No
 99-1368      Chapel Hill Memorial Gardens & Funeral Home Ltd.           G          No            No
 99-1369      Chapel Lawn Memorial Gardens, Inc.                         F          No            No
 99-1371      Chapel of Chimes Funeral Home, Inc.                        C          No            No
 99-1370      Chapel of Seaside, Inc.                                    C          No            No
 99-1373      Chapel of the Pines Funeral Home, Inc.                     C          No            No
 99-1372      Chapel of the Valley of Castro Valley, Inc.                C          No            No
 99-1375      Charlotte Memorial Gardens Acquisition, Inc.               G          No            No
 99-1374      Charlotte Memorial Gardens, Inc.                           G          No            No
 99-1376      Chatham Memorial Park, Inc.                                C          No            No
 99-1377      Chicago Cemetery Corporation                               C          No            No
 99-1378      Chism-Smith Funeral Home, Inc.                             G          No            No
 99-1379      Chrastka Funeral Home, Ltd.                                E          No            No
 99-1381      Coal Creek Memorial Cemetery, Inc.                         G          No            No
 99-1382      Cockrell Funeral Home, Inc.                                C          No            No
 99-1383      Coffey Mortuary, Inc.                                      G          No            No
 99-1384      Coge Investment Corporation                                C          No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS


                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1385      Coleman Funeral Home, Inc.                                C            No          No
 99-1386      Coloni Funeral Homes, Inc.                                E            No          No
 99-1387      Colonial Services, Ltd.                                   H            No          No
 99-2100      Community Funeral Homes of Wisconsin, Inc.*               H            Yes         Yes
 99-1388      Community-Opyt Funeral Home, Ltd.                         C            No          No
 99-1389      Conejo Mountain Memorial Park                             C            No          No
 99-1390      Conrad Lemon Grove Mortuary, Inc.                         C            No          No
 99-1391      Cook-Webb Funeral Home, Inc.*                             C            No          No
 99-1392      Coral Ridge Funeral Home and Cemetery, Inc.               E            No          No
 99-1393      Corrigan Funeral Home, Inc.                               C            No          No
 99-1394      Covell Funeral Home, Inc.                                 C            No          No
 99-1395      Covell-Smith Funeral Home, Inc.                           C            No          No
 99-1396      Craciun Funeral Home, Inc.                                C            No          No
 99-1397      Crescent Hill Memorial Gardens                            C            No          No
 99-1398      Crest Lawn Acquisitions, Inc.                             H            No          No
 99-1400      Crestview Memorial Park, Inc.                             D            No          No
 99-1399      Crestview Memorial Park, Inc.                             H            No          No
 99-1401      Crown Hill Memorial Park, Inc.                            G            No          No
 99-1402      Culjis, Miller, Skelton and Herberger, Inc.               H            No          No
 99-1403      Cumberland Memorial Gardens, Inc.                         F            No          No
 99-1404      Curry Raley Funeral Home, Inc.                            H            No          No
 99-1405      Cusimano & Russo, Inc.                                    C            No          No
 99-1406      Dahl McVicker Funeral Homes, Inc.                         C            No          No
 99-1407      Dakota Memorial Chapel, Inc.                              G            No          No
 99-1408      Dale Maloney Funeral Home, Inc.                           H            No          No
 99-1409      Danlan Corporation                                        H            No          No
 99-1410      Danville Memorial Gardens, Incorporated                   H            No          No
 99-1411      Darling-Mouser Funeral Home, Inc.                         C            No          No
 99-1412      David T. Ferguson Funeral Home, Inc.                      D            No          No
 99-1413      Davies Cremation & Burial Services, Inc.                  E            No          No
 99-1414      Daviess Co. Cemetery Assoc., Inc.                         G            No          No
 99-1415      Davis Funeral Home Memorial Plan                          H            No          No
 99-1416      Davis Funeral Home, Inc.                                  C            No          No
 99-1417      Davis Funeral Home, Inc.                                  F            No          No
 99-1418      Dekle-Wainwright Funeral Home, Inc.                       H            No          No
 99-1419      Delano Mortuary                                           C            No          No
 99-1420      Delaware Park Memorial Chapel, Inc.                       H            No          No
 99-1421      Denbo Funeral Home, Inc.                                  C            No          No
 99-1422      Deremiah-Frye Mortuary, Inc.                              C            No          No
 99-1423      Desert DR Acquisition, Inc.                               F            No          No
 99-1424      DeVaney-Bennett Funeral Home, Inc.                        C            No          No
 99-1425      Devon Livery, Inc.                                        H            No          No
 99-1426      Devotional Gardens, Inc.                                  D            No          No
 99-1428      DiCicco and Son, Inc.                                     C            No          No
 99-1429      Dickson Funeral Home, Incorporated                        C            No          No
 99-1430      Dimond & Sons Silver Bell Chapel, Inc.                    C            No          No
 99-1431      Dixon-Bowen-Taylor Funeral Home, Inc.                     F            No          No
 99-1432      DMA Corporation                                           F            No          No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS


                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1433      Dorsey Funeral Home, Inc.                                 C            No          No
 99-1434      Dowell & Martin Funeral Home, Inc.*                       D            No          No
 99-1435      Driscoll Mortuary, Inc.                                   H            No          No
 99-1436      Drownwood Forest National Pet Cemetery, Inc.              H            No          No
 99-1438      Dudley M. Hughes Funeral Home North Chapel, Inc.          H            No          No
 99-1437      Dudley M. Hughes Funeral Home, Inc.                       H            No          No
 99-1439      E. & M. Frandsen, Inc.                                    C            No          No
 99-1440      E.K. May Funeral Home, Inc.                               C            No          No
 99-1441      Eagle Financial Association, Inc.                         H            No          No
 99-1442      Eagle Lending Inc.                                        H            No          No
 99-2101      Earthman Holdings, Inc.*                                  E            Yes         Yes
 99-1443      East Ashland Memorial Gardens, Inc.                       H            No          No
 99-1444      East Metro Agency, Inc.                                   H            No          No
 99-1445      Eastern Arkansas Memorial Gardens, Inc.                   H            No          No
 99-1446      Eastgate Funeral Service, Inc.                            C            No          No
 99-1447      Eastgate Holdings, Inc.                                   G            Yes         No
 99-1448      Eastview Memorial Gardens, Inc.                           H            No          No
 99-1449      Eastwood Memorial Gardens, Inc.                           D            No          No
 99-1450      Ed C. Smith & Brothers Funeral Directors, Inc.            H            No          No
 99-1451      Edgecombe Forest, Inc.                                    F            No          No
 99-1452      Edo Miller Merger, Inc.                                   C            No          No
 99-1453      Edward F. Carter, Inc.                                    C            No          No
 99-1454      Edward Swanson & Son Funeral Home, Inc.                   C            No          No
 99-1455      Elmwood Acquisition Corporation                           F            No          No
 99-1456      Elmwood Cemetery & Gardens, Inc.                          H            No          No
 99-1457      Elzey & Haggard Funeral Homes, Inc.                       C            No          No
 99-1458      Enga Memorial Chapels, Inc.                               G            No          No
 99-1460      Eternal Light Funeral Directors And Counselors, Inc.      E            No          No
 99-1461      Eternity Memorial, Inc.                                   D            No          No
 99-1462      Evangeline Funeral Home, Inc.                             C            No          No
 99-1463      Evergreen Acquisition, Inc.                               H            No          No
 99-1464      Evergreen Funeral Home and Cemetery, Inc.                 C            No          No
 99-1466      Evergreen Memorial Cemetery, Inc.                         D            No          No
 99-1465      Evergreen Memorial Chapel, Inc.                           C            No          No
 99-1467      Evergreen Memorial Gardens, Inc.                          G            No          No
 99-1468      F. J. W. Incorporated                                     H            No          No
 99-1469      Fairview Memorial Park of Albemarle, Inc.                 H            No          No
 99-1470      Family Care, Inc.                                         H            No          No
 99-2102      Family Funeral Service Group, Inc.*                       G            Yes         No
 99-1471      Family Memorial Caskets, Inc.                             H            No          No
 99-1472      Ferrell Mortuary, Inc.                                    D            No          No
 99-1473      FFH, Inc.                                                 H            No          No
 99-1474      Fir Lawn Chapel, Inc.                                     C            No          No
 99-1475      Fisher-Riles Funeral Insurance Company                    H            No          No
 99-1476      Fitzgerald & Son Funeral Directors, Inc.                  C            No          No
 99-1477      Fitzpatrick Funeral Services, Ltd.                        C            No          No
 99-1478      Flagstaff-Greenlaw Mortuary, Inc.                         D            No          No
 99-1480      Floral Hills Memorial Gardens, Inc.                       G            No          No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1482      Forest Hills Management Company                           H            No          No
 99-1483      Forest Lawn Cemetery, Inc.                                G            No          No
 99-1484      Forest Lawn Memorial Gardens, Inc.                        F            No          No
 99-1485      Forest Lawn Memorial Gardens, Inc.                        H            No          No
 99-1488      Forest Park Cemetery of Shreveport, Inc.                  F            No          No
 99-1487      Forest Park Cemetery West of Shreveport, Inc.             C            No          No
 99-1489      Fort Steuben Management, Inc.                             H            No          No
 99-1490      Foster and Good Funeral Home, Incorporated                C            No          No
 99-1491      Foster Family Funeral Home, Inc.                          G            No          No
 99-1492      Frank J. Fisher Funeral Directors, Inc                    C            Yes         No
 99-1493      Frank R. Gorton & Sons, Inc.                              C            No          No
 99-1494      Franklin Memorial Chapel, Inc.                            C            No          No
 99-1495      Frazier & Son Funeral Home, Inc.                          C            No          No
 99-1496      Frederica Cemeteries, Inc.                                G            No          No
 99-1497      Frederick Memorial Gardens, Inc.                          F            No          No
 99-1498      Fryberger Acquisition, Inc.                               G            No          No
 99-1499      Funeral Concepts of Knoxville, Inc.                       H            No          No
 99-1500      Funeral Discount Center, Inc.                             H            No          No
 99-1502      Funeral Services Acquisition Group, Inc.                  F            Yes         No
 99-1503      Furman Funeral Home, Inc.                                 H            No          No
 99-1504      Gable and Parkrose Funeral Chapels, Inc.                  D            No          No
 99-1505      Garden Sanctuary Acquisition, Inc.                        G            No          No
 99-1507      Gardens of Faith Cemetery, Inc.                           C            No          No
 99-1506      Gardens of Memory, Inc.                                   H            No          No
 99-1508      Gemini Memorial, Inc.                                     H            Yes         No
 99-1509      Genesis Associates, Ltd.                                  H            Yes         No
 99-1510      George M. Wilbur-Romano & Sons, Inc.                      C            No          No
 99-1512      Gethsemane Cemetery North, Inc.                           H            No          No
 99-1513      Gethsemane Cemetery, Inc.                                 H            No          No
 99-1511      Gethsemane Mausoleum and Sales Company                    H            No          No
 99-1514      Gilman Funeral Home, Inc.                                 C            No          No
 99-1515      Glacier Memorial Gardens, Inc.                            F            No          No
 99-1516      Gleason Mortuary, Inc                                     H            No          No
 99-1517      Glendale Memorial Gardens, Inc.                           G            No          No
 99-1518      Golden Oaks Memorial Gardens, Incorporated                H            No          No
 99-1519      Good Shepherd Memorial Park, Inc.                         H            No          No
 99-1521      Gorder Funeral Home, Inc.                                 C            No          No
 99-1522      Gordon E. Utt Funeral Home, Inc.                          C            No          No
 99-1523      Grace Memorial Park, Inc.                                 F            No          No
 99-1524      Graceland Cemetery Development Co.                        E            No          No
 99-1525      Grants Mortuary, Inc.                                     C            No          No
 99-1526      Gray Funeral Service, Inc.                                C            No          No
 99-1527      Gray Gish, Inc.                                           C            No          No
 99-1528      Great Lake Cemetery Corp.                                 H            No          No
 99-1529      Great Lakes Cemeteries I, Inc.                            G            No          No
 99-1530      Green Hills Memorial Gardens, Inc.                        H            No          No
 99-1531      Green Lawn Cemetery Corporation                           C            No          No
 99-1532      Green Service Corporation                                 E            Yes         No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1533      Greenview Cemetery, Inc.                                  H           No            No
 99-1534      Greenwell-Jenkins Funeral Home, Inc.*                     C           No            No
 99-1536      Greer - Mountain View Mortuary, Inc.                      C           No            No
 99-1535      Greer Funeral Home                                        C           No            No
 99-1537      Grennan Funeral Home, Ltd.                                F           No            No
 99-1538      Griffin Funeral Home, Inc.                                C           No            No
 99-1540      Guerrero Mortuary, Inc.                                   C           No            No
 99-1541      Gulf Coast Funeral Services, Inc.                         H           No            No
 99-1542      H. & D. Management Company, Inc.                          H           Yes           No
 99-1543      H. C. Alexander Funeral Home, Inc.                        C           No            No
 99-1544      H. H. Birkenkamp Funeral Home, Inc.                       C           No            No
 99-1545      H. P. Brandt Funeral Home, Inc.                           C           No            No
 99-1546      H. Samson, Inc.                                           E           No            No
 99-1547      Haakinson-Groulx Mortuary, Inc.                           C           No            No
 99-1548      Hadley Funeral Chapels, Inc.                              C           No            No
 99-1549      Halverson Chapel, Inc.                                    E           No            No
 99-1550      Hanes-Lineberry Advanced Funeral Planning, Inc.           H           No            No
 99-1552      Harnett Devotional Gardens, Inc.                          C           No            No
 99-1553      Harrell-Faircloth Funeral Home, Inc.                      D           No            No
 99-1554      Harris Funeral Home, Inc.                                 E           No            No
 99-1555      Harvey Funeral Home, Inc.                                 C           No            No
 99-1556      Hatfield Funeral Home, Inc.                               C           No            No
 99-1557      Hawaiian Memorial Park Mortuary Corporation               G           Yes           No
 99-1558      Hawks Funeral Home, Inc.                                  F           No            No
 99-1559      Heffner Funeral Home, Inc.                                H           No            No
 99-1560      Heritage Cemetery Management Corporation                  C           No            No
 99-1562      HFH Acquisition, Inc.                                     C           No            No
 99-1563      HFH, Inc.                                                 C           No            No
 99-1564      Hibbard-Ruggles Funeral Home, Inc.                        F           No            No
 99-1565      Highland Management Corp.                                 C           No            No
 99-1566      Highland Memorial Gardens, Inc.                           E           No            No
 99-1568      Hill Funeral Home, Inc.                                   C           No            No
 99-1567      Hill Funeral Home, Inc.                                   H           No            No
 99-1569      Hillcrest Cemetery Corporation                            G           No            No
 99-1570      Hillcrest Garden of Memories, Inc.                        H           No            No
 99-1571      Hillcrest Memorial Gardens Cemetery, Inc.                 G           No            No
 99-1572      HLLB, Inc.                                                C           No            No
 99-1573      HM Acquisition, Inc.                                      H           No            No
 99-1574      Hofmeister Funeral Chapels, Inc.                          C           No            No
 99-1575      Hogenkamp-Bonham Funeral Home, Inc.                       H           No            No
 99-1576      Holder-Wells Funeral Home, Inc.                           C           No            No
 99-1577      Horizon Funeral Direction, Inc.                           H           No            No
 99-1578      Horizon-Glynn Properties, Inc.                            H           No            No
 99-1579      Howell-Edwards-Doerksen Chapel of the Gardens, Inc.       C           No            No
 99-1581      HPS Acquisition, Inc.                                     H           No            No
 99-1582      HRMP Management,  Inc.                                    H           No            No
 99-1583      Huff-Cook Funeral Home, Inc.                              H           No            No
 99-1584      Hughes Funeral Homes, Inc.                                H           No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1585      Hughes Funerals, Inc.                                    H             No           No
 99-1586      Hughes Southland Funeral Home, Inc.                      H             No           No
 99-1587      Hunsaker-Wooten Funeral Home, Inc.                       C             No           No
 99-1588      Imperial Memorial Gardens, Inc.                          F             No           No
 99-1589      International Memorial Society, Inc.                     E             No           No
 99-1590      Ives-Pearson Funeral Homes, Inc.                         H             No           No
 99-1591      J & K Management Company                                 C             No           No
 99-1592      J. H. Finefrock & Sons, Inc.                             C             No           No
 99-1593      J. W. Curry & Son, Inc.                                  C             No           No
 99-1594      James & Dean, Inc.                                       E             No           No
 99-1596      James Funeral Home, Inc.                                 C             Yes          No
 99-1597      James J. Stout Funeral Home, Inc.                        C             No           No
 99-1598      Janousek Funeral Home, Inc.                              F             No           No
 99-1599      Jenkins Funeral Home, Inc.*                              C             No           No
 99-1600      Jensen-Carpenter Mortuary, Inc.                          C             No           No
 99-1601      Jerns Funeral Chapel, Inc.                               C             No           No
 99-1602      Jewish Memorial Society, Inc.                            H             No           No
 99-1603      Jibe Services Corporation                                F             No           No
 99-1604      John B. Romano & Sons, Inc.                              H             No           No
 99-1605      John Dormi & Sons, Inc.                                  D             No           No
 99-1606      John J. Healey Funeral Home, Inc.                        C             No           No
 99-1608      Johnson Funeral Home Of Church Hill, Inc.                F             No           No
 99-1607      Johnson Funeral Home, Inc.                               C             No           No
 99-1609      Jones-Ash Funeral Home, Inc.                             C             No           No
 99-1610      Joseph B. Cofer Funeral Home, Inc.                       H             No           No
 99-1611      Joseph G. Duffy, Inc.                                    C             No           No
 99-1612      Kadek Enterprises of Florida, Inc.                       E             No           No
 99-1613      KAL Cemetery Management, Inc.                            H             No           No
 99-1614      Kapala-Glodek Funeral Service, Ltd.                      G             Yes          No
 99-1615      Kapala-Glodek Gearhart Funeral Home, Inc.                D             No           No
 99-1616      Keaton Mortuaries, Inc.                                  C             No           No
 99-1617      Keith Monument Co. of Bowling Green, Inc.                G             No           No
 99-1618      Kemple Funeral Homes, Inc.                               C             No           No
 99-1619      Kennedy Monument Co., Inc.                               H             No           No
 99-1620      Kennedy-Morgan Funeral Home, Inc.                        F             No           No
 99-1621      Kennedy-Roth Funeral Home, Inc.                          C             No           No
 99-1622      Kiesau Funeral Home, Inc.                                C             No           No
 99-1623      Kimball Funeral Home, Inc.                               C             No           No
 99-1624      Kingston Memorial Gardens, Inc.                          C             No           No
 99-1625      Kiser Funeral Home, of Greeneville, Incorporated         C             No           No
 99-1626      Knauff Funeral Home, Inc.                                E             No           No
 99-1627      Knee Funeral Home of Wilkinsburg, Inc.                   D             No           No
 99-1628      Kraeer Funeral Homes, Inc.                               C             No           No
 99-1629      Kraeer Holdings, Inc.                                    G             Yes          No
 99-1631      Kyger Funeral Home, Inc.                                 H             No           No
 99-1632      L & D Enterprises, Incorporated                          C             No           No
 99-1633      La Familia Funeral Home, Inc.                            H             No           No
 99-1634      Lacy Funeral Home, Inc.                                  C             No           No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1635      Lake Havasu Memorial Gardens, Inc.                        H            No            No
 99-1636      Lang-Tobia-DiPalma Funeral Home, Inc.                     F            No            No
 99-1638      Larry A. McGee, Inc.                                      C            No            No
 99-1639      Laurel Funeral Home, Inc.*                                F            No            No
 99-2093      Leasure-Stein Management Company, L.L.C.                  H            No            No
 99-1641      Leavitt Acquisition One, Inc.                             H            No            No
 99-1640      Leavitt Acquisition Two, Inc.                             H            No            No
 99-1642      Lee Funeral Home of Manassas, Inc.                        C            No            No
 99-1643      Leitz-Eagan Funeral Home, Inc.                            F            Yes           No
 99-1644      Lester L. Hayman Funeral Home, Inc.                       H            No            No
 99-1645      Levitt Memorial Chapel, Inc.                              H            No            No
 99-1646      Levitt-Weinstein Memorial Chapels, Inc.                   F            Yes           No
 99-1648      Lienkaemper Chapels, Inc.                                 C            No            No
 99-1649      Lindsey Funeral Home, Inc.*                               G            No            No
 99-1650      Lineberry Cemetery Corporation                            H            No            No
 99-1652      Lineberry Group (Virginia), Inc.                          D            Yes           No
 99-1651      Lineberry Group, Inc.                                     F            Yes           No
 99-1653      Litwiller Funeral Home, Inc.                              C            No            No
 99-1654      Livingston-Malletta & Geraghty Funeral Home, Inc.         H            No            No
 99-1655      LM Park, Inc.                                             G            No            No
 99-2096      Loewen (Alabama), L.P.                                    C            No            No
 99-1689      Loewen (Alabama),Inc.                                     H            Yes           No
 99-1656      Loewen (Arkansas) Holdings, Inc.                          H            Yes           No
 99-1657      Loewen (Georgia), Inc.                                    G            Yes           No
 99-1658      Loewen (Indiana), Inc.                                    H            Yes           No
 99-2095      Loewen (Indiana), L.P.                                    D            No            No
 99-1659      Loewen (Iowa), Inc.                                       G            No            No
 99-1660      Loewen (Kentucky), Inc.*                                  F            No            No
 99-1661      Loewen (Michigan), Inc.                                   C            No            No
 99-1662      Loewen (North Carolina), Inc.                             C            No            No
 99-1663      Loewen (Oklahoma), Inc.                                   C            Yes           No
 99-1664      Loewen (Texas) II, Inc.                                   H            No            No
 99-1665      Loewen (Texas), Inc.                                      H            Yes           No
 99-2094      Loewen (Texas), L.P.                                      C            No            No
 99-1666      Loewen Cape Cod Holdings (1991), Inc.                     G            No            No
 99-1667      Loewen Capital Corporation                                H            No            No
 99-1669      Loewen Cemetery (Ohio), Inc.                              H            No            No
 99-1668      Loewen Cemetery (Texas), Inc.                             E            Yes           No
 99-1670      Loewen Communication Center, Inc.                         H            No            No
 99-1671      Loewen Corporate Benefits of North Carolina, Inc.         H            No            No
 99-1672      Loewen Eastern Massachusetts Holdings (1992), Inc.        G            No            No
 01-2319      Loewen Financial Corporation                              H            Yes           No
 99-1673      Loewen Group Acquisition Corp.                            H            Yes           No
 99-1246      Loewen Group Capital, L.P.                                H            No            No
 99-1244      Loewen Group International, Inc.                          B            No            No
 99-1674      Loewen Group, Inc.                                        F            Yes           No
 99-2103      Loewen HDG Acquisition, Inc.*                             H            No            Yes
 99-1675      Loewen Life Insurance Group, Inc.                         C            No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1676      Loewen Louisiana Holdings, Inc.                           G           Yes           No
 99-2114      Loewen Luxembourg (No. 1) S.A.                            H           Yes           No
 99-1677      Loewen Management Investment Corporation                  H           No            No
 99-1678      Loewen Massachusetts Holding (1991), Inc.                 F           No            No
 99-1679      Loewen Missouri, Inc.                                     H           No            No
 99-1680      Loewen New Hampshire Holdings 1990, Inc.                  H           No            No
 99-1681      Long and Folk Funeral Home, Inc.                          C           No            No
 99-1682      Longview Memorial Park, Inc.                              G           No            No
 99-1683      Los Jardines Memorial Park, Inc.                          C           No            No
 99-1684      Los Rosales Memorial Park, Inc.                           F           No            No
 99-1685      Lough, Inc.                                               C           Yes           No
 99-1686      Louis Hirsch & Sons, Inc.                                 C           No            No
 99-1687      Louisville Memorial Gardens, Inc.                         F           Yes           No
 99-2104      Lowell Holdings, Inc.*                                    H           Yes           Yes
 99-1691      Lower Valley Memorial Gardens, Inc.                       E           No            No
 99-1688      Lowe's Funeral Home, Inc.                                 C           No            No
 99-1692      Ludlum Management Services, Inc.                          C           No            No
 99-1693      Luff Bowen Funeral Home, Inc.                             C           No            No
 99-1694      Lumbee Memorial Gardens, Inc.                             C           No            No
 99-1695      M. J. Smith Sons, Inc.                                    C           No            No
 99-1696      Macedonia Memorial Park, Inc.                             H           No            No
 99-1697      Madison County Memorial Gardens, Inc.                     G           No            No
 99-1698      Magnolia Memorial Gardens of Meridian, Inc.               H           No            No
 99-1699      Malletta-Vertin Holdings, Inc.                            H           Yes           No
 99-1700      Malone Funeral Home, Inc.                                 F           No            No
 99-1701      Mann-Walden Funeral Home, Inc.                            C           No            No
 99-1702      Maple Valley Chapel, Inc.                                 C           No            No
 99-1703      Maplelawn Park Cemetery, Inc.                             H           No            No
 99-1704      Martin Funeral Home Acquisition, Inc.                     C           No            No
 99-1705      Marysville Acquisition, Inc.                              F           No            No
 99-1706      Mass-Hinitt-Alexander Funeral Home, Inc.                  H           No            No
 99-1707      Maui Funeral Plan, Inc.                                   C           No            No
 99-2105      Maui Memorial Park, Inc.                                  C           Yes           No
 99-1708      Max Martinez Funeral Home, Incorporated                   H           No            No
 99-1709      Maxwell Holding Company, Inc.                             H           Yes           No
 99-1710      Mayes Mortuary, Inc.                                      C           Yes           No
 99-1711      McClure Funeral Service, Inc.                             C           No            No
 99-1712      McCracken Funeral Home, Inc.                              H           No            No
 99-1713      McLeod Mortuary, Inc.                                     C           No            No
 99-1715      McPeters, Incorporated - Funeral Directors                H           No            No
 99-1716      Melwood Cemetery, Inc.                                    H           No            No
 99-1717      Memorial Cemetery Advisors, Inc.                          H           No            No
 99-1718      Memorial Consultants of California, Inc.                  D           No            No
 99-1719      Memorial Consultants, Inc.                                H           Yes           No
 99-1720      Memorial Gardens Association, Inc.                        F           No            No
 99-1721      Memorial Gardens of Charleston, Inc.                      G           No            No
 99-1722      Memorial Guardian Company                                 H           No            No
 99-1723      Memorial Park of Ada, Inc.                                H           No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1724      Memorial Park, Inc.                                       D           No            No
 99-1726      Memorial Services Acquisition, Inc.                       D           No            No
 99-1725      Memorial Services Corporation                             H           No            No
 99-1727      Memorial Services, Inc.                                   H           Yes           No
 99-1728      Memory Chapel, Inc.                                       C           No            No
 01-1881      Memory Gardens, Inc.                                      H           No            No
 99-1729      Merced Funeral Chapel                                     C           No            No
 99-1730      Merkley-Mitchell Mortuary                                 C           No            No
 99-1731      MHI Financial, Inc.                                       H           No            No
 99-1732      MHI Group, Inc.                                           H           Yes           No
 99-1733      Midwest Cemetery Service Company                          H           Yes           No
 99-1734      Miller's Tulare Funeral Home                              C           No            No
 99-1735      Mission Chapel of San Jose, Inc.                          G           No            No
 99-1736      Mission Memorial Park                                     F           No            No
 99-1737      Mission Mortuary, Inc.                                    H           No            No
 99-1738      Missouri Cemetery Management, Inc.                        H           No            No
 99-1739      Mittendorf Calvert Funeral Home, Ltd.                     H           No            No
 99-1740      Montana Memorial Services, Inc.                           H           Yes           No
 99-1741      Monte Cristo, Inc.                                        D           No            No
 99-1742      Montgomery Memorial Cemetery, Inc.                        H           No            No
 99-1743      Monument Hill Memorial Park                               E           No            No
 99-1744      Moody Funeral Home, Inc.                                  G           No            No
 99-1745      Moon Acquisition, Inc.                                    H           No            No
 99-1746      Morningside Memorial Gardens, Inc.                        G           No            No
 99-1747      Morrison Funeral Home, Inc.                               C           No            No
 99-1749      Mount Auburn Cemetery Company                             H           No            No
 99-1750      Mount Auburn Funeral Home, Inc.                           E           No            No
 99-1748      Mount Auburn Memorial Park, Inc.                          C           No            No
 99-1759      Mount Hope Cemetery, Inc.                                 E           No            No
 99-1751      Mount Hope Woodlawn Corporation                           H           No            No
 99-1754      Mount Nebo Chapels, Inc.                                  H           No            No
 99-1753      Mount Nebo Memorial Gardens, Inc.                         G           No            No
 99-1752      Mount Nebo of the Palm Beaches Memorial Gardens, Inc.     H           No            No
 99-1756      Mountain Vale Memorial Park, Inc.                         H           No            No
 99-1757      Mountain View Floral, Inc.                                H           No            No
 99-1758      Mozley Memorial Gardens, Inc.                             H           No            No
 99-1760      Mullins Holding Company                                   F           Yes           No
 99-1761      Murdock Funeral Home, Inc.                                C           No            No
 99-1762      Murray Memorial Gardens, Inc.                             H           No            No
 99-2106      Nakamura Mortuary, Inc.                                   G           Yes           No
 99-1764      Naples Memorial Gardens, Inc.                             E           No            No
 99-1765      Nashville Funeral Home, Inc.                              H           No            No
 99-1766      National Home Service Institute, Inc.                     H           No            No
 99-1767      Nave Funeral Home, Inc.                                   C           No            No
 99-1769      New Crown Cemetery Company, Inc.                          G           No            No
 99-1770      New England Holding Co., Inc.                             F           Yes           No
 99-1771      New Rose Hill, Inc.                                       G           No            No
 99-1772      Newby Funeral Home, Inc.                                  C           No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-4537      Neweol (Delaware) LLC                                     H           No            No
 99-1773      Newoel Investments (U.S.A.), Inc.                         H           No            No
 99-1774      Newton County Memorial Gardens, Inc.                      G           No            No
 99-1775      NFH Leasing Corporation                                   H           No            No
 99-1776      Nicoletti, Culjis & Herberger Funeral Home, Inc.          C           No            No
 99-1777      Norman's Family Chapel, Inc.                              C           No            No
 99-1778      North Alabama Memorial Gardens, Inc.                      H           No            No
 99-1779      North American Cremation Society, Inc.                    D           No            No
 99-1780      North American Cremation Society, Inc.                    H           No            No
 99-1781      North Lawn Cemetery, Inc.                                 H           No            No
 99-1782      Northeast Monument Company, Inc.                          H           No            No
 99-1783      Northeast Ohio Crematory, Inc.                            H           No            No
 99-1784      Northern Land Company, Inc.                               H           No            No
 99-1785      Northridge/Woodhaven Chapel & Cemetery, Inc.              D           No            No
 99-1786      Northwest Services, Inc.                                  C           No            No
 99-1787      Northwood Park Cemetery, Inc.                             H           No            No
 99-1791      Oak Bluff Memorial Park, Inc., of Port Neches             F           No            No
 99-1792      Oak Enterprises, Inc.                                     F           No            No
 99-1794      Oak Ridge Memorial Park, Inc.                             F           No            No
 99-1795      Oak Woods Management Company                              H           No            No
 99-1796      Oakland Memory Lanes, Inc.                                F           Yes           No
 99-1797      OBC Acquisitions, Ltd.                                    C           No            No
 99-1788      O'Connor Funeral Home & Crematory, Inc.                   C           No            No
 99-1799      Oehler Building Corporation                               H           No            No
 99-1789      O'Hair's Funeral Chapel, Inc.                             C           No            No
 99-1790      O'Neill-Redden-Drown Funeral Home, Inc.                   C           No            No
 99-2107      Ordenstein Holding Company, Inc.*                         H           No            Yes
 99-1805      Osiris Holding Corporation                                F           Yes           No
 99-1801      Osiris Holding of Florida, Inc.                           H           No            No
 99-1802      Osiris Holding of Illinois                                G           Yes           No
 99-1803      Osiris Holding of Kentucky, Inc.                          H           No            No
 99-1804      Osiris Holding of Wisconsin, Inc.                         G           Yes           No
 99-1806      Osiris Insurance Agency of Pennsylvania                   H           No            No
 99-1807      Osthus Funeral Home, Inc.                                 G           No            No
 99-1809      Ourso Funeral Home, Airline Gonzales, Inc.                H           No            No
 99-1808      Ourso Funeral Home, Inc.                                  C           No            No
 99-1810      Pace-Stancil Funeral Home, Inc.                           C           No            No
 99-1811      Pace-Stancil Memorial Rest Gardens, Inc.                  G           No            No
 99-1812      Pacific Mausoleum Co., Inc.                               F           No            No
 99-1813      Padgett Funeral Home, Inc.                                F           No            No
 99-1814      Page Mortuary, Inc.                                       H           No            No
 99-1815      Palm Beach County Community Chapel, Inc.                  G           No            No
 99-1816      Palm Springs Mausoleum, Inc.                              F           No            No
 99-1817      Pamlico Memorial Gardens, Inc.                            H           No            No
 99-1818      Paradise Memorial Gardens, Inc.                           G           No            No
 99-1819      Paragon Trevino Funeral Home, Inc.                        H           No            No
 99-1820      Paris-Frederick Mortuary, Inc.                            F           No            No
 99-1821      Park Cemetery of Carthage, Inc.                           H           No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1822      Parks Development Company, Inc.                            F           No          No
 99-1823      Parkway Garden Chapel, Inc.                                C           No          No
 99-1824      Parkway Memorial Cemetery Corporation                      F           No          No
 99-1825      Patterson Greer Funeral Home, Inc.                         C           No          No
 99-1827      Payne Family Mortuary, Inc.                                H           No          No
 99-1828      Peace Rose, Inc.                                           G           No          No
 99-1829      Peake Memorial Chapel, Inc.                                E           No          No
 99-1830      Perfection Management Corporation                          C           No          No
 99-1831      Pet Haven Memorial Gardens, Inc.                           H           No          No
 99-1832      Peter Feldpaush & Co., Inc.                                H           No          No
 99-1833      Pettus-Owen & Wood Funeral Home, Inc.                      C           No          No
 99-1834      Phil Kiser Funeral Home, Inc.                              C           No          No
 99-1835      Phoenix Memorial Mortuary, Inc.                            C           No          No
 99-1836      Pierce Mortuary Chapels, Inc.                              C           No          No
 99-1837      Pineview Memorial Park, Inc.                               E           No          No
 99-1838      Pinkham-Mitchell Mortuary, Inc.                            H           No          No
 99-1840      Pitts Kreidler-Ashcraft Funeral Directors, Inc.            H           No          No
 99-1841      Pittsburg Cemetery Company                                 H           No          No
 99-1842      Pontarelli-Marino Funeral Home, Inc.                       C           No          No
 99-1843      Portland Funeral Alternatives, Inc.                        D           No          No
 99-1844      Poteet Funeral Home, Inc.                                  H           No          No
 99-1845      Poteet Holdings, Inc.                                      C           No          No
 99-1846      Potts Funeral Home, Inc.                                   C           No          No
 99-1847      Powers Ambulance Service, Inc.                             H           No          No
 99-1848      Powers Funeral Home, Inc.                                  C           No          No
 99-1849      Prata Funeral Homes, Inc.                                  C           No          No
 99-1850      Pre-Arrangement Consultants, Inc.                          H           No          No
 99-1851      Price-Helton Funeral Chapel, Inc.                          C           No          No
 99-1853      Quiring Monument Company                                   C           No          No
 99-1854      R. J. P. Enterprises, Inc.                                 H           No          No
 99-1855      R. Stutzmann & Son, Inc.                                   C           No          No
 99-1856      Raleigh Memorial Park, Inc.                                F           No          No
 99-1857      Rawlings Funeral Home, Inc.                                C           No          No
 99-1858      Reed-Nichols Funeral Home, Inc.                            H           No          No
 99-1859      Reese Leasing Corporation                                  H           No          No
 99-1860      Reese Management Corporation                               H           No          No
 99-1861      Reeves Funeral Home, Inc.                                  C           No          No
 99-1862      Reeves, Inc.                                               F           No          No
 99-1864      Resmal, Inc.                                               H           No          No
 99-1865      Rest-Haven Cemetery Association, Inc.                      G           No          No
 99-1866      Resthaven Memorial Company                                 D           No          No
 99-1868      Restlawn Cemetery, Inc.                                    H           No          No
 99-1869      Restlawn Gardens of Memory, Inc.                           C           No          No
 99-1870      Restlawn Memorial Gardens, Inc.                            H           No          No
 99-1871      Restlawn Memory Gardens, Inc.                              H           No          No
 99-1872      Resurrection Funeral Home, Inc.                            E           No          No
 99-1873      Retz Funeral Home, Inc.                                    C           No          No
 99-1874      Reynolds Funeral Chapel, Inc.                              D           No          No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1875      Ridge Chapels, Inc.                                       H           No            No
 99-1876      Ridgewood Cemetery Company, Inc.                          D           No            No
 99-1878      Riemann Enterprises, Inc.                                 F           No            No
 99-1879      Riemann Funeral Homes, Inc.                               C           No            No
 99-1880      Riemann Funeral Insurance Company, Inc.                   H           No            No
 99-2108      Riemann Holdings, Inc.                                    G           Yes           No
 99-1881      Riemann Insurance Company, Inc.                           H           No            No
 99-1882      Riverside Memorial Park, Inc.                             C           No            No
 99-1885      Roane Memorial Gardens,  Inc.                             D           No            No
 99-1887      Robert A. Weinstein Funeral Directors, Ltd.               H           No            No
 99-1886      Robert A. Weinstein, Ltd.                                 H           Yes           No
 99-1888      Robert Douglas Goundrey Funeral Home, Inc.                C           No            No
 99-1889      Robert E. Evans Funeral Home, Inc.                        E           No            No
 99-1890      Rock Hill Memorial Gardens, Inc.                          H           No            No
 99-1891      Rockfish Memorial Cemetery, Inc.                          F           No            No
 99-1892      Rogers Funeral Home of Clarkson, Kentucky, Inc.*          C           No            No
 99-1893      Rose Hill Management Company, Inc.                        H           No            No
 99-1894      Rose Hill Memorial Park, Inc.                             E           No            No
 99-1898      Roseland Park Cemetery, Inc.                              G           No            No
 99-1897      Roseland Park Sales Company                               H           No            No
 99-1901      Roselawn Memorial Gardens Corporation                     E           No            No
 99-1899      Roselawn Memorial Gardens, Inc.                           F           No            No
 99-1900      Roselawn Memorial Park Company                            D           No            No
 99-1902      Roselawn Operations, Inc.                                 H           No            No
 99-1903      Roses Delaware, Inc.                                      E           No            No
 99-1904      Rosewood Memorial Gardens, Inc.                           H           No            No
 99-1905      Roth Funeral Chapel, Incorporated*                        G           No            No
 99-1906      Roundtree Funeral Home, Inc.                              E           No            No
 99-1907      Roy Brown Service Funeral Home, Inc.                      H           No            No
 99-1908      Royal Palm Acquisition Corporation                        G           No            No
 99-1909      Rushlow-Iacoi Funeral Home, Inc.                          F           No            No
 99-1911      Rutherford County Memorial Cemetery, Inc.                 G           No            No
 99-1912      Ruzich Funeral Home, Inc.                                 H           No            No
 99-1913      Ruzich Funeral Home, Inc.                                 H           No            No
 99-1914      S & H Properties and Enterprises, Inc.                    D           Yes           No
 99-1916      Saint Clair Memorial Gardens, Incorporated                H           No            No
 99-1918      Sandling Funeral Home, Inc.                               C           No            No
 99-1921      Sandy Springs Acquisition Corporation                     H           No            No
 99-1919      Sandy Springs Chapel, Inc.                                E           No            No
 99-1920      Sandy Springs Development Corporation                     H           No            No
 99-1922      Sarasota Memorial Park Acquisition, Inc.                  G           No            No
 99-1924      Schaefer-Shipman Funeral Home, Inc.                       C           No            No
 99-1925      Schoppenhorst Brothers - Funeral Home*                    G           No            No
 99-1926      Scotland County Cemetery, Inc.                            F           No            No
 99-1927      Scott Funeral Home, Inc.                                  C           No            No
 99-1928      Searcy Funeral Home, Inc.                                 C           No            No
 99-1929      Sears-Middleton-Jones Funeral Home, Inc.                  F           No            No
 99-1930      Security Plus Mini & RV Storage, Inc.                     H           No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1931      Security Trust Plans, Inc.                                C            No            No
 99-1932      Seeger Funeral Home, Inc.                                 E            No            No
 99-1934      Sensible Alternatives of Virginia, Inc.                   H            No            No
 99-1933      Sensible Alternatives, Inc.                               H            No            No
 99-1936      Shadowlawn Acquisition Corporation                        E            No            No
 99-1937      Sharpstown Services, Inc.                                 C            No            No
 99-1938      Shaw & Sons Funeral Directors, Inc.                       C            No            No
 99-1939      Sherrill-Guerry Funeral Home, Inc.                        C            No            No
 99-1940      Short's Funeral Chapel, Inc.                              C            No            No
 99-1941      Shrine of Memories, Inc.                                  G            No            No
 99-1942      Shuford-Hatcher Company                                   C            No            No
 99-1943      Sidney F. Harrell Funeral Home, Inc.                      C            No            No
 99-1944      Siferd Professional Associates, Inc.                      C            No            No
 99-1945      Sims - Medford Enterprises, Inc.                          G            No            No
 99-1946      Sinai Funeral Home, Inc.                                  H            No            No
 99-1947      Sinfran, Inc.                                             H            No            No
 99-1948      Skyway Memorial Gardens Acquisition, Inc.                 G            No            No
 99-1950      Smith Funeral Home, Inc.                                  C            No            No
 99-1951      Smith Reardon Incorporated                                H            Yes           No
 99-1953      Smith-Tillman Mortuary, Inc.                              C            No            No
 99-1954      South Bend Highland Cemetery Association, Inc.            F            No            No
 99-1955      Southeastern Cemeteries Association                       H            No            No
 99-1956      Southeastern Funeral Homes, Inc.                          C            No            No
 99-1957      Southern Memorial Park, Inc.                              E            No            No
 99-1958      Spadaccino Funeral Home, Inc.                             F            No            No
 99-1959      Sperry-McConnell-Bath Funeral Homes, Inc.                 C            No            No
 99-1960      Spiker-Foster-Shriver Funeral Homes, Inc.                 E            No            No
 99-1961      Spring Hill Cemetery Company                              F            No            No
 99-1962      Springhill Memorial Gardens, Inc.                         H            No            No
 99-1963      Spurgeon Funeral Home, Inc.                               D            No            No
 99-1964      Squire-Simmons & Carr Funeral Home, Inc.                  G            No            No
 99-1965      St. Joseph Valley Memorial Park, Inc.                     G            No            No
 99-1966      St. Laurent Funeral Home, Inc.                            C            No            No
 99-1967      Stanley N. Vaughan Funeral Home, Inc.                     H            No            No
 99-1968      Stanly Gardens of Memory, Inc.                            H            No            No
 99-1969      Star Cement and Vault Company                             H            No            No
 99-1970      Star of David Memorial Gardens, Inc.                      H            No            No
 99-1971      Stein Hebrew Memorial Funeral Home, Inc.                  F            No            No
 99-1972      Stephens & Bean                                           C            No            No
 99-1973      Stephens Burial Association, Inc.                         H            No            No
 99-1974      Stephens Funeral Benefit Association, Inc.                H            No            No
 99-1975      Stephens Funeral Fund, Inc.                               H            No            No
 99-1976      Stephens Funeral Homes, Inc.                              C            Yes           No
 99-1977      Sticklin Funeral Chapel, Inc.                             H            No            No
 99-1978      Stone & Metal, Inc.                                       H            No            No
 99-1979      Stringer's Hartman-Baldwin Funeral Home, Inc.             C            No            No
 99-1980      Strong-Thorne Mortuary, Inc.                              E            No            No
 99-1982      Sunset Acquisition Corporation                            F            No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-1983      Sunset Funeral Home, Inc.                                  H          No            No
 99-1984      Sunset Management, Inc.                                    H          No            No
 99-1985      Sunset Marketing, Inc.                                     H          No            No
 99-1987      Sunset Memorial Cemetery & Funeral Home, Inc.              G          No            No
 99-1991      Sunset Memorial Gardens of Billings, Inc.                  G          No            No
 99-1986      Sunset Memorial Gardens of Irvine Kentucky, Inc.           H          No            No
 99-1989      Sunset Memorial Gardens, Inc.                              F          No            No
 99-1988      Sunset Memorial Park, Inc.                                 H          No            No
 99-1990      Sunset Memorial, Inc.                                      F          No            No
 99-1992      Sunset Memory Gardens, Inc.                                E          No            No
 99-1993      Sunset Ridge, Inc.                                         F          No            No
 99-1994      Swan Hill Acquisition, Inc.                                H          No            No
 99-1995      Sweetwater Valley Memorial Park, Inc.                      G          No            No
 99-1996      T.J. McGowan Sons Funeral Home, Inc.                       C          No            No
 99-1997      Takoma Funeral Home, Inc.                                  C          No            No
 99-1998      Tankersley Funeral Home, Inc.                              D          No            No
 99-1999      Tazewell County Memorial Gardens, Inc.                     H          No            No
 99-2000      Tennessee Valley Memory Gardens and Funeral Home, Inc.     H          No            No
 99-2001      Terebinski Funeral Home Forest Hills Chapel, Inc.          F          No            No
 99-2002      The Center For Pre-Arranged Funeral Planning, Inc.         H          No            No
 99-2004      The Huntt Funeral Home, Inc.                               C          No            No
 99-1245      The Loewen Group Inc.                                      A          No            No
 99-2006      The Oak Woods Cemetery Association                         C          No            No
 99-2007      The Portland Memorial, Inc.                                F          No            No
 99-2008      The Pulaski Funeral Home, Inc.*                            H          No            No
 99-2009      The Schmidt-Dhonau Company                                 C          No            No
 99-2010      Thomas L. King Funeral Home, Inc.                          F          No            No
 99-2011      Thompson Funeral Home, Incorporated                        C          No            No
 99-2012      Thweatt Funeral Insurance Company, Inc.                    H          No            No
 99-2013      Thweatt-King Funeral Home, Inc.                            F          Yes           No
 99-2014      Titzer Funeral Home, Inc.                                  C          No            No
 99-2015      Tomlinson Funeral Home, Inc.                               H          No            No
 99-2016      Travis Land Company                                        H          No            No
 99-2017      Trevino Funeral Home - Palo Alto,  Inc.                    H          No            No
 99-2018      Trevino Funeral Home, Inc.                                 C          No            No
 99-2020      Umphlett Funeral Home, Inc.                                E          No            No
 99-2021      United Cemetery Management & Development Corp.             H          No            No
 99-2027      Universal Memorial Centers I, Inc.                         F          No            No
 99-2028      Universal Memorial Centers II, Inc.                        H          No            No
 99-2024      Universal Memorial Centers III, Inc.                       H          No            No
 99-2022      Universal Memorial Centers V, Inc.                         C          No            No
 99-2023      Universal Memorial Centers VI, Inc.                        D          No            No
 99-2029      Valley Memory Gardens, Inc.                                F          No            No
 99-2030      Valley Mortuary, Inc.                                      C          No            No
 99-2031      Valley of The Temples Mortuaries, Ltd.                     E          No            No
 99-2032      Vancouver Funeral Chapel, Inc.                             D          Yes           No
 99-2109      Vay-Meeson Holding Company, Inc.*                          H          Yes           Yes
 99-2033      Vay-Schleich & Meeson Funeral Home Inc.                    D          No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-2034      Vernon C. Wagner Funeral Homes, Inc.                        C         No            No
 99-2035      W.B.M., Inc.                                                C         No            No
 99-2036      Wachterhauser-Brietzke Funeral Homes, Inc.                  E         No            No
 99-2037      Waco Memorial Park, Inc.                                    F         No            No
 99-2110      Wagner Acquisition Corporation*                             G         Yes           Yes
 99-2038      Walker Cemetery Corporation                                 H         No            No
 99-2039      Wallace-Martin Funeral Home, Inc.*                          C         No            Yes
 99-2040      Wanamaker & Carlough, Inc.                                  C         No            No
 99-2041      Wattengel Funeral Home, Inc.                                F         No            No
 99-2042      Weaver Funeral Home, Inc.                                   C         No            No
 99-2043      Weeks Funeral Home, Inc.                                    C         No            No
 99-2044      Weigel Funeral Home, Inc.                                   G         No            No
 99-2045      Weinstein Brothers, Inc.                                    C         Yes           No
 99-2046      Weinstein Chapels, Inc.                                     H         No            No
 99-2047      Weinstein Family Services, Inc.                             H         Yes           No
 99-2111      Weinstein Family Services, Inc.*                            H         Yes           Yes
 99-2048      West Funeral Home, Inc.                                     C         No            No
 99-2049      West Lawn Cemetery, Inc.                                    E         No            No
 99-2050      Westminster Gardens, Inc.                                   E         No            No
 99-2051      Westwood Memorial Chapel, Inc.                              C         No            No
 99-2052      WHC, Inc.                                                   H         Yes           No
 99-2053      White Mortuary, Inc.                                        C         No            No
 99-2056      Whitehurst - Grim Funeral Service                           C         No            No
 99-2057      Whitehurst - Lakewood Memorial Park And Funeral Service     D         No            No
 99-2058      Whitehurst - Loyd Funeral Service                           C         No            No
 99-2059      Whitehurst - McNamara Funeral Service                       C         No            No
 99-2060      Whitehurst - Muller Funeral Service                         C         No            No
 99-2061      Whitehurst - Norton - Diaz Funeral Service                  C         No            No
 99-2064      Whitehurst-Norton Funeral Service                           H         No            No
 99-2055      Whitehurst California                                       D         Yes           No
 99-2062      Whitehurst, Sullivan, Burns & Blair Funeral Service         C         No            No
 99-2054      White's Vault Co.                                           H         No            No
 99-2065      Wilcoxen Funeral Home, Inc.                                 H         No            No
 99-2066      Wilder Funeral Home, Inc.*                                  E         No            No
 99-2067      William Leahy Funeral Home, Inc.                            C         No            No
 99-2068      Williams Funeral Service, (Incorporated)                    C         No            No
 99-2069      Williamsburg Funeral Home, Inc.                             H         No            No
 99-2070      Willow Glen Mortuary, Inc.                                  C         No            No
 99-2071      Wilson County Memorial Park, Inc.                           G         No            No
 99-2072      Windridge Funeral Home, Ltd.                                G         No            No
 99-2112      Windward Crematory, Inc.                                    H         No            No
 99-2073      Wm. F. Cushing, Inc.                                        H         No            No
 99-2077      Woodlawn Cemetery of Chicago, Inc.                          E         No            No
 99-2113      Woodlawn Memorial Park, Inc.*                               E         No            Yes
 99-1895      Woodlawn Memory Gardens, Inc.                               H         No            No
 99-2079      Woodstock Funeral Home, Inc.                                C         No            No
 99-2080      Woodward Funeral Home, Incorporated                         C         No            No
 99-2081      Wren Funeral Home, Inc.                                     C         No            No

                                 TLGI, LGII AND
                            LOEWEN SUBSIDIARY DEBTORS

                                                                                                 NON-
                                                                      DIVISION                OWNERSHIP
                                                                    FOR PURPOSES    CTA       REGULATED
 CASE NO.                       ENTITY NAME*                         OF CLASS 11  PLEDGOR       DEBTOR
 --------                       -----------                         ------------  -------     ---------
 99-2082      Wright & Ferguson Funeral Home                            H           Yes           No
 99-2083      Wulff Family Mortuary, Inc.                               C           Yes           No
 99-2084      Wylie-Baxley Funeral Home, Inc.                           C           No            No
 99-2085      Yablokoff Kingsway Memorial Chapel, Inc.                  D           No            No
 99-2086      Yablokoff-Wandy Funeral Home, Inc.                        H           No            No
 99-2088      Young's Funeral Home, Inc.                                C           No            No
 99-2089      Yuma Mortuary & Crematory, Inc.                           G           No            No
 99-2090      Zefran Funeral Home, Ltd.                                 C           No            No
 99-2092      ZS Acquisition, Inc.                                      C           No            No

                                   EXHIBIT II

                   FOURTH AMENDED JOINT PLAN OF REORGANIZATION
                      OF LOEWEN GROUP INTERNATIONAL, INC.,
                           ITS PARENT CORPORATION AND
                      CERTAIN OF THEIR DEBTOR SUBSIDIARIES

                      [See Exhibit 99.1 to this Form 8-K.]

                                  EXHIBIT III

                              LIQUIDATION ANALYSIS

                  THE LOEWEN GROUP INC. AND AFFILIATED DEBTORS
                        HYPOTHETICAL LIQUIDATION ANALYSIS

The liquidation analysis presented herein (the "Liquidation Analysis") reflects the projected outcome of the hypothetical, orderly liquidation of the Debtors(1) under chapter 7 of the Bankruptcy Code. Separate liquidation analyses were performed for each legal entity (Debtors and non-Debtors) recognizing that liquidation proceeds and distributions necessarily would differ on an entity-by-entity basis. The Disclosure Supplement to the Disclosure Statement includes hypothetical liquidation valuation and claims information for each of the Subsidiary Debtors that are believed to have creditors holding Class 11 Claims. Similar information in respect to all Subsidiary Debtors is available on the website described under "Additional Information" in the Disclosure Statement. In each case, the projected liquidation proceeds to each Class and, in the case of Class 11, each Division with respect to each Debtor, was less than or equal to the estimated recoveries under the Plan.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management and by Zolfo Cooper, LLC, are inherently subject to economic, competitive and other contingencies beyond the control of the Debtors and management. It is possible that the time needed to dispose of the operating assets could exceed the timeframes assumed in this analysis, causing an adverse impact on the recoveries depicted herein. Similarly, other assumptions with respect to the liquidation process may be subject to change. In addition, the proceeds from the liquidation have not been discounted to reflect any delay in distributions following the completion of the liquidation process. Applying an additional discount factor to the proceeds from the liquidation to account for any such delay would result in a lower range of recoveries for certain creditors. For all of the foregoing reasons, there can be no assurance that the values reflected in the Liquidation Analysis or recovery percentages would be realized if the Debtors were, in fact, liquidated in chapter 7 cases, and actual results could vary materially from those shown in this analysis. The following major assumptions have been made in this Liquidation Analysis:

     o The hypothetical liquidation is effectuated beginning on January 1, 2002.

     o No proceeds for recoveries of any avoidance actions or NAFTA Claims are included in the assets for distribution.

     o Notwithstanding the issues in Adversary No. 00-01181, the CTA Note Claims are assumed to be treated in a liquidation on a pari passu basis with each other.

     o No additional income tax liabilities arise from the liquidation of the Debtors' assets.

     o The Debtors are liquidated under the direction of a trustee appointed by the Bankruptcy Court with the assistance of existing management and specific Professionals.

     o The liquidation of operating assets commences March 1, 2002 and is completed by September 1, 2002.

     o Administration of the chapter 7, other than the completion of final tax returns, is assumed to be completed by December 31, 2002.

Assumptions utilized in the determination of asset proceeds and costs of the liquidation for this analysis are as follows:

     o Cash and Cash Equivalents are calculated net of outstanding checks as of December 31, 2001. Cash flow from operations during the liquidation process is assumed to approximate $60 million.

----------
(1) Capitalized terms not otherwise defined herein or in the Liquidation Analysis have the meanings given to them in the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries.

     o Proceeds from Funeral Home and Cemetery Operations have been calculated assuming that (i) all operations are sold through auctions in Bankruptcy Court as "going-concerns" and (ii) all location-related Executory Contracts and Unexpired Leases that have not been rejected or terminated by the Debtors as of September 2001 are assigned to the purchasers. The proceeds consist of the following:

               (i) Estimated net proceeds of funeral home, cemetery operations and other excess real estate assets being actively marketed for sale at September 1, 2000, of $135 million as estimated by management and Dresdner Kleinwort Wasserstein ("Wasserstein"), financial advisors to the Company.

               (ii) Estimated net proceeds of all other funeral home and
                    cemetery operations are valued at a 4.0 multiple, for the "Low" scenario, and a 5.0 multiple, for the "High" scenario, of year 2000 projected operating earnings before interest, taxes, depreciation and amortization ("EBITDA"). Multiples estimated by Wasserstein are based, in part, on the sales process currently underway. Certain cemetery properties that the Company may not be able to liquidate have been excluded.

     o Proceeds from insurance operations consist of the sale of the Mayflower National Life Insurance Company ("Mayflower") and Security Industrial Insurance Company ("Security Industrial") businesses. Mayflower is assumed to be sold as a "going concern" through an auction in Bankruptcy Court at a 4.0 multiple, for the "Low Value", and a 5.0 multiple, for the "High Value," of year 2000 projected EBITDA as estimated by Wasserstein. The Debtors believe that a significant portion of insurance business arises as a result of their relationship of the insurance businesses as affiliates of other Loewen Companies. No ongoing commercial or business relationship of the insurance businesses with any other operation currently owned by any of the Loewen Companies should be assumed in the event of a liquidation.

     o The Investment in Rose Hills is assumed to be sold through auction in Bankruptcy Court with the estimated enterprise valuation derived utilizing the discounted cash flow and EBITDA multiple methodology by Wasserstein.

     o Wind down costs consist primarily of estimated costs for salary, benefits, and occupancy costs. The wind down costs estimates are based upon the Debtors' monthly G&A cost run rate for such expenses. Wind down costs also include estimates for Professional and trustee fees. It is assumed that although the liquidation of the Debtors' operating locations occurs over a six month period, the administrative structure required to complete the tasks associated with the wrap up of the business continue at decreasing levels through the third quarter of 2002 and for certain tax filings through the fourth quarter of 2002.

     o Priority and Administrative Claims consist of trustee fees, Professional fees and expenses (including legal, accounting and financial advisory), employee severance claims and tax claims.

     o Secured Claims consist of claims (other than the secured portion of the CTA Note Claims) generally secured by real property and/or equipment. Estimated proceeds available for distribution to holders of other Secured Claims represent proceeds from the liquidation of assets subject to security interests.

     o The estimated distributions to holders of CTA Note Claims have been subdivided into the underlying distribution components on such Claims recognizing that those Claims include separate claims against TLGI, LGII and each Pledgor. The distribution components consist of the following: (a) distributions in respect of secured portion of guaranty claims against each of the Pledgors that guarantied the CTA Note Claims representing the equity value of the stock of various subsidiaries pledged by each such Pledgor, (b) distributions, pari passu with General Unsecured Claims against the Pledgors, in respect of the unsecured portion of the guaranty claims against each Pledgor,
          (c) distributions in respect of secured claims against TLGI representing the equity value of stock of various subsidiaries pledged by TLGI, (d) distributions, pari passu with General Unsecured Claims against TLGI, in respect of the unsecured portion of the CTA Note Claims against TLGI, (e) distributions in respect of secured claims against LGII representing (i) the equity value of various subsidiaries pledged by LGII and (ii) the value of the account (including Intercompany

          Claims), rights and general intangibles pledged by LGII and (f) distributions, pari passu with General Unsecured Claims against LGII, in respect to the unsecured portion of the CTA Note Claims against LGII.

     o For purposes of this analysis, no claims, secured or unsecured, have been included against any of TLGI, LGII or the Pledgors in respect of the indemnification claims asserted by the CTA Trustee and State Street in respect to the issues pending in Adversary Proceeding No. 00-01181.

     o No claim amounts in respect of the rejection of non-location-related Executory Contracts or Unexpired Leases that would occur in the event of an actual Chapter 7 liquidation have been included. Any such claims would reduce the projected recoveries to unsecured creditors of the affected Debtors.

     o General Unsecured Claims includes deficiency claims of secured creditors other than CTA Note Claims.

Application of net liquidation proceeds has been made in accordance with the priorities set forth in the Bankruptcy Code. This Liquidation Analysis does not address any intercreditor issues.

It is assumed that the Blackstone Settlement would not be consummated in the event of a liquidation of the Debtors. As such, Division A and Division B Class 11 General Unsecured Claims include additional Claims of Blackstone which the Debtors believe would be asserted in such a liquidation.

                  THE LOEWEN GROUP INC. AND AFFILIATED DEBTORS
                  HYPOTHETICAL LIQUIDATION ANALYSIS (CONTINUED)

($ in millions, USD)

                                                                                       LOW              HIGH
                                                                                  -------------   --------------
Estimated Asset Proceeds Available for Distribution:
         Cash and Cash Equivalents
            Cash from operations                                                  $       166.9    $       166.9
            Cash from property distributions                                              135.0            135.0
                                                                                  -------------   --------------
                                                                                          301.9            301.9
                                                                                  -------------   --------------
         Proceeds from Funeral Home and Cemetery Operations                               721.2            888.7
         Proceeds from Insurance Operations                                                56.3             61.7
         Proceeds from Investment in Rose Hills                                            21.3             26.7
                                                                                  -------------   --------------
         Gross Proceeds                                                                 1,100.7          1,279.0
         Wind Down Costs/Priority and Administrative Claims                              (128.6)          (108.4)
                                                                                  -------------    -------------
            Net Proceeds Available for Secured and Unsecured Creditors            $       972.1    $     1,170.6
                                                                                  =============    =============

                                                                    ESTIMATED                     PERCENT
                                                ESTIMATED        RECOVERY AMOUNT                 RECOVERED
                                                  CLAIMS     ------------------------    ------------------------
                                                  AMOUNT        LOW           HIGH          LOW           HIGH
                                                ----------   ----------    ----------    ----------    ----------
Secured Claims                                  $     94.1   $     94.1    $     94.1           100%          100%
                                                ==========   ==========    ==========    ==========    ==========
CTA Note Claims, including deficiency claims:
   Secured claims against TLGI                                      1.3           1.8           0.1%          0.1%
   Unsecured claims against TLGI                                   16.4          18.6           0.8%          0.9%
   Secured claims against LGII                                    612.4         745.1          30.0%         36.4%
   Unsecured claims against LGII                                    1.5           1.8           0.1%          0.1%
   Secured claims against Pledgors                                101.8         133.6           5.0%          6.5%
   Unsecured claims against Pledgors                              120.9         148.6           5.9%          7.3%
                                                             ----------    ----------    ----------    ----------
         Total CTA                              $  2,044.6   $    854.3    $  1,049.5          41.8%         51.3%
                                                ==========   ==========    ==========    ==========    ==========
General Unsecured Claims
   Class 8                                      $     33.1   $      3.4    $      4.4          10.3%         13.3%
                                                ==========   ==========    ==========    ==========    ==========



                                                                  AVG. RECOVERY               MAX. RECOVERY
                                                             ------------------------    ------------------------
                                                                LOW           HIGH          LOW           HIGH
                                                             ----------    ----------    ----------    ----------
     Class 11
         Division A                                  358.0          0.8%          0.9%          0.8%          0.9%
         Division B                                  430.9          0.1%          0.1%          0.1%          0.1%
         Division C                                   13.2         89.8%         94.1%        100.0%        100.0%
         Division D                                    2.6         45.8%         53.4%         70.9%         74.2%
         Division E                                    3.9         31.8%         37.4%         53.4%         55.9%
         Division F                                   11.5         19.3%         22.6%         33.2%         34.8%
         Division G                                    4.9          8.6%          9.8%         18.3%         19.1%
         Division H                                   16.7          0.3%          0.3%          4.6%          4.8%
     MIPS Class 19                                    76.8            0%            0%            0%            0%

                                    EXHIBIT IV

              MEMORANDUM ENTITLED "THE STATUS OF THE SERIES 3 AND 4
             NOTES, THE SERIES 6 AND 7 NOTES, AND THE PATS UNDER THE
               COLLATERAL TRUST AGREEMENT (AMENDED AND RESTATED)"
                         DATED AS OF SEPTEMBER 19, 2000

================================================================================


                 IN RE LOEWEN GROUP INTERNATIONAL, INC., ET AL.


================================================================================




                   THE STATUS OF THE SERIES 3 AND 4 NOTES, THE

                    SERIES 6 AND 7 NOTES, AND THE PATS UNDER

                         THE COLLATERAL TRUST AGREEMENT



                             (Amended and Restated)

                           JONES, DAY, REAVIS & POGUE



                               SEPTEMBER 19, 2000









                               HIGHLY CONFIDENTIAL



                      SUBJECT TO CONFIDENTIALITY AGREEMENTS

                                TABLE OF CONTENTS

                                                                                                          Page
EXECUTIVE SUMMARY.......................................................................................    2
         I.       Facts.................................................................................    2
         II.      Interpreting the CTA..................................................................    4
         III.     Equitable Doctrines...................................................................    9
         IV.      Other Arguments.......................................................................    9
         V.       Litigation Risk.......................................................................   11

BACKGROUND..............................................................................................   11

FACTUAL INVESTIGATION INTO THE SECURED STATUS OF THE UNREGISTERED NOTES.................................   21
         I.       The CTA Draft Chain...................................................................   23
         II.      The Series 3 and 4 Notes..............................................................   24
         III.     The Series 6 and 7 Notes..............................................................   26
         IV.      The PATS..............................................................................   27
         V.       The Collateral Trustee's Recordkeeping System.........................................   28
         VI.      Discovery of Registration Issues......................................................   30

ANALYSIS................................................................................................   31
         I.       Construction of the Collateral Trust Agreement........................................   31
                  A.       Analytical Framework.........................................................   31
                           1.      Governing Law........................................................   31
                           2.      Judicial Standard of Interpretation..................................   32
                  B.       Interpretation...............................................................   33
                           1.      Registration Requirement Necessary to Obtain Benefits................   33
                           2.      Registration Not Necessary to Obtain Benefits........................   40
                           3.      Analysis of Competing Arguments......................................   42
                                   a.       Registration Is Consistent with the Provisions
                                            of the CTA..................................................   42
                                   b.       Potential Counterargument...................................   46
                  C.       Guaranties...................................................................   48
                  D.       The Effect of Ambiguity......................................................   50
                  E.       Conclusion...................................................................   53
         II.      Equitable Doctrines...................................................................   53
                  A.       Salient Facts................................................................   53
                  B.       Reformation..................................................................   56
                  C.       Equitable Doctrines..........................................................   59
         III.     Other Possible Arguments..............................................................   65
                  A.       Waiver.......................................................................   65
                  B.       Impossibility................................................................   66
                  C.       Delivery to an Agent.........................................................   66
                  D.       Section 544 of the Bankruptcy Code...........................................   69

                           1.      Inapplicability of Section 544.......................................   70
                           2.      Effect of Section 544(a)(1) if It Were Applicable....................   71
                  E.       Postpetition Registration....................................................   73
                           1.      Section 362(a)(3) of the Bankruptcy Code.............................   74
                           2.      Section 362(a)(4) of the Bankruptcy Code.............................   76
                           3.      Section 362(a)(6) of the Bankruptcy Code.............................   77
                           4.      Section 549(a) of the Bankruptcy Code................................   80
                  F.       Sections 362(b)(3) and 546(b) of the Bankruptcy Code.........................   81

CONCLUSION..............................................................................................   88

Interested Parties:


                 IN RE LOEWEN GROUP INTERNATIONAL, INC., ET AL.



        THE STATUS OF THE SERIES 3 AND 4 NOTES, THE SERIES 6 AND 7 NOTES,
                AND THE PATS UNDER THE COLLATERAL TRUST AGREEMENT

         This memorandum sets out the facts and analyzes the status of several outstanding series of indebtedness of Loewen Group International, Inc. ("LGII") under the Collateral Trust Agreement dated as of May 15, 1996 (as amended, supplemented or otherwise modified, the "Collateral Trust Agreement" or the "CTA"), among LGII and The Loewen Group, Inc. ("TLGI" and, collectively with LGII, the "Companies" and each a "Company"), various other subsidiaries of TLGI, as pledgors (collectively, the "Pledgors" and each a "Pledgor"), and Bankers Trust Company, as Collateral Trustee ("Bankers Trust" or the "Collateral Trustee").

         Our analysis and conclusions are set forth in extensive detail below. It is important to emphasize, however, that the outcome of any legal dispute concerning the secured status of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS is subject to substantial uncertainty. In the event of litigation of any such dispute, the holders of this debt would face the significant risk that a court would adopt a literal reading of the CTA, denying the subject debt secured status due to failure to properly register with the Collateral Trustee. Conversely, parties arguing for a literal interpretation would face the substantial risk that a court, applying equitable principles, would find all of the debt to be secured regardless of whether registered. Moreover, litigation of this matter, regardless of its outcome, would present the substantial threat of delaying the Companies' emergence from chapter 11, resulting in a deterioration in enterprise value to the detriment of all creditors. Accordingly, an amicable resolution of the issues addressed herein is in the interests of all parties.

                                EXECUTIVE SUMMARY

I.       FACTS

         In 1996, TLGI and LGII entered into the Collateral Trust Agreement to provide collateral for a 1996 credit facility from a syndicate of banks and for certain other outstanding indebtedness. The Collateral Trust Agreement expressly permits the Companies, under the terms of the financing agreements governing the debt already secured under the CTA, to issue additional secured indebtedness under the CTA. Certain provisions in the CTA that address issuing additional secured indebtedness under the CTA refer to the delivery of an Additional Secured Indebtedness Registration Statement to, and acceptance and registration of that statement by, the Collateral Trustee. The form of the Additional Secured Indebtedness Registration Statement, which also refers to acceptance and recordation by the Collateral Trustee, is attached as an exhibit to the Collateral Trust Agreement.

         After the effective date of the CTA, LGII issued, and TLGI guaranteed, among others, five additional series of indebtedness intended to be secured under the CTA: the Series 3 and Series 4 Senior Notes in the original principal amount of $350 million (collectively, the "Series 3 and 4 Notes"), the Series 6 and Series 7 Senior Notes in the original principal amount of $450 million (collectively, the "Series 6 and 7 Notes"), and the Pass-Through Asset Trust Certificates in the original principal amount of $300 million (collectively, the "PATS"). Exhibit A summarizes relevant facts about each issuance. Each of the prospectuses for these public notes stated that the notes would be secured along with other senior indebtedness. The board of directors of each Company authorized these series of indebtedness and designated each series as secured indebtedness under the Collateral Trust Agreement. Moreover, each Company, together with the indenture trustee, executed the Additional Secured Indebtedness Registration Statements for each series.

         Nonetheless, as of June 1, 1999, the date the Companies and certain of their affiliates filed for bankruptcy (the "Petition Date"), the records of the Collateral Trustee did not contain an accurate Additional Secured Indebtedness Registration Statement for any of these series of notes: the Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes reflected an outstanding principal balance of $0, rather than $350 million, and the Collateral Trustee had no registration statements at all for the Series 6 and 7 Notes, and the PATS.

         A factual investigation conducted by Jones, Day, Reavis & Pogue (Loewen's counsel) has revealed that, for the Series 6 and 7 Notes, and the PATS no party recalls actually having delivered (and no party claims to have delivered) the executed Additional Secured Indebtedness Registration Statements or any drafts thereof to the Collateral Trustee or its counsel.(1) For the Series 3 and 4 Notes, drafts of the Additional Secured Indebtedness Registration Statement reflecting the correct outstanding principal balance were delivered to counsel for the Collateral Trustee, but did not make their way into the Collateral Trustee's retained files.

         Although the Collateral Trust Agreement can be read to contemplate that the Collateral Trustee would enter the information from the Additional Secured Indebtedness Registration Statements into a Secured Indebtedness Register, the Collateral Trustee apparently merely kept copies of registration statements that it received and did not keep an independent Secured Indebtedness Register. While any Secured Party Representative has the right under the Collateral

----------
(1) An associate with the law firm that represented the underwriter for the PATS initially recalled having delivered Additional Secured Indebtedness Registration Statements for the PATS to the Collateral Trustee. That firm has since indicated that upon further investigation it has determined that the associate was mistaken and no such delivery was made.

Trust Agreement to examine the Secured Indebtedness Register, it appears that no party did so before the date of the Companies' chapter 11 filings.(2)

II.      INTERPRETING THE CTA

         A strict interpretation of the language of the Collateral Trust Agreement suggests that Additional Secured Indebtedness Registration Statements must be delivered to the Collateral Trustee in order for indebtedness to benefit from the collateral provided in the CTA. This interpretation ultimately rests on the definition of "Holder," which by its terms, requires registration.

         Under the CTA, the Pledgors granted a security interest in the collateral "in favor of the [Collateral] Trustee . . . for the equal and ratable benefit of all Senior Secured Parties, as security for . . . the payment by the Obligors of the Senior Secured Indebtedness." (CTA Section 3.1 (emphasis added).) The CTA defines "Senior Secured Parties" as, among others, "Class C Secured Parties." (CTA Section 1.1(104).) The term "Class C Secured Parties" is then defined to include "each Holder of Additional Secured Indebtedness . . . which Additional Secured Indebtedness is designated as Class C Secured Indebtedness." (CTA Section 1.1(22).) The definition of "Holder" requires that "in the case of any Holder of Additional Secured Indebtedness, its Secured Party Representative shall have become a Secured Party Representative . . . pursuant to Section 2.5." (CTA Section 1.1(52).) Finally, under Section 2.5, "[t]o become a Secured Party Representative . . . each such representative . . . must deliver to the [Collateral] Trustee, for acceptance and registration in the Secured Indebtedness Register, an Additional Secured Indebtedness Registration Statement." (CTA Section 2.5(1).) Because the security interest under the CTA is granted for the benefit of "Senior Secured Parties," who in the case of Additional Secured Indebtedness must have


--------
(2) Wachovia Bank of Georgia, N.A. ("Wachovia") apparently asked to review the Secured Indebtedness Register before the chapter 11 filings, but no such review occurred.

delivered a registration statement to the Collateral Trustee, this definitional chain suggests that additional indebtedness must be registered to be secured.

         Other provisions of the CTA also support this interpretation. Section
2.1 provides that indebtedness shall be Secured Indebtedness "only upon and subject to the conditions set forth in this Article [II]." (CTA Section 2.1.) Sections 2.3 and 2.5 of that article contain the registration requirements. Moreover, under Section 8.10, proceeds of collateral are to be paid to the Secured Party Representative of each "Holder" it represents in the amount owed to the "Holder." (CTA Section 8.10.) This indicates that proceeds of collateral can only be distributed to parties who registered with the Collateral Trustee. Further, the form of Additional Secured Indebtedness Registration Statement appended to the Collateral Trust Agreement states that indebtedness will be covered by the CTA "upon acceptance and registration of this Statement." This language appears in each of the registration statements actually executed by the parties. Thus, by their own terms, the registration statements indicated that registration was a prerequisite to the holders receiving the benefit of the security interest granted under the CTA.

         This interpretation of the CTA, however, can be challenged on a number of grounds. First, although Section 3.1 grants the security interest for the "benefit of all Senior Secured Parties," it also states that the security interest is granted "as security for . . . the payment by the Obligors of the Senior Secured Indebtedness." (CTA Section 3.1 (emphasis added).) Unlike "Senior Secured Parties," the definition of the phrase "Senior Secured Indebtedness" does not lead to a registration requirement. "Senior Secured Indebtedness" includes "Class C Secured Indebtedness." (CTA Section 1.1(102).) "Class C Secured Indebtedness" includes "the Additional Secured Indebtedness designated as Class C Secured Indebtedness pursuant to Section 2.6." (CTA Section 1.1(21) (emphasis added).) In contrast to Section 2.5, Section 2.6 does not impose a registration requirement.

         Second, Section 2.4 provides that the Companies, through resolutions of their boards of directors, may designate certain types of indebtedness as Additional Secured Indebtedness under the CTA to be "entitled to the security hereby created." (CTA Section 2.4(1).) This language suggests that once debt is designated it becomes entitled to the security interests under the CTA without any requirement of registration.

         Third, a recital in the CTA provides that all things have been done to make additional indebtedness "when designated . . . entitled to the benefit of the Senior Lien." (CTA Recital 9(b) (emphasis added).) This language further supports the interpretation that designation by the board of directors is the only prerequisite for obtaining the benefits of the CTA.

         Notwithstanding these provisions, the registration interpretation of the collateral provisions in the Collateral Trust Agreement appears more consistent with the provisions of the CTA as a whole. Applying the "nonregistration" interpretation to Section 3.1 of the Collateral Trust Agreement leads to the inconsistent result that debt is secured (whether or not it is registered), but the security interest is granted only for the benefit of those parties who have registered. A similar inconsistency occurs in Section 8.1, as application of the nonregistration interpretation to that section would produce the contradictory result that indebtedness could be secured, but not entitled to any distributions of proceeds of collateral. Further, adoption of the nonregistration interpretation effectively reads out of the Collateral Trust Agreement all of the registration provisions, and ignores the registration language in the registration statements themselves.

         In contrast, a strict interpretation of the CTA leads to a different result with respect to the guaranties. Under the Collateral Trust Agreement, each Pledgor Subsidiary guaranteed "the due and punctual payment . . . and performance of all Senior Secured Indebtedness of the Obligors . . . ." (CTA
Section 5.1.) As indicated above, "Senior Secured Indebtedness" is ultimately defined to include Additional Secured Indebtedness designated under Section 2.6. Thus, unlike the CTA provisions that relate to the security interest granted under the CTA, the provisions that govern the guaranties contain no reference to any registration requirement. This conclusion is reinforced by the registration section of the CTA, Section 2.5, which provides that a "Holder" or representative thereof must register with the Collateral Trustee in order to "be entitled to the benefits of the security interests in the Collateral as set out herein . . . ." (CTA Section 2.5(1).) Thus, the registration section itself makes no reference to the guaranties.

         This interpretation of the guaranty provisions of the Collateral Trust Agreement is also subject to challenge. The conclusion that a party need not register in order to obtain the benefits of the guaranties is difficult to reconcile with the conclusion that registration is a necessary prerequisite for participation in the CTA security interest. An underlying premise of the registration interpretation of the collateral provisions in the Collateral Trust Agreement is that Senior Secured Indebtedness must be held by a registered holder even though the term itself does not refer to registration. Because the guaranties guarantee Senior Secured Indebtedness, a court could conclude that a consistent reading of the CTA mandates the conclusion that registration is necessary for participation in both the security interest and the guaranties.

         Nonetheless, a court will more than likely conclude that registration is not necessary for Holders to benefit from the CTA guaranties. Unlike the contractual provisions regarding Collateral, none of the guaranty provisions in the CTA contains any reference to a registration requirement. Moreover, unlike the security interest, which is granted in favor of the Collateral Trustee for the benefit of the Holders and can only be enforced by the Collateral Trustee, the guaranties are direct contractual obligations between the Companies and the noteholders that can be enforced by the noteholders independent of the Collateral Trustee. Accordingly, registration arguably would serve no purpose in the case of the guaranties.

         Finally, although a court will more than likely adopt the "registration" interpretation of the CTA in assessing whether the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS should participate in the collateral, it will nonetheless likely conclude that the Series 3 and 4 Notes are covered by the Collateral Trust Agreement. First, a court could find that the Additional Secured Indebtedness Registration Statement in the possession of the Collateral Trustee is sufficient to satisfy any registration requirement in the CTA because it actually refers to the $350 million original (as opposed to outstanding) principal amount of the notes. Second, a court could conclude that even if the registration statement is deficient because of its reference to a $0 outstanding principal amount, that deficiency constitutes a "manifest error" that is not binding on the parties under the CTA. A finding that the Series 3 and 4 Notes are secured is also supported by the fact that Bankers' Trust's counsel received drafts of the registration statement with the correct outstanding principal amount prior to closing.

         As with the other conclusions described above, this conclusion is also uncertain and subject to attack. The form of Additional Secured Indebtedness Registration Statement to be delivered to the Collateral Trustee requires the entry of the current outstanding principal amount. In addition, Section 2.5(2) of the Collateral Trust Agreement provides that increases in the principal amounts of the initial secured indebtedness under the CTA must be registered in order to obtain the benefits of the CTA. Thus, it could be argued that the Series 3 and 4 Notes are not covered by the CTA because the $350 million outstanding principal amount of the notes is not reflected in the Additional Secured Indebtedness Registration Statement in the possession of the Collateral Trustee. Nonetheless, because the original principal amount is correctly reflected in the registration statement on file with the Collateral Trustee and the error in the outstanding amount is obvious, it seems more likely that a court will find that the Series 3 and 4 Notes are covered by the CTA.

III.     EQUITABLE DOCTRINES

         Notwithstanding the "registration" interpretation of the collateral provisions in the Collateral Trust Agreement, equitable arguments, if adopted, weigh in favor of treating all of the notes as covered by the CTA. The doctrine of reformation may be used by a court to correct the outstanding principal amount in the Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes from $0 to $350 million. Reformation arguably does not apply to the Series 6 and 7 Notes, and the PATS because there is no document in the Collateral Trustee's files to be reformed. But general equitable principles reflected in The Prudential Company of America v. SS American Lancer, 870 F.2d 867 (2d Cir. 1989), suggest that, since (i) all parties to the transactions intended that the debt would be covered by the CTA, (ii) all parties to the transactions and the public were on notice that the notes were intended and believed to be covered by the CTA, (iii) no party could claim prejudice if the notes were determined to be covered by the CTA since no one relied on the registration of the debt with the Collateral Trustee and (iv) the registration requirements were not precisely followed as to any of the additional series of notes,(3) a court would be reluctant to treat any of these notes as unsecured and thus give other creditors an unexpected windfall. Courts, of course, have discretion in applying equitable principles so there is no assurance that holders of these unregistered or potentially incorrectly registered notes would be given relief.

IV.      OTHER ARGUMENTS

         Other arguments could be advanced to support the proposition that some or all of the affected notes are secured. It could be argued that, because the Collateral Trustee assertedly

----------
(3) Although an accurate Additional Secured Indebtedness Registration Statement is on file for the Series 5 Notes, there is arguably no Secured Indebtedness Register in which that indebtedness is recorded.

failed to maintain a Secured Indebtedness Register, compliance with the registration requirement is no longer required under the doctrines of waiver or impossibility. Irrespective of whether the Collateral Trustee may have waived compliance with the CTA's registration provisions, any waiver by the Collateral Trustee would likely not be attributed to other parties to the CTA. Impossibility appears by definition to be inapplicable, because the Collateral Trustee's actions have not rendered it impossible for holders of Additional Secured Indebtedness to file registration statements with the Collateral Trustee. It could also be argued that the Series 3 and 4 Notes were, in fact, properly registered because drafts of the Additional Secured Indebtedness Registration Statement with the correct outstanding principal amount were delivered to counsel for Bankers Trust. While applicable law provides that attorneys are generally considered agents for their clients, the CTA specifies that all "communications and notices" under the CTA should be delivered to Bankers Trust rather than its counsel. Additionally, delivery to the Collateral Trustee's counsel, even if viewed as delivery to the Collateral Trustee, may still not constitute acceptance and registration of the registration statement by the Collateral Trustee.

         Parties may also attempt to use various sections of the Bankruptcy Code either to avoid the security interests assertedly granted in favor of the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS or to correct the deficiencies in the registration of those notes. Section 544 of the Bankruptcy Code (which involves the estate's avoidance powers) may be used as a means to avoid any alleged lien of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS. But this section does not appear to apply to the CTA issues addressed in this memorandum because the lien that would be the target of the avoidance action is actually held by the Collateral Trustee, not the noteholders, and it is not currently disputed that the Collateral Trustee's lien has attached and been properly perfected. Conversely, a party may argue that any defects in registration can be remedied by postpetition compliance with the registration requirements. But any postpetition effort by any party to register the affected indebtedness would appear to be barred by various provisions of the automatic stay contained in section 362 of the Bankruptcy Code and, if successful, could also be viewed as an unauthorized postpetition transfer of property of the Companies' estates under section 549 of the Bankruptcy Code. Finally, it could be argued that registration of the affected debt at this point in time is a permissible perfection of a security interest under section 546 of the Bankruptcy Code and a related provision of the automatic stay; however, these provisions appear to be inapplicable and limited to situations where applicable law provides that perfection of the security interest relates back to an earlier date. That is not the case here.

V.       LITIGATION RISK

         There is no interpretation of the CTA that fully reconciles all its terms nor is there any assurance that a court will apply equitable principles or utilize those principles to override the language of the Collateral Trust Agreement. Moreover, it cannot be predicted whether a court may utilize bankruptcy law principles or other principles to achieve a particular result. Accordingly, all the competing arguments that can be offered with respect to the notes at issue are subject to considerable uncertainty. If litigation is commenced, it could lead to additional litigation involving many other parties. This litigation will consume substantial time and generate considerable expense, and could delay the reorganization process. Accordingly, a consensual resolution of these issues is in the interests of all the parties.

                                   BACKGROUND

         Five years before executing the Collateral Trust Agreement, TLGI and LGII executed a trust deed dated October 1, 1991 (the "1991 Trust Deed"). The 1991 Trust Deed provided collateral for three series of notes, the so-called Series A, B, and C Notes, and for an October 1,

1991 revolving credit facility of up to $100 million (the "1991 Revolver"), executed among TLGI and LGII, as borrowers, and a syndicate of Canadian and U.S. banks, as lenders.(4)

         Under the 1991 Trust Deed, the Series A, B, and C Notes and the 1991 Revolver were secured equally and ratably by a common security package that was comprised primarily of a security interest in and over all of TLGI's assets, LGII's accounts receivable, the rights of LGII under voting trusts and share option arrangements with respect to certain United States subsidiaries, and a pledge of the stock held by TLGI, LGII, and TLGI's United States subsidiaries (with certain exceptions) and certain other subsidiaries. The 1991 Trust Deed provided that the trustee would concurrently release the security on behalf of the lenders under the 1991 Revolver and the holders of the Series A, B, and C Notes if all of the lenders under the 1991 Revolver agreed to release the security or upon notice that the 1991 Revolver had been paid in full. Following the issuance of the Series D Notes in September 1993, the 1991 Trust Deed was amended to secure those notes.(5)

         On February 16, 1994, TLGI and LGII repaid the 1991 Revolver in full with the proceeds of a $400 million revolving credit loan from a bank group led by The First National Bank of Chicago (the "First Chicago Bank Group"),(6) and the collateral was released under the 1991 Trust Deed. After the 1994 refinancing with the First Chicago Bank Group, the Companies had virtually no secured debt. Thereafter, in February 1994, the Series E Notes in the original principal amount of $50 million were issued.

--------
(4) The Series A Notes were in the original principal amount of $100 million, the Series B Notes were in the original principal amount of $40 million, and the Series C Notes were in the original principal amount of $25 million.

(5) The Series D Notes were in the original principal amount of $60 million.

(6)      The First Chicago Bank Group also provided a $100 million revolver.

         In November 1995, however, the Companies sustained an adverse judgment of $500 million in a Mississippi state court case, O'Keefe, et al v. TLGI, et al. The holders of the outstanding debt instruments took the position that the O'Keefe judgment constituted a default event.(7) Thus, waivers were granted under these outstanding debt instruments. The waivers granted in connection with the First Chicago Bank Group $400 million revolver and the MEIP facility required TLGI to provide collateral by May 31, 1996. The other outstanding debt instruments contained "negative pledge" and "Equal and Ratable Lien Clauses" that required that, if TLGI or LGII granted security to any existing or future creditor, liens likewise had to be granted to these holders of outstanding debt placing that debt on a pari passu basis with the other secured debt. As a result, following the O'Keefe judgment and the later settlement of that litigation, the Companies could not obtain additional financing without retiring or securing all of these outstanding debt instruments.

         On March 20, 1996, LGII issued the Series 1 Senior Notes in the original principal amount of $250 million and the Series 2 Senior Notes in the original principal amount of $125 million. These notes contained a covenant that provided that, if the Companies granted security in respect of other senior indebtedness, then the Series 1 and 2 Notes had to be collateralized on a pari passu basis.

         The proceeds from the Series 1 and 2 Notes were not sufficient to fund the Companies' business plan, so in May 1996, TLGI and LGII obtained a $750 million credit facility from a

----------
(7) The outstanding indebtedness at that time included the First Chicago Bank Group revolvers, the $121 million loan extended by Wachovia in connection with the 1994 Management Equity Investment Plan ("MEIP"), the Series A, B, C, D, and E Notes, a $50 million credit agreement among TLGI, LGII, Royal Bank of Canada, and various lenders, and a $35 million credit agreement between TLGI, LGII, and Dresdner Bank Canada.

syndicate of banks led by the Bank of Montreal (the "1996 Credit Facility").(8) The lenders under the 1996 Credit Facility required collateral. The 1996 Credit Facility is secured by:

         - all of LGII's right, title, and interest in and to all rights to receive payment under or in respect of accounts, contracts, contractual rights, chattel paper, documents, instruments, and general intangibles;

         - a pledge of the shares of capital stock of substantially all of the subsidiaries in which TLGI directly or indirectly held more than 50 percent voting or economic interest; and

         -        a guaranty by each subsidiary that pledged stock.

         The Collateral Trust Agreement was established as the mechanism to secure the 1996 Credit Facility and the outstanding indebtedness that was entitled to share equally and ratably in the collateral. The CTA designates indebtedness secured under it as either Class A, B, C, or D Secured Indebtedness. When the CTA went into effect, Class A Secured Indebtedness consisted of the 1996 Credit Facility, the MEIP facility, and the credit agreements with the Royal Bank of Canada and Dresdner Bank Canada.(9) Class B Secured Indebtedness consisted of the outstanding Series A through E Notes. Class C Secured Indebtedness consisted of the Series 1 and 2 Notes issued in March 1996, and Class D Secured Indebtedness consisted of an intercompany loan from Loewen Finance (Wyoming) LLC to LGII. Class D Secured Indebtedness was junior and subordinate to the other classes of Secured Indebtedness. Although the interests of these classes in the collateral granted under the CTA are pari passu, decisions to enforce the CTA interests are based on voting rights weighted to reflect the size of each class of debt.


--------
(8) The Companies had commenced negotiations with the First Chicago Bank Group regarding a $750 million revolving credit facility to replace the existing revolvers prior to the entry of the O'Keefe judgment. Following the judgment, the First Chicago Bank Group decided not to participate in any new facility. The First Chicago Bank Group revolvers were later paid off with the proceeds of the 1996 Credit Facility.

(9) The Dresdner Bank Canada and Royal Bank of Canada loans were retired in September 1997 and September 1998, respectively.

         The Collateral Trust Agreement contemplates that the benefits of pledges and guaranties made thereunder could inure not only to the holders of the Companies' indebtedness existing on the date of the Collateral Trust Agreement, but also to holders of subsequently issued indebtedness of a Company. In this regard, the CTA refers to certain registration procedures for the later-issued indebtedness that involve the execution and delivery of Additional Secured Indebtedness Registration Statements to the Collateral Trustee, acceptance of those statements by the Collateral Trustee, and registration of the statements in a Secured Indebtedness Register.

         The CTA does not include any provisions requiring the consent of one or more classes of secured indebtedness to the issuance of additional secured debt. Rather, issuances of additional secured debt are permitted so long as the issuances comply with the covenants and other terms and conditions of the "Financing Agreements" relating to the various borrowings secured under the Collateral Trust Agreement. In effect, rather than requiring the consent of holders of indebtedness secured by the CTA before the Companies issue additional secured debt, the holders of secured indebtedness relied on the covenants that existed in the Financing Agreements to limit additional issuances of secured debt.

         After the date of the Collateral Trust Agreement, the Companies issued six additional series of indebtedness in four separate transactions. These series of indebtedness are: (i) the Series 3 and 4 Notes, issued on October 1, 1996, (ii) the Series 5 Senior Notes (collectively, the "Series 5 Notes") in the original principal amount of Cdn. $200 million, issued on September 26, 1997,
(iii) the Series 6 and 7 Notes, issued on May 28, 1998, and (iv) the PATS, issued on September 30, 1997.

         The Companies and all other parties involved in these transactions intended each additional series of debt to be entitled to the benefits of the Collateral Trust Agreement. Each of the prospectuses for the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS states that the notes will be secured under the Collateral Trust Agreement:

         - Offering Memorandum dated October 1, 1996 relating to the Series 3 and 4 Notes;

         -        Offering Circular dated September 25, 1997 relating to the
                  PATS; and

         - Offering Memorandum dated May 21, 1998 relating to the Series 6 and 7 Notes.

         The cover page of each of these prospectuses contains similar language regarding collateral. As an example, the prospectus for the Series 3 and 4 Notes states:

                  The Senior Notes and the Guarantees will be senior obligations of LGII and [TLGI], respectively, and will rank pari passu in right of payment with all other senior indebtedness of LGII and [TLGI], respectively. Because other senior indebtedness is secured, the Senior Notes, when issued, will be secured as defined herein.

This intention to secure the notes is reiterated four or five other times in each of the prospectuses.

         In addition, the board of directors of each Company adopted resolutions authorizing each series of indebtedness and designating each series as secured indebtedness under the Collateral Trust Agreement. Further, each Company, together with the indenture trustee for each series, executed Additional Secured Indebtedness Registration Statements for each series. These fully executed Additional Secured Indebtedness Registration Statements were in place at the closings of the Series 3 and 4 Notes and the PATS and, in the case of the Series 6 and 7 Notes, were delivered to the underwriter's counsel (at whose offices the closing occurred) the day after the closing of the notes. Copies of the executed Additional Secured Indebtedness Registration Statements are included in each of the relevant sets of closing documents.

         After the issuance of each series of indebtedness intended to be secured under the CTA, TLGI consistently referred to the notes as secured under the CTA in each of its public securities filings:

         -        Form 10-Q with respect to the quarter ended June 30, 1997;

         - Form 10-Q with respect to the quarter ended September 30, 1997;

         -        Form 10-Q with respect to the quarter ended March 31, 1998;

         -        Form 10-Q/A with respect to the quarter ended June 30, 1998;

         - Form 10-Q/A with respect to the quarter ended September 30, 1998;

         -        Form 10-Q with respect to the quarter ended March 31, 1999;

         -        Form 10-K with respect to the year ended December 31, 1997;
                  and

         -        Form 10-K with respect to the year ended December 31, 1998.

         As an example, in the Form 10-K for the fiscal year ended December 31, 1998, TLGI stated:

                  In 1996, Loewen, LGII and their senior lenders entered into a collateral trust agreement pursuant to which the senior lenders share certain collateral and guarantees on a pari passu basis (the "Collateral Trust Agreement"). * * * The security is held by the trustee for the equal and ratable benefit of the senior lending group. This senior lending group consists principally of the lenders under the Series 1-7 Senior Notes, the Series D and E Amortizing Notes, the Revolving Credit Agreement, the MEIP Loan and the PATS Senior Notes, as well as holders of certain letters of credit. * * * At December 31, 1998, the indebtedness owed to the senior lending group subject to the Collateral Trust Agreement, including holders of certain letters of credit, aggregated approximately $2.1 billion.

         The prospectus, dated May 29, 1997, prepared and disseminated in connection with TLGI's offering of 12,000,000 common shares, similarly reported that senior obligations, including at that time the Series 3 and 4 Notes, were secured under the Collateral Trust Agreement.

         Furthermore, it is apparent that other creditors of the Companies understood and acknowledged not only that the Companies had the right to issue other secured debt, but also that the subsequently issued debt was in fact secured. For example, the Wachovia Credit

Agreement(10) and the Bank of Montreal Credit Agreement(11) (together, the "Credit Agreements") explicitly acknowledged and allowed for additional secured debt under the Collateral Trust Agreement. The relevant covenants in the Credit Agreements are identical and indicate that the parties contemplated that additional debt would be secured and guaranteed under the CTA. For example, the Credit Agreements defined "Secured Parties" as the lenders, the persons specified on Schedule 3 of the Credit Agreements, and "all other Persons [as designated by the Borrowers] who from time to time hold Senior Obligations which are secured pursuant to the Collateral Trust Agreement." The definition of "Senior Obligations" also recognized that debt, other than the indebtedness described on Schedule 3, was not secured except as provided in the Collateral Trust Agreement. The two covenants clearly suggest that the lenders anticipated that additional debt would be secured.

         Moreover, later amendments to the Credit Agreements expressly acknowledge the senior secured status of the Series 3 and 4 Notes, and the PATS. On March 27, 1998, the Bank of Montreal Credit Agreement was amended to reduce the maximum aggregate outstanding principal amount of the commitments and for other reasons. The Series 3 and 4 Notes and the PATS were specifically listed as "Senior Obligations" (the Series 6 and 7 Notes had not yet been issued) and the amendment expressly acknowledges that the collateral pledged to Bank of Montreal will also secure these Notes. Similarly, the Wachovia Credit Agreement was amended

----------
(10) Amended and Restated 1994 MEIP Credit Agreement Among Loewen Management Investment Corporation, in its Capacity as Agent for Loewen Group International, Inc., The Loewen Group, Inc., the Banks listed therein, and Wachovia Bank of Georgia, N.A., as Agent, as Amended and Restated as of May 15, 1996.

(11) Second Amended and Restated Credit Agreement Dated as of March 27, 1998 Among Loewen Group International, Inc., The Loewen Group, Inc., the Lenders named therein, and Bank of Montreal, as L/C Issuer, Swing Line Lender and Administrative and Syndication Agent.

on May 1, 1998 and the amendment likewise acknowledges that the collateral for the MEIP obligation would also secure the Series 3 and 4 Notes and the PATS (again the Series 6 and 7 Notes had not, as of that time, been issued). Thus, these lenders undoubtedly believed that the Series 3 and 4 Notes, and the PATS were covered by the Collateral Trust Agreement, and agreed to amend their facilities with the express understanding that these notes were secured on a pari passu basis by the same collateral.

         In addition to the covenants, both Credit Agreements contained reporting requirements that put the lenders on notice of all outstanding debt, including the debt in question. The Credit Agreements required TLGI and LGII to deliver to the lenders annual audited reports and quarterly unaudited reports as well as all other reports and documents filed with the United States Securities and Exchange Commission, the Ontario Securities Commission, the Toronto Stock Exchange, and the British Columbia Securities Commission. To our knowledge, TLGI and LGII complied with the Credit Agreements' reporting requirements throughout the prebankruptcy term of the Credit Agreements, and thus the lenders were directly informed of the additional issuances of secured debt.

         The holders of the Series 1 and 2 Notes were also informed that, if collateral was provided to secure the notes (because it was provided to Bank of Montreal), the notes would share that collateral pari passu with other senior indebtedness, which could include additional indebtedness. This information was disclosed in the prospectus for the Series 1 and 2 Notes. Additionally, State Street Bank and Trust Company, formerly Fleet National Bank ("State Street"), was the indenture trustee for the Series 1 and 2 Notes, as well as the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS. State Street's representative, Michael Hopkins, acted on State Street's behalf in all four cases, and State Street was represented by the same law firm in each case. State Street has also filed proofs of claims in the Companies' chapter 11 cases on behalf of the Series 1 and 2 Notes, the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS. Thus, State Street, as the representative of the Series 1 and 2 Noteholders, had actual knowledge of the intent to secure the notes at issue. The prospectus for the Series 5 Notes similarly disclosed that the Series 5 Notes would be secured on a pari passu basis with other senior debt and that senior secured debt included the Series 3 and 4 Notes and could include additional debt.

         Although the Collateral Trust Agreement contemplated registration of additional series of debt with the Collateral Trustee, it appears that, before the Petition Date, no party to the CTA ever reviewed the Secured Indebtedness Register or the contents of any Additional Secured Indebtedness Registration Statement in the possession of the Collateral Trustee. In addition, no party appears to have been aware of any potential problem regarding the submission of registration statements until well after the Petition Date.

         As of the Petition Date, the Collateral Trustee's records apparently did not contain the Additional Secured Indebtedness Registration Statements for the Series 6 and 7 Notes, and the PATS.(12) In this regard, the Collateral Trustee apparently kept no actual register or ledger containing the relevant information, as arguably required by the terms of the Collateral Trust

----------
(12) It appears that there may be other executed Additional Secured Indebtedness Registration Statements that are not contained in the Collateral Trustee's records. A registration statement signed in connection with a Bank of Montreal letter of credit facility under which Bank of Montreal on July 16, 1996 issued two letters of credit to
         LGII: (i) in favor of 2847 Wilson Blvd., Inc., in the maximum stated amount of $2,662,192.28 and (ii) in favor of Steven E. Wooddell and Mary R. Wooddell, in the maximum stated amount of $2,536,352.09 was executed but does not appear in the Collateral Trustee's files. The letters of credit were guaranteed by TLGI. Likewise, a registration statement signed in connection with an interest rate call option facility, dated September 25, 1997, with respect to the PATS between LGII and Union Bank of Switzerland ("UBS") is not included in the Collateral Trustee's records. This facility was also guaranteed by TLGI. Neither Bank of Montreal nor UBS has asserted that either of these facilities is secured, and the proofs of claim filed by each designate the claims as unsecured.

Agreement, but rather simply maintained all registration information it received, both from the original closing of the Collateral Trust Agreement and with respect to Additional Secured Indebtedness, in a file in its office. Moreover, the Additional Secured Indebtedness Registration Statements for the Series 3 and 4 Notes, despite stating that the original outstanding principal amount of the debt was $350 million, indicated a current outstanding principal balance for that series of zero.

         Similarly, the original proof of claim filed by the Collateral Trustee in LGII's bankruptcy case, which purported to attach all of the Additional Secured Indebtedness Registration Statements that were delivered to the Collateral Trustee, included no registration statements for the Series 6 Notes, the Series 7 Notes, or the PATS, and included the registration statement with the incorrect outstanding principal balance for the Series 3 and 4 Notes.(13) The Collateral Trustee has since filed a motion to amend its proof of claim to include the correct registration statement for the Series 3 and 4 Notes and the registration statements for the Series 6 and 7 Notes, and the PATS. This motion has not been served on creditors and is not being pursued by the Collateral Trustee at the present time.

                         FACTUAL INVESTIGATION INTO THE
                    SECURED STATUS OF THE UNREGISTERED NOTES

         The Companies' counsel, Jones, Day, Reavis & Pogue, investigated the circumstances underlying the absence from the Collateral Trustee's files of any Additional Secured Indebtedness Registration Statements for the Series 6 and 7 Notes, and the PATS, and the misstatement of the outstanding principal amount on the Additional Secured Indebtedness Registration Statement for

----------
(13) The original proof of claim also includes registration statements for the Series 5 Notes, and for loans by Loewen Luxembourg (No. 1) S.A. ("Lux 1"), including a registration statement reflecting that Lux 1 had received an assignment of the existing intercompany loan from Loewen Finance (Wyoming), LLC to LGII. The Lux 1 loans are classified as Class D indebtedness.

the Series 3 and 4 Notes. The following discussion reflects the results of that investigation. Most of the involved parties, however, were interviewed only on an informal basis and did not provide testimony under oath. Further, most of the involved parties had difficulty recalling the details of these transactions. Thus, this factual discussion must be considered to be only non-binding background material.

         Jones Day interviewed informally:

         - Winnie Tse (Borden Ladner & Gervais), counsel for the Companies, who participated in drafting the Collateral Trust Agreement;

         - Michelle Johnson and William O'Brien (Thelen Marrin Johnson & Bridges LLP (now Thelen, Reid & Priest)), counsel for the Companies, who represented the Companies in issuing all of the involved notes;

         - Michael Hopkins, a representative of State Street (successor to Fleet National Bank of Connecticut), which served as indenture trustee on all of the involved notes;

         - Sue Ann Dillport (Davis Polk & Wardwell), counsel who represented Salomon Brothers as underwriter of the Series 3 and 4 Notes, and the Series 6 and 7 Notes; and

         - C. Thomas Kunz and Paul Roberts (Skadden, Arps, Slate, Meagher & Flom), counsel who represented UBS as underwriter of the PATS.

         Some of these individuals also informally provided Jones Day with copies of various documents involved in the transactions: These documents included drafts of the CTA, correspondence related to the transactions, and closing materials. Paul Roberts also provided a print-out reflecting a charge for a car he initially recalled using to deliver to the Collateral Trustee the Additional Secured Indebtedness Registration Statement for the PATS.

         Jones Day also took testimony from three representatives of Bankers Trust in a Bankruptcy Rule 2004 examination: Kevin Weeks, who served as Corporate Account Manager from February 1997 until March 1998; Marc Parilla, who served as Corporate Account Manager from March 1998 until February 2000; and Stanley Burg, who is one of two Default Workout Officers handling the Loewen matter. Pursuant to the court order authorizing the 2004 examination, Jones Day received documents responsive to a formal document request from Bankers Trust. Jones Day has since received additional documents from counsel for Bankers Trust, Michele Ross, formerly of Kramer, Levin, Naftalis & Frankel LLP.

I.       THE CTA DRAFT CHAIN

         The CTA is a complex agreement that was negotiated at length. Parties who participated in the negotiation and drafting of the CTA were the Companies, Bankers Trust, Bank of Montreal, Wachovia, and holders of the Series A through E Notes. Although the draft chain is lengthy, two facts stand out.

         First, a draft of the entire CTA contains handwritten "KLN&F(14) comments May 1, 1996." The registration provisions that appear in Section 2.5 of the final CTA appear in Section 2.3 of the May 1 draft. Section 2.3 twice refers to sending an Additional Secured Indebtedness Registration Statement for "acceptance and recording" in the register. In Kramer Levin's handwritten notes, both references to "recording" are circled, and the accompanying note asks:
"What is this intended to mean?" (Doc. No. MR 03018.) In the final version of the CTA, the word "recording" has been changed to "registration."

         Second, on May 3, 1996, Michele Ross (of Kramer Levin) sent her comments on the form Additional Secured Indebtedness Registration Statement to Winnie Tse (of Borden & Elliott) and David Graybeal and William O'Brien, Jr. (both of Thelen Marrin). The draft form refers to "acceptance and recordation" of the registration statement. Ross circled the word "recordation"

----------
(14) "KLN&F" is a reference to Kramer, Levin, Naftalis & Frankel LLP, counsel for Bankers Trust.

and asked: "Again same question. Is this supposed to be filed or do you add it to the register?" (Doc. No. MR 03007.) The word "recordation" remained unchanged in the final version of the form attached to the CTA.

         The draft chain thus suggests that the parties focused on the registration requirement. The substance of any discussions on that point may warrant additional inquiry.

II.      THE SERIES 3 AND 4 NOTES

         The Series 3 and 4 Notes were issued on October 1, 1996, and the closing took place on October 4, 1996 at the law firm of Davis Polk & Wardwell. A team at Thelen Marrin Johnson & Bridges LLP (now Thelen, Reid & Priest) (counsel for the Companies), including senior associate Carissa Coze and junior associate David Higley, prepared the notes under the supervision of partner Michelle Johnson. Davis Polk partner Dean Leonard (now retired), along with Of Counsel Sue Ann Dillport and associate Tracy Kimmel, served as underwriter's counsel.

         Counsel for the Companies, Johnson, drafted the original Additional Secured Indebtedness Registration Statement. Copies of the drafts were then faxed to various parties as described below.

                  - On October 1, 1996, Johnson's associate Coze sent the draft to Collateral Trustee's counsel Michele Ross (Kramer, Levin), State Street's counsel Bruce Lutsk (Reid & Reige), and State Street's representative, Michael Hopkins, for comments. That draft reflected an outstanding principal balance for each series of $0. Counsel for the Collateral Trustee, Ross, responded the same day with comments on the draft.

                  - On October 2, counsel for the Companies sent a revised draft, along with copies of the Board of Directors' resolutions authorizing each series and designating each series as secured indebtedness under the CTA, to counsel for the Collateral Trustee. The revised draft reflected the correct outstanding principal balance of $350 million.

                           Michele Ross, counsel for Bankers Trust, produced a copy of that draft from her files.

                  - On October 3, Johnson appears to have faxed to Davis Polk another version of the Additional Secured Indebtedness Registration Statement that contained certain black-lined revisions to the text of the document and again accurately reflected an outstanding principal amount of $350 million (which amount was not black- lined). Michele Ross also produced a copy of that document from her files.

                  - On October 4, Johnson sent counsel for the Collateral Trustee and Terrence Rawlins at the Collateral Trustee an executed signature page of the revised version of the registration statement. This fax included only the signature page. She also sent them the certified resolutions of the boards of directors approving the notes.

         The Additional Secured Indebtedness Registration Statement appears on the closing checklist prepared by Davis Polk, which was (as is typical of underwriter's counsel) running the closing. The document included in the closing book as the Additional Secured Indebtedness Registration Statement, dated October 4, 1996, reflects an outstanding principal balance of $350 million. Somehow -- no one seems to know how -- the Bankers Trust file contains a different version of the registration statement. That version is comprised of the first page of the old draft with the outstanding principal amount of $0, appended to the executed page for the October 4 draft. This is evident from the fax lines for each page. The first page contains two October 1, 1996 fax lines that indicate that it was initially sent from Thelen Marrin to Kramer Levin, counsel for the Collateral Trustee, and thereafter from Kramer Levin to Bankers Trust. The executed signature page likewise contains two fax lines indicating that on October 4, 1996 the page was sent by underwriters' counsel, Davis Polk, to Thelen Marrin and, later on the same day, sent by Thelen Marrin to the Collateral Trustee and its counsel, Kramer Levin.

         William O'Brien, a partner of Johnson's who attended the closing on behalf of the Companies, does not recall any discussion at the closing regarding the mechanics of filing the closing documents. So far as he can recall, the closing documents were simply left on the table at Davis Polk at the end of the closing. Johnson likewise recalls no discussion about registration. State Street's representative, Michael Hopkins, also could not recall any discussion of the mechanics of filing the registration statement. Counsel for the underwriter, Dillport, similarly has no recollection of any specific understanding regarding who would file particular documents.

III.     THE SERIES 6 AND 7 NOTES

         The Series 6 and 7 Notes were issued on May 21, 1998, and the closing took place on May 28, 1998 at the law firm of Davis Polk & Wardwell. A team at Thelen Marrin, counsel for the Companies, again operating under the supervision of partner Michelle Johnson, including associates Christopher Ing, Carissa Coze, and Kelly Canady, drafted the notes and revised the Additional Secured Indebtedness Registration Statement. Dillport, of Davis Polk, again served as underwriter's counsel.

         Davis Polk's closing checklist used to identify all of the documents to be executed at the closing does not include an Additional Secured Indebtedness Registration Statement. On the day of the closing, counsel for the Companies, Johnson, realized that the document had been omitted and asked her associate Canady to prepare an Additional Secured Indebtedness Registration Statement. Canady drafted one and faxed it around. Thus, the Additional Secured Indebtedness Registration Statement appears in the closing volume with a fax line of May 29, 1998, although it is dated May 28, 1998. On May 29, 1998, Canady sent the Additional Secured Indebtedness Registration Statement to Hopkins at State Street and Dwight Hawes at the Companies for their signatures. On June 1, Canady sent the signed document to a paralegal at Davis Polk, Martina

Skobic, with (according to counsel for the Companies, Johnson) the expectation that Davis Polk would submit the document to the Collateral Trustee.

         Neither Johnson nor O'Brien (Johnson's partner who again attended the closing) or underwriter's counsel, Dillport, recalls any discussion before or during the closing regarding who would file the registration statement. Moreover, no one claims to have delivered either drafts or the final versions of the registration statements to Bankers Trust or its counsel.

IV.      THE PATS

         The PATS were issued on September 25, 1997, and the closing took place on September 30, 1997 at the law firm of Skadden, Arps, Slate, Meagher & Flom. There apparently was no closing checklist for this transaction. Counsel for the Companies, Johnson, prepared and delivered two Additional Secured Indebtedness Registration Statements to the closing. An April 9, 1998 fax(15) from Johnson's associate Canady to Scott Jaffe and Paul Roberts at Skadden Arps, underwriter's counsel, outlines the procedures that Skadden was to follow in having the Additional Secured Indebtedness Registration Statements signed. The registration statements appear in the closing book.

         In Jones Day's informal interview, Paul Roberts, an associate at Skadden, indicated that he remembered taking the executed registration statements to Bankers Trust the day after the closing. Skadden's computer records reflect that Roberts took a car at 8:23 that morning and made one stop, but do not indicate where he went. Roberts stated in his informal interview that

--------
(15) Why this fax memorandum, which purports to attach documents for the September 30, 1997 closing, bears a date almost seven months after the closing is unclear. Johnson believes that the memorandum may have been used as a template for a subsequent transaction, and that the date may have inadvertently been changed in connection with that later transaction. Irrespective of the date on the fax, it does appear that executed registration statements were delivered to Skadden at or before the closing. This is supported by the fact that the page of the registration statement executed by UBS bears a fax legend of September 30, 1997.

he believed that he went to Four Albany Street, which is the address listed in the Collateral Trust Agreement. He said that he recalled a discussion with a woman at Bankers Trust (who, according to Roberts, was behind a "cage") where he dropped off the registration statements. Bankers Trust denies that there is any "cage" at Four Albany Street, but has indicated that there is a cage at its "Receipt and Deliveries" window at 123 Washington; Bankers Trust's main address is 130 Liberty. In his interview, Roberts stated that the woman behind the cage may remember him. He recalled that he received a receipt from Bankers Trust, although he was not able to locate it. He also indicated that he may have sent a copy to Canady at Thelen, but Johnson has not been able to locate any receipt.

         On September 15, 2000, following the circulation of the initial version of this memorandum, Skadden advised Jones Day that the information previously provided by Roberts was incorrect, and that Skadden wished to withdraw that information. Based on Skadden's further internal investigation, Roberts now believes that the trip that he recalled to Bankers Trust did not occur in October 1997 in connection with the PATS, but rather occurred in May 1998 in connection with an unrelated transaction. According to Skadden, Roberts believes that he has made only one trip to Bankers Trust, and Skadden has located documents pertaining to the deal for which that trip occurred. Skadden has further indicated that Roberts' revised recollection is confirmed by his effort to make a luncheon appointment on the day that he went to Bankers Trust with a former Skadden associate who had joined Bankers Trust; that associate did not leave Skadden until February 1998. Skadden has been unable to locate information on the destination of Roberts' car trip on October 1, 1997. As a result of its further internal investigation, Skadden states that there is no reason to believe that the firm assumed the duty or responsibility for delivering the registration statements relating to the PATS to Bankers Trust.

         V.       THE COLLATERAL TRUSTEE'S RECORDKEEPING SYSTEM

         At a Bankruptcy Rule 2004 examination, representatives of Bankers Trust testified about the Loewen Group Collateral Trust Agreement Account. Kevin Weeks oversaw the account from February 1997 until March 1998. He testified that he did not recall a particular file or log designated as the Secured Indebtedness Register. Rather, any Additional Secured Indebtedness Registration Statements that were received were simply added to the general Loewen Collateral Trust Agreement account files. Marc Parilla, who oversaw the account from March 1998 until February 2000, testified that he recalled a particular sub-file designated as the Secured Indebtedness Register. Any Additional Secured Indebtedness Registration Statements that were received were placed into this sub-file. According to Parilla, the attachments to Bankers Trust's original proof of claim include all of the Additional Secured Indebtedness Registration Statements that were in Bankers Trust's file on the Petition Date.

         After the 2004 examination, Bankers Trust supplied a documentary history of trust, which appears to catalog all of the sub-files in the Loewen Group Collateral Trust Agreement Account File. According to that history of trust, files entitled "Secured Indebtedness Register" and "Additional Secured Indebtedness Registration Statement" were opened only after the Petition Date, on April 14, 2000. There is, however, a file titled "Schedule of Additional Secured Indebtedness," which was opened on October 3, 1996. Because the history of trust was received after the 2004 examinations were completed, Jones Day did not ask about this chronology during the Rule 2004 examinations. Bankers Trust's counsel has since explained informally that Marc Parilla gathered the attachments to the original Proof of Claim from the file that had been opened on October 3, 1996.

         All of the representatives of Bankers Trust agreed that, before the date of the Companies' chapter 11 filings, no party had examined, or been told orally about, the contents of any file containing the Additional Secured Indebtedness Registration Statements. Wachovia has indicated, however, that it attempted to review the Bankers Trust file prior to the Petition Date, but that it was not provided access to the file.

         Following the 2004 examination, Jones Day asked Bankers Trust to check the following items: (i) who was behind the Receipt and Delivery Window on the key dates; (ii) whether there is a receipt or a computer record of receipts evidencing the receipt of documents at the Delivery Window; and (iii) whether Bankers Trust has any policy manual addressing when receipts are generated for items received.

         Bankers Trust has since responded that it has no receipt for the PATS registration statement. Further, Bankers Trust has indicated that, although it maintained a paper log (and not a computer log) from 1996 through 1998 in which the receipt of documents other than securities was recorded, that log was discarded every few months. Thus, the log for the 1996 through 1998 time period no longer exists. Finally, Bankers Trust has indicated that it has no written policy relating to issuing receipts at the Receipt and Delivery Window.

VI.      DISCOVERY OF REGISTRATION ISSUES

         Counsel for Bankers Trust, Ross, reported that until State Street filed its proof of claim, Bankers Trust had no knowledge of the Series 6 and 7 Notes or the PATS. Marc Parilla, of Bankers Trust, double-checked the contents of the Secured Indebtedness Register file in July 1999, but he was not then aware of any problem. Bankers Trust may have first learned about the issue when the Companies issued a press release raising the subject on April 7, 2000.

         Hopkins, the representative of State Street, indicated that until the bankruptcy cases were filed, State Street had no idea that there was any question regarding the registration statements. Underwriter's counsel, Dillport, became aware that there was a problem with the registration statement for the Series 6 and 7 Notes in March or April 2000, when she received a request from State Street for a copy of the closing documents. She apparently first became aware of the $0 principal amount in the Collateral Trustee's copy of the Series 3 and 4 Notes registration statement during Jones Day's interview with her.

                                    ANALYSIS

         As an initial matter, the question whether the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS are entitled to the benefits of the Collateral Trust Agreement should not turn on an analysis of attachment and perfection under the Uniform Commercial Code. There is no current dispute that the lien granted to the Collateral Trustee by the Pledgors was properly created and perfected. Rather, the relevant questions are: (1) as a matter of contract interpretation, which parties are entitled to the benefits of the Collateral Trust Agreement; (2) whether applicable contract and equitable doctrines could affect the results of the contract interpretation analysis; and (3) whether other legal principles are applicable to the issue, including whether sections 544, 546, and 549 of the Bankruptcy Code apply and may be used as a basis to permit postpetition registration of the affected debt or to otherwise alter the outcome of the contract interpretation and legal analyses. Each of these questions is discussed below.

I.       CONSTRUCTION OF THE COLLATERAL TRUST AGREEMENT

         A.       ANALYTICAL FRAMEWORK

                  1.       GOVERNING LAW

         Section 13.5 of the Collateral Trust Agreement provides that the Collateral Trust Agreement "shall be governed by and construed in accordance with the laws of the State of New York (without reference to any conflict or other choice of law or rules which might otherwise apply, except General Obligations Law Section 5-1401)." Under Section 5-1401 of the New York General Obligations Law, the parties to a contract relating to obligations arising out of a transaction covering in the aggregate of not less than $250,000 may agree that New York law will govern the agreement, whether or not the agreement bears a reasonable relation to New

York. In addition, courts applying New York law in cases construing similar choice-of-law provisions have given effect to the parties' choice of New York law to govern their contracts. See, e.g., Broad v. Rockwell International Corporation, 642 F.2d 929, 946 (5th Cir. 1981) (en banc)(construing an indenture); Tucker Leasing Capital Corp. v. Marin Medical Management, Inc., 833
F. Supp. 948, 955 (E.D.N.Y. 1993) (construing a guaranty). Therefore, a court interpreting the Collateral Trust Agreement almost certainly will give effect to
Section 13.5 and construe the Collateral Trust Agreement under New York law.

                  2.       JUDICIAL STANDARD OF INTERPRETATION

         Under New York law, courts will interpret written contracts to give effect to the intention of the parties as expressed in the unequivocal language the parties employed. Broad, 642 F.2d at 946. The parties' intent is determined not by examining extrinsic sources, but by looking within the four corners of the document. See WWW Associates v. Giancontieri, 77 N.Y.2d 157, 162 (N.Y.
1990). Courts will not accept extrinsic evidence of the parties' intent where consideration of the contract as a whole resolves an ambiguity created by one clause of the agreement. See Hudson-Port Ewen Associates v. Chien Kuo, 78 N.Y.2d 944, 944 (N.Y. 1991). Courts will attempt to reconcile all parts of a contract, if possible, to give consistency to the contract. Broad, 642 F.2d at 947.

         The words and phrases used in a contract are interpreted according to their plain meaning, and courts will not "rewrite" or "reinterpret" contractual language when the language is clear and unambiguous on its face. E.g., Broad, 642 F.2d at 947; Laba v. Carey, 327 N.Y.S.2d at 618; CCG Associates I v. Riverside Associates, 556 N.Y.S.2d 859, 862 (App. Div. 1990). To decide whether a part of an agreement is ambiguous, courts will examine the entire contract:
Particular words and phrases should be considered within the context of the complete agreement. "Form should not prevail over substance and a sensible meaning of the words should be sought." Kass

v. Kass, 91 N.Y.2d 554, 566 (N.Y. 1998), quoting Atwater & Co. v. Panama R.R. Co., 246 N.Y. 519, 524 (N.Y. 1927). The whole contract must be considered when deciding between possible interpretations of an ambiguous term. The favored interpretation will be the one that best accords with the remainder of the contract and makes every part of the contract effective. Broad, 642 F.2d at 947. A court will not adopt an interpretation of a clause that will leave another provision of the contract without effect. Laba v. Carey, 29 N.Y.2d 302, 308 (N.Y. 1971).

         Accordingly, the Collateral Trust Agreement should be analyzed by its terms, and one should look to extrinsic sources only if the language of the Collateral Trust Agreement is ambiguous and cannot be resolved by looking at the contract as a whole.

         B.       INTERPRETATION

         The Collateral Trust Agreement is potentially subject to two competing interpretations. The first interpretation holds that registration of additional indebtedness with the Collateral Trustee is a prerequisite to participation in the benefits of the CTA. The other interpretation holds that registration is merely an administrative aid to the Collateral Trustee that has no effect on a party's rights under the CTA. Each interpretation is discussed in detail below, followed by an analysis of their relative merits.

                  1.       REGISTRATION REQUIREMENT NECESSARY TO OBTAIN
                           BENEFITS(16)

         The first sentence of Article II of the Collateral Trust Agreement provides:

                  The aggregate principal amount of indebtedness which may be secured under this Collateral Trust Agreement at any time is unlimited, but indebtedness shall be Secured Indebtedness only upon and subject to the conditions set forth in this Article. (CTA Section 2.1 (emphasis supplied).)

--------
(16) Attached as Exhibit B is a compilation of the principal provisions of the Collateral Trust Agreement that support the "registration" interpretation of the CTA.

Under this language, additional indebtedness becomes "Secured Indebtedness" only upon satisfying the conditions set forth in Article II of the Collateral Trust Agreement. Sections 2.3 and 2.5 of the Collateral Trust Agreement then set forth a registration scheme. Section 2.3 requires the Collateral Trustee to maintain a register, called the Secured Indebtedness Register. The Collateral Trustee is required to enter contact information for each Secured Party Representative, the original principal amount of the related secured indebtedness and any commitment amount. The Collateral Trustee is also required to note in the Secured Indebtedness Register any changes, additions, or deletions to this information upon receiving written notice from a registered Secured Party Representative or, in certain circumstances, a Company. The Collateral Trustee is required to make the Secured Indebtedness Register available for inspection by any Secured Party Representative at the Collateral Trustee's offices in New York City during normal business hours and with reasonable prior notice. The CTA contains no other provision that permits any other party access to the Secured Indebtedness Register.

         Section 2.5 sets forth a detailed process by which Additional Secured Indebtedness Registration Statements are delivered to and accepted by the Collateral Trustee for registration. The second sentence of Section 2.5(1) states that "[t]o become a Secured Party Representative [under the Collateral Trust Agreement]" a representative or holder of "proposed Additional Secured Indebtedness under Section 2.4(1)(i), (ii) or (iii) . . ."must deliver to the [Collateral] Trustee, for acceptance and registration in the Secured Indebtedness Register, an Additional Secured Indebtedness Registration Statement
 . . . duly executed by such prospective representative or holder . . . ."
(emphasis supplied). Under the first sentence of Section 2.5(1), it is necessary to become a Secured Party Representative to "be entitled to the benefits of the security interests in the Collateral as set out [in the Collateral Trust Agreement] and in the other Collateral Documents." By negative implication, these provisions suggest that a representative or holder's failure to register prevents that representative or holder from availing itself of the benefits of the security interests in the Collateral.

         In addition, the final sentence of Section 2.5(2) provides that to "have the benefits of Additional Secured Indebtedness" under the Collateral Trust Agreement, increases in commitment amounts, principal amounts, and guaranties of indebtedness must have been registered.(17) Again, by negative implication, this provision indicates that a failure to register an increase in principal amounts of indebtedness deprives such increase of the benefits of Additional Secured Indebtedness. Because indebtedness incurred after the closing date of the Collateral Trust Agreement must be Additional Secured Indebtedness to become Senior Secured Indebtedness that is entitled to the benefit of the collateral granted under Section 3.1, it follows that registration is required to benefit from the collateral under the Collateral Trust Agreement.

         Further, Additional Secured Indebtedness Registration Statements must be substantially in the form of Exhibit A to the Collateral Trust Agreement. (CTA Section 2.5(1)). That form provides:

                  By executing and delivering this Additional Secured Indebtedness Registration Statement and, upon the acceptance and recordation hereof by the Trustee in accordance with
                  Section 2.3 of the Collateral Trust Agreement, ____________ (the "Secured Party Representative") hereby agrees on behalf of itself and the Holders it represents to be bound by all the terms and provision of the Collateral Trust Agreement applicable to a Holder and a Secured Party Representative, as
                  applicable, of Secured Indebtedness. . . .

--------
(17) By its terms, Section 2.5(2) applies only to the initial secured indebtedness under the CTA; i.e., the 1996 Credit Facility, the MEIP facility, the credit agreements with Royal Bank of Canada and Dresdner Bank Canada, the Series A through E Notes, the Series 1 and 2 Notes, and the intercompany loan from Loewen Finance (Wyoming) LLC to LGII. Additionally, Section 2.5(2) does not specify whether the phrase "principal amounts" refers to original principal amounts or outstanding principal amounts. The form of Additional Secured Indebtedness Registration Statement to be filed in connection with Additional Secured Indebtedness includes blanks for both original and outstanding principal amounts.

                  The undersigned Companies and the Secured Party Representative each hereby confirms that (i) the Secured Party Representative represents Holders of Additional Secured Indebtedness, (ii) furnished herewith is a true and complete copy of [GIVE TITLE(S), DATE(S) AND PARTIES OF THE AGREEMENTS UNDER WHICH THE INDEBTEDNESS HAS BEEN (OR IS TO BE) INCURRED] which shall, upon acceptance and registration of this Statement pursuant to section 2.5 of the Collateral Trust Agreement, be incorporated in the definition of "Financing Agreements"(18) for the purposes of the Collateral Trust Agreement. . . . (Emphasis added.)

         Thus, based on this language in the form of Additional Secured Indebtedness Registration Statement, which language appears in all the Additional Secured Indebtedness Registration Statements executed by the parties, indebtedness is not covered by the CTA until the statement is accepted by the Collateral Trustee and registered or recorded in the Secured Indebtedness Register.

         Finally, Section 3.1 of the Collateral Trust Agreement provides that the security interest is granted to the Collateral Trustee "for the equal and ratable benefit of all Senior Secured Parties." Under Section 1.1 of the CTA, "Senior Secured Parties" means, among others, Class C Secured Parties (CTA
Section 1.1(104)), which, in turn, means "each Holder of Additional Secured Indebtedness (if any), which Additional Secured Indebtedness is designated as Class C Secured Indebtedness pursuant to Section 2.6, and their Secured Party Representatives." (CTA Section 1.1(22) (emphasis supplied).) "Holder" is then defined as:

                  [A]ny person who holds Secured Indebtedness and any successor to or assignee from such a holder of such Secured Indebtedness; provided that in the case of a Holder of Additional Secured

----------
(18) "Financing Agreements" are defined in the Collateral Trust Agreement as the Note Agreements, the 1996 Credit Agreement, the MEIP Credit Agreement, the RBC Credit Agreement and the Dresdner Credit Agreement, the LFW Loan Agreement, and any and all other agreements which by the provisions of any Additional Secured Indebtedness Registration Statement are incorporated in the definition of "Financing Agreements."

                  Indebtedness, its Secured Party Representative(19) shall have become a Secured Party Representative hereunder pursuant to
                  Section 2.5 (CTA Section 1.1 (52) (emphasis supplied).)

Accordingly, pursuant to Section 3.1, the lien is granted for the benefit of parties who must have registered with the Collateral Trustee.

         Before the Petition Date, registration statements for the Series 6 and 7 Notes, and the PATS were apparently not delivered to the Collateral Trustee. Thus, under this interpretation, holders of those notes would not be entitled to the benefits of the security interests in the collateral. In contrast, a registration statement for the Series 3 and 4 Notes was on file with the Collateral Trustee, but that statement reflects an outstanding principal balance of zero (although it likewise states in the same sentence that the original principal balance was $350 million). Further, there is no registration statement contained in the Secured Indebtedness Register evidencing an increase of that outstanding principal amount. Applying the registration interpretation, it could be argued that the entire outstanding principal amount of the Series 3 and 4 Notes would not be entitled to the benefits of Additional Secured Indebtedness.(20)

         This argument seems inconsistent, however, with Section 2.3, which specifies that the Secured Indebtedness Register must include the original principal amount, not the outstanding

--------
(19) "Secured Party Representative" is defined to include "any agent, trustee or like representative of any Holder(s) which is designated a Secured Party Representative for such Holder(s) in . . . the related Additional Secured Indebtedness Registration Statement."

(20) It could also be argued that no registration statement was ever delivered to the Collateral Trustee since the registration statement that appears in the Collateral Trustee's files is not the same registration statement that was executed and included in the closing binders. Whether or not the statements are the same, however, because a registration statement appears in the Collateral Trustee's file, the Collateral Trustee must necessarily have received and accepted delivery of that registration statement.

balance.(21) Accordingly, the somewhat better argument appears to be that the registration statement for the Series 3 and Series 4 Notes did comply with the registration requirements of the CTA because it contains the correct original principal balance, and that original principal amount was never thereafter increased.

         This argument is further supported by the fact that the Collateral Trust Agreement, by its terms, appears to anticipate that increases in the outstanding principal amounts could occur after the delivery of registration statements. Section 11.2 of the CTA provides that, following receipt of an Enforcement Order, the Collateral Trustee shall request the Companies to deliver to the Trustee a statement setting forth the amount of senior debt outstanding. The Trustee is also required to deliver a similar request to each Secured Party Representative. Thus, the CTA seems to contemplate enforcement actions based on outstanding principal amounts that differ from the amounts set forth in the registration statements. Similarly, Section 12.1 provides that the Companies will provide the Collateral Trustee with a written statement of the outstanding amount of each Senior Secured Party's senior secured indebtedness within one business day of the receipt of a written request from the trustee. Again, the CTA seems to contemplate that outstanding principal amounts may change from the amounts set forth in the Additional Secured Indebtedness Registration Statements. Conversely, it could be argued that these provisions merely contemplate that outstanding principal amounts may decrease over time and that increases in such amounts, nonetheless, require registration.

--------
(21) An additional problem in asserting that the outstanding principal amount of additional indebtedness must be correctly registered is that the CTA could have been used to secure additional revolving credit debt. In that case, it would be difficult to argue that a registration statement would be required each time an increase in the revolver balance occurred.

         In addition, Section 2.3 provides that entries in the register "shall be conclusive and binding for all purposes, absent manifest error." (Emphasis supplied.) According to Black's Law Dictionary, manifest is defined as "evident to the senses, especially to the sight, obvious to the understanding, evident to the mind, not obscure or hidden, and is synonymous with open, clear, visible, unmistakable, indubitable, indisputable, evident and self-evident." Courts have similarly defined manifest error as error that is obvious or clear. See Bank One Texas v. FDIC, 16 F. Supp. 2d 698, 713 (N.D. Tex. 1998) (using Black's Law Dictionary and concluding that manifest error is an obvious mistake or departure from the truth); Magee v. Magee, 661 So. 2d 1117, 1129 (Miss. 1995) (quoting Black's Law Dictionary and concluding that manifest error is error that is "unmistakable, clear, plain or indisputable"). In the case of the Series 3 and 4 Notes, it could be argued persuasively that the registration statement's reference to a zero outstanding principal balance in connection with a public offering of $350 million in notes is a clear and obvious mistake.(22) This mistake also should have been obvious to the Collateral Trustee on the basis that its counsel at the same time had drafts of the registration statement, which reflected an outstanding principal balance of $350 million. Thus, for these two reasons, even if the "registration" interpretation of the CTA is adopted by a court, a court could conclude that the Series 3 and 4 Notes are properly registered.

--------
(22) This "manifest error" exception would appear to have no application to the Series 6 and 7 Notes, and the PATS because it applies to entries in the Secured Indebtedness Register. In contrast to the Series 3 and 4 Notes, the Collateral Trustee apparently had no information at all regarding the Series 6 and 7 Notes, or the PATS.

                  2.       REGISTRATION NOT NECESSARY TO OBTAIN BENEFITS(23)

         Section 3.1 of the Collateral Trust Agreement describes the obligations the collateral secures. Under that section, the security interest is granted to secure "the payment by the Obligors of the Senior Secured Indebtedness." (CTA
Section 3.1(B).) The key defined term, "Senior Secured Indebtedness," is defined under the Collateral Trust Agreement as Class A, Class B, or Class C Secured Indebtedness (CTA Section 1.1(102)), each of which, in turn, is defined substantially identically. the Companies designated the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS as "Class C Indebtedness" in the Companies' authorizing resolutions. "Class C Secured Indebtedness" is defined as:

                  all Obligations in respect of the indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class C Secured Indebtedness" on Schedule 1 and (if any) the Additional Secured Indebtedness designated as Class C Secured Indebtedness pursuant to Section 2.6. (CTA Section 1.1(21) (emphasis supplied).)

Accordingly, Class C Secured Indebtedness (and therefore Senior Secured Indebtedness), includes "Additional Secured Indebtedness" designated as Class C Secured Indebtedness under Section 2.6 of the Collateral Trust Agreement.

         As has been discussed above, indebtedness becomes Additional Secured Indebtedness through the operation of Section 2.4 (the designation process).(24)
Section 2.6 describes the

--------
(23) Attached as Exhibit C is a compilation of the principal provisions of the Collateral Trust Agreement that support the "non-registration" interpretation of the CTA.

(24) Section 2.4 authorizes the Companies, by resolutions of their directors, to designate certain types of indebtedness as Additional Secured Indebtedness, "entitled to the security hereby created." (CTA
         Section 2.4(1).) This language buttresses the nonregistration interpretation as it suggests that upon designation (and without registration) the debt becomes entitled to the security created by the CTA.

         On the other hand, the argument that compliance with Section 2.4 is all that is required
                                                                  (continued...)

classification process. Because neither of these sections specifically requires registration under Section 2.5 or otherwise, it is possible that indebtedness can become Additional Secured Indebtedness without having to satisfy the requirements of Section 2.5. The indebtedness at issue met the requirements of both Sections 2.4 and 2.6 and therefore should constitute Senior Secured Indebtedness secured by the security interest created by the Collateral Trust Agreement.

         Section 5.1, which sets forth the guaranty agreed to by each Pledgor Subsidiary, bolsters the non-registration interpretation as that section provides that: "Each Pledgor Subsidiary . . . unconditionally and irrevocably guarantees, to the fullest extent permitted by Applicable Law, the due and punctual payment . . . and performance of all Senior Secured Indebtedness of the Obligors." Thus, the guaranties apply to Senior Secured Indebtedness, which has no registration requirement. Finally, although not operative, one of the recitals to the Collateral Trust Agreement states, in pertinent part, that "all things necessary have been done and performed to make . . . additional indebtedness of [a Company] when designated by either company as provided herein as Additional Secured Indebtedness . . . entitled to the benefit of the Senior

----------
(24)     (continued...)
         for a party to become secured conflicts with the Collateral Trust Agreement's definition of "Senior Secured Indebtedness." For indebtedness to become Senior Secured Indebtedness, the indebtedness must satisfy two conditions: it must (i) constitute Additional Secured Indebtedness; and (ii) be classified under Section 2.6. Because there is no classification requirement or a cross reference to Section 2.6 in
         Section 2.4, it could be asserted that compliance with Section 2.4 alone is insufficient for indebtedness to become Senior Secured Indebtedness.

Lien."(25) (Recital 9(b) (emphasis supplied). Again, there is no reference to a registration requirement.

         Under this interpretation, holders of the unregistered (or, for the Series 3 and 4 Notes, potentially incorrectly registered) debt would enjoy the benefits of the Collateral Trust Agreement in the same manner as holders of registered indebtedness.

                  3.       ANALYSIS OF COMPETING ARGUMENTS

         Each of the interpretations described above is supported by certain provisions of the Collateral Trust Agreement. A court charged with interpreting the Collateral Trust Agreement, however, will not look at the agreement's individual provisions in a vacuum. Broad, 642 F.2d at 947. Rather, in construing the Collateral Trust Agreement, courts applying New York law are required to interpret the agreement in a way to read all provisions of the Collateral Trust Agreement together in a consistent manner if that interpretation is possible. Hudson-Port Ewen Assocs., 78 N.Y. 2d at 944.

                           a.       REGISTRATION IS CONSISTENT WITH THE
                                    PROVISIONS OF THE CTA

         Taking into account all of the provisions of the Collateral Trust Agreement, it is difficult to reconcile the "nonregistration" interpretation with the other parts of the agreement. The first instance of this is in Section 3.1, which provides not only that the security interest in the Collateral is granted to secure Senior Secured Indebtedness, but also that the security interest is granted to the Collateral Trustee "for the equal and ratable benefit of all Senior Secured Parties." As described above, the defined term "Senior Secured Parties," leads to the definitions of

----------
(25) In contrast, the immediately preceding recital states that "[e]ach of TLGI, LGII and the Pledgor Subsidiaries desires to grant security, the granting of which is provided for by this Collateral Trust Agreement, to the Trustee for the benefit of . . . any other party hereafter becoming a Holder of . . . Class Indebtedness, to secure all such Secured Indebtedness." (CTA Recital 8 (emphasis added).) By referring to Holder, this recital arguably indicates that security will be granted only to parties with registered debt.

"Holder" and "Secured Party Representative," each of which requires registration under Section 2.5 and therefore cannot be read in a consistent manner with the "nonregistration" interpretation of the Collateral Trust Agreement.

         Moreover, based on the references in Section 3.1 to Senior Secured Parties and Senior Secured Indebtedness, one may conclude either (i) that the security interest is granted to secure all Senior Secured Indebtedness of all holders, whether or not those holders have registered or (ii) that the security interest is granted to secure only Senior Secured Indebtedness that is held by holders who have registered.

         The "nonregistration" interpretation of the Collateral Trust Agreement adopts the first conclusion. This conclusion, however, leads to the contradictory result that, although all Senior Secured Indebtedness (whether or not the applicable holder has registered) is secured by the security interest in the collateral, the security interest is granted for the benefit of only those parties who have registered. It also conflicts with the proviso in the definition of Holder, which states that registration is a prerequisite to becoming a Holder. In contrast, the alternative conclusion (that only registered holders are covered) is consistent with all of the provisions of Section 3.1.

         This position is reinforced by Section 8.10 of the Collateral Trust Agreement. Under Section 8.10, distributions of proceeds of collateral are to be made by the Collateral Trustee to "the Secured Party Representatives on behalf of each Holder that they represent, respectively, in an amount equal to the
Senior Secured Indebtedness owing to each such Holder. . . . " (CTA Section 8.10
(emphasis supplied).) Proceeds are available only for "Holders," which as mentioned above are only those who have registered under Section 2.5. Moreover, although the definition of Senior Secured Indebtedness does not depend on registration under Section 2.5, distributions are limited to the amount of Senior Secured Indebtedness "owing to a Holder," which again relates back to the registration requirements of Section 2.5 of the Collateral Trust Agreement.

         These distribution procedures appear to be inconsistent with the "nonregistration" interpretation of the Collateral Trust Agreement. Under that interpretation, there would be a class of holders who have not complied with the registration requirement, but who nonetheless hold indebtedness that is secured under the Collateral Trust Agreement. Under the mechanics of Section 8.10, however, this class of holders would not be entitled to a distribution of the proceeds of collateral because (i) they do not have a Secured Party Representative and (ii) they are not Holders, as defined by the Collateral Trust Agreement. In contrast, under the "registration" interpretation, this provision can be reconciled. If a holder is not entitled to distributions, then the indebtedness of that holder must not have been secured in the first place.

         Further, Section 2.5(1) refers to indebtedness described in Section 2.4(1)(i), (ii), or (iii) as "proposed" Additional Secured Indebtedness. As discussed above, Additional Secured Indebtedness is defined simply as indebtedness that has satisfied the requirements of Section 2.4(1). The "proposed" language of Section 2.5(1), however, implies that further steps must be taken for that indebtedness to constitute Additional Secured Indebtedness. Moreover, Section 2.5(2) provides that to "have the benefits of Additional Secured Indebtedness" under the Collateral Trust Agreement, increases in commitment amounts, principal amounts, and guaranties of the initial secured indebtedness must have been registered. This language does not optionally provide for, but rather mandates, registration of increases in principal amounts of indebtedness. Mandatory registration for increases in principal amounts of the initial indebtedness is inconsistent with the "nonregistration" view that registration is not necessary for additional indebtedness.

         Finally, the "nonregistration" interpretation of the Collateral Trust Agreement cannot easily be reconciled with the registration requirements of
Section 2.5. One suggested reconciliation is that Section 2.5 is not an operative provision, but rather an administrative provision added to protect the Collateral Trustee and provide it with a record upon which it can rely with respect to the indebtedness secured under the Collateral Trust Agreement. Because indebtedness could be added after the closing date, the Collateral Trustee needed a mechanism to keep itself appraised of the identity of the beneficiaries under the Collateral Trust Agreement over the life of the agreement.(26) Similarly, it could be argued that registration was merely intended as the mechanism by which a Secured Party Representative could obtain the CTA lien to secure its costs and expenses and to provide the representative with a right to appoint members of an Enforcement Committee.

         On the other hand, merely labeling Section 2.5 as "administrative" does not mean that compliance with it is optional. Contracts often contain administrative provisions that can affect the substantive rights of the parties.27 Where the parties to a contract do not intend for administrative provisions to affect the rights of the parties, the contract typically says so.28 The Collateral Trust Agreement contains no such provision.

----------
(26) As an example, section 2.3 states that "[t]he [Collateral] Trustee may conclusively rely on the accuracy of the information certified to it by each Secured Party Representative and shall have no duty whatsoever to independently confirm its accuracy." (emphasis supplied).

(27) For example, credit agreements often require the borrower to give a notice of borrowing by a certain time to receive loan proceeds on that day. If the borrower fails to comply, then the lender is not required to lend on that day. This is an administrative function that affects the rights of the parties.

(28) A typical provision with respect to a register would read: "Any failure by a Holder or the Trustee properly to record any transaction on the register does not affect such Holder's or Trustee's rights under this Agreement."

         Further, interpreting Section 2.5 solely as an administrative provision is difficult to square with the structure of the Collateral Trust Agreement. One of the primary duties of the Trustee under the Collateral Trust Agreement is to distribute proceeds realized from exercising its remedies under the Collateral Trust Agreement. Not requiring registration is arguably inconsistent with this duty. An example is illustrative. If an Enforcement Event were to have occurred and the Collateral Trustee had liquidated the Collateral, then under Section 8.10, the proceeds are to be distributed to the Secured Party Representatives. If a holder of indebtedness had failed to register with the Collateral Trustee, then that holder would not be entitled to any of the proceeds. There is nothing in the Collateral Trust Agreement that would provide a remedy for such a holder. In view of this result the registration requirements appear to go beyond the province of "trustee protection" provisions.

         In sum, the "nonregistration" interpretation of the Collateral Trust Agreement is difficult to reconcile with various provisions of the CTA. Because a court interpreting the Collateral Trust Agreement is required to read all of its provisions consistently together, a court is less likely to adopt the "nonregistration" interpretation as the correct interpretation of the agreement. On the other hand, the competing "registration" interpretation is also not free from considerable litigation risk. As explained below, adoption of the "registration" interpretation also leads to inconsistencies and conflicts within the Collateral Trust Agreement.

                           b.       POTENTIAL COUNTERARGUMENT

         The registration interpretation of the CTA rests heavily on the definition of "Holder." This definition, however, poses several issues, especially in light of its interaction with the definition of Secured Party Representative and Section 2.5.

         When read together with the definition of Secured Party Representative, both definitions become circular because each term is used in defining the other term (e.g., a Secured Party

Representative is an agent of a Holder, while a Holder is a holder who has a Secured Party Representative). In addition to these circularities, the definition of "Holder" arguably conflicts with other provisions of the Collateral Trust Agreement:

         - First, if the definition of Holder requires a Secured Party Representative to register under Section 2.5, then the definition conflicts with the definitions of Secured Party Representative and Additional Secured Indebtedness Registration Statement. Under the definition of "Additional Secured Indebtedness Registration Statement," a representative becomes a Secured Party Representative by being designated in an Additional Secured Indebtedness Registration Statement. Under the definition of "Additional Secured Party Representative," an instrument becomes an Additional Secured Indebtedness Registration Statement by being in the form of Exhibit A to the Collateral Trust Agreement and being signed by the Companies and the related Secured Party Representative. Taken together, these definitions indicate that a representative can become a Secured Party Representative without having to register the registration statement. This would arguably conflict with the definition of "Holder," which mandates that a representative must become a Secured Party Representative under Section 2.5. It may also conflict with
                  Section 2.5 itself, which states that "to become a Secured Party Representative [under the Collateral Trust Agreement] each such representative" must register.


         - Section 2.5(1) states that agents or like representatives of Holders (or, if the Holders are unrepresented, the Holders themselves) "may become" Secured Party Representatives under the Collateral Trust Agreement by delivering a registration statement. But the second sentence of the definition of "Secured Party Representative" provides that a Holder who may be represented, but whose representative has not been designated in an Additional Secured Indebtedness Registration Statement, shall be the Secured Party Representative for itself. (CTA Section 1.1(100).) If this is true, then a conflict appears because Section 2.5(1) indicates that only representatives and unrepresented Holders can become Secured Party Representatives. The same problem exists within the definition of "Holder." The proviso in that definition states that a Secured Party Representative must have become a Secured Party Representative under Section 2.5, but Section 2.5 is silent as to a represented Holder who becomes its own Secured Party Representative under that definition.


         - Another issue arises from the capitalization of the word "Holder." The first sentence of Section 2.5(1) refers to a "Holder of any proposed Additional Secured Indebtedness." "Holder," however is defined to mean those who already have registered. A "holder" of proposed indebtedness should have a lowercase "h." A similar issue arises from the use of the word "holder" (with a lowercase "h") in the last sentence of Section

                  2.5(1).(29) Because this sentence deals with the situation in which a registration statement has already been registered, and if the definition of "Holder" requires registration, then why did the drafters of the Collateral Trust Agreement not use the word "Holder" (with an uppercase "H") here?

         Although these inconsistencies cannot be reconciled, they exist primarily in a vacuum. In a complicated document such as the Collateral Trust Agreement, with all of its attendant defined terms, there is always the possibility that a drafting disconnect can lead to terms and provisions that, on their own, do not precisely harmonize with the rest of the document, but when read within the context of the entire document are not in direct conflict. In these circumstances, technical drafting inconsistencies conceivably could be disregarded in arriving at an interpretation that harmonizes as much of the document as possible.

         C.       GUARANTIES

         In addition to granting a security interest in the collateral, the Collateral Trust Agreement also provides for guaranties of the Senior Secured Indebtedness. Unlike the provisions in the CTA that concern collateral, the guaranty provisions contain no cross-references or definitions that connect to the registration requirement. Under Section 5.1, each Pledgor guarantees the payment of the Senior Secured Indebtedness. As discussed earlier, the definition of Senior Secured Indebtedness and the definitions to which it leads are all independent of any registration requirement. Thus, a literal interpretation of the guaranty language in the CTA would suggest that registration is not necessary for a party to benefit from the guaranties. Bolstering this argument is the language of the CTA's registration section, section 2.5(1), which essentially states that registration is necessary only for a party to be entitled to the benefits of the security interest in the collateral. There is no mention of the guaranties. Therefore, although failure to

--------
(29) "Upon such delivery, acceptance and registration [of a registration statement], such representative or holder shall have the rights of a Secured Party Representative set out in this Collateral Trust Agreement." (emphasis supplied).

register may exclude a holder from participating in the collateral, it will likely not vitiate the guaranties.

         On the other hand, this conclusion conflicts in some respects with the "registration" interpretation of the Collateral Trust Agreement. Based on its analysis of Section 3.1,(30) a court could conclude that the interpretation that is more consistent with the provisions of the Collateral Trust Agreement as a whole is that only indebtedness held by registered holders is secured by the collateral. Further, as discussed more thoroughly above, Section 2.5(31) implies that only indebtedness held by parties who have registered becomes Additional Secured Indebtedness and, in turn, Senior Secured Indebtedness. Thus, an underlying premise of the "registration" interpretation of the Collateral Trust Agreement is that Senior Secured Indebtedness must be held by a registered holder. This is the case even though the definition of Senior Secured Indebtedness makes no reference to any registration requirements. Because the guaranties guarantee Senior Secured Indebtedness, adoption of the "registration" interpretation may be viewed as mandating the conclusion that the security interests would only be available to holders who have registered.

         Nonetheless, we believe that a court will more than likely conclude that registration is not necessary for holders to benefit from the guaranties, as opposed to the security interests in the collateral. Unlike the contractual provisions regarding collateral, none of the provisions in the CTA that addresses the guaranties contains any reference to a registration requirement nor uses any term that refers to registration. Moreover, a court can justify a different result for the

--------
(30) Under Section 3.1, the Pledgors granted a security interest in favor of the Senior Secured Parties to secure the Senior Secured Indebtedness.

(31) Section 2.5(1) makes reference to "proposed" Additional Secured Indebtedness, while Section 2.5(2) requires registration to "have the benefits of Additional Secured Indebtedness" under the Collateral Trust Agreement.

guaranties on the basis that registration serves a purpose with respect to the collateral, but arguably serves no function in the case of the guaranties. The security interest provided in the CTA is granted in favor of the Collateral Trustee, to be held for the benefit of the Holders. Accordingly, a court could reason that registration with the actual holder of the security interest is necessary in order for noteholders to benefit from, or share in, that security interest. In contrast, the guaranties guarantee "Senior Secured Indebtedness," which consists of obligations that arguably run directly between the companies and the noteholders, and which can be enforced independent of the Collateral Trustee. Thus, a court could conclude that registration with a Collateral Trustee, who merely holds the collateral, would serve no purpose and, therefore, support the view that registration would not be required. Nonetheless, as with the "registration" interpretation for the collateral, this outcome is uncertain and is subject to a material counterargument that it would result in inconsistent interpretations of the same language in the CTA.

         D.       THE EFFECT OF AMBIGUITY

         The preceding analysis examines exclusively the contractual language of the Collateral Trust Agreement. It is possible, however, that a court would find the contractual language to be ambiguous and thus would examine the contracting parties' intent.

         A provision of an agreement is ambiguous if reasonable people could disagree as to the parties' intentions, considering the context of the entire agreement. See, e.g., IV Servs. of America, Inc. v. Trustees of Am. Consulting Engineers Council Ins. Trust Fund, 136 F.3d 114, 119 (2d Cir. 1998), citing O'Neil v. Retirement Plan, 37 F.3d, 55, 59 (2d Cir. 1994). If a contract is ambiguous, then a court will consider extrinsic evidence of the contracting parties' intent. See, e.g., Haber v. St. Paul Guardian Ins. Co., 137 F.3d 691, 695 (2d Cir. 1998).(32) Here, it is uncertain whether a court will find the contractual language to be ambiguous.

         On the one hand, the Collateral Trust Agreement was negotiated by sophisticated parties who were represented by counsel. The Collateral Trust Agreement is 80 single-spaced pages long and filled with provisions spelling out the parties' obligations in great detail. In these circumstances, courts are reluctant to find contractual language to be ambiguous. See, e.g., New Bank of New England, N.A. v. The Toronto Dominion Bank, 768 F. Supp. 1017, 1022 (S.D.N.Y. 1991).

         On the other hand, this memorandum presents two competing interpretations of the registration provisions of the CTA. The memorandum also notes that some of the relevant definitions in the CTA are circular, and that there appears to be no one interpretation of the contractual language that reconciles all of the contractual provisions. It is thus possible that a court would find the contractual language to be ambiguous. The court would then look at the parties' intent.

----------
(32) Based on the CTA draft chain, it appears that the attorneys for Bank of Montreal were the principal drafters of the CTA, although the other parties commented extensively on the drafts. Under New York law, contractual ambiguities are typically construed against the drafter. Jacobson v. Sassower, 489 N.E.2d 1283, 1284 (N.Y. 1985) ("In cases of doubt or ambiguity, a contract must be construed most strongly against the party who prepared it, and favorably to a party who had no voice in the selection of its language"); In re Arbitration between Saranac Central School District and Sweet Associates, Inc., 686 N.Y.S.2d 869, 870 (N.Y. App. Div. 1998) ("It is also well settled that contract ambiguities should be construed against the drafter."); Bernstein v. Sosnowitz, 603 N.Y.S.2d 493, 494 (N.Y. App. Div. 1993) ("[I]t is well settled that any ambiguity which might exist must be construed against the defendant as drafter of the agreement."); Zaremba v. Interface Flooring Systems, Inc., 600 N.Y.S.2d 120, 122 (N.Y. App. Div. 1993) ("A document is to be strictly construed against its drafter, and any ambiguity will be resolved against him or her."). Accordingly, it could be argued that any ambiguities in the Collateral Trust Agreement should be construed against Bank of Montreal.

         If a court examines the intent of the contracting parties, then there are again competing arguments to be made. The Companies and State Street plainly intended the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS to be secured. The Company had its directors designate the additional indebtedness as secured indebtedness as required by the CTA, executed Additional Secured Indebtedness Registration Statements, which then appeared in the closing documents, and repeatedly stated in public filings that this debt was secured. State Street, too, executed the Additional Secured Indebtedness Registration Statements.

         Those intentions, however, were as of October 1996, September 1997, and May 1998, long after the CTA was executed in May 1996. Evidence of contemporaneous intent is less revealing.

         The CTA plainly anticipates that it can be used to secure future indebtedness. The CTA does not, however, provide that it will secure all future indebtedness. The contracting parties understood that circumstances would change over time and thus retained flexibility to secure later indebtedness as desired. There thus may be little evidence of intent, as of May 1996, to secure any particular issuance of debt under the CTA. Moreover, a court might focus on the parties' more specific intent as to the registration provisions themselves. For example, the registration statements, including the form attached to the CTA, recite that acceptance and recordation of the Additional Secured Indebtedness Registration Statements is necessary for the debt to be treated as financing entitled to the benefits of the CTA. Thus, when the intent of the parties is viewed broadly, the parties may have intended the later debt to be secured. When the intent of the parties is examined more narrowly, however, a court may conclude, depending on the testimony of the witnesses who are proffered, that the parties intended registration of Additional Secured Indebtedness Registration Statements to be a required act to obtain the benefits of the security and guaranties.

         E.       CONCLUSION

         The "nonregistration" interpretation conflicts with a variety of provisions in the CTA. Although the "registration" interpretation better reconciles all of the provisions of the Collateral Trust Agreement, even that interpretation cannot be reconciled completely with every provision of the Collateral Trust Agreement. Moreover, even if a court adopts the "registration" interpretation, it may nonetheless conclude that the Series 3 and 4 Notes are properly registered and may further conclude that the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS are entitled to the benefits of the guaranties. Because neither interpretation can be fully reconciled with all the provisions of the CTA, proponents of either the registration or nonregistration view face substantial litigation risk.

II.      EQUITABLE DOCTRINES

         Under the "registration" interpretation, the Collateral Trust Agreement requires that, to obtain secured status as Additional Secured Indebtedness under the CTA, an Additional Secured Indebtedness Registration Statement reflecting an accurate principal amount must be submitted to the Collateral Trustee. Even if that interpretation is adopted by a court and applied to each of the series of notes at issue, however, contract law and equitable doctrines arguably provide a basis for treating the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS as entitled to the benefits of the CTA even absent the delivery of an accurate Additional Secured Indebtedness Registration Statement.

         A.       SALIENT FACTS

         It cannot be disputed that all of the parties to each transaction at issue intended the Notes to be covered by the Collateral Trust Agreement. Each of the Offering Memoranda/Prospectuses for the notes referred to the notes as secured under the CTA. In addition, the board of directors of each Company adopted resolutions authorizing each series of indebtedness and designating each series as secured indebtedness under the Collateral Trust Agreement. Further, each Company, together with State Street, executed Additional Secured Indebtedness Registration Statements for each series. These fully executed Additional Secured Indebtedness Registration Statements were in place at the closings of the Series 3 and 4 Notes, and the PATS and, in the case of the Series 6 and 7 Notes, were delivered to the underwriter's counsel (at whose offices the closing occurred) the day following the closing of such notes. Copies of the executed Additional Secured Indebtedness Registration Statements are included in each of the relevant sets of closing documents.

         After the issuance of each series of indebtedness intended to be secured under the CTA, TLGI consistently referred to the notes as secured under the CTA in each of its public securities filings. Furthermore, all the other parties who were secured by the CTA had knowledge of this additional secured debt. The Wachovia Credit Agreement and the Bank of Montreal Credit Agreement expressly permitted additional secured debt under the Collateral Trust Agreement and both Credit Agreements contained reporting requirements that put the lenders on notice of all outstanding debt, including the debt in question. Later amendments to the Credit Agreements expressly identified the Series 3 and 4 Notes, and the PATS as senior obligations. Further, the prospectuses for the Series 1 and 2 Notes, and the Series 5 Notes contained information regarding pari passu additional secured indebtedness including, in the case of the Series 5 Notes, a direct reference to the Series 3 and 4 Notes, and the indenture trustee for all the notes under the CTA, other than the Series 5 Notes, is State Street.

         Although the Collateral Trust Agreement contemplated registration of additional series of debt with the Collateral Trustee, it appears that, before the Petition Date, no party to the CTA actually examined the Secured Indebtedness Register or the contents of any registration statement in the possession of the Collateral Trustee. In addition, no party appears to have been aware of any potential problem regarding the submission of registration statements until well after the Petition Date. In short, there is currently no evidence to indicate that any party ever relied on the Secured Indebtedness Register for any purpose.

         The parties apparently did not literally comply with the CTA's registration requirements with respect to any of the issuances of additional indebtedness. In none of the cases did the Collateral Trustee actually maintain a Secured Indebtedness Register nor did it ever record the information provided in any of the registration statements in a document of any kind. Additionally, in the case of the Series 3 and 4 Notes, a correct registration statement was apparently not delivered to the Collateral Trustee or, if it was, it was not placed in the file the Collateral Trustee opened to hold registration statements. Similarly, in the case of the Series 6 and 7 Notes, and the PATS, the registration statements were apparently never delivered to the Collateral Trustee. Moreover, in the case of two other debt facilities that the parties apparently intended to secure under the CTA, the registration procedures again were not followed. A registration statement was prepared and executed in connection with a Bank of Montreal letter of credit facility, but was apparently not delivered to the Collateral Trustee. Likewise, a registration statement was prepared and executed in connection with an interest rate call option facility with respect to the PATS between LGII and UBS. That registration statement also was never delivered to the Collateral Trustee.

         Accordingly, in no case of the issuance of additional secured indebtedness did the parties literally follow each and every step of the registration process referred to in the Collateral Trust Agreement.

         B.       REFORMATION

         Reformation provides a basis on which to treat as secured the Series 3 and 4 Notes.(33) "Under New York law, a contract may be reformed if there is a mutual mistake of fact . . . . Also referred to as 'scrivener's error,' mutual mistake occurs where the parties have reached a real and existing agreement on particular terms and subsequently find themselves bound to a writing which does not accurately express their agreement." The U.S. Russia Investment Fund v. Neal & Company, Inc., 1998 U.S. Dist. LEXIS 13581 (S.D.N.Y. 1998) (internal quotations and citations omitted). "In a case of mutual mistake, the parties have reached an oral agreement and, unknown to either, the signed writing does not express that agreement." Chimart Assocs v. Paul, 66 N.Y.S.2d 570 (N.Y.
1986).

         The Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes arguably involves just this sort of scrivener's error. The outstanding principal amount does not reflect the parties' mutual understanding of that amount. Additionally, the very same sentence of the registration statement refers to an original principal amount of $350 million. There is no dispute that all of the parties to the notes and the registration statement intended the notes to be secured under the CTA to the extent of $350 million and believed that Additional Secured Indebtedness Registration Statements to this effect had been executed and delivered to the Collateral Trustee. Thus, the mistake appears to satisfy the requirement that it must have occurred when the parties reduced their agreement to writing. Lent v. Cea, 619 N.Y.S. 2d 166

--------
(33) Resort to the reformation doctrine assumes that the Series 3 and 4 Notes are determined by a court to be unsecured because they did not sufficiently meet the registration requirements of the CTA. Consideration of reformation only becomes necessary, however, if a court (i) adopts the "registration" interpretation, (ii) determines that the reference to the correct original principal amount in the Additional Secured Indebtedness Registration Statement is insufficient to comply with the registration requirements, and (iii) the "manifest error" language applicable to information in the Secured Indebtedness Register cannot be used to correct the error.

(3d Dept. 1994). The way in which the mistake occurred is not determinative of the parties' right to reformation. In re Brucap Assocs., 158 B.R. 10 (Bankr. E.D.N.Y. 1993) ("Where there is no mistake about the agreement, and the only mistake alleged is in the reduction of that agreement to writing, such mistake of the scrivener, or of either party, no matter how it occurred, may be corrected." (quoting Harris v. Uhlendorf, 24 N.Y.2d 463, 467 (1969)).

         If a court were to permit a party to proceed with a reformation claim, the party would be permitted to introduce evidence, in this case the closing documents and the drafts of the registration statements, among others, to show that the $0 outstanding principal amount does not accord with their agreement. "Because the thrust of a reformation claim is that a writing does not set forth the actual agreement of the parties, generally neither the parol evidence rule nor the Statute of Frauds applies to bar proof, in the form of parol or extrinsic evidence, of the claimed agreement." Chimart, 66 N.Y.S.2d at 573. Although the evidence of a mutual mistake must be "evidence of the clearest and most satisfactory character," it seems likely that the closing documents, particularly the executed registration statement with the proper amount, and drafts, as well as the prospectus, and TLGI's subsequent securities filings, all of which refer to the correct principal amount, would satisfy this standard. Porter v. Commercial Cas. Ins. Co., 292 N.Y. 176, 181 (1944).

         In one bankruptcy case, a security agreement and financing statement failed to identify an individual as a secured party, although they did identify his corporation as a secured party. The bankruptcy court explained that, provided the individual could establish the prerequisites for reformation, the security agreement could be reformed to reflect the parties' intent. In re Clarence Graphics, 201 B.R. 46 (Bankr. W.D.N.Y. 1996). That court, however, went on to distinguish the security agreement from the financing statement at issue in the case. The financing statement could not be reformed because "it functions not to memorialize the agreement of the signatories but to provide notice to third parties." Id. Thus, "the appropriate test of a financing statement's adequacy is not one of intent but that which is set forth in Section 9-402 of the Uniform Commercial Code." Id. See also In re Pacific Trencher & Equipment, Inc., 735 F.2d 362 (9th Cir.
1984) (declining to reform a financing statement under the California Commercial Code because the error in the financing statement "was seriously misleading viewed from the standpoint of a potential creditor reviewing the records."). Because the registration statement at issue here is not a public document designed to put third parties on notice of a secured party's status, it arguably should be regarded as an element of the security agreement, and thus a candidate for reformation, rather than as a financing statement that cannot be reformed.

         There is some risk, of course, that a court might treat the registration statement as a financing statement since under the terms of the CTA, the Secured Indebtedness Register that the Collateral Trustee theoretically maintained was available for inspection by any Secured Party Representative. In fact, however, according to the testimony of the Collateral Trustee, no Secured Party Representative examined the Secured Indebtedness Register before the Petition Date. Because both the Collateral Trustee and the other secured parties in fact knew or could have known of the correct principal amount by reviewing TLGI's securities filings, the registration statement should be reformed.

         Moreover, another equitable factor weighs in favor of reforming the Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes. The Collateral Trust Agreement has detailed provisions governing the parties' conduct if an Enforcement Event occurs. If the Trustee realizes proceeds of any security, then the Trustee may ask Secured Party Representatives to certify the amount of secured indebtedness they represent:

                  Prior to distribution of any funds to any Secured Party Representative, the Trustee may request a certificate from such Secured Party Representative as to the amounts of Secured

                  Indebtedness of the types described in clauses second, third, fourth and fifth owing to such Secured Party Representative and the Holders (if any) it represents. The Trustee may conclusively rely on such certificate received by it in making any distributions pursuant hereto. (CTA Section 8.10 at 53.)

This provision is not mandatory. The Trustee "may," but is not required to, ask for certificates. The provision nonetheless suggests that inaccuracies in the amounts outstanding shown on Additional Secured Indebtedness Registration Statements can be revised to ensure the correct distribution of proceeds. The provision thus adds force to the argument in favor of reforming the statement for the Series 3 and 4 Notes.

         In contrast to the holders of the Series 3 and 4 Notes, the holders of the Series 6 and 7 Notes, and the PATS cannot point to a particular provision of the Collateral Trust Agreement or the registration statement that does not conform to their prior agreement. "Because the purpose of reformation is to make the written instrument conform to the real agreement or intention of the parties, a definite intention or agreement of the parties must have preceded the instrument in question. The prior agreement or intention must differ from the instrument at issue, otherwise there is no ground for relief." 16 N.Y.Jur. 2d (Cancellation and Reformation of Instruments) Section 55. Absent a prior agreement that a registration statement is unnecessary, the holders of the Series 6 and 7 Notes, and the PATS are probably not entitled to reformation. There, the parties made a mistake in complying with the terms of the CTA, not in reducing those terms to writing or in understanding the meaning of those terms.

         C.       EQUITABLE DOCTRINES

         Nonetheless, general equitable doctrines provide a substantial basis on which to treat the Series 6 and 7 Notes, and the PATS as secured, and provide an additional basis on which to treat the Series 3 and 4 Notes as secured. As an initial matter, a court may decide to consider equitable principles for two fundamental reasons. First, it is indisputable that the Companies sold and the noteholders bought the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS with the belief and the intention that the notes would be secured by the CTA. Accordingly, a court will be confronted with the question of whether it is equitable to deprive these noteholders of this bargained-for value due to a failure to record information with the Collateral Trustee. Second, all the information available to the Companies' other creditors indicated that these notes were, in fact, secured. The court will thus face the further question of whether it is equitable for those creditors to receive a windfall based upon the absence of information in a register to which they never had access or in a majority of cases (including the case of all unsecured creditors) even a right of access.

         When faced with a similar situation, the Second Circuit chose to invoke equitable principles to avoid what it perceived to be an unjust result. In The Prudential Insurance Co. of America v. S.S. American Lancer, 870 F.2d 867 (2d Cir. 1989), senior lenders to a ship owner agreed to a restructuring of their outstanding secured indebtedness. The restructuring included an agreement by the senior lenders to a moratorium, and in connection with that agreement The Prudential Insurance Company of America ("Prudential") agreed to amend its senior mortgage to reflect a reduction in the outstanding balance of its loan from $126 million to $92,885,000. General Electric Capital Corporation ("GECC") held a junior mortgage on the same vessels that secured Prudential's senior lien, and GECC consented to the restructuring along with all the other creditors with mortgages against the vessels. Notwithstanding Prudential's intention to amend its mortgage to reflect a loan balance of $92,885,000, Prudential inadvertently amended the mortgage to state an outstanding principal balance of $92,885 instead of $92,885,000. Despite the restructuring, the ship owner's financial condition continued to deteriorate and the owner and its affiliates thereafter filed chapter 11 proceedings.

         In the bankruptcy proceedings, the debtor, GECC and other creditors contended that Prudential's first mortgage was limited to $92,885, the mistaken amount set forth in the amended mortgage. On appeal, the Second Circuit rejected GECC's claim that Prudential should be considered secured only to the extent of the mistaken amount stated in a mortgage amendment. The Second Circuit instead held that Prudential's first preferred ship mortgage was valid for the amount that Prudential and the debtor originally intended, not the amount erroneously recorded on the mortgage amendment. In reaching this result, the Court noted that GECC conceded, as it had to, that the $92,885 amount in the mortgage amendment was the result of a purely clerical error and that Prudential and the debtor intended that Prudential would have a first preferred ship mortgage in the amount of $92,885,000. Moreover, the Court cited GECC's further concessions that it:

                  (i) knew at all times that the Prudential debt amounted to $92,885,000.00; (ii) knew that [the debtor] and Prudential both intended to execute, and believed that they had executed, an agreement extending to Prudential a first preferred ship mortgage in the amount of $92,885,000.00; and (iii) did not know until well after [the debtor] went into bankruptcy that the corollary mortgage amendment mistakenly stated the amount of Prudential's first preferred ship mortgage to be only $92,885.00.



Id. at 871. Thus, for the Second Circuit it was highly significant that the creditors were aware of the correct principal amount, were aware that the parties intended to record a mortgage in that amount, and that the lower amount was merely the result of a clerical error, and that no creditor was even aware of the error until after the bankruptcy cases were filed.

         Based on these facts, the court concluded: "If the preference is recognized in the amount intended by all the parties, therefore, the [junior mortgagee] will have lost nothing to which it was entitled or that it expected to gain. . . . If the typographical error reduced [the senior mortgagee's]
preference by some $92 million, however, [the junior mortgagee] will be the beneficiary of a major windfall. WE KNOW OF NO GENERAL PRINCIPLE OF LAW OR
EQUITY THAT WOULD SUPPORT WHAT IS SO OBVIOUSLY AN UNJUST RESULT . . . ." Id.
(emphasis added).

         This line of analysis falls within the unjust enrichment doctrine. "An action to recover on the theory of unjust enrichment is based on the equitable principle that a person must not be allowed to enrich himself unjustly at the expense of another. Unjust enrichment does not require a wrongful act by the one enriched and only requires that equity and good conscience demand that the one enriched not retain the property held." 22A N.Y.Jur. 2d (Contracts) Section 512.

         Where a subsequent mortgagee challenged the validity of a prior-recorded mortgage because that mortgage improperly referred to guaranties that it was intended to secure, the Bankruptcy Court for the Eastern District of New York declined to treat the mortgage as invalid. Because the intentions of the parties were clear, the subsequent mortgagee would receive "a windfall if the [prior mortgage were] held invalid due to its scrivener's error." In re Brucap Associates, 158 B.R. 10, 14 (Bankr. E.D.N.Y. 1993). See also In re McLean Ind., 132 B.R. 271 (Bankr. S.D.N.Y. 1991) ("The Second Circuit has acknowledged that where the intentions of parties are clear, the court will not elevate form over substance and allow a windfall to a party." (citing Prudential Ins. Co. v. S.S. American Lancer, 870 F.2d 867 (2d Cir. 1989)).

         This general equitable anti-windfall theory may apply here to preserve the secured status of the holders of the Series 6 and 7 Notes, and the PATS. All of the Companies' creditors knew (or should have known) based on a variety of information, including TLGI's public securities filings, the amount of the notes and that the notes were intended to be secured. The creditors also knew or should have known that the parties to the notes believed they were secured. Further, it was not until after the Petition Date that any party discovered that the requisite registration statements either had errors or did not appear in the Collateral Trustee's files. As a consequence, any party contesting the status of the Series 6 and 7 Notes, and the PATS under the Collateral Trust Agreement would have to concede that the failure to file the registration statements was due to a mistake. As in the Prudential case, creditors will have lost nothing if the notes are treated as secured and simply would receive a windfall were these notes now treated as unsecured. Finally, the Second Circuit's reasoning in Prudential is arguably not limited to a scrivener's error as is the case with the reformation doctrine. To the contrary, the Prudential analysis could potentially be applied to any type of ministerial error.

         If anything, the facts surrounding the issuance of the Series 6 and 7 Notes, and the PATS arguably present an even stronger case for applying the equitable principles espoused in Prudential. In this case, unlike Prudential, the only documents filed in the public record; i.e., the financing statements, are not defective. The public thus was properly placed on constructive notice that any debt entitled to the benefits of the CTA was entitled to the collateral granted therein. Moreover, all the public documents that were issued regarding that debt stated that the Series 6 and 7 Notes, and the PATS were secured. Thus, all creditors were on notice that the Series 6 and 7 Notes, and the PATS were intended to be covered by the CTA. The only information that indicated otherwise, contained in the Collateral Trustee's purported Secured Indebtedness Register, was never reviewed by any party. This contrasts significantly with Prudential, where the error occurred in a public document, the mortgage amendment, on which creditors by law were entitled to rely.(34) Based on the strong similarities between the current issue regarding the status of the Series 6 and 7 Notes, and the PATS, and the facts in Prudential, a court could adopt the Second Circuit's analysis and determine that the notes, notwithstanding the

--------
(34) The mortgage amendment in Prudential did, however, contain the financing agreement, which reflected the correct amount, as an exhibit. 870 F.2d at 870.

absence of registration by the Collateral Trustee, are entitled to the benefits of the Collateral Trust Agreement.

         The Second Circuit's Prudential analysis could also be applied to the Series 3 and 4 Notes if the court finds the reformation argument to be unavailing. The error that exists in the Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes is a clerical or typographical error similar to the error at issue in Prudential. Moreover, the parties who would seek to benefit from the error were aware of the true facts and no party relied on the incorrect information. In view of the substantial similarity between the facts in Prudential and the facts involving the Series 3 and 4 Notes, a court could very well apply the Prudential analysis to the Series 3 and 4 Notes and invoke equity to avoid an unjust result.

         Nonetheless, there is substantial uncertainty as to whether a court would apply the Prudential reasoning or other equitable doctrines to either the Series 3 and 4 Notes, or the Series 6 and 7 Notes and the PATS. There is very little case law applying equitable doctrines in factual situations similar to this case. Moreover, a court may determine that equitable principles should not be used to override the intent of the parties as embodied in a written contract, particularly where, as here, the contract is complex and was negotiated and agreed to by sophisticated parties. Further, a court may view the Prudential case as inapplicable to the Series 6 and 7 Notes, and the PATS, reasoning that Prudential was, in effect, a reformation case involving a scrivener's error. There is no scrivener's error with respect to these notes.

         Because of their very nature, equitable principles are applied on a case-by-case basis at the discretion of the court. Accordingly, there is no assurance that a court will utilize any equitable doctrine in resolving what is, at its core, a contractual dispute.

III.     OTHER POSSIBLE ARGUMENTS

         A.       WAIVER

         Because it appears that the Collateral Trustee did not actually maintain a Secured Indebtedness Register as required under Section 2.3 of the Collateral Trust Agreement, it may be argued that the Collateral Trustee waived the right to require the filing of an accurate or any registration statement for Additional Secured Indebtedness. "Waiver may be established as a matter of law by the express declaration of a party or by the party's undisputed acts or language which is so inconsistent with a purpose to stand on the contract provisions as to leave no opportunity for a reasonable inference to the contrary." 22A N.Y.Jur. 2d (Contracts) Section 370.

         This argument, however, seems to fail for two reasons. First, the CTA itself provides that the agreement cannot be amended except by "a writing executed by the [Collateral] Trustee and each of the Pledgors. . . ." (CTA
Section 13.4.) There was certainly no waiver or amendment in writing by the Collateral Trustee and the Pledgors. Second, because all of the Secured Party Representatives (not just the Collateral Trustee) had the right to examine the Secured Indebtedness Register under Section 2.3 of the Collateral Trust Agreement, any waiver by the Collateral Trustee would not operate to vitiate the other Secured Party Representative's rights under the registration provision. There is no evidence that the Secured Party Representatives waived the right to examine the Secured Indebtedness Register or the corresponding requirement of filing an accurate Additional Secured Indebtedness Registration Statement containing information to be used in the Secured Indebtedness Register. The case law does not support the suggestion that an asserted failure by the Collateral Trustee to fulfill its obligations under the Collateral Trust Agreement would operate as a waiver of other parties' rights under the Collateral Trust Agreement.

         B.       IMPOSSIBILITY

         Similarly, it may be suggested that an impossibility argument may provide a basis on which to treat the unregistered notes as secured. According to this argument, because the Collateral Trustee failed to keep a Secured Indebtedness Register as literally required by Section 2.3 of the Collateral Trust Agreement, it was impossible to comply with the full registration requirements of the Collateral Trust Agreement. While under this approach it may be true that it was impossible for the holders to "deliver to the Trustee, for acceptance and registration in the Secured Indebtedness Register, an Additional Secured Indebtedness Registration Statement" as Section 2.5 of the Collateral Trust Agreement requires, it was not impossible for the holders of proposed Additional Secured Indebtedness to file the registration statements. "The excuse of impossibility is generally limited to destruction of the means of performance by an act of God, vis major, or by law. Typically, impossibility excuses a party's performance only when the destruction of the subject matter of the contract or the means of performance renders performance objectively impossible." 22A N.Y.Jur. 2d (Contracts) Section 384. Even if the Collateral Trustee breached certain of its obligations under the Collateral Trust Agreement, this would not justify the failure to deliver to the Collateral Trustee the requisite registration statements under the doctrine of impossibility.

         C.       DELIVERY TO AN AGENT

         One could argue that Bankers Trust actually received delivery of the correct Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes through its counsel, Michele Ross of Kramer Levin. The available documents indicate that Michelle Johnson (of Thelen) faxed drafts of the Additional Secured Indebtedness Registration Statement for the Series 3 and 4 Notes to Michele Ross (representing the Collateral Trustee) on October 2 and

October 3, 1996. Both drafts reflected the correct current outstanding amount of $350 million. Ross may have sent those drafts to Bankers Trust. If she did, Bankers Trust did not retain them in its registration statement file. Whether Ross did or did not forward the correct versions of the registration statement to Bankers Trust, the question is raised as to whether delivery to the Collateral Trustee's counsel could constitute delivery under the CTA.

         New York law provides that attorneys are generally considered agents for their clients. See Ferrentino v. Dime Sav. Bank of New York, F.S.B., 606 N.Y.S.2d 554, 555 (N.Y. Sup. Ct. 1993). "An attorney in fact is essentially an alter ego of the principal and is authorized to act with respect to any and all matters on behalf of the principal with the exception of those acts which, by their nature, by public policy, or by contract require personal performance." Zaubler v. Picone, 473 N.Y.S.2d 580, 582 (N.Y. App. Div. 1984) (emphasis added). Delivery to an agent ordinarily constitutes delivery to a principal. See, e.g., Singer v. National Fire Ins. Co.., 154 A.D. 783, 784-85 (N.Y. App. Div. 1913). "Delivery to the agent constituted delivery to the principal and effected performance of any duty imposed by the [delivered document]." Helfaer v. John Hancock Mut. Life Ins. Co., 290 N.Y.S.2d 40, 44 (N.Y. App. Div. 1968), rev'd on other grounds, 26 N.Y.2d 699 (N.Y. 1970); see also Fidelity & Deposit Co. of Maryland v. J.G. McCrory Co., 164 N.Y.S. 561, 564 (N.Y. App. Div. 1917) (finding that an insurer's delivery of renewal certificates to the agent of the insured constituted an effective delivery under the terms of the insurance agreement).

         A contract's terms, however, may be interpreted to preclude action by an agent in lieu of the principal. See, e.g., Manufacturer's & Traders Trust Co.
v. Korngold, 618 N.Y.S.2d 744, 745 (N.Y. Sup. Ct. 1994). In Korngold, a New York court held that a notice of default sent by a mortgagee's agent did not comply with the mortgage agreement's requirement that the "lender" send notice of default. Id. The mortgage agreement provided that the mortgagee could require immediate payment in full if, among other things, the "Lender" sent a thirty-day notice of default to the mortgagor. Despite the agreement's definition of "Lender" as "Midlantic Home Mortgage Corporation," an agent of Midlantic sent a notice of default to the mortgagor. The court found that the agent was neither the Lender nor its successor or assign and that the agreement, which specifically required that the "Lender" send notice, did not permit an agent of the Lender to act on its behalf. Id. Thus, the court deemed the notice ineffective and precluded acceleration of the mortgage. Id.; see also In re Royal Yarn Dyeing Corp., 114 B.R. 852, 860-61 (E.D.N.Y. 1990) (holding that notice sent by a Landlord's attorney was ineffective to terminate a lease under New York law, where the lease required that a party to the lease send notice); Siegel v. Kentucky Fried Chicken of Long Island, Inc., 67 N.Y.2d 792, 793-94 (N.Y. App. Div. 1986) (holding that notice sent by a Landlord's attorney was insufficient where the lease required that the "Landlord" send notice and where the definition of "Landlord" did not include an agent of the landlord).

         The question in this situation thus turns on whether anything in the Collateral Trust Agreement precludes delivery to an agent of Bankers Trust rather than to Bankers Trust itself. Section 2.5 requires the Secured Party Representative or the Holder to "deliver to the Trustee" an Additional Secured Indebtedness Registration Statement. The term Trustee under the CTA is defined with specific reference to Bankers Trust Company itself in Section 1.1(126) and the preamble. Further, Section 13.1(3) provides that "all communications and notices" under the CTA intended for the Trustee shall be delivered to Bankers Trust Company, Four Albany St., New York, NY 10006, not to counsel for Bankers Trust. If this provision is determined to apply to Additional Secured Indebtedness Registration Statements, a court would likely conclude that delivery to Michele Ross was insufficient.

         On the other hand, it could be argued that this provision does not apply to the delivery of registration statements to the Collateral Trustee. Sections 2.3 and 2.5 of the CTA, which address registration, contain no details regarding the method or place of delivery for registration statements. Thus, it is arguable that the CTA is silent as to place of delivery. If that argument is accepted by a court, then the common law rule would hold that delivery to Ross constituted delivery to Bankers Trust. The analysis, however, does not end there. The CTA arguably requires "delivery, acceptance and registration" of an Additional Secured Indebtedness Registration Statement. Delivery to Ross might fulfill the "delivery" portion of this requirement, but still not constitute "acceptance" or "registration" by the Collateral Trustee.

         In the case of the Series 5 Notes, there was an express agreement between the Companies and the Collateral Trustee that delivery of Officer's Certificates and legal opinions as required by Section 7.2(2) of the CTA, could be made to Bankers Trust's counsel, and that delivery to counsel would constitute delivery to the Collateral Trustee. Accordingly, it could be argued that the Collateral Trustee expressly agreed that delivery of documents to its counsel was sufficient to constitute delivery to the trustee.(35) If this argument is accepted by a court, delivery to counsel might constitute both delivery and acceptance by the Collateral Trustee.

         D.       SECTION 544 OF THE BANKRUPTCY CODE

         It may be argued that the Companies, as debtors in possession, could utilize the "strong arm" powers of section 544 of the Bankruptcy Code to avoid the transfer of the security interests granted in favor of the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the

--------
(35) Conversely, it could be argued that this agreement, memorialized in a letter between the Companies' counsel and counsel for Bankers Trust, applied only to the Series 5 Notes and that the absence of similar letters in the case of the Series 3 and 4 Notes establishes that there was no comparable agreement with respect to those notes. Moreover, it could be argued that this agreement, even if applicable to the Series 3 and 4 Notes, did not extend to the registration statements.

PATS, and to preserve the avoided transfer for the benefit of unsecured creditors. It appears, however, that section 544 of the Bankruptcy Code does not apply in this instance because there are no unperfected security interests to be avoided. Moreover, even if there were unperfected security interests that could be avoided under section 544, the avoided transfers would be preserved for the benefit of the estate, not unsecured creditors, to be distributed according to the priorities (including lien priorities) under the Bankruptcy Code and other applicable law.

                  1.       INAPPLICABILITY OF SECTION 544

         Under section 544(a)(1) of the Bankruptcy Code (the germane "strong arm" provision of section 544 in this instance), a debtor in possession "may avoid any transfer of property of the debtor or any obligation incurred by the debtor that is voidable" by a hypothetical creditor that extends credit to the debtor at the time of the commencement of the chapter 11 case and that obtains at that time a judicial lien on all property on which a creditor to a simple contract could have obtained a judicial lien. If a security interest securing an obligation has not been perfected as of the commencement of the chapter 11 case, the debtor in possession may use section 544 of the Bankruptcy Code to avoid the security interest. See, e.g., In re The Greater Southeast Community Hosp. Found., Inc., 237 B.R. 518, 522 (Bankr. D.D.C. 1999) (noting that the case law is well established that section 544 of the Bankruptcy Code may be used to avoid unperfected security interests).

         The security interests at issue here were granted by the Companies under the Collateral Trust Agreement and were granted not to the Senior Secured Parties, but rather to the Collateral Trustee for the benefit of the Senior Secured Parties. See N.Y. U.C.C. Section 9-105(m) ("When the holders of obligations issued under an indenture of trust, equipment trust agreement or the like are represented by a trustee or other person, the representative is the secured party.").(36) Accordingly, the security interest subject to possible avoidance under section 544(a)(1) of the Bankruptcy Code, if any, is the security interest held by the Collateral Trustee. To our knowledge, the security interest of the Collateral Trustee has attached(37) and has been perfected. To the extent that this is the case, the Companies have no power under section 544(a)(1) of the Bankruptcy Code to avoid any security interests granted pursuant to the Collateral Trust Agreement. See, e.g., In re Long Chevrolet, Inc., 79 B.R. 759, 766 (N.D. Ill. 1987) ("Perfection makes [the secured creditor's] interest enforceable over the claims of third parties, such as the trustee in bankruptcy."). As discussed above, the question instead is whether the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS are entitled to the benefit of the security interests granted to the Collateral Trustee.
Section 544(a)(1) of the Bankruptcy Code simply does not bear on this question. Likewise, if the obligations at issue here were determined not to be entitled to the benefits of the Collateral Trust Agreement, the avoidance powers under section 544(a)(1) of the Bankruptcy Code also would not be implicated because there would be no "transfer" to avoid.

                  2.       EFFECT OF SECTION 544(a)(1) IF IT WERE APPLICABLE

         Even if section 544(a)(1) of the Bankruptcy Code were applicable under these circumstances, the ultimate result would be the same. Any interest avoided under section

--------
(36) The parties intended the security interests granted to the Collateral Trustee to secure the obligations owed to the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes and the PATS. Under N.Y. U.C.C.
         Section 9-204(3), "[o]bligations covered by a security agreement may include future advances or other value whether or not the advances or value are given pursuant to commitment."

(37) Under N.Y. U.C.C. Section 9-203, a security interest attaches when (i) the debtor has signed a security agreement that contains a description of the collateral, (ii) value has been given and (iii) the debtor has rights in its collateral. All these elements of attachment were satisfied at the time the parties entered into the Collateral Trust Agreement.

544(a)(1) of the Bankruptcy Code is automatically preserved for the benefit of the estate. See 11 U.S.C. Section 551. In effect, section 551 of the Bankruptcy Code "puts the estate in the shoes of the creditor whose lien is avoided." Carvell v. Bank One, Lafayette, N.A. (In re Carvell), 222 B.R. 178, 180 (Bankr. 1st Cir. 1998). Here, assuming hypothetically that the security interests securing the subject debt were avoided under section 544, the preserved unperfected security interest would remain unperfected following the avoidance and therefore would be subordinate to perfected security interests. In other words, the preservation of an unperfected security interest for the benefit of the estate would not improve the priority of that interest so that it would be treated ahead of validly perfected security interests. See, e.g., Carvell, 222 B.R. at 180 (holding that where an unperfected security interest is avoided, the debtor in possession preserves only an unperfected security interest for the benefit of the estate and that such unperfected interest is junior to properly perfected interests in the same collateral); Barnett Bank of South Florida, N.A.
v. Weitzner (In re Kavolchyck), 164 B.R. 1018, 1024 (S.D. Fla. 1994) (holding that an unperfected lien preserved by operation of section 551 of the Bankruptcy Code does not defeat a perfected lien); Connelly v. Marine Midland Bank, N.A., 61 B.R. 748, 750 (W.D.N.Y. 1986) (unperfected security interest avoided by trustee subordinate to perfected security interest in same collateral); Kopel v. Campanile (In re Kopel), 232 B.R. 57, 70 (Bankr. E.D.N.Y. 1999) (stating that an unperfected security interest is junior to a perfected security interest and that the application of section 551 of the Bankruptcy Code does not elevate the unperfected security interest).

         Accordingly, even if separate security interests had been granted to secure the obligations to the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS and those security interests could be avoided under section 544 of the Bankruptcy Code, those security interests would remain subordinate following their avoidance to any security interests in the collateral that are properly the subject of the Collateral Trust Agreement.

         E.       POSTPETITION REGISTRATION

         It may also be argued that the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS might be able to deliver, and the Collateral Trustee might be able to register, Additional Secured Indebtedness Registration Statements at this time without violating the automatic stay imposed by section 362(a) of the Bankruptcy Code. Under this line of reasoning, delivery and registration under the Collateral Trust Agreement could be argued to be merely "ministerial" acts that do not implicate the automatic stay. There is authority in the litigation context to the effect that a ministerial act in connection with an entry or certification of a judgment by the clerk of the court does not constitute the continuation of a judicial proceeding within the meaning of section 362(a)(1) or an act to obtain possession of property under section 362(a)(3). See, e.g., Rexnord Holdings, Inc. v. Bidermann, 21 F.3d 522, 527-28 (2d Cir. 1994) (clerk's entry of judgment after commencement of bankruptcy, based on court's oral directions issued prior to bankruptcy filing, was ministerial and did not violate section 362(a)(1)); Heikkila v. Carver (In re Carver), 828 F.2d 463, 464 (8th Cir. 1987) ("routine certification" by clerk of court completed after petition date did not violate automatic stay provisions of section 362(a)(1) or 362(a)(3)).

         This "ministerial acts" exception, however, appears applicable primarily, if not exclusively, to the acts of a court official, as distinguished from private parties. See, e.g., McCarthy, Johnson & Miller v. North Bay Plumbing, Inc. (In re Pettit), 217 F.3d 1072 (9th Cir. 2000) (ministerial act exception "stems from the common-sense principle that a judicial 'proceeding' within the meaning of section 362(a) ends once a decision on the merits has been reached"); Roberts v. IRS, 175 F.3d 889, 897 (11th Cir. 1999); Soares v. Brockton Credit Union (In re Soares), 107 F.3d 969, 964 (1st Cir. 1997) ("[W]hen an official's duty is delineated by, say, a law or a judicial decree with such crystalline clarity that nothing is left to the exercise of the official's discretion or judgment, the resultant act is ministerial.") (citation omitted). In fact, we are not aware of any court that has accepted the "ministerial acts" exception in the context where creditors have sought to undertake postpetition actions to realize upon the benefits of a prepetition security interest.

         In addition, this exception would not necessarily render other subsections of section 362(a) inapplicable to the alleged ministerial actions of registering the additional indebtedness. As discussed below, under the literal language of section 362(a) and the relevant case law authority, it appears that the postpetition filing and registration of Additional Secured Indebtedness Registration Statements in this instance would violate at least three provisions of section 362(a), including sections 362(a)(3), 362(a)(4) and 362(a)(6). Furthermore, these acts would violate a primary purpose of the automatic stay, described by one court as creating "a pronounced demarcation, after which all parties must cease any attempts to change their positions in relation to their interests in the debtor." Makoroff v. City of Lockport (In re Guterl Special Steel), 95 B.R. 370, 373 (Bankr. W.D. Pa. 1989), aff'd, 111 B.R. 107 (W.D. Pa.
1990), aff'd, 916 F.2d 890 (3d Cir. 1990). It also appears that those acts would constitute unauthorized postpetition transfers of property of the Companies' estates that could be avoided by the Companies, as debtors in possession, under section 549(a) of the Bankruptcy Code.

                  1.       SECTION 362(a)(3) OF THE BANKRUPTCY CODE

         First, it appears that delivery and registration would violate section 362(a)(3) of the Bankruptcy Code, which stays "any act to obtain possession of property of the estate or of property from the estate or to exercise control over property of the estate." Here, postpetition filing and registration would be undertaken with the intended ultimate result that the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS would receive a distribution of the collateral, or the proceeds thereof, that is distributed to pay the obligations secured by the Collateral Trust Agreement. Accordingly, filing and registration would constitute the first steps by the indenture trustee and the Collateral Trustee toward obtaining possession of property of the estate and therefore would likely fall within the scope of "any act to obtain possession of property of the estate."

         The Eighth Circuit's ruling in Carver, supra, regarding "ministerial acts," while extending to section 362(a)(3), would not apply to the facts present here. Carver involved a strict foreclosure action brought in state court against the debtors prior to their bankruptcy filing on account of the debtors' alleged default on a contract for deed. Under applicable South Dakota law, the debtors were given 90 days to redeem the contract, after which time, if the debtors did not redeem, their interest in the property would be defeated upon a certification by the clerk of the court that the debtors had not exercised their right of redemption.

         When the debtors filed for bankruptcy, the 90-day redemption period had not yet expired. The bankruptcy court concluded that the running of the redemption period was automatically stayed. See Carver, 828 F.2d at 464. On appeal, however, the district court concluded that the redemption period was only temporarily stayed under section 108(b) of the Bankruptcy Code. See id. The Eighth Circuit accepted this ruling, but the debtors still argued that an affirmative act, the certification by the clerk of the court, was required to defeat the debtors' interest in the property, and that act was barred by the automatic stay. See id. The Eighth Circuit disagreed, stating that "[t]his ministerial certification requirement can therefore never prevent the otherwise valid transfer of rights that occurs at the end of the judicially decreed redemption period. We thus reject the [debtors'] contention that this routine certification constitutes a judicial proceeding or act to obtain possession of property under 11 U.S.C. Section 362(a)(1) or (a)(3)." Id.

         For at least two reasons, Carver does not appear to apply to the facts present here. First, the Eighth Circuit concluded that the clerk's certification in Carver would have no impact on the debtors' property interests. Under the "registration" interpretation of the Collateral Trust Agreement, that is not the case with respect to the filing and registration of Additional Secured Indebtedness Registration Statements. Second, unlike here, the party charged with making the certification, the clerk of the court, did not stand to gain an interest in property by virtue of the certification act.

                  2.       SECTION 362(a)(4) OF THE BANKRUPTCY CODE

         Second, it appears that filing and registration would violate section 362(a)(4) of the Bankruptcy Code, which stays "any act to create, perfect, or enforce any lien against property of the estate." The term "lien" is defined broadly in the Bankruptcy Code to mean a "charge against or interest in property to secure payment of a debt or performance of an obligation." 11 U.S.C. Section 101(37). See Levin v. Kelton Realty, Inc. (In re Oxford Royal Mushroom Products, Inc.), 39 B.R. 948, 949 (Bankr. E.D. Pa. 1984) (holding that, because the term "lien" is to be construed broadly, [section] 362(a)(4) prohibited the postpetition filing of an agreement containing a covenant running with the land that required the debtor to supply the filing party with water from the property subject to the covenant). Using this definition of "lien," section 362(a)(4) prohibits any act to create, perfect, or enforce any "charge against or interest in property to secure payment of a debt or performance of an obligation" against property of the Debtors' estates.

         As discussed above, delivery and registration would be undertaken with the intended result that the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS would receive the benefits of the security interests granted to the Collateral Trustee. Delivery and registration, therefore, would create an interest in property of the estate -- at least as to the holders of these series of debt -- in that it would give these holders an interest in the collateral that is the subject of the Collateral Trust Agreement, which interest would secure the payment of the Debtors' funded debt obligations to the holders. Accordingly, delivery and registration would constitute acts to create liens against property of the Debtors' estates within the meaning of section 362(a)(4) of the Bankruptcy Code. According to the relevant legislative history, Congress intended to prevent such a result by enacting section 362(a)(4). "Paragraph (4)
stays lien creation against property of the estate . . . . To permit lien creation after bankruptcy would give certain creditors preferential treatment by making them secured instead of unsecured." H.R. Rep. No. 95-595, 95th Cong., 1st Sess. 340-42 (1977). See also Makoroff, supra.

                  3.       SECTION 362(a)(6) OF THE BANKRUPTCY CODE

         Third, it appears that delivery and registration would violate section 362(a)(6) of the Bankruptcy Code, which stays "any act to collect, assess, or recover a claim against the debtor that arose before the commencement of the case under this title." 11 U.S.C. Section 362(a)(6). Although section 362(a)(6) most often applies to situations where a creditor attempts to collect immediate payment of a prepetition debt, section 362(a)(6) also covers situations where a creditor takes an action that could result in an increase in the amount of, or a reclassification of, an unsecured nonpriority prepetition claim, to the detriment of other unsecured creditors of the debtor's estate. See In re Texaco Inc., 73 B.R. 960, 967 (Bankr. S.D.N.Y. 1987) ("Texaco I").

         In Texaco I, a holder of certain unsecured notes issued by one of the debtors, Texaco Capital Inc. ("Texaco Capital"), and the indenture trustee for the notes together requested that the bankruptcy court modify the automatic stay to permit the indenture trustee to deliver a "notice of acceleration" to Texaco Capital with respect to the notes. The notice of acceleration would have declared all principal and accrued interest on the notes to be immediately due and payable and would have preserved the noteholder's and indenture trustee's rights later to assert that the commencement of Texaco Capital's chapter 11 case had the effect of accelerating the payments under the notes. According to the noteholder and indenture trustee, this in turn would preserve the rights of the noteholder and indenture trustee to assert that the interest rate on the notes was 13.25% per annum, not a reduced rate of 7.75% per annum.(38)

         The noteholder and the indenture trustee asserted that the sending of the notice of acceleration should be permitted because, by sending the notice, the indenture trustee in no way would be seeking to collect the amounts assertedly due under the notes. See id. at 962. Accordingly, the noteholder and the indenture trustee argued, the sending of the notice of acceleration was merely a "ministerial act intended only to preserve the status quo." Id. at 967.

         The bankruptcy court disagreed. Notwithstanding that the sending of the notice of acceleration did not itself seek to collect the amounts assertedly due, the court held, among other

----------
(38) The Texaco debtors "consistently maintained that they are solvent." In re Texaco, Inc., 81 B.R. 804, 805 ("Texaco II"). Thus, interest continued to accrue on the notes at issue during the Texaco chapter 11 cases even though the notes were unsecured. Approximately one month after commencing its chapter 11 case, Texaco Capital had issued a certificate identifying 7.75% per annum as the interest rate that it would have established if its chapter 11 case had not intervened. Under the indenture governing the notes, upon the issuance of such a certificate, the noteholders either could tender their notes for immediate repayment or could continue to hold the notes with the new interest rate in effect. In response to the issuance of the certificate, Texaco Capital and certain parties entered into a court-approved stipulation that permitted noteholders to elect to tender their notes while preserving all parties' rights with respect to the notes. The noteholder that was seeking relief from the stay had not tendered its notes.

things, that the sending of the notice would violate the automatic stay because it would constitute an act to collect, assess, or recover a claim against the debtors. See id. at 967. According to the court, the sending of the notice of acceleration would "automatically lock the Note holders into a 13.25% interest rate and would foreclose the debtors from subsequently contending that the reduced rate of 7.75% applied." The court refused to permit a modification of the automatic stay in the circumstances because the modification would "advance the interests of some unsecured claimants over others." Id. at 968. The court indicated that the noteholder and indenture trustee could file proofs of claim asserting that they were entitled to the higher interest rate, but they could not take an action that could foreclose the debtors from asserting that the lower interest rate was applicable, the effect of which would be to reduce the recovery by other unsecured creditors of the debtor's estate.(39) Arguably, the Collateral Trustee and the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS would similarly violate the automatic stay imposed by section 362(a)(6) by taking acts that could foreclose the Companies from asserting that their obligations to these holders are unsecured.

         In addition, under the facts present in these cases, postpetition registration, if it resulted in the treatment of the subject debt holders' claims as secured, would result in a higher percentage recovery on those claims. Accordingly, registration likely would be deemed to constitute as act

----------
(39) In a subsequent proceeding, the court ruled that the sending of a notice of acceleration with respect to another series of notes would not violate the automatic stay in circumstances where it appeared that, whether the notice was sent or not, unsecured creditors would recover in full, including prepetition and postpetition interest where applicable, on their claims. See Texaco II, 81 B.R. at 806. Thus, in Texaco II, the act of the creditor at issue would have been to the detriment of equity holders, not other creditors, and accordingly was concluded not to be within the intended scope of the automatic stay. See Texaco II, 81 B.R. at 806. Since full creditor recoveries are not expected in these cases, the reasoning of the Texaco II court does not appear to apply here.

to "recover" a claim against the Debtors that arose prior to the Petition Date, within the meaning of section 362(a)(6).

                  4.       SECTION 549(a) OF THE BANKRUPTCY CODE

         Finally, it appears that delivery and registration would constitute unauthorized postpetition transfers of property of the Companies' estates that could be avoided by the Companies, as debtors in possession, under section 549(a) of the Bankruptcy Code. Under section 549, the trustee or debtor in possession may avoid unauthorized postpetition transfers of property of the estate. Under section 101(54) of the Bankruptcy Code, the term "transfer" is defined broadly as "every mode, direct or indirect, absolute or conditional, voluntary or involuntary, of disposing of or parting with property or with an interest in property, including retention of title as a security interest and foreclosure of the debtor's equity of redemption." This definition is intended "to be all-inclusive and as broad as possible to encompass any surrender of an interest in property, whether the transfer is of legal title or of possession, custody or control." E-Tron Corp. v. National Bank of Sussex County (In re E-Tron Corp.), 141 B.R. 49, 55 (Bankr. D.N.J. 1992). Property of the estate likewise is a broad concept that includes, among other things,"all legal or equitable interests of the debtor in property as of the commencement of the case." 11 U.S.C. Section 541. Unauthorized postpetition transfers of estate property effectuated by any party are subject to avoidance under the terms of section 549(a).

         Under the facts here, in light of the broad definitions quoted above, the collateral held by the Collateral Trustee constitutes property of the estate, and filing and registration arguably would effect a transfer of an interest in the collateral. Furthermore, such a transfer would be unauthorized under the Bankruptcy Code insofar as the transfer would violate the automatic stay. Accordingly, it appears that delivery and registration would be avoidable under section 549(a).

         F.       SECTIONS 362(b)(3) AND 546(b) OF THE BANKRUPTCY CODE

         It may be argued in the alternative that the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS might be able to file, and the Collateral Trustee might be able to properly register, Additional Secured Indebtedness Registration Statements under the exception to the automatic stay set forth in section 362(b)(3) of the Bankruptcy Code, which, in conjunction with section 546(b) of the Bankruptcy Code, permits the postpetition perfection of security interests under certain circumstances. These sections, where applicable, permit the postpetition perfection of security interests notwithstanding the automatic stay provisions of section 362(a) and the avoidance powers under, among other provisions, section 549. For the reasons discussed below, however, it appears that sections 362(b)(3) and 546(b) are inapplicable to the facts present here.

         Under section 362(b)(3), the commencement of a chapter 11 case does not stay, among other things, "any act to perfect, or to maintain or continue the perfection of, an interest in property to the extent that the trustee's rights and powers are subject to such perfection under section 546(b) of [the Bankruptcy Code]." In turn, section 546(b)(1)(A), the relevant provision of section 546(b) in this instance, provides that "[t]he rights and powers of a trustee under section 544, 545, and 549 of [the Bankruptcy Code] are subject to any generally applicable law that . . . permits perfection of an interest in property to be effective against an entity that acquires rights in such property before the date of perfection."(40)

----------
(40) Section 546(b)(2) provides for the perfection of a security interest by the postpetition giving of notice in the bankruptcy court in instances where applicable law requires seizure of property or commencement of an action to accomplish perfection. Types of interests addressed by section 546(b)(2) include, for example, mechanic's liens and assignments of rents. See, e.g., Roofing Concepts, Inc. v. Kenyon Industries, Inc. (In re Coated Sales, Inc.), 147 B.R. 842, 845-46 (S.D.N.Y. 1992) (mechanic's lien); In re C.G. Chartier Construction, Inc., 126 B.R. 956, 959-60 (E.D. La. 1991) (assignment of rents);
                                                                  (continued...)

         Under Third Circuit case law, section 546(b) is narrowly construed. See Equibank, N.A. v. Wheeling-Pittsburgh Steel Corp., 884 F.2d 80, 85 (3d Cir.
1989) ("The legislative history of Section 546(b) makes clear that its exceptions to the trustee's avoiding power should be narrowly construed."); Dicello v. United States (In re The Railway Reorganization Estate, Inc.), 133 B.R. 578, 583 (Bankr. D. Del. 1991) (section 546(b) is to be narrowly construed); In re Wynnewood House Associates, 121 B.R. 716, 726 (Bankr. E.D. Pa.
1990) (stating that "the provisions of section 546(b), which are an exception to the bankruptcy theme that the rights of a secured creditor are fixed as of the date of the bankruptcy filing, are in this circuit narrowly construed") (citing Equibank).

         As an initial matter, sections 362(b)(3) and 546(b) by their terms do not appear to apply to the filing and registration of Additional Secured Indebtedness Registration Statements. The applicable provisions of sections 362(b)(3) and 546(b), as quoted above, provide for postpetition perfection of security interests in applicable circumstances. As discussed above, however, the security interests at issue here were granted by the Companies to the Collateral Trustee at the time of entry into the Collateral Trust Agreement, and there is no current dispute that those security interests have attached and have been perfected. Thus, the facts here do not appear to fit within the plain meaning of sections 362(b)(3) and 546(b). See, e.g., In re Vienna Park

----------
(40)     (continued...)

         In re Gelwicks, 81 B.R. 445, 448 (Bankr. N.D. Ill. 1987) (lien on rents); FDIC v. Lancaster (In re Sampson), 57 B.R. 304, 309 (Bankr. E.D. Tenn. 1986) (lien on rents). Section 546(b)(2) by its terms should not apply to registration with the Collateral Trustee.

         Sections 546(b)(1) and (2) also include parallel provisions regarding the maintenance or continuation of the perfection of a security interest. Our review of the case law concerning this section revealed no cases in which these provisions were deemed to apply to anything other than requirements under applicable law, such as the refiling of liens on vehicles when the debtor moves or the filing of U.C.C. continuation statements, for the preservation of preexisting liens. Thus, it does not appear that these provisions are relevant to this discussion.

Properties, 136 B.R. 43, 51 (Bankr. S.D.N.Y. 1992) (in case involving enforcement of assignment of rents clause, explaining that "perfection" relates only to the process of putting third parties on notice of an interest, whereas steps a party must take to realize its rights in the collateral are properly viewed as "enforcement").

         In addition, the Third Circuit and other courts have consistently concluded that section 546(b) is not intended to be a mechanism by which parties may correct deficiencies in a lien that existed as of the Petition Date or take steps to secure a lien that were neglected prior to the petition date. See Makoroff v. City of Lockport, 916 F.2d 890, 894 (3d Cir. 1990) (the city, despite its "ever-present expectation of collecting taxes," did not have a property interest in the real estate at issue prior to taking "the affirmative acts necessary to fix the amount of tax due and to acquire a lien to the extent of that amount"); In re Railway Reorganization, 133 B.R. at 583 ("an interest under section 546(b) must be more than an abstract expectation; the creditor must have taken the appropriate steps to secure its position") (citing Makoroff); Bevill, Bresler & Schulman, Inc. v. Spencer Savings & Loan Assoc., 94 B.R. 817, 830 (Bankr. D.N.J. 1989) (the legislative history "clearly indicates that its purpose is not to permit a creditor, who itself has taken no action prior to the filing of the case, to perfect a lien subsequent to the filing of the case") (citation omitted); Aikens v. City of Philadelphia, 94 B.R. 869, 876 (Bankr. E.D. Pa. 1989) (rejecting city's attempt to correct deficiencies in lien on debtor's property). Instead, section 546(b) is intended to protect those creditors who are in the process of perfecting their liens from the "surprise intervention" of bankruptcy to complete the prepetition perfection process. Aikens, 94 B.R. at 876 ("Secondly, the purpose of Section 546(b) is to allow acts by a lienholder, in furtherance of perfection of the lien, to continue in its ordinary course of perfecting its lien despite the intervention of bankruptcy.").

         Most courts, including the Third Circuit and several lower courts in the Third Circuit, have concluded that section 546(b)(1)(A) comes into play only if the applicable law relied upon by the creditor provides for perfection to "relate back" to a prior date. See Equibank, 884 F.2d at 85 (in case involving real estate tax statute, stating that 546(b) applies only "to cases in which an interest is created prior to bankruptcy and its post-petition perfection relates back, as a matter of law, to the date of its creation") (citing legislative history); Beatrice Cheese, Inc. v. Peter J. Schmitt Co., Inc., 154 B.R. 47, 50 (Bankr. D. Del. 1993) (perfection must relate back to a prepetition date); Midlantic National Bank v. Sourlis, 141 B.R. 826, 837-38 (D.N.J. 1992) ("Moreover, Section 546(b) is a time statute which applies only where the state law permits relation-back."); Funding Systems Asset Management Corp. v. Chemical Business Credit Corp., 111 B.R. 500, 521 (Bankr. W.D. Pa. 1990) (perfection of interest in proceeds could not "relate back" and thus fell outside the scope of section 546(b)); Bevill, Bresler & Schulman, Inc., 94 B.R. at 830; Aikens, 94 B.R. at 876 (rejecting application of 546(b) where perfection would not "relate back" to defeat the rights of a bona fide purchaser of the debtor's property); In re TM Carlton House Partners, Ltd., 91 B.R. 349, 355-56 (Bankr. E.D. Pa.
1988) (citing legislative history and Collier on Bankruptcy); Valairco, Inc. v. ATC Systems, Inc., 9 B.R. 289, 294 (Bankr. D.N.J. 1981) ("No mention [in the legislative history] is made of liens which do not relate back for presumably the drafters of the Bankruptcy Code intended that, absent language within the state statute giving rise to a purported lien, it must be assumed that such liens are susceptible to the trustee's avoiding power."); see also In re Westport-Sandpiper Associates Ltd. Partnership, 116 B.R. 355 (Bankr. D. Conn.
1990) (state law must "specifically authorize" that the interest relate back to a date prior to perfection); Kearney Hotel Partners v. Richardson, 92 B.R. 95, 105 (Bankr. S.D.N.Y. 1988) ("[T]he legislative history makes clear that Congress had in mind only those state law statutes permitting relation back to a period prior to the filing of the bankruptcy petition."); Lawrence P. King, 5 Collier on Bankruptcy Paragraph 546.03[2][c][i], at 546-23 (15th ed. rev. 2000) [hereinafter Collier].

         An example of a "relation-back" law to which, under this majority view, section 546(b) applies is Section 9-301(2) of the New York Uniform Commercial Code, which provides that the filing of a financing statement with respect to a purchase money security interest within 20 days after the debtor receives possession of the collateral relates back to the time that the security interest attached and takes priority over the interests of an intervening lien creditor. See Collier, at 546-23. By contrast, under the majority view, section 546(b) does not apply to a generally applicable law under which a perfected lien does not "relate back" to a prior date. See, e.g., In re Alberto, 823 F.2d 712, 723 (3d Cir. 1987) (in case involving federal maritime law, section 546(b) of the Bankruptcy Code was inapplicable where the postpetition recordation of the lien at issue would not relate back in time under the applicable federal statute).

         A minority of courts have concluded that section 546(b) applies to any applicable law under which a lien, such as a tax or environmental "superlien," takes priority over previous liens, regardless of whether this priority "relates back" to a prior date. See The Lionel Corp. v. Civale & Trovato, Inc., 29 F.3d 88, 93 (2d Cir. 1994) ("We see nothing in Section 546(b) indicating that it applies only when the lienor fits within a 'relation-back' statute.") (applying New York mechanic's lien statute); Marine Midland Bank v. Bennett Funding Corp., No. 96-61376, 1997 Bankr. LEXIS 2197, at *63-8 (Bankr. N.D.N.Y. Aug. 11, 1997)
(evaluating New York Uniform Commercial Code); In re Microfab, Inc., 105 B.R. 152, 158 (Bankr. D. Mass. 1989) (refusing to limit 546(b) to liens that "relate back," noting that the statutory language does not contain this provision and that other liens may fall within the scope of the clear meaning of such language;

finding Massachusetts environmental "superlien" law to be a "generally applicable law" within the meaning of 546(b)); see also 229 Main Street Ltd. Partnership v. Massachusetts, No. 99-40163, 2000 U.S. Dist. LEXIS 10778, at *8-17 (D. Mass. July 26, 2000) (environmental "superlien" statute) (citing Microfab). Under these cases, the generally applicable law at issue merely needs to establish that the lien is superior to any hypothetical interest that a third party could have acquired as of the petition date.

         It may be argued in this case that the "future advances" provisions of the New York Uniform Commercial Code, the provisions of the Collateral Trust Agreement, and generally applicable contract law together may satisfy the requirements of section 546(b). Under New York U.C.C. Section 9-204(3), "[o]bligations covered by a security agreement may include future advances or other value whether or not the advances or value are given pursuant to commitment." In addition, New York U.C.C. Section 9- 312(7) provides:

                  If future advances are made while a security interest is perfected by filing, the taking of possession, or under
                  Section 8-321 on securities, the security interest has the same priority for the purposes of subsection (5) with respect to the future advances as it does with respect to the first advance. If a commitment is made before or while the security interest is so perfected, the security interest has the same priority with respect to advances made pursuant thereto. In other cases a perfected security interest has priority from the date the advance is made.

Under these provisions, future advances made pursuant to commitment(41) are entitled to the same priority afforded to the initial advance subject to the security interest. Future advances not made pursuant to commitment are afforded priority as of the date such future advances are made.

--------
(41) Under New York U.C.C. Section 9-105(k), "[a]n advance is made 'pursuant to commitment' if the secured party has bound himself to make it, whether or not a subsequent event of default or other event not within his control has relieved or may relieve him from his obligation."

         These provisions regarding future advances appear to fall outside the scope of section 546(b), whether that section is viewed to be limited to "relation back" statutes or not. Section 546(b)(1)(A), as quoted above, applies only to any generally applicable law permitting perfection to be effective against an entity that acquires rights in the property "before the date of perfection." Under the future advances statutes, as they apply to the Collateral Trust Agreement, the holders of the additional indebtedness are entitled to the same priority afforded to the holders of the initial indebtedness under the same security interests granted to the Collateral Trustee, as of, not before, the date of perfection of those security interests. None of the holders of additional indebtedness can claim that registration under the Collateral Trust Agreement would entitle it to priority over a security interest perfected before perfection by the Collateral Trustee. Thus, under the facts present here, neither the future advance statutes quoted above, the provisions of the Collateral Trust Agreement, nor generally applicable contract law can constitute the type of law covered by section 546(b)(1)(A), namely, "a generally applicable law permitting perfection to be effective . . . before the date of perfection."

         Parties may also argue that "generally applicable law" in this context encompasses a law that would apply but for the intervention of bankruptcy. Under this line of reasoning, it may be argued that - - by operation of the future advances provisions of the New York Uniform Commercial Code and New York contract law -- the holders of the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS, were it not for the intervention of bankruptcy, would have been able to correct any deficiencies in realizing upon the benefits of CTA and thereby gain priority over all parties perfecting security interests after the CTA security interests were perfected. In other words, but for the intervention of bankruptcy, the holders would have been able to obtain a security interest superior to that of post- Collateral Trust Agreement, prepetition secured parties.

         The language of the statute, legislative history, and case law, however, do not support this argument. Aside from the points raised above, the legislative history shows that Congress chose the term "generally applicable law" to prevent states from establishing priorities that exist only in bankruptcy. See Makoroff, 916 F.2d at 892 ("The legislative history also indicates that 'generally applicable law' means 'provisions of applicable law that apply both in bankruptcy cases and outside bankruptcy cases,' and warns that '[the phrase] is not designed too [sic] give the States an opportunity to enact disguised priorities in the form of liens that apply only in bankruptcy cases.'") (bracketed comments in original); Microfab, 105 B.R. at 156 ("generally applicable" is intended to indicate that the law must apply both in and outside bankruptcy cases). Furthermore, nothing in the legislative history or any of the cases of which we are aware suggests that Congress intended "generally applicable law" to mean anything other than a generally applicable statute, as distinguished from common law. See, e.g., Makoroff v. City of Lockport, 95 B.R. 370, 375 (Bankr. W.D. Pa. 1989) (the "generally applicable law" Congress envisioned in drafting this section only extended to statutes allowing perfection to relate back and defeat an intervening perfected creditor); H.R. Rep. No. 595, 95th Cong., 1st Sess. 371 (1977); S. Rep. No. 989, 95th Cong. 2d Sess. 86 (1978).

                                   CONCLUSION

         There are competing arguments as to all the issues that have been raised with respect to the Series 3 and 4 Notes, the Series 6 and 7 Notes, and the PATS. With respect to the contractual interpretation of the Collateral Trust Agreement, we believe that a court is more likely to find that:

         - registration is required for additional indebtedness to be secured under the CTA;

         - registration is not necessary for the noteholders to obtain the benefits of the guaranties; and

         - even if registration is required for a noteholder to benefit from the CTA's security interests, the Series 3 and 4 Notes are properly registered and, therefore, secured under the CTA.

         If a court determines to apply equitable doctrines to the facts, we believe that a court is more likely to decide that:

         - if the Series 3 and 4 Notes are defectively registered under the CTA, the doctrine of reformation is available to correct the mistake;

         - all the notes at issue are secured and entitled to the benefits of the guaranties, based on Prudential, because any other result would generate an unjust windfall to creditors who were not harmed by the deficiencies in registration.

         As for the bankruptcy and other arguments addressed herein, we conclude that a court will likely not apply them to any of the notes at issue and that, therefore, they will not affect the outcome of the contract interpretation and equitable analyses.

                              ---------------------

         Notwithstanding these conclusions, all of the potential arguments discussed in this paper, as well as the conclusions reached, are subject to considerable uncertainty. As described in detail above, each of the contract interpretation arguments is subject to substantial counterarguments. Additionally, there is no assurance that a court will apply any of the equitable principles to the facts or, if it does, that it will utilize these principles potentially to override the parties' intent as memorialized in the CTA. Likewise, it is uncertain whether a court will utilize any of the bankruptcy and other principles discussed herein to affect the outcome.

         Irrespective of how a court may ultimately rule, litigation of these difficult and complex issues will undoubtedly be expensive and time-consuming and could spawn other contentious litigation involving a myriad of parties. The potential consequence of litigation is a substantial delay in the Companies' chapter 11 cases to the detriment of the Companies' business operations and the interests of all creditors.

         An amicable resolution of the issues addressed in this paper is, from the perspective of the Companies and all their creditors, unquestionably preferable to the expense and uncertainty of protracted litigation. The expeditious confirmation of a plan of reorganization in these cases may, indeed, depend upon a prompt, consensual resolution of these matters.





                                                     JONES, DAY, REAVIS & POGUE



September 19, 2000

                                    EXHIBIT A

                           SERIES 3 AND SERIES 4 NOTES
                             Issued: October 1, 1996
                          Closing Date: October 4, 1996
                         Principal Amount: $350 million

Indenture Trustee:
-----------------
         Michael Hopkins
         Fleet National Bank

Indenture Trustees' Counsel:
---------------------------
         Eric A. Henzy
         Reid and Riege, P.C.

Manager:
-------
         Michael Klein
         Salomon Smith Barney Inc.

Co-Managers:
-----------
         Alex. Brown & Sons Incorporated
         Nesbitt Burns Securities Inc.
         RBC Dominion Securities Corporation
         Midland Walwyn Capital Corporation

Underwriters' Counsel:
---------------------
         Sue Ann Dillport
         Davis, Polk & Wardwell

Loewen's Counsel:
----------------
         Michelle Johnson
         Thelen Reid & Priest LLP

Collateral Trustee:
------------------
         Bankers Trust Company

Collateral Trustee's Counsel:
----------------------------
         Michele Ross
         Kramer Levin Naftalis & Frankel LLP

                                      PATS
                           Issued: September 25, 1997
                        Closing Date: September 30, 1997
                         Principal Amount: $300 million

Indenture Trustee:
-----------------
         Michael Hopkins
         State Street Bank and Trust Company

Indenture Trustee's Counsel:
---------------------------
         Eric A. Henzy
         Reid and Riege, P.C.



Manager:
-------
         James Woolfrey
         UBS Securities LLC

Co-Manager:
----------
         Salomon Smith Barney Inc.

Underwriters' Counsel:
---------------------
         C. Thomas Kunz

         Skadden, Arps, Slate, Meagher & Flom LLP

Loewen's Counsel:
----------------
         Michelle Johnson
         Thelen Reid & Priest LLP

Collateral Trustee:
------------------
         Bankers Trust Company

Collateral Trustee's Counsel:
----------------------------
         Michele Ross
         Kramer Levin Naftalis & Frankel LLP

                           SERIES 6 AND SERIES 7 NOTES
                              Issued: May 21, 1998
                           Closing Date: May 28, 1998
                         Principal Amount: $450 million

Indenture Trustee:
-----------------
         Michael Hopkins
         State Street Bank and Trust Company

Indenture Trustee's Counsel:
---------------------------
         Eric A. Henzy
         Reid and Riege, P.C.

Manager:
-------
         Michael Klein
         Salomon Smith Barney Inc.

Co-Managers:
-----------
         Goldman Sachs & Co.
         Nesbitt Burns Securities Inc.
         BT Alex. Brown
         Deutsche Morgan Grenfell

Underwriters' Counsel:
---------------------
         Sue Ann Dillport
         Davis Polk & Wardwell

Loewen's Counsel:
----------------
         Michelle Johnson
         Thelen Reid & Priest LLP

Collateral Trustee:
------------------
         Bankers Trust Company

Collateral Trustee's Counsel:
----------------------------
         Michele Ross
         Kramer Levin Naftalis & Frankel LLP

                                    EXHIBIT B

         PRIMARY CTA PROVISIONS THAT SUPPORT REGISTRATION INTERPRETATION

2.1      Secured Indebtedness: Classes: Initial Secured Indebtedness

         The aggregate principal amount of indebtedness which may be secured under this Collateral Trust Agreement at any time is unlimited, but indebtedness shall be Secured Indebtedness only upon and subject to the conditions set forth in this Article. Any Secured Indebtedness shall be classified as one of the following in accordance with the provisions of this Article: Class A Secured Indebtedness, Class B Secured Indebtedness, Class C Secured Indebtedness or Class D Secured Indebtedness. The Class A Secured Indebtedness, the Class B Secured Indebtedness and the Class C Secured Indebtedness shall be the Senior Secured Indebtedness, having the benefit of the Senior Lien as provided herein. The Class D Secured Indebtedness shall have the benefit of the Junior Lien as provided herein. (Emphasis added.)

2.3      Secured Indebtedness Register

         The Trustee shall cause to be kept a register (the "Secured Indebtedness Register") in which shall be entered the name, address, telephone number, facsimile number, if any, and representative capacity, if any, of each Secured Party Representative together with the original principal amount of the related Secured Indebtedness, if any, and the commitment amount, if any, under the related Financing Agreement(s), and the name(s) or office(s) of the persons responsible for giving instructions under this Collateral Trust Agreement. . . .
 . The entries in the Secured Indebtedness Register shall be conclusive and binding for all purposes absent manifest error, and the Trustee and each other Secured Party may treat each Person whose name is recorded in the Secured Indebtedness Register as a Secured Party Representative hereunder for the related registered Secured Indebtedness for all purposes under this Collateral Trust Agreement. The Secured Indebtedness Register shall be available for inspection at the Trustee's office in New York City by an Secured Party Representative during the Trustee's normal business hours and with reasonable prior written notice. (Emphasis added.)

2.5      Additional Secured Indebtedness Registration

(1) From time to time after the date hereof, agents, trustees or like representatives acting on behalf of Holders of any proposed Additional Secured Indebtedness under Section 2.4((1)(i), (ii) or (iii) (or, if such Holders are unrepresented, the Holders themselves) may become Secured Party Representatives under this Collateral Trust Agreement and be entitled to the benefits of the security interests in the Collateral as set out herein and in the other Collateral Documents. To become a Secured Party Representative hereunder each such representative or Holder much deliver to the Trustee, for acceptance and registration in the Secured Indebtedness Register, an Additional Secured

Indebtedness Registration Statement substantially in the form of Exhibit A, duly executed by such prospective representative or holder and the Companies. Upon such delivery, acceptance and registration, such representative or holder shall have the rights of a Secured Party Representative set out in this Collateral Trust Agreement. (Underscore in text deleted; emphasis added.)

(2) From time to time after the date hereof, a Secured Party Representative may register increases in commitment amounts, principal amounts and guaranties of indebtedness described in Section 2.4(1)(iv) or (v) as Additional Secured Indebtedness by the delivery to the Trustee, for acceptance and registration in the Secured Indebtedness Register, of an Additional Secured Indebtedness Registration Statement substantially in the form of Exhibit A, duly executed by such Secured Party Representative and the Companies. Upon such delivery, acceptance and registration, such increases in commitment amounts, principal amounts and guaranties shall have the benefits of Additional Secured Indebtedness under this Collateral Trust Agreement. (Underscore in text deleted; emphasis added.)

3.1      Grant of Senior Lien for Senior Secured Indebtedness.

         [E]ach Pledgor does hereby pledge, charge, assign and transfer to and in favor of the Trustee, and does hereby create and grant a first priority security interest in favor of the Trustee in, in trust for the benefit of the Trustee in such capacity, and for the equal and ratable benefit of all Senior Secured Parties, as security for (A) the due payment by the Companies of all amounts payable to the Trustee, the Enforcement Representatives and the Secured Party Representatives hereunder, (B) the payment by the Obligors of the Senior Secured Indebtedness, (C) the due performance of the obligations of the Companies contained herein, and (D) in the case of a Pledgor Subsidiary, the due performance by such Pledgor Subsidiary of its obligations contained herein, including, without limitation, its obligations under Article V, all of the following property, whether now existing or hereafter arising (the "Collateral")
 . . . . (Underscore in text deleted; emphasis added.)

1.1      Defined Terms

(104) "Senior Secured Parties" means the Class A Secured Parties, the Class B Secured Parties and the Class C Secured Parties, and "Senior Secured Party" means any of them. (Underscore in text deleted; emphasis added.)

(22) "Class C Secured Parties" means the Holders of the Series 1 Notes and the Series 2 Notes, and each Holder of Additional Secured Indebtedness (if any), which Additional Secured Indebtedness is designated as Class C Secured Indebtedness pursuant to Section 2.6, and their Secured Party Representatives, and "Class C Secured

         Party" means any of them. (Underscore in text deleted; emphasis added.)

(50) "Holder" means any Person who holds Secured Indebtedness and any successor to or assignee from such a holder of such Secured Indebtedness; provided that in the case of any Holder of Additional Secured Indebtedness, its Secured Party Representative shall have become a Secured Party Representative hereunder pursuant to Section
         2.5. (Underscore in text deleted; emphasis added.)

8.10     Application of Proceeds of Realization of Security

         Except as otherwise provided herein or by law or by the order of a court, the moneys arising from the enforcement of any remedy provided for herein, including, without limitation, the carrying on of the Business and the sale or other realization of the whole or any part of the Collateral, whether under any sale by the Trustee or by judicial process or otherwise, shall be held by the Trustee and, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, shall be applied by the Trustee as follows:

                                      * * *



                                      * * *



                                      * * *

                  Fourth: To the Secured Party Representatives on behalf of each Holder they represent, respectively, in an amount equal to the Senior Secured Indebtedness owing to each such Holder as of the date of such distribution . . . . (Emphasis added.)

                                    EXHIBIT C

       PRIMARY CTA PROVISIONS THAT SUPPORT NON-REGISTRATION INTERPRETATION

3.1      Grant of Senior Lien for Senior Secured Indebtedness

         [E]ach Pledgor does hereby pledge, charge, assign and transfer to and in favor of the Trustee, and does hereby create and grant a first priority security interest in favor of the Trustee in, in trust for the benefit of the Trustee in such capacity, and for the equal and ratable benefit of all Senior Secured Parties, as security for (A) the due payment by the Companies of all amounts payable to the Trustee, the Enforcement Representatives and the Secured Party Representatives hereunder, (B) the payment by the Obligors of the Senior Secured Indebtedness, (C) the due performance of the obligations of the Companies contained herein, and (D) in the case of a Pledgor Subsidiary, the due performance by such Pledgor Subsidiary of its obligations contained herein, including, without limitation, its obligations under Article V, all of the following property, whether now existing or hereafter arising (the "Collateral")
 . . . . (Underscore in text deleted; emphasis added.)

1.1      Definitions

(102) Senior Secured Indebtedness" means the Class A Secured Indebtedness, the Class B Secured Indebtedness and the Class C Secured Indebtedness. (Underscore in text deleted; emphasis added.)

(21) "Class C Secured Indebtedness" means all Obligations in respect of the indebtedness arising under or evidenced by the Financing Agreements listed under the heading "Class C Secured Indebtedness" on Schedule 1 and (if any) the Additional Secured Indebtedness designated as Class C Secured Indebtedness pursuant to Section 2.6. (Underscore in text deleted; emphasis added.)

2.4      Designation of Additional Secured Indebtedness

(1) [E]ither Company may from time to time by resolutions of its Directors designate any of the following to be Secured Indebtedness hereunder ("Additional Secured Indebtedness") entitled to the security hereby created:

                  (i)      new indebtedness for borrowed money . . . .

2.6      Designation of Class for Additional Secured Indebtedness

         Upon the designation of any Additional Secured Indebtedness, the Companies shall determine, as of the date of the creation and issuance thereof, with the holders thereof whether such Additional Secured Indebtedness shall be Class A Secured Indebtedness, Class B Secured Indebtedness or Class C Secured Indebtedness . . . and such determination shall be set forth in the related Additional Secured Indebtedness Registration Statement, together with the certification by the Companies to the effect that (i) the incurrence and securing of such additional indebtedness or obligations is permitted by and will not result in any breach of any Financing Agreement, and (ii) the proposed classification of such additional indebtedness or obligations complies with the terms of Section 2.4(2) hereof and has been approved by the requisite parties to any Financing Agreement(s) under which such approval is required.

5.1      Guaranty

         Each Pledgor Subsidiary hereby unconditionally and irrevocably guarantees, to the fullest extent permitted by Applicable Law, the due and punctual payment (whether at stated maturity, upon acceleration or otherwise)
and performance of all Senior Secured Indebtedness of the Obligors . . . . Upon
failure by any Obligor to pay or perform any Senior Secured Indebtedness, such Pledgor Subsidiary shall forthwith on demand pay or perform such Secured Indebtedness, at the place, in the manner and with the effect otherwise specified in the related Financing Agreement. Such Pledgor Subsidiary hereby agrees that its guaranty of the Senior Secured Indebtedness pursuant to this
Article V is an absolute guaranty of payment and is not a guaranty of collection. (Underscore in text deleted; emphasis added.)

Recital 9. All things necessary have been done and performed to make:

         (b) additional indebtedness of TLGI, LGII or any other Wholly-Owned Subsidiary when designated by either Company as provided herein as Additional Secured Indebtedness and either as Class A Secured Indebtedness, Class B Secured Indebtedness or Class C Secured Indebtedness, entitled to the benefit of the Senior
                  Lien . . . . (Emphasis added.)

                                    EXHIBIT V

                 SUMMARY OF DISCLOSURE SUPPLEMENT BEING PROVIDED
                 SEPARATELY TO HOLDERS OF CLASS 8 AND 11 CLAIMS

    SUMMARY RECOVERY ANALYSIS FOR SUBSIDIARY DEBTORS WITH CLASS 11 CREDITORS


                                                                          STRICT
                                                                         PRIORITY                                  TOTAL
                                                          LIQUIDATION   UNSECURED      PLAN                      UNSECURED
                   LEGAL ENTITY NAME              CASE #   RECOVERY %   RECOVERY %   RECOVERY %  PLAN DIVISION    CLAIMS
                   -----------------              ------  -----------   ----------   ----------  -------------   ---------

 Almont, Inc.                                    99-1274     84.52%      100.00%       100.0%      Division C    1,232,313
 Arlington Park Cemetery, Inc.                   99-1287    100.00%      100.00%       100.0%      Division C       46,651
 Bateman Funeral Chapel, Inc.                    99-1296    100.00%      100.00%       100.0%      Division C       96,347
 Bill Eisenhour Funeral Homes, Inc.              99-1316    100.00%      100.00%       100.0%      Division C      107,445
 Bob Miller Funeral Home, Inc.                   99-1325     57.47%       94.73%       100.0%      Division C      112,248
 Carothers Holding Company (Georgia), Inc.       99-1352     58.53%       82.12%       100.0%      Division C      332,509
 Carpenter's Funeral Homes, Inc.                 99-1354    100.00%      100.00%       100.0%      Division C      122,159
 Chicago Cemetery Corporation                    99-1377     71.01%       97.68%       100.0%      Division C       63,565
 Coge Investment Corporation                     99-1384    100.00%      100.00%       100.0%      Division C       42,255
 Corrigan Funeral Home, Inc.                     99-1393    100.00%      100.00%       100.0%      Division C       39,635
 Covell-Smith Funeral Home, Inc.                 99-1395    100.00%      100.00%       100.0%      Division C      119,827
 Craciun Funeral Home, Inc.                      99-1396    100.00%      100.00%       100.0%      Division C      325,276
 Darling-Mouser Funeral Home, Inc.               99-1411    100.00%      100.00%       100.0%      Division C      257,497
 DiCicco and Son, Inc.                           99-1428    100.00%      100.00%       100.0%      Division C       52,686
 Dickson Funeral Home, Incorporated              99-1429     79.46%      100.00%       100.0%      Division C      156,246
 Edward Swanson & Son Funeral Home, Inc.         99-1454    100.00%      100.00%       100.0%      Division C       38,770
 Elzey & Haggard Funeral Homes, Inc.             99-1457    100.00%      100.00%       100.0%      Division C      234,121
 Evangeline Funeral Home, Inc.                   99-1462    100.00%      100.00%       100.0%      Division C       30,191
 Forest Park Cemetery West of Shreveport, Inc.   99-1487     79.01%       84.55%       100.0%      Division C       25,013
 Frank R. Gorton & Sons, Inc.                    99-1493    100.00%      100.00%       100.0%      Division C       39,602
 Franklin Memorial Chapel, Inc.                  99-1494    100.00%      100.00%       100.0%      Division C      177,997
 Green Lawn Cemetery Corporation                 99-1531     64.95%       89.33%       100.0%      Division C       62,943
 H. C. Alexander Funeral Home, Inc.              99-1543    100.00%      100.00%       100.0%      Division C       23,762
 H. H. Birkenkamp Funeral Home, Inc.             99-1544    100.00%      100.00%       100.0%      Division C       90,708
 Haakinson-Groulx Mortuary, Inc.                 99-1547    100.00%      100.00%       100.0%      Division C       74,795
 Harnett Devotional Gardens, Inc.                99-1552    100.00%      100.00%       100.0%      Division C       42,038
 Harvey Funeral Home, Inc.                       99-1555     59.50%       84.15%       100.0%      Division C      483,816
 HFH, Inc.                                       99-1563    100.00%      100.00%       100.0%      Division C       49,519
 HLLB, Inc.                                      99-1572    100.00%      100.00%       100.0%      Division C      186,677
 J & K Management Company                        99-1591     66.69%       92.46%       100.0%      Division C      153,954
 J. W. Curry & Son, Inc.                         99-1593    100.00%      100.00%       100.0%      Division C       66,675
 Kennedy-Roth Funeral Home, Inc.                 99-1621    100.00%      100.00%       100.0%      Division C       67,858
 Kimball Funeral Home, Inc.                      99-1623     62.01%       85.04%       100.0%      Division C       90,333
 Lee Funeral Home of Manassas, Inc.              99-1642    100.00%      100.00%       100.0%      Division C      260,688
 Loewen (Oklahoma), Inc.                         99-1663     70.63%       95.98%       100.0%      Division C      416,504
 Loewen Life Insurance Group, Inc.               99-1675    100.00%      100.00%       100.0%      Division C    2,202,310
 Ludlum Management Services, Inc.                99-1692     86.53%      100.00%       100.0%      Division C       45,881
 McLeod Mortuary, Inc.                           99-1713    100.00%      100.00%       100.0%      Division C      120,988
 Morrison Funeral Home, Inc.                     99-1747     66.78%       91.89%       100.0%      Division C       48,103
 Nave Funeral Home, Inc.                         99-1767    100.00%      100.00%       100.0%      Division C      295,976



                                                                ASSUMED TO
                                                                 ELECT TO
                                                   CONVENIENCE  CONVENIENCE    CLASS 11
                   LEGAL ENTITY NAME                  CLASS        CLASS        CLAIMS
                   -----------------               -----------  -----------    --------
 Almont, Inc.                                         13,285            --    1,219,028
 Arlington Park Cemetery, Inc.                        19,675            --       26,976
 Bateman Funeral Chapel, Inc.                          1,766            --       94,581
 Bill Eisenhour Funeral Homes, Inc.                   14,446            --       92,999
 Bob Miller Funeral Home, Inc.                            --            --      112,248
 Carothers Holding Company (Georgia), Inc.            41,043            --      291,466
 Carpenter's Funeral Homes, Inc.                       1,746            --      120,413
 Chicago Cemetery Corporation                         28,251            --       35,314
 Coge Investment Corporation                             149            --       42,106
 Corrigan Funeral Home, Inc.                          12,115            --       27,520
 Covell-Smith Funeral Home, Inc.                          --            --      119,827
 Craciun Funeral Home, Inc.                              581            --      324,695
 Darling-Mouser Funeral Home, Inc.                    10,321            --      247,176
 DiCicco and Son, Inc.                                25,339            --       27,347
 Dickson Funeral Home, Incorporated                    2,459            --      153,787
 Edward Swanson & Son Funeral Home, Inc.               9,711            --       29,059
 Elzey & Haggard Funeral Homes, Inc.                   1,648            --      232,473
 Evangeline Funeral Home, Inc.                         6,849            --       23,342
 Forest Park Cemetery West of Shreveport, Inc.         1,000            --       24,013
 Frank R. Gorton & Sons, Inc.                            306            --       39,296
 Franklin Memorial Chapel, Inc.                        5,780            --      172,217
 Green Lawn Cemetery Corporation                      12,426            --       50,517
 H. C. Alexander Funeral Home, Inc.                       --            --       23,762
 H. H. Birkenkamp Funeral Home, Inc.                      50            --       90,658
 Haakinson-Groulx Mortuary, Inc.                          --            --       74,795
 Harnett Devotional Gardens, Inc.                        373            --       41,665
 Harvey Funeral Home, Inc.                             1,261            --      482,555
 HFH, Inc.                                               341            --       49,178
 HLLB, Inc.                                            1,484            --      185,193
 J & K Management Company                             17,247            --      136,707
 J. W. Curry & Son, Inc.                               6,679            --       59,996
 Kennedy-Roth Funeral Home, Inc.                       7,857            --       60,001
 Kimball Funeral Home, Inc.                            4,145            --       86,188
 Lee Funeral Home of Manassas, Inc.                       16            --      260,672
 Loewen (Oklahoma), Inc.                              22,069            --      394,435
 Loewen Life Insurance Group, Inc.                     2,100            --    2,200,210
 Ludlum Management Services, Inc.                         --            --       45,881
 McLeod Mortuary, Inc.                                    --            --      120,988
 Morrison Funeral Home, Inc.                              --            --       48,103
 Nave Funeral Home, Inc.                               5,277            --      290,699

    SUMMARY RECOVERY ANALYSIS FOR SUBSIDIARY DEBTORS WITH CLASS 11 CREDITORS


                                                                                         STRICT
                                                                                        PRIORITY
                                                                         LIQUIDATION   UNSECURED      PLAN
                   LEGAL ENTITY NAME                           CASE #     RECOVERY %   RECOVERY %   RECOVERY %   PLAN DIVISION
                   -----------------                          -------    -----------   ----------   ----------   -------------
 Newby Funeral Home, Inc.                                     99-1772      100.00%      100.00%       100.0%       Division C
 Poteet Holdings, Inc.                                        99-1845      100.00%      100.00%       100.0%       Division C
 Prata Funeral Homes, Inc.                                    99-1849       65.05%       90.64%       100.0%       Division C
 R. Stutzmann & Son, Inc.                                     99-1855      100.00%      100.00%       100.0%       Division C
 Rawlings Funeral Home, Inc.                                  99-1857       84.86%      100.00%       100.0%       Division C
 Reeves Funeral Home, Inc.                                    99-1861      100.00%      100.00%       100.0%       Division C
 Retz Funeral Home, Inc.                                      99-1873      100.00%      100.00%       100.0%       Division C
 Riverside Memorial Park, Inc.                                99-1882       58.04%       81.73%       100.0%       Division C
 Rogers Funeral Home of Clarkson, Kentucky, Inc.              99-1892       85.99%       91.87%       100.0%       Division C
 Sandling Funeral Home, Inc.                                  99-1918      100.00%      100.00%       100.0%       Division C
 Takoma Funeral Home, Inc.                                    99-1997      100.00%      100.00%       100.0%       Division C
 Trevino Funeral Home, Inc.                                   99-2018      100.00%      100.00%       100.0%       Division C
 Weaver Funeral Home, Inc.                                    99-2042      100.00%      100.00%       100.0%       Division C
 Loewen (Texas), L.P.                                         99-2094      100.00%      100.00%       100.0%       Division C
 Loewen (Alabama), L.P.                                       99-2096       93.58%      100.00%       100.0%       Division C
 Bennett-Emmert Funeral Home, Inc.                            99-1305       55.75%       76.71%        80.0%       Division D
 Bishop Funeral Chapel Inc.                                   99-1317       58.41%       62.51%        80.0%       Division D
 Carothers Holding Company (South Carolina), Inc.             99-1353       46.63%       72.09%        80.0%       Division D
 Harrell-Faircloth Funeral Home, Inc.                         99-1553       44.83%       62.77%        80.0%       Division D
 John Dormi & Sons, Inc.                                      99-1605       47.37%       65.08%        80.0%       Division D
 Lineberry Group (Virginia), Inc.                             99-1652       40.99%       60.18%        80.0%       Division D
 Memorial Park, Inc.                                          99-1724       49.10%       67.60%        80.0%       Division D
 Memorial Services Acquisition, Inc.                          99-1726       47.21%       64.11%        80.0%       Division D
 Whitehurst California                                        99-2055        3.97%       64.43%        80.0%       Division D
 Whitehurst - Lakewood Memorial Park And Funeral Service      99-2057       46.48%       63.75%        80.0%       Division D
 Yablokoff Kingsway Memorial Chapel, Inc.                     99-2085       51.93%       71.60%        80.0%       Division D
 Loewen (Indiana), L.P.                                       99-2095       50.24%       66.43%        80.0%       Division D
 Camposanto PR, Inc.                                          99-2099       70.78%       75.67%        80.0%       Division D
 Arlington Memory Gardens, Inc.                               99-1286       29.35%       40.21%        60.0%       Division E
 Carothers Holding Company, Inc.                              99-1351       30.81%       47.35%        60.0%       Division E
 Cauthen's, Inc.                                              99-1357       41.83%       57.99%        60.0%       Division E
 Kadek Enterprises of Florida, Inc.                           99-1612       31.49%       43.14%        60.0%       Division E
 Loewen Cemetery (Texas), Inc.                                99-1668       30.50%       41.38%        60.0%       Division E
 Sandy Springs Chapel, Inc.                                   99-1919       36.13%       49.78%        60.0%       Division E
 Valley of The Temples Mortuaries, Ltd.                       99-2031       53.81%       57.52%        60.0%       Division E
 Earthman Holdings, Inc.                                      99-2101       28.79%       42.79%        60.0%       Division E
 Belcrest Memorial Park, Inc.                                 99-1303       19.28%       26.28%        45.2%       Division F
 Blackhawk Garden of Memories, Inc.                           99-1319       32.80%       34.82%        45.2%       Division F
 Burris Funeral Home, Inc.                                    99-1344       30.91%       33.32%        45.2%       Division F
 Cavazos Memorial Chapel, Inc.                                99-1358       25.06%       34.48%        45.2%       Division F





                                                                                                      ASSUMED TO
                                                                         TOTAL                         ELECT TO
                                                                       UNSECURED      CONVENIENCE     CONVENIENCE  CLASS 11
                   LEGAL ENTITY NAME                                    CLAIMS           CLASS           CLASS      CLAIMS
                   -----------------                                   ---------      -----------     -----------  --------
 Newby Funeral Home, Inc.                                                 34,856          6,749             --       28,106
 Poteet Holdings, Inc.                                                   245,908         35,825             --      210,083
 Prata Funeral Homes, Inc.                                               176,690          2,369             --      174,321
 R. Stutzmann & Son, Inc.                                                 31,272          4,350             --       26,922
 Rawlings Funeral Home, Inc.                                              93,378         14,115             --       79,263
 Reeves Funeral Home, Inc.                                                93,659             --             --       93,659
 Retz Funeral Home, Inc.                                                  65,629             --             --       65,629
 Riverside Memorial Park, Inc.                                           393,738          5,689             --      388,049
 Rogers Funeral Home of Clarkson, Kentucky, Inc.                         298,663          8,242             --      290,421
 Sandling Funeral Home, Inc.                                              90,969          3,175             --       87,794
 Takoma Funeral Home, Inc.                                               221,625             --             --      221,625
 Trevino Funeral Home, Inc.                                               45,800            175             --       45,625
 Weaver Funeral Home, Inc.                                                66,676         15,753             --       50,923
 Loewen (Texas), L.P.                                                    474,620         59,403             --      415,217
 Loewen (Alabama), L.P.                                                1,389,325         32,801             --    1,356,524
 Bennett-Emmert Funeral Home, Inc.                                       101,303             50         10,001       91,252
 Bishop Funeral Chapel Inc.                                               88,173             --         10,001       78,172
 Carothers Holding Company (South Carolina), Inc.                        330,047         11,433         12,314      306,300
 Harrell-Faircloth Funeral Home, Inc.                                     93,182          6,663         10,001       76,518
 John Dormi & Sons, Inc.                                                 228,637          6,534             --      222,103
 Lineberry Group (Virginia), Inc.                                        520,551         24,999             --      495,552
 Memorial Park, Inc.                                                     125,162         46,096         11,378       67,688
 Memorial Services Acquisition, Inc.                                      62,283            347         21,088       40,848
 Whitehurst California                                                   800,051             --             --      800,051
 Whitehurst - Lakewood Memorial Park And Funeral Service                  98,407         36,370         10,001       52,036
 Yablokoff Kingsway Memorial Chapel, Inc.                                 48,741         14,481         21,268       12,992
 Loewen (Indiana), L.P.                                                  374,294         40,773         10,001      323,520
 Camposanto PR, Inc.                                                      42,374             92         22,457       19,825
 Arlington Memory Gardens, Inc.                                           56,170         15,485         20,018       20,667
 Carothers Holding Company, Inc.                                       2,667,079         81,061         57,836    2,528,182
 Cauthen's, Inc.                                                         238,562          9,701         10,001      218,860
 Kadek Enterprises of Florida, Inc.                                       51,846         19,533         10,001       22,312
 Loewen Cemetery (Texas), Inc.                                           337,723         16,696         11,691      309,336
 Sandy Springs Chapel, Inc.                                              638,988          2,862             --      636,126
 Valley of The Temples Mortuaries, Ltd.                                  116,486         37,667         22,445       56,374
 Earthman Holdings, Inc.                                                 173,022          7,567         42,197      123,259
 Belcrest Memorial Park, Inc.                                             63,600          5,953         10,001       47,646
 Blackhawk Garden of Memories, Inc.                                       54,609         12,870         10,001       31,738
 Burris Funeral Home, Inc.                                               157,308             --         14,301      143,007
 Cavazos Memorial Chapel, Inc.                                            66,057             --         10,001       56,056

    SUMMARY RECOVERY ANALYSIS FOR SUBSIDIARY DEBTORS WITH CLASS 11 CREDITORS




                                                                                STRICT
                                                                               PRIORITY
                                                                LIQUIDATION   UNSECURED      PLAN
                   LEGAL ENTITY NAME                  CASE #     RECOVERY %   RECOVERY %   RECOVERY %     PLAN DIVISION
                   -----------------                  ------    -----------   ----------   ----------     -------------
 Desert DR Acquisition, Inc.                         99-1423       16.78%       23.06%        45.2%         Division F
 Elmwood Acquisition Corporation                     99-1455       19.13%       26.22%        45.2%         Division F
 Forest Park Cemetery of Shreveport, Inc.            99-1488       19.38%       20.54%        45.2%         Division F
 Funeral Services Acquisition Group, Inc.            99-1502       15.93%       21.71%        45.2%         Division F
 Grennan Funeral Home, Ltd.                          99-1537       25.67%       35.32%        45.2%         Division F
 Hibbard-Ruggles Funeral Home, Inc.                  99-1564       25.08%       34.09%        45.2%         Division F
 Imperial Memorial Gardens, Inc.                     99-1588       14.45%       20.74%        45.2%         Division F
 Johnson Funeral Home Of Church Hill, Inc.           99-1608       21.70%       23.46%        45.2%         Division F
 Kennedy-Morgan Funeral Home, Inc.                   99-1620       23.87%       35.39%        45.2%         Division F
 Levitt-Weinstein Memorial Chapels, Inc.             99-1646       16.63%       22.91%        45.2%         Division F
 Lineberry Group, Inc.                               99-1651       27.56%       38.23%        45.2%         Division F
 Loewen (Kentucky), Inc.                             99-1660       33.94%       36.22%        45.2%         Division F
 Loewen Group, Inc.                                  99-1674       27.16%       30.59%        45.2%         Division F
 Mission Memorial Park                               99-1736       19.73%       27.04%        45.2%         Division F
 Mullins Holding Company                             99-1760       13.85%       24.91%        45.2%         Division F
 New England Holding Co., Inc.                       99-1770        0.00%       21.57%        45.2%         Division F
 Oak Enterprises, Inc.                               99-1792       24.22%       33.83%        45.2%         Division F
 Osiris Holding Corporation                          99-1805       15.82%       20.20%        45.2%         Division F
 Parks Development Company, Inc.                     99-1822       15.10%       20.52%        45.2%         Division F
 Reeves, Inc.                                        99-1862       26.54%       36.95%        45.2%         Division F
 Roselawn Memorial Gardens, Inc.                     99-1899       26.16%       27.65%        45.2%         Division F
 Rushlow-Iacoi Funeral Home, Inc.                    99-1909       19.44%       20.81%        45.2%         Division F
 South Bend Highland Cemetery Association, Inc.      99-1954       22.24%       30.13%        45.2%         Division F
 Spring Hill Cemetery Company                        99-1961       19.74%       27.01%        45.2%         Division F
 The Portland Memorial, Inc.                         99-2007       24.07%       30.87%        45.2%         Division F
 Valley Memory Gardens, Inc.                         99-2029       15.91%       21.73%        45.2%         Division F
 Wattengel Funeral Home, Inc.                        99-2041       32.13%       34.75%        45.2%         Division F
 Alternative Acquisition, Inc.                       99-2098       30.71%       32.50%        45.2%         Division F
 Chism-Smith Funeral Home, Inc.                      99-1378       11.74%       11.86%        25.2%         Division G
 Hillcrest Cemetery Corporation                      99-1569        9.12%       12.38%        25.2%         Division G
 Kraeer Holdings, Inc.                               99-1629       11.56%       16.22%        25.2%         Division G
 New Rose Hill, Inc.                                 99-1771        7.12%        7.61%        25.2%         Division G
 Roth Funeral Chapel, Incorporated                   99-1905       11.09%       11.83%        25.2%         Division G
 Family Funeral Service Group, Inc.                  99-2102        6.52%        9.89%        25.2%         Division G
 Nakamura Mortuary, Inc.                             99-2106        5.43%        5.73%        25.2%         Division G
 Riemann Holdings, Inc.                              99-2108       10.17%       14.48%        25.2%         Division G
 Wagner Acquisition Corporation                      99-2110        0.00%        7.48%        25.2%         Division G
 Blessing Funeral Home, Inc.                         99-1322        0.00%        0.00%        15.2%         Division H
 Dudley M. Hughes Funeral Home, Inc.                 99-1437        0.00%        0.00%        15.2%         Division H
 Fairview Memorial Park of Albemarle, Inc.           99-1469        4.44%        4.75%        15.2%         Division H





                                                                                    ASSUMED TO
                                                       TOTAL                         ELECT TO
                                                     UNSECURED      CONVENIENCE     CONVENIENCE  CLASS 11
                   LEGAL ENTITY NAME                  CLAIMS           CLASS           CLASS      CLAIMS
                   -----------------                 ---------      -----------     ----------- ---------
 Desert DR Acquisition, Inc.                           770,495            450             --      770,045
 Elmwood Acquisition Corporation                       140,608         37,825         12,783       90,000
 Forest Park Cemetery of Shreveport, Inc.            1,192,796         13,994         29,420    1,149,382
 Funeral Services Acquisition Group, Inc.              471,882         89,371         19,703      362,808
 Grennan Funeral Home, Ltd.                            121,008             --         11,001      110,007
 Hibbard-Ruggles Funeral Home, Inc.                     54,447            687         10,001       43,759
 Imperial Memorial Gardens, Inc.                     1,238,419         18,835             --    1,219,584
 Johnson Funeral Home Of Church Hill, Inc.             119,762             --         10,001      109,761
 Kennedy-Morgan Funeral Home, Inc.                      91,760             --         10,001       81,759
 Levitt-Weinstein Memorial Chapels, Inc.               533,241         26,977         21,191      485,073
 Lineberry Group, Inc.                               1,583,083         51,266         13,193    1,518,624
 Loewen (Kentucky), Inc.                             1,042,971         59,288         56,200      927,483
 Loewen Group, Inc.                                    437,395         24,804         33,179      379,412
 Mission Memorial Park                                 259,571          4,046             --      255,525
 Mullins Holding Company                             2,010,075         17,476             --    1,992,599
 New England Holding Co., Inc.                         176,533          2,227         16,048      158,258
 Oak Enterprises, Inc.                                  73,137          1,910         10,001       61,226
 Osiris Holding Corporation                            714,174         99,937         20,000      594,237
 Parks Development Company, Inc.                       465,912         10,637             --      455,275
 Reeves, Inc.                                           55,576         15,539         10,001       30,036
 Roselawn Memorial Gardens, Inc.                       111,132          5,907         10,103       95,122
 Rushlow-Iacoi Funeral Home, Inc.                       51,087             --         15,905       35,182
 South Bend Highland Cemetery Association, Inc.        151,315         20,487         13,756      117,072
 Spring Hill Cemetery Company                           56,404         12,456         21,299       22,649
 The Portland Memorial, Inc.                            59,661         18,237         10,001       31,423
 Valley Memory Gardens, Inc.                            38,215          5,221         10,001       22,993
 Wattengel Funeral Home, Inc.                           67,289             --             --       67,289
 Alternative Acquisition, Inc.                          58,613         20,301         10,001       28,311
 Chism-Smith Funeral Home, Inc.                        108,393          1,200         10,001       97,192
 Hillcrest Cemetery Corporation                        191,664          1,216         17,424      173,024
 Kraeer Holdings, Inc.                               1,942,490         60,273         67,210    1,815,006
 New Rose Hill, Inc.                                   162,752            873         10,001      151,878
 Roth Funeral Chapel, Incorporated                      87,193          1,014         44,064       42,115
 Family Funeral Service Group, Inc.                  1,325,509          9,683        145,402    1,170,424
 Nakamura Mortuary, Inc.                                65,761          2,967         10,001       52,793
 Riemann Holdings, Inc.                                831,046         23,131             --      807,915
 Wagner Acquisition Corporation                        541,463             --             --      541,463
 Blessing Funeral Home, Inc.                           151,219          1,896         45,972      103,351
 Dudley M. Hughes Funeral Home, Inc.                   583,609            198         53,055      530,356
 Fairview Memorial Park of Albemarle, Inc.           1,756,186            188             --    1,755,998

    SUMMARY RECOVERY ANALYSIS FOR SUBSIDIARY DEBTORS WITH CLASS 11 CREDITORS


                                                                               STRICT
                                                                              PRIORITY
                                                         LIQUIDATION         UNSECURED        PLAN
                   LEGAL ENTITY NAME           CASE #     RECOVERY %         RECOVERY %     RECOVERY %     PLAN DIVISION
                   -----------------          -------    -----------         ----------     ----------     -------------
 Gardens of Memory, Inc.                      99-1506       0.00%               0.00%          15.2%         Division H
 Hill Funeral Home, Inc.                      99-1567       0.00%               0.00%          15.2%         Division H
 HM Acquisition, Inc.                         99-1573       3.72%               3.98%          15.2%         Division H
 HRMP Management,  Inc.                       99-1582       0.00%               0.00%          15.2%         Division H
 Ives-Pearson Funeral Homes, Inc.             99-1590       0.00%               0.00%          15.2%         Division H
 Loewen Group Acquisition Corp.               99-1673       0.00%               0.00%          15.2%         Division H
 Malletta-Vertin Holdings, Inc.               99-1699       0.00%               0.00%          15.2%         Division H
 Maplelawn Park Cemetery, Inc.                99-1703       0.15%               0.11%          15.2%         Division H
 Osiris Holding of Florida, Inc.              99-1801       0.42%               0.33%          15.2%         Division H
 Paragon Trevino Funeral Home, Inc.           99-1819       0.00%               0.00%          15.2%         Division H
 Pittsburg Cemetery Company                   99-1841       0.00%               0.00%          15.2%         Division H
 Ridge Chapels, Inc.                          99-1875       0.00%               0.00%          15.2%         Division H
 Robert A. Weinstein, Ltd.                    99-1886       0.00%               0.00%          15.2%         Division H
 Stanly Gardens of Memory, Inc.               99-1968       3.43%               3.66%          15.2%         Division H






                                                                               ASSUMED TO
                                                  TOTAL                        ELECT TO
                                                UNSECURED      CONVENIENCE    CONVENIENCE      CLASS 11
                   LEGAL ENTITY NAME             CLAIMS           CLASS          CLASS          CLAIMS
                   -----------------            ---------      -----------   ------------     ----------
 Gardens of Memory, Inc.                        1,396,693         11,483              --       1,385,210
 Hill Funeral Home, Inc.                          466,316             --         114,384         351,932
 HM Acquisition, Inc.                           1,159,237             --              --       1,159,237
 HRMP Management,  Inc.                           105,840          4,096          10,001          91,743
 Ives-Pearson Funeral Homes, Inc.                  96,312             --          10,001          86,311
 Loewen Group Acquisition Corp.                 6,186,022         14,886         341,180       5,829,956
 Malletta-Vertin Holdings, Inc.                 2,820,121            416         102,558       2,717,146
 Maplelawn Park Cemetery, Inc.                    250,062            750          22,733         226,579
 Osiris Holding of Florida, Inc.                  309,038         31,678          28,094         249,266
 Paragon Trevino Funeral Home, Inc.               168,023          2,627          35,092         130,304
 Pittsburg Cemetery Company                        78,856             --              --          78,856
 Ridge Chapels, Inc.                              108,933          7,200          10,001          91,732
 Robert A. Weinstein, Ltd.                        210,341             --          19,122         191,219
 Stanly Gardens of Memory, Inc.                 1,756,186            188              --       1,755,998
                                               ----------      ---------       ---------      ----------
                                               54,699,166      1,597,516       1,827,088      51,274,563
                                               ==========      =========       =========      ==========
